================================================================================


                                COMMUNITY SAVINGS
                                BANKSHARES, INC.





                                   CONVERSION


                                   VALUATION


                                   APPRAISAL






         DATE ISSUED:                                 AUGUST 21, 1998

         DATE OF MARKET PRICES:                       AUGUST 13, 1998



================================================================================

                                TABLE OF CONTENTS
                       COMMUNITY SAVINGS BANKSHARES, INC.
                            NORTH PALM BEACH, FLORIDA


INTRODUCTION                                                                   1
--------------------------------------------------------------------------------



1.  OVERVIEW AND FINANCIAL ANALYSIS                                            4
--------------------------------------------------------------------------------


   GENERAL OVERVIEW                                                            4
   HISTORY                                                                     6
   STRATEGIC DIRECTION                                                         7
   BALANCE SHEET TRENDS                                                        8
   LOAN PORTFOLIO                                                             10
   SECURITIES                                                                 13
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 14
   ASSET QUALITY                                                              15
   FUNDING COMPOSITION                                                        18
   ASSET/LIABILITY MANAGEMENT                                                 20
   NET WORTH AND CAPITAL                                                      22
   INCOME AND EXPENSE TRENDS                                                  23
   SUBSIDIARIES                                                               28
   CONTINGENCIES                                                              28


2.  MARKET AREA ANALYSIS                                                      29
--------------------------------------------------------------------------------


   MARKET AREA DEMOGRAPHICS                                                   29
   MARKET AREA DEPOSIT CHARACTERISTICS                                        32


3.  COMPARISONS WITH PUBLICLY TRADED THRIFTS                                  41
--------------------------------------------------------------------------------


   INTRODUCTION                                                               41
   SELECTION SCREENS                                                          41
   SELECTION CRITERIA                                                         43
   COMPARABLE GROUP PROFILES                                                  44


4.  MARKET VALUE DETERMINATION                                                49
--------------------------------------------------------------------------------


   INTRODUCTION                                                               49
   BALANCE SHEET STRENGTH                                                     50
   ASSET QUALITY                                                              54
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                55
   INCOME AND EXPENSE TRENDS                                                  56

--------------------------------------------------------------------------------

   MARKET AREA                                                                60
   MANAGEMENT                                                                 61
   DIVIDENDS                                                                  62
   LIQUIDITY OF THE ISSUE                                                     64
   RECENT REGULATORY MATTERS                                                  65
   MARKET FOR SEASONED THRIFT STOCKS                                          66
   ACQUISITION MARKET                                                         70
   ADJUSTMENTS TO VALUE                                                       75


5.  OTHER ADJUSTMENTS                                                         76
--------------------------------------------------------------------------------


   SECOND STEP CONVERSIONS                                                    76
   SUBSCRIPTION INTEREST                                                      77


6.  VALUATION                                                                 78
--------------------------------------------------------------------------------


   VALUATION APPROACH                                                         78
   VALUATION CONCLUSION                                                       81












--------------------------------------------------------------------------------

                                 LIST OF FIGURES
                       COMMUNITY SAVINGS BANKSHARES, INC.
                            NORTH PALM BEACH, FLORIDA

FIGURE 1 - CURRENT BRANCH LIST                                                 4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                   8
FIGURE 3 - KEY BALANCE SHEET DATA                                              9
FIGURE 4 - KEY RATIOS                                                          9
FIGURE 5 - NET LOANS RECEIVABLE CHART                                         10
FIGURE 6 - LOAN MIX AS OF JUNE 30, 1998 CHART                                 11
FIGURE 7 - LOAN MIX                                                           12
FIGURE 8 - SECURITIES CHART                                                   13
FIGURE 9 - INVESTMENT MIX                                                     14
FIGURE 10 - NON-PERFORMING ASSETS CHART                                       15
FIGURE 11 - NON-PERFORMING LOANS                                              16
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                17
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                 18
FIGURE 14 - DEPOSIT MIX                                                       19
FIGURE 15 - MARKET VALUE OF PORTFOLIO EQUITY                                  20
FIGURE 16 - CUMULATIVE INTEREST SENSITIVITY GAP                               21
FIGURE 17 - CAPITAL ANALYSIS                                                  22
FIGURE 18 - NET INCOME CHART                                                  23
FIGURE 19 - AVERAGE YIELDS AND COSTS                                          24
FIGURE 20 - SPREAD AND MARGIN CHART                                           25
FIGURE 21 - INCOME STATEMENT TRENDS                                           26
FIGURE 22 - PROFITABILITY TREND CHART                                         27
FIGURE 23 - POPULATION DEMOGRAPHICS                                           29
FIGURE 24 - POPULATION DEMOGRAPHICS                                           30
FIGURE 25 - HOUSEHOLD CHARACTERISTICS                                         31
FIGURE 26 - HOUSEHOLD CHARACTERISTICS                                         31
FIGURE 27 - JUPITER (BLUFFS) MARKET AREA                                      32
FIGURE 28 - JUPITER (TONEY PENNA & CHASEWOOD) MARKET AREA                     33
FIGURE 29 - NORTH PALM BEACH MARKET AREA                                      33
FIGURE 30 - PALM BEACH GARDENS MARKET AREA                                    34
FIGURE 31 - PALM BEACH GARDENS (PGA) MARKET AREA                              34
FIGURE 32 - RIVIERA BEACH (RIVIERA BEACH & SINGER ISLAND) MARKET AREA         35
FIGURE 33 - TEQUESTA (TEQUESTA & GALLERY SQUARE) MARKET AREA                  35
FIGURE 34 - WEST PALM BEACH (VILLAGE COMMONS) MARKET AREA                     36
FIGURE 35 - LAKE WORTH MARKET AREA                                            37
FIGURE 36 - HOBE SOUND MARKET AREA                                            37
FIGURE 37 - JENSEN BEACH (JENSEN BEACH & HUTCHINSON ISLAND) MARKET AREA       38
FIGURE 38 - PALM CITY (MARTIN DOWNS) MARKET AREA                              38
FIGURE 39 - PORT SALERNO (STUART) MARKET AREA                                 39
FIGURE 40 - FORT PIERCE MARKET AREA                                           39
FIGURE 41 - PORT ST. LUCIE MARKET AREA                                        39
FIGURE 42 - PORT ST. LUCIE (ST. LUCIE WEST) MARKET AREA                       40
FIGURE 43 - VERO BEACH MARKET AREA                                            40
FIGURE 44 - SCREENING RESULTS                                                 42
FIGURE 45 - COMPARABLE GROUP                                                  42
FIGURE 46 - KEY FINANCIAL INDICATORS                                          47
FIGURE 47 - KEY BALANCE SHEET DATA                                            50



--------------------------------------------------------------------------------

FIGURE 48 - BALANCE SHEET GROWTH DATA                                         51
FIGURE 49 - CAPITAL DATA                                                      52
FIGURE 50 - ASSET QUALITY TABLE                                               54
FIGURE 51 - NET INCOME CHART                                                  56
FIGURE 52 - PROFITABILITY DATA                                                57
FIGURE 53 - INCOME STATEMENT DATA                                             58
FIGURE 54 - CORE EARNINGS DATA                                                58
FIGURE 55 - DIVIDENDS DATA                                                    63
FIGURE 56 - MARKET CAPITALIZATION DATA                                        64
FIGURE 57 - SNL THRIFT INDEX CHART                                            66
FIGURE 58 - HISTORICAL SNL INDEX                                              67
FIGURE 59 - EQUITY INDICES                                                    68
FIGURE 60 - HISTORICAL RATES                                                  69
FIGURE 61 - DEALS FOR LAST FOURTEEN QUARTERS                                  70
FIGURE 62 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO BOOK               71
FIGURE 63 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO TANGIBLE BOOK      72
FIGURE 64 - THRIFT ACQUISITION MULTIPLES, PRICE TO EARNINGS                   72
FIGURE 65 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO ASSETS             73
FIGURE 66 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO DEPOSITS           73
FIGURE 67 - DEAL MULTIPLES                                                    74
FIGURE 68 - ACQUISITION TABLE                                                 74
FIGURE 69 - PENDING SECOND STEP CONVERSIONS                                   76
FIGURE 70 - CONVERSION PRICE POPS                                             77
FIGURE 71 - VALUE RANGE OFFERING DATA                                         79
FIGURE 72 - VALUE RANGE OFFERING DATA                                         80
FIGURE 73 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PROFORMA MIDPOINT      80
FIGURE 74 - RECENT SECOND STEP CONVERSION TRADING MULTIPLES TO THE BANK'S
              PROFORMA MIDPOINT                                               80
FIGURE 75 - DETAILS ON THE ESTIMATED VALUATION RANGE                          81









--------------------------------------------------------------------------------

                                LIST OF EXHIBITS
                       COMMUNITY SAVINGS BANKSHARES, INC.
                            NORTH PALM BEACH, FLORIDA

 EXHIBIT
 -------

      1     Profile of FinPro, Inc.

      2     Consolidated Statements of Financial Condition

      3     Consolidated Statements of Operations

      4     Reconciliation of TFR Statement of Operations to Consolidated
            Statements of Operations

      5     Consolidated Statements of Changes in Shareholder's Net Worth

      6     Consolidated Statements of Cash Flows

      7     Selected Data on All Public Thrifts

      8     Industry Multiples

      9     Recent Standard Conversions 1997 to Date

      10    Second Step Conversions 1997 to Date

      11    Appraisal Pro Forma June 30, 1998 - 12 Months Data

      12    Offering Circular Pro Forma June 30, 1998 - 6 Months Data Unadjusted

      13    Offering Circular Pro Forma December 31, 1997 - 12 Months Data
            Unadjusted







--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                               Page:  1 - 1
================================================================================

INTRODUCTION

This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro-forma market value of the common stock ( the "Common Stock") in connection with the conversion and reorganization of Community Savings, F.A. (the "Bank") from the two-tier mutual holding company structure to the stock holding company structure (the "Conversion"). The Bank is currently a wholly owned subsidiary of Community Savings Bankshares, Inc., a federal corporation (the "Mid-Tier"), which is the wholly owned subsidiary of ComFed, M.H.C. (the "MHC"), both of which will be merged out of existence, and the Bank will become a wholly owned subsidiary of the Company.

The Bank is headquartered in North Palm Beach, Florida and at June 30, 1998 had $765.5 million in assets, $574.4 million in deposits and $83.1 million in stockholders' equity. The Bank is a Federally Chartered Mutual Holding Company whose principal regulator is the Office of Thrift Supervision ("OTS"). All of the Bank's deposit accounts, up to the regulatory limits, are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of June 30, 1998, the Bank maintained twenty-one offices located in Palm Beach, Martin, St. Lucie, Indian River, and Brevard Counties, all of which are located in Florida.

This appraisal has been prepared in accordance with Regulation 563b.7 and with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS which have been adopted in practice by the FDIC, including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

In the course of preparing our report, we reviewed the audited six month period ended June 30, 1998, audited financial statements of the Bank's operations for the twelve month period ended December 31, 1997 and the Bank's operations and financial condition for the prior two year period. We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, Crowe Chizek (the Bank's independent audit firm), Elias, Matz, Tiernan, & Herrick L.L.P. (the Bank's special counsel), and Friedman, Billings & Ramsey & Co., Inc. (the Bank's financial and marketing advisor). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Conversion Valuation Appraisal Report                               Page:  1 - 2
================================================================================



The Company is offering a minimum of 5,730,659 shares and a maximum of 7,753,143 shares of common stock (the "Conversion Stock") at $10.00 per share to persons with priority subscription rights in a subscription offering and to other members of the public in a community offering (the "Offerings"). These shares represent the MHC's ownership interest in the Mid-Tier Holding Company based on an independent appraisal, which may be increased by up to 15% without resolicitation. The table below sets forth information regarding the sale of Conversion Stock in the Offerings.

The Company will issue a minimum of 5,319,341 shares and a maximum of 7,196,857 shares of common stock (the "Exchange Shares") to the shareholders of the Mid-Tier Holding Company (other than the MHC) in exchange for their Mid-Tier Holding Company common stock (the "Exchange"). The company will not pay or receive any cash in the Exchange, except that cash will be paid in lieu of fractional shares. The number of Exchange Shares to be issued is dependent upon the amount of Conversion Stock sold, with an exchange ratio designed to provide the Mid-Tier Holding Company's shareholders (other than the MHC) with approximately the same percentage ownership interest in the Company that they have in the Mid-Tier holding Company.

The sum of the Conversion Stock and the Exchange Shares represents the total amount of Common Stock to be issued in the Conversion, which sum is a minimum of 11,050,000 shares and a maximum of 14,950,000 shares. If the independent appraisal is increased by 15%, the maximum amount of Conversion Stock, Exchange Shares and total shares would be increased to 8,916,176 shares and 8,276,324 shares 17,192,500 shares, respectively.

The Mid-Tier Holding Company common stock is currently quoted on the Nasdaq Stock Market under the symbol "CMSV." The Company has applied to the NASDAQ Stock Market under the same symbol upon completion of the Conversion.

Conversion Valuation Appraisal Report                               Page:  1 - 3
================================================================================



In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Reorganization on the Bank, operation and expected financial performance as they related to the Bank's estimated pro-forma value.

OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE CONVERSION AND REORGANIZATION. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND REORGANIZATION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO-FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS AND ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures, and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro-forma market value of the Bank, appropriate adjustments to the estimated pro-forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                               Page:  1 - 4
================================================================================

1.  OVERVIEW AND FINANCIAL ANALYSIS

    ---------------------------------------------
                   GENERAL OVERVIEW
    ---------------------------------------------

The Company after the Second Step Conversion, will be a federally chartered stock holding company. As of June 30, 1998, the Mid-Tier had $765.5 million in total assets, $574.4 million in deposits, $527.4 million in net loans and $83.1 million in equity.

The following table shows the Association's branch network as of June 30, 1998.

                         FIGURE 1 - CURRENT BRANCH LIST


BRANCH OFFICE            BRANCH ADDRESS                     TOWN
--------------------------------------------------------------------------------

North Palm Beach         660 US Highway 1                   North Palm Beach

Riviera Beach            2600 Broadway                      Riviera Beach

Tequesta                 101 N. US Highway 1                Tequesta

Port Salerno             5545 SE Federal Highway            Stuart

Palm Beach Gardens       9600 N. Alternate A1A              Palm Beach Gardens

Jensen Beach             1170 NE Jensen Beach Boulevard     Jensen Beach

Singer Island            1100 East Blue Heron Boulevard     Riviera Beach

Gallery Square           389 Tequesta Drive                 Tequesta

Fort Pierce              1050 Virginia Avenue               Fort Pierce

Port St. Lucie           1540 SE Floresta Drive             Port St. Lucie

Palm City                3102 Martin Downs Boulevard        Palm City

Chasewood                6350 Indiantown Road               Jupiter

Bluffs                   3950 US Highway 1                  Jupiter

Village Commons          971 Village Boulevard              West Palm Beach

Hobe Sound               11400 SE Federal Highway           Hobe Sound

Port St. Lucie           1549 St. Lucie West Boulevard      Port St. Lucie

Toney Penna              520 Toney Penna Drive              Jupiter

Conversion Valuation Appraisal Report                               Page:  1 - 5
================================================================================



BRANCH OFFICE            BRANCH ADDRESS                     TOWN
--------------------------------------------------------------------------------

PGA                      7102 Fairway Drive                 Palm Beach Gardens

Lake Worth               5702 Lake Worth Road               Lake Worth

Hutchinson Island        4417 NE Ocean Boulevard            Jensen Beach

Vero Beach               6030 20th Street                   Vero Beach

LOAN PRODUCTION OFFICES

                         2903 Cardinal Drive                Vero Beach

                         1901 S. Harbor City                Melbourne

Conversion Valuation Appraisal Report                               Page:  1 - 6
================================================================================




         -------------------------
                  HISTORY
         -------------------------


The Association, founded in 1955, is a federally chartered savings and loan association headquartered in North Palm Beach, Florida. The Association's deposits are federally insured by the Federal Deposit insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF"). The Association has been a member of the Federal Home Loan Bank of Atlanta ("FHLB") since 1955. The Association is regulated by the OTS. On October 24, 1994, the Association completed a reorganization into a federally chartered mutual holding company (the "MHC Reorganization"). As part of the MHC Reorganization, the Association organized a new federally chartered stock savings association and transferred substantially all of its assets and liabilities to the stock savings association in exchange for a majority of the common stock of the stock savings association.

The Association is a community-oriented financial institution engaged primarily in the business of attracting deposits from the general public in the Association's market area and using such funds, together with other borrowings, to invest in various consumer-based real estate loans, commercial business loans and mortgage-related securities as well as United States government and agency securities, mutual funds, and corporate debt securities. The Association's principal source of funds are deposits, principal and interest payments on loans and securities, and FHLB advances. The principal source of income is interest received from loans and securities, while principal expenses are interest paid on deposits and borrowings and employee compensation and benefits. The Association's profitability is highly dependent on its net interest income. The components that determine net interest income are the amount of interest-earning assets and interest-bearing liabilities, together with the rates earned or paid on such interest rate-sensitive instruments. The Association is sensitive to managing interest rate risk exposure by better matching asset and liability maturities and rates. This is accomplished while considering the credit risk of certain assets. The Association maintains asset quality by utilizing comprehensive loan underwriting standards and collection efforts as well as by primarily originating or purchasing secured or guaranteed assets.

Conversion Valuation Appraisal Report                               Page:  1 - 7
================================================================================




         -------------------------
            STRATEGIC DIRECTION
         -------------------------


The Association's current business strategy is to operate as a well-capitalized, profitable and independent community-oriented savings and loan association dedicated to providing quality retail financial products and personalized customer service. The Association has implemented this strategy by emphasizing retail deposits as its primary source of funds and investing a substantial part of such funds in locally-originated residential first mortgage loans, in mortgage-related securities and in other liquid investment securities. Specifically, the Association's business strategy incorporates the following elements: (i) operating as a community-oriented financial institution and maintaining a strong core customer base; (ii) maintaining asset quality while emphasizing traditional lending and investment activities; (iii) maintaining a strong retail deposit base; and (iv) managing interest rate risk while achieving desirable levels of profitability.

Conversion Valuation Appraisal Report                               Page:  1 - 8
================================================================================



         -------------------------------------
                 BALANCE SHEET TRENDS
         -------------------------------------


Since September 30, 1993, the Bank's balance sheet has increased from $523.3 million to $765.5 million, or $242.2 million. During this period of time, the Bank undertook an MHC reorganization and minority stock offering, which accounted for the equity growth for the year ended September 30, 1995.

Equity has also increased $48.2 million from $34.8 million at September 30, 1993 to $83.1 million at June 30, 1998. The equity to assets ratio is currently 10.85%.

                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART


                                    [CHART]
                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                               Page:  1 - 9
================================================================================



The following tables set forth certain information concerning the financial position of the Bank along with selected ratios at the dates indicated.

                        FIGURE 3 - KEY BALANCE SHEET DATA

--------------------------------------------------------------------------------------------------------------------------------
                                       AT JUNE 30,       AT DECEMBER 31,                       AT SEPTEMBER 30,
                                       -----------------------------------------------------------------------------------------
                                          1998          1997         1996        1996         1995         1994          1993
                                       -----------------------------------------------------------------------------------------
SELECTED CONSOLIDATED FINANCIAL DATA:                                   (DOLLARS IN THOUSANDS)
                                       -----------------------------------------------------------------------------------------
TOTAL AMOUNT OF:
  Total Assets                         $  765,488   $  720,133   $  655,209   $  650,332   $  567,006   $  560,268   $  523,248
  Cash and cash equivalents                47,425       25,954       42,442       44,780       42,497       89,843       35,188
  Securities available for sale            91,316      142,269      123,152      124,287       27,028       26,729       69,459
  Investments - held to maturity           21,443       21,388       22,139       22,293       59,679       52,204       43,789
  Mortgage backed securities
    - held to maturity                     41,884       46,413       53,405       54,945       77,499       41,281       14,290
  Loans receivable, net                   527,375      451,709      389,040      376,219      329,442      317,117      328,747
  Real estate owned                           711          592        1,455        1,384        1,910        3,686        1,324
  Deposits                                574,383      550,708      513,709      498,929      437,376      459,979      450,356
  Borrowed funds                           91,513       75,098       53,908       55,867       39,101       19,233       20,113
  Stockholders' equity                     83,078       81,259       76,119       75,056       72,848       38,110       34,846
  Book value                           $    16.66   $    16.39   $    15.50   $    15.33   $    15.04           --           --
  Shares, allocated and outstanding,
    end of period                       4,983,288    4,958,217    1,908,676    4,895,282    4,843,344           --           --
--------------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

                             FIGURE 4 - KEY RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                        SIX MONTH ENDED      YEAR ENDED        THREE MONTHS ENDED      YEAR ENDED
                                                            JUNE 30,         DECEMBER 31,         DECEMBER 31,       SEPTEMBER 30,
                                                      ------------------------------------------------------------------------------
                                                        1998       1997     1997       1996      1996      1995      1994       1993
                                                      ------------------------------------------------------------------------------
KEY FINANCIAL AND OTHER DATA:
PERFORMANCE RATIOS:
Return on average assets                                 0.67%     0.80%     0.77%     0.71%     0.64%     0.84%     0.71%     1.01%
Return on average equity                                 6.10%     7.08%     6.80%     6.11%     5.25%     6.60%    10.27%    17.02%
Equity to total assets                                  10.85%    11.24%    11.28%    11.62%    11.54%    12.85%     6.80%     6.65%
Net interest spread                                      3.14%     3.15%     3.13%     3.16%     3.24%     3.40%     3.69%     4.43%
Net interest margin                                      3.47%     3.53%     3.51%     3.58%     3.65%     3.78%     3.79%     4.50%
Other income to average assets                           0.47%     0.55%     0.60%     0.75%     0.55%     0.62%     0.63%     0.96%
Operating expense to average assets                      2.63%     2.59%     2.68%     2.85%     3.20%     2.74%     2.82%     2.93%
Net interest income to operating expenses              123.62%   128.53%   123.52%   118.82%   106.21%   128.07%   124.54%   141.59%
Efficiency ratio                                        70.69%    66.81%    68.46%    68.87%    80.57%    66.29%    68.15%    57.40%
Average interest-earning assets to average
        interest-bearing liabilities                   108.06%   109.05%   109.06%   110.15%   110.47%   110.00%   103.08%   101.86%
ASSET QUALITY RATIOS:
Non-performing assets to total assets                    0.27%     0.40%     0.47%     0.47%     0.40%     0.45%     1.25%     1.54%
Allowance for loan losses to non-performing loans      202.56%   177.49%   193.04%   155.86%   274.58%   527.49%   114.72%    55.65%
Allowance for loan losses to net loans receivable        0.52%     0.63%     0.59%     0.65%     0.61%     1.06%     1.07%     1.14%
Average equity to average assets                        11.00%    11.37%    11.37%    11.65%    12.20%    12.72%     6.89%     5.96%
CAPITAL RATIOS:
Shareholders' equity to assets at end of period
Number of full service offices                             21        20        21        19        19        18        17        17
------------------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 10
================================================================================


        ------------------------------------
                   LOAN PORTFOLIO
        ------------------------------------


The Bank's loan portfolio has increased by $198.6 million from September 1993 to June 1998. The Bank's loan to asset ratio was 68.89% at June 30, 1998.

                      FIGURE 5 - NET LOANS RECEIVABLE CHART


-------------------------------------------------------------------------------------------------------------------
                                                       JUNE 30,                        DECEMBER 31,
                                                -------------------------------------------------------------------
                                                        1998                   1997                  1996
                                                -------------------------------------------------------------------
                                                  AMOUNT     PERCENT    AMOUNT      PERCENT   AMOUNT       PERCENT
                                                -------------------------------------------------------------------
                                                                   (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS:
     Residential 1-4 family                      $ 419,069     75.63%  $ 339,117     70.90% $ 293,366      71.11%
     Residential construction loans                 42,807      7.73%     32,828      6.86%    33,158       8.04%
     Nonresidential construction loans               4,217      0.76%      2,022      0.42%     2,200       0.53%
     Land loans                                     12,409      2.24%     17,117      3.58%    19,426       4.71%
     Multi-family loans                              8,739      1.58%      8,800      1.84%     8,096       1.96%
     Commercial loans                               46,147      8.32%     59,220     12.38%    37,815       9.17%
                                                 ---------     -----   ---------     -----  ---------      -----
            Total real estate loans                533,388     96.26%    459,104     95.98%   394,061      95.52%

NON-REAL ESTATE LOANS:
     Consumer loans                                 15,191      2.74%     15,694      3.28%    16,028       3.89%
     Commercial business                             5,508      1.00%      3,530      0.74%     2,458       0.60%
                                                 ---------     -----   ---------     -----  ---------      -----
        Total non-real estate loans                 20,699      3.74%     19,224      4.02%    18,486       4.48%

        Total loans receivable                     554,087    100.00%    478,328    100.00%   412,547     100.00%

Less:
     Undisbursed loan proceeds                      25,134                24,163               20,765
     Unearned discount (premium) and net
        deferred loans fees (costs)                 (1,189)                 (206)                 200
    Allowance for loan losses                        2,767                 2,662                2,542
                                                 ---------             ---------            ---------
 Total loans receivable, net                     $ 527,375             $ 451,709            $ 389,040
                                                 =========             =========            =========
-------------------------------------------------------------------------------------------------------------------


Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 11
================================================================================



The Bank is primarily a residential one-to-four family lender. However, the Bank does offer an array of loan products.

                 FIGURE 6 - LOAN MIX AS OF JUNE 30, 1998 CHART

                                    LOAN MIX

                                    [CHART]
                             [DESCRIPTIONS TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 12
================================================================================



Since December 31, 1996, the Bank's loan mix has shifted toward 1-4 family residential mortgage loans. Residential 1-4 family loans have increased from 71.11% of the loan portfolio to 75.63%. As a percentage of total loans, consumer loans have decreased from 3.89% to 2.74% and commercial real estate loans have decreased from 9.17% to 8.32%.

                               FIGURE 7 - LOAN MIX

-------------------------------------------------------------------------------------------------------------------------
                                                       JUNE 30,                             DECEMBER 31,
                                             ----------------------------------------------------------------------------
                                                        1998                       1997                     1996
                                             ----------------------------------------------------------------------------
                                                 AMOUNT       PERCENT     AMOUNT          PERCENT    AMOUNT      PERCENT
                                             ----------------------------------------------------------------------------
                                                                           (DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS:
     Residential 1-4 family                     $419,069      75.63%     $339,117          70.90%   $293,366      71.11%
     Residential construction loans               42,807       7.73%       32,828           6.86%     33,158       8.04%
     Nonresidential construction loans             4,217       0.76%        2,022           0.42%      2,200       0.53%
     Land loans                                   12,409       2.24%       17,117           3.58%     19,426       4.71%
     Multi-family loans                            8,739       1.58%        8,800           1.84%      8,096       1.96%
     Commercial loans                             46,147       8.32%       59,220          12.38%     37,815       9.17%
                                                --------      -----     ---------          -----    --------    -  -----
            Total real estate loans              533,388      96.26%      459,104          95.98%    394,061      95.52%

NON-REAL ESTATE LOANS:
     Consumer loans                               15,191        2.74%     15,694            3.28%    16,028        3.89%
     Commercial business                           5,508        1.00%      3,530            0.74%     2,458        0.60%
                                                --------       -----     -------           -----    -------        -----
        Total non-real estate loans               20,699        3.74%     19,224            4.02%    18,486        4.48%

        Total loans receivable                   554,087      100.00%    478,328          100.00%   412,547      100.00%

Less:
     Undisbursed loan proceeds                    25,134                   24,163                    20,765
     Unearned discount (premium) and net
       deferred loans fees (costs)                (1,189)                    (206)                      200
    Allowance for loan losses                      2,767                    2,662                     2,542
                                                --------                 --------                  --------
 Total loans receivable, net                    $527,375                 $451,709                  $389,040
                                                ========                 ========                  ========
-------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 13
================================================================================



        ------------------------------------
                    SECURITIES
        ------------------------------------


The Bank's security portfolio has declined from $213.3 million at December 31, 1997, to $158.4 million at June 30, 1998.

                           FIGURE 8 - SECURITIES CHART

                                    [CHART]

                             [DESCRIPTIONS TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 14
================================================================================




  -------------------------------------------------
      INVESTMENTS AND MORTGAGE-BACKED SECURITIES
  -------------------------------------------------


The Bank has a relatively diverse investment mix which includes municipal bonds, CMOs, corporates and mutual funds.

                            FIGURE 9 - INVESTMENT MIX


------------------------------------------------------------------------------------------------------------------------------
                                                            AT JUNE 30,       AT DECEMBER 31,            AT SEPTEMBER 30,
                                                            -----------------------------------------------------------------
                                                               1998          1997          1996         1996           1995
                                                            -----------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE (AT FAIR VALUE)
Equity securities:
  FNMA stock                                                       25            23            14            14            10
  Financial Institutions Insurance Group, Limited Stock            --            --            --           101            86
Mutual funds                                                   40,552        40,721        43,067        42,912        26,932
United States Government and
      agency obligations                                        9,127        55,175        28,097        27,942            --
CMO's                                                          41,612        46,350        51,974        53,318            --
                                                             --------      --------      --------      --------      --------
          Total securities available for sale                  91,316       142,269       123,152       124,287        27,028

-----------------------------------------------------------------------------------------------------------------------------


SECURITIES HELD TO MATURITY (AT AMORTIZED COST)
United States Government and
      agency obligations                                       13,820        13,039        11,701        11,691        38,987
Corporate debt issuances                                        7,623         8,349        10,138        10,602        13,692
Certificates of deposit                                            --            --            --            --         7,000
FHLB Stock                                                      3,782         3,264         2,864         5,384         7,384
CMO's                                                          30,892        33,638        37,359        38,308        57,586
CMO residuals                                                       6             7            15            20           118
FHLMCs                                                          6,324         7,465         9,673         9,973        11,943
GNMAs                                                           1,525         1,751         2,108         2,233         2,774
FNMAs                                                           2,925         3,316         3,933         4,076         4,691
AID loans                                                         212           236           317           335           387
                                                             --------      --------      --------      --------      --------
          Total investment securities                          67,109        71,065        78,108        82,622       144,562


Total investments                                            $158,425      $213,334      $201,260      $206,909      $171,590
                                                             ========      ========      ========      ========      ========

-----------------------------------------------------------------------------------------------------------------------------



Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 15
================================================================================





         ------------------------------------
                    ASSET QUALITY
         ------------------------------------


The Bank resolved most of its non-performing loans between September 30, 1993 and September 30, 1995. As a percentage of assets, non-performing assets decreased from a high of 1.54% at September 30, 1993, to 0.27%, at June 30, 1998.

                     FIGURE 10 - NON-PERFORMING ASSETS CHART

                                    [CHART]

                             [DESCRIPTIONS TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 16
================================================================================


The Bank's non-performing loan to net loan ratio was 0.26% at June 30, 1998. Additionally, non-performing assets as a percentage of total assets was 0.27% at the same date.

                        FIGURE 11 - NON-PERFORMING LOANS


--------------------------------------------------------------------
                                                   AT  JUNE 30, 1998
                                                    ($ IN THOUSANDS)
--------------------------------------------------------------------

Non-performing loans                                         $1,366
Real estate owned, net                                          711
--------------------------------------------------------------------
   Total non-performing assets                               $2,077

Non-performing loans as a percentage
   of net loans                                                0.26%
Non-performing assets as a percentage
   of total assets                                             0.27%

--------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 17
================================================================================



The Bank's allowance for loan and lease losses has declined from $3.7 million at September 30, 1993, to $2.8 million at June 30, 1998. As shown in Figure 10, the Bank has resolved most of its non-performing assets. The ALLL to non-performing assets ratio was 133.22% as of June 30, 1998, while its ALLL to net loans receivable ratio was 0.52%.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 18
================================================================================



         ------------------------------------
                 FUNDING COMPOSITION
         ------------------------------------


Overall, deposits have grown from $450.4 million at September 30, 1993 to $574.4 million at June 30, 1998, or 27.54%. The Bank has increased borrowings to $91.5 million, which equals 11.95% of total assets.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 19
================================================================================



The Bank's deposit mix is presented below. Time deposits comprised 61.49% of the deposit mix at June 30, 1998. The mix has shifted away from time deposits and toward non-interest bearing accounts and money market accounts.

                             FIGURE 14 - DEPOSIT MIX


-----------------------------------------------------------------------------------------------------------------------------------
                                      JUNE 30,             YEAR ENDED          YEAR ENDED        YEAR ENDED          YEAR ENDED
                                  -------------------------------------------------------------------------------------------------
                                        1998           DECEMBER 31, 1997   DECEMBER 31, 1996 SEPTEMBER 30, 1996  SEPTEMBER 30, 1995
                                  -------------------------------------------------------------------------------------------------
                                   Amount    Percent   Amount     Percent   Amount   Percent   Amount  Percent    Amount   Percent
Non-Certificates of Deposits:
  Non-interest-bearing demand
    accounts                        29,563     5.15%    24,715      4.49%    18,627    3.63%    19,532   3.80%    14,844     3.39%
  NOW accounts                      74,355    12.95%    69,862     12.69%    67,076   13.06%    63,098  12.28%    63,861    14.60%
  Passbook accounts                 32,936     5.73%    30,221      5.49%    30,821    6.00%    30,875   6.01%    29,701     6.79%
  Money market accounts             84,347    14.68%    78,832     14.31%    69,514   13.53%    69,421  13.51%    75,720    17.31%
                                 -------------------------------------------------------------------------------------------------
    Total transaction accounts     221,201    38.51%   203,630     36.98%   186,038   36.21%   182,926  35.61%   184,126    42.10%

Certificates of deposit:
  3.00% or less                   $  1,211     0.21%    $1,436      0.26%  $  1,035    0.20%  $  1,600   0.31%  $    930     0.21%
  3.01% -3.99%                          11     0.00%        11      0.00%       598    0.12%       903   0.18%     5,257     1.20%
  4.00% - 4.99%                     37,827     6.59%    35,699      6.48%    51,484   10.02%    80,831  15.73%    55,583    12.71%
  5.00% - 5.99%                    269,293    46.88%   262,029     47.58%   232,313   45.22%   193,281  37.62%   108,608    24.83%
  6.00% - 6.99%                     36,033     6.27%    39,186      7.12%    33,568    6.53%    29,571   5.76%    70,456    16.11%
  7.00% - 7.99%                      8,807     1.53%     8,717      1.58%     8,673    1.69%     9,817   1.91%    12,416     2.84%
                                 -------------------------------------------------------------------------------------------------
    Total certificates of
      deposits                     353,182    61.49%   347,078     63.02%   327,671   63.79%   316,003  61.51%   253,250    57.90%

Total deposits                    $574,383   100.00%  $550,708    100.00%  $513,709  100.00%  $498,929  97.12%  $437,376   100.00%

---------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 20
================================================================================




         ------------------------------------
              ASSET/LIABILITY MANAGEMENT
         ------------------------------------


The following chart illustrates the Bank's market value of portfolio equity ("MVPE") at June 30, 1998, as calculated by the FHLB of Atlanta. The Bank manages its interest rate risk through normal balance sheet activities and does not utilize any hedging techniques. This chart indicates that the Mid Tier has a modest level of interest rate risk, as its MVPE is above the tangible capital level at rate shocks up to and including +300 basis points.

                  FIGURE 15 - MARKET VALUE OF PORTFOLIO EQUITY

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 21
================================================================================

Another measure of interest rate exposure is the difference between the interest earning assets and the interest costing liabilities, or the interest sensitivity gap. The following chart was created using data from the Bank's internal simulation model, which uses assumptions consistent with those utilized by the FHLB of Atlanta. The Bank's one year cumulative interest sensitivity gap was 0.44% as of June 30, 1998.

                 FIGURE 16 - CUMULATIVE INTEREST SENSITIVITY GAP

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 22
================================================================================



         ------------------------------------
                NET WORTH AND CAPITAL
         ------------------------------------


At June 30, 1998, the Bank had capital well in excess of the minimum requirements for all three regulatory capital requirements.

                          FIGURE 17 - CAPITAL ANALYSIS


----------------------------------------------------------------------
REGULATORY CAPITAL POSITION           HISTORICAL
                                           AT           PERCENT OF
                                     JUNE 30, 1998     ADJ. ASSETS
                                    ----------------------------------
                                    $ IN THOUSANDS

GAAP CAPITAL                                $83,078       10.9%
                                    ==================================
TANGIBLE CAPITAL:
Capital Level                               $73,742       9.6%
Required                                    $11,486       1.5%
                                            -------       ---
    Excess:                                 $62,256       8.1%
                                    ==================================
CORE CAPITAL:
Capital Level                               $73,742       9.6%
Required                                    $22,972       3.0%
                                            -------       ---
    Excess:                                 $50,770       6.6%
                                    ==================================
TOTAL CAPITAL
Capital Level                               $73,708      17.3%
Required                                    $33,913       8.0%
                                            -------       ---
    Excess:                                 $39,795       9.3%
                                    ==================================

----------------------------------------------------------------------




Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 23
================================================================================



         ------------------------------------
              INCOME AND EXPENSE TRENDS
         ------------------------------------


The Bank's annualized net income, for the six months ended June 30, 1998, of $5.0 million was below the net income for the twelve month period ended December 31, 1997. The net income for the twelve month period ended December 31, 1996, is low due to the one-time SAIF assessment. The Bank's one-time SAIF assessment was $2.8 million on a pre-tax basis.

                          FIGURE 18 - NET INCOME CHART

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 24
================================================================================



Interest rate spread decreased by one basis point for the six month period ended June 30, 1998 when compared to the same six month period in 1997. The decrease is due to a one basis point lower asset yield, while the cost of funds remained stable. The Bank's net interest margin decreased by six basis points when comparing the two periods. The decrease is due to a 9.34% increase in interest earning assets and only a 7.56% increase in net interest income.

                      FIGURE 19 - AVERAGE YIELDS AND COSTS


                                                                             FOR THE SIX MONTHS ENDED JUNE 30,
                                                      -------------------------------------------------------------------------
                                                                        1998                                1997
                                                      -------------------------------------------------------------------------
                                                                                     AVERAGE                           AVERAGE
                                                        AVERAGE                      YIELD/   AVERAGE                  YIELD/
                                                        BALANCE       INTEREST        COST    BALANCE     INTEREST     COST
                                                      -------------------------------------------------------------------------

                                                      -------------------------------------------------------------------------
ASSETS:
Interest-earning assets:
  Real estate loans                                   $ 467,119      $ 18,377         7.87%  $ 381,169     $ 15,479      8.12%
  Consumer and other loans                               19,809           913         9.22%     18,408          817      8.88%
  Mortgage-backed securities                             88,532         3,174         7.17%    103,089        3,768      7.31%
  Investments                                            89,346         3,217         7.20%    105,350        3,522      6.69%
  Other investments                                      36,788         1,146         6.23%     33,643          991      5.89%
                                                      ---------      --------         ----   ---------     --------      ----
           Total Interest Earning Assets                701,594        26,827         7.65%    641,659       24,577      7.66%
Non-interest earning assets                              46,527                                 38,244
                                                      ---------                              ---------
      Total Assets                                      748,121                                679,903
                                                      =========                              =========

Interest Bearing Liabilities
  Deposits                                            $ 571,282        11,976         4.19%  $ 531,512       11,031      4.15%
  Borrowed funds                                         77,967         2,679         6.87%     56,882        2,229      7.84%
                                                      ---------      --------         ----   ---------     --------      ----
     Total Interest Bearing Liabilities                 649,249        14,655         4.51%    588,394       13,260      4.51%

Non-interest-bearing liabilities                         16,606                                 14,229
                                                      ---------                              ---------
        Total Liabilities                               665,855                                602,623
                                                      ---------                              ---------

Shareholder's equity                                     82,266                                 77,280
                                                      ---------                              ---------
  Total liabilities and retained earnings             $ 748,121                              $ 679,903
                                                      =========                              =========

Net interest income                                                  $ 12,172                              $ 11,317
                                                                     ========                              ========
Interest rate spread                                                                  3.14%                              3.15%
                                                                                      ====                               ====
 Net Yield on Interest-Earnings Assets                                                3.47%                              3.53%
                                                                                      ====                               ====
Ratio of Average Interest-Earning assets to average
      Interest-bearing liabilities                                                  108.06%                            109.05%
                                                                                    ======                             ======
------------------------------------------------------------------------------------------------------------------------------


Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 25
================================================================================


The following chart illustrates the Bank's spread and margin since December 31, 1993. Spread and margin have decreased since December 31, 1993. For the six month period ended June 30, 1998, the Bank's spread and margin were 3.14% and 3.47%, respectively.

                       FIGURE 20 - SPREAD AND MARGIN CHART

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 26
================================================================================



The Bank's net income for the six month period ended June 30, 1998 was $2.5 million, which was a $224 thousand decrease from the $2.7 million net income from June 30, 1997. The decrease in net income was primarily the result of increases in operating expense of $1.0 million, the provision for loan losses of $130 thousand and a decrease in other income of $106 thousand, offset in part by the combination of an $855 thousand increase in net interest income and a $198 thousand decrease in the provision for income taxes. The noninterest expense increased was due to compensation expense resulting from (i) hiring incentive based loan originators; and (ii) the operating costs of two new branches.

                       FIGURE 21 - INCOME STATEMENT TRENDS


---------------------------------------------------------------------------------------------------------------------------------
                                 SIX MONTHS ENDED     YEAR ENDED    THREE MONTHS ENDED              YEAR ENDED
                                     JUNE 30,         DECEMBER 31,     DECEMBER 31,                 SEPTEMBER 30,
                              ---------------------------------------------------------------------------------------------------
                                  1998        1997        1997           1996           1996         1995      1994      1993
                              ---------------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:                                              (DOLLARS IN THOUSANDS)
                              ---------------------------------------------------------------------------------------------------
Interest income                $   26,827  $   24,577  $   50,316    $   11,896         $   43,889  $   37,720  $ 34,130  $39,747
Interest expense                   14,655      13,260      27,390         6,378             22,859      18,634    15,525   17,639
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------
  Net interest income              12,172      11,317      22,926         5,518             21,030      19,086    18,605   22,108
Provision for loan losses             213          83         264           243                 98         240       989    2,398
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------
Net interest income after
  provision for loan losses        11,959      11,234      22,662         5,275             20,932      18,846    17,616   19,710
Non-interest income                 1,756       1,862       4,185         1,225              3,544       3,394     3,317    5,093
Non-interest expense                9,846       8,805      18,561         4,644             19,800      14,903    14,939   15,614
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------
Income before income taxes
  and extraordinary items           3,869       4,291       8,286         1,856              4,676       7,337     5,994    9,189
Income tax expense                  1,358       1,556       2,930           696                761       2,763     2,257    3,788
Income before changes in
  accounting method            $    2,511  $    2,735  $    5,356    $    1,160         $    3,915  $    4,574  $  3,737  $ 5,401
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------

Net income (loss)              $     0.51  $     0.55  $     1.09    $     0.24         $     0.80  $     0.94  $     --  $    --
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------
Net income per share           $     0.49  $     0.54  $     1.06    $     0.23         $     0.79  $     0.94  $     --  $    --
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------
Cash dividends per share       $     0.45  $     0.45  $     0.90    $     0.20         $     0.75  $     0.59  $     --  $    --
                               ----------  ----------  ----------    ----------         ----------  ----------  --------  -------

Basic weighted average
  common shares outstanding     4,970,782   4,919,960   4,929,989     4,902,479          4,869,238   4,845,384        --       --
Diluted weighted average
  common shares outstanding     5,116,956   5,021,739   5,054,853     4,951,820          4,936,763   4,882,658        --       --
---------------------------------------------------------------------------------------------------------------------------------


Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page:  1 - 27
================================================================================


The ROAA and ROAE have declined since September 30, 1993. The Bank's ROAA and ROAE for the six month period ended June 30, 1998, were 0.67% and 6.10%, respectively.

                      FIGURE 22 - PROFITABILITY TREND CHART

                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                              Page:  1 - 28
================================================================================



         -------------------------------------
                     SUBSIDIARIES
         -------------------------------------


The Bank currently has one active subsidiary, ComFed, Inc. which was formed in February 1971 for the purpose of owning and operating an insurance agency, Community Insurance Agency, which sells mortgage life insurance. ComFed, Inc. also receives income and incurs related expenses from the sale of third party mutual funds and annuities. Such third party mutual funds and annuities include products widely marketed to the investing public and have investment advisors that are not affiliated with ComFed, Inc. For the six months ended June 30, 1998, ComFed, Inc. reported net income of $67,000. At June 30, 1998, the Bank had an equity investment in ComFed, Inc. of $140,000.


         -------------------------------------
                    CONTINGENCIES
         -------------------------------------


The Association is involved in routine legal proceedings occurring in the ordinary course of business which in the opinion of management, in the aggregate, will not have a material adverse effect on the consolidated financial condition and results of operations of the Association.

The Association recently completed its investigation of a defalcation by a former employee which may have occurred over a period of several years. The Association maintains insurance to cover such losses with a claim deductible of $200,000. A reserve for the amount of the deductible was established during the year ended September 30, 1996. The Association notified its insurance company of the potential claim and the insurance company acknowledged coverage. The insurance company has completed its due diligence related to the claim. The Association and insurance company are currently negotiating the terms of a settlement of the Association's claim. The terms of such settlement may not amount to the entire amount of the Association's claim in excess of the deductible. However, even in such event, management does not believe that the claim will have a material adverse effect on the financial position or results of its operations.

Conversion Valuation Appraisal Report                               Page: 1 - 29
================================================================================


2.  MARKET AREA ANALYSIS

      ------------------------
      MARKET AREA DEMOGRAPHICS
      ------------------------


The following tables summarize the demographics for the Bank's markets.

                      FIGURE 23 - POPULATION DEMOGRAPHICS

---------------------------------------------------------------------------------------------------------------------------------
                                                           TONEY                           PALM     RIVIERA
                                                           PENNA      NORTH     PALM      BEACH     BEACH-                W. PALM
                                              JUPITER-       &        PALM      BEACH    GARDENS-   SINGER    TEQUESTA-   BEACH-
                                  FLORIDA      BLUFFS    CHASEWOOD    BEACH    GARDENS     PGA      ISLAND     GALLERY    VILLAGE
---------------------------------------------------------------------------------------------------------------------------------
LAND AREA (miles)                 53,936.98      5.85       17.12       9.39     14.09     47.83       8.29      10.35       6.87

POPULATION
  1997 ESTIMATE                  14,564,508    12,416      27,114     15,828    25,850    25,051     30,444     13,434     18,503
  2002 PROJECTION                15,644,470    13,743      29,928     15,090    29,718    29,782     30,178     14,050     20,613
  PROJECTED GROWTH 1997 TO 2002        7.42%    10.69%      10.38%      0.51%    14.96%    18.89%     -0.87%      4.59%     11.40%
  POPULATION DENSITY 1997
    (persons/sq mile)                 270.0   2,122.0     1,583.9    1,684.9   1,834.9     523.7    3,671.9    1,298.5    2,694.1

POPULATION BY SEX -- 1997 EST    14,564.508    12,416      27,114     15,828    25,850    25,051     30,444     13,434     18,503
  MALE                                48.41%    48.70%      49.46%     46.56%    48.55%    48,95%     47.03%     47.00%     49.45%
  FEMALE                              51.59%    51.30%      50.54%     53.44%    51.45%    51.05%     52.97%     53.00%     50.55%

MARITAL STATUS                   11,796,397    11,050      21,021     14,357    21,043    20,472     23,252     11,789     15,319
  SINGLE                              42.97%    33.10%      38.12%     40.45%    42.25%    33.58%     54.38%     32.41%     51.37%
  MARRIED                             57.03%    66.90%      61.88%     59.55%    57.75%    66.42%     45.62%     67.59%     48.63%

POPULATION BY RACE -- 1997 EST   14,564,508    12,416      27,114     15,828    25,850    25,051     30,444     13,434     18,503
  WHITE                               68.64%    96.23%      89.46%     95.46%    91.64%    89.72%     28.80%     95.93%     73.02%
  BLACK                               15.05%     0.43%       5.16%      0.76%     1.49%     2.98%     66.39%      0.68%     14.09%
  INDIAN                               0.34%     0.15%       0.18%      0.16%     0.18%     0.28%      0.17%      0.03%      0.34%
  ASIAN                                1.70%     0.97%       1.29%      0.92%     2.06%     2.49%      0.87%      0.74%      1.61%
  HISPANIC                            14.27%     2.21%       3.91%      2.70%     4.62%     4.54%      3.76%      2.62%     10.94%

POPULATION BY AGE -- 1997 EST    14,564,508    12,416      27,114     15,828    25,850    25,051     30,444     13,434     18,503
  UNDER 6 YEARS                        7.71%     4.15%       9.48%      3.56%     7.06%     7.17%     10.13%      4.70%      7.44%
  6 TO 17 YEARS                       14.74%     8.88%      16.55%      7.29%    15.30%    14.42%     17.39%      9.87%     11.98%
  15 TO 24 YEARS                       7.62%     3.84%       6.89%      3.94%     6.84%     5.89%      7.58%      4.39%      6.46%
  25 TO 34 YEARS                      14.42%    11.39%      16.85%     10.73%    13.55%    12.45%     13.30%      9.81%     23.25%
  35 TO 44 YEARS                      15.08%    14.03%      19.39%     11.05%    17.24%    17.92%     13.40%     12.29%     17.00%
  45 TO 54 YEARS                      12.08%    15.75%      12.98%     12.08%    15.65%    15.52%     11.43%     12.83%     10.67%
  55 TO 64 YEARS                       9.39%    16.74%       6.85%     13.81%     9.30%    10.05%      9.58%     12.92%      7.95%
  65 + YEARS                          18.96%    25.22%      11.01%     37.54%    15.06%    16.57%     17.19%     33.19%     15.26%
  MEDIAN AGE                           38.6      49.9        35.1       56.1      39.2      40.8       36.2       51.9       35.5

POPULATION 25+ BY EDUCATION
    LEVEL                        10,185,507    10,321      18,189     13,487    18,302    18,165     19,758     10,887     13,715
  ELEMENTARY                           9.25%     1.12%       3.27%      2.21%     3.94%     1.72%     10.65%      2.36%      5.84%
  SOME HIGH SCHOOL                    15.83%     5.45%      11.43%      8.51%    10.40%     5.75%     21.55%      8.04%     13.96%
  HIGH SCHOOL GRADUATE                30.12%    24.83%      29.78%     25.68%    28.49%    21.38%     30.92%     26.12%     28.13%
  SOME COLLEGE                        26.25%    29.49%      30.56%     30.36%    31.60%    30.98%     21.43%     30.13%     26.40%
  COLLEGE DEGREE                      18.56%    39.10%      24.97%     33.23%    25.56%    40.17%     15.46%     33.35%     25.67%

----------------
Source: Claritas

Conversion Valuation Appraisal Report                                 Page: 1-30
================================================================================


                       FIGURE 24 - POPULATION DEMOGRAPHICS





---------------------------------------------------------------------------------------------------------------------------------
                                                      JENSEN BEACH
                                    LAKE      HOBE    - HUTCHINSON   PALM     PORT        FORT    PORT SAINT  ST. LUCIE     VERO
                                    WORTH     SOUND      ISLAND      CITY    SALERNO     PIERCE      LUCIE       WEST       BEACH
---------------------------------------------------------------------------------------------------------------------------------
                                                                     POPULATION CHARACTERISTICS
LAND AREA (miles)                   10.95     69.35       13.75     173.63     26.92      18.97      11.56       18.46       72.68

POPULATION
 1997 ESTIMATE                     31,968    14,085      14,934     15,444    23,235     21,486     25,743       3,586       9,958
 2002 PROJECTION                   35,419    15,144      16,154     18,006    24,658     22,588     28,441       4,438      10,043
 PROJECTED GROWTH 1997 TO 2002      10.80%     7.52%       8.17%     16.59%     6.12%      5.13%     10.48%      23.76%       0.85%
 POPULATION DENSITY 1997
  (persons/sq mile)               2,920.0     203.1     1,085.9       88.9     863.2    1,132.6    2,227.1       194.2       137.0

POPULATION BY SEC - 1997 EST        31,968    14,085      14,934     15,444    23,235     21,486     25,743       3,586       9,958
 MALE                               48.38%    47.89%      48.67%     48.70%    48.37%     48.32%     48.74%      50.95%      47.70%
 FEMALE                             51.62%    52.11%      51.33%     51.30%    51.63%     51.68%     51.26%      49.05%      52.30%

MARITAL STATUS                     25,089    12,016      13,385     13,151    19,469     17,859     20,282       2,708       8,790
 SINGLE                             39.80%    34.35%      34.34%     29.54%    34.34%     37.01%     29.92%      30.50%      30.58%
 MARRIED                            60.20%    65.65%      65.66%     70.46%    65.66%     62.99%     70.08%      69.50%      69.42%

POPULATION BY RACE - 1997 EST      31,968    14,085      14,934     15,444    23,235     21,486     25,743       3,586       9,958
 WHITE                              79.04%    92.25%      96.03%     96.16%    88.83%     90.30%     87.10%      83.21%      97.07%
 BLACK                               3.23%     4.44%       1.23%      0.39%     4.63%      5.00%      6.19%       9.70%       1.39%
 INDIAN                              0.23%     0.36%       0.08%      0.23%     0.25%      0.32%      0.30%       0.22%       0.05%
 ASIAN                               1.91%     0.85%       0.88%      1.05%     0.74%      0.91%      1.59%       1.20%       0.46%
 HISPANIC                           15.58%     2.09%       1.77%      2.17%     5.55%      3.47%      4.82%       5.66%       1.03%

POPULATION BY AGE - 1997 EST       31,968    14,085      14,934     15,444    23,235     21,486     25,743       3,586       9,958
 UNDER 6 YEARS                       9.21%     5.79%       3.87%      5.81%     6.58%      6.53%      7.99%      10.54%       4.72%
 6 TO 17 YEARS                      15.70%    11.40%       8.36%     11.77%    12.45%     13.70%     17.11%      17.74%       9.63%
 15 TO 24 YEARS                      6.65%     4.66%       3.64%      5.20%     5.30%      6.64%      6.13%       6.72%       4.28%
 25 TO 34 YEARS                     16.48%    12.23%      10.59%     11.57%    13.12%     12.00%     11.63%      17.35%       8.76%
 35 TO 44 YEARS                     16.42%    12.87%      12.18%     12.83%    13.65%     14.28%     16.02%      17.18%       8.98%
 45 TO 54 YEARS                     11.05%    10.20%      11.06%     12.86%    10.37%     11.80%     12.18%      11.15%       7.81%
 55 TO 64 YEARS                      7.29%    11.95%      15.90%     12.96%    11.70%     10.06%      9.44%       7.81%      11.25%
 65+ YEARS                          17.20%    30.89%      34.42%     27.00%    26.83%     24.98%     19.50%      11.52%      44.58%
 MEDIAN AGE                          36.1      47.7        55.2       47.0      44.2       42.8       39.4        33.6        61.9

POPULATION 25+ BY EDUCATION LEVEL  21,877    11,007      12,565     11,925    17,582     15,712     17,703       2,331       8,103
 ELEMENTARY                          5.66%     6.50%       4.04%      3.54%     6.14%      7.59%      5.74%       4.68%       4.22%
 SOME HIGH SCHOOL                   16.32%    14.54%      12.11%     11.33%    12.98%     17.79%     15.70%      17.67%      15.17%
 HIGH SCHOOL GRADUATE               36.94%    35.94%      32.01%     26.78%    34.01%     32.78%     35.32%      39.60%      33.35%
 SOME COLLEGE                       27.92%    25.09%      28.64%     30.69%    26.36%     27.77%     31.08%      30.46%      26.24%
 COLLEGE DEGREE                     13.16%    17.92%      23.21%     27.66%    20.51%     14.06%     12.17%       7.59%      21.03%



Source: Claritas

Conversion Valuation Appraisal Report                                 Page: 1-31
================================================================================


                      FIGURE 25 - HOUSEHOLD CHARACTERISTICS


--------------------------------------------------------------------------------------------------------------
                                                            TONEY PENNA                             PALM BEACH
                                                 JUPITER-        &        NORTH PALM   PALM BEACH    GARDENS-
                                      FLORIDA     BLUFFS     CHASEWOOD      BEACH       GARDENS        PGA
--------------------------------------------------------------------------------------------------------------
                                                             HOUSEHOLD CHARACTERISTICS
HOUSEHOLDS
 1997 ESTIMATE                     5,704,295       5,742       10,022        7,974       10,569        9,448
HOUSEHOLDS
 AVG PERSONS PER HH 1997 EST            2.55        2.16         2.71         1.98         2.45         2.65
POPULATION BY HOUSEHOLD TYPE       5,704,295       5,742       10,022        7,974       10,569        9,448
 FAMILY HOUSEHOLDS                     67.73%      68.44%       72.56%       56.73%       66.90%       73.63%
 NON-FAMILY HOUSEHOLDS                 26.95%      31.21%       25.73%       42.54%       31.75%       25.80%
 GROUP QUARTERS                         5.32%       0.35%        1.71%        0.73%        1.34%        0.56%
HOUSEHOLDS BY INCOME-1997 EST      5,704,295       5,742       10,022        7,974       10,569        9,448
 UNDER $15,000                         19.62%       6.51%        7.92%       13.72%       12.87%        5.87%
 $15,000 TO $25,000                    17.16%       7.31%       10.67%       13.79%       13.31%        7.28%
 $25,000 TO $35,000                    15.75%       7.14%       11.99%       12.90%       10.88%        6.73%
 $35,000 TO $50,000                    17.65%      15.97%       17.26%       15.99%       18.12%       10.48%
 $50,000 TO $75,000                    16.80%      19.80%       27.13%       18.72%       21.40%       23.37%
 $75,000 TO $100,000                    6.76%      15.26%       12.08%       10.13%       11.53%       15.90%
 $75,000 TO $150,000                    4.33%      14.77%        9.89%        7.83%        9.36%       15.57%
 $150,000 TO $250,000                   1.14%       7.78%        2.20%        3.14%        2.01%        9.28%
 $250,000 TO $500,000                   0.52%       2.93%        0.61%        1.71%        0.41%        4.18%
 $500,000 OR MORE                       0.27%       2.53%        0.25%        2.07%        0.11%        1.33%
MEDIAN HOUSEHOLD INCOME-1997 EST     $33,067     $66,258      $51,556      $43,039      $45,499      $71,016
MEDIAN FAMILY INCOME-1997 EST        $39,129     $77,289      $56,086      $56,929      $51,519      $78,003
HOUSEHOLDS BY NUMBER OF VEHICLES   5,704,295       5,742       10,022        7,974       10,569        9,448
 NO VEHICLE                             8.78%       1.62%        2.56%        6.53%        4.03%        1.83%
 1 VEHICLE                             40.61%      37.44%       33.30%       47.10%       35.82%       31.90%
 2 VEHICLES                            37.44%      47.20%       50.17%       34.68%       44.57%       49.02%
 5+ VEHICLES                           13.17%      13.74%       13.97%       11.69%       15.57%       17.25%


------------------------------------------------------------------
                                     RIVIERA
                                     BEACH-                W. PALM
                                     SINGER    TEQUESTA-   BEACH-
                                     ISLAND     GALLERY    VILLAGE
------------------------------------------------------------------
                                       HOUSEHOLD CHARACTERISTICS
HOUSEHOLDS
 1997 ESTIMATE                        11,526      6,019      8,357
HOUSEHOLDS
 AVG PERSONS PER HH 1997 EST            2.64       2.23       2.21
POPULATION BY HOUSEHOLD TYPE          11,526      6,019      8,357
 FAMILY HOUSEHOLDS                     65.57%     69.06%     52.32%
 NON-FAMILY HOUSEHOLDS                 32.77%     30.79%     45.33%
 GROUP QUARTERS                         1.66%      0.15%      2.36%
HOUSEHOLDS BY INCOME-1997 EST         11,526      6,019      8,357
 UNDER $15,000                         21.86%     11.61%     13.21%
 $15,000 TO $25,000                    18.76%      9.60%     12.49%
 $25,000 TO $35,000                    12.71%     10.18%     13.23%
 $35,000 TO $50,000                    15.81%     15.80%     21.53%
 $50,000 TO $75,000                    16.56%     18.77%     21.41%
 $75,000 TO $100,000                    5.93%     11.33%      9.85%
 $75,000 TO $150,000                    4.49%     12.91%      6.57%
 $150,000 TO $250,000                   1.82%      5.33%      1.02%
 $250,000 TO $500,000                   1.19%      2.74%      0.53%
 $500,000 OR MORE                       0.88%      1.71%      0.17%
MEDIAN HOUSEHOLD INCOME-1997 EST     $31,547    $52,866    $42,211
MEDIAN FAMILY INCOME-1997 EST        $36,241    $64,907    $44,470
HOUSEHOLDS BY NUMBER OF VEHICLES      11,526      6,019      8,357
 NO VEHICLES                           14.58%      2.59%      5.35%
 1 VEHICLE                             44.68%     38.06%     45.63%
 2 VEHICLES                            29.46%     44.82%     40.34%
 5+ VEHICLES                           11.28%     14.52%      8.69%



Source: Claritas

                      FIGURE 26 - HOUSEHOLD CHARACTERISTICS


----------------------------------------------------------------------------------------------------------------
                                                           JENSEN BEACH
                                       LAKE       HOBE     -HUTCHINSON
                                       WORTH      SOUND       ISLAND      PALM CITY   PORT SALERNO   FORT PIERCE
----------------------------------------------------------------------------------------------------------------
                                                              HOUSEHOLD CHARACTERISTICS
HOUSEHOLDS
 1997 ESTIMATE                         12,178      5,999       7,269         6,539        9,890          8,842
HOUSEHOLDS
 AVG PERSONS PER HH 1997 EST             2.63       2.35        2.05          2.36         2.35           2.43
POPULATION BY HOUSEHOLD TYPE           12,178      5,999       7,269         6,539        9,890          8,842
 FAMILY HOUSEHOLDS                      71.42%     69.46%      63.10%        74.46%       70.64%         68.94%
 NON-FAMILY HOUSEHOLDS                  25.96%     23.00%      36.41%        25.42%       27.80%         28.56%
 GROUP QUARTERS                          2.62%      7.53%       0.48%         0.12%        1.57%          2.50%
HOUSEHOLDS BY INCOME-1997 EST          12,178      5,999       7,269         6,539        9,890          8,842
 UNDER $15,000                          10.12%     17.12%      14.35%         9.44%       12.64%         20.26%
 $15,000 TO $25,000                     12.79%     18.30%      16.65%         9.89%       15.12%         19.03%
 $25,000 TO $35,000                     16.55%     17.04%      15.99%        11.41%       16.36%         17.11%
 $35,000 TO $50,000                     24.94%     17.00%      17.69%        17.82%       19.04%         18.05%
 $50,000 TO $75,000                     23.49%     16.07%      17.88%        24.24%       18.00%         15.69%
 $75,000 TO $100,000                     7.42%      7.02%       7.99%        10.54%        9.00%          6.08%
 $75,000 TO $150,000                     3.96%      4.75%       6.69%        10.12%        6.27%          2.53%
 $150,000 TO $250,000                    0.58%      1.08%       1.54%         3.69%        1.99%          0.64%
 $250,000 TO $500,000                    0.11%      0.68%       0.89%         1.73%        0.86%          0.48%
 $500,000 OR MORE                        0.03%      0.93%       0.33%         1.13%        0.73%          0.12%
MEDIAN HOUSEHOLD INCOME-1997 EST      $40,983    $33,354     $36,925       $51,107      $39,233        $31,161
MEDIAN FAMILY INCOME-1997 EST         $44,699    $39,341     $45,141       $57,549      $44,042        $36,595
HOUSEHOLDS BY NUMBER OF VEHICLES       12,178      5,999       7,269         6,539        9,890          8,842
  NO VEHICLES                            3.32%      4.88%       5.23%         2.62%        3.69%          4.96%
  1 VEHICLE                             41.32%     44.51%      47.75%        41.26%       41.28%         42.41%
  2 VEHICLES                            41.91%     40.32%      36.98%        44.06%       44.37%         38.11%
  5+ VEHICLES                           13.45%     10.29%      10.04%        12.07%       10.66%         14.51%


------------------------------------------------------------------------
                                     PORT SAINT   ST. LUCIE
                                       LUCIE        WEST      VERO BEACH
------------------------------------------------------------------------
                                          HOUSEHOLD CHARACTERISTICS
HOUSEHOLDS
 1997 ESTIMATE                          9,403        1,200       4,641
HOUSEHOLDS
 AVG PERSONS PER HH 1997 EST             2.74         2.99        2.15
POPULATION BY HOUSEHOLD TYPE            9,403        1,200       4,641
 FAMILY HOUSEHOLDS                      80.21%       81.50%      69.75%
 NON-FAMILY HOUSEHOLDS                  19.74%        6.50%      26.18%
 GROUP QUARTERS                          0.05%       12.00%       4.07%
HOUSEHOLDS BY INCOME-1997 EST           9,403        1,200       4,641
 UNDER $15,000                          14.35%       12.75%      13.75%
 $15,000 TO $25,000                     18.16%       19.42%      17.58%
 $25,000 TO $35,000                     21.31%       20.00%      15.97%
 $35,000 TO $50,000                     22.57%       26.67%      22.28%
 $50,000 TO $75,000                     15.59%       14.08%      16.42%
 $75,000 TO $100,000                     5.10%        4.00%       6.66%
 $75,000 TO $150,000                     2.46%        2.92%       4.35%
 $150,000 TO $250,000                    0.20%        0.08%       2.20%
 $250,000 TO $500,000                    0.17%        0.08%       0.69%
 $500,000 OR MORE                        0.09%        0.00%       0.28%
MEDIAN HOUSEHOLD INCOME-1997 EST      $32,622      $33,898     $36,720
MEDIAN FAMILY INCOME-1997 EST         $35,926      $35,967     $41,547
HOUSEHOLDS BY NUMBER OF VEHICLES        9,403        1,200       4,641
  NO VEHICLES                            1.20%        0.75%       5.21%
  1 VEHICLE                             35.46%       33.08%      55.87%
  2 VEHICLES                            48.94%       52.00%      28.40%
  5+ VEHICLES                           14.40%       14.17%      10.51%


Source: Claritas

Conversion Valuation Appraisal Report                              Page: 1 - 32
===============================================================================

                      MARKET AREA DEPOSIT CHARACTERISTICS



The following tables summarize the deposit characteristics of each of the Bank's markets. The Bank's markets were defined as the zip code in which the Bank is located.

                    FIGURE 27 - JUPITER (BLUFFS) MARKET AREA



                   JUPITER: Market Share by Institution Type


                              Total          Mkt Share   $Growth     %Growth      Avg Branch          Efficiency
Institution                   1997             1997     1993-1997   1993-1997        1997     Count     Ratio
---------------------------------------------------------------------------------------------------------------------

TOTAL                         $269,973       100.00%    $86,530     47.17%        $33,747      8      100.0%
=====================================================================================================================
Commercial Banks              $140,943        52.21%    $60,194     74.54%        $28,189      5       83.5%  CB
Savings Banks                 $      0         0.00%    $     0      0.00%        $     0      0        0.0%  SB
Thrifts                       $129,030        47.79%    $26,336     25.65%        $43,010      3      127.4%  TH
Credit Unions                 $      0         0.00%    $     0      0.00%        $     0      0        0.0%  CU




                      JUPITER: Market Share by Institution


                              Total          Mkt Share   $Growth     %Growth      Avg Branch          Efficiency
Institution                   1997             1997     1993-1997   1993-1997        1997     Count     Ratio
---------------------------------------------------------------------------------------------------------------------

TOTAL                        $269,973        100.00%    $86,530     47.17%        $33,747      8      100.0%
=====================================================================================================================
ADMIRALTY BK                  $10,256          3.80%    $ 6,384    164.88%        $10,256      1       30.4%  CB
BARNETT BK NA                 $46,745         17.31%    $ 8,971     23.75%        $46,745      1      135.8%  CB
COMMUNITY SAVINGS, FA         $35,877         13.29%    $ 7,536     26.59%        $35,877      1      106.3%  TH
FIRST BANK OF FLORIDA         $42,487         15.74%    $22,280    110.26%        $42,487      1      125.9%  TH
FIRST UNION NB                $21,030          7.79%    $ 6,326     43.02%        $21,030      1       62.3%  CB
GREAT WESTERN BANK, A FSB     $50,666         18.77%    $(3,480)    -6.43%        $50,666      1      150.1%  TH
PALM BEACH NB&TC              $38,178         14.14%    $38,178      0.00%        $38,178      1      113.1%  CB
SUNTRUST BK SOUTH FL NA       $24,734          9.16%    $   335      1.37%        $24,734      1       73.3%  CB



Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                             Page: 1 - 33
==============================================================================


            FIGURE 28 - JUPITER (TONEY PENNA & CHASEWOOD) MARKET AREA

                   JUPITER: MARKET SHARE BY INSTITUTION TYPE


                                TOTAL       MKT SHARE   $GROWTH     %GROWTH     AVG BRANCH          EFFICIENCY
INSTITUTION                     1997          1997     1993-1997   1993-1997       1997      COUNT     RATIO
---------------------------------------------------------------------------------------------------------------------
Total                         $430,581       100.00%    $49,933     13.12%        $33,122     13      100.0%
=====================================================================================================================
Commercial Banks              $314,897        73.13%    $21,581      7.36%        $39,362      8      118.8%  CB
Savings Banks                 $ 52,248        12.13%    $ 6,462     14.11%        $52,248      1      157.7%  SB
Thrifts                       $ 63,436        14.73%    $21,890     52.69%        $15,859      4       47.9%  TH
Credit Unions                 $      0         0.00%    $     0      0.00%        $     0      0        0.0%  CU




                      JUPITER: MARKET SHARE BY INSTITUTION


                              TOTAL          MKT SHARE    $GROWTH     %GROWTH    AVG BRANCH          EFFICIENCY
INSTITUTION                   1997             1997      1993-1997   1993-1997      1997     COUNT      RATIO
---------------------------------------------------------------------------------------------------------------------

Total                         $430,581       100.00%    $ 49,933    13.12%        $33,122     13      100.0%
=====================================================================================================================
BANKATLANTIC A FSB            $ 10,010         2.32%    $  4,392    78.18%        $10,010      1       30.2%  CB
BARNETT BK NA                 $133,038        30.90%    $(12,011)   -8.28%        $66,519      2      200.8%  CB
COMMUNITY SAVINGS, FA         $ 53,247        12.37%    $ 17,319    48.20%        $26,624      1       80.4%  TH
FIDELITY FSB                  $    179         0.04%    $    179     0.00%        $   179      1        0.5%  TH
FIRST NB OF LAKE PARK         $      0         0.00%    $      0     0.00%        $     0      1        0.0%  CB
FIRST UNION NB                $111,291        25.85%    $ 25,214    29.29%        $37,097      1      112.0%  TH
GREAT SOUTHERN BK             $    331         0.08%    $    331     0.00%        $   331      1        1.0%  CB
HOME SVG OF AMERICA           $ 52,248        12.13%    $  6,462    14.11%        $52,248      1      157.7%  SB
REPUBLIC SECURITY BK          $ 37,496         8.71%    $  2,172     6.15%        $37,496      1      113.2%  CB
SUNTRUST BK SOUTH FL NA       $ 32,741         7.60%    $  5,875    21.87%        $32,741      1       98.9%  CB

Source: FDIC Summary of Deposits


                    FIGURE 29 - NORTH PALM BEACH MARKET AREA

              N PALM BCH GARDENS: MARKET SHARE BY INSTITUTION TYPE

                                TOTAL       MKT SHARE   $GROWTH     %GROWTH     AVG BRANCH          EFFICIENCY
INSTITUTION                     1997          1997     1993-1997   1993-1997       1997      COUNT     RATIO
---------------------------------------------------------------------------------------------------------------------

Total                         $611.651       100.00%   $188,872    44.67%        $38,228     16      100.0%
=====================================================================================================================
Commercial Banks              $448,007        73.25%   $155,175    52.99%        $37,334     12       97.7%  CB
Savings Banks                 $      0         0.00%   $      0     0.00%        $     0      0        0.0%  SB
Thrifts                       $163,644        26.75%   $ 33,697    25.93%        $40,911      4      107.0%  TH
Credit Unions                 $      0         0.00%   $      0     0.00%        $     0      0        0.0%  CU


                      N PALM BCH GARDENS: MARKET SHARE BY INSTITUTION

                              TOTAL        MKT SHARE     $GROWTH     %GROWTH      AVG BRANCH          EFFICIENCY
INSTITUTION                   1997            1997      1993-1997   1993-1997       1997      COUNT     RATIO
---------------------------------------------------------------------------------------------------------------------

Total                         $611,651       100.00%    $188,872    44.67%        $38,228     16      100.0%
---------------------------------------------------------------------------------------------------------------------
ADMIRALTY BK                  $ 13,782         2.25%    $  5,057    57.96%        $13,782      1       36.1%  CB
BANKATLANTIC, A FSB           $ 45,403         7.42%    $ 19,970    78.52%        $22,702      2       59.4%  TH
BARNETT BK NA                 $ 73,505        12.02%    $ 45,159   159.31%        $36,753      2       96.1%  CB
COMMUNITY SAVINGS, FA         $ 64,206        10.50%    $ 11,820    22.56%        $64,206      1      168.0%  TH
ENTERPRISE NB PALM BEACH      $ 73,597        12.03%    $ 54,200   279.42%        $73,597      1      192.5%  CB
FIDELITY FSB                  $ 54,035         8.83%    $  1,907     3.66%        $54,035      1      141.3%  TH
FIRST UNION NB                $110,029        17.99%    $  5,655     5.42%        $55,015      2      143.9%  CB
NATIONSBANK NA                $ 52,882         8.65%    $ 19,061    56.36%        $26,441      2       69.2%  CB
NBD BK                        $ 11,460         1.87%    $  3,833    50.26%        $11,460      1       30.0%  CB
NORTHERN TRUST BK OF FL NA    $ 38,897         6.36%    $ 28,054   258.73%        $38,897      1      101.7%  CB
PALM BEACH NB&TC              $ 42,178         6.90%    $ (6,709)  -13.72%        $42,178      1      110.3%  CB
SUNTRUST BK SOUTH FL NA       $ 31,677         5.18%    $    865     2.81%        $31,677      1       82.9%  CB

Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                             Page: 1 - 34
==============================================================================

                   FIGURE 30 - PALM BEACH GARDENS MARKET AREA

                PALM BEACH GARDE: MARKET SHARE BY INSTITUTION TYPE


                                TOTAL       MKT SHARE   $GROWTH     %GROWTH     AVG BRANCH          EFFICIENCY
INSTITUTION                     1997          1997     1993-1997   1993-1997       1997      COUNT     RATIO
----------------------------------------------------------------------------------------------------------------
Total                         $450,326       100.00%    $44,743     11.03%        $26,490     17      100.0%
================================================================================================================
Commercial Banks              $156,527        34.76%    $34,026     27.78%        $19,566      8       73.9%  CB
Savings Banks                 $      0         0.00%    $     0      0.00%        $     0      0        0.0%  SB
Thrifts                       $281,531        62.52%    $ 8,084      2.96%        $35,191      8      132.8%  TH
Credit Unions                 $ 12,268         2.72%    $ 2,633     27.33%        $12,268      1       46.3%  CU




              PALM BEACH GARDE: MARKET SHARE BY INSTITUTION


                              TOTAL          MKT SHARE    $GROWTH     %GROWTH    AVG BRANCH          EFFICIENCY
INSTITUTION                   1997             1997      1993-1997   1993-1997      1997     COUNT      RATIO
----------------------------------------------------------------------------------------------------------------

TOTAL                         $450,326       100.00%    $ 44,743    11.03%        $26,490     17      100.0%
================================================================================================================
1ST UNITED BK                 $  8,787         1.95%    $  8,787     0.00%        $ 8,787      1       33.2%  CB
ADMIRALTY BK                  $ 15,601         3.46%    $  3,905    33.39%        $15,601      1       58.9%  CB
BARNETT BK NA                 $ 38,185         8.48%    $  3,754    10.90%        $38,185      1      144.2%  CB
CITIBANK, FSB                 $ 45,262        10.05%    $(11,093)  -19.68%        $45,262      1      170.9%  TH
COMERICA BANK & TRUST, FSB    $ 14,072         3.12%    $    118     0.85%        $14,072      1       53.1%  TH
COMMUNITY SAVINGS, FA         $ 51,094        11.35%    $  5,935    13.14%        $51,094      1      192.9%  TH
FIDELITY FSB                  $ 25,267         5.61%    $ 19,409   331.32%        $25,267      1       95.4%  TH
FIRST BANK OF FLORIDA         $ 27,301         6.06%    $ 12,748    87.60%        $27,301      1      103.1%  TH
FIRST UNION NB                $ 43,158         9.58%    $ 17,988    71.47%        $21,579      2       81.5%  CB
GREAT WESTERN BANK, A FSB     $ 93,533        20.77%    $ (8,426)   -8.26%        $46,767      2      176.5%  TH
PALM BEACH NB&TC              $  5,700         1.27%    $  5,700     0.00%        $ 5,700      1       21.5%  CB
PGA CU                        $ 12,268         2.72%    $  2,633    27.33%        $12.268      1       46.3%  CU
REPUBLIC SECURITY BK          $ 28,110         6.24%    $   (405)   -1.42%        $28,110      1      106.1%  CB
SOUTHBANK, A FSB              $ 25,002         5.55%    $(10,607)  -29.79%        $25,002      1       94.4%  TH
SUNTRUST BK SOUTH FL NA       $ 16,986         3.77%    $ (5,703)  -25.14%        $16,986      1       64.1%  CB

Source: FDIC Summary of Deposits


                FIGURE 31 - PALM BEACH GARDENS (PGA) MARKET AREA

               PALM BCH GARDENS: MARKET SHARE BY INSTITUTION TYPE

                                Total       Mkt Share   $Growth     %Growth     Avg Branch          Efficiency
Institution                     1997          1997     1993-1997   1993-1997       1997      Count     Ratio
---------------------------------------------------------------------------------------------------------------------

Total                         $226,599       100.00%    $24,995     12.40%        $ 56,650     4      100.0%
---------------------------------------------------------------------------------------------------------------------
Commercial Banks              $  2,770         1.22%    $ 2,770      0.00%        $  2,770     1        4.9%  CB
Savings Banks                 $      0         0.00%    $     0      0.00%        $      0     0        0.0%  SB
Thrifts                       $ 43,099        19.02%    $ 6,172     16.71%        $ 21,550     2       38.0%  TH
Credit Unions                 $180,730        79.76%    $16,053      9.75%        $180,730     1      319.0%  CU


                        PALM BCH GARDENS: MARKET SHARE BY INSTITUTION

                              Total          Mkt Share  $Growth     %Growth     Avg Branch          Efficiency
Institution                    1997            1997     1993-1997   1993-1997      1997      Count    Ratio
---------------------------------------------------------------------------------------------------------------------

Total                         $226,599       100.00%    $ 24,995    12.40%        $ 56,650     4      100.0%
---------------------------------------------------------------------------------------------------------------------
COMMUNITY SAVINGS, FA         $  9,366         4.13%    $  9,366     0.00         $  9,366     1       16.5%  TH
FLORIDA AIRCRAFT FCU          $180,730        79.76%    $ 16,053     9.75%        $180,730     1      319.0%  CU
GREAT WESTERN BANK, A FSB     $ 33,733        14.89%    $ (3,194)   -8.65%        $ 33,733     1       59.5%  TH
PALM BEACH NB&TC              $  2,770         1.22%    $  2,770     0.00%        $  2,770     1        4.9%  CB

Source: FDIC Summary of Deposits

  Conversion Valuation Appraisal Report                             Page: 1 - 35
================================================================================


      FIGURE 32 - RIVIERA BEACH (RIVIERA BEACH & SINGER ISLAND) MARKET AREA

                SINGER ISLAND: MARKET SHARE BY INSTITUTION TYPE

                                     TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                           1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO
------------------------------------------------------------------------------------------------------------------
Total.............................  $178,924    100.00%    $(46,080)    -20.48%     $25,561       7       100.0%
==================================================================================================================
Commercial Banks..................  $ 98,137     54.85%    $(24,204)    -19.78%     $24,534       4        96.0%CB
Savings Banks.....................  $      0      0.00%    $      0       0.00%     $     0       0         0.0%SB
Thrifts...........................  $ 80,787     45.15%    $(21,876)    -21.31%     $26,929       3       105.4%TH
Credit Unions.....................  $      0      0.00%    $      0       0.00%     $     0       0         0.0%CU

                   SINGER ISLAND: MARKET SHARE BY INSTITUTION

                                     TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                           1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO
------------------------------------------------------------------------------------------------------------------
Total.............................  $178,924    100.00%    $(46,080)    -20.48%     $25,561       7       100.0%
==================================================================================================================
1st UNITED BK.....................  $ 11,924      6.66%    $  2,446      25.81%     $11,924       1        46.6%CB
BARNETT BK NA.....................  $ 76,127     42.55%    $(28,069)    -26.94%     $38,064       2       148.9%CB
COMMUNITY SAVINGS, FA.............  $ 50,796     28.39%    $(24,457)    -32.50%     $25,398       2        99.4%TH
FIDELITY FSB......................  $ 29,991     16.76%    $  2,581       9.42%     $29,991       1       117.3%TH
FIRST UNION NB....................  $ 10,086      5.64%    $  1,419      16.37%     $10,086       1        39.5%CB

Source: FDIC Summary of Deposits



          FIGURE 33 - TEQUESTA (TEQUESTA & GALLERY SQUARE) MARKET AREA

               TEQUESTA: MARKET SHARE BY INSTITUTION TYPE

                                     TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                           1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO
------------------------------------------------------------------------------------------------------------------
Total.............................  $189,606    100.00%    $ 39,583      26.38%     $23,701       8       100.0%
==================================================================================================================
Commercial Banks..................  $ 68,085     35.91%    $ 17,201      33.80%     $22,695       3        95.8%CB
Savings Banks.....................  $      0      0.00%    $      0       0.00%     $     0       0         0.0%SB
Thrifts...........................  $121,521     64.09%    $ 22,382      22.58%     $24,304       5       102.5%TH
Credit Unions.....................  $      0      0.00%    $      0       0.00%     $     0       0         0.0%CU

                     TEQUESTA: MARKET SHARE BY INSTITUTION

                                     TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                           1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO
------------------------------------------------------------------------------------------------------------------
Total.............................  $189,606    100.00%    $ 39,583      26.38%     $23,701       8       100.0%
==================================================================================================================
1st UNITED BK.....................  $ 40,814     21.53%    $ (4,285)     -9.50%     $40,814       1       172.2%CB
BANKATLANTIC, A FSB...............  $ 13,258      6.99%    $  6,407      93.52%     $13,258       1        55.9%TH
COMMUNITY SAVINGS, FA.............  $ 68,996     36.39%    $  7,096      11.46%     $34,498       2       145.6%TH
FIDELITY FSB......................  $ 36,438     19.22%    $  6,050      19.91%     $36,438       1       153.7%TH
NATIONSBANK NA....................  $ 12,739      6.72%    $  6,954     120.21%     $12,739       1        53.7%CB
SUNTRUST BK SOUTH FL NA...........  $ 14,532      7.66%    $ 14,532       0.00%     $14,532       1        61.3%CB
WILMINGTON TRUST FSB..............  $  2,829      1.49%    $  2,829       0.00%     $ 2,829       1        11.9%TH

Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                               Page: 1 - 36
================================================================================

            FIGURE 34 - WEST PALM BEACH (VILLAGE COMMONS) MARKET AREA

                 W PALM BEACH: MARKET SHARE BY INSTITUTION TYPE

                             TOTAL  MKT SHARE   $ GROWTH      % GROWTH    AVG BRANCH         EFFICIENCY
Institution                  1997      1997    1993 - 1997   1993 - 1997      1997    COUNT     RATIO
--------------------------------------------------------------------------------------------------------
Total                      $507,831   100.00%   $ 19,392         3.97%      $31,739     16     100.0%
========================================================================================================
Commercial Banks           $306,768    60.41%   $(52,151)      (14.53)%     $34,085      9     107.4% CB
Savings Banks              $      0     0.00%   $      0         0.00%      $     0      0       0.0% SB
Thrifts                    $197,940    38.98%   $ 69,972        54.68%      $32,990      6     103.9% TH
Credit Unions              $  3,123     0.61%   $  1,571       101.22%      $ 3,123      1       9.8% CU

                   W PALM BEACH: MARKET SHARE BY INSTITUTION

                             TOTAL  MKT SHARE   $ GROWTH      % GROWTH    AVG BRANCH         EFFICIENCY
Institution                  1997      1997    1993 - 1997   1993 - 1997      1997    COUNT     RATIO
--------------------------------------------------------------------------------------------------------
Total                      $507,831   100.00%   $ 19,392         3.97%      $31,739     16     100.0%
========================================================================================================
1ST UNITED BK              $ 16,070     3.16%   $  1,615        11.17%      $16,070      1      50.6% CB
APP FCU                    $  3,123     0.61%   $  1,571       101.22%      $ 3,123      1       9.8% CU
BANKUNITED, FSB            $ 40,450     7.97%   $ 40,450         0.00%      $40,450      1     127.4% TH
BARNETT BK NA              $ 73,687    14.51%   $(29,250)      -28.42%      $36,844      2     116.1% CB
CAPITAL BK                 $ 10,142     2.00%   $(10,111)      -49.92%      $10,142      1      32.0% CB
CHARTER BANK               $      0     0.00%   $(17,095)     -100.00%      $     0      0       0.0% TH
CITIZENS FED BK A FSB      $      0     0.00%   $      0         0.00%      $     0      0       0.0% TH
COMMUNITY SAVINGS, FA      $ 29,115     5.73%   $ 15,979       121.64%      $29,115      1      91.7% TH
FIDELITY FSB               $ 19,996     3.94%   $ 10,526       111.15%      $19,996      1      63.0% TH
FIRST BANK OF FLORIDA      $ 59,868    11.79%   $  4,079         7.31%      $59,868      1     188.6% TH
FIRST UNION NB             $ 71,740    14.13%   $(24,556)      -25.50%      $71,740      1     226.0% CB
FIRST UNION NB OF FLORIDA  $      0     0.00%   $(10,520)     -100.00%      $     0      0       0.0% CB
GREAT WESTERN BANK, A FSB  $ 25,286     4.98%   $  2,682        11.87%      $25,286      1      79.7% TH
MACKINAC SAVINGS BANK FSB  $ 23,225     4.57%   $ 13,351       135.21%      $23,225      1      73.2% TH
NATIONSBANK NA             $ 37,722     7.43%   $ 17,061        82.58%      $37,722      1     118.8% CB
REPUBLIC SECURITY BK       $ 20,360     4.01%   $(17,307)      -45.95%      $20,360      1      64.1% CB
SOUTHTRUST BK NA           $ 35,273     6.95%   $ 35,273         0.00%      $35,273      1     111.1% CB
SUNTRUST BK SOUTH FL NA    $ 41,774     8.23%   $(14,356)      -25.58%      $41,774      1     131.6% CB


Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                               Page: 1-37
===============================================================================

                      FIGURE 35 -- LAKE WORTH MARKET AREA

                  LAKE WORTH: MARKET SHARE BY INSTITUTION TYPE

                                  TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                        1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO

---------------------------------------------------------------------------------------------------------------
Total                            $327,036    100.00%     $68,502      26.50%     $36,337       9       100.0%
---------------------------------------------------------------------------------------------------------------
Commercial Banks                 $153,791     47.03%     $43,148      39.00%     $30,758       5        84.6%CB
Savings Banks                    $      0      0.00%     $     0       0.00%     $     0       0         0.0%SB
Thrifts                          $173,245     52.97%     $25,354      17.14%     $43,311       4       119.2%TH
Credit Unions                    $      0      0.00%     $     0       0.00%     $     0       0         0.0%CU

                    LAKE WORTH: MARKET SHARE BY INSTITUTION

                                  TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                        1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO

---------------------------------------------------------------------------------------------------------------
Total                            $327,036    100.00%     $68,502      26.50%     $36,337       9       100.0%
---------------------------------------------------------------------------------------------------------------
BARNETT BK NA                    $ 41,118     12.57%     $(6,511)    -13.67%     $41,118       1       113.2%CB
CHASE FEDERAL BANK, A FSB        $      0      0.00%     $     0       0.00%     $     0       0         0.0%TH
CROWN BANK, A FSB                $ 24,075      7.36%     $14,902     162.46%     $24,075       1        66.3%TH
FIRST BANK OF FLORIDA            $ 17,914      5.48%     $17,914       0.00%     $17,914       1        49.3%TH
FIRST UNION NB                   $ 60,680     18.55%     $43,760     258.63%     $60,680       1       167.0%CB
GREAT WESTERN BANK, A FSB        $131,256     40.14%     $(7,462)     -5.38%     $65,628       2       180.6%TH
NATIONSBANK NA                   $    443      0.14%     $   443       0.00%     $   443       1         1.2%CB
SUNTRUST BK SOUTH FL NA          $ 34,723     10.62%     $(3,561)     -9.30%     $34,723       1        95.6%CB
TRANSFLORIDA BK                  $ 16,827      5.15%     $ 9,017     115.45%     $16,827       1        46.3%CB
COMMUNITY SAVINGS, FA            $      0      0.00%     $     0       0.00%     $     0       0         0.0%TH

Source: FDIC Summary of Deposits

                      FIGURE 36 -- HOBE SOUND MARKET AREA

                  HOBE SOUND: MARKET SHARE BY INSTITUTION TYPE

                                  TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                        1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO

---------------------------------------------------------------------------------------------------------------
Total                            $130,380    100.00%     $27,526      26.76%     $26,076       5       100.0%
---------------------------------------------------------------------------------------------------------------
Commercial Banks                 $111,937     85.85%     $21,771      24.15%     $27,984       4       107.3%CB
Savings Banks                    $      0      0.00%     $     0       0.00%     $     0       0         0.0%SB
Thrifts                          $ 18,443     14.15%     $ 5,755      45.36%     $18,443       1        70.7%TH
Credit Unions                    $      0      0.00%     $     0       0.00%     $     0       0         0.0%CU

                    HOBE SOUND:  MARKET SHARE BY INSTITUTION

                                  TOTAL     MKT SHARE   $ GROWTH    % GROWTH    AVG BRANCH           EFFICIENCY
INSTITUTION                        1997       1997      1993-1997   1993-1997      1997      COUNT     RATIO

---------------------------------------------------------------------------------------------------------------
Total                            $130,380    100.00%     $27,526      26.76%     $26,076       5       100.0%
---------------------------------------------------------------------------------------------------------------
1ST UNITED BK                    $  5,498      4.22%     $   290       5.57%     $ 5,498       1        21.1%CB
BARNETT BK NA                    $ 59,672     45.77%     $(3,331)     -5.29%     $59,672       1       228.8%CB
COMMUNITY SAVINGS, FA            $ 18,443     14.15%     $ 5,755      45.36%     $18,443       1        70.7%TH
FIRST NB&TC TREASURE COAST       $ 26,644     20.44%     $14,335     116.46%     $26,644       1       102.2%CB
SUNTRUST BK SOUTH FL NA          $ 20,123     15.43%     $10,477     108.61%     $20,123       1        77.2%CB

Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                              Page: 1 - 38
===============================================================================

     FIGURE 37 - JENSEN BEACH (JENSEN BEACH & HUTCHINSON ISLAND) MARKET AREA

                       JENSEN BEACH: MARKET SHARE BY INSTITUTION TYPE



                              Total         Mkt Share     $Growth     %Growth     Avg Branch         Efficiency
Institution                   1997            1997       1993-1997   1993-1997       1997     Count     Ratio
---------------------------------------------------------------------------------------------------------------------

Total                         $155,956        100.00%    $33,903    27.78%       $22,279       7      100.0%
=====================================================================================================================
Commercial Banks              $ 89,804         57.58%    $12,603    16.32%       $22,451       4      100.8%  CB
Savings Banks                 $      0          0.00%    $     0     0.00%       $     0       0        0.0%  SB
Thrifts                       $ 66,152         42.42%    $21,300    47.49%       $22,051       3       99.0%  TH
Credit Unions                 $      0          0.00%    $     0     0.00%       $     0       0        0.0%  CU





                       JENSEN BEACH: MARKET SHARE BY INSTITUTION


                              Total           Mkt Share   $Growth    %Growth      Avg Branch          Efficiency
Institution                   1997              1997     1993-1997   1993-1997       1997     Count     Ratio
---------------------------------------------------------------------------------------------------------------------

Total                         $155,956        100.00%    $ 33,903      27.8%     $22,279       7      100.0%
=====================================================================================================================
BARNETT BK NA                 $ 15,463          9.91%    $    882      6.05%     $15,463       1       69.4%  CB
CHASE FEDERAL BANK, A FSB     $      0          0.00%    $      0      0.00%     $     0       0        0.0%  TH
COMMUNITY SAVINGS, FA         $ 39,845         25.55%    $ 10,139     34.13%     $19,923       2       89.4%  TH
FIRST NB&TC TREASURE COAST    $ 53,145         34.08%    $  2,140      4.20%     $26,573       2      119.3%  CB
GREAT WESTERN BANK, A FSB     $ 26,307         16.87%    $ 11,161     73.69%     $26,307       1      118.1%  TH
NATIONSBANK NA                $ 21,196         13.59%    $ 21,196      0.00%     $21,196       1       95.1%  CB
SUNTRUST BK TREASURE CST NA   $      0          0.00%    $(11,615)  -100.00%     $     0       0        0.0%  CB


Source: FDIC Summary of Deposits



                FIGURE 38 - PALM CITY (MARTIN DOWNS) MARKET AREA

                  PALM CITY: Market Share by Institution Type



                              Total           Mkt Share   $Growth    %Growth      Avg Branch          Efficiency
Institution                   1997              1997     1993-1997   1993-1997       1997     Count     Ratio
---------------------------------------------------------------------------------------------------------------------

Total                         $139,388        100.00%    $ 61,142     78.14%     $23,231       6      100.0%
=====================================================================================================================
Commercial Banks              $ 73,690         52.87%    $ 39,580    116.04%     $18,423       4       79.3%  CB
Savings Banks                 $      0          0.00%    $      0      0.00%     $     0       0        0.0%  SB
Thrifts                       $ 65,698         47.13%    $ 21,562     48.85%     $32,849       2      141.4%  TH
Credit Unions                 $      0          0.00%    $      0      0.00%     $     0       0        0.0%  CU



                     PALM CITY: Market Share by Institution

                              Total           Mkt Share   $Growth    %Growth      Avg Branch          Efficiency
Institution                   1997              1997     1993-1997   1993-1997       1997     Count     Ratio
---------------------------------------------------------------------------------------------------------------------

Total                         $139,388        100.00%    $ 61,142     78.14%     $23,231       6      100.0%
=====================================================================================================================
FIRST BK OF INDIANTOWN        $  5,860          4.20%    $ (2,221)   -27.48%     $ 5,860       1       25.2%  CB
FIRST NB&TC TREASURE COAST    $  3,393          2.43%    $  3,393      0.00%     $ 3,393       1       14.6%  CB
FIRST UNION NB                $ 52,698         37.81%    $ 52,698      0.00%     $52,698       1      226.8%  CB
FIRST UNION NB OF FLORIDA     $      0          0.00%    $ (7,570)  -100.00%     $     0       0        0.0%  CB
HARBOR FEDERAL SAVINGS BANK   $ 34,751          24.93    $ 18,261    101.74%     $34,751       1      149.6%  TH
RIVERSIDE NB OF FL            $ 11,739          8.42%    $ (6,720)   -36.41%     $11,739       1       50.5%  CB
TREASURE COAST BANK, A FSB    $      0          0.00%    $(10,929)  -100.00%     $     0       0        0.0%  TH
COMMUNITY SAVINGS, FA         $ 30,947         22.20%    $ 14,230     85.12%     $30,947       1      133.2%  TH


Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                                Page: 1-39
===============================================================================

                  FIGURE 39 - PORT SALERNO (STUART) MARKET AREA

                    STUART: MARKET SHARE BY INSTITUTION TYPE


                              TOTAL         MKT SHARE       $ GROWTH        % GROWTH       AVG BRANCH             EFFICIENCY
INSTITUTION                    1997            1997        1993 - 1997     1993 - 1997        1997      COUNT       RATIO
----------------------------------------------------------------------------------------------------------------------------
Total                        $162,138        100.00%        $43,011          36.11%         $32,428       5        100.0%
============================================================================================================================
Commercial Banks             $122,209         75.37%        $34,846          39.89%         $30,552       4         94.2% CB
Savings Banks                $      0          0.00%        $     0           0.00%         $     0       0          0.0% SB
Thrifts                      $ 39,929         24.63%        $ 8,165          25.71%         $39,929       1        123.1% TH
Credit Unions                $      0          0.00%        $     0           0.00%         $     0       0          0.0% CU


                      STUART: MARKET SHARE BY INSTITUTION


                              TOTAL         MKT SHARE    $ GROWTH       % GROWTH         AVG BRANCH            EFFICIENCY
INSTITUTION                    1997           1997      1993 - 1997    1993 - 1997          1997     COUNT       RATIO
-------------------------------------------------------------------------------------------------------------------------
Total                        $162,138        100.00%      $43,011         36.11%          $32,428      5        100.0%
=========================================================================================================================
COMMUNITY SAVINGS, FA        $ 39,929         24.63%      $ 8,165         25.71%          $39,929      1        123.1% TH
FIRST NB&TC TREASURE COAST   $ 93,900         57.91%      $31,534         50.56%          $31,300      3         96.5% CB
FIRST UNION NB               $ 28,309         17.46%      $ 3,312         13.25%          $28,309      1         87.3% CB



Source: FDIC Summary of Deposits


                       FIGURE 40 - FORT PIERCE MARKET AREA

                 FORT PIERCE: MARKET SHARE BY INSTITUTION TYPE


                              TOTAL         MKT SHARE     $ GROWTH       % GROWTH         AVG BRANCH             EFFICIENCY
INSTITUTION                    1997           1997       1993 - 1997    1993 - 1997          1997     COUNT         RATIO
---------------------------------------------------------------------------------------------------------------------------
Total                        $88,861         100.00%        $9,691         12.24%          $29,620      3        100.0%
===========================================================================================================================
Commercial Banks             $13,966          15.72%        $3,886         38.55%          $13,966      1         47.2%  CB
Savings Banks                $     0           0.00%        $    0          0.00%          $     0      0          0.0%  SB
Thrifts                      $74,895          84.28%        $5,805          8.40%          $37,448      2        126.4%  TH
Credit Unions                $     0           0.00%        $    0          0.00%          $     0      0          0.0%  CU


                    FORT PIERCE: MARKET SHARE BY INSTITUTION



                              TOTAL         MKT SHARE    $ GROWTH       % GROWTH         AVG BRANCH            EFFICIENCY
INSTITUTION                    1997           1997      1993 - 1997    1993 - 1997          1997     COUNT       RATIO
-------------------------------------------------------------------------------------------------------------------------
Total                        $88,861         100.00%        $9,691         12.24%          $29,620      3       100.0%
=========================================================================================================================
COMMUNITY SAVINGS, FA        $17,004          19.14%        $3,547         26.36%          $17,004      1        57.4% TH
FIRST UNION NB               $13,966          15.72%        $3,886         38.55%          $13,966      1        47.2% CB
HARBOR FEDERAL SAVINGS BANK  $57,891          65.15%        $2,258          4.06%          $57,891      1       195.4% TH

Source: FDIC Summary of Deposits


                     FIGURE 41 - PORT ST. LUCIE MARKET AREA

                PORT ST LUCIE: MARKET SHARE BY INSTITUTION TYPE


                              TOTAL        MKT SHARE     $ GROWTH       % GROWTH         AVG BRANCH              EFFICIENCY
INSTITUTION                    1997          1997       1993 - 1997    1993 - 1997          1997       COUNT        RATIO
----------------------------------------------------------------------------------------------------------------------------
Total                        $30,874        100.00%       $14,377        87.15%           $15,437        2         100.0%
============================================================================================================================
Commercial Banks             $13,544         43.87%       $13,544         0.00%           $13,544        1          87.7% CB
Savings Banks                $     0          0.00%       $     0         0.00%           $     0        0           0.0% SB
Thrifts                      $17,330         56.13%       $   833         5.05%           $17,330        1         112.3% TH
Credit Unions                $     0          0.00%       $     0         0.00%           $     0        0           0.0% CU


                   PORT ST LUCIE: MARKET SHARE BY INSTITUTION



                              TOTAL        MKT SHARE     $ GROWTH       % GROWTH         AVG BRANCH              EFFICIENCY
INSTITUTION                    1997          1997       1993 - 1997    1993 - 1997          1997       COUNT        RATIO

----------------------------------------------------------------------------------------------------------------------------
Total                       $30,874        100.00%        $14,377        87.15%           $15,437        2         100.0%
============================================================================================================================
COMMUNITY SAVINGS, FA       $17,330         56.13%        $   833         5.05%           $17,330        1         112.3% TH
FIRST UNION NB              $13,544         43.87%        $13,544         0.00%           $13,544        1          87.7% CB

Source: FDIC Summary of Deposits

Conversion Valuation Appraisal Report                           Page: 1 - 40
===============================================================================


             FIGURE 42 - PORT ST. LUCIE (ST. LUCIE WEST) MARKET AREA

                PORT ST. LUCIE: MARKET SHARE BY INSTITUTION TYPE



                          TOTAL        MKT SHARE     $ GROWTH        % GROWTH       AVG BRANCH             EFFICIENCY
INSTITUTION               1997            1997      1993 - 1997     1993 - 1997        1997      COUNT       RATIO
------------------------------------------------------------------------------------------------------------------
Total                    $94,896        100.00%       $93,429        6368.71%        $23,724       4        100.0%
==================================================================================================================
Commercial Banks         $58,556         61.71%       $58,556           0.00%        $29,278       2        123.4%  CB
Savings Banks            $     0          0.00%       $     0           0.00%        $     0       0          0.0%  SB
Thrifts                  $36,340         38.29%       $34,873        2377.16%        $18,170       2         76.6%  TH
Credit Unions            $     0          0.00%       $     0           0.00%        $     0       0          0.0%  CU


                PORT ST. LUCIE: MARKET SHARE BY INSTITUTION



                              TOTAL         MKT SHARE    $ GROWTH        % GROWTH       AVG BRANCH             EFFICIENCY
INSTITUTION                   1997             1997     1993 - 1997     1993 - 1997        1997      COUNT       RATIO
-----------------------------------------------------------------------------------------------------------------------
Total                        $94,896         100.00%      $93,429         6368.71%       $23,724       4         100.0%
=======================================================================================================================
COMMUNITY SAVINGS, FA        $17,730          18.68%      $17,730            0.00%       $17,730       1          74.7%  TH
FIRST NB&TC TREASURE COAST   $37,073          39.07%      $37,073            0.00%       $37,073       1         156.3%  CB
HARBOR FEDERAL SAVINGS BANK  $18,610          19.61%      $17,143         1168.58%       $18,610       1          78.4%  TH
SUNTRUST BK SOUTH FL NA      $21,483          22.64%      $21,483            0.00%       $21,483       1          90.6%  CB

Source: FDIC Summary of Deposits


                       FIGURE 43 - VERO BEACH MARKET AREA


                  VERO BEACH: MARKET SHARE BY INSTITUTION TYPE


                              TOTAL         MKT SHARE    $ GROWTH        % GROWTH       AVG BRANCH             EFFICIENCY
INSTITUTION                   1997             1997     1993 - 1997     1993 - 1997        1997      COUNT       RATIO
------------------------------------------------------------------------------------------------------------------------
Total                        $63,547         100.00%      $45,745          256.97%        $12,709      5         100.0%
========================================================================================================================
Commercial Banks             $39,993          62.93%      $33,834          549.34%        $ 9,998      4          78.7%  CB
Saving Banks                 $     0           0.00%      $     0            0.00%        $     0      0           0.0%  SB
Thrifts                      $23,554          37.07%      $11,911          102.30%        $23,554      1         185.3%  TH
Credit Unions                $     0           0.00%      $     0            0.00%        $     0      0           0.0%  CU

                    VERO BEACH: MARKET SHARE BY INSTITUTION



                                   TOTAL         MKT SHARE    $ GROWTH        % GROWTH       AVG BRANCH             EFFICIENCY
INSTITUTION                         1997            1997     1993 - 1997     1993 - 1997        1997      COUNT       RATIO
----------------------------------------------------------------------------------------------------------------------------
Total                             $63,547         100.00%      $45,745         256.97%        $12,709       5         100.0%
============================================================================================================================
FIRST UNION NB                    $21,082          33.18%      $21,082           0.00 %       $10,541       2          82.9%  CB
HARBOR FEDERAL SAVINGS BANK       $23,554          37.07%      $11,911         102.30 %       $23,554       1         185.3%  TH
INDIAN RIVER NB                   $18,552          29.19%      $14,050         312.08 %       $18,552       1         146.0%  CB
NATIONSBANK NA                    $   359           0.56%      $   359           0.00 %       $   359       1           2.8%  CB
NORTHERN TR BK OF VERO BEACH      $     0           0.00%      $(1,657)       -100.00 %       $     0       0           0.0%  CB
COMMUNITY SAVINGS, FA             $     0           0.00%      $     0           0.00 %       $     0       0           0.0%  TH

Source: FDIC Summary of Deposits

  Conversion Valuation Appraisal Report                             Page: 1 - 41
================================================================================

3.  COMPARISONS WITH PUBLICLY TRADED THRIFTS

     ------------------------------------
                INTRODUCTION
     ------------------------------------


This chapter presents an analysis of the Bank's operations against a Comparable Group of publicly traded savings institutions. The Comparable Group ("Comparable Group") was selected from a universe of 395 publicly thrifts as of August 13, 1998. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the fair market valuation of the Bank. Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, interest rate risk and recent operating results can be measured against the Comparable Group. The Comparable Group current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro-forma valuation of the Bank to-be-issued common stock.


     ------------------------------------
             SELECTION SCREENS
     ------------------------------------


THE SELECTION SCREENS UTILIZED TO IDENTIFY POSSIBLE COMPARABLES FROM THE LIST OF 395 PUBLICLY THRIFTS AT AUGUST 13, 1998 INCLUDED:

1. The IPO date had to be before June 30, 1997, eliminating any new conversions.

2.       The conversion type had to be a full standard conversion.

3. The total asset size had to be greater than or equal to $600 million, but less than or equal to $1.5 billion.

4.       The loan to asset ratio had to be greater than or equal to 50.00%

5. The institution's price to book trading multiple had to be less than or equal to 200% as one screen to attempt to eliminate those institutions with speculation included in their price.

6.       The institution had to have at least 12 branches.

7. The institution could not be involved in a pending merger or acquisition as a second screen to attempt to eliminate those institutions with speculation included in their price.

Conversion Valuation Appraisal Report                            Page:  1 - 42
===============================================================================




This resulted in eleven institutions.

                          FIGURE 44 - SCREENING RESULTS

                                                                 CORPORATE
                                        ------------------------------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                           NUMBER                        INSURANCE
                                                                             OF                           AGENCY       CONVERSION
TICKER              SHORT NAME          EXCHANGE       CITY      STATE     OFFICES        IPO DATE      (BIF/SAIF)        TYPE
------------------------------------    ------------------------------------------------------------------------------------------
              COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.            NASDAQ      Andover        MA          12           05/08/86         BIF         Regular
EBSI    Eagle Bancshares                NASDAQ      Tucker         GA          15           04/01/86        SAIF         Regular
FAB     FIRSTFED AMERICA BANCORP INC.   AMSE        Swansea        MA          13           01/15/97        SAIF         Regular
FNGB    First Northern Capital Corp.    NASDAQ      Green Bay      WI          19           12/29/83        SAIF         Regular
FWWB    First Washington Bancorp Inc.   NASDAQ      Walla Walla    WA          25           11/01/95        SAIF         Regular
KFBI    Klamath First Bancorp           NASDAQ      Klamath Falls  OR          33           10/05/95        SAIF         Regular
MDBK    Medford Bancorp Inc.            NASDAQ      Medford        MA          16           03/18/86         BIF         Regular
MECH    MECH Financial Inc.             NASDAQ      Hartford       CT          16           06/26/96         BIF         Regular
MSBK    Mutual Savings Bank FSB         NASDAQ      Bay City       MI          22           07/17/92        SAIF         Regular
WSTR    WesterFed Financial Corp.       NASDAQ      Missoula       MT          34           01/10/94        SAIF         Regular
YFED    York Financial Corp.            NASDAQ      York           PA          22           02/01/84        SAIF         Regular


However, one institution, Mutual Savings Bank, FSB, posted a substantial loss, $8.2 million, for the most recent quarter due to a legal settlement. As such, Mutual Savings Bank, FSB was removed from the Comparable Group. The remaining ten Comparables are:


                          FIGURE 45 - COMPARABLE GROUP

                                                                 CORPORATE
                                        ------------------------------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                           NUMBER                        INSURANCE
                                                                             OF                           AGENCY       CONVERSION
TICKER              SHORT NAME          EXCHANGE       CITY      STATE     OFFICES        IPO DATE      (BIF/SAIF)        TYPE
------------------------------------    ------------------------------------------------------------------------------------------
              COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.            NASDAQ      Andover        MA          12           05/08/86         BIF         Regular
EBSI    Eagle Bancshares                NASDAQ      Tucker         GA          15           04/01/86        SAIF         Regular
FAB     FIRSTFED AMERICA BANCORP INC.   AMSE        Swansea        MA          13           01/15/97        SAIF         Regular
FNGB    First Northern Capital Corp.    NASDAQ      Green Bay      WI          19           12/29/83        SAIF         Regular
FWWB    First Washington Bancorp Inc.   NASDAQ      Walla Walla    WA          25           11/01/95        SAIF         Regular
KFBI    Klamath First Bancorp           NASDAQ      Klamath Falls  OR          33           10/05/95        SAIF         Regular
MDBK    Medford Bancorp Inc.            NASDAQ      Medford        MA          16           03/18/86         BIF         Regular
MECH    MECH Financial Inc.             NASDAQ      Hartford       CT          16           06/26/96         BIF         Regular
WSTR    WesterFed Financial Corp.       NASDAQ      Missoula       MT          34           01/10/94        SAIF         Regular
YFED    York Financial Corp.            NASDAQ      York           PA          22           02/01/84        SAIF         Regular



The Bank currently has 21 branches located in the North Palm Beach, Florida. The Bank plans to be listed on NASDAQ upon completion of the second step conversion.

  Conversion Valuation Appraisal Report                             Page: 1 - 43
================================================================================

     ------------------------------------
              SELECTION CRITERIA
     ------------------------------------

Excluded from the Comparable Group were institutions that were pending mergers or acquisitions along with companies whose prices appear to be distorted by speculative factors or unusual operating conditions. Also, institutions that completed their conversions within the last year were also excluded as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. The goal of the selection criteria process is to find those institutions that most closely match those of the Bank. None of the Comparables selected will be exact clones of the Bank.

The members of the Comparable Group were selected based upon the following criteria:

         1.       Asset size

         2.       Profitability

         3.       Capital level

         4.       Asset mix

         5.       Operating strategy

         6.       Date of conversion

1. ASSET SIZE The Comparable Group should have a similar asset size to the Bank. Large institutions are not appropriate for the peer group due to a more extensive branch network, greater financial strength, more access to diverse markets and more capacity in terms of infrastructure. The Comparable Group ranged in size from $690.4 million to $1.4 billion in total assets with a median of $1.1 billion. The Bank's asset size was $765.5 million as of June 30, 1998 and will be $823.5 million on a pro forma basis at the midpoint of the valuation range.

2. PROFITABILITY The Comparable Group should have similar financial conditions and recent earnings that are comparable to the Bank. They should show a comparable return on equity and return on assets measures. As such, the Comparable Group have ROAAs with a median of 0.95% and ROAEs with a median of 9.24% for the most recent quarter available. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.60% to a high of 1.21% while the ROAE measure ranged from a low of 5.47% to a high of 15.04%. The Bank had a ROAA of 0.67% and ROAE of 6.10% for the six month period ending June 30, 1998.

  Conversion Valuation Appraisal Report                             Page: 1 - 44
================================================================================

3. CAPITAL LEVEL The Comparable Group should have a capital level similar to the Bank's. Capital is important in that it is a determinant of asset size and regulatory rating. Institutions with capital in a similar range as the Bank were selected. The median equity to assets ratio for the Comparable Group was 9.33% with a high of 13.98% and a low of 6.50%. At June 30, 1998, the Bank had an equity to assets ratio of 10.85%. On a pro forma basis, at the midpoint the Bank would have an equity to assets ratio of 17.13%.

4. ASSET MIX The asset mix is important in the selection criteria for Comparables. At June 30, 1998, the Bank had a total net loan to asset ratio of 68.89%, but this ratio will be substantially lower after the offering. The median loan to asset ratio for the Comparables was 67.48%, ranging from a low of 50.96% to a high of 89.05%.

5. OPERATING STRATEGY An institution's operating characteristics are important because they determine future performance. They also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization, and non-financial factors such as management strategies and lines of business.

6. DATE OF CONVERSION Recent conversions, those completed after June 30, 1997, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.


     ------------------------------------
         COMPARABLE GROUP PROFILES
     ------------------------------------


         - ANDOVER BANCORP, INC. ANDB is a BIF insured institution that operates 12 branches and is based in Andover, Massachusetts. Andover is the largest thrift in the Comparable Group with $1.4 billion in total assets. ANDB has the highest return on average equity 15.04%. Andover was trading at the lowest price to LTM EPS, 14.68x but the highest price to book 195.91% as of August 13, 1998. ANDB was selected to the Group based on asset size, a high loans to assets ratio and a similar asset quality.

  Conversion Valuation Appraisal Report                             Page: 1 - 45
================================================================================

         - EAGLE BANCSHARES EBSI is a SAIF insured institution that operates 15 branches out of Tucker, Georgia and has $1.1 billion in assets. Eagle had the lowest capital to risk based assets ratio, 8.31%, the lowest equity to assets ratio, 6.50%, the highest NPLs to loans ratio, 0.91%, and the lowest reserves to NPLs ratio, 81.84%. EBSI had the highest margin, 4.03%, which is primarily due to a 8.30% yield on average assets. EBSI was selected to the Group based on asset size, number of offices, similar loans to assets ratio and geographic proximity.

         - FIRSTFED AMERICA BANCORP INC. FAB is a SAIF insured institution that has $1.3 billion in assets and operates 13 branches. First Fed is headquartered in Swansea, Massachusetts. FAB is the only comparable listed on the American Stock Exchange. FirstFed had the highest loans to deposits ratio, 130.09%, partially due to a high level of borrowings, 36.03% of assets. FAB was trading at the highest price to LTM EPS multiple, 19.62x as of August 13, 1998. FirstFed was selected to the Group based on asset size, loans to assets level and level of nonperforming loans.

         - FIRST NORTHERN CAPITAL CORP. FNGB is a SAIF insured thrift that operates 19 offices and operates out of Green Bay, Wisconsin. First Northern is the smallest Comparable with $690.4 million in assets. FNGB has the highest loans to assets ratio, 89.05%, the second lowest borrowings to assets ratio, 13.92%. It was selected as a Comparable based on its asset size, moderate profitability level of borrowings and number of offices.

         - FIRST WASHINGTON BANCORP INC. FWWB is a SAIF insured institution with 25 offices, is headquartered in Walla Walla, Washington, and assets of $1.2 billion. FWWB had the lowest deposits to assets ratio, 51.26%, the third highest level of intangible assets to equity ratio, 7.33%, the highest ROAA, 1.21% and highest market capitalization, $269.1 million. FWWB was selected as a Comparable based on its number of offices, loans to assets ratio, capital levels and net interest margin.

          - KLAMATH FIRST BANCORP KFBI is a SAIF insured thrift with total assets of $1.0 million. The institution operates 33 offices and is based in Klamath Falls, Oregon. KFBI had the second highest intangible assets to equity ratio, 8.40%, the lowest non-performing assets to assets ratio, 0.05%, and the highest deposit growth rate, 63.20%. KFBI was selected as a Comparable based on its loans to assets ratio and profitability ratios.

  Conversion Valuation Appraisal Report                             Page: 1 - 46
================================================================================

          - MEDFORD BANCORP, INC. MDBK is a BIF insured institution that operates 16 branches and is based in Medford, Massachusetts. Medford Bancorp has total assets of $1.1 billion. MDBK had the lowest loans to assets ratio, 50.96%, the lowest noninterest income to average assets ratio, 0.25%, the lowest noninterest expense to average assets ratio, 1.68%, and the lowest efficiency ratio, 46.95%. Medford was selected to the Group based on its asset size, level of borrowings, number of branch offices and level of nonperforming loans.

          - MECH FINANCIAL INC. MECH is a BIF insured institution with 16 offices which operates out of Hartford, Connecticut. MECH has $954.7 million in assets and has no intangible assets. MECH has the highest reserves to loans ratio, 2.14%, and the lowest interest expense as a percentage of average assets, 3.58%. MECH was selected to the Group based on number of offices, equity to asset ratio, loans to assets ratio, and interest income to average assets ratio.

          - WESTERFED FINANCIAL CORP. WSTR is a SAIF insured institution that operates 34 branches and is based in Missoula, Montana. WSTR has total assets of $1.0 billion and intangible assets equal to 18.49% of equity. WesterFed had the third highest borrowings to assets ratio, 24.97%, the second lowest reserves to NPLs ratio, 123.01%, the second highest noninterest expense to average assets ratio, 2.63%, and the third lowest price to book multiple, 109.47%. WSTR was selected to the Group based on its market capitalization, loan to asset ratio, net interest margin, asset quality, and profitability.

           - YORK FINANCIAL CORP. YFED is a SAIF insured institution with 22 branches and is based in York, Pennsylvania. YFED has $1.2 billion in total assets. York the highest deposits to assets ratio, 86.70%, and the lowest borrowings to assets ratio, 2.27%. YFED had the second lowest NPLs to loans ratio, 0.10%, but the highest NPAs to total assets ratio, 0.98%. YFED was selected to the Group based on the its loans to deposits ratio and net interest margin.

  Conversion Valuation Appraisal Report                             Page: 1 - 47
================================================================================



All data presented in Figure 46 is from SNL Securities utilizing the most recent quarter for balance sheet and income statement related items. All data for the Bank is from the prospectus or the audited financials.

                      FIGURE 46 - KEY FINANCIAL INDICATORS


                                                                 COMPARABLE GROUP
                                                                  QUARTER MEDIAN
                                              THE BANK AT          (MOST RECENT
                                             JUNE 30, 1998           QUARTER)
                                             -------------       ----------------
BALANCE SHEET DATA
Gross Loans to Deposits                          92.30%               105.26%
Total Net Loans to Assets                        68.89%                67.48%
Deposits to Assets                               75.03%                68.79%
Borrowed Funds to Assets                         11.95%                19.20%
BALANCE SHEET GROWTH
Asset Growth Rate                                12.60%                12.92%
Loan Growth Rate                                 33.50%                 8.86%
Deposit Growth Rate                               8.60%                 5.95%
CAPITAL
Equity to Assets                                 10.85%                 9.33%
Tangible Equity to Assets                         9.63%                 8.91%
Intangible Assets to Equity                       0.00%                 0.00%
Regulatory Core Capital to Assets                 9.63%                 8.41%
Equity + Reserves to Assets                      11.21%                10.39%
Total Capital to Risk Adjusted Assets            17.29%                15.69%

Conversion Valuation Appraisal Report                              Page: 1 - 48
===============================================================================

                                                                        Comparable Group
                                                                         Quarter Median
                                                    The Bank at           (Most Recent
                                                   June 30, 1998            Quarter)
----------------------------------------------------------------------------------------
Asset Quality
----------------------------------------------------------------------------------------
Non-Performing Loans to Loans                            0.26%               0.36%
Reserves to Non-Performing Loans                       202.56%             345.97%
Non-Performing Assets to Assets                          0.27%               0.34%
Non-Performing Assets to Equity                          2.50%               3.64%
Reserves to Loans                                        0.52%               0.95%
Reserves to Non-Performing Assets + 90 Days Del.       133.22%             294.82%
----------------------------------------------------------------------------------------
Profitability
----------------------------------------------------------------------------------------
Return on Average Assets                                 0.67%               0.95%
Return on Average Equity                                 6.10%               9.24%
----------------------------------------------------------------------------------------
Income Statement
----------------------------------------------------------------------------------------
Net Interest Margin                                      3.47%               3.32%
Interest Income to Average Assets                        7.17%               7.24%
Interest Expense to Average Assets                       3.92%               4.19%
Net Interest Income to Average Assets                    3.25%               3.14%
Noninterest Income to Average Assets                     0.94%               0.43%
Noninterest Expense to Average Assets                    2.63%               2.06%
Efficiency Ratio                                        70.69%              58.86%
Overhead Ratio                                          52.04%              50.71%

Source: The Bank Offering Prospectus, FinPro calculations and SNL Securities
Note: All of the Bank data is for the six months ended June 30, 1998, annualized where appropriate.
Note: All of the Comparable data is as of the most recent quarter.

  Conversion Valuation Appraisal Report                             Page: 1 - 49
================================================================================


4.  MARKET VALUE DETERMINATION


     ------------------------------------
               INTRODUCTION
     ------------------------------------


The estimated pro-forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments delineated in this section are made from potential investors' viewpoints. A potential investor includes depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based, but the major ones utilized for purposes of this report include:

         -     Balance Sheet Strength

         -     Asset Quality

         -     Earnings Quality, Predictability and Growth

         -     Market Area

         -     Management

         -     Dividends

         -     Liquidity of the Issue

         -     Recent Regulatory Matters

         -     Market for Seasoned Thrift Stocks

         -     Acquisition Market

After identifying the adjustments that should be made to market value, the pro-forma market value for the Bank is computed and adjusted. The estimated pro-forma market value for the Bank is then compared with the market valuation ratios of the Comparable Group, recently converted public thrifts and the aggregate ratios for all public thrifts.

Conversion Valuation Appraisal Report                             Page: 1 - 50
------------------------------------------------------------------------------

         BALANCE SHEET STRENGTH



The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following tables summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 47 - KEY BALANCE SHEET DATA


                                                           KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
                                                        -------------------------------------------------------
                                                          TOTAL      LOANS/    LOANS/   DEPOSITS/   BORROWINGS/
                                                         ASSETS     DEPOSITS   ASSETS    ASSETS       ASSETS
TICKER                    SHORT NAME                     ($000)       (%)       (%)        (%)          (%)
------------------------------------------------------  -------------------------------------------------------
                    COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.                            1,392,342    106.47    74.33      69.81        21.15
EBSI    Eagle Bancshares                                1,149,483    112.31    76.11      67.77        20.95
FAB     FIRSTFED AMERICA BANCORP INC.                   1,315,743    130.09    68.68      52.80        36.03
FNGB    First Northern Capital Corp.                      690,372    121.05    89.05      73.56        13.92
FWWB    First Washington Bancorp Inc.                   1,154,072    129.28    66.27      51.26        33.73
KFBI    Klamath First Bancorp                           1,008,688     94.57    63.69      67.34        17.25
MDBK    Medford Bancorp Inc.                            1,135,299     69.42    50.96      73.41        16.66
MECH    MECH Financial Inc.                               954,671     88.34    63.38      71.74        17.44
WSTR    WesterFed Financial Corp.                       1,022,136    104.05    64.79      62.27        24.97
YFED    York Financial Corp.                            1,229,268     91.76    79.56      86.70         2.27
------------------------------------------------------  -------------------------------------------------------
        Average                                         1,105,207    104.73    69.68      67.67        20.44
        Median                                          1,142,391    105.26    67.48      68.79        19.20
        Maximum                                         1,392,342    130.09    89.05      86.70        36.03
        Minimum                                           690,372     69.42    50.96      51.26         2.27
        COMMUNITY SAVINGS BANKSHARES, INC.                765,488     92.30    68.89      75.03        11.95
        VARIANCE TO THE COMPARABLE MEDIAN                (376,903)   (12.96)    1.42       6.24        (7.24)



Sources: SNL and Audited Financial Data, FinPro Computations

         Liquidity - The liquidity of the Bank and the Comparable Group appear similar and were sufficient to meet all regulatory guidelines.

         Asset Composition - The Bank's net loan to asset ratio of 68.89% is above the median of 67.48%, for the Comparable Group. The Bank's loan to asset ratio after the conversion is projected to be lower.

         Funding Mix - The Comparable Group had 19.20% of its funding base from borrowings while the Bank's ratio is 11.95%. The Bank's lower level of borrowings leaves room for an additional funding source in the future and will allow the Bank to leverage capital utilizing the wholesale market until the Bank can leverage capital with core growth.

Conversion Valuation Appraisal Report                              Page: 1 - 51
-------------------------------------------------------------------------------


         The following figure illustrates that the Bank's growth rates for loans and deposits exceeds that of the Comparable Group while growth of assets was similar to that of the Comparable Group.

                      FIGURE 48 - BALANCE SHEET GROWTH DATA

                                                                                                  BALANCE SHEET GROWTH AS OF THE MRQ
                                                                                                  ----------------------------------
                                                                                                     ASSET       LOAN      DEPOSIT
                                                                                                    GROWTH      GROWTH      GROWTH
                                                                                                      RATE       RATE        RATE
TICKER              SHORT NAME                                                                        (%)        (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------
               COMPARABLE THRIFT DATA
ANDB       Andover  Bancorp Inc.                                                                     11.30      16.14        5.63
EBSI       Eagle Bancshares                                                                          39.52      49.84       39.67
FAB        FIRSTFED AMERICA BANCORP INC.                                                             28.88       2.04       (4.34)
FNGB       First Northern Capital Corp.                                                               8.26       7.44        6.26
FWWB       First Washington Bancorp Inc.                                                             14.53      17.18        8.55
KFBI       Klamath First Bancorp                                                                     38.57      20.59       63.20
MDBK       Medford Bancorp Inc.                                                                       5.85       1.09        1.07
MECH       MECH Financial Inc.                                                                       15.92      10.27        3.83
WSTR       WesterFed Financial Corp.                                                                  6.96       4.30        0.88
YFED       Work Financial Corp.                                                                       5.75      (3.09)       7.32
------------------------------------------------------------------------------------------------------------------------------------
           Average                                                                                   17.55      12.58       13.21
           Median                                                                                    12.92       8.86        5.95
           Maximum                                                                                   39.52      49.84       63.20
           Minimum                                                                                    5.75      (3.09)      (4.34)

           COMMUNITY SAVINGS BANKSHARES, INC.                                                        12.60      33.50        8.60

           VARIANCE TO THE COMPARABLE MEDIAN                                                         (0.32)     24.65        2.65

Sources:  SNL and Audited Financial Data, FinPro Computations

  Conversion Valuation Appraisal Report                            Page: 1 - 52
===============================================================================


                            FIGURE 49 - CAPITAL DATA


                                                                Capital as of The Most Recent Quarter
                                               -----------------------------------------------------------------------
                                                          Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                               Equity/     Equity/    Assets/     Core Cap/   Reserves  Risk Adjusted
                                               Assets    Tang Assets  Equity       Assets      Assets       Assets
Ticker            Short Name                     (%)         (%)                    (%)         (%)          (%)
----------------------------------------------------------------------------------------------------------------------
             Comparable Thrift Data
ANBD      Andover Bancorp Inc.                  8.20        8.20       0.00         8.21        8.94        15.13
EBSI      Eagle Bancshares                      6.50        6.50       0.00         4.59        7.06         8.31
FAB       FIRSTFED AMERICA BANCORP INC.         8.86        8.86       0.00         7.46        9.71        16.22
FNGB      First Northern Capital Corp.         10.89       10.89       0.00         9.64       11.38        15.75
FWWB      First Washington Bancorp Inc.        13.01       12.18       7.33        12.17       13.69        22.64
KFBI      Klamath First Bancorp                13.98       12.96       8.40        10.92       14.14        21.84
MDBK      Medford Bancorp Inc.                  8.94        8.52       5.11         8.54        9.55        15.62
MECH      MECH Financial Inc.                   9.71        9.71       0.00         9.61       11.07        16.65
WSTR      WesterFed Financial Corp.            10.73        8.93      18.49         8.27       11.21        13.81
YFED      York Financial Corp.                  8.89        8.89       0.00         7.67        9.60        13.11
----------------------------------------------------------------------------------------------------------------------
          Average                               9.97        9.56       3.93         8.71       10.64        15.91
          Median                                9.33        8.91       0.00         8.41       10.39        15.69
          Maximum                              13.98       12.96      18.49        12.17       14.14        22.64
          Minimum                               6.50        6.50       0.00         4.59        7.06         8.31
          COMMUNITY SAVINGS BANKSHARES, INC.   10.85        9.63       0.00         9.63       11.21        17.29
          VARIANCE TO THE COMPARABLE MEDIAN     1.53        0.72       0.00         1.23        0.82         1.61



Sources: SNL and Audited Financial Data, FinPro Computations

         Capitalization - The Comparable Group's median equity to assets ratio of 9.33% is lower than the Bank's ratio of 10.85%, and will be well below the Bank's pro forma equity to assets ratio of 17.13% at the midpoint of the valuation range.

         Intangible Levels - One of the most important factors influencing market values is the level of intangibles that an institution carries on its books. The Comparable Group has a limited level of intangibles with an average of 3.93% of equity. Four of the Comparables have intangibles with a high of 18.49% of assets and a low of 5.11% of assets. Thrifts trade more on tangible book value than on book value. The Bank had no intangible assets.

         Interest Rate Risk - The Bank has a minimal level of interest rate risk, evidenced by a net portfolio value above tangible equity at rate shocks up to and including +300 basis points and above the assumed 4.00% capital limit under all rate shocks. Additionally, the Bank's one year gap was 0.44%.

  Conversion Valuation Appraisal Report                             Page: 1 - 53
================================================================================

The Bank is less reliant on the wholesale markets for both assets and a funding source. It is expected that following the conversion, the Bank's loans to assets ratio is projected to be lower than the Comparable Groups. However, the Bank's ability to grow, lack of intangibles and lower levels of borrowings stack up favorably. As such, there should be no adjustment to the Comparable Group for this measure.

Conversion Valuation Appraisal Report                            Page: 1 - 54
=============================================================================

         -------------
         ASSET QUALITY
         -------------

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, REO and levels of ALLL in assessing the attractiveness of investing in the common stock of an institution.


                         FIGURE 50 - ASSET QUALITY TABLE


                                                                   ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                ---------------------------------------------------------------------------------
                                                NPLS/        RESERVES/         NPAS/         NPAS/      RESERVES/      RESERVES/
                                                LOANS             NPLS        ASSETS        EQUITY          LOANS        NPAS+90
TICKER              SHORT NAME                    (%)              (%)           (%)           (%)            (%)            (%)
---------------------------------------------------------------------------------------------------------------------------------
              COMPARABLE THRIFT DATA
ANDB        Andover Bancorp Inc.                0.49           205.01           0.38          4.62           1.00         195.38
EBSI        Eagle Bancshares                    0.91            81.84           0.95         14.58           0.74          59.71
FAB         FIRSTFED AMERICA BANCORP INC.       0.37           331.87           0.29          3.26           1.24         293.25
FNGB        First Northern Capital Corp.        0.11           506.35           0.12          1.11           0.54         400.84
FWWB        First Washington Bancorp Inc.       0.21           498.86           0.21          1.64           1.03         301.38
KFBI        Klamath First Bancorp               0.07           356.52           0.05          0.33           0.26         356.52
MDBK        Medford Bancorp Inc.                0.34           346.52           0.18          2.00           1.19         338.34
MECH        MECH Financial Inc.                 0.62           345.41           0.46          4.72           2.14         296.39
WSTR        WesterFed Financial Corp.           0.60           123.01           0.43          4.02           0.74          97.44
YFED        York Financial Corp.                0.10           874.88           0.98         10.99           0.90          31.83
---------------------------------------------------------------------------------------------------------------------------------
            Average                             0.38           367.03           0.41          4.73           0.98         237.11
            Median                              0.36           345.97           0.34          3.64           0.95         294.82
            Maximum                             0.91           874.88           0.98         14.58           2.14         400.84
            Minimum                             0.07            81.84           0.05          0.33           0.26          31.83

            COMMUNITY SAVINGS BANKSHARES, INC.  0.26           202.56           0.27          2.50           0.52         133.22

            VARIANCE TO THE COMPARABLE MEDIAN  (0.10)         (143.40)         (0.06)        (1.14)         (0.43)       (161.60)



Sources: SNL and Audited Financial Data, FinPro Computations

The Bank has a lower non-performing loans ("NPL") to total loans ratio of 0.26% when compared to the Comparable Group median of 0.36%, and a lower level of nonperforming assets as a percentage of assets, 0.27%, when compared to the Comparable Group median of 0.34%. The Bank's reserve levels are substantially lower, 0.52% of loans as opposed to the Comparable median of 0.95%. Based on the low reserve levels, even when considering nonperforming asset levels, a slight downward adjustment is warranted for this element.

  Conversion Valuation Appraisal Report                             Page: 1 - 55
================================================================================



     ------------------------------------
              EARNINGS QUALITY,
          PREDICTABILITY AND GROWTH
     ------------------------------------


The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

          -    net interest income

          -    loan loss provision

          -    non-interest income

          -    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

  Conversion Valuation Appraisal Report                             Page: 1 - 56
================================================================================

     ------------------------------------
          INCOME AND EXPENSE TRENDS
     ------------------------------------


The Bank's annualized net income, of $5.0 million for the six month period ended June 30, 1998, was below the net income for the twelve month period ended December 31, 1997. During the six month period ended June 30, 1998, the Bank's noninterest expense increased $1.0 over the same time period ended June 30, 1997, due to an increase in compensation expense resulting from hiring incentive based loan originators and the new cost incurred by the operation of two new branches.

The net income for the twelve month period ended December 31, 1996, is low due to the one-time SAIF assessment. The Bank's portion of the SAIF assessment was $2.8 million on a pre-tax basis.

                          FIGURE 51 - NET INCOME CHART


                                     [CHART]
                             [DESCRIPTION TO COME]

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-------------------------------------------------------------------------------




The Bank's ROAA and ROAE demonstrate weakness when compared to the Comparable Group. The Bank's ROAA and ROAE were 0.67% and 6.10%, respectively. These ratios are below the Comparable Group median for both measures.

                         FIGURE 52 - PROFITABILITY DATA



                                                                        PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                             -----------------------------------------------------------------

                                                                                       RETURN ON                     RETURN ON
                                                                                      AVG ASSETS                    AVG EQUITY
TICKER                             SHORT NAME                                                (%)                           (%)
------------------------------------------------------------------------------------------------------------------------------
                             Comparable Thrift Data
ANDB                Andover Bancorp Inc.                                                   1.19                         15.04
EBSI                Eagle Bancshares                                                       0.83                         10.00
FAB                 FIRSTFED AMERICA BANCORP INC.                                          0.60                          5.47
FNGB                First Northern Capital Corp.                                           0.98                          8.87
FWWB                First Washington Bancorp Inc.                                          1.21                          8.70
KFBI                Klamath First Bancorp                                                  0.92                          6.11
MDBK                Medford Bancorp Inc.                                                   1.07                         11.84
MECH                MECH Financial Inc.                                                    0.97                          9.71
WSTR                WesterFed Financial Corp.                                              0.72                          6.73
YFED                York Financial Corp.                                                   0.84                          9.61
------------------------------------------------------------------------------------------------------------------------------
                    Average                                                                0.93                          9.21
                    Median                                                                 0.95                          9.24
                    Maximum                                                                1.21                         15.04
                    Minimum                                                                0.60                          5.47

                    COMMUNITY SAVINGS BANKSHARES, INC.                                     0.67                          6.10


                    VARIANCE TO THE COMPARABLE MEDIAN                                     (0.28)                        (3.14)







Sources:  SNL and Audited Financial Data, FinPro Computations

Conversion Valuation Appraisal Report                               Page: 1 - 58
--------------------------------------------------------------------------------


                        FIGURE 53 - INCOME STATEMENT DATA

                                                              INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                    ---------------------------------------------------------------------------------------------
                                      NET     INTEREST    INTEREST  NET INTEREST  NONINTEREST  NONINTEREST
                                    INTEREST  INCOME/     EXPENSE/    INCOME/       INCOME/     EXPENSE/    EFFICIENCY  OVERHEAD
                                     MARGIN  AVG ASSETS  AVG ASSETS  AVG ASSETS    AVG ASSETS  AVG ASSETS      RATIO      RATIO
TICKER         SHORT NAME              (%)      (%)         (%)         (%)           (%)         (%)           (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
         COMPARABLE THRIFT DATA
ANDB   Andover Bancorp Inc.           3.17     7.20        4.14        3.06          0.36         1.74         50.18      44.38
EBSI   Eagle Bancshares               4.03     8.30        4.62        3.68          1.59         3.78         76.31      66.10
FAB    FIRSTFED AMERICA BANCORP INC.  2.81     6.96        4.29        2.67          0.40         2.08         67.44      62.53
FNGB   First Northern Capital Corp.   3.19     7.27        4.20        3.07          0.46         2.04         57.92      51.58
FWWB   First Washington Bancorp Inc.  3.68     7.82        4.29        3.54          0.30         1.93         48.12      43.64
KFBI   Klamath First Bancorp          3.36     7.01        3.80        3.20          0.27         1.94         51.29      47.23
MDBK   Medford Bancorp Inc.           3.23     6.93        3.83        3.10          0.25         1.68         46.95      42.67
MECH   MECH Financial Inc.            3.61     6.98        3.58        3.40          0.84         2.51         59.79      49.83
WSTR   WesterFed Financial Corp.      3.44     7.35        4.17        3.18          0.72         2.63         63.90      55.70
YFED   York Financial Corp.           3.28     7.46        4.37        3.09          0.45         2.17         61.68      56.14
---------------------------------------------------------------------------------------------------------------------------------
       Average                        3.38     7.33        4.13        3.20          0.56         2.25         58.36      51.98
       Median                         3.32     7.24        4.19        3.14          0.43         2.06         58.86      50.71
       Maximum                        4.03     8.30        4.62        3.68          1.59         3.78         76.31      66.10
       Minimum                        2.81     6.93        3.58        2.67          0.25         1.68         46.95      42.67

       COMMUNITY SAVINGS
        BANKSHARES, INC.              3.47     7.17        3.92        3.25          0.94         2.63         70.69      52.04

       VARIANCE TO THE
        COMPARABLE MEDIAN             0.15    (0.06)      (0.27)       0.11          0.51         0.57         11.84       1.33

Sources:  SNL and Audited Financial Data, FinPro Computations



                         FIGURE 54 - CORE EARNINGS DATA


                                                                             INCOME
                                    ---------------------------------------------------------------------------------------------
                                      NET      CORE       CORE                       NET         CORE         CORE
                                    INCOME    INCOME       EPS         EPS         INCOME       INCOME         EPS        EPS
TICKER         SHORT NAME             LTM      LTM         LTM         LTM           MRQ          MRQ          MRQ        MRQ
---------------------------------------------------------------------------------------------------------------------------------
         COMPARABLE THRIFT DATA
ANDB   Andover Bancorp Inc.          15,768   15,382       2.29        2.35         5,250        5,125         0.78       0.76
EBSI   Eagle Bancshares               7,210    7,253       1.24        1.23         2,163        2,186         0.37       0.37
FAB    FIRSTFED AMERICA BANCORP INC.  6,867    5,569       0.70        0.86         1,694        1,400         0.22       0.18
FNGB   First Northern Capital Corp.   6,551    6,060       0.67        0.72         1,730        1,562         0.19       0.17
FWWB   First Washington Bancorp Inc. 13,122   12,227       1.16        1.25         3,375        3,074         0.33       0.30
KFBI   Klamath First Bancorp          8,959    8,959       0.93        0.93         2,491        2,491         0.26       0.26
MDBK   Medford Bancorp Inc.          11,953   11,358       2.39        2.51         3,238        2,885         0.68       0.61
MECH   MECH Financial Inc.            8,603    8,533       1.61        1.62         2,526        2,513         0.47       0.47
WSTR   WesterFed Financial Corp.      7,260    7,258       1.29        1.29         1,993        1,764         0.35       0.31
YFED   York Financial Corp.          10,015    7,906       0.84        1.06         2,435        1,964         0.26       0.21
---------------------------------------------------------------------------------------------------------------------------------
       Average                        9,631    9,051       1.31        1.38         2,690        2,496         0.39       0.36
       Median                         8,781    8,220       1.20        1.24         2,463        2,339         0.34       0.31
       Maximum                       15,768   15,382       2.39        2.51         5,250        5,125         0.78       0.76
       Minimum                        6,551    5,569       0.67        0.72         1,694        1,400         0.19       0.17

       COMMUNITY SAVINGS
        BANKSHARES, INC.              5,132    5,132         NA          NA            NA           NA           NA         NA

       VARIANCE TO THE
        COMPARABLE MEDIAN            (3,649)  (3,325)        NA          NA            NA           NA           NA         NA


Sources:  SNL and Audited Financial Data, FinPro Computations

The Bank yield on assets is slightly lower than the Comparable median, which is entirely offset by a lower cost of funds when compared to the Comparable Group median. The Bank's noninterest income is above the Comparables but is offset by the Bank's higher noninterest expense. Despite the advantages of net interest income and noninterest income, the Bank's efficiency ratio is 11.84 percent higher than the Comparable median.

  Conversion Valuation Appraisal Report                             Page: 1 - 59
================================================================================

Currently, investors are focusing on earnings sustainability as the interest rate volatility has caused wide variation in income levels. With the intense competition for both assets and deposits, banks can not easily replace lost spread and margin with balance sheet growth.

Based on the Bank's historical earnings performance, a slight downward adjustment is warranted to the market value for earnings.

  Conversion Valuation Appraisal Report                             Page: 1 - 60
================================================================================

     ------------------------------------
                MARKET AREA
     ------------------------------------


The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. Specifics on the Bank's market were delineated in Section 2 - Market Area Analysis. The following are discussions with respect to the various data sets utilized for the market analysis.

Demographically, the population in the majority of the Bank's markets is projected to grow at rates in excess of the state growth rate. Income levels and housing values tend to be higher than the state average. Despite these positive aspects, the Bank's markets tend to have seasonal occupants, as does the state in general. The state housing occupancy status shows that in excess of 50% of the housing units are unoccupied.

The majority of the Bank's deposit markets have grown in excess of 10% over the past five years. However, the average branch size of these markets is substantially lower than the national average branch size for all publicly traded thrifts of $35.5 million and the national median of $51.4 million. In fact, only three of the Bank's seventeen deposit markets have an average branch size in excess of the national average and only one has an average branch size in excess of the national median.

Based on these factors no adjustment is warranted for this factor due to the excellent market area which is offset by the high level of competition.

  Conversion Valuation Appraisal Report                             Page: 1 - 61
================================================================================

     ------------------------------------
                  MANAGEMENT
     ------------------------------------


The Bank has developed a good management team with considerable banking experience and length of service with the Bank. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

  Conversion Valuation Appraisal Report                             Page: 1 - 62
================================================================================

     ------------------------------------
                  DIVIDENDS
     ------------------------------------

Historically, thrifts have not established dividend policies immediately at or after conversion to stock ownership. Rather, newly converted institutions, in general, have preferred to establish an earnings track record, fully invest the conversion proceeds, and allow for seasoning of the stock before establishing a dividend policy. In the late 1980's and early 1990's however, there has been a tendency toward initiating dividend policies concurrent with the conversion as a means of increasing the attractiveness of the issue and to utilize the proceeds.

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or over subscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Recent pressures on ROE and on internal rate of returns to investors has prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in this regard.

Conversion Valuation Appraisal Report                         Page: 1-63
========================================================================

                           FIGURE 55 - DIVIDENDS DATA


                                                       Dividends
                                                 -----------------------
                                                  Current   LTM Dividend
                                                 Dividend         Payout
                                                    Yield          Ratio
Ticker              Short Name                        ($)            (%)
------------------------------------------------------------------------
             Comparable Thrift Data
ANDB      Andover Bancorp Inc.                    2.087          26.38
EBSI      Eagle Bancshares                        2.844          48.78
FAB       FIRSTFED AMERICA BANCORP INC.           1.185           5.81
FNGB      First Northern Capital Corp.            2.824          47.22
FWWB      First Washington Bancorp Inc.           1.423          21.82
KFBI      Klamath First Bancorp                   2.118          36.02
MDBK      Medford Bancorp Inc.                    2.000          37.45
MECH      MECH Financial Inc.                     2.143           9.26
WSTR      WesterFed Financial Corp.               2.326          39.61
YFED      York Financial Corp.                    2.755          47.17
----------------------------------------------------------------------
          Average                                  2.17          31.95
          Median                                   2.13          36.74
          Maximum                                  2.84          48.78
          Minimum                                  1.19           5.81

          Community Savins Bankshares, Inc.        2.57          87.38

          Variance to the Comparable Median        0.44          50.65



All of the Comparable institutions had declared dividends. The median dividend payout ratio for the Comparable Group was 36.74%, ranging from a high of 48.78% to a low of 5.81%. The Bank's dividend payout ratio of 87.38% is significantly above Comparable group median. The Bank's dividend yield was 2.57%, while the Comparable Group median was 2.13%.

The Bank will have the capital levels to afford to pay dividends and has a history of paying adequate dividends, but will more than likely assume a payout ratio equal to fully converted institutions. As such, no adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 64
================================================================================

         ----------------------
         LIQUIDITY OF THE ISSUE
         ----------------------


The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 56 - MARKET CAPITALIZATION DATA


                                                                MARKET CAPITALIZATION
                                         -------------------------------------------------------------------
                                          MRQ        MRQ       LTM       LTM     MRQ PUBLICLY   MRQ TANGIBLE
                                         MARKET     PRICE     PRICE     PRICE      REPORTED     PUBLICLY REP
                                         VALUE    PER SHARE    HIGH      LOW      BOOK VALUE     BOOK VALUE
TICKER            SHORT NAME              ($)        ($)       ($)       ($)         ($)            ($)
------------------------------------------------------------------------------------------------------------
            COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.             223.59    34.250     37.750    23.700      17.61          17.61
EBSI    Eagle Bancshares                 130.21    25.375     25.500    15.250      13.03          13.03
FAB     FIRSTFED AMERICA BANCORP INC.    139.59    19.375     23.250    17.625      15.76          15.76
FNGB    First Northern Capital Corp.     112.95    13.375     14.000    11.000       8.49           8.49
FWWB    First Washington Bancorp Inc.    269.08    23.921     25.966    17.045      14.78          13.70
KFBI    Klamath First Bancorp            168.59    19.063     24.250    18.625      16.02          14.67
MDBK    Medford Bancorp Inc.             178.19    41.000     44.250    29.250      22.78          21.62
MECH    MECH Financial Inc.              148.27    29.000     31.500    18.875      17.51          17.51
WSTR    WesterFed Financial Corp.        120.08    24.500     27.000    20.125      19.64          16.01
YFED    York Financial Corp.             169.27    20.875     27.250    15.600      12.18          12.18
------------------------------------------------------------------------------------------------------------
        Average                          165.98     25.07      28.07     18.71      15.78          15.06
        Median                           158.43     24.21      26.48     18.13      15.89          15.22
        Maximum                          269.08     41.00      44.25     29.25      22.78          21.62
        Minimum                          112.95     13.38      14.00     11.00       8.49           8.49

       COMMUNITY SAVINGS BANKSHARES, INC. 67.42     10.00         NA        NA      10.86          10.86

       VARIANCE TO THE COMPARABLE MEDIAN (91.01)   (14.21)        NA        NA      (5.03)         (4.36)


The market capitalization values of the Comparable Group range from a low of $113.0 million to a high of $269.1 million with a median market capitalization of $158.4 million. The Bank expects to have $67.4 million of market capital at the midpoint on a pro forma basis.

Although the market capitalization is lower than the comparable Group, it is still large enough on an absolute basis to provide issue liquidity. Additionally, the Bank's market capitalization will increase as its share price increases.

Based on the comparison with the Comparable Group and the above data, no adjustment appears warranted.

  Conversion Valuation Appraisal Report                             Page: 1 - 65
================================================================================


     ------------------------------------
          RECENT REGULATORY MATTERS
     ------------------------------------


As a result of large after-market price increases of conversions during 1993 and early 1994, the regulatory agencies have issued guidelines on appraisals for conversions. The regulators publicly indicated that only modest immediate after-market price increases are appropriate for converting institutions. The guidelines issued November 22, 1994, indicate that the reasonableness and adequacy of an appraisal will be partially judged by the immediate price movement of the conversion stock in the after-market, using a very short time frame of the second day of trading following closing. The guidelines further discuss that the average price appreciation for all IPO's has been between 10% and 15%, which was deemed to be too high.

At around the same time period, IPO pricing was elevated on a book basis and IPOs in late 1994 did not experience much appreciation. In fact, numerous IPOs actually depreciated. 1995 brought back lower premiums to book but they have been rising throughout 1996 to approximately the same levels as late 1994. The trend has continued in 1997 and 1998 with IPO's popping over 40% on average, for the first day of trading.

The recent interest in thrift IPO's has caused large oversubscriptions, which in turn have caused large price appreciations in the aftermarket. Recently, regulators have been indicating the need for increased pricing of new issues in the attempt to lessen the aftermarket appreciation. Also, regulators have been concerned with capital redistributions from thrifts which have converted within the past three years. Regulatory agencies are publicly indicating that they will enforce the limits of stock buy backs to: 0% in the first year, 5% in the second year and 5% in the third year.

This threat to newly converted institutions, of not being able to use all of the capital markets tools available, will hurt the stocks' attractiveness, as it will put them at a significant competitive disadvantage to the rest of the industry.

As such, a downward adjustment for this measure is warranted based on the uncertainty surrounding the regulatory environment.

  Conversion Valuation Appraisal Report                             Page: 1 - 66
================================================================================


     ------------------------------------
          MARKET FOR SEASONED THRIFT
                   STOCKS
     ------------------------------------


Data for all public thrifts as of August 13, 1998 is provided in Exhibit 7. A common measure utilized as a proxy for the performance of the thrift industry is the SNL thrift index graphically shown below and tabularly shown on the following page:

                       FIGURE 57 - SNL THRIFT INDEX CHART


                                    [CHART]

                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                                Page: 1-67
===============================================================================

                        FIGURE 58 - HISTORICAL SNL INDEX

                      SNL THRIFT INDEX MONTHLY PERFORMANCE
                       January 2, 1992 to August 13, 1998



                    SNL       %Change   %Change   %Change   %Change     %Change     %Change     %Change
                   Thrift      Since     Since     Since     Since       Since       Since       Since
         Date      Index      1/2/92    1/4/93    1/3/94    12/30/94    12/29/95    12/31/96    12/31/97
         ----      ------     ------    ------    -------   --------    --------    --------    --------

         Jan-92    143.9           -         -         -           -           -           -           -
         Jul-92    175.1       21.7%         -         -           -           -           -           -
         Jan-93    201.1       39.7%         -         -           -           -           -           -
         Jul-93    220.5       53.2%       9.6%        -           -           -           -           -
         Jan-94    252.5       75.5%      25.6%        -           -           -           -           -
         Jul-94    273.8       90.3%      36.2%      8.4%          -           -           -           -
         Jan-95    256.1       78.0%      27.3%      1.4%          -           -           -           -
         Jul-95    328.2      128.1%      63.2%     30.0%       28.2%          -           -           -
         Jan-96    370.7      157.6%      84.3%     46.8%       44.7%          -           -           -
         Jul-96    389.9      171.0%      93.9%     54.4%       52.2%        5.2%          -           -
         Jan-97    520.1      261.4%     158.6%    106.0%      103.1%       40.3%          -           -
         Jul-97    684.5      375.7%     240.4%    171.1%      167.3%       84.7%       31.6%          -
         Jan-98    768.3      433.9%     282.0%    204.3%      217.1%      104.1%       58.9%       -5.6%
         Jun-98    833.5      479.2%     314.5%    230.1%      244.0%      121.4%       72.4%        2.4%
August 13, 1998    724.6      403.5%     260.3%    187.0%      199.0%       92.4%       49.8%      -11.0%



Source:  SNL Securities

  Conversion Valuation Appraisal Report                             Page: 1 - 68
================================================================================


                           FIGURE 59 - EQUITY INDICES

                                    [CHART]

                             [DESCRIPTION TO COME]


As Figures 57 and 58 illustrate, the performance of the SNL index has been robust through 1992, 1993, 1994 and 1995. The dip in the index, occurring in late 1994, was the product of the interest rate rise during that period along with the overall uneasiness in the stock market in general. The rate scenario covering the same period as the SNL index can be seen in the following chart.

  Conversion Valuation Appraisal Report                             Page: 1 - 69
================================================================================

                          FIGURE 60 - HISTORICAL RATES
                                 HISTORIC RATES

                                    [CHART]

                             [DESCRIPTION TO COME]

As the graph demonstrates, the rate rise in late 1994 correlates closely to the fall in thrift prices. The drop in rates in 1995 was one of the primary drivers of the rapid rise in the SNL index. During 1996, rates increased slightly and then remained stable, fueling the rise in the conversion prices. 1997 has seen a continuation of this trend, with the average IPO pricing at 70.9%, 69.7%, 70.9%, and 73.6% of book value for the first, second, third, and fourth quarters of 1997, respectively.

As Figures 59 and 60 show, in 1997, the flat interest rate environment has contributed to the appreciation in the SNL index. In addition, the market continues to demonstrate evidence of acquisition speculation. Since May 1998, the thrift market appreciation has leveled off and has declined to the late 1997 levels.

The Bank will be raising a substantial amount of capital and will need time to reinvest the proceeds. Additionally, the investment community will want to see a few quarters of earnings past the second step prior to valuing the Bank on a full basis. As such, a slight downward adjustment for this measure is warranted, as the institution will trade at a discount to the market until the capital is adequately invested.

  Conversion Valuation Appraisal Report                             Page: 1 - 70
================================================================================


     ------------------------------------
             ACQUISITION MARKET
     ------------------------------------


The amount of deals have picked up since the second quarter of 1997.

                  FIGURE 61 - DEALS FOR LAST FOURTEEN QUARTERS
                                 HISTORIC RATES

                                    [CHART]

                             [DESCRIPTION TO COME]

  Conversion Valuation Appraisal Report                             Page: 1 - 71
================================================================================


From 1995 through August 13, 1998, thrift deal prices remained high. Nationally, book multiples continue their increase. Regionally, earnings multiples are substantially outpacing the industry, however, regional price to assets and price to deposits have remained flat.

         FIGURE 62 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO BOOK

                       HISTORICAL PRICE TO BOOK ANALYSIS

                                    [CHART]
                             [DESCRIPTION TO COME]

  Conversion Valuation Appraisal Report                             Page: 1 - 72
================================================================================


    FIGURE 63 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO TANGIBLE BOOK

                   HISTORICAL PRICE TO TANGIBLE BOOK ANALYSIS

                                    [CHART]
                             [DESCRIPTION TO COME]


           FIGURE 64 - THRIFT ACQUISITION MULTIPLES, PRICE TO EARNINGS

                      HISTORICAL MEDIAN PRICE TO EARNINGS

                                    [CHART]
                             [DESCRIPTION TO COME]

  Conversion Valuation Appraisal Report                             Page: 1 - 73
================================================================================


        FIGURE 65 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO ASSETS

                           HISTORICAL PRICE TO ASSETS

                                    [CHART]
                             [DESCRIPTION TO COME]



       FIGURE 66 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO DEPOSITS

                          HISTORICAL PRICE TO DEPOSITS

                                    [CHART]
                             [DESCRIPTION TO COME]

Conversion Valuation Appraisal Report                             Page: 1 - 74
------------------------------------------------------------------------------

                           FIGURE 67 - DEAL MULTIPLES

------------------------------------------------------------------------------


MEDIAN PRICE TO LTM EARNINGS                        1995      1996      1997    1998 YTD

Thrifts - Nationwide                                18.4      17.6      24.6      27.0
Thrifts - Southeast                                 17.2      15.2      31.4      49.4
Thrifts - Deal Value > $100 - $500 Million          17.4      15.2      24.4      25.6

AVERAGE PRICE TO BOOK

Thrifts - Nationwide                               144.7     149.5     185.2     217.9
Thrifts - Southeast                                152.8     160.0     183.2     232.5
Thrifts - Deal Value > $100 - $500 Million         149.4     148.6     195.7     230.1

AVERAGE PRICE TO TANGIBLE BOOK

Thrifts - Nationwide                               150.0     153.6     191.9     223.6
Thrifts - Southeast                                165.3     163.6     189.7     237.6
Thrifts - Deal Value > $100 - $500 Million         155.8     162.4     214.0     232.9

AVERAGE PRICE TO ASSETS

Thrifts - Nationwide                                14.8      15.0      18.4      21.7
Thrifts - Southeast                                 14.1      13.4      18.5      18.9
Thrifts - Deal Value > $100 - $500 Million          15.5      14.1      19.8      24.6

AVERAGE PRICE TO DEPOSITS

Thrifts - Nationwide                                19.2      19.9      24.9      28.8
Thrifts - Southeast                                 17.7      18.1      24.0      25.0
Thrifts - Deal Value > $100 - $500 Million          20.8      20.2      28.6      35.6
-----------------------------------------------------------------------------------------


Source:  SNL Securities

There are two pending thrift acquisitions in the state of Florida. First Palm Beach Bancorp is being acquired by Republic Security for 237.88% of book value and 30.75x earnings. Republic Bancorp is purchasing Bankers Savings Bank for 300.86% of book value (an earnings multiple was not announced).

                          FIGURE 68 - ACQUISITION TABLE

                                    At Announcement Offer Divided By
                                    --------------------------------

                                 Book Value                      LTM EPS
                                 ----------                      -------
Pending Merger Median               231%                          25.6X

Completed Merger Median             191%                          22.4X

Source: SNL Securities

Although the acquisition multiples are high and continue to grow, no adjustment is warranted for this factor, as the Bank will not be readily available for acquisition immediately following the second step conversion, and since the Comparable Group was screened in an attempt to eliminate any institutions with acquisition speculations in their stocks.

  Conversion Valuation Appraisal Report                             Page: 1 - 75
================================================================================


     ------------------------------------
            ADJUSTMENTS TO VALUE
     ------------------------------------


Overall, FinPro believes that the Bank pro-forma market value should be discounted relative to the Comparable Group, reflecting the following adjustments.


Key Valuation Parameters                                    Valuation Adjustment
--------------------------------------------------------------------------------

Balance Sheet Strength                                      No Adjustment

Asset Quality                                               Slight Downward

Earnings Quality, Predictability and Growth                 Slight Downward

Market Area                                                 No Adjustment

Management                                                  No Adjustment

Dividends                                                   No Adjustment

Liquidity of the Issue                                      No Adjustment

Recent Regulatory Matters                                   Downward

Market for Seasoned Thrift Stocks                           Slight Downward

Acquisition Market                                          No Adjustment


As a result of all the factors discussed, a premium of approximately 3.5% on an earnings multiple basis and a 41.5% discount on a price to tangible book basis appears to be reasonable.

Conversion Valuation Appraisal Report                               Page: 1 - 76
================================================================================

5.  OTHER ADJUSTMENTS


-----------------------------------
     SECOND STEP CONVERSIONS
-----------------------------------


As the Bank is undergoing a second step conversion, it should be compared to institutions that are undertaking second step conversions.

                   FIGURE 69 - PENDING SECOND STEP CONVERSIONS

                                   EXHIBIT 10
                     SECOND STEP CONVERSIONS - 1997 TO DATE
                              SELECTED MARKET DATA
                           MARKET DATA AS OF 8/13/98

                                                                   ---------------------------------------
                                                                             Percent Change from IPO
                                                                   ---------------------------------------
                                                                   After       After     After      After     Current   % Change
                                                      IPO Price    1 Day      1 Week    1 Month   3 Months  Stock Price    from
 Ticker     Short Name                     IPO Date      ($)        (%)        (%)        (%)        (%)      8/13/98   IPO to Date
------------------------------------------------------------------------------------------------------------------------------------
HSTD       Homestead Bancorp Inc.          07/20/98     10.000     -6.87%     -7.50%        NA         NA       8.250     -17.50%
PSBI       PSB Bancorp Inc.                07/17/98     10.000     -8.12%     -8.75%     -20.62%       NA       7.938     -20.62%
THTL       Thistle Group Holdings Co.      07/14/98     10.000     -0.62%     -1.87%      -8.12%       NA       9.188      -8.12%
SBAN       SouthBanc Shares Inc.           04/15/98     20.000     13.75%     12.50%       4.38%    -5.00%     18.250      -8.75%
FSLA       First Source Bancorp Inc.       04/09/98     10.000      5.63%      5.00%       5.00%    -5.00%      8.938     -10.62%
TSBS       Peoples Bancorp Inc.            04/09/98     10.000      4.38%      5.63%       6.25%    -0.94%      8.688     -13.12%
PFSL       Pocahontas Bancorp Inc.         04/01/98     10.000      4.38%      2.50%      -0.62%    -3.75%      8.750     -12.50%
HARB       Harbor Florida Bancshares Inc.  03/19/98     10.000     20.00%     16.88%      26.25%    19.38%     12.125      21.25%
HFWA       Heritage Financial Corp.        01/09/98     10.000     32.50%     32.50%      42.50%    53.75%     12.750      27.50%
GFED       Guaranty Federal Bcshs Inc.     12/31/97     10.000     28.75%     25.00%      23.75%    25.00%     12.625      26.25%
EBI        Equality Bancorp Inc.           12/02/97     10.000     34.38%     49.38%      41.25%    57.50%     13.000      30.00%
FSNJ       Bayonne Bancshares Inc.         08/22/97     10.000     17.50%     18.75%      26.88%    22.50%     14.938      49.38%
MONT       Montgomery Financial Corp.      07/01/97     10.000     11.25%     12.50%      20.63%    22.50%     11.000      10.00%
           -------------------------------------------------------------------------------------------------------------------------
1/1/97 to  Average                                                 12.07%     12.50%      13.96%    18.59%     11.265       5.63%
8/13/98    Median                                                  11.25%     12.50%      13.44%    20.94%     11.000      -8.12%
           -------------------------------------------------------------------------------------------------------------------------

Source:  SNL Securities

As previously mentioned, investor interest in second-step conversions has been weak with a few second step offerings being extended to the community utilizing underwriter assistance. Even with the extended offerings and marketing assistance recent second step conversions closed below the supermaximum of the estimated value range.

Even though the offerings closed below the supermaximum, the last seven second step conversions are trading below their IPO price, some by as much as 15%.

Based on performance of these second step conversions, the market value should be adjusted downward, as second steps are not being warmly received by the markets.

Conversion Valuation Appraisal Report                               Page: 1 - 77
================================================================================


------------------------------------------
          SUBSCRIPTION INTEREST
------------------------------------------


Based on the stock appreciation for both thrift stocks and for the U.S. equity market in general, the market for public offerings has attracted a significant level of attention. The market for public offerings is driven by the lack of supply of stocks to meet the demand created primarily by the growth of mutual funds. Thrift IPO's have received a greater amount of attention due to the price "pops" of recent standard conversions. However, recently the market for stocks and particularly, thrift stock has begun to demonstrate weakness.

The market has not shown the type of interest in second-step conversions as in MHC and standard conversions, recently, with the last seven second-step conversions trading down below the subscription price (as shown in Figure 70).

                        FIGURE 70 - CONVERSION PRICE POPS



                                                                           -------------------------------------------
                                                                                    PERCENT CHANGE FROM IPO
                                                                           -------------------------------------------
                                                                            AFTER       AFTER      AFTER       AFTER      CURRENT
                                                              IPO PRICE     1 DAY      1 WEEK     1 MONTH     3 MONTHS  STOCK PRICE
   TICKER       SHORT NAME                         IPO DATE       ($)        (%)         (%)         (%)         (%)      8/13/98
------------------------------------------------------------------------------------------------------------------------------------
CITZ            CFS Bancorp Inc.                   07/24/98     10.000      14.38%       9.38%         NA          NA      10.625
UCFC            United Community Finl Corp.        07/09/98     10.000      50.00%      60.00%      57.50%         NA      15.375
HRBT            Hudson River Bancorp               07/01/98     10.000      25.63%      35.00%      33.75%         NA      12.125
                --------------------------------------------------------------------------------------------------------------------
Q3`98           AVERAGE                                                     30.00%      34.79%      45.63%       --        12.708
                MEDIAN                                                      25.63%      35.00%      45.63%       --        12.125
                --------------------------------------------------------------------------------------------------------------------

FKAN            First Kansas Financial Corp.       06/29/98     10.000      23.13%      22.50%      15.00%         NA      10.875
CFKY            Columbia Financial of Kentucky     04/15/98     10.000      71.25%      59.38%      60.00%      40.00%     14.250
EFC             EFC Bancorp Inc.                   04/07/98     10.000      47.50%      49.38%      41.25%      36.25%     11.250
HBSC            Heritage Bancorp Inc.              04/06/98     15.000         NA       46.25%      45.83%      32.50%     18.375
NEP             Northeast PA Financial Corp.       04/01/98     10.000      55.00%      53.75%      54.38%      38.75%     12.750
                --------------------------------------------------------------------------------------------------------------------
Q2`98           AVERAGE                                                     49.22%      46.25%      43.29%      36.88%     13.500
                MEDIAN                                                      51.25%      49.38%      45.83%      37.50%     12.750
                --------------------------------------------------------------------------------------------------------------------

BYS             Bay State Bancorp                  03/30/98     20.000      46.88%      48.13%      50.63%      35.00%     23.750
HLFC            Home Loan Financial Corp.          03/26/98     10.000      52.50%      61.88%      67.50%      47.50%     14.500
CAVB            Cavalry Bancorp Inc.               03/17/98     10.000     105.63%     143.75%     140.00%     122.50%     19.750
ICBC            Independence Comm. Bank Corp.      03/17/98     10.000      72.50%      75.63%      81.25%      63.13%     13.750
RCBK            Richmond County Financial Corp     02/18/98     10.000      63.13%      64.38%      78.75%      87.50%     15.063
HFBC            HopFed Bancorp Inc.                02/09/98     10.000      68.13%      60.00%      67.50%     118.75%     17.250
TSBK            Timberland Bancorp Inc.            01/13/98     10.000      45.00%      60.00%      60.00%      76.25%     14.875
MYST            Mystic Financial Inc.              01/09/98     10.000      44.38%      56.25%      50.00%      73.75%     13.750
UTBI            United Tennessee Bankshares        01/05/98     10.000      47.50%      37.50%      42.50%      50.00%     12.750
                --------------------------------------------------------------------------------------------------------------------
Q1`98           AVERAGE                                                     60.63%      67.50%      70.90%      74.93%     16.160
                MEDIAN                                                      52.50%      60.00%      67.50%      73.75%     14.875
                --------------------------------------------------------------------------------------------------------------------

                --------------------------------------------------------------------------------------------------------------------
1998 YTD        AVERAGE                                                     52.03%      55.48%      59.11%      63.22%     14.768
                MEDIAN                                                      48.75%      56.25%      55.94%      50.00%     14.250
                --------------------------------------------------------------------------------------------------------------------



Due to significant weaknesses in subscription interest shown in recent second steps, a downward adjustment for subscription interest is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 78
================================================================================


6.  VALUATION


--------------------------------------
         VALUATION APPROACH
--------------------------------------


In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro-forma market value approach, four key pricing multiples were considered. The four multiples include:

           Price to earnings ("P/E")

           Price to tangible book value ("P/TB")

           Price to book value ("P/B")

           Price to assets ("P/A")

All of the approaches were calculated on a pro-forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibits 11, 12, and 13.

To ascertain the pro-forma estimated market value of the Bank, the market multiples for the Comparable Group, all publicly traded thrifts and the recent (1997 to date) second step conversion group were assessed.

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B approach had gained in importance and is utilized frequently as the benchmark for market value. It is interesting to note that the P/B approach is more of a benchmark than a reliable valuation technique. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Most recently, the P/E approach has regained favor among investors.

The evidence of the movement towards the P/E Multiple can be seen in the acquisition, trading and IPO markets. The P/LTM EPS multiple for the mergers completed in 1998 is 22.4x, for all public thrifts the trading P/LTM EPS is 21.2x and for recent standard conversions the pro forma earnings multiple is 17.0x.

As such, in estimating the market value for the Bank, the majority of the emphasis was placed on the P/E approach. The P/B and P/TB were given much less weight and the P/A multiple was not given much weight at all.

Conversion Valuation Appraisal Report                               Page: 1 - 79
================================================================================

In terms of the market multiples, most weight was given to the Comparable Group. The second highest weight was ascribed to the recent second step transactions. Less weight was ascribed to all public thrifts and all Florida thrifts. The multiples for the Comparable Group, all publicly traded thrifts, and Florida publicly traded thrifts are shown in Exhibit 8.

Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint is estimated to be $130,000,000. Based upon a range below and above the midpoint value, the relative values are $110,500,000 at the minimum and $149,500,000 at the maximum respectively. At the supermaximum of the range, the offering value would be $171,925,000.

This equates to exchange ratios of 2.1416, 2.5196, 2.8975, and 3.3321 at the minimum, midpoint, maximum and supermaximum, respectively. As such, the Bank would raise gross proceeds of $57,306,590, $67,417,770, $77,531,430 and
$89,161,760 at the minimum, midpoint, maximum and supermaximum of the EVR, respectively.

At the various levels of the estimated value range, the offering would result in the following offering data:

                      FIGURE 71 - VALUE RANGE OFFERING DATA

                          -------------------------------------------------------------------
                                                        Appraised Value
                          -------------------------------------------------------------------
Conclusion                      Minimum          Midpoint           Maximum      SuperMaximum*
                          -------------------------------------------------------------------
 Total Shares                11,050,000        13,000,000        14,950,000        17,192,500
 Price per Share           $         10      $         10      $         10      $         10
 Full Conversion Value     $110,500,000      $130,000,000      $149,500,000      $171,925,000
 Exchange Shares              5,319,341         6,258,223         7,196,857         8,276,324
 Exchange Percent                 48.14%            48.14%            48.14%            48.14%
 Conversion Shares            5,730,659         6,741,777         7,753,143         8,916,176
 Conversion Percent               51.86%            51.86%            51.86%            51.86%
 Gross Proceeds            $ 57,306,590      $ 67,417,770      $ 77,531,430      $ 89,161,760
 Exchange Value            $ 53,193,410      $ 62,582,230      $ 71,968,570      $ 82,763,240
 Exchange Ratio                  2.1416            2.5196            2.8975            3.3321
                          -------------------------------------------------------------------

* SuperMaximum is an overallotment option that is 15% above the maximum amount.

Source:  FinPro Inc. Proforma Model

Conversion Valuation Appraisal Report                               Page: 1 - 80
================================================================================

                      FIGURE 72 - VALUE RANGE OFFERING DATA

                                        -----------------------------------------------------------------------------------------
                                               Bank              Comparables              State                     National
                                        -----------------------------------------------------------------------------------------
                                                                Mean     Median      Mean       Median          Mean       Median
                                         Min         16.67
Price-Earnings Ratio P/E                 Mid         18.87       17.47    17.76       26.22       24.05          20.85      17.73
                                         Max         21.28
                                        Smax         23.81

                                         Min         83.54%
Price-to-Book Ratio P/B                  Mid         92.08%     148.75%  155.30%     173.46%     165.33%        150.25%    133.33%
                                         Max         99.70%
                                        Smax        107.41%

                                         Min         83.54%
Price-to-Tangible Book Ratio P/TB        Mid         92.08%     154.38%  157.44%     183.92%     172.53%        156.31%    136.35%
                                         Max         99.70%
                                        Smax        107.41%

                                         Min         13.56%
Price-to-Assets Ratio P/A                Mid         15.79%      14.95%   15.62%      16.73%      12.08%         18.10%     16.71%
                                         Max         17.96%
                                        Smax         20.41

Source:  FinPro Inc. Pro forma Model and SNL Securities, Inc.

This equates to the following multiples:

  FIGURE 73 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PROFORMA MIDPOINT


                                         -----------------------------------------------------
                                                           Price Relative to
                                         -----------------------------------------------------
                                         Earnings Core Earnings   Book  Tangible Book   Assets
----------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion     18.87      18.87       92.08%      92.08%     15.79%
----------------------------------------------------------------------------------------------
Comparable Group Median                    17.76      18.22      155.30%     157.44%     15.62%
----------------------------------------------------------------------------------------------
(Discount) Premium                          6.25%      3.57%     -40.71%     -41.51%      1.09%
----------------------------------------------------------------------------------------------

Source:  FinPro Calculations

As Figure 73 demonstrates, the Bank is priced at a premium of 6.25% on an earnings basis. On a core earnings basis the Bank is price at a 3.57% premium. A discount of 41.51% is applied to the Bank relative to the Comparable Group on a price to tangible book basis.

The Bank (at the supermaximum of the EVR) is priced at a 18.51% discount on a tangible book basis when compared to recent second step conversions.

   FIGURE 74 - RECENT SECOND STEP CONVERSION TRADING MULTIPLES TO THE BANK'S
                               PROFORMA MIDPOINT

                                    ------------------------------------------------------------------------
                                                                Price Relative to
                                    ------------------------------------------------------------------------
                                    Earnings       Core Earnings       Book      Tangible Book        Assets
-----------------------------------------------------------------------------------------------------------
The Bank Full Conversion             18.87             18.87          92.08%         92.08%           15.79%
-----------------------------------------------------------------------------------------------------------
Second Step Trading Multiples           NA                NA         109.40%        113.00%           23.23%
-----------------------------------------------------------------------------------------------------------
(Discount) Premium                      NA                NA         -15.83%        -18.51%          -32.03%
-----------------------------------------------------------------------------------------------------------

Source:  FinPro Calculations

Conversion Valuation Appraisal Report                               Page: 1 - 81
--------------------------------------------------------------------------------


------------------------------------
        VALUATION CONCLUSION
------------------------------------


It is, therefore, our opinion that as of August 13, 1998, the estimated pro-forma market value of the Bank in a full offering was $130,000,000 at the midpoint of a range with a minimum of $110,500,000 to a maximum of $149,500,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or supermaximum value in a full offering is $171,925,000. The stock will be issued at $10.00 per share. At the midpoint of the EVR, 1,143,630 shares will be exchanged and 67,417,770, conversion shares will be issued based on an exchange ratio of 2.5196.

              FIGURE 75 - DETAILS ON THE ESTIMATED VALUATION RANGE

                           ------------------------------------------------------------------
                                                     Appraised Value
                           ------------------------------------------------------------------
Conclusion                      Minimum          Midpoint           Maximum      SuperMaximum*
                           ------------------------------------------------------------------
 Total Shares                11,050,000        13,000,000        14,950,000        17,192,500
 Price per Share           $         10      $         10      $         10      $         10
 Full Conversion Value     $110,500,000      $130,000,000      $149,500,000      $171,925,000
 Exchange Shares              5,319,341         6,258,223         7,196,857         8,276,324
 Exchange Percent                 48.14%            48.14%            48.14%            48.14%
 Conversion Shares            5,730,659         6,741,777         7,753,143         8,916,176
 Conversion Percent               51.86%            51.86%            51.86%            51.86%
 Gross Proceeds            $ 57,306,590      $ 67,417,770      $ 77,531,430      $ 89,161,760
 Exchange Value            $ 53,193,410      $ 62,582,230      $ 71,968,570      $ 82,763,240
 Exchange Ratio                  2.1416            2.5196            2.8975            3.3321
                           ------------------------------------------------------------------

* SuperMaximum is an overallotment option that is 15% above the maximum amount.



Pro-forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, Florida public thrifts and the recent second step conversion group is shown in Exhibit 10.

                                                                       EXHIBIT 1

                                 ABOUT THE FIRM



FinPro, Inc. was established in 1988 as a full service management consulting firm specializing in providing advisory services to the Financial Institutions Industry. FinPro provides management advisory services for Banks, Thrifts, Finance Companies and NonBank Banks. Additionally, FinPro has performed work for the Federal Bankruptcy Court, Federal Deposit Insurance Corporation, Office of Thrift Supervision and the Resolution Trust Corporation. FinPro is recognized as an expert in banking and in loan analysis by the Federal Bankruptcy Court.

FinPro is independently owned, not associated or affiliated with any transaction oriented firm. This provides FinPro with an unbiased platform from which to make analytical recommendations. FinPro believes that a client deserves to be told of all the alternatives, along with their associated benefits and downsides and that a decision should be made on its merits. This uniquely positions FinPro as an objective third party willing to suggest the unpopular strategies, unlike its competitors who rely on a transaction to get paid.

FinPro is headquartered in Liberty Corner, New Jersey and has a branch office in Buffalo, New York.

FinPro principals are frequent speakers and presenters at financial institution trade association functions. In addition, FinPro designed the Statistical Report Analysis currently produced quarterly by the New Jersey Community and Savings Bankers for its members. FinPro also regularly hosts President's Breakfast for Presidents of New Jersey Community Banks.

FinPro maintains a library of databases encompassing bank and thrift capital markets data, census data, branch deposit data, national peer data, market research data along with many other related topics. As such, FinPro can provide quick, current and precise analytical assessments based on timely data. In addition, FinPro's geographic mapping capabilities give it a unique capability to thematically illustrate multiple issues and to provide targeted marketing opportunities to its clients.

FinPro has also designed and built PC-based software programs to utilize as tools in its work. Examples include:
    - A proprietary software program (LaRS (R)) to perform Planning loan review analytics.
    - A duration based asset/liability model.
    - A five year strategic planning, three year business planning, and one year budgetary model that completely simulates an entire institution.
    - A branch and product profitability model.
    - A market performance grid and branch improvement grid model.
    - A criteria based market feasibility model.
Using systems such as these, FinPro provides state-of-the-art end products in all of its product and service areas.

Listing of Services

FinPro offers a full array of products and services including:

Planning

     Budgeting
     Segment Planning
     Strategic and Business Planning

Asset/Liability Management

Capital Markets

     Corporate Finance
     Deposit Studies and Valuations
     Mergers and Acquisitions

Valuation

     Bank Appraisals and Fairness Opinions
     Bank Valuations and Franchise Value Enhancement

Market Research

     Branch Acquisitions, Sales, Consolidations, Swaps and Applications Branch and Product Profitability
     Branch Network Evaluations
     Competitive Analysis and Positioning
     Customer Segmentation and Profiling

Market Feasibility Studies

     Market Studies and Market Area Evaluations
     Site Studies

Compliance

     Compliance Reviews
     Geocoding of Loans and Deposits
     Portfolio Due Diligence

Loan Review


CRA Analysis and Improvement


Financial

     Balance Sheet Restructuring
     Earnings Improvement Studies

Operations

     Financial Reporting

                                                                       EXHIBIT 1

                                 ABOUT THE FIRM

Donald founded FinPro, Inc. in 1987 as a consulting and investment banking firm located in New Jersey that specializes in providing advisory services to the financial institutions industry.

Mr. Musso has a broad background in capital markets, bank valuations, enhancing franchise value, corporate finance, mergers and acquisitions, asset/liability management, strategic planning, market feasibility and differentiation, branch acquisition, sales, consolidation and profitability, financial modeling and analysis, balance sheet restructuring, product and segment profitability, business development and project management. Besides his consulting experience, he has solid industry experience, having worked for two $10 billion plus east coast financial institutions.

Mr. Musso has provided expert testimony on financial institutions matters for the Federal Bankruptcy Court, the Office of Thrift Supervision and the United States Attorney's Office.

He is a frequent speaker on Financial Institution related topics and has assisted trade groups in various activities. Mr. Musso is also on the faculty of Stonier Graduate School of Banking, teaching Strategic Planning.

Prior to establishing FinPro, Donald had direct industry experience having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor Financial Group, a $20 billion institution in Philadelphia. Before that, he had responsibility for the banking, thrift and real estate consulting practice in the State of New Jersey for Deloitte Haskins & Sells.

Donald has a B.S. in Finance from Villanova University and a M.B.A. in Finance from Fairleigh Dickinson University.

[PICTURE]

Donald J. Musso

Managing Director and President

                                                                       EXHIBIT 1

                                 ABOUT THE FIRM


Steve joined FinPro in 1989 and is one of the founding members of the firm.

Steve manages the FinPro office in Western New York and is responsible for managing many strategic planning, loan review, market feasibility and CRA engagements.

Steve has extensive experience in performing a wide array of consulting services including strategic planning engagements, market feasibility studies, branch profitability analysis, CRA analysis and loan review and work-out. In addition, Steve has a broad background in market research and analysis.

Steve is responsible for the development of FinPro's market feasibility, CRA and Loan Review products. Additionally he is responsible for the integration of sophisticated analytical tools such as mapping software into the FinPro processes.

Steve is a licensed real estate agent in New Jersey and prior to joining FinPro he practiced real estate in Philadelphia, Pennsylvania.

Mr. Musso has a B.S. in Finance from Syracuse University.

[PICURE]

Steven P. Musso

Managing Director

                                                                       EXHIBIT 1

                                 ABOUT THE FIRM

Ken joined the firm in 1996, bringing with him twelve years of banking and securities experience.

Mr. Emerson has concentrated on bank valuations, strategic plans, market feasibility studies, and branch profitability. His experience with respect to accounting, reporting, and information systems serve him well in this capacity. Ken's prior employers include Summit Bancorp, Valley Savings Bank, Howard Savings Bank, Carteret Mortgage Company, CIT Data Corp., and Mahler & Emerson Inc. Ken has managed financial reporting departments, complying with the regulatory reporting requirements of the FRB, FDIC, OTS, State of New Jersey Department of Banking, SEC, and NASD. Additional responsibilities have included asset/liability, cash, back office, operations, objective and LAN management and shareholder reporting, budgeting, acquisitions, sales, conversions, interfaces, and FASB implementation.

Ken is a frequent speaker on Financial Institution related topics and is a member of the AICPA and NJSCPA.

Mr. Emerson has a B.A. in Accounting from Franklin & Marshall College and is a licensed CPA in the state of New Jersey.

[PICTURE]


Kenneth G. Emerson, CPA

Director

                                                                       EXHIBIT 1

                                 ABOUT THE FIRM

Dennis joined the firm in June of 1996.

Dennis has refined FinPro's interest rate risk product and currently manages all of the Firm's interest rate risk engagements. Additionally, he has concentrated on merger and acquisition transactions, divestitures, shareholder value enhancements and has designed and built FinPro's acquisition opportunity ranking model. Conversion appraisals, market feasibility, competitive analysis, branch profitability and branch sales/acquisitions are other areas of specialization.

Prior to joining the firm, Dennis received broad based experience in the securities industry. He worked for Merrill Lynch & Company supporting their Mortgage-Backed trading desk in New York, as an Allocations Specialist and for Sandler O'Neill & Partners, where he provided sales and trade support.

He received a B.S. from Babson College with a triple-major in Finance, Investments and Economics.


[PICTURE]


Dennis E. Gibney

Senior Financial Analyst

                                                                       EXHIBIT 1

                                 ABOUT THE FIRM


Jeff joined the firm in March of 1998, although he has worked with the firm as an intern since December of 1992.

Over the years, Mr. Hammill has concentrated on loan reviews, market feasibility studies, site studies, market research, and market tours. He is currently creating a continuing marketing program that assists institutions in identifying local businesses and retail customer segments to target to gain new accounts. Jeff also compiles background chapters for strategic and business plans.

Mr. Hammill has a B.S. in Agricultural Engineering from the University of Illinois and is a licensed commercial pilot and flight instructor.

[PICTURE]

Jeffrey S. Hammill

Senior Analyst

                                                                       EXHIBIT 2
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   $ IN 000'S




                                         ASSETS                June 30,             December 31,        September
                                                               --------------------------------------------------
                                                                 1998            1997          1996       1996
                                                               --------------------------------------------------
                                                                                   (In Thousands)
                                                               --------------------------------------------------
Assets:
Cash and amounts due from depository institutions              $ 16,477      $ 12,333      $ 13,547      $ 15,600
Interest-bearing deposits                                        30,948        13,621        28,895        29,180
                                                               --------      --------      --------      --------
     Total cash and cash equivalents                             47,425        25,954        42,442        44,780

Securities available for sale                                    91,316       142,269       123,152       124,287
Investments - held to maturity                                   21,443        21,388        22,139        22,293

Mortgage-backed and related securities - held to maturity        41,884        46,413        53,405        54,945
Loans receivable, net                                           527,375       451,709       389,040       376,219
Accrued interest receivable                                       2,725         3,162         2,354         2,208
Office properties and equipment - net                            22,157        20,206        16,368        16,359
Real estate owned, net                                              711           592         1,455         1,384
Federal Home Loan Bank stock - at cost                            3,782         3,264         2,864         5,384
Other assets                                                      6,670         5,176         1,990         5,642
                                                               --------      --------      --------      --------
Total Assets                                                   $765,488      $720,133      $655,209      $650,332
                                                               ========      ========      ========      ========

                                      LIABILITIES
Deposits                                                       $574,383      $550,708      $513,709      $498,929
Mortgage-backed bond, net                                        15,883        16,333        17,230        17,453
Advances from Federal Home Loan Bank                             75,630        57,341        34,763        36,350
Employee Stock Ownership Plan borrowings                             --         1,424         1,915         2,064
Advances by borrowers for taxes and insurance                     5,467           931         1,059         6,861
Other liabilities                                                 8,077         9,101         7,753        11,599
Deferred income taxes, net                                        2,970         3,036         2,661         2,020
                                                               --------      --------      --------      --------
Total liabilities                                               682,410       638,874       579,090       575,276
                                                               --------      --------      --------      --------
Commitments and contingencies


                                  SHAREHOLDERS' EQUITY
Preferred Stock                                                      --            --            --            --
Common stock                                                      5,100         5,095         5,090         5,090
Additional paid-in Capital                                       30,621        30,278        29,920        29,881
Retained income - substantially restricted                       49,347        47,887        44,603        43,902
Common stock purchased by Employee Stock Ownership Plan          (1,227)       (1,424)       (1,818)       (1,965)
Common stock issued to Recognition and Retention Plan              (330)         (423)         (608)         (654)
Unrealized decrease in market value of securities
available for sale, net                                            (433)         (154)       (1,068)       (1,198)
                                                               --------      --------      --------      --------
Total shareholders' equity                                       83,078        81,259        76,119        75,056
                                                               --------      --------      --------      --------
Total liabilities and shareholders' equity                     $765,488      $720,133      $655,209      $650,332
                                                               ========      ========      ========      ========

Source: Audited Financial Statements

                                                                       EXHIBIT 3
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                 $ IN 000'S


                                                                            For the Year  For the Three         For the Years
                                                   For the Six Months Ended    Ended       Months Ended             Ended
                                                            June 30,          December       December            September 30,
                                                   --------------------------------------------------------------------------------
                                                       1998        1997         1997           1996          1996           1995
                                                   --------------------------------------------------------------------------------
 Interest income:
  Real Estate Loans                                $    18,377  $    15,479  $    31,846    $    7,427   $    26,765    $   23,661
  Consumer and commercial business loans                   913          817        1,644           408         1,508         1,197
  Investment securities and securities available         4,754        5,280       10,422         2,566         8,720         5,945
  Mortgage-backed and related securities                 1,637        2,010        4,448         1,004         4,403         4,198
  Interest-earning deposits                              1,146          991        1,956           491         2,493         2,719
                                                   -----------  -----------  -----------    ----------   -----------    ----------
     Total interest deposits                            26,827       24,577       50,316        11,896        43,889        37,720
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Interest Expense:
  Deposits                                              11,976       11,031       22,648         5,251        19,247        15,679
  Advances from Federal Home Loan Bank
     and other borrowings                                2,679        2,229        4,742         1,127         3,612         2,955
                                                   -----------  -----------  -----------    ----------   -----------    ----------
     Total interest expense                             14,655       13,260       27,390         6,378        22,859        18,634
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Net interest income                                     12,172       11,317       22,926         5,518        21,030        19,086
Provision for loan losses                                  213           83          264           243            98           240
                                                   -----------  -----------  -----------    ----------   -----------    ----------
Net interest income after provision
  for loan losses                                       11,959       11,234       22,662         5,275        20,932        18,846
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Other income:
  Servicing income and other fees                          104          158          269            33           148           184
  NOW account and other customer fees                    1,677        1,608        3,339           820         3,150         2,767
  Net gain (loss) on sale and early maturities              --           --           (8)           51                          --
  Gain on early maturity of investment                      --           --           --            --           254            --
  Gain on sale of other assets                              --           --          617            --            --            --
  Net gain (loss) on sale of loans                          --           --            3             3          (225)           --
  Miscellaneous                                            (25)          96          (35)          318           217           443
                                                   -----------  -----------  -----------    ----------   -----------    ----------
     Total other income                                  1,756        1,862        4,185         1,225         3,544         3,394
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Operating expense:
  Employee compensation                                  4,994        4,253        8,989         2,125         7,785         7,293
  Occupancy and equipment                                2,527        2,420        5,059         1,201         4,581         4,506
  Net (gain) loss on real estate owned                      20           (3)        (112)           37          (243)         (812)
  Advertising and promotion                                467          432          734           240           616           545
  Federal deposit insurance premium                        171           99          270           288         3,883         1,029
  Miscellaneous                                          1,667        1,604        3,621           753         3,178         2,342
                                                   -----------  -----------  -----------    ----------   -----------    ----------
     Total operating expense                             9,846        8,805       18,561         4,644        19,800        14,903
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Income before provision                                  3,869        4,291        8,286         1,856         4,676         7,337
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Provision (benefit) for income taxes
  Current                                                                          3,042            65         1,817         3,126
  Deferred                                                                          (112)          631        (1,056)         (363)
                                                                             -----------    ----------   -----------    ----------
     Total provision                                     1,358        1,556        2,930           696           761         2,763
                                                   -----------  -----------  -----------    ----------   -----------    ----------

Net Income                                         $     2,511  $     2,735  $     5,356    $    1,160   $     3,915    $    4,574
                                                   ===========  ===========  ===========    ==========   ===========    ==========
Earnings per share-basic                           $      0.51  $      0.55  $      1.09    $     0.24   $      0.80    $     0.94
                                                   ===========  ===========  ===========    ==========   ===========    ==========
Earnings per share-diluted                         $      0.49  $      0.54  $      1.06    $     0.23   $      0.79    $     0.94
                                                   ===========  ===========  ===========    ==========   ===========    ==========
Weighted avg. common shares outstanding-basic        4,970,782    4,919,960    4,929,989     4,902,479     4,869,238     4,845,384
                                                   ===========  ===========  ===========    ==========   ===========    ==========
Weighted avg. common shares outstanding-diluted      5,116,956    5,021,739    5,054,853     4,951,820     4,936,763     4,882,658
                                                   ===========  ===========  ===========    ==========   ===========    ==========

Source: Audited Financial Statements

                                                                       EXHIBIT 4

   RECONCILIATION OF TFR STATEMENT OF OPERATION TO CONSOLIDATED STATEMENTS OF
                                   OPERATIONS

-------------------------------------------------------------------------------
COMMUNITY SAVINGS, FA
OTS Docket # : 05939
TFR Schedule SO and Consolidated Statements of Operations
For the Twelve Months Ended June 30, 1998
(Dollars in thousands)


                                                                                               FINANCIAL
                                                                                               STATEMENT
DESCRIPTION                                TFR       DESCRIPTION                                INCOME
-----------                                ---       -----------                                ------
             9/30/97 SO Net Income        $1,549        Twelve Months Ended 6/30/98             $5,132
         9/30/97 mid-tier earnings            --
            12/31/97 SO Net Income         1,097                                                    --
        12/31/97 mid-tier earnings           (24)
             3/31/98 SO Net Income         1,233                                                    --
         3/31/98 mid-tier earnings            (1)
             6/30/98 SO Net Income         1,191
         6/30/98 mid-tier earnings            88
                                          ------                                                ------
       Twelve Months Ended 6/30/98        $5,133        Twelve Months Ended 6/30/98             $5,132




Rounding difference                          (1)

Note: The Mid-Tier's source of earnings are the intercompany loans including the ESOP loan
Note: Mid-Tier expenses are shareholder related

                                                                       EXHIBIT 5

             CONSOLIDATED STATEMENTS OF CHANGES IN NET WORTH
                                $ IN 000'S




                                                                                                        Retained     Employee
                                                                                                         Income-       Stock
                                                                              Common     Additional   Substantially  Ownership
                                                                               Stock  Paid-in Capital   Restricted     Plan
                                                                            --------------------------------------------------
                                                                                               (Thousands)
Balance - September 30, 1994                                                  $    --     $     --     $ 38,583     $     --

Issuance of Common Stock pursuant to Reorganization,
     net of costs of issuance of $1,712                                         5,000       28,984           --           --
Assets distributed to Mutual Holding Company pursuant to
     Reorganization                                                                --           --         (200)          --
Purchase of Common Stock by Employee Stock Ownership Plan                          --           --           --       (2,753)
Distribution of Common Stock to Recognition and Retention Plan                     89        1,278           --           --
Net income for the year ended September 30, 1995                                   --           --        4,574           --
Unrealized increase in market value of assets available for sale
     (net of income taxes)                                                         --           --           --           --
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                             --          (80)          --          297
Dividends declared                                                                 --           --       (1,291)          --
                                                                              -------     --------     --------     --------



Balance - September 30, 1995                                                    5,089       30,182       41,666       (2,456)

Net income for the year ended September 30, 1996                                   --           --        3,915           --
Stock options exercised                                                             1           12           --           --
Transfer from securities held to maturity to securities available
     for sale (net of income taxes)                                                --           --           --           --
Unrealized decrease in market value of assets available for
     sale (net of income taxes)                                                    --           --           --           --
Adjustment to deferred compensation - Recognition
     and Retention Plan                                                            --         (378)          --           --
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                             --           65           --          491
Dividends declared                                                                 --           --       (1,679)          --
                                                                              -------     --------     --------     --------

Balance - September 30, 1996                                                    5,090       29,881       43,902       (1,965)

Net income for three months ended December 31, 1996                                --           --        1,160           --
Stock options exercised                                                            --            4           --           --
Unrealized increase in market value of assets available for
     sale (net of income taxes)                                                    --           --           --           --
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                             --           35           --          147
Dividends declared                                                                 --           --         (459)          --
                                                                              -------     --------     --------     --------
Balance - December 31, 1996                                                     5,090       29,920       44,603       (1,818)

Net income for the year ended December 31, 1997                                    --           --        5,356           --
Stock options exercised                                                             5           45           --           --
Unrealized increase in market value of assets available for
     sale (net of income taxes)                                                    --           --           --           --
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                             --          313           --          394
Dividends declared                                                                 --           --       (2,072)          --
                                                                              -------     --------     --------     --------
Balance - December 31, 1997                                                     5,095       30,278       47,887       (1,424)
                                                                              -------     --------     --------     --------


Net income for the six months ended June 30, 1998                                  --           --        2,511           --
Stock options exercised                                                             5           45           --           --
Unrealized increase in market value of assets available for
     sale (net of income taxes)                                                    --           --           --           --
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                             --          298           --          197
Dividends declared                                                                 --           --       (1,051)          --
                                                                              -------     --------     --------     --------
Balance - June 30, 1998                                                       $ 5,100     $ 30,621     $ 49,347     $ (1,227)




                                                                                      Unrealized
                                                                                     (Decrease) In
                                                                         Recognition  Market Value
                                                                             and     of Securities
                                                                          Retention    Available
                                                                             Plan       for Sale    Total
                                                                         ---------------------------------
Balance - September 30, 1994                                               $      --   $   (473)  $ 38,110

Issuance of Common Stock pursuant to Reorganization,
     net of costs of issuance of $1,712                                           --         --     33,984
Assets distributed to Mutual Holding Company pursuant to
     Reorganization                                                               --         --       (200)
Purchase of Common Stock by Employee Stock Ownership Plan                         --         --     (2,753)
Distribution of Common Stock to Recognition and Retention Plan                (1,367)        --         --
Net income for the year ended September 30, 1995                                  --         --      4,574
Unrealized increase in market value of assets available for sale
     (net of income taxes)                                                        --          2          2
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                           205         --        422
Dividends declared                                                                --         --     (1,291)
                                                                           ---------   --------   ---------



Balance - September 30, 1995                                                  (1,162)      (471)    72,848

Net income for the year ended September 30, 1996                                  --         --      3,915
Stock options exercised                                                           --         --         13
Transfer from securities held to maturity to securities available
     for sale (net of income taxes)                                               --        247        247
Unrealized decrease in market value of assets available for
     sale (net of income taxes)                                                   --       (974)      (974)
Adjustment to deferred compensation - Recognition
     and Retention Plan                                                          378         --         --
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                           130         --        686
Dividends declared                                                                --         --     (1,679)
                                                                           ---------   --------   --------
Balance - September 30, 1996                                                    (654)    (1,198)    75,056

Net income for three months ended December 31, 1996                               --         --      1,160
Stock options exercised                                                           --         --          4
Unrealized increase in market value of assets available for
     sale (net of income taxes)                                                   --        130        130
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                            46         --        228
Dividends declared                                                                --         --       (459)
                                                                           ---------   --------   --------

Balance - December 31, 1996                                                     (608)    (1,068)    76,119

Net income for the year ended December 31, 1997                                   --         --      5,356
Stock options exercised                                                           --         --         50
Unrealized increase in market value of assets available for
     sale (net of income taxes)                                                   --        914        914
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                           185         --        892
Dividends declared                                                                --         --     (2,072)
                                                                           ---------   --------   --------

Balance - December 31, 1997                                                     (423)      (154)    81,259
                                                                           ---------   --------   --------


Net income for  the six months ended June 30, 1998                                --         --      2,511
Stock options exercised                                                           --         --         50
Unrealized increase in market value of assets available for
     sale (net of income taxes)                                                   --       (279)      (279)
Amortization of deferred compensation - Employee Stock
     Ownership Plan and Recognition and Retention Plan                            93         --        588
Dividends declared                                                                --         --     (1,051)
                                                                           ---------   --------   --------

Balance - June 30, 1998                                                    $    (330)  $   (433)  $ 83,078
                                                                           ---------   --------   --------

Source:  Audited Financial Statements

                                                                       EXHIBIT 6

                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           $ IN 000's

                                                                                                           -------------------------
                                                                                                            For the Six Months Ended
                                                                                                                   June 30,
                                                                                                           -------------------------
                                                                                                              1998         1997
                                                                                                           -------------------------
Cash flows from (for) operating activities:
     Net income                                                                                            $  2,511     $  2,735
     Adjustments to reconcile net income to net cash provided by (for) operating activities:
          Depreciation                                                                                          720          677
          Employee Stock Ownership Plan and Recognition and Retention Plan
               compensation expense                                                                             588          371
          Deferred income tax provision                                                                          --           --
          Accretion of discounts, amortization of premiums, and other deferred yield items                   (1,531)        (766)
          Provision for losses on other assets                                                                   --           --
          Provision for loan losses                                                                             213           83
          Provision for losses and net (gains) losses on sales of real estate owned                             (15)          (2)
          Amortization of discount on mortgage-backed bond                                                      243          246
          Net (gain) loss on sale and early maturities of:  Securities available for sale                        --           --
                                                               Loans and other assets                             1          (14)

          Gain on early maturity of investment                                                                   --           --
          Increase in accrued interest receivable                                                               437         (526)
          (Increase) decrease in other assets                                                                (1,494)      (1,967)
          Decrease (increase) in loans available for sale                                                        --          (10)
          (Increase) decrease in other liabilities                                                           (1,024)         526
                                                                                                           --------     --------
               Net cash provided by (used for) operating activities                                             649        1,353
                                                                                                           --------     --------
     Cash flows from (for) investing activities:
          Loan originations and principal payments on loans - net                                           (37,633)     (18,406)
          Principal payments received on mortgage-backed and related securities and
               securities available for sale                                                                 17,004        6,389
          Principal payments received on investments - held to maturity                                         743          939
          Purchases of:            Loans                                                                    (38,307)      (2,590)
                                                        Mortgage-backed and related securities                   --           --
                                                        Investments - held to maturity                           --           --
                                                        Federal Home Loan Bank stock                           (518)        (399)
                                                        Securities available for sale                            --      (41,309)
                                                        Office property and equipment                        (2,674)      (2,756)
          Proceeds from sales of:  Securities available for sale                                                 --           --
                                                        Federal Home Loan Bank stock                             --           --
                                                        Office property and equipment                             1           78
                                                        Real estate acquired in settlement of loans             522          189
                                                        Loans purchased                                          --           --
          Proceeds from calls or maturities of investments of investments-held to maturity
               and securities available for sale                                                             38,381       12,300
          Investment in real estate venture                                                                      --          (27)
          Other investing                                                                                       (79)        (159)
                                                                                                           --------     --------
               Net cash used for investing activities                                                       (22,560)     (45,751)



                                                                                                         --------------------------
                                                                                                         For the Year For the Three
                                                                                                             Ended     Months Ended
                                                                                                         December 31,  December 31,
                                                                                                         --------------------------
                                                                                                             1997         1997
                                                                                                         --------------------------
Cash flows from (for) operating activities:
     Net income                                                                                            $  5,356     $  1,160
     Adjustments to reconcile net income to net cash provided by (for) operating activities:
          Depreciation                                                                                        1,503          329
          Employee Stock Ownership Plan and Recognition and Retention Plan
               compensation expense                                                                             892          228
          Deferred income tax provision                                                                        (112)         631
          Accretion of discounts, amortization of premiums, and other deferred yield items                   (1,915)        (396)
          Provision for losses on other assets                                                                   --           --
          Provision for loan losses                                                                             264          243
          Provision for losses and net (gains) losses on sales of real estate owned                            (173)          --
          Amortization of discount on mortgage-backed bond                                                      490          123
          Net (gain) loss on sale and early maturities of:  Securities available for sale                         8          (51)
                                                               Loans and other assets                           (16)         (10)

          Gain on early maturity of investment                                                                   --           --
          Increase in accrued interest receivable                                                              (808)        (146)
          (Increase) decrease in other assets                                                                (3,186)         327
          Decrease (increase) in loans available for sale                                                        70          137
          (Increase) decrease in other liabilities                                                            1,347       (3,851)
                                                                                                           --------     --------
               Net cash provided by (used for) operating activities                                           3,720       (1,276)
                                                                                                           --------     --------
     Cash flows from (for) investing activities:
          Loan originations and principal payments on loans - net                                           (38,694)     (11,257)
          Principal payments received on mortgage-backed and related securities and
               securities available for sale                                                                 14,422        2,840
          Principal payments received on investments - held to maturity                                       1,825          475
          Purchases of:            Loans                                                                    (24,455)      (1,998)
                                                          Mortgage-backed and related securities                 --           --
                                                          Investments - held to maturity                         --           --
                                                          Federal Home Loan Bank stock                         (400)          --
                                                          Securities available for sale                     (46,311)          --
                                                          Office property and equipment                      (5,300)        (344)
          Proceeds from sales of:  Securities available for sale                                              2,435          100
                                                          Federal Home Loan Bank stock                           --        2,520
                                                          Office property and equipment                         128          178
                                                          Real estate acquired in settlement of loans         1,551           --
                                                          Loans purchased                                        --           --
          Proceeds from calls or maturities of investments of investments-held to maturity
               and securities available for sale                                                             19,300           --
          Investment in real estate venture                                                                      --          156
          Other investing                                                                                      (351)        (184)
                                                                                                           --------     --------
               Net cash used for investing activities                                                       (75,850)      (7,514)



                                                                                                           ---------------------
                                                                                                            For the Years Ended
                                                                                                                 September 30,
                                                                                                           ---------------------
                                                                                                             1996         1995
                                                                                                           ---------------------
Cash flows from (for) operating activities:
     Net income                                                                                            $  3,915     $  4,574
     Adjustments to reconcile net income to net cash provided by (for) operating activities:
          Depreciation                                                                                        1,304        1,353
          Employee Stock Ownership Plan and Recognition and Retention Plan
               compensation expense                                                                             686          422
          Deferred income tax provision                                                                      (1,056)        (363)
          Accretion of discounts, amortization of premiums, and other deferred yield items                   (1,494)      (1,497)
          Provision for losses on other assets                                                                  200           --
          Provision for loan losses                                                                              98          240
          Provision for losses and net (gains) losses on sales of real estate owned                             (67)        (102)
          Amortization of discount on mortgage-backed bond                                                      496          498
          Net (gain) loss on sale and early maturities of:  Securities available for sale                        --           --
                                                               Loans and other assets                           208            4

          Gain on early maturity of investment                                                                 (254)          --
          Increase in accrued interest receivable                                                               (65)      (1,181)
          (Increase) decrease in other assets                                                                  (609)         473
          Decrease (increase) in loans available for sale                                                       109         (316)
          (Increase) decrease in other liabilities                                                            4,424           85
                                                                                                           --------     --------
               Net cash provided by (used for) operating activities                                           7,895        4,190
                                                                                                           --------     --------
     Cash flows from (for) investing activities:
          Loan originations and principal payments on loans - net                                           (34,182)     (10,825)
          Principal payments received on mortgage-backed and related securities and
               securities available for sale                                                                 11,454        5,286
          Principal payments received on investments - held to maturity                                       2,671        2,694
          Purchases of:              Loans                                                                  (16,775)      (2,728)
                                                               Mortgage-backed and related securities        (6,013)     (41,549)
                                                               Investments - held to maturity                    --      (30,085)
                                                               Federal Home Loan Bank stock                      --           --
                                                               Securities available for sale                (67,641)          --
                                                               Office property and equipment                 (1,481)      (1,805)
          Proceeds from sales of:    Securities available for sale                                              749           --
                                                               Federal Home Loan Bank stock                   2,000           --
                                                               Office property and equipment                    443           25
                                                               Real estate acquired in settlement of loans      767        3,130
                                                               Loans purchased                                3,452           --
          Proceeds from calls or maturities of investments of investments-held to maturity
               and securities available for sale                                                             22,012       21,000
          Investment in real estate venture                                                                   1,305        1,588
          Other investing                                                                                      (455)         148
                                                                                                           --------     --------
               Net cash used for investing activities                                                       (81,694)     (53,121)

Source: Audited Financial Statements

                                                                       EXHIBIT 7
                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                                 CORPORATE
                                                --------------------------------------------------------------------------------
                                                                                                                   DEPOSIT
                                                                                              NUMBER              INSURANCE
                                                                                                OF                  AGENCY
  TICKER     SHORT NAME                         EXCHANGE     CITY                     STATE   OFFICES  IPO DATE   (BIF/SAIF)
--------------------------------------------    --------------------------------------------------------------------------------
%CAL         California Federal Bank            Private      San Francisco            CA        225     NA           SAIF
%CCMD        Chevy Chase Bank, FSB              Private      Chevy Chase              MD        128     NA           SAIF
AABC         Access Anytime Bancorp Inc.        NASDAQ       Clovis                   NM          3     08/08/86     SAIF
ABBK         Abington Bancorp Inc.              NASDAQ       Abington                 MA          9     06/10/86     BIF
ABCL         Alliance Bancorp                   NASDAQ       Hinsdale                 IL         20     07/07/92     SAIF
ABCW         Anchor BanCorp Wisconsin           NASDAQ       Madison                  WI         35     07/16/92     SAIF
AFBC         Advance Financial Bancorp          NASDAQ       Wellsburg                WV          2     01/02/97     SAIF
AFED         AFSALA Bancorp Inc.                NASDAQ       Amsterdam                NY          6     10/01/96     SAIF
AHCI         Ambanc Holding Co.                 NASDAQ       Amsterdam                NY         12     12/27/95     BIF
AHM          H.F. Ahmanson & Co.                NYSE         Irwindale                CA        409     10/25/72     SAIF
ALBC         Albion Banc Corp.                  NASDAQ       Albion                   NY          2     07/26/93     SAIF
ALBK         ALBANK Financial Corp.             NASDAQ       Albany                   NY        109     04/01/92     SAIF
ALLB         Alliance Bank (MHC)                NASDAQ       Broomall                 PA          7     03/03/95     SAIF
AMFC         AMB Financial Corp.                NASDAQ       Munster                  IN          4     04/01/96     SAIF
ANA          Acadiana Bancshares Inc.           AMSE         Lafayette                LA          5     07/16/96     SAIF
ANDB         Andover Bancorp Inc.               NASDAQ       Andover                  MA         12     05/08/86     BIF
ANE          Alliance Bncp of New England       AMSE         Vernon                   CT          7     12/19/86     BIF
ASBI         Ameriana Bancorp                   NASDAQ       New Castle               IN          9     03/02/87     SAIF
ASBP         ASB Financial Corp.                NASDAQ       Portsmouth               OH          1     05/11/95     SAIF
ASFC         Astoria Financial Corp.            NASDAQ       Lake Success             NY         61     11/18/93     SAIF
ATSB         AmTrust Capital Corp.              NASDAQ       Peru                     IN          2     03/28/95     SAIF
AVND         Avondale Financial Corp.           NASDAQ       Chicago                  IL          5     04/07/95     SAIF
BANC         BankAtlantic Bancorp Inc.          NASDAQ       Fort Lauderdale          FL         65     11/29/83     SAIF
BCSB         BCSB Bankcorp Inc. (MHC)           NASDAQ       Baltimore                MD          6     07/08/98     SAIF
BDJI         First Federal Bancorp.             NASDAQ       Bemidji                  MN          5     04/04/95     SAIF
BFD          BostonFed Bancorp Inc.             AMSE         Burlington               MA         10     10/24/95     SAIF
BFFC         Big Foot Financial Corp.           NASDAQ       Long Grove               IL          3     12/20/96     SAIF
BFSB         Bedford Bancshares Inc.            NASDAQ       Bedford                  VA          3     08/22/94     SAIF
BKC          American Bank of Connecticut       AMSE         Waterbury                CT         14     12/01/81     BIF
BKCT         Bancorp Connecticut Inc.           NASDAQ       Southington              CT          3     07/03/86     BIF
BKUNA        BankUnited Financial Corp.         NASDAQ       Coral Gables             FL         19     12/11/85     SAIF
BNKU         Bank United Corp.                  NASDAQ       Houston                  TX         81     08/09/96     SAIF
BPLS         Bank Plus Corp.                    NASDAQ       Los Angeles              CA         38     NA           SAIF
BRBI         Blue River Bancshares Inc.         NASDAQ       Shelbyville              IN          4     NA           SAIF
BRKL         Brookline Bancorp (MHC)            NASDAQ       Brookline                MA          5     03/25/98     BIF
BTHL         Bethel Bancorp                     NASDAQ       Portland                 ME          8     08/19/87     BIF
BVCC         Bay View Capital Corp.             NASDAQ       San Mateo                CA         56     05/09/86     SAIF
BWFC         Bank West Financial Corp.          NASDAQ       Grand Rapids             MI          3     03/30/95     SAIF
BYFC         Broadway Financial Corp.           NASDAQ       Los Angeles              CA          4     01/09/96     SAIF
BYS          Bay State Bancorp                  AMSE         Brookline                MA          5     03/30/98     SAIF
CAFI         Camco Financial Corp.              NASDAQ       Cambridge                OH         14     NA           SAIF
CASB         Cascade Financial Corp.            NASDAQ       Everett                  WA         11     09/16/92     SAIF
CASH         First Midwest Financial Inc.       NASDAQ       Storm Lake               IA         14     09/20/93     SAIF
CATB         Catskill Financial Corp.           NASDAQ       Catskill                 NY          5     04/18/96     BIF
CAVB         Cavalry Bancorp Inc.               NASDAQ       Murfreesboro             TN          9     03/17/98     SAIF
CBCI         Calumet Bancorp Inc.               NASDAQ       Dolton                   IL          5     02/20/92     SAIF
CBES         CBES Bancorp Inc.                  NASDAQ       Excelsior Springs        MO          3     09/30/96     SAIF
CBK          Citizens First Financial Corp.     AMSE         Bloomington              IL          6     05/01/96     SAIF
CBSA         Coastal Bancorp Inc.               NASDAQ       Houston                  TX         37     NA           SAIF
CCFH         CCF Holding Co.                    NASDAQ       Jonesboro                GA          5     07/12/95     SAIF
CEBK         Central Co-operative Bank          NASDAQ       Somerville               MA          8     10/24/86     BIF
CENB         Century Bancorp Inc.               NASDAQ       Thomasville              NC          1     12/23/96     SAIF
CFB          Commercial Federal Corp.           NYSE         Omaha                    NE        215     12/31/84     SAIF
CFCP         Coastal Financial Corp.            NASDAQ       Myrtle Beach             SC         11     09/26/90     SAIF
CFFC         Community Financial Corp.          NASDAQ       Staunton                 VA          4     03/30/88     SAIF
CFKY         Columbia Financial of Kentucky     NASDAQ       Fort Mitchell            KY          5     04/15/98     SAIF
CFNC         Carolina Fincorp Inc.              NASDAQ       Rockingham               NC          4     11/25/96     SAIF
CFSB         CFSB Bancorp Inc.                  NASDAQ       Lansing                  MI         17     06/22/90     SAIF
CFTP         Community Federal Bancorp          NASDAQ       Tupelo                   MS          2     03/26/96     SAIF
CIBI         Community Investors Bancorp        NASDAQ       Bucyrus                  OH          3     02/07/95     SAIF
CITZ         CFS Bancorp Inc.                   NASDAQ       Munster                  IN         24     07/24/98     SAIF
CKFB         CKF Bancorp Inc.                   NASDAQ       Danville                 KY          1     01/04/95     SAIF
CLAS         Classic Bancshares Inc.            NASDAQ       Ashland                  KY          5     12/29/95     SAIF
CMRN         Cameron Financial Corp             NASDAQ       Cameron                  MO          4     04/03/95     SAIF



                                      KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
          ------------     -------------------------------------------------------------------------

                                    TOTAL                 LOANS/      LOANS/   DEPOSITS/  BORROWINGS/
            CONVERSION             ASSETS                DEPOSITS     ASSETS    ASSETS      ASSETS
TICKER         TYPE                ($000)                   (%)        (%)       (%)         (%)
------    ------------     -------------------------------------------------------------------------
%CAL         Not Avail.         33,994,377                   NA         NA       47.20     41.77
%CCMD        Not Avail.          6,301,924                 53.61       42.63     79.53      9.87
AABC         Regular               116,921                 76.51       66.07     86.35      4.92
ABBK         Regular               546,208                 99.79       63.18     63.32     27.23
ABCL         Regular             2,068,197                100.56       64.08     63.73     25.37
ABCW         Regular             2,057,635                117.84       81.97     69.56     22.58
AFBC         Regular               110,668                115.29       86.06     74.65     10.59
AFED         Regular               165,925                 56.13       46.99     83.71      1.03
AHCI         Regular               519,831                 88.66       55.34     62.41     22.44
AHM          Regular            52,826,336                 94.63       67.01     70.81     19.51
ALBC         Regular                74,118                102.18       77.17     75.52     13.74
ALBK         Regular             4,130,868                 81.76       69.37     84.86      2.13
ALLB         Mutual HC             277,490                 71.32       54.94     77.02     11.87
AMFC         Regular               111,338                115.99       78.86     67.99     18.03
ANA          Regular               298,148                    NA         NA      67.72     16.68
ANDB         Regular             1,392,342                106.47       74.33     69.81     21.15
ANE          Regular               252,287                 73.12       65.44     89.50      2.25
ASBI         Regular               388,491                 87.64       72.49     82.72      3.87
ASBP         Regular               114,907                 86.34       68.39     79.21      3.71
ASFC         Regular            11,575,551                 80.28       42.25     52.63     37.93
ATSB         Regular                69,106                104.82       70.11     66.89     21.51
AVND         Regular               520,132                 53.50       37.31     69.74     20.34
BANC         Regular             3,756,571                151.40       73.06     48.25     38.77
BCSB         Mutual HC             320,627                 77.62       53.93     69.48      0.00
BDJI         Regular               121,315                 66.51       46.52     69.94     17.70
BFD          Regular             1,058,207                136.79       84.32     61.64     29.68
BFFC         Regular               209,474                 88.45       51.82     58.58     20.53
BFSB         Regular               156,509                120.39       80.66     67.00     19.17
BKC          Regular               685,545                 84.85       58.99     69.52     20.86
BKCT         Regular               495,178                 80.75       52.83     65.42     23.76
BKUNA        Regular             3,326,968                138.03       76.08     55.12     32.45
BNKU         Not Avail.         13,095,947                151.99       74.50     49.02     39.63
BPLS         Not Avail.          4,286,237                    NA          NA     71.28     23.60
BRBI         Not Avail.            350,208                    NM        0.00      0.00     49.05
BRKL         Mutual HC             835,329                113.24       63.37     55.96      9.39
BTHL         Regular               218,187                114.79       77.14     67.20     22.23
BVCC         Regular             5,720,109                135.25       78.35     57.93     34.73
BWFC         Regular               180,354                105.51       68.77     65.18     21.19
BYFC         Regular               128,444                 94.46       83.51     88.41      0.00
BYS          Regular               287,617                114.60       81.50     71.12      5.22
CAFI         Not Avail.            575,563                112.85       84.23     74.64     13.81
CASB         Regular               444,155                124.43       87.55     70.36     19.55
CASH         Regular               421,258                    NA          NA     63.97     25.10
CATB         Regular               309,566                 64.11       43.38     67.66      8.36
CAVB         Regular               339,846                 99.95       69.00     69.03      0.00
CBCI         Regular               491,961                108.90       77.28     70.96      9.16
CBES         Regular               123,710                134.64       93.36     69.34     15.76
CBK          Regular               279,849                114.35       82.26     71.94     12.74
CBSA         Not Avail.          2,980,528                104.66       47.72     45.59     48.73
CCFH         Regular               158,539                 81.38       72.85     89.51      2.14
CEBK         Regular               376,063                101.94       74.91     73.49     15.69
CENB         Regular               104,379                 94.66       65.55     69.25      0.00
CFB          Regular             8,853,018                126.09       76.38     60.58     30.13
CFCP         Regular               616,887                114.61       68.36     59.64     33.17
CFFC         Regular               183,894                118.40       88.96     75.13      9.79
CFKY         Regular               127,726                 54.20       48.32     89.15      0.00
CFNC         Regular               118,468                 92.87       70.79     76.23      0.00
CFSB         Regular               847,769                130.60       89.03     68.17     22.30
CFTP         Regular               263,246                 98.59       53.59     54.36     20.74
CIBI         Regular               101,734                111.02       82.25     74.09     14.33
CITZ         Regular               746,050                 45.57       40.89     89.73      0.00
CKFB         Regular                62,759                121.45       89.58     73.76      3.46
CLAS         Regular               137,984                 85.97       67.54     78.56      5.33
CMRN         Regular               220,784                136.16       82.37     60.49     18.23

    SELECTED DATA ON ALL PUBLIC THRIFTS                               EXHIBIT 7


                                                                 CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
  TICKER     SHORT NAME                     EXCHANGE     CITY                STATE   OFFICES  IPO DATE   (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
CMSB     Commonwealth Bancorp Inc.          NASDAQ     Norristown               PA      58     06/17/96     SAIF
CMSV     Community Savings Bnkshrs(MHC)     NASDAQ     North Palm Beach         FL      21     10/24/94     SAIF
CNIT     CENIT Bancorp Inc.                 NASDAQ     Norfolk                  VA      20     08/06/92     SAIF
CNSB     CNS Bancorp Inc.                   NASDAQ     Jefferson City           MO       5     06/12/96     SAIF
CNY      Carver Bancorp Inc.                AMSE       New York                 NY       7     10/25/94     SAIF
COFI     Charter One Financial              NASDAQ     Cleveland                OH     223     01/22/88     SAIF
CONE     Conestoga Bancorp, Inc.            NASDAQ     Roslyn                   NY       8     03/30/94     SAIF
COOP     Cooperative Bankshares Inc.        NASDAQ     Wilmington               NC      16     08/21/91     SAIF
CRSB     Crusader Holding Corp.             NASDAQ     Philadelphia             PA       2     NA           SAIF
CRZY     Crazy Woman Creek Bancorp          NASDAQ     Buffalo                  WY       1     03/29/96     SAIF
CSBF     CSB Financial Group Inc.           NASDAQ     Centralia                IL       2     10/09/95     SAIF
CVAL     Chester Valley Bancorp Inc.        NASDAQ     Downingtown              PA       7     03/27/87     SAIF
DCBI     Delphos Citizens Bancorp Inc.      NASDAQ     Delphos                  OH       1     11/21/96     SAIF
DCOM     Dime Community Bancshares Inc.     NASDAQ     Brooklyn                 NY      14     06/26/96     BIF
DIBK     Dime Financial Corp.               NASDAQ     Wallingford              CT      11     07/09/86     BIF
DME      Dime Bancorp Inc.                  NYSE       New York                 NY      91     08/19/86     BIF
DNFC     D & N Financial Corp.              NASDAQ     Hancock                  MI      36     02/13/85     SAIF
DSL      Downey Financial Corp.             NYSE       Newport Beach            CA      90     01/01/71     SAIF
EBI      Equality Bancorp Inc.              AMSE       St. Louis                MO       3     12/02/97     SAIF
EBSI     Eagle Bancshares                   NASDAQ     Tucker                   GA      15     04/01/86     SAIF
EFBC     Empire Federal Bancorp Inc.        NASDAQ     Livingston               MT       3     01/27/97     SAIF
EFBI     Enterprise Federal Bancorp         NASDAQ     West Chester             OH       7     10/17/94     SAIF
EFC      EFC Bancorp Inc.                   AMSE       Elgin                    IL       6     04/07/98     SAIF
EGLB     Eagle BancGroup Inc.               NASDAQ     Bloomington              IL       3     07/01/96     SAIF
EMLD     Emerald Financial Corp.            NASDAQ     Strongsville             OH      14     10/05/93     SAIF
EQSB     Equitable Federal Savings Bank     NASDAQ     Wheaton                  MD       4     09/10/93     SAIF
ESBF     ESB Financial Corp.                NASDAQ     Ellwood City             PA      11     06/13/90     SAIF
ESBK     Elmira Savings Bank (The)          NASDAQ     Elmira                   NY       6     03/01/85     BIF
ESX      Essex Bancorp Inc.                 AMSE       Norfolk                  VA       4     NA           SAIF
ETFS     East Texas Financial Services      NASDAQ     Tyler                    TX       2     01/10/95     SAIF
FAB      FIRSTFED AMERICA BANCORP INC.      AMSE       Swansea                  MA      13     01/15/97     SAIF
FBBC     First Bell Bancorp Inc.            NASDAQ     Pittsburgh               PA       7     06/29/95     SAIF
FBCI     Fidelity Bancorp Inc.              NASDAQ     Chicago                  IL       5     12/15/93     SAIF
FBCV     1ST Bancorp                        NASDAQ     Vincennes                IN       2     04/07/87     SAIF
FBER     1st Bergen Bancorp                 NASDAQ     Wood-Ridge               NJ       4     04/01/96     SAIF
FBHC     Fort Bend Holding Corp.            NASDAQ     Rosenberg                TX       6     06/30/93     SAIF
FBNW     FirstBank Corp.                    NASDAQ     Lewiston                 ID       6     07/02/97     SAIF
FBSI     First Bancshares Inc.              NASDAQ     Mountain Grove           MO       8     12/22/93     SAIF
FCB      Falmouth Bancorp Inc.              AMSE       Falmouth                 MA       3     03/28/96     BIF
FCBF     FCB Financial Corp.                NASDAQ     Oshkosh                  WI      13     09/24/93     SAIF
FCBH     Virginia Beach Fed. Financial      NASDAQ     Virginia Beach           VA      14     11/01/80     SAIF
FCBK     First Coastal Bankshares           NASDAQ     Virginia Beach           VA      17     11/01/80     SAIF
FCME     First Coastal Corp.                NASDAQ     Westbrook                ME       8     NA           BIF
FDEF     First Defiance Financial           NASDAQ     Defiance                 OH      11     10/02/95     SAIF
FDTR     Federal Trust Corp.                NASDAQ     Winter Park              FL       1     NA           SAIF
FED      FirstFed Financial Corp.           NYSE       Santa Monica             CA      24     12/16/83     SAIF
FESX     First Essex Bancorp Inc.           NASDAQ     Andover                  MA      19     08/04/87     BIF
FFBA     First Colorado Bancorp Inc.        NASDAQ     Lakewood                 CO      27     01/02/96     SAIF
FFBH     First Federal Bancshares of AR     NASDAQ     Harrison                 AR      12     05/03/96     SAIF
FFBI     First Financial Bancorp Inc.       NASDAQ     Belvidere                IL       2     10/04/93     SAIF
FFBS     FFBS BanCorp Inc.                  NASDAQ     Columbus                 MS       3     07/01/93     SAIF
FFBZ     First Federal Bancorp Inc.         NASDAQ     Zanesville               OH       6     07/13/92     SAIF
FFCH     First Financial Holdings Inc.      NASDAQ     Charleston               SC      36     11/10/83     SAIF
FFDB     FirstFed Bancorp Inc.              NASDAQ     Bessemer                 AL       8     11/19/91     SAIF
FFDF     FFD Financial Corp.                NASDAQ     Dover                    OH       1     04/03/96     SAIF
FFED     Fidelity Federal Bancorp           NASDAQ     Evansville               IN       4     08/31/87     SAIF
FFES     First Federal of East Hartford     NASDAQ     East Hartford            CT      11     06/23/87     SAIF
FFFD     North Central Bancshares Inc.      NASDAQ     Fort Dodge               IA       7     03/21/96     SAIF
FFFL     Fidelity Bankshares Inc.(MHC)      NASDAQ     West Palm Beach          FL      22     01/07/94     SAIF
FFHH     FSF Financial Corp.                NASDAQ     Hutchinson               MN      11     10/07/94     SAIF
FFHS     First Franklin Corp.               NASDAQ     Cincinnati               OH       7     01/26/88     SAIF
FFIC     Flushing Financial Corp.           NASDAQ     Flushing                 NY       8     11/21/95     BIF
FFKY     First Federal Financial Corp.      NASDAQ     Elizabethtown            KY      11     07/15/87     SAIF
FFLC     FFLC Bancorp Inc.                  NASDAQ     Leesburg                 FL       9     01/04/94     SAIF



                                    KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
          ------------     -------------------------------------------------------------------

                               TOTAL              LOANS/      LOANS/  DEPOSITS/ BORROWINGS/
         CONVERSION            ASSETS            DEPOSITS     ASSETS   ASSETS     ASSETS
TICKER      TYPE               ($000)               (%)        (%)      (%)       (%)
-------  --------------     -------------------------------------------------------------------
CMSB     Not Avail.          2,368,247             90.96      60.65     66.68     21.99
CMSV     Mutual HC             760,610             84.04      64.80     77.11     10.17
CNIT     Regular               651,857            104.64      80.13     76.58     14.91
CNSB     Regular                97,988             89.11      65.97     74.03      0.60
CNY      Regular               427,371             96.00      62.84     65.46     23.77
COFI     Regular            19,813,254            122.96      67.69     55.05     35.71
CONE     Regular               494,348             28.70      23.21     80.86      2.02
COOP     Regular               381,054            102.12      80.05     78.39     13.15
CRSB     Not Avail.            202,034            143.25      84.26     58.82     28.43
CRZY     Regular                61,478             97.27      48.54     49.91     25.78
CSBF     Regular                47,983             75.83      57.68     76.06      0.00
CVAL     Regular               377,012             93.11      73.64     79.09     11.05
DCBI     Regular               113,585                NA         NA     69.86      5.28
DCOM     Regular             1,623,926             91.50      58.51     63.94     22.18
DIBK     Regular             1,018,779             43.27      36.32     83.93      7.17
DME      Regular            20,913,891            113.54      76.18     67.10     23.43
DNFC     Regular             1,898,004            119.15      67.81     56.91     34.62
DSL      Not Avail.          5,832,102            102.83      91.18     88.67      2.67
EBI      Not Avail.            273,361             86.17      37.41     43.41     46.29
EBSI     Regular             1,149,483            112.31      76.11     67.77     20.95
EFBC     Regular               110,590             69.39      42.17     60.77      0.62
EFBI     Regular               365,625            123.89      67.39     54.39     34.39
EFC      Regular               448,207             93.55      58.32     62.34      7.59
EGLB     Regular               174,085             88.68      67.25     75.84     11.49
EMLD     Regular               617,369             92.02      79.24     86.11      4.39
EQSB     Supervisory           350,555                NA         NA     74.93     19.11
ESBF     Regular               956,146             88.15      37.66     42.73     46.51
ESBK     Regular               231,725             85.87      78.64     91.57      1.41
ESX      Not Avail.            214,391            112.47      86.99     77.34     14.59
ETFS     Regular               122,594             70.67      50.54     71.52     10.05
FAB      Regular             1,315,743            130.09      68.68     52.80     36.03
FBBC     Regular               756,638            120.55      75.56     62.68     23.79
FBCI     Regular               501,708            125.04      81.73     65.36     21.89
FBCV     Regular               259,562            155.11      73.33     47.28     42.53
FBER     Regular               300,755             59.39      44.27     74.54     13.13
FBHC     Regular               318,348             67.44      56.69     84.06      4.68
FBNW     Regular               194,432            131.63      81.21     61.70     21.71
FBSI     Regular               177,946            102.88      81.36     79.09      6.86
FCB      Regular               110,523             99.60      71.77     72.06      5.99
FCBF     Regular               517,772            122.82      75.55     61.52     21.12
FCBH     Not Avail.            625,254            108.17      74.01     68.42     23.41
FCBK     Not Avail.            609,753            113.98      76.51     67.13     23.56
FCME     Not Avail.            171,719             76.80      62.17     80.95     10.00
FDEF     Not Avail.            582,124            115.80      80.47     69.49     11.36
FDTR     Not Avail.            147,815            120.53      87.44     72.54     17.29
FED      Regular             4,010,381                NA         NA     53.34     39.50
FESX     Regular             1,316,782             82.80      58.80     71.01     19.99
FFBA     Not Avail.          1,546,630             97.10      75.03     77.27      7.21
FFBH     Regular               578,142                NA         NA     80.00      4.90
FFBI     Regular                82,682             81.43      66.52     81.70      8.10
FFBS     Regular               134,952             90.62      71.00     78.35      3.41
FFBZ     Regular               207,381            127.10      85.71     67.44     24.11
FFCH     Regular             1,858,165            131.21      81.02     61.75     29.94
FFDB     Regular               181,468             73.33      65.81     89.75      0.00
FFDF     Regular               100,104            111.56      67.56     60.56     16.40
FFED     Regular               197,436            113.35      84.20     74.29     18.13
FFES     Regular               980,415             35.40      21.24     60.01     32.19
FFFD     Not Avail.            331,124            102.67      76.40     74.41      9.77
FFFL     Mutual HC           1,468,351             90.54      62.46     68.98     21.16
FFHH     Regular               414,072            128.35      68.53     53.39     35.56
FFHS     Regular               237,679             74.66      64.56     86.46      3.87
FFIC     Regular             1,091,908             99.72      61.06     61.23     24.86
FFKY     Regular               409,651            116.45      87.19     74.87     10.56
FFLC     Regular               412,443            105.71      83.54     79.03      7.27

    SELECTED DATA ON ALL PUBLIC THRIFTS                               EXHIBIT 7



                                                                 CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
  TICKER     SHORT NAME                     EXCHANGE     CITY                STATE   OFFICES   IPO DATE  (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
FFOH     Fidelity Financial of Ohio         NASDAQ     Cincinnati               OH      12     03/04/96     SAIF
FFPB     First Palm Beach Bancorp Inc.      NASDAQ     West Palm Beach          FL      51     09/29/93     SAIF
FFSL     First Independence Corp.           NASDAQ     Independence             KS       2     10/08/93     SAIF
FFSX     First Fed SB of Siouxland(MHC)     NASDAQ     Sioux City               IA      15     07/13/92     SAIF
FFWC     FFW Corp.                          NASDAQ     Wabash                   IN       4     04/05/93     SAIF
FFWD     Wood Bancorp Inc.                  NASDAQ     Bowling Green            OH       7     08/31/93     SAIF
FFYF     FFY Financial Corp.                NASDAQ     Youngstown               OH      10     06/28/93     SAIF
FGHC     First Georgia Holding Inc.         NASDAQ     Brunswick                GA       7     02/11/87     SAIF
FIBC     Financial Bancorp Inc.             NASDAQ     Long Island City         NY       5     08/17/94     SAIF
FISB     First Indiana Corp.                NASDAQ     Indianapolis             IN      26     08/02/83     SAIF
FKAN     First Kansas Financial Corp.       NASDAQ     Osawatomie               KS       6     06/29/98     SAIF
FKFS     First Keystone Financial           NASDAQ     Media                    PA       6     01/26/95     SAIF
FKKY     Frankfort First Bancorp Inc.       NASDAQ     Frankfort                KY       3     07/10/95     SAIF
FLAG     FLAG Financial Corp.               NASDAQ     LaGrange                 GA      16     12/11/86     SAIF
FLFC     First Liberty Financial Corp.      NASDAQ     Macon                    GA      36     12/06/83     SAIF
FLGS     Flagstar Bancorp Inc.              NASDAQ     Bloomfield Hills         MI      24     NA           SAIF
FLKY     First Lancaster Bancshares         NASDAQ     Lancaster                KY       1     07/01/96     SAIF
FMBD     First Mutual Bancorp Inc.          NASDAQ     Decatur                  IL      14     07/05/95     SAIF
FMCO     FMS Financial Corp.                NASDAQ     Burlington               NJ      21     12/14/88     SAIF
FMSB     First Mutual Savings Bank          NASDAQ     Bellevue                 WA       9     12/17/85     BIF
FNGB     First Northern Capital Corp.       NASDAQ     Green Bay                WI      19     12/29/83     SAIF
FOBC     Fed One Bancorp                    NASDAQ     Wheeling                 WV      12     01/19/95     SAIF
FPRY     First Financial Bancorp            NASDAQ     Tallahassee              FL       6     03/29/88     SAIF
FSBI     Fidelity Bancorp Inc.              NASDAQ     Pittsburgh               PA       8     06/24/88     SAIF
FSFF     First SecurityFed Financial        NASDAQ     Chicago                  IL       5     10/31/97     SAIF
FSLA     First Source Bancorp Inc.          NASDAQ     Woodbridge               NJ      16     04/09/98     SAIF
FSNJ     Bayonne Bancshares Inc.            NASDAQ     Bayonne                  NJ       4     08/22/97     SAIF
FSPT     FirstSpartan Financial Corp.       NASDAQ     Spartanburg              SC       8     07/09/97     SAIF
FSSB     First FS&LA of San Bernardino      NASDAQ     San Bernardino           CA       4     02/02/93     SAIF
FSTC     First Citizens Corp.               NASDAQ     Newnan                   GA       9     03/01/86     SAIF
FTF      Texarkana First Financial Corp     AMSE       Texarkana                AR       5     07/07/95     SAIF
FTFC     First Federal Capital Corp.        NASDAQ     La Crosse                WI      56     11/02/89     SAIF
FTNB     Fulton Bancorp Inc.                NASDAQ     Fulton                   MO       2     10/18/96     SAIF
FTSB     Fort Thomas Financial Corp.        NASDAQ     Fort Thomas              KY       2     06/28/95     SAIF
FWWB     First Washington Bancorp Inc.      NASDAQ     Walla Walla              WA      25     11/01/95     SAIF
GAF      GA Financial Inc.                  AMSE       Pittsburgh               PA      13     03/26/96     SAIF
GBNK     Gaston Federal Bancorp (MHC)       NASDAQ     Gastonia                 NC       4     04/13/98     SAIF
GDW      Golden West Financial              NYSE       Oakland                  CA     253     05/29/59     SAIF
GFCO     Glenway Financial Corp.            NASDAQ     Cincinnati               OH       5     11/30/90     SAIF
GFED     Guaranty Federal Bcshs Inc.        NASDAQ     Springfield              MO       5     12/31/97     SAIF
GLMR     Gilmer Financial Svcs, Inc.        NASDAQ     Gilmer                   TX       1     02/09/95     SAIF
GOSB     GSB Financial Corp.                NASDAQ     Goshen                   NY       2     07/09/97     BIF
GPT      GreenPoint Financial Corp.         NYSE       New York                 NY      73     01/28/94     BIF
GSB      Golden State Bancorp Inc.          NYSE       Glendale                 CA     214     10/01/83     SAIF
GSFC     Green Street Financial Corp.       NASDAQ     Fayetteville             NC       3     04/04/96     SAIF
GSLA     GS Financial Corp.                 NASDAQ     Metairie                 LA       3     04/01/97     SAIF
GTPS     Great American Bancorp             NASDAQ     Champaign                IL       3     06/30/95     SAIF
GUPB     GFSB Bancorp Inc.                  NASDAQ     Gallup                   NM       1     06/30/95     SAIF
HALL     Hallmark Capital Corp.             NASDAQ     West Allis               WI       3     01/03/94     SAIF
HARB     Harbor Florida Bancshares Inc.     NASDAQ     Fort Pierce              FL      25     03/19/98     SAIF
HARL     Harleysville Savings Bank          NASDAQ     Harleysville             PA       4     08/04/87     SAIF
HARS     Harris Financial Inc. (MHC)        NASDAQ     Harrisburg               PA      34     01/25/94     SAIF
HAVN     Haven Bancorp Inc.                 NASDAQ     Westbury                 NY      53     09/23/93     SAIF
HBBI     Home Building Bancorp              NASDAQ     Washington               IN       2     02/08/95     SAIF
HBEI     Home Bancorp of Elgin Inc.         NASDAQ     Elgin                    IL       5     09/27/96     SAIF
HBFW     Home Bancorp                       NASDAQ     Fort Wayne               IN       9     03/30/95     SAIF
HBNK     Highland Bancorp Inc.              NASDAQ     Burbank                  CA       7     NA           SAIF
HBS      Haywood Bancshares Inc.            AMSE       Waynesville              NC       4     12/18/87     SAIF
HBSC     Heritage Bancorp Inc.              NASDAQ     Laurens                  SC       4     04/06/98     SAIF
HCBB     HCB Bancshares Inc.                NASDAQ     Camden                   AR       6     05/07/97     SAIF
HCBC     High Country Bancorp Inc.          NASDAQ     Salida                   CO       3     12/10/97     SAIF
HCFC     Home City Financial Corp.          NASDAQ     Springfield              OH       1     12/30/96     SAIF
HEMT     HF Bancorp Inc.                    NASDAQ     Hemet                    CA      19     06/30/95     SAIF
HFBC     HopFed Bancorp Inc.                NASDAQ     Hopkinsville             KY       5     02/09/98     SAIF



                                    KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
          ------------     -------------------------------------------------------------------

                               TOTAL                LOANS/    LOANS/    DEPOSITS/ BORROWINGS/
         CONVERSION            ASSETS              DEPOSITS    ASSETS    ASSETS     ASSETS
TICKER      TYPE               ($000)                 (%)       (%)        (%)       (%)
-------  -------------     -------------------------------------------------------------------
FFOH     Not Avail.            531,926                  NA         NA     78.66      8.24
FFPB     Regular             1,764,026               81.92      60.34     73.66     17.28
FFSL     Regular               123,366              112.23      73.98     65.92     23.02
FFSX     Mutual HC             551,593              103.82      73.86     71.14     19.56
FFWC     Regular               203,311                  NA         NA     61.61     27.79
FFWD     Regular               165,007              106.25      83.16     78.27      7.82
FFYF     Regular               651,746              109.28      74.45     68.13     15.09
FGHC     Regular               180,806              102.71      86.35     84.07      6.14
FIBC     Regular               340,999                  NA         NA     67.16     22.87
FISB     Regular             1,750,819              121.14      84.43     69.70     19.96
FKAN     Regular               106,001               53.75      41.91     77.97      0.61
FKFS     Regular               385,152               83.46      51.47     61.67     26.02
FKKY     Regular               134,485              154.39      94.01     60.89     21.01
FLAG     Regular               442,879               93.35      71.51     76.60     12.61
FLFC     Regular             1,355,001               94.60      68.37     72.27     19.40
FLGS     Not Avail.          2,573,280              163.93      87.59     53.43     27.26
FLKY     Regular                53,002              194.98      89.82     46.07     25.88
FMBD     Regular               379,534               96.85      80.16     82.76      1.32
FMCO     Regular               673,699               58.65      45.21     77.07     15.99
FMSB     Regular               470,866               99.97      84.78     84.80      6.30
FNGB     Regular               690,372              121.05      89.05     73.56     13.92
FOBC     Not Avail.            373,837               65.09      45.26     69.53     18.77
FPRY     Regular               240,379               88.86      77.63     87.36      5.41
FSBI     Regular               402,919               76.48      49.92     65.28     24.29
FSFF     Regular               323,279               92.61      60.91     65.78      4.33
FSLA     Not Avail.          1,221,038               80.63      53.33     66.14     11.43
FSNJ     Not Avail.            700,293               76.13      45.84     60.22     24.93
FSPT     Regular               517,433              115.18      82.32     71.47      3.29
FSSB     Regular               103,674               75.29      71.56     95.05      0.00
FSTC     Regular               379,694               84.59      73.24     86.58      2.44
FTF      Regular               189,557               99.72      79.67     79.90      3.75
FTFC     Regular             1,584,405               79.48      64.19     80.76     10.50
FTNB     Regular               109,622              130.88      83.03     63.44     11.76
FTSB     Regular               101,600              122.78      90.38     73.62      9.49
FWWB     Regular             1,154,072              129.28      66.27     51.26     33.73
GAF      Regular               838,272               68.33      38.71     56.64     27.48
GBNK     Mutual HC             202,615              100.46      69.31     68.99      9.13
GDW      Not Avail.         39,067,229              111.39      71.26     63.98     26.40
GFCO     Regular               300,448              114.40      85.87     75.06     14.21
GFED     Not Avail.            260,043              147.83      80.14     54.21     17.34
GLMR     Regular                42,171               81.48      56.24     69.02     20.27
GOSB     Regular               129,087                  NA         NA     66.08      7.75
GPT      Regular            12,853,902               84.45      71.06     84.14      1.55
GSB      Regular            18,116,737              130.22      76.90     59.05     32.31
GSFC     Regular               173,265              119.17      75.79     63.60      0.00
GSLA     Regular               129,398               95.47      43.02     45.06     11.34
GTPS     Regular               148,342              105.30      83.27     79.08      1.35
GUPB     Regular               118,175              103.85      59.03     56.84     29.58
HALL     Regular               428,237              105.03      66.62     63.43     27.34
HARB     Not Avail.          1,318,792              101.39      70.36     69.39      9.48
HARL     Regular               395,383               88.86      64.85     72.98     19.32
HARS     Mutual HC           2,325,602               83.38      40.91     49.07     41.33
HAVN     Regular             2,265,248               87.62      60.45     69.00     22.09
HBBI     Regular                42,430               90.16      68.17     75.61      9.43
HBEI     Regular               367,656              120.11      87.32     72.70      0.00
HBFW     Regular               360,286              104.30      88.7      85.05      1.94
HBNK     Not Avail.            573,412              117.04      78.83     67.35     23.28
HBS      Not Avail.            152,002               98.62      75.65     76.71      6.91
HBSC     Regular               328,319               66.92      59.93     89.55      0.00
HCBB     Regular               221,631               76.44      48.63     63.62     18.21
HCBC     Regular                92,258              127.00      81.07     63.83     15.67
HCFC     Regular                78,042              123.58      90.81     73.48     10.69
HEMT     Regular             1,045,837                  NA         NA     82.87      8.13
HFBC     Regular               217,837               67.14      48.25     71.86      0.00

    SELECTED DATA ON ALL PUBLIC THRIFTS                                EXHIBIT 7


                                                                 CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
  TICKER     SHORT NAME                     EXCHANGE     CITY                STATE   OFFICES   IPO DATE  (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
HFFB     Harrodsburg First Fin Bancorp      NASDAQ     Harrodsburg              KY       2     10/04/95     SAIF
HFFC     HF Financial Corp.                 NASDAQ     Sioux Falls              SD      19     04/08/92     SAIF
HFGI     Harrington Financial Group         NASDAQ     Richmond                 IN       7     NA           SAIF
HFNC     HFNC Financial Corp.               NASDAQ     Charlotte                NC       9     12/29/95     SAIF
HFSA     Hardin Bancorp Inc.                NASDAQ     Hardin                   MO       3     09/29/95     SAIF
HFWA     Heritage Financial Corp.           NASDAQ     Olympia                  WA      10     01/09/98     SAIF
HHFC     Harvest Home Financial Corp.       NASDAQ     Cheviot                  OH       3     10/10/94     SAIF
HIFS     Hingham Instit. for Savings        NASDAQ     Hingham                  MA       5     12/20/88     BIF
HLFC     Home Loan Financial Corp.          NASDAQ     Coshocton                OH       2     03/26/98     SAIF
HMLK     Hemlock Federal Financial Corp     NASDAQ     Oak Forest               IL       3     04/02/97     SAIF
HMNF     HMN Financial Inc.                 NASDAQ     Spring Valley            MN      10     06/30/94     SAIF
HOMF     Home Federal Bancorp               NASDAQ     Seymour                  IN      16     01/23/88     SAIF
HPBC     Home Port Bancorp Inc.             NASDAQ     Nantucket                MA       2     08/25/88     BIF
HRBF     Harbor Federal Bancorp Inc.        NASDAQ     Baltimore                MD       9     08/12/94     SAIF
HRBT     Hudson River Bancorp               NASDAQ     Hudson                   NY      12     07/01/98     BIF
HRZB     Horizon Financial Corp.            NASDAQ     Bellingham               WA      12     08/01/86     BIF
HSTD     Homestead Bancorp Inc.             NASDAQ     Ponchatoula              LA       2     07/20/98     SAIF
HTHR     Hawthorne Financial Corp.          NASDAQ     El Segundo               CA       6     NA           SAIF
HWEN     Home Financial Bancorp             NASDAQ     Spencer                  IN       1     07/02/96     SAIF
HZFS     Horizon Financial Svcs Corp.       NASDAQ     Oskaloosa                IA       3     06/30/94     SAIF
IBSF     IBS Financial Corp.                NASDAQ     Cherry Hill              NJ       9     10/13/94     SAIF
ICBC     Independence Comm. Bank Corp.      NASDAQ     Brooklyn                 NY      33     03/17/98     SAIF
IFSB     Independence Federal Svgs Bank     NASDAQ     Washington               DC       2     06/06/85     SAIF
INBI     Industrial Bancorp Inc.            NASDAQ     Bellevue                 OH      10     08/01/95     SAIF
IPSW     Ipswich Savings Bank               NASDAQ     Ipswich                  MA       7     05/26/93     BIF
ITLA     ITLA Capital Corp.                 NASDAQ     La Jolla                 CA       6     10/24/95     BIF
IWBK     InterWest Bancorp Inc.             NASDAQ     Oak Harbor               WA      51     NA           SAIF
JSB      JSB Financial Inc.                 NYSE       Lynbrook                 NY      13     06/27/90     BIF
JSBA     Jefferson Savings Bancorp          NASDAQ     Ballwin                  MO      31     04/08/93     SAIF
JXSB     Jacksonville Savings Bk (MHC)      NASDAQ     Jacksonville             IL       5     04/21/95     SAIF
JXVL     Jacksonville Bancorp Inc.          NASDAQ     Jacksonville             TX       7     04/01/96     SAIF
KFBI     Klamath First Bancorp              NASDAQ     Klamath Falls            OR      33     10/05/95     SAIF
KNK      Kankakee Bancorp Inc.              AMSE       Kankakee                 IL      14     01/06/93     SAIF
KSAV     KS Bancorp Inc.                    NASDAQ     Kenly                    NC       5     12/30/93     SAIF
KSBK     KSB Bancorp Inc.                   NASDAQ     Kingfield                ME       8     06/24/93     BIF
KYF      Kentucky First Bancorp Inc.        AMSE       Cynthiana                KY       2     08/29/95     SAIF
LARK     Landmark Bancshares Inc.           NASDAQ     Dodge City               KS       5     03/28/94     SAIF
LARL     Laurel Capital Group Inc.          NASDAQ     Allison Park             PA       6     02/20/87     SAIF
LFBI     Little Falls Bancorp Inc.          NASDAQ     Little Falls             NJ       6     01/05/96     SAIF
LFCO     Life Financial Corp.               NASDAQ     Riverside                CA       3     NA           SAIF
LFED     Leeds Federal Bankshares (MHC)     NASDAQ     Baltimore                MD       1     05/02/94     SAIF
LIBB     Liberty Bancorp Inc. (MHC)         NASDAQ     Avenel                   NJ       4     07/01/98     SAIF
LISB     Long Island Bancorp Inc.           NASDAQ     Melville                 NY      35     04/18/94     SAIF
LO       Local Financial Corp.              AMSE       Oklahoma City            OK      44     NA           SAIF
LOGN     Logansport Financial Corp.         NASDAQ     Logansport               IN       1     06/14/95     SAIF
LONF     London Financial Corp.             NASDAQ     London                   OH       1     04/01/96     SAIF
LSBI     LSB Financial Corp.                NASDAQ     Lafayette                IN       4     02/03/95     BIF
LSBX     Lawrence Savings Bank              NASDAQ     North Andover            MA       5     05/02/86     BIF
LVSB     Lakeview Financial Corp.           NASDAQ     Paterson                 NJ      10     12/22/93     SAIF
LXMO     Lexington B&L Financial Corp.      NASDAQ     Lexington                MO       4     06/06/96     SAIF
MAFB     MAF Bancorp Inc.                   NASDAQ     Clarendon Hills          IL      23     01/12/90     SAIF
MARN     Marion Capital Holdings            NASDAQ     Marion                   IN       4     03/18/93     SAIF
MASB     MASSBANK Corp.                     NASDAQ     Reading                  MA      15     05/28/86     BIF
MBBC     Monterey Bay Bancorp Inc.          NASDAQ     Watsonville              CA       8     02/15/95     SAIF
MBLF     MBLA Financial Corp.               NASDAQ     Macon                    MO       2     06/24/93     SAIF
MBSP     Mitchell Bancorp Inc.              NASDAQ     Spruce Pine              NC       1     07/12/96     SAIF
MCBN     Mid-Coast Bancorp Inc.             NASDAQ     Waldoboro                ME       2     11/02/89     SAIF
MDBK     Medford Bancorp Inc.               NASDAQ     Medford                  MA      16     03/18/86     BIF
MECH     MECH Financial Inc.                NASDAQ     Hartford                 CT      16     06/26/96     BIF
METF     Metropolitan Financial Corp.       NASDAQ     Mayfield Heights         OH      16     NA           SAIF
MFBC     MFB Corp.                          NASDAQ     Mishawaka                IN       5     03/25/94     SAIF
MFFC     Milton Federal Financial Corp.     NASDAQ     West Milton              OH       3     10/07/94     SAIF
MFLR     Mayflower Co-operative Bank        NASDAQ     Middleboro               MA       4     12/23/87     BIF
MFSL     Maryland Federal Bancorp           NASDAQ     Hyattsville              MD      28     06/02/87     SAIF



                                    KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
          ------------     -------------------------------------------------------------------

                               TOTAL                 LOANS/    LOANS/   DEPOSITS/  BORROWINGS/
         CONVERSION            ASSETS              DEPOSITS    ASSETS    ASSETS     ASSETS
TICKER      TYPE               ($000)                 (%)       (%)        (%)       (%)
-------  -------------     -------------------------------------------------------------------
HFFB     Regular               109,033              106.51      76.71     72.01      0.00
HFFC     Regular               570,060               99.31      77.77     78.31      8.88
HFGI     Not Avail.            484,397               91.92      33.84     36.81     57.78
HFNC     Regular             1,007,913              188.95      80.70     42.71     39.07
HFSA     Regular               133,326               83.26      49.34     59.26     29.63
HFWA     Not Avail.            322,806               98.12      68.58     69.89      0.00
HHFC     Regular                90,881               75.45      49.77     65.96     21.98
HIFS     Regular               239,148              107.52      76.60     71.25     18.47
HLFC     Regular                81,915                  NA         NA     59.25      1.22
HMLK     Regular               191,023               61.86      43.15     69.76     12.56
HMNF     Regular               725,180              100.80      64.93     64.42     24.54
HOMF     Regular               719,549              110.11      83.25     75.60     14.24
HPBC     Regular               260,456              128.67      85.01     66.07     24.48
HRBF     Regular               231,140               85.82      64.20     74.80     10.93
HRBT     Regular               671,214               86.39      75.72     87.65      0.30
HRZB     Regular               553,063               98.76      80.64     81.65      0.89
HSTD     Not Avail.             61,487               77.54      52.19     67.30     22.61
HTHR     Not Avail.          1,046,906              113.64      92.15     81.08     13.85
HWEN     Regular                42,560              128.63      80.54     62.62     19.27
HZFS     Regular                92,710               95.29      60.74     63.74     25.95
IBSF     Regular               737,694               43.45      32.97     75.88      5.50
ICBC     Regular             4,785,837                  NA         NA     68.54      8.35
IFSB     Regular               274,539               77.40      57.81     74.68     16.17
INBI     Regular               382,841              119.70      88.12     73.62      9.66
IPSW     Regular               233,662              105.69      79.51     75.23     17.79
ITLA     Not Avail.          1,021,343              102.94      85.16     82.72      5.92
IWBK     Not Avail.          2,351,248               97.87      61.80     63.15     28.68
JSB      Regular             1,563,460               97.05      69.63     71.74      0.00
JSBA     Regular             1,241,864               86.34      72.58     84.06      5.07
JXSB     Mutual HC             169,648               86.98      76.30     87.73      0.13
JXVL     Not Avail.            242,673                  NA         NA     81.96      1.67
KFBI     Regular             1,008,688               94.57      63.69     67.34     17.25
KNK      Regular               401,934               74.12      62.25     83.99      5.70
KSAV     Regular               113,978              105.55      83.64     79.24      7.02
KSBK     Regular               157,745              104.16      80.90     77.66     12.79
KYF      Regular                81,800               88.31      60.69     68.73     13.16
LARK     Regular               229,337              116.11      74.99     64.59     20.58
LARL     Regular               220,986               88.15      69.96     79.37      7.71
LFBI     Regular               355,443               64.00      42.10     65.79     23.60
LFCO     Not Avail.            472,437              138.82      77.31     55.69     24.67
LFED     Mutual HC             298,997               77.54      62.97     81.21      0.19
LIBB     Mutual HC             217,437               77.09      70.33     91.23      0.76
LISB     Regular             6,483,887              102.50      58.14     56.73     31.50
LO       Not Avail.          1,904,315               73.35      59.84     81.58     11.38
LOGN     Regular                90,264              104.46      74.55     71.36      8.81
LONF     Regular                37,916               94.91      76.78     80.90      4.48
LSBI     Regular               218,633                  NA         NA     67.44     23.63
LSBX     Regular               344,874               71.13      53.05     74.59     12.11
LVSB     Regular               619,638               62.43      45.59     73.02     14.64
LXMO     Regular                95,301               82.15      66.16     80.54      2.66
MAFB     Regular             3,569,656              120.69      79.57     65.93     24.45
MARN     Regular               193,963              123.92      85.87     69.30      7.05
MASB     Regular               929,672               35.60      30.97     86.99      0.08
MBBC     Regular               436,193               68.50      57.31     83.67      4.88
MBLF     Regular               207,453              117.52      64.43     54.83     31.19
MBSP     Regular                37,306              128.48      74.27     57.80      0.00
MCBN     Regular                63,015              112.71      80.80     71.68     19.34
MDBK     Regular             1,135,299               69.42      50.96     73.41     16.66
MECH     Regular               954,671               88.34      63.38     71.74     17.44
METF     Not Avail.          1,058,887              105.22      80.37     76.38     15.58
MFBC     Regular               290,936              136.15      82.18     60.35     27.59
MFFC     Regular               235,105              105.10      68.39     65.07     23.11
MFLR     Regular               135,518               73.22      57.01     77.86     11.81
MFSL     Regular             1,188,121              116.84      81.89     70.09     18.89

                                                                       EXHIBIT 7

                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                          CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
TICKER            SHORT NAME                EXCHANGE       CITY              STATE   OFFICES   IPO DATE  (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
MIFC     Mid-Iowa Financial Corp.           NASDAQ     Newton                   IA       7     10/14/92     SAIF
MIVI     Mississippi View Holding Co.       NASDAQ     Little Falls             MN       1     03/24/95    SAIF
MONT     Montgomery Financial Corp.         NASDAQ     Crawfordsville           IN       4     07/01/97    SAIF
MRKF     Market Financial Corp.             NASDAQ     Mount Healthy            OH       2     03/27/97    SAIF
MSBF     MSB Financial Inc.                 NASDAQ     Marshall                 MI       2     02/06/95    SAIF
MSBK     Mutual Savings Bank FSB            NASDAQ     Bay City                 MI      22     07/17/92    SAIF
MWBI     Midwest Bancshares Inc.            NASDAQ     Burlington               IA       5     11/12/92    SAIF
MWBX     MetroWest Bank                     NASDAQ     Framingham               MA      15     10/10/86    BIF
MYST     Mystic Financial Inc.              NASDAQ     Medford                  MA       3     01/09/98    BIF
NASB     NASB Financial Inc.                NASDAQ     Grandview                MO       7     09/27/85    SAIF
NBCP     Niagara Bancorp Inc. (MHC)         NASDAQ     Lockport                 NY      15     04/20/98    BIF
NBN      Northeast Bancorp                  AMSE       Auburn                   ME      12     08/19/87    BIF
NBSI     North Bancshares Inc.              NASDAQ     Chicago                  IL       2     12/21/93    SAIF
NEIB     Northeast Indiana Bancorp          NASDAQ     Huntington               IN       3     06/28/95    SAIF
NEP      Northeast PA Financial Corp.       AMSE       Hazleton                 PA      10     04/01/98    SAIF
NHTB     New Hampshire Thrift Bncshrs       NASDAQ     Newport                  NH      12     05/22/86    SAIF
NMSB     NewMil Bancorp Inc.                NASDAQ     New Milford              CT      15     02/01/86    BIF
NSLB     NS&L Bancorp Inc.                  NASDAQ     Neosho                   MO       2     06/08/95    SAIF
NSSY     NSS Bancorp Inc.                   NASDAQ     Norwalk                  CT       8     06/16/94    BIF
NTBK     Net.B@nk Inc.                      NASDAQ     Alpharetta               GA      NA     NA          SAIF
NTMG     Nutmeg Federal S&LA                NASDAQ     Danbury                  CT       3     NA          SAIF
NWEQ     Northwest Equity Corp.             NASDAQ     Amery                    WI       3     10/11/94    SAIF
NWSB     Northwest Bancorp Inc. (MHC)       NASDAQ     Warren                   PA      71     11/07/94    SAIF
OCFC     Ocean Financial Corp.              NASDAQ     Toms River               NJ      11     07/03/96    SAIF
OCN      Ocwen Financial Corp.              NYSE       West Palm Beach          FL       1     NA          SAIF
OFCP     Ottawa Financial Corp.             NASDAQ     Holland                  MI      26     08/19/94    SAIF
OHSL     OHSL Financial Corp.               NASDAQ     Cincinnati               OH       5     02/10/93    SAIF
OSFS     Ohio State Financial Services      NASDAQ     Bridgeport               OH       2     09/29/97    SAIF
OTFC     Oregon Trail Financial Corp.       NASDAQ     Baker City               OR       7     10/06/97    SAIF
PBCI     Pamrapo Bancorp Inc.               NASDAQ     Bayonne                  NJ      10     11/14/89    SAIF
PBCT     People's Bank (MHC)                NASDAQ     Bridgeport               CT     126     07/06/88    BIF
PBHC     Pathfinder Bancorp Inc. (MHC)      NASDAQ     Oswego                   NY       5     11/16/95    BIF
PBKB     People's Bancshares Inc.           NASDAQ     New Bedford              MA      12     10/30/86    BIF
PBOC     PBOC Holdings Inc.                 NASDAQ     Los Angeles              CA      19     NA          SAIF
PCBC     Perry County Financial Corp.       NASDAQ     Perryville               MO       1     02/13/95    SAIF
PDB      Piedmont Bancorp Inc.              AMSE       Hillsborough             NC       1     12/08/95    SAIF
PEDE     Great Pee Dee Bancorp              NASDAQ     Cheraw                   SC       1     12/31/97    SAIF
PEEK     Peekskill Financial Corp.          NASDAQ     Peekskill                NY       3     12/29/95    SAIF
PERM     Permanent Bancorp Inc.             NASDAQ     Evansville               IN      11     04/04/94    SAIF
PFDC     Peoples Bancorp                    NASDAQ     Auburn                   IN       7     07/07/87    SAIF
PFED     Park Bancorp Inc.                  NASDAQ     Chicago                  IL       3     08/12/96    SAIF
PFFB     PFF Bancorp Inc.                   NASDAQ     Pomona                   CA      24     03/29/96    SAIF
PFFC     Peoples Financial Corp.            NASDAQ     Massillon                OH       2     09/13/96    SAIF
PFNC     Progress Financial Corp.           NASDAQ     Blue Bell                PA      11     07/18/83    SAIF
PFSB     PennFed Financial Services Inc     NASDAQ     West Orange              NJ      18     07/15/94    SAIF
PFSL     Pocahontas Bancorp Inc.            NASDAQ     Pocahontas               AR       9     04/01/98    SAIF
PHBK     Peoples Heritage Finl Group        NASDAQ     Portland                 ME     194     12/04/86    BIF
PHFC     Pittsburgh Home Financial Corp     NASDAQ     Pittsburgh               PA       8     04/01/96    SAIF
PHSB     Peoples Home Savings Bk (MHC)      NASDAQ     Beaver Falls             PA       9     07/10/97    SAIF
PLSK     Pulaski Savings Bank (MHC)         NASDAQ     Springfield              NJ       5     04/03/97    SAIF
PRBC     Prestige Bancorp Inc.              NASDAQ     Pleasant Hills           PA       5     06/27/96    SAIF
PROV     Provident Financial Holdings       NASDAQ     Riverside                CA      10     06/28/96    SAIF
PSBI     PSB Bancorp Inc.                   NASDAQ     Philadelphia             PA       6     07/17/98    BIF
PSFC     Peoples-Sidney Financial Corp.     NASDAQ     Sidney                   OH       1     04/28/97    SAIF
PSFI     PS Financial Inc.                  NASDAQ     Chicago                  IL       1     11/27/96    SAIF
PTRS     Potters Financial Corp.            NASDAQ     East Liverpool           OH       4     12/31/93    SAIF
PULB     Pulaski Bank, FSB (MHC)            NASDAQ     St. Louis                MO       5     05/11/94    SAIF
PULS     Pulse Bancorp                      NASDAQ     South River              NJ       5     09/18/86    SAIF
PVFC     PVF Capital Corp.                  NASDAQ     Bedford Heights          OH       9     12/30/92    SAIF
PVSA     Parkvale Financial Corp.           NASDAQ     Monroeville              PA      29     07/16/87    SAIF
PWBK     Pennwood Bancorp Inc.              NASDAQ     Pittsburgh               PA       3     07/15/96    SAIF
QCBC     Quaker City Bancorp Inc.           NASDAQ     Whittier                 CA      10     12/30/93    SAIF
QCFB     QCF Bancorp Inc.                   NASDAQ     Virginia                 MN       2     04/03/95    SAIF
QCSB     Queens County Bancorp Inc.         NASDAQ     Flushing                 NY      10     11/23/93    BIF





                                    KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
          ------------     -------------------------------------------------------------------

                               TOTAL                 LOANS/    LOANS/   DEPOSITS/  BORROWINGS/
         CONVERSION            ASSETS              DEPOSITS    ASSETS    ASSETS     ASSETS
TICKER      TYPE               ($000)                 (%)       (%)        (%)       (%)
-------  -------------     -------------------------------------------------------------------
MIFC     Regular               135,040                  NA         NA     62.23     26.66
MIVI     Regular                68,619               82.66      66.10     79.96      0.00
MONT     Not Avail.            109,134              126.15      90.43     71.68      8.31
MRKF     Regular                53,653               88.74      61.08     68.83      0.00
MSBF     Regular                79,967              172.26      92.23     53.54     27.48
MSBK     Regular               613,798               77.57      52.48     67.66     22.74
MWBI     Regular               159,460               90.04      59.74     66.35     25.71
MWBX     Regular               658,462               83.52      69.92     83.72      7.92
MYST     Regular               199,049               95.21      69.24     72.73      8.29
NASB     Not Avail.            734,091              121.46      86.66     71.34     19.35
NBCP     Mutual HC           1,323,466               57.47      48.89     85.07      2.93
NBN      Regular               310,623              155.62      87.16     56.01     35.61
NBSI     Regular               123,311              104.11      61.50     59.07     27.65
NEIB     Regular               203,263              146.84      88.16     60.04     26.62
NEP      Regular               477,807               87.25      58.96     67.57     13.78
NHTB     Regular               324,320               92.12      78.33     85.03      5.57
NMSB     Regular               367,569               57.12      45.67     79.95     10.20
NSLB     Regular                62,648               76.33      58.59     76.76      3.19
NSSY     Regular               668,671               94.34      63.89     67.72     23.37
NTBK     Not Avail.            163,463               81.80      64.40     78.72      0.00
NTMG     Not Avail.            111,539              105.35      85.73     81.38      7.37
NWEQ     Regular                96,452              127.99      82.11     64.15     22.93
NWSB     Mutual HC           2,547,412               95.80      75.49     78.80     11.37
OCFC     Regular             1,538,264               86.90      57.24     65.87     19.50
OCN      Not Avail.          3,505,579                  NA         NA     61.17     19.42
OFCP     Regular               915,465              117.20      85.00     72.52     17.42
OHSL     Regular               247,853               90.87      68.38     75.26     13.21
OSFS     Regular                38,559               89.49      63.95     71.46      0.00
OTFC     Regular               256,460               88.06      63.24     71.82      0.00
PBCI     Regular               394,271               70.09      57.25     81.69      3.51
PBCT     Mutual HC           9,105,200               88.03      64.28     73.02     16.25
PBHC     Mutual HC             198,091               83.11      66.04     79.46      7.57
PBKB     Regular               858,377              128.31      58.79     45.82     48.07
PBOC     Not Avail.          3,201,513              151.98      66.07     43.47     49.30
PCBC     Regular                86,081               24.47      17.77     72.63      7.55
PDB      Regular               130,541              119.60      82.31     68.82     13.79
PEDE     Regular                69,262              149.23      80.89     54.21      0.36
PEEK     Regular               200,341               34.54      24.12     69.81      6.49
PERM     Regular               439,115               80.34      51.77     64.43     22.63
PFDC     Regular               304,320              102.72      84.07     81.84      2.73
PFED     Regular               196,812               54.08      38.04     70.33      8.15
PFFB     Regular             3,007,845              107.39      62.43     58.13     32.88
PFFC     Regular                84,906                  NA         NA     77.38      3.53
PFNC     Regular               602,326                  NA         NA     60.21     28.27
PFSB     Regular             1,551,938              106.86      70.79     66.25     24.10
PFSL     Not Avail.            404,606                  NA         NA     42.36     42.23
PHBK     Regular             9,768,079              102.51      71.90     70.14     20.17
PHFC     Regular               372,533              140.09      55.83     39.85     48.39
PHSB     Mutual HC             226,742               54.99      42.96     78.11      8.32
PLSK     Mutual HC             187,776               61.43      53.56     87.18      0.29
PRBC     Regular               164,656              112.13      66.47     59.28     29.75
PROV     Regular               817,402              119.31      84.97     71.22     16.16
PSBI     Not Avail.            148,841               58.87      50.73     86.16      1.83
PSFC     Regular               105,522              119.05      88.69     74.50      0.00
PSFI     Regular                83,823              101.80      49.93     49.05     21.47
PTRS     Regular               128,149               92.33      73.14     79.22     11.36
PULB     Mutual HC             186,917                  NA         NA     83.69      1.02
PULS     Regular               544,102               34.20      27.32     79.88     10.97
PVFC     Supervisory           418,928              112.23      88.89     79.20     11.44
PVSA     Regular             1,095,373               89.10      77.23     86.68      4.12
PWBK     Regular                46,080                  NA         NA     77.59      3.11
QCBC     Regular               887,480              121.62      79.61     65.46     24.34
QCFB     Regular               154,089               62.51      42.70     68.30     11.59
QCSB     Regular             1,715,164              142.00      85.72     60.36     24.72

                                                                       EXHIBIT 7

                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                         CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
TICKER             SHORT NAME               EXCHANGE        CITY             STATE   OFFICES   IPO DATE  (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
RARB     Raritan Bancorp Inc.               NASDAQ     Bridgewater              NJ       7     03/01/87     BIF
RCBK     Richmond County Financial Corp     NASDAQ     Staten Island            NY      13     02/18/98     SAIF
RELI     Reliance Bancshares Inc.           NASDAQ     Milwaukee                WI       1     04/19/96     SAIF
RELY     Reliance Bancorp Inc.              NASDAQ     Garden City              NY      30     03/31/94     SAIF
RIVR     River Valley Bancorp               NASDAQ     Madison                  IN       6     12/20/96     SAIF
ROSE     TR Financial Corp.                 NASDAQ     Garden City              NY      15     06/29/93     BIF
RSLN     Roslyn Bancorp Inc.                NASDAQ     Roslyn                   NY       8     01/13/97     BIF
RVSB     Riverview Bancorp Inc.             NASDAQ     Camas                    WA       9     10/01/97     SAIF
SBAN     SouthBanc Shares Inc.              NASDAQ     Anderson                 SC       7     04/15/98     SAIF
SBFL     SB of the Finger Lakes (MHC)       NASDAQ     Geneva                   NY       6     11/11/94     SAIF
SBOS     Boston Bancorp (The)               NASDAQ     South Boston             MA       7     11/09/83     BIF
SCBS     Southern Community Bancshares      NASDAQ     Cullman                  AL       1     12/23/96     SAIF
SCCB     S. Carolina Community Bancshrs     NASDAQ     Winnsboro                SC       3     07/07/94     SAIF
SFED     SFS Bancorp Inc.                   NASDAQ     Schenectady              NY       4     06/30/95     SAIF
SFFC     StateFed Financial Corp.           NASDAQ     Des Moines               IA       2     01/05/94     SAIF
SFIN     Statewide Financial Corp.          NASDAQ     Jersey City              NJ      16     10/02/95     SAIF
SFSL     Security First Corp.               NASDAQ     Mayfield Heights         OH      14     01/22/88     SAIF
SGVB     SGV Bancorp Inc.                   NASDAQ     West Covina              CA       8     06/29/95     SAIF
SHSB     SHS Bancorp Inc.                   NASDAQ     Pittsburgh               PA       4     10/01/97     SAIF
SIB      Staten Island Bancorp Inc.         NYSE       Staten Island            NY      17     12/22/97     BIF
SISB     SIS Bancorp Inc.                   NASDAQ     Springfield              MA      33     02/08/95     BIF
SKAN     Skaneateles Bancorp Inc.           NASDAQ     Skaneateles              NY       9     06/02/86     BIF
SKBO     First Carnegie Deposit (MHC)       NASDAQ     Carnegie                 PA       3     04/04/97     SAIF
SMBC     Southern Missouri Bancorp Inc.     NASDAQ     Poplar Bluff             MO       8     04/13/94     SAIF
SOBI     Sobieski Bancorp Inc.              NASDAQ     South Bend               IN       3     03/31/95     SAIF
SOPN     First Savings Bancorp Inc.         NASDAQ     Southern Pines           NC       5     01/06/94     SAIF
SPBC     St. Paul Bancorp Inc.              NASDAQ     Chicago                  IL      65     05/18/87     SAIF
SRN      Southern Banc Co.                  AMSE       Gadsden                  AL       4     10/05/95     SAIF
SSB      Scotland Bancorp Inc.              AMSE       Laurinburg               NC       2     04/01/96     SAIF
SSFC     South Street Financial Corp.       NASDAQ     Albemarle                NC       2     10/03/96     SAIF
SSM      Stone Street Bancorp Inc.          AMSE       Mocksville               NC       2     04/01/96     SAIF
STFR     St. Francis Capital Corp.          NASDAQ     Brookfield               WI      25     06/21/93     SAIF
STSA     Sterling Financial Corp.           NASDAQ     Spokane                  WA      73     NA           SAIF
SVRN     Sovereign Bancorp Inc.             NASDAQ     Wyomissing               PA     179     08/12/86     SAIF
SWCB     Sandwich Bancorp Inc.              NASDAQ     Sandwich                 MA      11     07/25/86     BIF
SZB      SouthFirst Bancshares Inc.         AMSE       Sylacauga                AL       4     02/14/95     SAIF
TBFC     Telebanc Financial Corp.           NASDAQ     Arlington                VA       1     NA           SAIF
THR      Three Rivers Financial Corp.       AMSE       Three Rivers             MI       5     08/24/95     SAIF
THRD     TF Financial Corp.                 NASDAQ     Newtown                  PA      14     07/13/94     SAIF
THTL     Thistle Group Holdings Co.         NASDAQ     Philadelphia             PA       6     07/14/98     SAIF
TPNZ     Tappan Zee Financial Inc.          NASDAQ     Tarrytown                NY       1     10/05/95     SAIF
TRIC     Tri-County Bancorp Inc.            NASDAQ     Torrington               WY       2     09/30/93     SAIF
TSBK     Timberland Bancorp Inc.            NASDAQ     Hoquiam                  WA       8     01/13/98     SAIF
TSBS     Peoples Bancorp Inc.               NASDAQ     Lawrenceville            NJ      14     04/09/98     BIF
TSH      Teche Holding Co.                  AMSE       Franklin                 LA       9     04/19/95     SAIF
TWIN     Twin City Bancorp                  NASDAQ     Bristol                  TN       3     01/04/95     SAIF
UBMT     United Financial Corp.             NASDAQ     Great Falls              MT       5     NA           SAIF
UCBC     Union Community Bancorp            NASDAQ     Crawfordsville           IN       1     12/29/97     SAIF
UCFC     United Community Finl Corp.        NASDAQ     Youngstown               OH      14     07/09/98     SAIF
UFBS     Union Financial Bcshs Inc.         NASDAQ     Union                    SC       4     NA           SAIF
UFRM     United Federal Savings Bank        NASDAQ     Rocky Mount              NC      13     07/01/80     SAIF
UPFC     United PanAm Financial Corp.       NASDAQ     San Mateo                CA       5     NA           SAIF
USAB     USABancshares Inc.                 NASDAQ     Philadelphia             PA       3     NA           BIF
UTBI     United Tennessee Bankshares        NASDAQ     Newport                  TN       2     01/05/98     SAIF
WAMU     Washington Mutual Inc.             NASDAQ     Seattle                  WA     914     03/11/83     BIF
WAYN     Wayne Savings Bancshares (MHC)     NASDAQ     Wooster                  OH       6     06/25/93     SAIF
WBST     Webster Financial Corp.            NASDAQ     Waterbury                CT     142     12/12/86     SAIF
WCBI     Westco Bancorp Inc.                NASDAQ     Westchester              IL       1     06/26/92     SAIF
WCFB     Webster City Federal SB (MHC)      NASDAQ     Webster City             IA       1     08/15/94     SAIF
WEFC     Wells Financial Corp.              NASDAQ     Wells                    MN       8     04/11/95     SAIF
WEHO     Westwood Homestead Fin. Corp.      NASDAQ     Cincinnati               OH       2     09/30/96     SAIF
WES      Westcorp                           NYSE       Irvine                   CA      26     05/01/86     SAIF
WFI      Winton Financial Corp.             AMSE       Cincinnati               OH       5     08/04/88     SAIF
WFSL     Washington Federal Inc.            NASDAQ     Seattle                  WA     105     11/17/82     SAIF




                                    KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
          ------------     -------------------------------------------------------------------

                               TOTAL                 LOANS/    LOANS/   DEPOSITS/  BORROWINGS/
         CONVERSION            ASSETS              DEPOSITS    ASSETS    ASSETS     ASSETS
TICKER      TYPE               ($000)                 (%)       (%)        (%)       (%)
-------  -------------     -------------------------------------------------------------------
RARB     Regular               434,606               86.40      69.77     80.75     10.38
RCBK     Regular             1,595,844               68.55      40.84     59.58     19.17
RELI     Regular                44,174              156.11      61.73     39.54      9.06
RELY     Regular             2,485,729               60.11      39.37     65.51     23.34
RIVR     Regular               133,848               96.60      82.00     84.89      0.00
ROSE     Regular             4,115,800              106.50      54.81     51.47     39.97
RSLN     Regular             3,853,282               60.36      31.87     52.80     29.38
RVSB     Regular               268,608               89.96      61.55     68.42      7.28
SBAN     Not Avail.            385,361               93.14      51.21     54.98     10.11
SBFL     Mutual HC             258,394               71.64      51.99     72.57     17.91
SBOS     Regular             1,715,070               24.42      19.25     78.85      7.61
SCBS     Regular                72,447               81.68      65.12     79.73      0.00
SCCB     Regular                46,305               98.55      77.59     78.73      0.00
SFED     Regular               178,093                  NA         NA     85.84      0.00
SFFC     Regular                89,802                  NA         NA     59.77     21.12
SFIN     Regular               670,561               73.54      49.57     67.41     21.77
SFSL     Regular               696,462              124.36      91.28     73.40     15.68
SGVB     Regular               408,346              100.77      72.87     72.31     18.74
SHSB     Regular                88,408               87.12      64.76     74.33     10.35
SIB      Regular             3,018,685               76.09      41.71     54.82     20.21
SISB     Regular             1,841,662               67.35      48.52     72.05     18.25
SKAN     Regular               266,730               95.69      81.08     84.73      6.52
SKBO     Mutual HC             148,132               88.61      46.20     52.13     29.42
SMBC     Regular               155,924              110.14      77.2      70.1      13.51
SOBI     Regular                89,848              118.96      79.74     67.03     17.75
SOPN     Regular               304,088               98.47      68.63     69.69      6.58
SPBC     Regular             4,564,869               99.82      71.88     72.01     16.85
SRN      Regular               105,719               45.92      37.48     81.61      0.00
SSB      Regular                61,082               99.10      72.66     73.32      0.00
SSFC     Regular               203,673               72.61      52.85     72.79      8.84
SSM      Regular               112,253              143.51      87.99     61.31      9.98
STFR     Regular             1,754,803               74.08      47.68     64.36     27.19
STSA     Not Avail.          2,076,759               84.37      61.72     73.15     18.15
SVRN     Regular            18,847,318              111.10      55.07     49.57     42.59
SWCB     Regular               531,013               81.08      67.91     83.76      6.33
SZB      Regular               162,975               81.25      61.91     76.20     11.32
TBFC     Not Avail.          1,209,466                  NA         NA     55.44     38.91
THR      Regular                98,063              104.38      65.17     62.43     22.17
THRD     Regular               689,284               53.38      34.74     65.09     25.88
THTL     Not Avail.            276,650               42.60      35.50     83.34      2.85
TPNZ     Regular               139,690               54.75      41.24     75.33      7.16
TRIC     Regular                86,549               89.92      47.37     52.68     29.61
TSBK     Regular               263,112              115.11      72.26     62.77      4.43
TSBS     Not Avail.            873,466               88.55      50.18     56.66      3.43
TSH      Regular               407,265              125.42      85.67     68.30     16.98
TWIN     Regular               110,610               92.27      74.56     80.81      4.52
UBMT     Not Avail.            197,271               75.23      56.38     74.95      8.28
UCBC     Regular               108,088              142.51      81.58     57.25      1.66
UCFC     Regular             1,044,993               72.08      61.17     84.86      0.00
UFBS     Not Avail.            183,066              115.01      81.67     71.01     20.23
UFRM     Regular               301,924               97.11      84.87     87.39      1.82
UPFC     Not Avail.            411,798                  NA         NA     72.93      2.65
USAB     Not Avail.            102,535               72.67      58.46     80.44      6.47
UTBI     Regular                75,053               89.74      64.19     71.53      0.00
WAMU     Regular           103,396,952              140.64      68.64     48.80     43.73
WAYN     Mutual HC             259,752               95.85      80.31     83.78      6.16
WBST     Regular             9,189,143               86.77      54.16     62.43     27.97
WCBI     Regular               320,295               93.83      76.29     81.31      0.00
WCFB     Mutual HC              97,096               77.90      57.79     74.19      1.44
WEFC     Regular               188,677                  NA         NA     80.80      2.65
WEHO     Regular               126,339              132.76      88.18     66.42     12.47
WES      Not Avail.          3,663,771               80.66      43.92     54.44     17.24
WFI      Regular               358,573                  NA         NA     70.81     20.89
WFSL     Regular             5,558,970              138.90      75.05     54.03     29.83

                                                                       EXHIBIT 7


                      SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                          CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
TICKER            SHORT NAME                EXCHANGE      CITY               STATE   OFFICES   IPO DATE  (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
WHGB     WHG Bancshares Corp.               NASDAQ     Lutherville              MD       5     04/01/96    SAIF
WOFC     Western Ohio Financial Corp.       NASDAQ     Springfield              OH      10     07/29/94    SAIF
WRNB     Warren Bancorp Inc.                NASDAQ     Peabody                  MA       6     07/09/86    BIF
WSB      Washington Savings Bank, FSB       AMSE       Bowie                    MD       5     NA          SAIF
WSBI     Warwick Community Bancorp          NASDAQ     Warwick                  NY       4     12/23/97    BIF
WSFS     WSFS Financial Corp.               NASDAQ     Wilmington               DE      18     11/26/86    BIF
WSTR     WesterFed Financial Corp.          NASDAQ     Missoula                 MT      34     01/10/94    SAIF
WVFC     WVS Financial Corp.                NASDAQ     Pittsburgh               PA       6     11/29/93    SAIF
WYNE     Wayne Bancorp Inc.                 NASDAQ     Wayne                    NJ       6     06/27/96    SAIF
YFCB     Yonkers Financial Corp.            NASDAQ     Yonkers                  NY       5     04/18/96    SAIF
YFED     York Financial Corp.               NASDAQ     York                     PA      22     02/01/84    SAIF




                                    KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
----------------------     -------------------------------------------------------------------

                               TOTAL                 LOANS/    LOANS/   DEPOSITS/  BORROWINGS/
         CONVERSION            ASSETS              DEPOSITS    ASSETS    ASSETS     ASSETS
TICKER      TYPE               ($000)                 (%)       (%)        (%)       (%)
----------------------     -------------------------------------------------------------------
WHGB     Regular               131,967               85.56      58.25     68.08     15.16
WOFC     Regular               357,295               98.32      70.40     71.61     13.47
WRNB     Regular               378,137               74.97      65.48     87.35      1.43
WSB      Not Avail.            273,549               48.64      43.25     88.93      1.96
WSBI     Regular               370,842               87.81      49.27     56.11     16.92
WSFS     Regular             1,551,631               96.30      48.80     50.67     41.70
WSTR     Regular             1,022,136              104.05      64.79     62.27     24.97
WVFC     Regular               297,054               95.19      53.73     56.44     30.21
WYNE     Regular               275,335               93.36      70.47     75.48     10.90
YFCB     Regular               401,565               89.27      51.64     57.84     31.60
YFED     Regular             1,229,268               91.76      79.56     86.70      2.27
----------------------     -------------------------------------------------------------------
         Average             1,635,507               97.27      66.50     69.70     15.33

                                                                       EXHIBIT 7


                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                         CORPORATE
                                            -----------------------------------------------------------------------
                                                                                                          DEPOSIT
                                                                                     NUMBER              INSURANCE
                                                                                       OF                  AGENCY
TICKER            SHORT NAME                EXCHANGE       CITY              STATE   OFFICES   IPO DATE  (BIF/SAIF)
----------------------------------------    -----------------------------------------------------------------------
                COMPARABLE THRIFT DATA
ANDB     Andover Bancorp Inc.               NASDAQ     Andover                  MA      12     05/08/86    BIF
EBSI     Eagle Bancshares                   NASDAQ     Tucker                   GA      15     04/01/86    SAIF
FAB      FIRSTFED AMERICA BANCORP INC.      AMSE       Swansea                  MA      13     01/15/97    SAIF
FNGB     First Northern Capital Corp.       NASDAQ     Green Bay                WI      19     12/29/83    SAIF
FWWB     First Washington Bancorp Inc.      NASDAQ     Walla Walla              WA      25     11/01/95    SAIF
KFBI     Klamath First Bancorp              NASDAQ     Klamath Falls            OR      33     10/05/95    SAIF
MDBK     Medford Bancorp Inc.               NASDAQ     Medford                  MA      16     03/18/86    BIF
MECH     MECH Financial Inc.                NASDAQ     Hartford                 CT      16     06/26/96    BIF
WSTR     WesterFed Financial Corp.          NASDAQ     Missoula                 MT      34     01/10/94    SAIF
YFED     York Financial Corp.               NASDAQ     York                     PA      22     02/01/84    SAIF





                                                       KEY FINANCIAL DATA AS OF THE MOST RECENT QUARTER
----------------------                        -------------------------------------------------------------------

                                                  TOTAL                 LOANS/    LOANS/   DEPOSITS/  BORROWINGS/
         CONVERSION                               ASSETS              DEPOSITS    ASSETS    ASSETS     ASSETS
TICKER      TYPE                                  ($000)                 (%)       (%)        (%)       (%)
----------------------                        -------------------------------------------------------------------
ANDB     Regular                                1,392,342              106.47      74.33     69.81     21.15
EBSI     Regular                                1,149,483              112.31      76.11     67.77     20.95
FAB      Regular                                1,315,743              130.09      68.68     52.80     36.03
FNGB     Regular                                  690,372              121.05      89.05     73.56     13.92
FWWB     Regular                                1,154,072              129.28      66.27     51.26     33.73
KFBI     Regular                                1,008,688               94.57      63.69     67.34     17.25
MDBK     Regular                                1,135,299               69.42      50.96     73.41     16.66
MECH     Regular                                  954,671               88.34      63.38     71.74     17.44
WSTR     Regular                                1,022,136              104.05      64.79     62.27     24.97
YFED     Regular                                1,229,268               91.76      79.56     86.70      2.27
----------------------                        -------------------------------------------------------------------
         Average                                1,105,207              104.73      69.68     67.67     20.44
         Median                                 1,142,391              105.26      67.48     68.79     19.20
         Maximum                                1,392,342              130.09      89.05     86.70     36.03
         Minimum                                  690,372               69.42      50.96     51.26      2.27

         COMMUNITY SAVINGS BANKSHARES, INC        765,488               92.30      68.89     75.03     11.95

         VARIANCE TO THE COMPARABLE MEDIAN       (376,903)             (12.96)      1.42      6.24     (7.24)


                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
%CAL           California Federal Bank                 7.55         5.73      25.58           NA         NA             NA
%CCMD          Chevy Chase Bank, FSB                   5.94         4.96      17.27         6.52       7.59          12.18
AABC           Access Anytime Bancorp Inc.             7.93         7.93       0.00         7.31       8.37          14.79
ABBK           Abington Bancorp Inc.                   6.37         5.84       8.84         7.44       6.85          16.05
ABCL           Alliance Bancorp                        8.73         8.67       0.81         7.21       9.04          14.49
ABCW           Anchor BanCorp Wisconsin                6.36         6.27       1.51         5.59       7.41          10.06
AFBC           Advance Financial Bancorp              14.09        14.09       0.00        14.20      14.40          21.90
AFED           AFSALA Bancorp Inc.                    12.13        12.13       0.00        12.14      12.82          30.66
AHCI           Ambanc Holding Co.                     11.69        11.69       0.00         8.80      12.45          22.06
AHM            H.F. Ahmanson & Co.                     6.56         5.18      22.16           NA       7.45             NA
ALBC           Albion Banc Corp.                       8.49         8.49       0.00           NA       8.84             NA
ALBK           ALBANK Financial Corp.                  9.19         7.41      20.83           NA       9.90             NA
ALLB           Alliance Bank (MHC)                    10.68        10.68       0.00        10.79      11.16          26.12
AMFC           AMB Financial Corp.                    12.68        12.68       0.00         9.21      13.09          16.29
ANA            Acadiana Bancshares Inc.               14.72        14.72       0.00           NA         NA             NA
ANDB           Andover Bancorp Inc.                    8.20         8.20       0.00         8.21       8.94          15.13
ANE            Alliance Bncp of New England            7.81         7.65       2.20         7.60       9.01          13.10
ASBI           Ameriana Bancorp                       11.64        11.45       1.85         9.96      11.94          18.39
ASBP           ASB Financial Corp.                    15.20        15.20       0.00        12.66      15.90          27.13
ASFC           Astoria Financial Corp.                 8.14         6.09      26.85         5.39       8.47          14.92
ATSB           AmTrust Capital Corp.                  10.83        10.73       0.99        10.00      11.55          17.00
AVND           Avondale Financial Corp.                8.36         8.36       0.00         7.77       9.42          16.42
BANC           BankAtlantic Bancorp Inc.               6.79         5.34      22.63         9.27       7.61          15.18
BCSB           BCSB Bankcorp Inc. (MHC)                8.01         8.00       0.12         7.71       8.32          16.58
BDJI           First Federal Bancorp.                 10.45        10.45       0.00         9.02      10.81          18.17
BFD            BostonFed Bancorp Inc.                  7.80         7.55       3.49           NA       8.51             NA
BFFC           Big Foot Financial Corp.               18.28        18.28       0.00        12.87      18.42          33.62
BFSB           Bedford Bancshares Inc.                13.25        13.25       0.00        11.90      13.73          23.82
BKC            American Bank of Connecticut            8.65         8.41       3.01         7.55       9.54          13.22
BKCT           Bancorp Connecticut Inc.                9.89         9.89       0.00         9.94         11          17.32
BKUNA          BankUnited Financial Corp.              4.64         4.08      12.55         9.02       4.78          18.94
BNKU           Bank United Corp.                       5.11         4.67       9.16         7.06       5.45          10.93
BPLS           Bank Plus Corp.                         4.32         3.98       8.22         5.34         NA          11.12
BRBI           Blue River Bancshares Inc.            (44.58)      (44.58)        NM           NA     (44.58)            NA
BRKL           Brookline Bancorp (MHC)                32.99        32.99       0.00        26.20      34.49             NA
BTHL           Bethel Bancorp                          8.48         7.36      14.28         7.38       9.63          13.39
BVCC           Bay View Capital Corp.                  6.89         4.58      35.16           NA       7.71             NA
BWFC           Bank West Financial Corp.              12.99        12.99       0.00        11.69      13.15          21.10
BYFC           Broadway Financial Corp.               10.56        10.56       0.00         8.52      11.40          14.65
BYS            Bay State Bancorp                      22.28        22.28       0.00           NA      23.15             NA
CAFI           Camco Financial Corp.                    9.9         9.34       6.17         8.80      10.19          16.25
CASB           Cascade Financial Corp.                 7.07         7.07       0.00         7.02       8.01          11.35
CASH           First Midwest Financial Inc.           10.18         9.19      10.70           NA         NA             NA
CATB           Catskill Financial Corp.               22.04        22.04       0.00        19.61      22.66          57.31
CAVB           Cavalry Bancorp Inc.                   29.65        29.65       0.00        22.89      30.52          26.06
CBCI           Calumet Bancorp Inc.                   17.74        17.74       0.00        11.52      18.94          17.81
CBES           CBES Bancorp Inc.                      13.63        13.63       0.00           NA      14.17             NA
CBK            Citizens First Financial Corp.         13.84        13.84       0.00        11.20      14.17          18.10
CBSA           Coastal Bancorp Inc.                    3.85         3.37      12.88         5.78       4.15          11.89
CCFH           CCF Holding Co.                         7.28         7.28       0.00         6.52       7.78          10.68
CEBK           Central Co-operative Bank               9.78         8.96       9.20         9.78      10.55          15.79
CENB           Century Bancorp Inc.                   17.75        17.75       0.00        17.75      18.29          44.73
CFB            Commercial Federal Corp.                7.26         6.49      11.37           NA       7.94             NA
CFCP           Coastal Financial Corp.                  5.9         5.90       0.00         6.14       6.79          12.43
CFFC           Community Financial Corp.              13.87        13.82       0.42        11.83      14.48          16.67
CFKY           Columbia Financial of Kentucky         10.41        10.41       0.00        10.30      10.64          28.00
CFNC           Carolina Fincorp Inc.                  22.35        22.35       0.00        15.10      22.70          28.63
CFSB           CFSB Bancorp Inc.                       7.78         7.78       0.00         7.47       8.35          13.13
CFTP           Community Federal Bancorp              22.27        22.27       0.00        19.28      22.49          47.25
CIBI           Community Investors Bancorp            10.99        10.99       0.00        10.39      11.53          19.86
CITZ           CFS Bancorp Inc.                        8.80         8.80       0.00         8.46       9.22          23.76
CKFB           CKF Bancorp Inc.                       21.57        21.57       0.00        17.02      21.78          29.58
CLAS           Classic Bancshares Inc.                14.87        13.06      14.00        11.70      15.49          22.30
CMRN           Cameron Financial Corp                 19.86        19.86       0.00        16.45      20.58          25.41

                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
%CAL           California Federal Bank                 NA         NA         NA         NA           NA           NA
%CCMD          Chevy Chase Bank, FSB                 1.03     377.34       1.76      29.57         3.87        76.88
AABC           Access Anytime Bancorp Inc.           0.01         NM       0.08       1.04         0.67       535.05
ABBK           Abington Bancorp Inc.                 0.22     356.45       0.14       2.14         0.77       353.60
ABCL           Alliance Bancorp                      0.18     267.02       0.13       1.44         0.47       240.27
ABCW           Anchor BanCorp Wisconsin              0.29     448.65       0.58       9.19         1.29       180.99
AFBC           Advance Financial Bancorp             0.23     152.94       0.20       1.42         0.35        51.29
AFED           AFSALA Bancorp Inc.                   0.73     199.30       0.37       3.06         1.46       185.39
AHCI           Ambanc Holding Co.                    0.93     147.90       0.54       4.63         1.37       122.28
AHM            H.F. Ahmanson & Co.                   2.12      62.74       1.72      26.18         1.33        52.05
ALBC           Albion Banc Corp.                     0.61      72.86       0.47       5.56         0.45        72.86
ALBK           ALBANK Financial Corp.                0.84     123.05       0.71       7.75         1.04        84.14
ALLB           Alliance Bank (MHC)                   0.31     278.91       0.99       9.28         0.88        45.21
AMFC           AMB Financial Corp.                   0.24     214.55       0.19       1.51         0.52       214.55
ANA            Acadiana Bancshares Inc.                NA         NA         NA         NA           NA           NA
ANDB           Andover Bancorp Inc.                  0.49     205.01       0.38       4.62         1.00       195.38
ANE            Alliance Bncp of New England          0.28     649.57       0.47       6.05         1.84       229.26
ASBI           Ameriana Bancorp                      0.54      76.20       0.44       3.80         0.41        64.16
ASBP           ASB Financial Corp.                   0.08         NM       0.05       0.36         1.03       513.38
ASFC           Astoria Financial Corp.               0.65     119.05       0.38       4.62         0.77        72.22
ATSB           AmTrust Capital Corp.                 2.37      43.83       1.81      16.68         1.04        40.38
AVND           Avondale Financial Corp.              2.83     100.05       1.25      14.94         2.83        84.71
BANC           BankAtlantic Bancorp Inc.               NA         NA       0.72      10.54         1.12       100.62
BCSB           BCSB Bankcorp Inc. (MHC)              0.53     106.92         NA         NA         0.56           NA
BDJI           First Federal Bancorp.                0.09     844.23       0.16       1.55         0.78       202.30
BFD            BostonFed Bancorp Inc.                  NA         NA         NA         NA         0.84           NA
BFFC           Big Foot Financial Corp.              0.18     150.75       0.09       0.52         0.28       150.75
BFSB           Bedford Bancshares Inc.               0.26     232.62       0.21       1.58         0.60       232.62
BKC            American Bank of Connecticut          3.24      46.36       2.08      24.04         1.50        42.28
BKCT           Bancorp Connecticut Inc.              0.92     227.78       0.61       6.17         2.10       181.32
BKUNA          BankUnited Financial Corp.            0.49      39.09       0.44       9.53         0.19        32.93
BNKU           Bank United Corp.                       NA         NA         NA         NA         0.46           NA
BPLS           Bank Plus Corp.                         NA         NA       1.75      40.45           NA           NA
BRBI           Blue River Bancshares Inc.              NM         NM       0.00         NM         0.00           NM
BRKL           Brookline Bancorp (MHC)               0.51     465.41       0.60       1.82         2.37       251.07
BTHL           Bethel Bancorp                          NA         NA         NA         NA         1.48           NA
BVCC           Bay View Capital Corp.                0.38     277.50       0.38       5.49         1.05           NA
BWFC           Bank West Financial Corp.             0.53      43.14       0.44       3.39         0.23        35.64
BYFC           Broadway Financial Corp.              0.98     102.95       1.22      11.54         1.01        69.07
BYS            Bay State Bancorp                     0.87     122.32       0.71       3.17         1.06       122.32
CAFI           Camco Financial Corp.                 0.45      77.87       0.50       5.06         0.35        43.07
CASB           Cascade Financial Corp.               0.49     215.62       0.54       7.69         1.07       171.37
CASH           First Midwest Financial Inc.            NA         NA         NA         NA           NA           NA
CATB           Catskill Financial Corp.              0.41     346.31       0.22       1.00         1.43       282.65
CAVB           Cavalry Bancorp Inc.                  0.07         NM       0.05       0.16         1.26           NM
CBCI           Calumet Bancorp Inc.                  0.97     159.68       1.21       6.80         1.56        99.71
CBES           CBES Bancorp Inc.                       NA         NA         NA         NA         0.58           NA
CBK            Citizens First Financial Corp.        0.45      90.61       0.62       4.47         0.41        47.08
CBSA           Coastal Bancorp Inc.                  0.86      72.24       0.49      12.63         0.62           NA
CCFH           CCF Holding Co.                       0.50     137.94       0.36       4.96         0.68       137.94
CEBK           Central Co-operative Bank             0.59     173.54       0.44       4.52         1.02       173.54
CENB           Century Bancorp Inc.                  0.50     164.62       0.37       2.10         0.82       144.73
CFB            Commercial Federal Corp.              0.76     116.05       0.78      10.75         0.88        86.50
CFCP           Coastal Financial Corp.               0.63     207.48       0.48       8.06         1.31       188.30
CFFC           Community Financial Corp.             0.39     175.91       0.51       3.68         0.68       119.08
CFKY           Columbia Financial of Kentucky          --         NM       0.00       0.00         0.49           NM
CFNC           Carolina Fincorp Inc.                 0.22     226.37       0.15       0.69         0.49       226.37
CFSB           CFSB Bancorp Inc.                     0.19     327.74       0.21       2.66         0.64       272.22
CFTP           Community Federal Bancorp             0.42      97.46       0.28       1.26         0.41        78.26
CIBI           Community Investors Bancorp           0.04         NM       0.05       0.45         0.66        98.23
CITZ           CFS Bancorp Inc.                      2.00      50.82       0.97      11.03         1.01        42.69
CKFB           CKF Bancorp Inc.                      0.09     272.00       0.08       0.37         0.24        40.24
CLAS           Classic Bancshares Inc.               0.12     764.29       0.28       1.87         0.92       216.16
CMRN           Cameron Financial Corp                0.47     184.62       0.40       1.99         0.87        67.46

                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
%CAL           California Federal Bank                           1.93                26.41
%CCMD          Chevy Chase Bank, FSB                             0.66                11.37
AABC           Access Anytime Bancorp Inc.                       1.37                16.61
ABBK           Abington Bancorp Inc.                             0.85                12.78
ABCL           Alliance Bancorp                                  0.75                 8.15
ABCW           Anchor BanCorp Wisconsin                          1.12                16.96
AFBC           Advance Financial Bancorp                         0.90                 5.92
AFED           AFSALA Bancorp Inc.                               0.76                 5.85
AHCI           Ambanc Holding Co.                                0.51                 4.20
AHM            H.F. Ahmanson & Co.                               0.90                16.24
ALBC           Albion Banc Corp.                                 0.53                 6.18
ALBK           ALBANK Financial Corp.                            1.14                12.62
ALLB           Alliance Bank (MHC)                               0.76                 6.88
AMFC           AMB Financial Corp.                               0.84                 5.93
ANA            Acadiana Bancshares Inc.                          1.05                 6.49
ANDB           Andover Bancorp Inc.                              1.19                15.04
ANE            Alliance Bncp of New England                      0.95                12.84
ASBI           Ameriana Bancorp                                  0.96                 8.58
ASBP           ASB Financial Corp.                               0.95                 6.12
ASFC           Astoria Financial Corp.                           0.83                10.04
ATSB           AmTrust Capital Corp.                             0.41                 3.87
AVND           Avondale Financial Corp.                         (0.90)              (10.69)
BANC           BankAtlantic Bancorp Inc.                         0.84                13.98
BCSB           BCSB Bankcorp Inc. (MHC)                            NA                   NA
BDJI           First Federal Bancorp.                            0.71                 6.67
BFD            BostonFed Bancorp Inc.                            0.72                 8.45
BFFC           Big Foot Financial Corp.                          0.58                 3.30
BFSB           Bedford Bancshares Inc.                           1.23                 8.85
BKC            American Bank of Connecticut                      1.36                16.14
BKCT           Bancorp Connecticut Inc.                          1.44                14.00
BKUNA          BankUnited Financial Corp.                        0.37                 6.96
BNKU           Bank United Corp.                                 0.90                17.78
BPLS           Bank Plus Corp.                                   0.18                 4.18
BRBI           Blue River Bancshares Inc.                          NA                   NA
BRKL           Brookline Bancorp (MHC)                           2.10                 8.50
BTHL           Bethel Bancorp                                    0.68                 7.97
BVCC           Bay View Capital Corp.                            0.34                 5.05
BWFC           Bank West Financial Corp.                         0.66                 4.69
BYFC           Broadway Financial Corp.                          0.52                 4.80
BYS            Bay State Bancorp                                (0.62)               (3.98)
CAFI           Camco Financial Corp.                             1.25                13.02
CASB           Cascade Financial Corp.                           0.83                11.99
CASH           First Midwest Financial Inc.                      0.71                 6.60
CATB           Catskill Financial Corp.                          1.32                 5.48
CAVB           Cavalry Bancorp Inc.                                NA                   NA
CBCI           Calumet Bancorp Inc.                              1.95                11.77
CBES           CBES Bancorp Inc.                                 0.94                 6.09
CBK            Citizens First Financial Corp.                    0.72                 5.15
CBSA           Coastal Bancorp Inc.                              0.52                14.63
CCFH           CCF Holding Co.                                   0.14                 1.73
CEBK           Central Co-operative Bank                         0.87                 8.64
CENB           Century Bancorp Inc.                              1.32                 4.63
CFB            Commercial Federal Corp.                          0.77                11.41
CFCP           Coastal Financial Corp.                           1.23                19.93
CFFC           Community Financial Corp.                         1.03                 7.39
CFKY           Columbia Financial of Kentucky                      NA                   NA
CFNC           Carolina Fincorp Inc.                             0.93                 4.07
CFSB           CFSB Bancorp Inc.                                 1.37                17.50
CFTP           Community Federal Bancorp                         1.23                 4.91
CIBI           Community Investors Bancorp                       0.95                 8.17
CITZ           CFS Bancorp Inc.                                  0.24                 2.66
CKFB           CKF Bancorp Inc.                                  1.34                 5.97
CLAS           Classic Bancshares Inc.                           0.74                 4.90
CMRN           Cameron Financial Corp                            1.15                 5.45


                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
CMSB           Commonwealth Bancorp Inc.               8.43         6.77      21.23         6.02       8.84          12.10
CMSV           Community Savings Bnkshrs(MHC)         10.80        10.80       0.00         9.50      11.16          18.26
CNIT           CENIT Bancorp Inc.                      7.91         7.37       7.42           NA       8.51             NA
CNSB           CNS Bancorp Inc.                       24.78        24.78       0.00        20.10      25.15          41.29
CNY            Carver Bancorp Inc.                     8.40         8.14       3.33           NA       9.20             NA
COFI           Charter One Financial                   7.47         7.06       5.87         6.27       8.03          10.94
CONE           Conestoga Bancorp, Inc.                16.18        16.18       0.00        12.17      16.22          27.71
COOP           Cooperative Bankshares Inc.             7.95         7.95       0.00         7.93       8.22          14.63
CRSB           Crusader Holding Corp.                 11.49        10.96       5.25        10.96      11.92          21.34
CRZY           Crazy Woman Creek Bancorp              23.43        23.43       0.00        18.95      23.88          46.93
CSBF           CSB Financial Group Inc.               23.14        22.12       5.67        22.35      23.52          47.75
CVAL           Chester Valley Bancorp Inc.             8.45         8.45       0.00         7.64       9.35          14.18
DCBI           Delphos Citizens Bancorp Inc.          24.15        24.15       0.00           NA         NA             NA
DCOM           Dime Community Bancshares Inc.         11.48        10.15      12.89         8.32      12.22          16.58
DIBK           Dime Financial Corp.                    8.35         8.18       2.23         8.08       9.49          22.37
DME            Dime Bancorp Inc.                       6.36         5.29      17.72         6.24       6.89          11.33
DNFC           D & N Financial Corp.                   5.57         5.53       0.80         6.68       6.14          12.00
DSL            Downey Financial Corp.                  7.87         7.79       1.06         7.05       8.41          13.24
EBI            Equality Bancorp Inc.                   9.58         9.58       0.00         8.67       9.71          27.63
EBSI           Eagle Bancshares                        6.50         6.50       0.00         4.59       7.06           8.31
EFBC           Empire Federal Bancorp Inc.            36.76        36.76       0.00        24.69      36.94          69.10
EFBI           Enterprise Federal Bancorp              9.96         9.73       2.48         6.80      10.15          13.40
EFC            EFC Bancorp Inc.                        7.33         7.33       0.00         8.41       7.59          15.08
EGLB           Eagle BancGroup Inc.                   12.05        12.05       0.00        10.07      12.60          17.04
EMLD           Emerald Financial Corp.                 8.50         8.41       1.16         8.23       8.76          13.21
EQSB           Equitable Federal Savings Bank          5.12         5.12       0.00         5.12         NA          11.88
ESBF           ESB Financial Corp.                     7.01         6.31      10.69         6.70       7.52          17.90
ESBK           Elmira Savings Bank (The)               6.27         6.27       0.00         6.28       6.93          10.35
ESX            Essex Bancorp Inc.                      7.02         6.97       0.85         7.28       7.98          13.39
ETFS           East Texas Financial Services          17.28        17.28       0.00        14.90      17.47          39.00
FAB            FIRSTFED AMERICA BANCORP INC.           8.86         8.86       0.00         7.46       9.71          16.22
FBBC           First Bell Bancorp Inc.                10.16        10.16       0.00         6.69      10.26          22.28
FBCI           Fidelity Bancorp Inc.                  10.60        10.59       0.14         9.11      10.71          19.37
FBCV           1ST Bancorp                             9.02         8.89       1.66         8.50       9.48          15.21
FBER           1st Bergen Bancorp                     11.60        11.60       0.00           NA      12.67             NA
FBHC           Fort Bend Holding Corp.                 7.15         6.79       5.42         7.60       7.66          14.60
FBNW           FirstBank Corp.                        15.63        15.63       0.00        10.73      16.27          15.81
FBSI           First Bancshares Inc.                  13.42        12.93       4.24        10.43      13.72          15.86
FCB            Falmouth Bancorp Inc.                  21.38        21.38       0.00        13.93      21.85          23.99
FCBF           FCB Financial Corp.                    14.47        14.47       0.00        11.60      15.16          18.88
FCBH           Virginia Beach Fed. Financial           7.14         7.14       0.00         6.93       7.83          12.28
FCBK           First Coastal Bankshares                7.42         7.42       0.00           NA       8.12             NA
FCME           First Coastal Corp.                     8.95         8.95       0.00         9.30      10.54          16.51
FDEF           First Defiance Financial               17.74        17.74       0.00        14.52      18.24          21.54
FDTR           Federal Trust Corp.                     8.59         8.59       0.00         7.65       9.36          14.69
FED            FirstFed Financial Corp.                5.99         5.96       0.64         6.89         NA          13.62
FESX           First Essex Bancorp Inc.                7.12         5.25      27.71         5.03       7.99          10.01
FFBA           First Colorado Bancorp Inc.            14.11        13.88       1.85        13.40      14.42          25.61
FFBH           First Federal Bancshares of AR         14.71        14.71       0.00           NA         NA             NA
FFBI           First Financial Bancorp Inc.            9.23         9.23       0.00         8.67       9.87          15.38
FFBS           FFBS BanCorp Inc.                      16.71        16.71       0.00        14.04      17.13          26.11
FFBZ           First Federal Bancorp Inc.              7.95         7.95       0.08         7.12       8.97          11.88
FFCH           First Financial Holdings Inc.           6.36         6.36       0.00         6.58       7.01          10.93
FFDB           FirstFed Bancorp Inc.                   9.72         9.02       7.88         9.00      10.33          17.40
FFDF           FFD Financial Corp.                    22.28        22.28       0.00        15.16      22.55          28.68
FFED           Fidelity Federal Bancorp                6.78         6.78       0.00         8.67       9.11          13.26
FFES           First Federal of East Hartford          7.20         7.20       0.00         7.25       7.47          24.50
FFFD           North Central Bancshares Inc.          14.85        13.13      13.34           NA      15.64             NA
FFFL           Fidelity Bankshares Inc. (MHC)          6.15           NA         NA         7.60       6.37          15.20
FFHH           FSF Financial Corp.                    10.44        10.44       0.00         9.00      10.69          16.10
FFHS           First Franklin Corp.                    9.12         9.09       0.39         6.44       9.57          14.71
FFIC           Flushing Financial Corp.               12.80        12.39       3.71         9.53      13.41          20.76
FFKY           First Federal Financial Corp.          13.35        12.76       5.09        11.90      13.80          18.50
FFLC           FFLC Bancorp Inc.                      12.80        12.80       0.00        10.52      13.29          19.68

                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
CMSB           Commonwealth Bancorp Inc.             0.60     109.84       0.41       4.86         0.66        97.65
CMSV           Community Savings Bnkshrs(MHC)        0.22     252.30       0.26       2.43         0.55       134.87
CNIT           CENIT Bancorp Inc.                    0.12     638.40       0.17       2.13         0.75       316.10
CNSB           CNS Bancorp Inc.                      0.03         NM       0.07       0.27         0.57       569.23
CNY            Carver Bancorp Inc.                     NA         NA         NA         NA         1.28           NA
COFI           Charter One Financial                 0.36     233.08       0.31       4.16         0.84       148.17
CONE           Conestoga Bancorp, Inc.               0.23      80.00       0.16       0.99         0.18        26.87
COOP           Cooperative Bankshares Inc.             --         NM       0.00       0.00         0.34       330.28
CRSB           Crusader Holding Corp.                0.75      66.64       0.64       5.52         0.50        44.19
CRZY           Crazy Woman Creek Bancorp             0.26     355.84       0.13       0.53         0.92       355.84
CSBF           CSB Financial Group Inc.              1.55      42.33       0.90       3.87         0.66        38.40
CVAL           Chester Valley Bancorp Inc.           0.45     274.00       0.33       3.91         1.23       274.00
DCBI           Delphos Citizens Bancorp Inc.           NA         NA         NA         NA           NA           NA
DCOM           Dime Community Bancshares Inc.        0.58     217.37       0.39       3.42         1.27       189.26
DIBK           Dime Financial Corp.                  0.62     505.11       0.28       3.30         3.15           NA
DME            Dime Bancorp Inc.                     1.14      60.31       1.03      16.25         0.69        50.85
DNFC           D & N Financial Corp.                 0.64     131.32       0.50       8.95         0.83       113.36
DSL            Downey Financial Corp.                0.76      78.53       0.84      10.62         0.60        65.10
EBI            Equality Bancorp Inc.                 0.96      38.28       0.36       3.76         0.37        37.97
EBSI           Eagle Bancshares                      0.91      81.84       0.95      14.58         0.74        59.71
EFBC           Empire Federal Bancorp Inc.             --         NM       0.00       0.00         0.43           NM
EFBI           Enterprise Federal Bancorp            0.02         NM       0.01       0.10         0.29           NM
EFC            EFC Bancorp Inc.                      0.75      60.52       0.46       6.25         0.45        57.60
EGLB           Eagle BancGroup Inc.                  0.48     171.12       0.73       6.06         0.82        75.47
EMLD           Emerald Financial Corp.               0.25     129.50       0.25       2.95         0.32        86.50
EQSB           Equitable Federal Savings Bank          NA         NA         NA         NA           NA           NA
ESBF           ESB Financial Corp.                   1.53      87.54       0.60       8.61         1.34        83.44
ESBK           Elmira Savings Bank (The)             0.79     106.93       0.82      13.09         0.85        81.26
ESX            Essex Bancorp Inc.                    0.80     137.51       1.26      17.89         1.11        76.64
ETFS           East Texas Financial Services         0.48      78.79       0.41       2.37         0.38        46.61
FAB            FIRSTFED AMERICA BANCORP INC.         0.37     331.87       0.29       3.26         1.24       293.25
FBBC           First Bell Bancorp Inc.               0.06     229.23       0.05       0.51         0.13       191.03
FBCI           Fidelity Bancorp Inc.                 0.19      70.66       0.24       2.27         0.14        45.86
FBCV           1ST Bancorp                           1.56      39.80       1.48      16.39         0.62        27.44
FBER           1st Bergen Bancorp                    2.16     111.28       0.96       8.26         2.41       111.28
FBHC           Fort Bend Holding Corp.               0.45     199.63       0.27       3.80         0.90       123.80
FBNW           FirstBank Corp.                       0.02         NM       0.39       2.48         0.78       160.81
FBSI           First Bancshares Inc.                 0.04     912.28       0.03       0.24         0.36        33.59
FCB            Falmouth Bancorp Inc.                   --         NM       0.00       0.00         0.65           NM
FCBF           FCB Financial Corp.                   0.31     291.18       0.26       1.79         0.91       266.59
FCBH           Virginia Beach Fed. Financial         0.02         NM       0.53       7.36         0.93        51.28
FCBK           First Coastal Bankshares                NA         NA         NA         NA         0.92           NA
FCME           First Coastal Corp.                   0.23         NM       0.21       2.37         2.55       650.60
FDEF           First Defiance Financial              0.26     236.54       0.29       1.63         0.62       171.18
FDTR           Federal Trust Corp.                   1.37      64.82       2.23      26.01         0.89        34.72
FED            FirstFed Financial Corp.                NA         NA       0.84      14.02           NA           NA
FESX           First Essex Bancorp Inc.              0.64     230.83       0.45       6.37         1.48       191.23
FFBA           First Colorado Bancorp Inc.           0.25     167.97        0.2       1.40         0.42       158.86
FFBH           First Federal Bancshares of AR          NA         NA         NA         NA           NA           NA
FFBI           First Financial Bancorp Inc.          1.50      64.36       1.00      10.81         0.97        64.36
FFBS           FFBS BanCorp Inc.                     0.04         NM       0.03       0.17         0.59        72.88
FFBZ           First Federal Bancorp Inc.            0.62     190.00       0.54       6.73         1.19       190.00
FFCH           First Financial Holdings Inc.         0.71     113.23       1.25      19.71         0.80        51.68
FFDB           FirstFed Bancorp Inc.                 1.01      91.63       1.03      10.62         0.93        46.08
FFDF           FFD Financial Corp.                   0.12     329.27       0.08       0.37         0.40       329.27
FFED           Fidelity Federal Bancorp              0.39     713.78       0.33       4.83         2.77       613.16
FFES           First Federal of East Hartford        1.36      95.61       0.30       4.18         1.30        84.42
FFFD           North Central Bancshares Inc.           NA         NA         NA         NA         1.03           NA
FFFL           Fidelity Bankshares Inc. (MHC)        0.34      99.40       0.27       4.43         0.34        78.51
FFHH           FSF Financial Corp.                   0.14     265.99       0.20       1.96         0.37       123.88
FFHS           First Franklin Corp.                  0.53     130.62       0.34       3.74         0.69        49.39
FFIC           Flushing Financial Corp.              0.47     214.34       0.31        2.4            1       198.69
FFKY           First Federal Financial Corp.           --         NM       0.03       0.25         0.52        84.57
FFLC           FFLC Bancorp Inc.                     0.25     238.17       0.26       2.00         0.59       192.43

                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
CMSB           Commonwealth Bancorp Inc.                         0.58                 6.23
CMSV           Community Savings Bnkshrs(MHC)                    0.74                 6.54
CNIT           CENIT Bancorp Inc.                                0.91                12.66
CNSB           CNS Bancorp Inc.                                  0.89                 3.62
CNY            Carver Bancorp Inc.                               0.25                 2.99
COFI           Charter One Financial                             0.89                12.38
CONE           Conestoga Bancorp, Inc.                           0.66                 4.10
COOP           Cooperative Bankshares Inc.                       0.65                 8.36
CRSB           Crusader Holding Corp.                            2.34                28.61
CRZY           Crazy Woman Creek Bancorp                         1.22                 5.13
CSBF           CSB Financial Group Inc.                          0.54                 2.25
CVAL           Chester Valley Bancorp Inc.                       1.03                12.31
DCBI           Delphos Citizens Bancorp Inc.                     1.45                 5.56
DCOM           Dime Community Bancshares Inc.                    0.90                 7.06
DIBK           Dime Financial Corp.                              1.45                17.88
DME            Dime Bancorp Inc.                                 0.83                14.29
DNFC           D & N Financial Corp.                             0.86                15.71
DSL            Downey Financial Corp.                            0.97                13.28
EBI            Equality Bancorp Inc.                             0.59                 6.76
EBSI           Eagle Bancshares                                  0.83                10.00
EFBC           Empire Federal Bancorp Inc.                       1.47                 3.98
EFBI           Enterprise Federal Bancorp                        0.79                 7.03
EFC            EFC Bancorp Inc.                                  0.80                 8.59
EGLB           Eagle BancGroup Inc.                              0.35                 3.00
EMLD           Emerald Financial Corp.                           1.14                14.14
EQSB           Equitable Federal Savings Bank                    0.70                13.60
ESBF           ESB Financial Corp.                               0.67                 8.73
ESBK           Elmira Savings Bank (The)                         0.47                 7.43
ESX            Essex Bancorp Inc.                               (0.24)               (3.13)
ETFS           East Texas Financial Services                     0.53                 3.02
FAB            FIRSTFED AMERICA BANCORP INC.                     0.60                 5.47
FBBC           First Bell Bancorp Inc.                           1.09                10.25
FBCI           Fidelity Bancorp Inc.                               NA                   NA
FBCV           1ST Bancorp                                       0.75                 8.79
FBER           1st Bergen Bancorp                                0.72                 5.49
FBHC           Fort Bend Holding Corp.                           0.66                10.00
FBNW           FirstBank Corp.                                   1.12                 7.62
FBSI           First Bancshares Inc.                             1.12                 8.11
FCB            Falmouth Bancorp Inc.                             1.11                 4.72
FCBF           FCB Financial Corp.                               1.17                 8.07
FCBH           Virginia Beach Fed. Financial                       NA                   NA
FCBK           First Coastal Bankshares                          0.69                 9.79
FCME           First Coastal Corp.                               0.80                 8.23
FDEF           First Defiance Financial                          0.93                 4.96
FDTR           Federal Trust Corp.                                 NA                   NA
FED            FirstFed Financial Corp.                          0.72                13.22
FESX           First Essex Bancorp Inc.                          0.85                11.55
FFBA           First Colorado Bancorp Inc.                       1.30                 9.68
FFBH           First Federal Bancshares of AR                    1.00                 6.71
FFBI           First Financial Bancorp Inc.                      0.14                 1.65
FFBS           FFBS BanCorp Inc.                                 1.41                 7.42
FFBZ           First Federal Bancorp Inc.                        0.82                10.73
FFCH           First Financial Holdings Inc.                     0.89                14.17
FFDB           FirstFed Bancorp Inc.                             0.92                 9.49
FFDF           FFD Financial Corp.                               1.75                 7.27
FFED           Fidelity Federal Bancorp                         (0.34)               (5.30)
FFES           First Federal of East Hartford                    0.59                 8.70
FFFD           North Central Bancshares Inc.                     1.56                 8.58
FFFL           Fidelity Bankshares Inc. (MHC)                    0.65                 8.94
FFHH           FSF Financial Corp.                               0.79                 7.31
FFHS           First Franklin Corp.                              0.81                 8.87
FFIC           Flushing Financial Corp.                          0.93                 7.01
FFKY           First Federal Financial Corp.                     1.60                11.84
FFLC           FFLC Bancorp Inc.                                 1.00                 7.62

                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
FFOH           Fidelity Financial of Ohio             12.41        11.19      11.04           NA         NA             NA
FFPB           First Palm Beach Bancorp Inc.           6.85         6.72       2.06         7.81       7.15          16.38
FFSL           First Independence Corp.                9.58         9.58       0.00         8.38      10.11          17.80
FFSX           First Fed SB of Siouxland(MHC)          7.62         6.23      19.41           NA       8.09             NA
FFWC           FFW Corp.                               9.41         8.72       8.00           NA         NA             NA
FFWD           Wood Bancorp Inc.                      13.20        13.20       0.00         9.93      13.59          15.62
FFYF           FFY Financial Corp.                    12.92        12.92       0.00           NA      13.34             NA
FGHC           First Georgia Holding Inc.              8.15         7.67       6.42         8.09       8.77          10.03
FIBC           Financial Bancorp Inc.                  8.43         8.39       0.40           NA         NA             NA
FISB           First Indiana Corp.                     9.15         9.06       1.08         7.75      10.55          11.35
FKAN           First Kansas Financial Corp.           19.73        19.52       1.29        12.15      19.91          34.99
FKFS           First Keystone Financial                6.67         6.67       0.00         8.50       7.13          20.75
FKKY           Frankfort First Bancorp Inc.           16.88        16.88       0.00           NA      16.96             NA
FLAG           FLAG Financial Corp.                    8.71         8.71       0.00         8.03       9.58          12.72
FLFC           First Liberty Financial Corp.           7.35         6.77       8.57         6.71       8.30          10.51
FLGS           Flagstar Bancorp Inc.                   5.55         5.41       2.71         5.81       6.01          11.54
FLKY           First Lancaster Bancshares             26.65        26.65       0.00        26.26      26.97          36.82
FMBD           First Mutual Bancorp Inc.              14.62        11.76      22.15        19.63      15.01          20.30
FMCO           FMS Financial Corp.                     6.08         6.04       0.77         6.89       6.56          16.74
FMSB           First Mutual Savings Bank               7.23         7.23       0.00         7.30       8.30             NA
FNGB           First Northern Capital Corp.           10.89        10.89       0.00         9.64      11.38          15.75
FOBC           Fed One Bancorp                        11.20        10.82       3.80        10.09      11.61          25.32
FPRY           First Financial Bancorp                 6.35         6.35       0.00         6.20       7.00          10.80
FSBI           Fidelity Bancorp Inc.                   6.84         6.84       0.00         9.02       7.36          18.46
FSFF           First SecurityFed Financial            28.92        28.86       0.29         20.5      29.51          44.06
FSLA           First Source Bancorp Inc.              21.24        20.69       3.23        14.05      21.79          35.17
FSNJ           Bayonne Bancshares Inc.                13.70        13.70       0.00        11.42      14.12          25.96
FSPT           FirstSpartan Financial Corp.           24.30        24.30       0.00        18.44      24.73          29.92
FSSB           First FS&LA of San Bernardino           4.33         4.18       3.63         4.29       5.38           8.52
FSTC           First Citizens Corp.                    9.98         8.34      17.95         8.43      11.00          12.36
FTF            Texarkana First Financial Corp         14.88        14.88       0.00        14.86      15.41          25.64
FTFC           First Federal Capital Corp.             7.50         7.17       4.78           NA       7.98             NA
FTNB           Fulton Bancorp Inc.                    23.37        23.37       0.00        16.60      24.25          29.90
FTSB           Fort Thomas Financial Corp.            15.77        15.77       0.00        15.06      16.21          24.13
FWWB           First Washington Bancorp Inc.          13.01        12.18       7.33        12.17      13.69          22.64
GAF            GA Financial Inc.                      12.87        12.77       0.93        12.04      13.05          31.88
GBNK           Gaston Federal Bancorp (MHC)           20.29        20.29       0.00        15.59      20.96          30.61
GDW            Golden West Financial                   7.48         7.48       0.00           NA       8.10             NA
GFCO           Glenway Financial Corp.                 9.57         9.49       0.91         8.70       9.92          13.40
GFED           Guaranty Federal Bcshs Inc.            27.18        27.18       0.00        26.60      28.02             NA
GLMR           Gilmer Financial Svcs, Inc.             9.02         9.02       0.00         8.80       9.75          19.20
GOSB           GSB Financial Corp.                    24.91        24.91       0.00           NA         NA             NA
GPT            GreenPoint Financial Corp.              9.92         5.87      43.43         7.40      10.79          15.97
GSB            Golden State Bancorp Inc.               6.84         5.90      14.57         6.02       7.70          11.54
GSFC           Green Street Financial Corp.           34.90        34.90       0.00        34.90      35.04          73.71
GSLA           GS Financial Corp.                     41.62        41.62       0.00        34.17      41.95          79.59
GTPS           Great American Bancorp                 18.28        18.28       0.00           NA      18.66             NA
GUPB           GFSB Bancorp Inc.                      12.33        12.33       0.00         9.87      12.65          20.72
HALL           Hallmark Capital Corp.                  7.76         7.76       0.00           NA       8.30             NA
HARB           Harbor Florida Bancshares Inc.         19.61        19.44       1.11        13.73      20.50          28.10
HARL           Harleysville Savings Bank               6.41         6.41       0.00         6.41       6.92          14.55
HARS           Harris Financial Inc. (MHC)             8.12         7.40       9.62         6.99       8.52          12.99
HAVN           Haven Bancorp Inc.                      5.21         4.99       4.42         5.66       5.80          12.24
HBBI           Home Building Bancorp                  14.06        14.06       0.00        10.77      14.26          21.56
HBEI           Home Bancorp of Elgin Inc.             26.11        26.11       0.00        20.42      26.42          35.41
HBFW           Home Bancorp                           11.92        11.92       0.00         9.56      12.31          19.46
HBNK           Highland Bancorp Inc.                   7.87         7.87       0.00         7.08       9.49          10.91
HBS            Haywood Bancshares Inc.                14.85        14.45       3.16        14.22      15.34          28.67
HBSC           Heritage Bancorp Inc.                   9.42         9.42       0.00         8.87       9.65          21.14
HCBB           HCB Bancshares Inc.                    17.24        17.08       1.18        13.44      17.91          30.43
HCBC           High Country Bancorp Inc.              19.56        19.56       0.00        14.00      20.32          23.33
HCFC           Home City Financial Corp.              13.87        13.87       0.00           NA      14.45             NA
HEMT           HF Bancorp Inc.                         8.01         6.93      14.46         6.29         NA          15.80
HFBC           HopFed Bancorp Inc.                    26.77        26.77       0.00        17.50      26.89          47.20

                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
FFOH           Fidelity Financial of Ohio              NA         NA         NA         NA           NA           NA
FFPB           First Palm Beach Bancorp Inc.         0.55      91.52       0.50       7.30         0.50        59.41
FFSL           First Independence Corp.              0.62     115.70       0.49       5.10         0.72        95.21
FFSX           First Fed SB of Siouxland(MHC)          NA         NA         NA         NA         0.64       138.30
FFWC           FFW Corp.                               NA         NA         NA         NA           NA           NA
FFWD           Wood Bancorp Inc.                       --         NM       0.02       0.14         0.46       110.31
FFYF           FFY Financial Corp.                     NA         NA       0.51       3.95         0.56        82.43
FGHC           First Georgia Holding Inc.            1.69      42.19       1.65      20.23         0.71        37.32
FIBC           Financial Bancorp Inc.                  NA         NA         NA         NA           NA           NA
FISB           First Indiana Corp.                     NA         NA       1.11      12.12         1.65           NA
FKAN           First Kansas Financial Corp.          0.12     351.85       0.05       0.26         0.43       327.59
FKFS           First Keystone Financial              1.54      57.73       1.34      20.06         0.89        34.27
FKKY           Frankfort First Bancorp Inc.            NA         NA         NA         NA         0.08           NA
FLAG           FLAG Financial Corp.                  1.29      94.82       1.26      14.45         1.22        65.53
FLFC           First Liberty Financial Corp.         0.79     175.37       0.82      11.18         1.38       114.75
FLGS           Flagstar Bancorp Inc.                 1.58      33.61       2.27      40.84         0.53        20.58
FLKY           First Lancaster Bancshares            1.28      27.91       1.70       6.37         0.36        18.91
FMBD           First Mutual Bancorp Inc.             0.17     281.57       0.15       1.05         0.48       115.88
FMCO           FMS Financial Corp.                   1.18      90.73       0.70      11.54         1.07        68.77
FMSB           First Mutual Savings Bank               --         NM       0.05       0.68         1.26       989.94
FNGB           First Northern Capital Corp.          0.11     506.35       0.12       1.11         0.54       400.84
FOBC           Fed One Bancorp                       0.24     379.95       0.11       0.98         0.90       111.72
FPRY           First Financial Bancorp                 NA         NA         NA         NA         0.84           NA
FSBI           Fidelity Bancorp Inc.                 0.15     704.67       0.08       1.17         1.05       658.57
FSFF           First SecurityFed Financial             --         NM          0       0.01         0.96       158.47
FSLA           First Source Bancorp Inc.             0.39     264.81       0.34       1.58         1.04       159.84
FSNJ           Bayonne Bancshares Inc.               0.70     130.81       0.36       2.63         0.92        96.50
FSPT           FirstSpartan Financial Corp.          0.42     123.25       0.35       1.43         0.51       111.34
FSSB           First FS&LA of San Bernardino         1.43     102.26       2.31      53.29         1.47        45.41
FSTC           First Citizens Corp.                  1.48      93.86       1.08      10.83         1.39        86.37
FTF            Texarkana First Financial Corp          --         NM       0.00       0.00         0.67       445.58
FTFC           First Federal Capital Corp.           0.18     410.78       0.23       3.02         0.75       212.49
FTNB           Fulton Bancorp Inc.                   0.62     169.72       0.70       2.99         1.06       126.01
FTSB           Fort Thomas Financial Corp.           2.34      20.80       2.12      13.41         0.49        19.86
FWWB           First Washington Bancorp Inc.         0.21     498.86       0.21       1.64         1.03       301.38
GAF            GA Financial Inc.                     0.44     105.26       0.24       1.83         0.46        75.96
GBNK           Gaston Federal Bancorp (MHC)          0.55     174.10       0.50       2.49         0.96       132.06
GDW            Golden West Financial                 1.20      71.52       0.97      12.95         0.86        63.28
GFCO           Glenway Financial Corp.               0.20     200.19       0.19       1.98         0.41       184.71
GFED           Guaranty Federal Bcshs Inc.           0.30     354.13       0.35       1.28         1.05       241.97
GLMR           Gilmer Financial Svcs, Inc.           2.51      51.93       1.65      18.25          1.3        44.52
GOSB           GSB Financial Corp.                     NA         NA       0.09       0.36           NA           NA
GPT            GreenPoint Financial Corp.            3.40      35.79       2.54      25.61         1.22        33.98
GSB            Golden State Bancorp Inc.             0.84     133.22       0.86      12.57         1.12       100.48
GSFC           Green Street Financial Corp.          0.06     307.23       0.07       0.20         0.19       216.10
GSLA           GS Financial Corp.                    0.29     264.81       0.13       0.30         0.77       264.81
GTPS           Great American Bancorp                  NA         NA         NA         NA         0.47       484.87
GUPB           GFSB Bancorp Inc.                     0.61      88.29       0.37       2.98         0.54        86.67
HALL           Hallmark Capital Corp.                  NA         NA         NA         NA         0.82       163.10
HARB           Harbor Florida Bancshares Inc.        0.36     356.20       0.43       2.19         1.27       208.24
HARL           Harleysville Savings Bank               --         NM       0.00       0.02         0.79           NM
HARS           Harris Financial Inc. (MHC)           0.83     117.59       0.66       8.10         0.97        60.54
HAVN           Haven Bancorp Inc.                    0.71     137.04       0.45       8.54         0.97       132.08
HBBI           Home Building Bancorp                 0.99      29.02       0.67       4.79         0.29        29.02
HBEI           Home Bancorp of Elgin Inc.            0.25     137.38       0.28       1.09         0.35       107.27
HBFW           Home Bancorp                            --         NM          0          0         0.43        402.9
HBNK           Highland Bancorp Inc.                 1.98     103.82       1.84      23.36         2.06        88.38
HBS            Haywood Bancshares Inc.               0.49     133.33       0.37       2.50         0.65       131.68
HBSC           Heritage Bancorp Inc.                 0.66      57.56       0.49       5.16         0.38        46.93
HCBB           HCB Bancshares Inc.                     NA         NA         NA         NA         1.38           NA
HCBC           High Country Bancorp Inc.             0.56     167.06       0.45       2.32         0.94       167.06
HCFC           Home City Financial Corp.               NA         NA         NA         NA         0.63           NA
HEMT           HF Bancorp Inc.                         NA         NA         NA         NA           NA           NA
HFBC           HopFed Bancorp Inc.                     --         NM          0          0         0.23       107.86

                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
FFOH           Fidelity Financial of Ohio                        0.90                 7.20
FFPB           First Palm Beach Bancorp Inc.                     0.45                 6.94
FFSL           First Independence Corp.                          0.72                 7.31
FFSX           First Fed SB of Siouxland(MHC)                    0.67                 8.45
FFWC           FFW Corp.                                         0.99                10.33
FFWD           Wood Bancorp Inc.                                 1.43                11.30
FFYF           FFY Financial Corp.                               1.24                 9.29
FGHC           First Georgia Holding Inc.                        1.16                14.15
FIBC           Financial Bancorp Inc.                            0.95                10.50
FISB           First Indiana Corp.                               1.17                12.23
FKAN           First Kansas Financial Corp.                        NA                   NA
FKFS           First Keystone Financial                          0.78                11.30
FKKY           Frankfort First Bancorp Inc.                      1.19                 7.01
FLAG           FLAG Financial Corp.                              0.91                10.36
FLFC           First Liberty Financial Corp.                     0.78                10.36
FLGS           Flagstar Bancorp Inc.                             1.37                23.46
FLKY           First Lancaster Bancshares                        1.04                 3.46
FMBD           First Mutual Bancorp Inc.                         0.35                 2.51
FMCO           FMS Financial Corp.                               0.85                13.58
FMSB           First Mutual Savings Bank                         1.07                15.48
FNGB           First Northern Capital Corp.                      0.98                 8.87
FOBC           Fed One Bancorp                                   0.82                 7.44
FPRY           First Financial Bancorp                           0.57                 8.95
FSBI           Fidelity Bancorp Inc.                             0.74                10.89
FSFF           First SecurityFed Financial                         NA                   NA
FSLA           First Source Bancorp Inc.                         1.06                 8.42
FSNJ           Bayonne Bancshares Inc.                           0.74                 5.12
FSPT           FirstSpartan Financial Corp.                      1.51                 5.92
FSSB           First FS&LA of San Bernardino                    (1.18)              (24.70)
FSTC           First Citizens Corp.                                NA                   NA
FTF            Texarkana First Financial Corp                    1.74                11.41
FTFC           First Federal Capital Corp.                       1.21                17.39
FTNB           Fulton Bancorp Inc.                               1.23                 5.03
FTSB           Fort Thomas Financial Corp.                       1.23                 7.72
FWWB           First Washington Bancorp Inc.                     1.21                 8.70
GAF            GA Financial Inc.                                 1.04                 7.21
GBNK           Gaston Federal Bancorp (MHC)                        NA                   NA
GDW            Golden West Financial                             1.02                14.92
GFCO           Glenway Financial Corp.                           0.86                 9.12
GFED           Guaranty Federal Bcshs Inc.                       1.25                 5.09
GLMR           Gilmer Financial Svcs, Inc.                       0.06                 0.59
GOSB           GSB Financial Corp.                               0.75                 3.05
GPT            GreenPoint Financial Corp.                        1.11                11.57
GSB            Golden State Bancorp Inc.                         0.78                11.42
GSFC           Green Street Financial Corp.                      1.58                 4.46
GSLA           GS Financial Corp.                                1.47                 3.37
GTPS           Great American Bancorp                            0.70                 3.60
GUPB           GFSB Bancorp Inc.                                 0.90                 6.67
HALL           Hallmark Capital Corp.                            0.67                 8.90
HARB           Harbor Florida Bancshares Inc.                    1.38                11.30
HARL           Harleysville Savings Bank                         0.97                14.71
HARS           Harris Financial Inc. (MHC)                       0.83                10.28
HAVN           Haven Bancorp Inc.                                0.45                 7.84
HBBI           Home Building Bancorp                             0.75                 5.70
HBEI           Home Bancorp of Elgin Inc.                        0.68                 2.57
HBFW           Home Bancorp                                      0.85                 6.84
HBNK           Highland Bancorp Inc.                             1.36                17.66
HBS            Haywood Bancshares Inc.                           1.45                10.19
HBSC           Heritage Bancorp Inc.                               NA                   NA
HCBB           HCB Bancshares Inc.                               0.33                 1.86
HCBC           High Country Bancorp Inc.                         0.38                 3.22
HCFC           Home City Financial Corp.                         1.29                 6.94
HEMT           HF Bancorp Inc.                                   0.01                 0.13
HFBC           HopFed Bancorp Inc.                               1.11                 7.58

                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
HFFB           Harrodsburg First Fin Bancorp          26.54        26.54       0.00        22.30      26.90          43.70
HFFC           HF Financial Corp.                      9.93         9.93       0.00         7.76      11.19          12.78
HFGI           Harrington Financial Group              4.68         4.68       0.00         6.88       4.75          21.92
HFNC           HFNC Financial Corp.                   16.96        16.96       0.00           NA      17.65             NA
HFSA           Hardin Bancorp Inc.                    10.11        10.11       0.00         8.82      10.30          21.68
HFWA           Heritage Financial Corp.               28.80        28.80       0.00        27.74      29.68          46.91
HHFC           Harvest Home Financial Corp.           11.34        11.34       0.00         9.90      11.48          24.37
HIFS           Hingham Instit. for Savings             9.43         9.43       0.00         9.64      10.12          15.59
HLFC           Home Loan Financial Corp.              38.53        38.53       0.00           NA         NA             NA
HMLK           Hemlock Federal Financial Corp         16.19        16.19       0.00        11.57      16.60          33.20
HMNF           HMN Financial Inc.                      9.76         9.03       8.24           NA      10.16             NA
HOMF           Home Federal Bancorp                    9.30         9.09       2.53         8.20       9.89          11.81
HPBC           Home Port Bancorp Inc.                  8.71         8.71       0.00         8.70       9.88          15.74
HRBF           Harbor Federal Bancorp Inc.            12.69        12.69       0.00         9.69      12.90          22.07
HRBT           Hudson River Bancorp                   10.18        10.14       0.43        10.20      11.40          15.70
HRZB           Horizon Financial Corp.                15.44        15.44       0.00        15.44      16.15          29.00
HSTD           Homestead Bancorp Inc.                  9.57         9.57       0.00         9.53      10.00          22.97
HTHR           Hawthorne Financial Corp.               4.25         4.25       0.00         7.45       5.60          11.45
HWEN           Home Financial Bancorp                 17.64        17.64       0.00        15.10      18.39          26.20
HZFS           Horizon Financial Svcs Corp.            9.11         9.11       0.00         7.13       9.53          13.25
IBSF           IBS Financial Corp.                    17.83        17.83       0.00        17.70      17.98          59.30
ICBC           Independence Comm. Bank Corp.          20.07        19.16       5.59           NA         NA             NA
IFSB           Independence Federal Svgs Bank          7.21         6.57       9.54         6.30       7.45          16.50
INBI           Industrial Bancorp Inc.                15.97        15.97       0.00        10.28      16.45          19.63
IPSW           Ipswich Savings Bank                    5.58         5.58       0.00         5.50       6.33          11.15
ITLA           ITLA Capital Corp.                     10.43           NA         NA           NA      11.93             NA
IWBK           InterWest Bancorp Inc.                  7.15         6.94       3.07           NA       7.69             NA
JSB            JSB Financial Inc.                     24.31        24.31       0.00        17.34      24.68          21.56
JSBA           Jefferson Savings Bancorp               9.56         7.82      19.79         7.91      10.21          14.95
JXSB           Jacksonville Savings Bk (MHC)          10.38        10.38       0.00        10.60      10.84          15.40
JXVL           Jacksonville Bancorp Inc.              14.46        14.46       0.00        13.89         NA          26.26
KFBI           Klamath First Bancorp                  13.98        12.96       8.40        10.92      14.14          21.84
KNK            Kankakee Bancorp Inc.                   9.76         8.46      14.56         6.99      10.36          13.47
KSAV           KS Bancorp Inc.                        12.81        12.81       0.02           NA      13.10          12.03
KSBK           KSB Bancorp Inc.                        7.96         7.06      12.10           NA       8.88             NA
KYF            Kentucky First Bancorp Inc.            17.03        17.03       0.00        14.40      17.50          26.10
LARK           Landmark Bancshares Inc.               13.07        13.07       0.00        10.12      13.56          20.12
LARL           Laurel Capital Group Inc.              10.64        10.64       0.00           NA      11.47             NA
LFBI           Little Falls Bancorp Inc.              10.20         9.50       7.63         7.67      10.54             NA
LFCO           Life Financial Corp.                   12.64        12.64       0.00         6.66      13.00           9.55
LFED           Leeds Federal Bankshares (MHC)         16.49        16.49       0.00        16.00      16.67          32.54
LIBB           Liberty Bancorp Inc. (MHC)              7.61         7.61       0.00         7.43       7.94          17.69
LISB           Long Island Bancorp Inc.                8.91         8.84       0.83         7.40       9.44          15.12
LO             Local Financial Corp.                   5.40         5.02       7.53         8.13       6.69          15.24
LOGN           Logansport Financial Corp.             18.82        18.82       0.00        18.74      19.09          34.80
LONF           London Financial Corp.                 13.76        13.76       0.00        16.00      14.24          31.48
LSBI           LSB Financial Corp.                     8.40         8.40       0.00           NA         NA             NA
LSBX           Lawrence Savings Bank                  12.07        12.07       0.00        10.50      12.99          18.09
LVSB           Lakeview Financial Corp.                9.73         6.85      31.78         4.40       10.4           8.90
LXMO           Lexington B&L Financial Corp.          16.06        15.14       6.73        21.90      16.69          42.30
MAFB           MAF Bancorp Inc.                        7.84         7.06      10.75         6.88       8.28          13.95
MARN           Marion Capital Holdings                19.41        19.08       2.13        17.58      20.49          27.13
MASB           MASSBANK Corp.                         11.76        11.63       1.31        10.63      12.02          34.75
MBBC           Monterey Bay Bancorp Inc.              10.76         9.94       8.47         7.94      11.38          15.25
MBLF           MBLA Financial Corp.                   13.50        13.50       0.00        12.71      13.82          32.18
MBSP           Mitchell Bancorp Inc.                  39.22        39.22       0.00           NA      39.76             NA
MCBN           Mid-Coast Bancorp Inc.                  8.48         8.48       0.00         8.15       9.03          14.83
MDBK           Medford Bancorp Inc.                    8.94         8.52       5.11         8.54       9.55          15.62
MECH           MECH Financial Inc.                     9.71         9.71       0.00         9.61      11.07          16.65
METF           Metropolitan Financial Corp.            3.73         3.47       7.22         6.02       4.35           8.32
MFBC           MFB Corp.                              11.38        11.38       0.00        10.49      11.52          19.25
MFFC           Milton Federal Financial Corp.         11.07        11.07       0.00         9.74      11.35          20.32
MFLR           Mayflower Co-operative Bank             9.56         9.44       1.47         9.56      10.42          15.06
MFSL           Maryland Federal Bancorp                9.04         8.97       0.86         8.49       9.44          17.04

                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
HFFB           Harrodsburg First Fin Bancorp           --         NM       0.00       0.00         0.48        66.83
HFFC           HF Financial Corp.                    0.51     319.81       0.44       4.38         1.62       239.17
HFGI           Harrington Financial Group            0.17     126.32       0.18       3.93         0.22        40.45
HFNC           HFNC Financial Corp.                  0.43     202.45       0.53       3.12         0.86       131.75
HFSA           Hardin Bancorp Inc.                   0.28     145.30       0.14       1.34         0.40       145.30
HFWA           Heritage Financial Corp.              0.13     966.67       0.12       0.40         1.28       761.93
HHFC           Harvest Home Financial Corp.          0.47      56.81       0.23       2.07         0.27        56.81
HIFS           Hingham Instit. for Savings           0.23     396.87       0.17       1.84         0.90       396.87
HLFC           Home Loan Financial Corp.               NA         NA         NA         NA           NA           NA
HMLK           Hemlock Federal Financial Corp        0.38     248.40       0.16       1.01         0.94       248.40
HMNF           HMN Financial Inc.                      NA         NA         NA         NA         0.61       449.77
HOMF           Home Federal Bancorp                  0.67     106.26       0.59       6.32         0.71       100.21
HPBC           Home Port Bancorp Inc.                  --         NM       0.00       0.00         1.38       453.64
HRBF           Harbor Federal Bancorp Inc.           0.66      50.26       0.42       3.33         0.33        50.26
HRBT           Hudson River Bancorp                  3.09      52.38       2.57      25.24         1.62        47.68
HRZB           Horizon Financial Corp.               0.03         NM       0.02       0.14         0.88           NM
HSTD           Homestead Bancorp Inc.                0.52     158.33       0.27       2.86         0.83       158.33
HTHR           Hawthorne Financial Corp.             5.88      24.85       6.04     142.04         1.46        22.28
HWEN           Home Financial Bancorp                0.72     129.55       1.10       6.22         0.93        68.52
HZFS           Horizon Financial Svcs Corp.          1.49      46.06       0.92      10.11         0.69        45.20
IBSF           IBS Financial Corp.                   0.32     139.90       0.11       0.59         0.45       139.90
ICBC           Independence Comm. Bank Corp.           NA         NA         NA         NA           NA           NA
IFSB           Independence Federal Svgs Bank        1.77      22.72        1.4      19.41         0.40        16.50
INBI           Industrial Bancorp Inc.               0.26     205.50       0.23       1.47         0.54       159.91
IPSW           Ipswich Savings Bank                  0.55     171.50       0.80      14.40         0.94        92.60
ITLA           ITLA Capital Corp.                      NA         NA         NA         NA         1.75           NA
IWBK           InterWest Bancorp Inc.                0.55     159.53       0.67       9.38         0.88        80.89
JSB            JSB Financial Inc.                    0.17     324.92       0.14       0.58         0.54       238.05
JSBA           Jefferson Savings Bancorp             0.22     408.14       0.66       6.94         0.88        96.80
JXSB           Jacksonville Savings Bk (MHC)         0.86      70.52       0.84       8.14         0.61        54.02
JXVL           Jacksonville Bancorp Inc.               NA         NA         NA         NA           NA           NA
KFBI           Klamath First Bancorp                 0.07     356.52       0.05       0.33         0.26       356.52
KNK            Kankakee Bancorp Inc.                 0.60     161.56       0.71       7.32         0.97        53.91
KSAV           KS Bancorp Inc.                       0.53      64.74       0.44       3.44         0.34        64.74
KSBK           KSB Bancorp Inc.                        NA         NA         NA         NA         1.14           NA
KYF            Kentucky First Bancorp Inc.           0.06         NM       0.04       0.23         0.76       263.19
LARK           Landmark Bancshares Inc.              0.03         NM       0.06       0.47         0.66       196.35
LARL           Laurel Capital Group Inc.             0.36     330.12       0.32       2.99         1.20       263.07
LFBI           Little Falls Bancorp Inc.             0.64      126.6       0.43       4.25         0.81        78.51
LFCO           Life Financial Corp.                  2.05      22.97       2.02      15.99         0.47        18.00
LFED           Leeds Federal Bankshares (MHC)        0.05     560.82       0.03       0.20         0.29       560.82
LIBB           Liberty Bancorp Inc. (MHC)            0.59      79.54       0.47       6.15         0.47        69.39
LISB           Long Island Bancorp Inc.                NA         NA         NA         NA         0.91           NA
LO             Local Financial Corp.                 0.11         NM       0.10       1.85         2.15           NM
LOGN           Logansport Financial Corp.            0.34     103.45       0.26       1.37         0.36       103.45
LONF           London Financial Corp.                0.26     238.16       0.20       1.46         0.62       238.16
LSBI           LSB Financial Corp.                     NA         NA         NA         NA           NA           NA
LSBX           Lawrence Savings Bank                 0.14         NM       0.24       1.96         1.74       389.46
LVSB           Lakeview Financial Corp.              1.51      97.54       0.96       9.82         1.47        70.27
LXMO           Lexington B&L Financial Corp.         0.71     133.71       0.47       2.95         0.95       130.50
MAFB           MAF Bancorp Inc.                      0.39     139.86        0.5       6.43         0.55        81.33
MARN           Marion Capital Holdings               1.16     107.69       1.02       5.23         1.25       105.99
MASB           MASSBANK Corp.                        0.61     137.27       0.20       1.67         0.84       131.93
MBBC           Monterey Bay Bancorp Inc.             0.88     121.86       0.55       5.12         1.08       112.07
MBLF           MBLA Financial Corp.                  0.85      59.37       0.55       4.06         0.50        59.37
MBSP           Mitchell Bancorp Inc.                 0.83      86.58       1.54       3.94         0.72        34.72
MCBN           Mid-Coast Bancorp Inc.                0.44     154.22       0.47       5.52         0.68        95.07
MDBK           Medford Bancorp Inc.                  0.34     346.52       0.18       2.00         1.19       338.34
MECH           MECH Financial Inc.                   0.62     345.41       0.46       4.72         2.14       296.39
METF           Metropolitan Financial Corp.          1.44      53.11       1.30      34.90         0.77        42.45
MFBC           MFB Corp.                             0.08     232.04       0.06       0.55         0.18       131.25
MFFC           Milton Federal Financial Corp.        0.23     175.00       0.16       1.43         0.40        67.74
MFLR           Mayflower Co-operative Bank           1.04     144.38       0.59       6.17         1.49       144.01
MFSL           Maryland Federal Bancorp              0.56      86.94       0.58       6.41         0.49        61.91

                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
HFFB           Harrodsburg First Fin Bancorp                      1.36                 5.07
HFFC           HF Financial Corp.                                 1.13                11.73
HFGI           Harrington Financial Group                        (0.34)               (7.56)
HFNC           HFNC Financial Corp.                               1.45                 8.11
HFSA           Hardin Bancorp Inc.                                0.70                 6.18
HFWA           Heritage Financial Corp.                             NA                   NA
HHFC           Harvest Home Financial Corp.                       0.62                 5.39
HIFS           Hingham Instit. for Savings                        1.26                13.06
HLFC           Home Loan Financial Corp.                          1.29                 4.38
HMLK           Hemlock Federal Financial Corp                     1.00                 5.55
HMNF           HMN Financial Inc.                                 0.80                 6.34
HOMF           Home Federal Bancorp                               1.47                16.66
HPBC           Home Port Bancorp Inc.                             1.45                14.53
HRBF           Harbor Federal Bancorp Inc.                        0.75                 5.86
HRBT           Hudson River Bancorp                               0.43                 4.24
HRZB           Horizon Financial Corp.                            1.57                10.00
HSTD           Homestead Bancorp Inc.                             0.57                 5.94
HTHR           Hawthorne Financial Corp.                          1.11                21.01
HWEN           Home Financial Bancorp                             0.93                 5.34
HZFS           Horizon Financial Svcs Corp.                       0.91                 9.15
IBSF           IBS Financial Corp.                                0.81                 4.60
ICBC           Independence Comm. Bank Corp.                        NA                   NA
IFSB           Independence Federal Svgs Bank                     0.78                11.10
INBI           Industrial Bancorp Inc.                            1.47                 8.81
IPSW           Ipswich Savings Bank                               1.19                21.98
ITLA           ITLA Capital Corp.                                 1.44                13.80
IWBK           InterWest Bancorp Inc.                             0.89                12.98
JSB            JSB Financial Inc.                                 3.00                12.76
JSBA           Jefferson Savings Bancorp                          0.78                 8.67
JXSB           Jacksonville Savings Bk (MHC)                      0.58                 5.61
JXVL           Jacksonville Bancorp Inc.                          1.33                 9.13
KFBI           Klamath First Bancorp                              0.92                 6.11
KNK            Kankakee Bancorp Inc.                              0.78                 7.51
KSAV           KS Bancorp Inc.                                    1.09                 8.37
KSBK           KSB Bancorp Inc.                                   1.13                14.97
KYF            Kentucky First Bancorp Inc.                        1.13                 6.74
LARK           Landmark Bancshares Inc.                           1.06                 7.64
LARL           Laurel Capital Group Inc.                          1.41                13.63
LFBI           Little Falls Bancorp Inc.                          0.58                 4.85
LFCO           Life Financial Corp.                               3.66                25.64
LFED           Leeds Federal Bankshares (MHC)                     1.19                 7.22
LIBB           Liberty Bancorp Inc. (MHC)                         0.73                 9.95
LISB           Long Island Bancorp Inc.                           0.91                10.06
LO             Local Financial Corp.                                NA                   NA
LOGN           Logansport Financial Corp.                         1.48                 7.79
LONF           London Financial Corp.                             1.08                 5.62
LSBI           LSB Financial Corp.                                0.84                 9.91
LSBX           Lawrence Savings Bank                              2.59                25.22
LVSB           Lakeview Financial Corp.                           1.71                16.24
LXMO           Lexington B&L Financial Corp.                      0.78                 3.83
MAFB           MAF Bancorp Inc.                                   1.08                14.00
MARN           Marion Capital Holdings                            1.25                 5.94
MASB           MASSBANK Corp.                                     1.16                10.40
MBBC           Monterey Bay Bancorp Inc.                          0.31                 2.80
MBLF           MBLA Financial Corp.                               0.87                 6.79
MBSP           Mitchell Bancorp Inc.                              1.23                 2.99
MCBN           Mid-Coast Bancorp Inc.                             0.78                 9.04
MDBK           Medford Bancorp Inc.                               1.07                11.84
MECH           MECH Financial Inc.                                0.97                 9.71
METF           Metropolitan Financial Corp.                       0.71                18.08
MFBC           MFB Corp.                                          0.80                 6.44
MFFC           Milton Federal Financial Corp.                     0.69                 5.80
MFLR           Mayflower Co-operative Bank                        1.15                12.01
MFSL           Maryland Federal Bancorp                           0.75                 8.62

                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
MIFC           Mid-Iowa Financial Corp.                9.93         9.92       0.08           NA         NA             NA
MIVI           Mississippi View Holding Co.           18.18        18.18       0.00        16.36      19.44          33.09
MONT           Montgomery Financial Corp.             18.26        18.26       0.00        14.10      18.42          21.20
MRKF           Market Financial Corp.                 29.33        29.33       0.00        25.77      29.43          60.16
MSBF           MSB Financial Inc.                     16.65        16.65       0.00        12.33      17.14          20.73
MSBK           Mutual Savings Bank FSB                 5.55         5.55       0.00         5.60       5.84          12.81
MWBI           Midwest Bancshares Inc.                 7.15         7.15       0.00         6.40       7.44          14.75
MWBX           MetroWest Bank                          7.34         7.34       0.00         7.59       8.85          11.48
MYST           Mystic Financial Inc.                  18.15        18.15       0.00        17.93      18.77          37.98
NASB           NASB Financial Inc.                     8.49         8.26       2.92         8.40       9.35          14.00
NBCP           Niagara Bancorp Inc. (MHC)             10.14        10.14       0.00        10.90      10.68          21.06
NBN            Northeast Bancorp                       7.64         7.05       8.41         7.06       8.62          11.35
NBSI           North Bancshares Inc.                  10.82        10.82       0.00         9.72      10.99          27.12
NEIB           Northeast Indiana Bancorp              13.04        13.04       0.00           NA      13.69             NA
NEP            Northeast PA Financial Corp.           17.78        17.78       0.00        12.10      18.20          24.20
NHTB           New Hampshire Thrift Bncshrs            8.14         7.19      12.64         6.73       9.09          12.55
NMSB           NewMil Bancorp Inc.                     9.09         9.09       0.00         9.28      10.45          21.26
NSLB           NS&L Bancorp Inc.                      18.48        18.37       0.70        14.98      18.56          34.78
NSSY           NSS Bancorp Inc.                        8.12         7.92       2.66         7.75       8.95          15.80
NTBK           Net.B@nk Inc.                          20.86        20.86       0.00        14.87      21.14          22.05
NTMG           Nutmeg Federal S&LA                     8.07         8.07       0.00         8.07       8.54          13.34
NWEQ           Northwest Equity Corp.                 12.19        12.19          0         9.52      12.68          15.55
NWSB           Northwest Bancorp Inc. (MHC)            8.55         7.75      10.13           NA       9.17             NA
OCFC           Ocean Financial Corp.                  13.71        13.65       0.49        11.66      14.16          26.60
OCN            Ocwen Financial Corp.                  12.19        11.27       8.51           NA         NA             NA
OFCP           Ottawa Financial Corp.                  8.45         7.03      18.03         6.68       8.83          10.79
OHSL           OHSL Financial Corp.                   10.83        10.83       0.00         8.94      11.05          18.03
OSFS           Ohio State Financial Services          27.08        27.08       0.00        27.08      27.45          46.45
OTFC           Oregon Trail Financial Corp.           26.50        26.50       0.00        18.69      26.86          36.31
PBCI           Pamrapo Bancorp Inc.                   12.47        12.42       0.49        11.74      13.06          25.20
PBCT           People's Bank (MHC)                     9.42         8.22      13.83         8.20      10.52          13.00
PBHC           Pathfinder Bancorp Inc. (MHC)          11.89        10.33      14.64           NA      12.30             NA
PBKB           People's Bancshares Inc.                3.78         3.63       4.21           NA       4.30             NA
PBOC           PBOC Holdings Inc.                      5.76         5.76       0.00         6.31       6.33          12.31
PCBC           Perry County Financial Corp.           18.94        18.94       0.00        15.60      18.97          67.10
PDB            Piedmont Bancorp Inc.                  16.55        16.55       0.00           NA      17.28             NA
PEDE           Great Pee Dee Bancorp                  45.12        45.12       0.00           NA      45.60             NA
PEEK           Peekskill Financial Corp.              21.57        21.57       0.00        21.80      21.91          88.60
PERM           Permanent Bancorp Inc.                  9.72         9.63       1.06         8.76      10.17          21.05
PFDC           Peoples Bancorp                        14.97        14.97       0.00        12.50      15.27          24.70
PFED           Park Bancorp Inc.                      20.34        20.34       0.00        12.80      20.59          35.60
PFFB           PFF Bancorp Inc.                        8.04         7.97       1.04         6.35       8.89          12.82
PFFC           Peoples Financial Corp.                17.34        17.34       0.00           NA         NA             NA
PFNC           Progress Financial Corp.                6.92           NA         NA           NA         NA             NA
PFSB           PennFed Financial Services Inc          6.68         5.86      13.00         7.11       6.86          15.16
PFSL           Pocahontas Bancorp Inc.                14.45        14.05       3.19           NA         NA             NA
PHBK           Peoples Heritage Finl Group             7.41         6.24      16.89         7.24       8.31             NA
PHFC           Pittsburgh Home Financial Corp          6.93         6.87       1.08           NA       7.36             NA
PHSB           Peoples Home Savings Bk (MHC)          12.67        12.67       0.00        12.25      13.23          29.66
PLSK           Pulaski Savings Bank (MHC)             11.83        11.83       0.00        11.83      12.35          28.08
PRBC           Prestige Bancorp Inc.                   9.67         9.67       0.00         7.93       9.95          16.76
PROV           Provident Financial Holdings           10.60        10.60       0.00         8.01      11.36          14.06
PSBI           PSB Bancorp Inc.                       10.36        10.35       0.05           NA      10.59             NA
PSFC           Peoples-Sidney Financial Corp.         25.16        25.16       0.00        17.10      25.55          27.40
PSFI           PS Financial Inc.                      27.82        27.82       0.00        24.80      28.03          61.41
PTRS           Potters Financial Corp.                 8.53         8.53       0.00         7.82      10.25          16.20
PULB           Pulaski Bank, FSB (MHC)                13.37        13.37       0.00           NA         NA             NA
PULS           Pulse Bancorp                           8.44         8.44       0.00         7.69       8.80          26.01
PVFC           PVF Capital Corp.                       7.20         7.20       0.00         7.21       7.86          10.68
PVSA           Parkvale Financial Corp.                7.67         7.64       0.46         7.11       8.88          14.27
PWBK           Pennwood Bancorp Inc.                  17.28        17.28       0.00        17.75         NA          31.90
QCBC           Quaker City Bancorp Inc.                8.71         8.71       0.00         7.44       9.60          12.97
QCFB           QCF Bancorp Inc.                       17.70        17.70       0.00        13.00      18.52          29.46
QCSB           Queens County Bancorp Inc.              9.89         9.89       0.00         9.44      10.44          15.30

                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
MIFC           Mid-Iowa Financial Corp.                NA         NA         NA         NA           NA           NA
MIVI           Mississippi View Holding Co.          0.65     290.24       0.43       2.38         1.90       225.65
MONT           Montgomery Financial Corp.            0.89      20.94       1.02       5.59         0.19        15.75
MRKF           Market Financial Corp.                  --         NM       0.00       0.00         0.16        24.64
MSBF           MSB Financial Inc.                    0.45     118.48       0.41       2.48         0.53        62.16
MSBK           Mutual Savings Bank FSB               0.09     578.88       0.09       1.65         0.54       312.66
MWBI           Midwest Bancshares Inc.               0.39     123.45       0.66       9.18         0.48        43.79
MWBX           MetroWest Bank                        0.36     602.54       0.45       6.12         2.16       236.24
MYST           Mystic Financial Inc.                 0.11     824.00       0.08       0.42         0.90       824.00
NASB           NASB Financial Inc.                   2.93      33.69       3.07      36.15         0.99        27.86
NBCP           Niagara Bancorp Inc. (MHC)            0.46     239.06       0.25       2.43         1.10       217.16
NBN            Northeast Bancorp                     1.08     103.83       1.08      14.17         1.12        90.28
NBSI           North Bancshares Inc.                   --         NM       0.00       0.00         0.27           NM
NEIB           Northeast Indiana Bancorp               NA         NA         NA         NA         0.73           NA
NEP            Northeast PA Financial Corp.          0.34     211.95       0.23       1.31         0.72       182.16
NHTB           New Hampshire Thrift Bncshrs          1.04     117.19       1.00      12.23         1.21        95.48
NMSB           NewMil Bancorp Inc.                   0.45     657.56       0.29       3.16         2.98       297.15
NSLB           NS&L Bancorp Inc.                     0.02     714.29       0.01       0.06         0.14        41.67
NSSY           NSS Bancorp Inc.                      1.17     111.30       0.78       9.59         1.31       100.49
NTBK           Net.B@nk Inc.                           --         NM       0.00       0.00         0.43           NM
NTMG           Nutmeg Federal S&LA                   0.21     261.50       0.85      10.50         0.55        34.45
NWEQ           Northwest Equity Corp.                1.69       35.2       1.71      14.06          0.6        28.33
NWSB           Northwest Bancorp Inc. (MHC)          0.48     169.80        0.5       5.87         0.82       123.26
OCFC           Ocean Financial Corp.                 0.65     122.84        0.4       2.92         0.80       114.22
OCN            Ocwen Financial Corp.                   NA         NA         NA         NA           NA           NA
OFCP           Ottawa Financial Corp.                0.32     138.14       0.37       4.42         0.44        96.04
OHSL           OHSL Financial Corp.                  0.01         NM       0.04       0.41         0.32       134.65
OSFS           Ohio State Financial Services         0.68      83.93       0.44       1.61         0.57        83.93
OTFC           Oregon Trail Financial Corp.          0.20     284.66       0.18       0.66         0.57       206.22
PBCI           Pamrapo Bancorp Inc.                  1.97      52.22       1.48      11.88         1.03        35.55
PBCT           People's Bank (MHC)                   1.00     172.09       0.70       7.48         1.72       156.79
PBHC           Pathfinder Bancorp Inc. (MHC)         1.09      57.58        1.3      10.92         0.63        32.06
PBKB           People's Bancshares Inc.              0.58     151.26       0.35       9.18         0.88       149.48
PBOC           PBOC Holdings Inc.                    0.93      93.27       0.89      15.53         0.87        64.27
PCBC           Perry County Financial Corp.            --         NM       0.00       0.00         0.16           NM
PDB            Piedmont Bancorp Inc.                 0.86     102.48       0.71       4.30         0.89       102.48
PEDE           Great Pee Dee Bancorp                 0.78      75.69       0.73       1.61         0.59        65.48
PEEK           Peekskill Financial Corp.             2.32      60.84       0.61       2.81         1.41        43.03
PERM           Permanent Bancorp Inc.                0.40     216.58       0.25       2.56         0.87       180.51
PFDC           Peoples Bancorp                       0.19     191.29       0.16       1.06         0.36       172.98
PFED           Park Bancorp Inc.                     0.17     390.63       0.07       0.32         0.67       390.63
PFFB           PFF Bancorp Inc.                      1.31     103.87       1.06      13.22         1.36        79.87
PFFC           Peoples Financial Corp.                 NA         NA         NA         NA           NA           NA
PFNC           Progress Financial Corp.                NA         NA         NA         NA           NA           NA
PFSB           PennFed Financial Services Inc        0.47      53.83       0.44       6.56         0.25        40.82
PFSL           Pocahontas Bancorp Inc.                 NA         NA         NA         NA           NA           NA
PHBK           Peoples Heritage Finl Group             NA         NA       0.68       9.22         1.25           NA
PHFC           Pittsburgh Home Financial Corp        1.71      44.19       1.24      17.89         0.75        33.90
PHSB           Peoples Home Savings Bk (MHC)         0.66     199.84       0.28       2.23         1.31       173.78
PLSK           Pulaski Savings Bank (MHC)            1.11      87.69       0.63       5.32         0.97        82.57
PRBC           Prestige Bancorp Inc.                 0.29     140.81       0.35       3.59         0.41        79.16
PROV           Provident Financial Holdings            NA         NA         NA         NA         0.89           NA
PSBI           PSB Bancorp Inc.                        NA         NA         NA         NA         0.46           NA
PSFC           Peoples-Sidney Financial Corp.        0.81      54.15       0.72       2.86         0.44        35.55
PSFI           PS Financial Inc.                     3.61      11.52       1.80       6.47         0.42         8.79
PTRS           Potters Financial Corp.               0.43     541.52       0.32       3.72         2.35       541.52
PULB           Pulaski Bank, FSB (MHC)                 NA         NA         NA         NA           NA           NA
PULS           Pulse Bancorp                         0.05         NM       0.26       3.07         1.33        81.09
PVFC           PVF Capital Corp.                     0.53     140.72       0.68       9.42         0.74        95.38
PVSA           Parkvale Financial Corp.              0.28     558.88       0.43       5.62         1.56       279.67
PWBK           Pennwood Bancorp Inc.                   NA         NA         NA         NA           NA           NA
QCBC           Quaker City Bancorp Inc.              1.02     110.93       1.11      12.75         1.13        80.77
QCFB           QCF Bancorp Inc.                      0.57     336.44       0.35       1.95         1.92        67.47
QCSB           Queens County Bancorp Inc.            0.38     168.74       0.39       3.89         0.64       110.42

                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
MIFC           Mid-Iowa Financial Corp.                           1.02                10.95
MIVI           Mississippi View Holding Co.                       1.08                 6.37
MONT           Montgomery Financial Corp.                         0.81                 4.55
MRKF           Market Financial Corp.                             1.09                 3.15
MSBF           MSB Financial Inc.                                 1.57                 9.39
MSBK           Mutual Savings Bank FSB                           (1.26)              (22.54)
MWBI           Midwest Bancshares Inc.                            0.95                13.56
MWBX           MetroWest Bank                                     1.27                17.13
MYST           Mystic Financial Inc.                              0.90                 6.70
NASB           NASB Financial Inc.                                1.67                21.15
NBCP           Niagara Bancorp Inc. (MHC)                         0.97                 8.92
NBN            Northeast Bancorp                                  0.73                 9.36
NBSI           North Bancshares Inc.                              0.37                 2.94
NEIB           Northeast Indiana Bancorp                          1.18                 8.55
NEP            Northeast PA Financial Corp.                         NA                   NA
NHTB           New Hampshire Thrift Bncshrs                       0.92                11.74
NMSB           NewMil Bancorp Inc.                                0.88                 9.04
NSLB           NS&L Bancorp Inc.                                  0.69                 3.58
NSSY           NSS Bancorp Inc.                                   0.91                11.01
NTBK           Net.B@nk Inc.                                     (6.10)              (18.83)
NTMG           Nutmeg Federal S&LA                                0.89                11.08
NWEQ           Northwest Equity Corp.                             1.22                10.48
NWSB           Northwest Bancorp Inc. (MHC)                       0.94                10.29
OCFC           Ocean Financial Corp.                              0.92                 6.38
OCN            Ocwen Financial Corp.                              0.84                 6.98
OFCP           Ottawa Financial Corp.                             0.87                10.09
OHSL           OHSL Financial Corp.                               0.86                 7.94
OSFS           Ohio State Financial Services                      0.98                 6.13
OTFC           Oregon Trail Financial Corp.                       1.09                 4.76
PBCI           Pamrapo Bancorp Inc.                               1.25                 9.69
PBCT           People's Bank (MHC)                                1.24                13.73
PBHC           Pathfinder Bancorp Inc. (MHC)                      0.75                 6.35
PBKB           People's Bancshares Inc.                           0.74                17.97
PBOC           PBOC Holdings Inc.                                   NA                   NA
PCBC           Perry County Financial Corp.                       1.03                 5.40
PDB            Piedmont Bancorp Inc.                              1.27                 7.75
PEDE           Great Pee Dee Bancorp                                NA                   NA
PEEK           Peekskill Financial Corp.                          0.98                 4.02
PERM           Permanent Bancorp Inc.                             0.62                 6.45
PFDC           Peoples Bancorp                                    1.45                 9.56
PFED           Park Bancorp Inc.                                  0.92                 4.28
PFFB           PFF Bancorp Inc.                                   0.61                 6.43
PFFC           Peoples Financial Corp.                            1.06                 5.35
PFNC           Progress Financial Corp.                           0.84                14.86
PFSB           PennFed Financial Services Inc                     0.78                10.96
PFSL           Pocahontas Bancorp Inc.                            0.69                 7.30
PHBK           Peoples Heritage Finl Group                        0.93                12.72
PHFC           Pittsburgh Home Financial Corp                     0.69                 8.03
PHSB           Peoples Home Savings Bk (MHC)                      0.81                 6.20
PLSK           Pulaski Savings Bank (MHC)                         0.54                 4.60
PRBC           Prestige Bancorp Inc.                              0.47                 4.44
PROV           Provident Financial Holdings                       0.70                 5.83
PSBI           PSB Bancorp Inc.                                   0.55                 4.82
PSFC           Peoples-Sidney Financial Corp.                     1.23                 5.26
PSFI           PS Financial Inc.                                  1.07                 3.15
PTRS           Potters Financial Corp.                            0.77                 8.58
PULB           Pulaski Bank, FSB (MHC)                            1.08                 8.12
PULS           Pulse Bancorp                                      1.04                12.67
PVFC           PVF Capital Corp.                                  1.34                18.69
PVSA           Parkvale Financial Corp.                           1.08                14.59
PWBK           Pennwood Bancorp Inc.                              0.59                 3.24
QCBC           Quaker City Bancorp Inc.                           0.78                 8.96
QCFB           QCF Bancorp Inc.                                   1.68                 9.66
QCSB           Queens County Bancorp Inc.                         1.51                14.38

                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
RARB           Raritan Bancorp Inc.                    7.33         7.25       1.17         7.28       8.12          13.40
RCBK           Richmond County Financial Corp         20.59        20.53       0.36           NA      21.05             NA
RELI           Reliance Bancshares Inc.               49.96        49.96       0.00        46.71      50.33          70.77
RELY           Reliance Bancorp Inc.                   7.84         5.60      30.24           NA       8.20             NA
RIVR           River Valley Bancorp                   13.64        13.49       1.31        13.27      14.47          21.21
ROSE           TR Financial Corp.                      6.23         6.23       0.00         6.14       6.60          17.96
RSLN           Roslyn Bancorp Inc.                    15.43        15.37       0.45        11.00      16.06          22.84
RVSB           Riverview Bancorp Inc.                 23.07        22.51        3.1         17.8      23.46          34.13
SBAN           SouthBanc Shares Inc.                   7.97         7.97       0.00         7.24       8.50          13.03
SBFL           SB of the Finger Lakes (MHC)            8.46         8.46       0.00         8.41       8.92          19.12
SBOS           Boston Bancorp (The)                   12.34        12.34       0.00        10.06      12.45          26.75
SCBS           Southern Community Bancshares          15.85        15.85       0.00           NA      16.96             NA
SCCB           S. Carolina Community Bancshrs         20.38        20.38       0.00        18.30      21.02          39.80
SFED           SFS Bancorp Inc.                       12.31        12.31       0.00           NA         NA             NA
SFFC           StateFed Financial Corp.               17.91        17.91       0.00           NA         NA             NA
SFIN           Statewide Financial Corp.               9.83         9.82       0.15         9.24      10.26          23.04
SFSL           Security First Corp.                    9.90         9.78       1.30         7.64      10.66          10.69
SGVB           SGV Bancorp Inc.                        7.89         7.81       1.20         6.86       8.24          15.08
SHSB           SHS Bancorp Inc.                       13.85        13.85       0.00        11.06      14.35          24.53
SIB            Staten Island Bancorp Inc.             23.54        23.09       2.49           NA      24.07             NA
SISB           SIS Bancorp Inc.                        7.14         7.14       0.00         7.23       8.42          12.37
SKAN           Skaneateles Bancorp Inc.                6.88         6.73       2.36         6.71       7.87          11.23
SKBO           First Carnegie Deposit (MHC)           16.86        16.86       0.00        16.90      17.23          53.90
SMBC           Southern Missouri Bancorp Inc.         15.46        15.46       0.00        13.69      16.29           25.6
SOBI           Sobieski Bancorp Inc.                  14.10        14.10       0.00        10.40      14.32          22.50
SOPN           First Savings Bancorp Inc.             22.86        22.86       0.00        22.85      23.06          48.67
SPBC           St. Paul Bancorp Inc.                   9.60         9.56       0.40           NA      10.34             NA
SRN            Southern Banc Co.                      17.40        17.29       0.76        14.68      17.47          58.17
SSB            Scotland Bancorp Inc.                  24.93        24.93          0           NA      25.34             NA
SSFC           South Street Financial Corp.           16.93        16.93       0.00        15.82      17.14          43.11
SSM            Stone Street Bancorp Inc.              27.33        27.33       0.00        24.03      27.89          40.69
STFR           St. Francis Capital Corp.               7.46         6.73      10.53         6.84       7.88          12.21
STSA           Sterling Financial Corp.                5.09         2.07      60.62         6.49       5.76          11.17
SVRN           Sovereign Bancorp Inc.                  5.51         4.88      11.88           NA       6.10             NA
SWCB           Sandwich Bancorp Inc.                   8.39         8.18       2.78         8.29       9.18          16.46
SZB            SouthFirst Bancshares Inc.              9.94         9.72       2.48         9.00      10.40          19.68
TBFC           Telebanc Financial Corp.                3.76         3.73       0.68           NA         NA             NA
THR            Three Rivers Financial Corp.           13.52        13.49       0.32        11.63      14.01          22.23
THRD           TF Financial Corp.                      7.49         6.43      15.15         6.32       7.79          17.00
THTL           Thistle Group Holdings Co.             10.29        10.29       0.00         9.50      10.57          28.60
TPNZ           Tappan Zee Financial Inc.              15.85        15.85       0.00           NA      16.35             NA
TRIC           Tri-County Bancorp Inc.                16.44        16.44       0.00        14.50      16.92          39.20
TSBK           Timberland Bancorp Inc.                32.36        32.36       0.00           NA      33.02             NA
TSBS           Peoples Bancorp Inc.                   39.08        38.36       2.99           NA      39.53             NA
TSH            Teche Holding Co.                      13.83        13.83       0.00        12.57      14.67          24.06
TWIN           Twin City Bancorp                      12.67        12.67       0.00           NA      12.77             NA
UBMT           United Financial Corp.                 15.27        14.84       3.27           NA      15.87             NA
UCBC           Union Community Bancorp                40.28        40.28       0.00           NA      40.60             NA
UCFC           United Community Finl Corp.            13.53        13.53       0.00        13.47      14.10          28.85
UFBS           Union Financial Bcshs Inc.              8.06           NA         NA         6.81       8.59          13.11
UFRM           United Federal Savings Bank             7.75         7.75       0.00         7.76       8.73          10.85
UPFC           United PanAm Financial Corp.           19.93        19.85       0.48           NA         NA             NA
USAB           USABancshares Inc.                     12.49        12.43       0.62        12.40      13.07          17.20
UTBI           United Tennessee Bankshares            26.98        26.98       0.00        19.74      27.82          44.67
WAMU           Washington Mutual Inc.                  5.45         5.15       5.85           NA       6.11             NA
WAYN           Wayne Savings Bancshares (MHC)          9.40         9.40       0.00         9.13       9.68          17.38
WBST           Webster Financial Corp.                 5.97         5.11      15.23         6.33       6.58          14.65
WCBI           Westco Bancorp Inc.                    15.66        15.66       0.00        12.60      15.95           27.2
WCFB           Webster City Federal SB (MHC)          23.41        23.41       0.00        23.41      23.81          52.50
WEFC           Wells Financial Corp.                  15.37        15.37       0.00           NA         NA             NA
WEHO           Westwood Homestead Fin. Corp.          20.59        20.59       0.00        19.72      20.81          36.19
WES            Westcorp                                9.07         9.05       0.24           NA      10.05             NA
WFI            Winton Financial Corp.                  7.26         7.15       1.60           NA         NA             NA
WFSL           Washington Federal Inc.                13.90        13.04       7.14        12.18      14.32          22.46

                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
RARB           Raritan Bancorp Inc.                   0.61     186.77       0.43       5.82         1.14       186.77
RCBK           Richmond County Financial Corp         0.85     131.48       0.37       1.78         1.12       124.25
RELI           Reliance Bancshares Inc.                 --         NM       0.00       0.00         0.60           NM
RELY           Reliance Bancorp Inc.                    NA         NA         NA         NA         0.91           NA
RIVR           River Valley Bancorp                   0.68     147.86       0.62       4.53         1.00       133.21
ROSE           TR Financial Corp.                     0.81      84.38       0.49       7.89         0.68        70.19
RSLN           Roslyn Bancorp Inc.                    0.69     291.12       0.23       1.47         2.01       281.89
RVSB           Riverview Bancorp Inc.                 0.46     138.33       0.28       1.22         0.63        137.6
SBAN           SouthBanc Shares Inc.                  0.07         NM       0.06       0.77         1.02       853.16
SBFL           SB of the Finger Lakes (MHC)           0.52     171.61       0.32       3.84         0.89       141.95
SBOS           Boston Bancorp (The)                   1.41      42.86       0.65       5.23         0.61        18.09
SCBS           Southern Community Bancshares          0.36     469.01       0.24       1.49         1.70       308.46
SCCB           S. Carolina Community Bancshrs         1.42      57.34       1.26       6.17         0.82        50.34
SFED           SFS Bancorp Inc.                         NA         NA         NA         NA           NA           NA
SFFC           StateFed Financial Corp.                 NA         NA         NA         NA           NA           NA
SFIN           Statewide Financial Corp.              0.77     112.89       0.46       4.64         0.87        84.18
SFSL           Security First Corp.                   0.68     122.38       0.62       6.27         0.83       122.36
SGVB           SGV Bancorp Inc.                         NA         NA         NA         NA         0.48           NA
SHSB           SHS Bancorp Inc.                       2.12      36.92       1.40      10.11         0.78        36.27
SIB            Staten Island Bancorp Inc.               NA         NA         NA         NA         1.27        87.17
SISB           SIS Bancorp Inc.                       0.45     582.54       0.26       3.70         2.63       471.43
SKAN           Skaneateles Bancorp Inc.               1.73      70.91       1.74      25.35         1.23        57.15
SKBO           First Carnegie Deposit (MHC)           1.00      80.15       0.47       2.79         0.80        47.99
SMBC           Southern Missouri Bancorp Inc.         1.11         97       0.97        6.3         1.08        55.77
SOBI           Sobieski Bancorp Inc.                  0.15     192.31       0.29       2.03         0.28        77.82
SOPN           First Savings Bancorp Inc.             0.26     109.36       0.18       0.78         0.29       109.36
SPBC           St. Paul Bancorp Inc.                    NA         NA         NA         NA         1.03       239.56
SRN            Southern Banc Co.                        --         NM       0.00       0.00         0.19           NM
SSB            Scotland Bancorp Inc.                    --         NM          0       0.00         0.57           NM
SSFC           South Street Financial Corp.           0.40     100.70       0.23       1.36         0.40        91.68
SSM            Stone Street Bancorp Inc.                --         NM          0       0.00         0.64           NA
STFR           St. Francis Capital Corp.              0.36     243.10       0.18       2.42         0.88       219.19
STSA           Sterling Financial Corp.               0.34     319.96       0.52      10.24         1.09       128.59
SVRN           Sovereign Bancorp Inc.                   NA         NA         NA         NA         1.07           NA
SWCB           Sandwich Bancorp Inc.                  0.44     264.74       0.35       4.14         1.16       220.94
SZB            SouthFirst Bancshares Inc.               --         NM       0.05       0.52         0.74        29.54
TBFC           Telebanc Financial Corp.                 NA         NA         NA         NA           NA           NA
THR            Three Rivers Financial Corp.           1.41      52.43       0.98       7.28         0.74        48.12
THRD           TF Financial Corp.                     0.75     115.51       0.31       4.08         0.86        97.87
THTL           Thistle Group Holdings Co.             0.73     109.36        0.3       2.92         0.80        94.11
TPNZ           Tappan Zee Financial Inc.                NA         NA         NA         NA         1.23           NA
TRIC           Tri-County Bancorp Inc.                  --         NM       0.00       0.00         1.01           NM
TSBK           Timberland Bancorp Inc.                  NA         NA         NA         NA         0.91           NA
TSBS           Peoples Bancorp Inc.                     NA         NA         NA         NA          0.9           NA
TSH            Teche Holding Co.                      0.22     441.09       0.20       1.46         0.98       413.82
TWIN           Twin City Bancorp                      0.21      63.64       0.37       2.95         0.14        27.12
UBMT           United Financial Corp.                   --         NM       0.45       2.97         1.07       101.19
UCBC           Union Community Bancorp                  NA         NA         NA         NA         0.40           NA
UCFC           United Community Finl Corp.            1.59      59.02       0.98       7.21         0.94        58.70
UFBS           Union Financial Bcshs Inc.               NA         NA         NA         NA         0.66           NA
UFRM           United Federal Savings Bank            0.96     120.02       1.01      13.07         1.15        83.92
UPFC           United PanAm Financial Corp.             NA         NA       2.78      13.95           NA           NA
USAB           USABancshares Inc.                     0.34     294.55       0.20       1.58         0.99       265.63
UTBI           United Tennessee Bankshares              --         NM       0.00       0.00         1.31       142.44
WAMU           Washington Mutual Inc.                 0.83     116.30       0.74      13.64         0.96        89.05
WAYN           Wayne Savings Bancshares (MHC)         0.14     240.33       0.48       5.10         0.35        57.50
WBST           Webster Financial Corp.                0.60     190.72       0.41       6.90         1.14       149.68
WCBI           Westco Bancorp Inc.                    0.58      63.73       0.44       2.82         0.37        63.73
WCFB           Webster City Federal SB (MHC)            --         NM       0.05       0.22         0.69       534.72
WEFC           Wells Financial Corp.                    NA         NA         NA         NA           NA           NA
WEHO           Westwood Homestead Fin. Corp.          0.09     280.00       0.08       0.38         0.25       119.15
WES            Westcorp                                 NA         NA         NA         NA         2.22       168.62
WFI            Winton Financial Corp.                   NA         NA         NA         NA           NA           NA
WFSL           Washington Federal Inc.                0.56     101.13       0.70       5.05         0.57        60.38

                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
RARB           Raritan Bancorp Inc.                               0.98                12.86
RCBK           Richmond County Financial Corp                     0.36                 2.41
RELI           Reliance Bancshares Inc.                           1.02                 2.06
RELY           Reliance Bancorp Inc.                              0.86                10.48
RIVR           River Valley Bancorp                               0.93                 7.28
ROSE           TR Financial Corp.                                 1.01                16.43
RSLN           Roslyn Bancorp Inc.                                1.30                 7.51
RVSB           Riverview Bancorp Inc.                             1.71                 8.52
SBAN           SouthBanc Shares Inc.                              0.77                 6.99
SBFL           SB of the Finger Lakes (MHC)                       0.41                 4.62
SBOS           Boston Bancorp (The)                               1.89                21.12
SCBS           Southern Community Bancshares                      1.13                 5.60
SCCB           S. Carolina Community Bancshrs                     1.01                 4.19
SFED           SFS Bancorp Inc.                                   0.66                 5.37
SFFC           StateFed Financial Corp.                           1.16                 6.49
SFIN           Statewide Financial Corp.                          0.81                 8.56
SFSL           Security First Corp.                               1.43                15.25
SGVB           SGV Bancorp Inc.                                   0.36                 4.79
SHSB           SHS Bancorp Inc.                                   0.77                 7.21
SIB            Staten Island Bancorp Inc.                         1.00                 5.61
SISB           SIS Bancorp Inc.                                   0.72                10.12
SKAN           Skaneateles Bancorp Inc.                           0.62                 8.95
SKBO           First Carnegie Deposit (MHC)                       0.66                 3.95
SMBC           Southern Missouri Bancorp Inc.                     0.67                 4.06
SOBI           Sobieski Bancorp Inc.                              0.58                 3.93
SOPN           First Savings Bancorp Inc.                         1.76                 7.64
SPBC           St. Paul Bancorp Inc.                              1.08                11.81
SRN            Southern Banc Co.                                  0.49                 2.84
SSB            Scotland Bancorp Inc.                              1.33                 5.18
SSFC           South Street Financial Corp.                       0.55                 2.71
SSM            Stone Street Bancorp Inc.                          1.40                 4.84
STFR           St. Francis Capital Corp.                          0.84                10.66
STSA           Sterling Financial Corp.                           0.37                 6.74
SVRN           Sovereign Bancorp Inc.                             0.56                10.10
SWCB           Sandwich Bancorp Inc.                              0.97                12.32
SZB            SouthFirst Bancshares Inc.                         0.46                 4.19
TBFC           Telebanc Financial Corp.                           0.28                 6.21
THR            Three Rivers Financial Corp.                       0.88                 6.45
THRD           TF Financial Corp.                                 0.70                 7.90
THTL           Thistle Group Holdings Co.                         1.18                12.41
TPNZ           Tappan Zee Financial Inc.                          0.89                 5.26
TRIC           Tri-County Bancorp Inc.                            1.01                 6.46
TSBK           Timberland Bancorp Inc.                            1.83                 8.40
TSBS           Peoples Bancorp Inc.                               1.20                 6.08
TSH            Teche Holding Co.                                  0.94                 6.91
TWIN           Twin City Bancorp                                  1.02                 7.91
UBMT           United Financial Corp.                             1.16                 7.47
UCBC           Union Community Bancorp                              NA                   NA
UCFC           United Community Finl Corp.                        1.23                 9.68
UFBS           Union Financial Bcshs Inc.                         0.88                11.07
UFRM           United Federal Savings Bank                        0.62                 8.46
UPFC           United PanAm Financial Corp.                         NA                   NA
USAB           USABancshares Inc.                                 0.20                 2.17
UTBI           United Tennessee Bankshares                          NA                   NA
WAMU           Washington Mutual Inc.                             0.64                11.68
WAYN           Wayne Savings Bancshares (MHC)                     0.73                 7.72
WBST           Webster Financial Corp.                            0.65                12.08
WCBI           Westco Bancorp Inc.                                1.49                 9.64
WCFB           Webster City Federal SB (MHC)                      1.40                 5.96
WEFC           Wells Financial Corp.                              1.19                 8.19
WEHO           Westwood Homestead Fin. Corp.                      0.68                 2.72
WES            Westcorp                                           0.20                 2.19
WFI            Winton Financial Corp.                             1.17                16.06
WFSL           Washington Federal Inc.                            1.97                15.09

                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                       CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS     ASSETS
  TICKER             SHORT NAME                      (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
WHGB           WHG Bancshares Corp.                   15.29        15.29       0.00        12.21      15.55          28.75
WOFC           Western Ohio Financial Corp.           14.52        13.71       6.48        12.24      15.48          23.26
WRNB           Warren Bancorp Inc.                    10.49        10.49       0.00         9.63      11.55          12.62
WSB            Washington Savings Bank, FSB            8.42         8.42       0.00         7.99       8.86          24.39
WSBI           Warwick Community Bancorp              23.05        23.05       0.00        16.07      23.44          30.56
WSFS           WSFS Financial Corp.                    6.15         6.12       0.48         7.37       7.74          12.28
WSTR           WesterFed Financial Corp.              10.73         8.93      18.49         8.27      11.21          13.81
WVFC           WVS Financial Corp.                    11.10        11.10       0.00        10.98      11.73          22.09
WYNE           Wayne Bancorp Inc.                     12.77        12.77       0.00        10.74      13.61          22.53
YFCB           Yonkers Financial Corp.                10.30        10.30       0.00         8.94      10.61          25.07
YFED           York Financial Corp.                    8.89         8.89       0.00         7.67       9.60          13.11
--------------------------------------------------------------------------------------------------------------------------
               Average                                12.84        12.64       3.12        11.14      13.37          22.55
                                                                ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
  TICKER             SHORT NAME                      (%)      (%)         (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
WHGB           WHG Bancshares Corp.                   1.01      45.62       0.59       3.85         0.46        41.31
WOFC           Western Ohio Financial Corp.           1.71      79.48       1.29       8.89         1.36        74.24
WRNB           Warren Bancorp Inc.                    1.06     153.20       1.15      10.99         1.62        83.50
WSB            Washington Savings Bank, FSB             NA         NA         NA         NA         1.02           NA
WSBI           Warwick Community Bancorp              0.78     100.84       0.50       2.19         0.79        75.47
WSFS           WSFS Financial Corp.                   1.84     176.80       1.12      18.28         3.26       122.16
WSTR           WesterFed Financial Corp.              0.60     123.01       0.43       4.02         0.74        97.44
WVFC           WVS Financial Corp.                    0.38     308.46        0.2       1.83         1.17       308.46
WYNE           Wayne Bancorp Inc.                     0.97     122.36       0.80       6.27         1.18       103.99
YFCB           Yonkers Financial Corp.                0.14     422.07       0.15       1.46         0.61       208.94
YFED           York Financial Corp.                   0.10     874.88       0.98      10.99         0.90        31.83
---------------------------------------------------------------------------------------------------------------------
               Average                                0.65     195.91       0.56       6.29         0.89       152.03
                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
  TICKER             SHORT NAME                             (%)                     (%)
------------------------------------------------   -------------------------------------------
WHGB           WHG Bancshares Corp.                               0.58                 3.16
WOFC           Western Ohio Financial Corp.                       0.07                 0.49
WRNB           Warren Bancorp Inc.                                1.72                15.99
WSB            Washington Savings Bank, FSB                       0.74                 8.67
WSBI           Warwick Community Bancorp                            NA                   NA
WSFS           WSFS Financial Corp.                               1.13                19.29
WSTR           WesterFed Financial Corp.                          0.72                 6.73
WVFC           WVS Financial Corp.                                1.20                10.45
WYNE           Wayne Bancorp Inc.                                 0.70                 5.44
YFCB           Yonkers Financial Corp.                            0.89                 6.79
YFED           York Financial Corp.                               0.84                 9.61
-------------------------------------------------------------------------------------------
               Average                                            0.91                 8.35

                                                                       EXHIBIT 7

                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                    CAPITAL AS OF THE MOST RECENT QUARTER
                                                   ------------------------------------------------------------------------
                                                              TANGIBLE    INTANGIBLE  REGULATORY   EQUITY +  TOTAL CAPITAL/
                                                    EQUITY/    EQUITY/     ASSETS/     CORE CAP/  RESERVES/  RISK ADJUSTED
                                                    ASSETS   TANG ASSETS    EQUITY      ASSETS      ASSETS      ASSETS
TICKER                  SHORT NAME                   (%)         (%)                      (%)        (%)         (%)
------------------------------------------------   ------------------------------------------------------------------------
               COMPARABLE THRIFT DATA
ANDB           Andover Bancorp Inc.                    8.20         8.20       0.00         8.21       8.94          15.13
EBSI           Eagle Bancshares                        6.50         6.50       0.00         4.59       7.06           8.31
FAB            FIRSTFED AMERICA BANCORP INC.           8.86         8.86       0.00         7.46       9.71          16.22
FNGB           First Northern Capital Corp.           10.89        10.89       0.00         9.64      11.38          15.75
FWWB           First Washington Bancorp Inc.          13.01        12.18       7.33        12.17      13.69          22.64
KFBI           Klamath First Bancorp                  13.98        12.96       8.40        10.92      14.14          21.84
MDBK           Medford Bancorp Inc.                    8.94         8.52       5.11         8.54       9.55          15.62
MECH           MECH Financial Inc.                     9.71         9.71       0.00         9.61      11.07          16.65
WSTR           WesterFed Financial Corp.              10.73         8.93      18.49         8.27      11.21          13.81
YFED           York Financial Corp.                    8.89         8.89       0.00         7.67       9.60          13.11
--------------------------------------------------------------------------------------------------------------------------
               Average                                 9.97         9.56       3.93         8.71      10.64          15.91
               Median                                  9.33         8.91       0.00         8.41      10.39          15.69
               Maximum                                13.98        12.96      18.49        12.17      14.14          22.64
               Minimum                                 6.50         6.50       0.00         4.59       7.06           8.31

               COMMUNITY SAVINGS BANKSHARES, INC      10.85         9.63       0.00         9.63      11.21          17.29

               VARIANCE TO THE COMPARABLE MEDIAN       1.53         0.72       0.00         1.23       0.82           1.61


                                                              ASSET QUALITY AS OF THE MOST RECENT QUARTER
                                                  ------------------------------------------------------------------

                                                    NPLS/   RESERVES/    NPAS/       NPAS/     RESERVES/   RESERVES/
                                                    LOANS     NPLS       ASSETS     EQUITY       LOANS     NPAS + 90
TICKER                  SHORT NAME                   (%)       (%)        (%)         (%)         (%)         (%)
------------------------------------------------  ------------------------------------------------------------------
               COMPARABLE THRIFT DATA
ANDB           Andover Bancorp Inc.                  0.49     205.01       0.38       4.62         1.00       195.38
EBSI           Eagle Bancshares                      0.91      81.84       0.95      14.58         0.74        59.71
FAB            FIRSTFED AMERICA BANCORP INC.         0.37     331.87       0.29       3.26         1.24       293.25
FNGB           First Northern Capital Corp.          0.11     506.35       0.12       1.11         0.54       400.84
FWWB           First Washington Bancorp Inc.         0.21     498.86       0.21       1.64         1.03       301.38
KFBI           Klamath First Bancorp                 0.07     356.52       0.05       0.33         0.26       356.52
MDBK           Medford Bancorp Inc.                  0.34     346.52       0.18       2.00         1.19       338.34
MECH           MECH Financial Inc.                   0.62     345.41       0.46       4.72         2.14       296.39
WSTR           WesterFed Financial Corp.             0.60     123.01       0.43       4.02         0.74        97.44
YFED           York Financial Corp.                  0.10     874.88       0.98      10.99         0.90        31.83
--------------------------------------------------------------------------------------------------------------------
               Average                               0.38     367.03       0.41       4.73         0.98       237.11
               Median                                0.36     345.97       0.34       3.64         0.95       294.82
               Maximum                               0.91     874.88       0.98      14.58         2.14       400.84
               Minimum                               0.07      81.84       0.05       0.33         0.26        31.83

               COMMUNITY SAVINGS BANKSHARES, INC     0.26     202.56       0.27       2.50         0.52       133.22

               VARIANCE TO THE COMPARABLE MEDIAN    (0.10)   (143.40)     (0.06)     (1.14)       (0.43)     (161.60)
                                                   PROFITABILITY AS OF THE MOST RECENT QUARTER
                                                   -------------------------------------------

                                                         RETURN ON              RETURN ON
                                                         AVG ASSETS             AVG EQUITY
TICKER                  SHORT NAME                          (%)                    (%)
------------------------------------------------   -------------------------------------------
               COMPARABLE THRIFT DATA
ANDB           Andover Bancorp Inc.                               1.19                15.04
EBSI           Eagle Bancshares                                   0.83                10.00
FAB            FIRSTFED AMERICA BANCORP INC.                      0.60                 5.47
FNGB           First Northern Capital Corp.                       0.98                 8.87
FWWB           First Washington Bancorp Inc.                      1.21                 8.70
KFBI           Klamath First Bancorp                              0.92                 6.11
MDBK           Medford Bancorp Inc.                               1.07                11.84
MECH           MECH Financial Inc.                                0.97                 9.71
WSTR           WesterFed Financial Corp.                          0.72                 6.73
YFED           York Financial Corp.                               0.84                 9.61
-------------------------------------------------------------------------------------------
               Average                                            0.93                 9.21
               Median                                             0.95                 9.24
               Maximum                                            1.21                15.04
               Minimum                                            0.60                 5.47

               COMMUNITY SAVINGS BANKSHARES, INC                  0.67                 6.10

               VARIANCE TO THE COMPARABLE MEDIAN                 (0.28)               (3.14)

                                                                       EXHIBIT 7
SELECTED DATA ON ALL PUBLIC THRIFTS

                                                           INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                          ----------------------------------------------------------------------------------------
                                              NET     INTEREST       INTEREST       NET INTEREST       NONINTEREST    NONINTEREST
                                           INTEREST   INCOME/        EXPENSE/          INCOME/           INCOME/        EXPENSE/
                                            MARGIN   AVG ASSETS     AVG ASSETS       AVG ASSETS        AVG ASSETS      AVG ASSETS
TICKER            SHORT NAME                  (%)       (%)            (%)               (%)               (%)            (%)
----------------------------------------  ----------------------------------------------------------------------------------------
%CAL      California Federal Bank             2.61      6.75             4.39              2.37              0.94         2.05
%CCMD     Chevy Chase Bank, FSB               3.76      6.91             3.82              3.09              5.75         7.92
AABC      Access Anytime Bancorp Inc.         3.13      6.88             3.87              3.01              0.61         3.41
ABBK      Abington Bancorp Inc.               3.23      7.05             3.99              3.06              0.83         2.73
ABCL      Alliance Bancorp                    2.88      7.11             4.34              2.77              1.14         2.43
ABCW      Anchor BanCorp Wisconsin            3.21      7.68             4.59              3.09              0.47         1.97
AFBC      Advance Financial Bancorp           3.94      7.77             3.94              3.84              0.35         2.77
AFED      AFSALA Bancorp Inc.                 3.51      6.98             3.64              3.34              0.23         2.29
AHCI      Ambanc Holding Co.                  3.26      7.19             4.04              3.16              0.23         2.51
AHM       H.F. Ahmanson & Co.                 2.76      7.14             4.50              2.64              0.54         1.70
ALBC      Albion Banc Corp.                   3.39      7.46             4.20              3.27              0.49         2.90
ALBK      ALBANK Financial Corp.              3.89      7.24             3.58              3.66              0.45         2.38
ALLB      Alliance Bank (MHC)                 3.49      7.21             3.84              3.37              0.23         2.38
AMFC      AMB Financial Corp.                 3.35      7.34             4.06              3.27              0.55         2.79
ANA       Acadiana Bancshares Inc.            3.50      7.51             4.09              3.41              0.37         2.18
ANDB      Andover Bancorp Inc.                3.17      7.20             4.14              3.06              0.36         1.74
ANE       Alliance Bncp of New England        3.56      7.14             3.74              3.40              0.48         2.86
ASBI      Ameriana Bancorp                    3.19      7.38             4.33              3.05              0.59         2.29
ASBP      ASB Financial Corp.                 3.24      7.56             4.36              3.20              0.24         2.04
ASFC      Astoria Financial Corp.             2.69      6.89             4.33              2.56              0.19         1.39
ATSB      AmTrust Capital Corp.               2.82      7.04             4.35              2.69              0.55         2.87
AVND      Avondale Financial Corp.            3.71      8.00             4.59              3.40              0.95         3.71
BANC      BankAtlantic Bancorp Inc.           3.43      7.41             4.26              3.16              0.73         2.80
BCSB      BCSB Bankcorp Inc. (MHC)              NA        NA               NA                NA                NA           NA
BDJI      First Federal Bancorp.              3.30      7.27             4.15              3.13              0.57         2.46
BFD       BostonFed Bancorp Inc.              3.36      7.20             3.98              3.22              0.35         2.38
BFFC      Big Foot Financial Corp.            3.12      6.62             3.60              3.02              0.12         2.39
BFSB      Bedford Bancshares Inc.             3.92      7.69             3.91              3.78              0.51         2.22
BKC       American Bank of Connecticut        3.25      7.20             4.07              3.13              0.54         1.73
BKCT      Bancorp Connecticut Inc.            3.71      7.43             3.81              3.62              0.38         2.08
BKUNA     BankUnited Financial Corp.          1.75      7.03             5.33              1.69              0.12         1.21
BNKU      Bank United Corp.                   2.43      7.14             4.87              2.27              0.49         1.59
BPLS      Bank Plus Corp.                     2.02      6.93             4.97              1.96              0.52         1.98
BRBI      Blue River Bancshares Inc.            NA        NA               NA                NA                NA           NA
BRKL      Brookline Bancorp (MHC)             4.15      7.66             3.52              4.14              0.15         1.16
BTHL      Bethel Bancorp                      4.47      8.57             4.34              4.24              0.80         3.89
BVCC      Bay View Capital Corp.              2.96      7.56             4.77              2.80              0.36         2.10
BWFC      Bank West Financial Corp.           3.06      7.33             4.44              2.89              0.55         2.60
BYFC      Broadway Financial Corp.            4.35      7.45             3.30              4.14              0.53         3.97
BYS       Bay State Bancorp                   3.71      7.44             3.79              3.65              0.10         2.89
CAFI      Camco Financial Corp.               3.61      7.67             4.25              3.42              0.55         2.47
CASB      Cascade Financial Corp.             3.39      7.99             4.74              3.25              0.40         2.48
CASH      First Midwest Financial Inc.        3.23      7.73             4.60              3.12              0.38         1.98
CATB      Catskill Financial Corp.            3.97      7.18             3.31              3.88              0.15         1.91
CAVB      Cavalry Bancorp Inc.                  NA        NA               NA                NA                NA           NA
CBCI      Calumet Bancorp Inc.                3.96      7.83             4.17              3.66              0.25         0.79
CBES      CBES Bancorp Inc.                   4.37      8.24             4.02              4.22              0.36         3.33
CBK       Citizens First Financial Corp.      3.34      7.52             4.32              3.21              0.34         2.59
CBSA      Coastal Bancorp Inc.                2.07      6.96             4.95              2.01              0.22         1.47
CCFH      CCF Holding Co.                     3.80      7.73             4.22              3.51              0.55         3.93
CEBK      Central Co-operative Bank           3.45      7.20             3.86              3.34              0.22         2.42
CENB      Century Bancorp Inc.                3.67      7.07             3.45              3.61              0.03         1.59
CFB       Commercial Federal Corp.            2.78      7.41             4.77              2.64              0.94         1.89
CFCP      Coastal Financial Corp.             3.69      7.78             4.23              3.55              0.71         2.51
CFFC      Community Financial Corp.           3.91      7.93             4.16              3.77              0.44         2.28
CFKY      Columbia Financial of Kentucky        NA        NA               NA                NA                NA           NA
CFNC      Carolina Fincorp Inc.               4.08      7.42             3.51              3.91              0.46         2.67
CFSB      CFSB Bancorp Inc.                   3.09      7.41             4.38              3.03              0.69         1.86
CFTP      Community Federal Bancorp           3.06      6.70             3.73              2.97              0.15         1.45
CIBI      Community Investors Bancorp         3.55      7.74             4.29              3.46              0.18         2.05
CITZ      CFS Bancorp Inc.                    2.96      7.26             4.42              2.84              0.29         2.53
CKFB      CKF Bancorp Inc.                    3.62      7.51             3.95              3.57              0.12         1.62
CLAS      Classic Bancshares Inc.             3.78      7.20             3.66              3.54              0.38         3.08
CMRN      Cameron Financial Corp              3.78      7.94             4.32              3.61              0.12         1.96


                                                                                   BALANCE SHEET GROWTH AS OF THE MRQ
                                                                                ------------------------------------------
                                                                                 ASSET            LOAN        DEPOSIT
                                                EFFICIENCY    OVERHEAD           GROWTH          GROWTH       GROWTH
                                                  RATIO         RATIO             RATE            RATE         RATE
TICKER           SHORT NAME                        (%)           (%)              (%)              (%)          (%)
----------------------------------------      ----------------------------      ------------------------------------------
%CAL      California Federal Bank                 58.16         41.54              10.10              NA        (3.68)
%CCMD     Chevy Chase Bank, FSB                   85.61         58.84               2.20          (26.24)       14.39
AABC      Access Anytime Bancorp Inc.             93.97         92.75              11.72           44.46         5.42
ABBK      Abington Bancorp Inc.                   68.55         60.05               8.97           14.10        11.34
ABCL      Alliance Bancorp                        62.77         47.49              47.28           29.55        29.10
ABCW      Anchor BanCorp Wisconsin                55.05         48.24               6.84           11.04         7.91
AFBC      Advance Financial Bancorp               66.65         63.59               6.85           11.63         4.16
AFED      AFSALA Bancorp Inc.                     64.12         61.61               8.98            6.17         8.21
AHCI      Ambanc Holding Co.                      72.73         70.77               8.72           14.25         4.17
AHM       H.F. Ahmanson & Co.                     48.52         37.98              11.14           13.76        14.25
ALBC      Albion Banc Corp.                       77.07         73.61               8.00           16.57         6.99
ALBK      ALBANK Financial Corp.                  53.65         47.98              14.68            9.68        17.37
ALLB      Alliance Bank (MHC)                     66.52         64.27              13.55            0.37        13.64
AMFC      AMB Financial Corp.                     73.03         68.49              18.22           23.20        15.6
ANA       Acadiana Bancshares Inc.                61.51         57.35              11.67              NA         6.55
ANDB      Andover Bancorp Inc.                    50.18         44.38              11.30           16.14         5.63
ANE       Alliance Bncp of New England            68.40         63.94               5.90           12.22         5.72
ASBI      Ameriana Bancorp                        62.86         55.70              (3.40)          (2.00)       (0.24)
ASBP      ASB Financial Corp.                     59.30         56.21               5.02            8.77         4.23
ASFC      Astoria Financial Corp.                 44.14         39.89              51.03           58.52        34.05
ATSB      AmTrust Capital Corp.                   88.31         85.91              (4.31)          (5.50)       (7.14)
AVND      Avondale Financial Corp.                86.47         82.70             (14.35)         (44.22)       (5.07)
BANC      BankAtlantic Bancorp Inc.               72.36         65.98              37.58           39.94         2.52
BCSB      BCSB Bankcorp Inc. (MHC)                   NA            NA                 NA              NA           NA
BDJI      First Federal Bancorp.                  65.75         59.52               9.70            5.92         3.04
BFD       BostonFed Bancorp Inc.                  66.31         62.64               8.43           14.48        12.13
BFFC      Big Foot Financial Corp.                75.41         74.39                 NA              NA           NA
BFSB      Bedford Bancshares Inc.                 51.75         45.22              15.54            8.64         4.81
BKC       American Bank of Connecticut            45.57         36.19              13.15           11.32         6.48
BKCT      Bancorp Connecticut Inc.                51.87         46.78              15.60            0.70         3.89
BKUNA     BankUnited Financial Corp.              64.81         62.28             128.95          109.42        81.31
BNKU      Bank United Corp.                       56.23         46.72              14.48           17.40        22.27
BPLS      Bank Plus Corp.                         74.64         67.88              21.29              NA        13.08
BRBI      Blue River Bancshares Inc.                 NA            NA                 NA              NA           NA
BRKL      Brookline Bancorp (MHC)                 27.30         24.60              22.38            7.27        (4.06)
BTHL      Bethel Bancorp                          74.42         69.60               4.55            0.81        (1.91)
BVCC      Bay View Capital Corp.                  61.90         57.02              84.75           92.41       109.97
BWFC      Bank West Financial Corp.               75.58         70.93              22.67           17.92        17.02
BYFC      Broadway Financial Corp.                82.73         80.51               8.15            7.26         9.48
BYS       Bay State Bancorp                       77.11         76.48              19.01            7.83         2.05
CAFI      Camco Financial Corp.                   61.67         55.50              21.83           22.50        18.17
CASB      Cascade Financial Corp.                 67.69         63.68               2.30           12.69         2.73
CASH      First Midwest Financial Inc.            52.63         46.84              12.39              NA        12.26
CATB      Catskill Financial Corp.                47.94         45.94               8.91            7.07         5.11
CAVB      Cavalry Bancorp Inc.                       NA            NA                 NA              NA           NA
CBCI      Calumet Bancorp Inc.                    50.03         46.57              (0.93)           0.52        (1.42)
CBES      CBES Bancorp Inc.                       71.47         69.03              22.39           26.28        21.34
CBK       Citizens First Financial Corp.          72.49         69.57               3.03            3.47         0.77
CBSA      Coastal Bancorp Inc.                    61.86         57.65               0.55            5.83        (0.43)
CCFH      CCF Holding Co.                         96.82         96.32              57.28           40.14        81.84
CEBK      Central Co-operative Bank               65.65         63.41              17.17           19.92         6.67
CENB      Century Bancorp Inc.                    44.09         43.69               4.43           14.75         4.01
CFB       Commercial Federal Corp.                50.54         32.85               3.83            6.40        (1.66)
CFCP      Coastal Financial Corp.                 59.51         51.38              22.70            5.59        10.82
CFFC      Community Financial Corp.               54.10         48.76               9.65            9.10        18.50
CFKY      Columbia Financial of Kentucky             NA            NA                 NA              NA           NA
CFNC      Carolina Fincorp Inc.                   60.99         56.37               9.01           11.96        11.00
CFSB      CFSB Bancorp Inc.                       49.85         38.40               0.28            0.69         3.13
CFTP      Community Federal Bancorp               46.14         43.47              25.93           11.80         7.65
CIBI      Community Investors Bancorp             55.11         52.70               4.40           12.17         4.66
CITZ      CFS Bancorp Inc.                        75.73         73.26              15.31           21.71        16.68
CKFB      CKF Bancorp Inc.                        43.72         41.81               3.20            1.47         9.66
CLAS      Classic Bancshares Inc.                 75.45         72.79               5.71            7.19         9.38
CMRN      Cameron Financial Corp                  52.41         50.89               6.09            3.07         7.00


                                                                MARKET DATA AS OF THE MOST RECENT QUARTER
                                             --------------------------------------------------------------------------------
                                                  MRQ           MRQ          MRQ         MRQ     MRQ PUBLICLY   MRQ TANGIBLE
                                                MARKET        PRICE          PRICE       PRICE      REPORTED     PUBLICLY REP
                                                VALUE       PER SHARE         HIGH        LOW      BOOK VALUE     BOOK VALUE
TICKER           SHORT NAME                       ($)           ($)          ($)         ($)          ($)             ($)
-----------------------------------------    --------------------------------------------------------------------------------
%CAL      California Federal Bank                      NA            NA         NA          NA           NA             NA
%CCMD     Chevy Chase Bank, FSB                        NA            NA         NA          NA           NA             NA
AABC      Access Anytime Bancorp Inc.               12.48         12.00     13.000       5.822        7.610           7.61
ABBK      Abington Bancorp Inc.                     61.72         18.75     22.250      12.750        9.850           8.98
ABCL      Alliance Bancorp                         251.56         23.88     29.250      20.000       15.800          15.67
ABCW      Anchor BanCorp Wisconsin                 380.04         39.06     46.500      24.125       14.690          14.47
AFBC      Advance Financial Bancorp                 17.58         19.38     20.875      13.500       14.520          14.52
AFED      AFSALA Bancorp Inc.                       24.81         20.44     20.438      12.563       16.450          16.45
AHCI      Ambanc Holding Co.                        68.67         19.00     19.500      12.688       14.270          14.27
AHM       H.F. Ahmanson & Co.                    6,912.90         71.00     82.813      44.938       28.650          21.84
ALBC      Albion Banc Corp.                          6.54          8.50     14.167       7.333        8.370           8.37
ALBK      ALBANK Financial Corp.                   803.24         70.56     70.563      37.125       28.700          22.72
ALLB      Alliance Bank (MHC)                       72.01         28.88     39.000      15.125        9.060           9.06
AMFC      AMB Financial Corp.                       14.42         17.50     19.375      14.000       15.420          15.42
ANA       Acadiana Bancshares Inc.                  55.12         22.50     25.625      19.750       17.520          17.52
ANDB      Andover Bancorp Inc.                     223.59         34.25     37.750      23.700       17.610          17.61
ANE       Alliance Bncp of New England              29.22         15.75     16.083       8.781        7.900           7.73
ASBI      Ameriana Bancorp                          60.17         20.75     22.000      15.250       13.900          13.64
ASBP      ASB Financial Corp.                       20.44         14.25     14.625      11.500       10.680          10.68
ASFC      Astoria Financial Corp.                1,226.62         53.50     62.500      45.375       33.640          24.10
ATSB      AmTrust Capital Corp.                      7.91         13.88     14.500      10.000       14.660          14.51
AVND      Avondale Financial Corp.                  41.95         17.38     18.875      13.625       14.210          14.21
BANC      BankAtlantic Bancorp Inc.                383.02         12.88     17.000      12.250        6.960           5.38
BCSB      BCSB Bankcorp Inc. (MHC)                  71.49            NA         NA          NA           NA             NA
BDJI      First Federal Bancorp.                    16.47         18.50     22.000      13.167       12.700          12.70
BFD       BostonFed Bancorp Inc.                   104.49         23.38     24.875      18.000       16.180          15.62
BFFC      Big Foot Financial Corp.                  38.95         21.00     23.938      13.250       15.240          15.24
BFSB      Bedford Bancshares Inc.                   32.17         15.50     17.375      11.500        9.020           9.02
BKC       American Bank of Connecticut             111.31         27.25     32.563      17.875       12.650          12.27
BKCT      Bancorp Connecticut Inc.                  87.27         19.25     25.000      12.250        9.580           9.58
BKUNA     BankUnited Financial Corp.               182.73         14.00     15.625       8.500        9.430           8.18
BNKU      Bank United Corp.                      1,295.42         47.88     56.000      35.875       21.190          19.25
BPLS      Bank Plus Corp.                          196.29         12.25     16.125      10.750        9.550           8.76
BRBI      Blue River Bancshares Inc.                15.00            NA         NA          NA           NA             NA
BRKL      Brookline Bancorp (MHC)                  378.24         14.88     17.984      14.875        9.470           9.47
BTHL      Bethel Bancorp                            15.15         13.25     13.250      10.750       13.710          11.51
BVCC      Bay View Capital Corp.                   452.43         31.75     38.000      24.875       19.430          12.60
BWFC      Bank West Financial Corp.                 29.84         14.13     17.500       7.500        8.930           8.93
BYFC      Broadway Financial Corp.                   9.07         11.57     12.731       9.722       13.950          13.95
BYS       Bay State Bancorp                         60.21         27.00     32.625      26.625       27.240          27.24
CAFI      Camco Financial Corp.                     95.01         18.42     18.417      11.111       10.410           9.77
CASB      Cascade Financial Corp.                   57.59         14.50     16.000       9.600        7.370           7.37
CASH      First Midwest Financial Inc.              51.31         23.50     24.875      16.250       16.400          14.65
CATB      Catskill Financial Corp.                  70.98         16.88     19.125      15.250       15.720          15.72
CAVB      Cavalry Bancorp Inc.                     148.88         21.75         NA          NA       13.370          13.37
CBCI      Calumet Bancorp Inc.                      95.93         33.25     39.000      24.833       27.740          27.74
CBES      CBES Bancorp Inc.                         19.50         20.50     26.000      17.125       17.940          17.94
CBK       Citizens First Financial Corp.            43.74         21.50     22.375      14.625       15.270          15.27
CBSA      Coastal Bancorp Inc.                     157.87         24.50     26.667      18.750       15.000          13.07
CCFH      CCF Holding Co.                           18.34         21.88     24.000      15.000       12.900          12.90
CEBK      Central Co-operative Bank                 44.21         31.13     33.500      15.875       18.720          17.00
CENB      Century Bancorp Inc.                      17.63         37.67     39.000      22.667       14.580          14.58
CFB       Commercial Federal Corp.               1,109.23         31.63     38.188      25.083       15.290          13.55
CFCP      Coastal Financial Corp.                  118.86         19.38     20.813      14.719        5.820           5.82
CFFC      Community Financial Corp.                 36.28         15.88     15.875      10.750        9.970           9.93
CFKY      Columbia Financial of Kentucky            38.07            NA         NA          NA           NA             NA
CFNC      Carolina Fincorp Inc.                     19.41         17.63     18.750      14.125       13.900          13.90
CFSB      CFSB Bancorp Inc.                        198.05         28.75     28.750      14.091        8.080           8.08
CFTP      Community Federal Bancorp                 70.37         17.25     21.000      16.375       14.850          14.85
CIBI      Community Investors Bancorp               16.46         13.50     13.500       7.667        8.370           8.37
CITZ      CFS Bancorp Inc.                         189.70            NA         NA          NA           NA             NA
CKFB      CKF Bancorp Inc.                          13.92         19.06     21.250      17.750       17.290          17.29
CLAS      Classic Bancshares Inc.                   20.31         16.00     21.500      13.875       15.790          13.58
CMRN      Cameron Financial Corp                    40.61         19.81     22.188      17.125       18.020          18.02

                                                                       EXHIBIT 7
SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                                  INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                               ------------------------------------------------------------------------------------
                                                   NET        INTEREST       INTEREST     NET INTEREST   NONINTEREST    NONINTEREST
                                                INTEREST      INCOME/        EXPENSE/        INCOME/       INCOME/        EXPENSE/
                                                 MARGIN      AVG ASSETS     AVG ASSETS     AVG ASSETS    AVG ASSETS      AVG ASSETS
TICKER            SHORT NAME                      (%)          (%)            (%)             (%)           (%)            (%)
-------------------------------------------    ------------------------------------------------------------------------------------
CMSB      Commonwealth Bancorp Inc.                3.24         6.85             3.83            3.02          0.71         3.03
CMSV      Community Savings Bnkshrs(MHC)           3.49         7.26             3.97            3.29          0.52         2.71
CNIT      CENIT Bancorp Inc.                       3.27         7.22             4.14            3.07          0.87         2.55
CNSB      CNS Bancorp Inc.                         3.61         7.18             3.73            3.44          0.19         2.46
CNY       Carver Bancorp Inc.                      3.40         6.80             3.58            3.21          0.58         2.94
COFI      Charter One Financial                    2.94         7.36             4.53            2.83          0.75         1.64
CONE      Conestoga Bancorp, Inc.                  3.13         6.65             3.75            2.89          0.17         1.93
COOP      Cooperative Bankshares Inc.              3.02         7.43             4.51            2.92          0.18         2.07
CRSB      Crusader Holding Corp.                   3.86         9.10             5.32            3.78          2.82         3.02
CRZY      Crazy Woman Creek Bancorp                3.36         7.28             3.98            3.30          0.15         1.61
CSBF      CSB Financial Group Inc.                 3.56         6.87             3.43            3.45          0.23         2.73
CVAL      Chester Valley Bancorp Inc.              3.66         7.35             3.83            3.52          1.18         3.26
DCBI      Delphos Citizens Bancorp Inc.            3.91         7.44             3.60            3.84          0.37         1.80
DCOM      Dime Community Bancshares Inc.           3.56         7.30             3.90            3.40          0.27         1.90
DIBK      Dime Financial Corp.                     3.12         7.17             4.11            3.06          0.22         1.41
DME       Dime Bancorp Inc.                        2.57         6.80             4.39            2.41          0.72         2.22
DNFC      D & N Financial Corp.                    3.01         7.65             4.71            2.94          0.38         2.15
DSL       Downey Financial Corp.                   2.92         7.46             4.66            2.79          0.34         1.56
EBI       Equality Bancorp Inc.                    2.35         6.59             4.34            2.25          0.63         2.74
EBSI      Eagle Bancshares                         4.03         8.30             4.62            3.68          1.59         3.78
EFBC      Empire Federal Bancorp Inc.              4.39         7.09             2.80            4.29          0.78         2.63
EFBI      Enterprise Federal Bancorp               2.66         7.55             4.94            2.61          0.05         1.55
EFC       EFC Bancorp Inc.                         3.47         7.38             3.97            3.41          0.23         2.32
EGLB      Eagle BancGroup Inc.                     2.47         7.07             4.69            2.38          0.19         2.24
EMLD      Emerald Financial Corp.                  2.87         7.47             4.69            2.78          0.41         1.57
EQSB      Equitable Federal Savings Bank           2.38         7.21             4.89            2.32          0.45         1.66
ESBF      ESB Financial Corp.                      1.99         6.85             4.90            1.94          0.15         1.18
ESBK      Elmira Savings Bank (The)                3.76         7.55             4.00            3.55          0.49         3.10
ESX       Essex Bancorp Inc.                       3.02         7.69             4.85            2.84          1.20         4.27
ETFS      East Texas Financial Services            2.88         6.88             4.07            2.81          0.18         2.28
FAB       FIRSTFED AMERICA BANCORP INC.            2.81         6.96             4.29            2.67          0.40         2.08
FBBC      First Bell Bancorp Inc.                  2.52         7.06             4.58            2.48          0.08         0.78
FBCI      Fidelity Bancorp Inc.                      NA           NA               NA              NA            NA           NA
FBCV      1ST Bancorp                              2.60         7.50             5.02            2.49          0.46         2.18
FBER      1st Bergen Bancorp                       3.20         7.08             3.99            3.09          0.12         2.04
FBHC      Fort Bend Holding Corp.                  3.32         6.99             3.92            3.07          1.99         4.35
FBNW      FirstBank Corp.                          4.47         8.10             3.93            4.17          0.82         3.80
FBSI      First Bancshares Inc.                    3.60         7.69             4.26            3.44          0.32         2.03
FCB       Falmouth Bancorp Inc.                    4.20         7.09             3.05            4.04          0.18         2.88
FCBF      FCB Financial Corp.                      3.41         7.59             4.26            3.33          0.39         1.80
FCBH      Virginia Beach Fed. Financial              NA           NA               NA              NA            NA           NA
FCBK      First Coastal Bankshares                 3.23         7.89             4.78            3.12          0.47         2.79
FCME      First Coastal Corp.                      4.47         8.01             3.85            4.16          0.42         3.46
FDEF      First Defiance Financial                 4.16         7.84             3.88            3.96          0.27         2.55
FDTR      Federal Trust Corp.                        NA           NA               NA              NA            NA           NA
FED       FirstFed Financial Corp.                 2.53         7.34             4.90            2.45          0.21         1.13
FESX      First Essex Bancorp Inc.                 3.23         7.54             4.45            3.09          0.26         1.96
FFBA      First Colorado Bancorp Inc.              3.38         7.14             3.90            3.23          0.41         1.65
FFBH      First Federal Bancshares of AR           3.17         7.59             4.48            3.11          0.25         1.82
FFBI      First Financial Bancorp Inc.             3.08         7.18             4.25            2.93          0.55         2.97
FFBS      FFBS BanCorp Inc.                        3.70         7.48             3.84            3.64          0.50         1.92
FFBZ      First Federal Bancorp Inc.               3.65         7.66             4.36            3.31          0.46         2.42
FFCH      First Financial Holdings Inc.            3.10         7.53             4.54            2.99          0.72         2.20
FFDB      FirstFed Bancorp Inc.                    3.80         7.53             4.06            3.47          0.49         2.23
FFDF      FFD Financial Corp.                      3.34         7.01             3.71            3.30          0.07         2.07
FFED      Fidelity Federal Bancorp                 2.80         7.99             5.38            2.61          1.18         3.05
FFES      First Federal of East Hartford           2.33         6.72             4.46            2.26          0.17         1.36
FFFD      North Central Bancshares Inc.            3.64         7.24             3.76            3.48          1.07         2.14
FFFL      Fidelity Bankshares Inc. (MHC)           2.88         7.14             4.42            2.72          0.41         2.21
FFHH      FSF Financial Corp.                      2.92         7.38             4.54            2.85          0.43         1.95
FFHS      First Franklin Corp.                     2.71         7.25             4.61            2.63          0.21         1.78
FFIC      Flushing Financial Corp.                 3.55         7.57             4.16            3.41          0.29         2.07
FFKY      First Federal Financial Corp.            4.02         7.85             4.05            3.81          0.63         2.04
FFLC      FFLC Bancorp Inc.                        3.61         7.65             4.17            3.48          0.26         2.02




                                                                                           BALANCE SHEET GROWTH AS OF THE MRQ
                                                      -----------------------------     ----------------------------------------
                                                                                           ASSET          LOAN         DEPOSIT
                                                         EFFICIENCY    OVERHEAD            GROWTH        GROWTH         GROWTH
                                                           RATIO         RATIO              RATE          RATE           RATE
 TICKER                 SHORT NAME                          (%)           (%)               (%)            (%)           (%)
------------------------------------------------      -----------------------------     ----------------------------------------
CMSB           Commonwealth Bancorp Inc.                   74.35         68.35              3.46           16.20         3.96
CMSV           Community Savings Bnkshrs(MHC)              71.32         66.80             11.48           23.51         9.01
CNIT           CENIT Bancorp Inc.                          62.84         52.38             (8.13)           7.14        (2.23)
CNSB           CNS Bancorp Inc.                            68.06         66.27             (0.37)          (1.02)       (1.00)
CNY            Carver Bancorp Inc.                         76.13         71.86              3.29           13.24         3.79
COFI           Charter One Financial                       44.85         30.16              6.26           18.21         7.98
CONE           Conestoga Bancorp, Inc.                     63.13         60.99             11.04           (0.08)       13.23
COOP           Cooperative Bankshares Inc.                 65.82         63.74              8.12            8.14         5.54
CRSB           Crusader Holding Corp.                      45.26          4.47             72.54           83.62        23.90
CRZY           Crazy Woman Creek Bancorp                   46.79         44.36             13.27            6.82         7.06
CSBF           CSB Financial Group Inc.                    70.81         68.89             (0.03)           0.45         2.14
CVAL           Chester Valley Bancorp Inc.                 69.40         59.18             16.48            6.79        14.36
DCBI           Delphos Citizens Bancorp Inc.               42.75         37.27              5.99              NA         4.51
DCOM           Dime Community Bancshares Inc.              47.07         42.87             23.49           26.58         7.78
DIBK           Dime Financial Corp.                        41.60         37.40             16.58           (5.00)       13.13
DME            Dime Bancorp Inc.                           69.31         60.13              4.12           34.76         5.23
DNFC           D & N Financial Corp.                       64.75         60.19             17.97            8.67         5.86
DSL            Downey Financial Corp.                      55.87         50.51             (0.91)          (1.82)       11.67
EBI            Equality Bancorp Inc.                       96.50         95.52             35.44           (4.20)       (2.75)
EBSI           Eagle Bancshares                            76.31         66.10             39.52           49.84        39.67
EFBC           Empire Federal Bancorp Inc.                 51.85         43.14              2.46            8.44         0.25
EFBI           Enterprise Federal Bancorp                  57.66         56.83             42.43           44.57        39.05
EFC            EFC Bancorp Inc.                            63.62         61.14             40.21            8.76         7.29
EGLB           Eagle BancGroup Inc.                        87.37         86.35             (0.13)          (3.35)        0.48
EMLD           Emerald Financial Corp.                     48.73         41.09              2.37            7.49         1.82
EQSB           Equitable Federal Savings Bank              59.75         51.93             13.74              NA         7.03
ESBF           ESB Financial Corp.                         53.26         49.67             17.04            9.09         4.47
ESBK           Elmira Savings Bank (The)                   74.77         71.28              1.71            5.75         2.32
ESX            Essex Bancorp Inc.                          96.18         94.57             12.79           17.45        13.57
ETFS           East Texas Financial Services               76.15         74.59              8.78           12.95        (1.82)
FAB            FIRSTFED AMERICA BANCORP INC.               67.44         62.53             28.88            2.04        (4.34)
FBBC           First Bell Bancorp Inc.                     30.47         28.35              5.92            0.45        (7.05)
FBCI           Fidelity Bancorp Inc.                          NA            NA                NA              NA           NA
FBCV           1ST Bancorp                                 70.92         65.58             (4.95)           4.85       (16.32)
FBER           1st Bergen Bancorp                          62.65         61.19              5.62            8.05         4.61
FBHC           Fort Bend Holding Corp.                     85.58         76.22             (0.10)          11.36        (0.36)
FBNW           FirstBank Corp.                             75.61         70.84             26.14           24.90         6.94
FBSI           First Bancshares Inc.                       55.07         50.86             11.18           11.36        23.19
FCB            Falmouth Bancorp Inc.                       68.19         66.80             17.68           55.34        13.56
FCBF           FCB Financial Corp.                         48.45         42.38             90.93           72.96       107.95
FCBH           Virginia Beach Fed. Financial                  NA            NA                NA              NA           NA
FCBK           First Coastal Bankshares                    76.54         72.97             (1.31)          (2.06)        5.84
FCME           First Coastal Corp.                         75.39         72.89             12.69            2.49        18.36
FDEF           First Defiance Financial                    59.12         56.38              5.41            8.41         5.50
FDTR           Federal Trust Corp.                            NA            NA                NA              NA           NA
FED            FirstFed Financial Corp.                    41.50         36.50             (4.36)             NA         9.11
FESX           First Essex Bancorp Inc.                    55.78         52.14              5.73            7.59        28.27
FFBA           First Colorado Bancorp Inc.                 47.08         40.33              2.44            4.72         4.32
FFBH           First Federal Bancshares of AR              54.51         50.82              8.02              NA         4.14
FFBI           First Financial Bancorp Inc.                85.19         82.41            (12.52)         (25.95)        2.60
FFBS           FFBS BanCorp Inc.                           46.26         38.94              7.34           11.76         6.52
FFBZ           First Federal Bancorp Inc.                  60.55         55.10              3.04            2.76         8.35
FFCH           First Financial Holdings Inc.               59.37         49.66             15.99           10.79         7.93
FFDB           FirstFed Bancorp Inc.                       61.65         56.21              1.88           (6.64)        3.09
FFDF           FFD Financial Corp.                         61.53         60.67             17.37           27.22        10.89
FFED           Fidelity Federal Bancorp                    80.57         71.76            (21.12)         (20.97)      (21.06)
FFES           First Federal of East Hartford              56.18         52.90             (0.32)          14.96         1.56
FFFD           North Central Bancshares Inc.               45.66         29.01             55.55           44.96        80.83
FFFL           Fidelity Bankshares Inc. (MHC)              70.37         65.93             46.94           24.30        29.94
FFHH           FSF Financial Corp.                         59.56         53.52              9.48           14.80         6.80
FFHS           First Franklin Corp.                        62.10         59.09              4.73           (1.07)        3.03
FFIC           Flushing Financial Corp.                    54.87         51.02             26.96           40.16        13.23
FFKY           First Federal Financial Corp.               44.55         35.44              8.55            8.39         9.01
FFLC           FFLC Bancorp Inc.                           53.84         50.35              6.55           25.93         7.99




                                                                          MARKET DATA AS OF THE MOST RECENT QUARTER
                                                  ---------------------------------------------------------------------------------
                                                    MRQ           MRQ          MRQ            MRQ      MRQ PUBLICLY    MRQ TANGIBLE
                                                   MARKET        PRICE        PRICE          PRICE       REPORTED      PUBLICLY REP
                                                   VALUE       PER SHARE       HIGH           LOW       BOOK VALUE      BOOK VALUE
TICKER            SHORT NAME                        ($)           ($)          ($)            ($)          ($)              ($)
--------------------------------------------      --------------------------------------------------------------------------------
CMSB       Commonwealth Bancorp Inc.                277.57        22.94         24.250       15.750       12.910         10.17
CMSV       Community Savings Bnkshrs(MHC)           160.65        38.63         40.750       19.625       16.520         16.52
CNIT       CENIT Bancorp Inc.                       105.38        23.00         28.583       16.167       10.840         10.04
CNSB       CNS Bancorp Inc.                          24.26        17.50         21.500       16.000       14.760         14.76
CNY        Carver Bancorp Inc.                       27.92        13.25         17.125       11.625       15.510         14.99
COFI       Charter One Financial                  3,661.58        33.69         36.375       24.762       11.590         10.91
CONE       Conestoga Bancorp, Inc.                      NA        20.63         20.780       14.375       17.580         17.58
COOP       Cooperative Bankshares Inc.               46.93        17.50         25.000       10.625       10.000         10.00
CRSB       Crusader Holding Corp.                    57.49        15.83         17.857       14.048        6.060          5.74
CRZY       Crazy Woman Creek Bancorp                 14.90        16.88         20.000       13.250       15.350         15.35
CSBF       CSB Financial Group Inc.                   8.82        13.75         13.750       11.000       13.230         12.48
CVAL       Chester Valley Bancorp Inc.               73.32        31.75         37.000       19.286       13.680         13.68
DCBI       Delphos Citizens Bancorp Inc.             29.57        19.44         24.250       14.750       14.840         14.84
DCOM       Dime Community Bancshares Inc.           289.19        27.75         29.313       18.563       15.300         13.33
DIBK       Dime Financial Corp.                     168.08        35.625        37.000       25.375       16.070         15.71
DME        Dime Bancorp Inc.                      3,093.78        29.94         32.063       17.000       11.720          9.64
DNFC       D & N Financial Corp.                    215.19        26.81         29.750       16.932       11.550         11.46
DSL        Downey Financial Corp.                   865.99        32.69         34.500       20.476       16.330         16.16
EBI        Equality Bancorp Inc.                     32.76        14.25         16.000       12.500       10.400         10.40
EBSI       Eagle Bancshares                         130.21        25.38         25.500       15.250       13.030         13.03
EFBC       Empire Federal Bancorp Inc.               34.73        17.38         18.250       12.500       15.680         15.68
EFBI       Enterprise Federal Bancorp                60.53        32.50         35.000       15.250       16.470         16.06
EFC        EFC Bancorp Inc.                          84.28           NA             NA           NA           NA            NA
EGLB       Eagle BancGroup Inc.                      21.77        19.13         21.125       15.500       17.820         17.82
EMLD       Emerald Financial Corp.                  131.00        12.88         16.000        6.688        5.110          5.05
EQSB       Equitable Federal Savings Bank            35.17        30.50         34.000       18.625       14.670         14.67
ESBF       ESB Financial Corp.                       96.23        18.31         20.000       13.016       11.840         10.57
ESBK       Elmira Savings Bank (The)                 18.89        29.63         32.250       18.571       20.350         20.35
ESX        Essex Bancorp Inc.                         3.05         3.13          7.938        1.000       (4.040)         6.96
ETFS       East Texas Financial Services             20.69        15.00         16.250       12.000       13.760         13.76
FAB        FIRSTFED AMERICA BANCORP INC.            139.59        19.38         23.250       17.625       15.760         15.76
FBBC       First Bell Bancorp Inc.                  112.55        19.13         21.625       15.625       11.780         11.78
FBCI       Fidelity Bancorp Inc.                     66.59        22.63             NA           NA       18.770         18.74
FBCV       1ST Bancorp                               48.23        26.50         29.286       18.412       21.490         21.13
FBER       1st Bergen Bancorp                        45.24        18.50         20.750       15.250       13.490         13.49
FBHC       Fort Bend Holding Corp.                   36.34        23.00         28.000       14.625       12.520         11.84
FBNW       FirstBank Corp.                           37.44        22.25         23.500       15.500       16.530         16.53
FBSI       First Bancshares Inc.                     29.04        15.50         17.500        9.500       10.810         10.35
FCB        Falmouth Bancorp Inc.                     26.91        19.75         23.875       16.375       16.240         16.24
FCBF       FCB Financial Corp.                      114.08        32.00         33.313       20.125       19.370         19.37
FCBH       Virginia Beach Fed. Financial             89.37        20.25             NA           NA           NA            NA
FCBK       First Coastal Bankshares                     NA        18.75         20.875       13.250        9.080          9.08
FCME       First Coastal Corp.                       16.33        12.75         15.750        9.250       11.300         11.30
FDEF       First Defiance Financial                 106.05        14.13         16.250       13.500       12.660         12.66
FDTR       Federal Trust Corp.                       17.91         4.31             NA           NA        2.570          2.57
FED        FirstFed Financial Corp.                 424.30        26.00         26.407       15.375        11.33         11.26
FESX       First Essex Bancorp Inc.                 160.70        22.38         26.125       16.500       12.410          8.97
FFBA       First Colorado Bancorp Inc.              435.04        27.75         30.125       17.375       12.910         12.67
FFBH       First Federal Bancshares of AR           113.25        26.38         30.250       20.375       17.460         17.46
FFBI       First Financial Bancorp Inc.              10.49        21.00         21.000       15.500       18.370         18.37
FFBS       FFBS BanCorp Inc.                         34.98        21.25         26.000       21.000       15.070         15.07
FFBZ       First Federal Bancorp Inc.                37.81        13.63         13.625        8.500        5.230          5.23
FFCH       First Financial Holdings Inc.            298.19        26.13         27.000       11.875        8.700          8.70
FFDB       FirstFed Bancorp Inc.                     34.93        12.38         12.750        7.188        7.340          6.76
FFDF       FFD Financial Corp.                       26.02        22.75         22.750       13.000       15.430         15.43
FFED       Fidelity Federal Bancorp                  18.76         9.81         10.500        7.500        4.280          4.28
FFES       First Federal of East Hartford            90.51        35.00         42.250       29.000       25.730         25.73
FFFD       North Central Bancshares Inc.             56.63        21.19         24.875       15.750       15.730         13.63
FFFL       Fidelity Bankshares Inc. (MHC)           176.86        28.63         35.375       19.750       13.280            NA
FFHH       FSF Financial Corp.                       50.87        18.00         21.250       17.375       16.370         16.37
FFHS       First Franklin Corp.                      28.31        15.63         20.833       13.167       12.160         12.11
FFIC       Flushing Financial Corp.                 180.13        28.50         28.500       20.000       17.900         17.24
FFKY       First Federal Financial Corp.            105.82        28.50         28.750       20.500       13.240         12.57
FFLC       FFLC Bancorp Inc.                         68.30        19.38         23.500       16.350       14.110         14.11

                                                                       EXHIBIT 7
   SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                     INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                                   ----------------------------------------------------------------------------
                                                      NET     INTEREST    INTEREST   NET INTEREST   NONINTEREST    NONINTEREST
                                                   INTEREST   INCOME/     EXPENSE/      INCOME/       INCOME/        EXPENSE/
                                                    MARGIN   AVG ASSETS  AVG ASSETS   AVG ASSETS    AVG ASSETS      AVG ASSETS
    TICKER               SHORT NAME                   (%)       (%)         (%)           (%)           (%)            (%)
-----------------------------------------------    ----------------------------------------------------------------------------
FFOH           Fidelity Financial of Ohio            2.98      7.22          4.36          2.86          0.21         1.72
FFPB           First Palm Beach Bancorp Inc.         2.49      7.18          4.78          2.40          0.43         2.12
FFSL           First Independence Corp.              2.97      7.49          4.61          2.88          0.15         1.79
FFSX           First Fed SB of Siouxland (MHC)       3.07      6.93          4.19          2.74          0.55         2.22
FFWC           FFW Corp.                             3.20      7.60          4.47          3.12          0.47         1.98
FFWD           Wood Bancorp Inc.                     4.36      8.16          3.96          4.20          0.26         2.42
FFYF           FFY Financial Corp.                   3.65      7.67          4.09          3.59          0.24         1.88
FGHC           First Georgia Holding Inc.            4.28      8.52          4.48          4.03          1.00         3.24
FIBC           Financial Bancorp Inc.                3.49      7.09          3.76          3.33          0.27         1.84
FISB           First Indiana Corp.                   4.10      8.23          4.30          3.92          0.73         2.60
FKAN           First Kansas Financial Corp.            NA        NA            NA            NA            NA           NA
FKFS           First Keystone Financial              3.32      7.34          4.12          3.22          0.29         2.30
FKKY           Frankfort First Bancorp Inc.          3.12      7.32          4.27          3.05          0.05         1.30
FLAG           FLAG Financial Corp.                  4.59      8.63          4.36          4.27          1.36         4.45
FLFC           First Liberty Financial Corp.         3.94      7.86          4.30          3.56          0.89         2.71
FLGS           Flagstar Bancorp Inc.                 2.23      6.97          4.91          2.06          3.93         3.10
FLKY           First Lancaster Bancshares            4.48      8.25          3.84          4.41          0.00         2.56
FMBD           First Mutual Bancorp Inc.             3.20      7.10          4.15          2.95          0.42         2.80
FMCO           FMS Financial Corp.                   3.54      7.14          3.76          3.38          0.39         2.37
FMSB           First Mutual Savings Bank             3.74      8.38          4.73          3.66          0.34         2.45
FNGB           First Northern Capital Corp.          3.19      7.27          4.20          3.07          0.46         2.04
FOBC           Fed One Bancorp                       3.21      7.20          4.10          3.10          0.19         2.01
FPRY           First Financial Bancorp               3.13      7.64          4.68          2.95          0.50         2.71
FSBI           Fidelity Bancorp Inc.                 2.83      7.06          4.30          2.76          0.25         1.82
FSFF           First SecurityFed Financial             NA        NA            NA            NA            NA           NA
FSLA           First Source Bancorp Inc.             3.29      6.99          3.81          3.17          0.23         1.64
FSNJ           Bayonne Bancshares Inc.               2.71      6.63          3.98          2.65          0.21         1.64
FSPT           FirstSpartan Financial Corp.          4.21      7.50          3.44          4.06          0.41         1.97
FSSB           First FS&LA of San Bernardino         3.56      7.66          4.34          3.32          0.91         4.38
FSTC           First Citizens Corp.                    NA        NA            NA            NA            NA           NA
FTF            Texarkana First Financial Corp        3.78      7.92          4.23          3.68          0.45         1.57
FTFC           First Federal Capital Corp.           3.11      7.44          4.50          2.94          1.02         2.74
FTNB           Fulton Bancorp Inc.                   3.81      7.60          3.86          3.74          0.45         2.56
FTSB           Fort Thomas Financial Corp.           4.11      8.49          4.49          4.01          0.32         2.35
FWWB           First Washington Bancorp Inc.         3.68      7.82          4.29          3.54          0.30         1.93
GAF            GA Financial Inc.                     3.30      7.07          3.88          3.18          0.32         1.98
GBNK           Gaston Federal Bancorp (MHC)            NA        NA            NA            NA            NA           NA
GDW            Golden West Financial                 2.45      7.51          5.14          2.38          0.22         0.86
GFCO           Glenway Financial Corp.               3.22      7.54          4.43          3.12          0.3          1.97
GFED           Guaranty Federal Bcshs Inc.           3.90      7.55          3.84          3.71          0.38         2.11
GLMR           Gilmer Financial Svcs, Inc.           2.78      7.50          4.74          2.76          0.51         2.41
GOSB           GSB Financial Corp.                   4.07      6.59          2.67          3.92          0.19         2.88
GPT            GreenPoint Financial Corp.            3.87      7.50          3.89          3.60          0.37         2.01
GSB            Golden State Bancorp Inc.             2.82      6.98          4.33          2.65          0.60         1.80
GSFC           Green Street Financial Corp.          4.33      7.45          3.16          4.29          0.07         1.80
GSLA           GS Financial Corp.                    4.78      7.11          2.50          4.61          0.02         2.47
GTPS           Great American Bancorp                4.33      7.44          3.38          4.06          0.73         3.43
GUPB           GFSB Bancorp Inc.                     2.96      7.39          4.46          2.93          0.07         1.61
HALL           Hallmark Capital Corp.                2.57      7.69          5.15          2.54          0.22         1.63
HARB           Harbor Florida Bancshares Inc.        3.98      7.76          3.91          3.86          0.36         1.97
HARL           Harleysville Savings Bank             2.64      7.35          4.76          2.58          0.12         1.24
HARS           Harris Financial Inc. (MHC)           2.45      7.05          4.68          2.37          0.28         1.83
HAVN           Haven Bancorp Inc.                    2.88      6.97          4.25          2.72          0.93         2.81
HBBI           Home Building Bancorp                 3.54      7.56          4.14          3.43          0.25         2.50
HBEI           Home Bancorp of Elgin Inc.            4.23      7.10          3.05          4.06          0.28         3.20
HBFW           Home Bancorp                          2.81      7.37          4.61          2.76          0.08         1.39
HBNK           Highland Bancorp Inc.                 4.37      8.87          4.81          4.06          0.35         1.74
HBS            Haywood Bancshares Inc.               3.35      7.40          4.19          3.21          0.28         1.12
HBSC           Heritage Bancorp Inc.                   NA        NA            NA            NA            NA           NA
HCBB           HCB Bancshares Inc.                   3.23      7.28          4.18          3.11          0.29         2.85
HCBC           High Country Bancorp Inc.             4.41      8.07          3.86          4.21          0.20         3.31
HCFC           Home City Financial Corp.             4.40      8.63          4.33          4.30          0.10         2.47
HEMT           HF Bancorp Inc.                       2.54      7.32          4.85          2.46          0.29         2.29
HFBC           HopFed Bancorp Inc.                   2.46      5.94          3.52          2.43          0.21         0.93

                                                                                       BALANCE SHEET GROWTH AS OF THE MRQ
                                                      -------------------------     ----------------------------------------
                                                                                      ASSET         LOAN          DEPOSIT
                                                        EFFICIENCY    OVERHEAD       GROWTH        GROWTH         GROWTH
                                                          RATIO         RATIO         RATE          RATE           RATE
    TICKER               SHORT NAME                        (%)           (%)           (%)          (%)            (%)
-----------------------------------------------       -------------------------     ----------------------------------------
FFOH           Fidelity Financial of Ohio                52.63         49.12         1.37              NA        (2.81)
FFPB           First Palm Beach Bancorp Inc.             75.17         70.76         5.86           (5.50)        5.87
FFSL           First Independence Corp.                  60.02         57.97        11.26           24.72         9.49
FFSX           First Fed SB of Siouxland(MHC)            66.68         59.96        17.72           18.76        20.11
FFWC           FFW Corp.                                 52.48         45.40        12.92              NA         7.87
FFWD           Wood Bancorp Inc.                         54.32         51.53         0.92            3.99         9.53
FFYF           FFY Financial Corp.                       48.96         45.52         8.76            4.64        (1.38)
FGHC           First Georgia Holding Inc.                63.82         54.89        15.62           17.42        20.43
FIBC           Financial Bancorp Inc.                    51.29         47.30        20.71              NA         9.38
FISB           First Indiana Corp.                       56.22         48.13        15.13           15.44        11.56
FKAN           First Kansas Financial Corp.                 NA            NA           NA              NA           NA
FKFS           First Keystone Financial                  65.56         62.49        22.41            8.74         6.32
FKKY           Frankfort First Bancorp Inc.              41.98         41.12         1.85            4.50        (4.73)
FLAG           FLAG Financial Corp.                      78.56         71.73        99.56          104.03        88.06
FLFC           First Liberty Financial Corp.             58.13         47.63         8.57            6.15        11.25
FLGS           Flagstar Bancorp Inc.                     47.53        (52.72)       61.20           58.37        52.03
FLKY           First Lancaster Bancshares                58.07         58.07        31.04           36.26        11.17
FMBD           First Mutual Bancorp Inc.                 77.39         74.16        (9.14)          (1.01)       (4.69)
FMCO           FMS Financial Corp.                       59.94         55.29        21.40           (2.01)        9.29
FMSB           First Mutual Savings Bank                 61.31         57.68         8.99           14.12        15.85
FNGB           First Northern Capital Corp.              57.92         51.58         8.26            7.44         6.26
FOBC           Fed One Bancorp                           59.19         56.70         4.80            7.20         1.52
FPRY           First Financial Bancorp                   77.74         74.01        10.78           25.03        10.52
FSBI           Fidelity Bancorp Inc.                     60.34         56.80        22.88           27.40        12.08
FSFF           First SecurityFed Financial                  NA            NA           NA              NA           NA
FSLA           First Source Bancorp Inc.                 45.71         41.73        18.22           17.98        (0.93)
FSNJ           Bayonne Bancshares Inc.                   57.29         53.97        16.29           35.97        (4.76)
FSPT           FirstSpartan Financial Corp.              44.07         38.48       (22.24)          16.33         4.71
FSSB           First FS&LA of San Bernardino             98.33         97.87         0.37           11.00         1.86
FSTC           First Citizens Corp.                         NA            NA           NA              NA           NA
FTF            Texarkana First Financial Corp            38.03         30.38        10.62            4.02         8.08
FTFC           First Federal Capital Corp.               67.70         56.55         0.79          (15.84)       18.49
FTNB           Fulton Bancorp Inc.                       60.27         55.51        10.21            6.69         3.65
FTSB           Fort Thomas Financial Corp.               54.42         50.80         7.31            8.40         9.16
FWWB           First Washington Bancorp Inc.             48.12         43.64        14.53           17.18         8.55
GAF            GA Financial Inc.                         56.05         51.68        11.81           15.59         3.50
GBNK           Gaston Federal Bancorp (MHC)                 NA            NA           NA              NA           NA
GDW            Golden West Financial                     33.19         27.08        (0.07)         (13.11)        3.98
GFCO           Glenway Financial Corp.                   56.07         51.78         6.99           10.62        (0.87)
GFED           Guaranty Federal Bcshs Inc.               51.73         46.75        30.37           30.00        (6.79)
GLMR           Gilmer Financial Svcs, Inc.               73.93         69.11         7.89           14.84        14.24
GOSB           GSB Financial Corp.                       70.07         68.63       (16.53)             NA       (11.62)
GPT            GreenPoint Financial Corp.                42.57         36.72        (3.35)          10.69        (3.23)
GSB            Golden State Bancorp Inc.                 54.40         44.06        11.71           15.43        14.34
GSFC           Green Street Financial Corp.              41.30         40.35        (0.77)           3.20         1.63
GSLA           GS Financial Corp.                        53.24         53.02        (4.39)          23.40       (46.68)
GTPS           Great American Bancorp                    71.90         66.87         8.30           22.58        10.29
GUPB           GFSB Bancorp Inc.                         53.64         52.50        35.97           53.87        21.50
HALL           Hallmark Capital Corp.                    59.23         55.71         4.49            3.62        (3.51)
HARB           Harbor Florida Bancshares Inc.            46.32         41.26        18.10           11.75         1.13
HARL           Harleysville Savings Bank                 45.75         43.13        17.44            4.64         5.75
HARS           Harris Financial Inc. (MHC)               66.12         62.14        13.76            7.09        (1.85)
HAVN           Haven Bancorp Inc.                        76.52         68.49        27.15           39.25        26.42
HBBI           Home Building Bancorp                     68.18         65.89        (4.79)           1.69        (7.69)
HBEI           Home Bancorp of Elgin Inc.                74.15         72.35         4.28           14.30         7.31
HBFW           Home Bancorp                              49.00         47.46         7.59           16.70         6.51
HBNK           Highland Bancorp Inc.                     38.06         32.78        13.69           12.49         5.07
HBS            Haywood Bancshares Inc.                   55.75         51.86         3.88            3.51         2.97
HBSC           Heritage Bancorp Inc.                        NA            NA           NA              NA           NA
HCBB           HCB Bancshares Inc.                       82.08         80.37        22.84           10.24        (8.91)
HCBC           High Country Bancorp Inc.                 75.02         73.84           NA              NA           NA
HCFC           Home City Financial Corp.                 56.23         55.24        11.55           25.47        14.18
HEMT           HF Bancorp Inc.                           71.36         67.99         6.20              NA         3.22
HFBC           HopFed Bancorp Inc.                       35.44         29.97         7.58            6.53       (13.72)




                                                                    MARKET DATA AS OF THE MOST RECENT QUARTER
                                                 -----------------------------------------------------------------------------
                                                    MRQ         MRQ        MRQ        MRQ       MRQ PUBLICLY   MRQ TANGIBLE
                                                   MARKET      PRICE      PRICE      PRICE        REPORTED     PUBLICLY REP
                                                   VALUE     PER SHARE     HIGH       LOW        BOOK VALUE     BOOK VALUE
TICKER              SHORT NAME                      ($)         ($)        ($)        ($)           ($)             ($)
------------------------------------------       --------------------------------------------------------------------------
FFOH      Fidelity Financial of Ohio                86.42       16.00      19.875     14.500        11.790           10.49
FFPB      First Palm Beach Bancorp Inc.            204.55       43.50      44.938     30.250        23.520           23.04
FFSL      First Independence Corp.                  11.25       13.63      15.625     11.500        12.340           12.34
FFSX      First Fed SB of Siouxland(MHC)            85.20       36.00      39.000     22.000        14.800           11.93
FFWC      FFW Corp.                                 26.97       17.38      21.500     13.063        13.120           12.07
FFWD      Wood Bancorp Inc.                         43.28       20.00      27.000      8.466         8.180            8.18
FFYF      FFY Financial Corp.                      144.65       32.50      35.375     25.500        21.000           21.00
FGHC      First Georgia Holding Inc.                57.59       10.50      10.500      4.667         3.070            2.87
FIBC      Financial Bancorp Inc.                    62.29       32.25      32.250     18.125        16.830           16.76
FISB      First Indiana Corp.                      292.76       26.13      30.000     17.083        12.540           12.41
FKAN      First Kansas Financial Corp.              16.90       12.25          NA         NA        13.460           13.29
FKFS      First Keystone Financial                  34.69       18.25      19.000     10.625        10.650           10.65
FKKY      Frankfort First Bancorp Inc.              23.58       15.50      22.938     14.875        14.020           14.02
FLAG      FLAG Financial Corp.                      84.75       16.63      18.500      9.333         7.460            7.46
FLFC      First Liberty Financial Corp.            274.90       22.33      22.917     14.000         8.570            7.84
FLGS      Flagstar Bancorp Inc.                    369.09       24.38      28.375     16.000        10.440           10.16
FLKY      First Lancaster Bancshares                13.66       15.25      16.375     14.625        14.920           14.92
FMBD      First Mutual Bancorp Inc.                 60.68       17.75      25.000     15.000        15.720           12.24
FMCO      FMS Financial Corp.                       90.25       14.17      16.667      7.833         5.690            5.65
FMSB      First Mutual Savings Bank                 61.54       17.63      20.167     11.500         8.020            8.02
FNGB      First Northern Capital Corp.             112.95       13.38      14.000     11.000         8.490            8.49
FOBC      Fed One Bancorp                           93.66       45.50      45.500     20.000        17.980           17.30
FPRY      First Financial Bancorp                      NA       20.75      21.125     17.250        17.070           17.07
FSBI      Fidelity Bancorp Inc.                     39.36       25.30      25.600     14.727        14.020           14.02
FSFF      First SecurityFed Financial               97.72       15.50          NA         NA        14.59            14.55
FSLA      First Source Bancorp Inc.                283.69        9.69      13.927      6.330         8.170            7.91
FSNJ      Bayonne Bancshares Inc.                  135.85       15.75      17.375      9.206        10.550           10.55
FSPT      FirstSpartan Financial Corp.             159.49       41.50      47.250     35.000        29.570           29.57
FSSB      First FS&LA of San Bernardino              3.16        9.75      11.500      9.000        13.680           13.18
FSTC      First Citizens Corp.                      83.22       31.88          NA         NA        13.560           11.13
FTF       Texarkana First Financial Corp            46.05       28.38      30.625     19.625        16.230           16.23
FTFC      First Federal Capital Corp.              294.21       17.938     18.250     11.500         6.420            6.11
FTNB      Fulton Bancorp Inc.                       30.59       22.00      26.500     17.500        15.060           15.06
FTSB      Fort Thomas Financial Corp.               20.27       15.06      15.625      9.250        10.870           10.87
FWWB      First Washington Bancorp Inc.            269.08       23.92      25.966     17.045        14.780           13.70
GAF       GA Financial Inc.                        111.01       18.38      22.250     16.500        14.940           14.80
GBNK      Gaston Federal Bancorp (MHC)              59.30       15.25          NA         NA         9.140            9.14
GDW       Golden West Financial                  4,736.86      106.31     114.250     71.813        50.760           50.76
GFCO      Glenway Financial Corp.                   51.66       20.00      21.25      10.25         12.6             12.49
GFED      Guaranty Federal Bcshs Inc.               78.63       12.94      14.436      8.674        12.010           12.01
GLMR      Gilmer Financial Svcs, Inc.                2.70       11.00      12.000     10.000        19.880           19.88
GOSB      GSB Financial Corp.                       30.63       17.00      18.938     14.250        14.300           14.30
GPT       GreenPoint Financial Corp.             3,418.95       37.63      42.063     29.344        17.650            9.98
GSB       Golden State Bancorp Inc.              1,303.90       29.75      41.813     26.750        20.240           16.99
GSFC      Green Street Financial Corp.              57.17       14.75      20.750     14.500        14.810           14.81
GSLA      GS Financial Corp.                        44.10       20.63      21.000     13.375        16.080           16.08
GTPS      Great American Bancorp                    33.95       21.75      23.000     16.500        17.070           17.07
GUPB      GFSB Bancorp Inc.                         17.11       15.00      15.000     11.417        12.140           12.14
HALL      Hallmark Capital Corp.                    41.44       14.00      18.000     10.500        12.040           12.04
HARB      Harbor Florida Bancshares Inc.           372.72       11.94      12.813      7.197         8.410            8.32
HARL      Harleysville Savings Bank                 50.26       32.25      35.000     21.750        15.140           15.14
HARS      Harris Financial Inc. (MHC)              613.51       22.00      27.875      7.083         5.560            5.03
HAVN      Haven Bancorp Inc.                       181.41       25.63      28.750     17.813        13.330           12.74
HBBI      Home Building Bancorp                      7.48       21.25      23.750     18.500        20.610           20.61
HBEI      Home Bancorp of Elgin Inc.               101.12       15.50      19.313     15.063        14.000           14.00
HBFW      Home Bancorp                              66.71       29.38      37.625     20.5          18.27            18.27
HBNK      Highland Bancorp Inc.                     96.67       41.00      43.500     25.000        19.360           19.36
HBS       Haywood Bancshares Inc.                   25.63       22.50      23.000     15.625        18.050           17.48
HBSC      Heritage Bancorp Inc.                     85.05          NA          NA         NA            NA              NA
HCBB      HCB Bancshares Inc.                       34.72       14.75      15.250     12.625        14.450           14.28
HCBC      High Country Bancorp Inc.                 17.85       15.25      15.5       14.438        13.65            13.65
HCFC      Home City Financial Corp.                 13.34       15.00      22.750     13.750        11.970           11.97
HEMT      HF Bancorp Inc.                          106.68       17.69      18.250     13.875        13.150           11.25
HFBC      HopFed Bancorp Inc.                       69.58       18.88      21.875     16.000        14.460           14.46

                                                                       EXHIBIT 7
  SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                   INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                           -------------------------------------------------------------------------------
                                              NET    INTEREST     INTEREST    NET INTEREST       NONINTEREST  NONINTEREST
                                           INTEREST  INCOME/      EXPENSE/       INCOME/           INCOME/      EXPENSE/
                                            MARGIN  AVG ASSETS    AVG ASSETS    AVG ASSETS        AVG ASSETS   AVG ASSETS
 TICKER             SHORT NAME               (%)      (%)           (%)            (%)               (%)          (%)
------------------------------------------ -------------------------------------------------------------------------------
HFFB       Harrodsburg First Fin Bancorp     3.64     7.16          3.58           3.58              0.10         1.54
HFFC       HF Financial Corp.                3.80     8.03          4.42           3.61              2.14         3.47
HFGI       Harrington Financial Group        0.94     6.30          5.39           0.91              0.05         1.18
HFNC       HFNC Financial Corp.              3.29     7.62          4.42           3.20              0.11         1.65
HFSA       Hardin Bancorp Inc.               2.65     7.17          4.56           2.60              0.29         1.88
HFWA       Heritage Financial Corp.            NA       NA            NA             NA                NA           NA
HHFC       Harvest Home Financial Corp.      2.56     7.04          4.52           2.52              0.06         1.67
HIFS       Hingham Instit. for Savings       3.98     7.77          3.91           3.85              0.29         2.04
HLFC       Home Loan Financial Corp.         4.78     7.55          2.96           4.59              0.25         2.71
HMLK       Hemlock Federal Financial Corp    3.55     6.95          3.45           3.50              0.35         2.20
HMNF       HMN Financial Inc.                2.59     7.02          4.51           2.51              0.19         1.74
HOMF       Home Federal Bancorp              3.62     7.82          4.38           3.44              0.85         2.19
HPBC       Home Port Bancorp Inc.            4.47     7.88          3.57           4.31              0.44         2.18
HRBF       Harbor Federal Bancorp Inc.       3.02     7.40          4.44           2.96              0.18         1.86
HRBT       Hudson River Bancorp              4.66     8.38          3.93           4.45              0.41         2.88
HRZB       Horizon Financial Corp.           3.62     7.79          4.24           3.56              0.33         1.45
HSTD       Homestead Bancorp Inc.            3.11     7.26          4.21           3.05              0.37         2.82
HTHR       Hawthorne Financial Corp.         3.87     8.89          5.14           3.75              0.41         2.43
HWEN       Home Financial Bancorp            4.65     8.73          4.29           4.44              0.32         3.44
HZFS       Horizon Financial Svcs Corp.      3.20     7.58          4.50           3.08              0.51         2.28
IBSF       IBS Financial Corp.               3.06     6.97          3.97           2.99              0.14         1.89
ICBC       Independence Comm. Bank Corp.       NA       NA            NA             NA                NA           NA
IFSB       Independence Federal Svgs Bank    2.50     7.16          4.78           2.39              1.10         3.05
INBI       Industrial Bancorp Inc.           3.96     8.06          4.17           3.89              0.16         1.75
IPSW       Ipswich Savings Bank              3.41     7.07          3.81           3.26              0.99         2.33
ITLA       ITLA Capital Corp.                4.89    10.01          5.15           4.86              0.26         2.12
IWBK       InterWest Bancorp Inc.            3.37     7.57          4.40           3.17              0.60         2.41
JSB        JSB Financial Inc.                4.84     7.09          2.56           4.53              0.36         1.15
JSBA       Jefferson Savings Bancorp         3.02     7.54          4.62           2.93              0.19         1.90
JXSB       Jacksonville Savings Bk (MHC)     3.56     7.62          4.31           3.31              0.43         2.88
JXVL       Jacksonville Bancorp Inc.         3.73     7.63          3.99           3.64              0.57         2.31
KFBI       Klamath First Bancorp             3.36     7.01          3.80           3.20              0.27         1.94
KNK        Kankakee Bancorp Inc.             3.18     7.10          4.09           3.00              0.53         2.47
KSAV       KS Bancorp Inc.                   3.86     7.80          4.12           3.68              0.11         2.01
KSBK       KSB Bancorp Inc.                  4.58     8.35          3.92           4.43              0.81         3.19
KYF        Kentucky First Bancorp Inc.       3.48     7.27          3.87           3.40              0.19         1.92
LARK       Landmark Bancshares Inc.          3.14     7.51          4.44           3.07              0.27         1.75
LARL       Laurel Capital Group Inc.         3.58     7.28          3.73           3.55              0.35         1.73
LFBI       Little Falls Bancorp Inc.         2.67     6.78          4.20           2.58              0.08         1.71
LFCO       Life Financial Corp.              4.22     9.22          5.50           3.72              9.39         5.80
LFED       Leeds Federal Bankshares (MHC)    2.93     7.02          4.16           2.86              0.11         1.08
LIBB       Liberty Bancorp Inc. (MHC)        2.92     7.13          4.25           2.87              0.19         1.88
LISB       Long Island Bancorp Inc.          2.69     6.84          4.27           2.58              0.44         1.69
LO         Local Financial Corp.               NA       NA            NA             NA                NA           NA
LOGN       Logansport Financial Corp.        3.79     7.44          3.81           3.63              0.24         1.43
LONF       London Financial Corp.            3.73     7.66          3.97           3.69              0.18         2.34
LSBI       LSB Financial Corp.               3.51     7.77          4.45           3.32              0.40         2.45
LSBX       Lawrence Savings Bank             3.28     7.21          4.03           3.18              0.36         2.34
LVSB       Lakeview Financial Corp.          3.44     6.98          3.68           3.30              0.66         2.31
LXMO       Lexington B&L Financial Corp.     3.90     7.91          4.17           3.74              0.37         2.91
MAFB       MAF Bancorp Inc.                  2.89     7.11          4.35           2.76              0.47         1.49
MARN       Marion Capital Holdings           4.28     7.69          3.81           3.89              0.32         2.47
MASB       MASSBANK Corp.                    2.88     6.59          3.76           2.83              0.20         1.37
MBBC       Monterey Bay Bancorp Inc.         2.89     7.14          4.37           2.76              0.40         2.41
MBLF       MBLA Financial Corp.              2.15     7.04          4.92           2.13              0.00         0.71
MBSP       Mitchell Bancorp Inc.             4.92     7.88          3.02           4.86              0.01         2.69
MCBN       Mid-Coast Bancorp Inc.            3.99     8.07          4.31           3.77              0.41         2.97
MDBK       Medford Bancorp Inc.              3.23     6.93          3.83           3.10              0.25         1.68
MECH       MECH Financial Inc.               3.61     6.98          3.58           3.40              0.84         2.51
METF       Metropolitan Financial Corp.      3.42     8.23          5.01           3.22              0.42         2.39
MFBC       MFB Corp.                         3.23     7.53          4.38           3.16              0.20         2.03
MFFC       Milton Federal Financial Corp.    2.76     7.26          4.58           2.69              0.14         1.88
MFLR       Mayflower Co-operative Bank       3.97     7.43          3.71           3.72              0.38         2.42
MFSL       Maryland Federal Bancorp          2.69     7.21          4.58           2.63              0.26         1.62




                                                                                   BALANCE SHEET GROWTH AS OF THE MRQ
                                              -----------------------------     ------------------------------------------
                                                                                   ASSET          LOAN         DEPOSIT
                                                 EFFICIENCY    OVERHEAD            GROWTH        GROWTH         GROWTH
                                                   RATIO         RATIO              RATE          RATE           RATE
TICKER             SHORT NAME                       (%)           (%)               (%)            (%)           (%)
-------------------------------------------   -----------------------------     ------------------------------------------
HFFB      Harrodsburg First Fin Bancorp           41.89         40.30              0.08            3.86         0.15
HFFC      HF Financial Corp.                      59.50         35.45              1.41           (1.05)        6.75
HFGI      Harrington Financial Group             121.92        123.23              8.42           74.05        30.94
HFNC      HFNC Financial Corp.                    50.79         49.03             12.88           22.15        (3.01)
HFSA      Hardin Bancorp Inc.                     65.15         61.27             23.43           17.66         6.53
HFWA      Heritage Financial Corp.                   NA            NA                NA              NA           NA
HHFC      Harvest Home Financial Corp.            64.66         63.76              9.36            2.75         4.14
HIFS      Hingham Instit. for Savings             49.16         45.35              9.91           10.77         7.76
HLFC      Home Loan Financial Corp.               56.09         53.71             35.62              NA        (1.42)
HMLK      Hemlock Federal Financial Corp          57.27         52.96             16.13           51.73         1.97
HMNF      HMN Financial Inc.                      63.85         61.04             27.93           34.84        27.85
HOMF      Home Federal Bancorp                    51.70         39.77              5.38            2.58         3.07
HPBC      Home Port Bancorp Inc.                  45.87         40.31             31.05           34.86        31.22
HRBF      Harbor Federal Bancorp Inc.             59.41         56.98              5.32            2.28         0.84
HRBT      Hudson River Bancorp                    57.28         53.31              3.10            3.07         4.20
HRZB      Horizon Financial Corp.                 37.31         31.55              6.63            9.21         5.39
HSTD      Homestead Bancorp Inc.                  81.21         78.93              2.90           14.28        (7.40)
HTHR      Hawthorne Financial Corp.               60.60         56.31             24.93           35.51        19.88
HWEN      Home Financial Bancorp                  71.66         69.60              0.12           (0.20)        1.88
HZFS      Horizon Financial Svcs Corp.            63.19         57.12             18.30            7.84         4.70
IBSF      IBS Financial Corp.                     60.47         58.66              0.59           19.34        (0.92)
ICBC      Independence Comm. Bank Corp.              NA            NA                NA              NA           NA
IFSB      Independence Federal Svgs Bank          83.52         75.91              4.49            2.07         2.52
INBI      Industrial Bancorp Inc.                 43.18         40.80             10.46           11.47         6.44
IPSW      Ipswich Savings Bank                    55.23         41.58             23.38           33.20        15.04
ITLA      ITLA Capital Corp.                      40.11         36.96             20.13           23.38        22.62
IWBK      InterWest Bancorp Inc.                  62.07         54.86             28.30           30.83        26.47
JSB       JSB Financial Inc.                      36.38         31.30              2.11           20.80        (0.97)
JSBA      Jefferson Savings Bancorp               56.45         53.65             (4.25)          (7.85)       (3.16)
JXSB      Jacksonville Savings Bk (MHC)           77.07         74.11              3.55            1.07         3.46
JXVL      Jacksonville Bancorp Inc.               56.35         49.46              7.29              NA         7.17
KFBI      Klamath First Bancorp                   51.29         47.23             38.57           20.59        63.20
KNK       Kankakee Bancorp Inc.                   67.68         61.95             17.64            6.67        21.46
KSAV      KS Bancorp Inc.                         52.79         51.36             13.03           16.52         9.68
KSBK      KSB Bancorp Inc.                        59.51         52.13              8.13           16.67        16.98
KYF       Kentucky First Bancorp Inc.             53.56         50.93             (8.01)           0.87         3.03
LARK      Landmark Bancshares Inc.                52.22         48.06              0.54           11.66         3.29
LARL      Laurel Capital Group Inc.               44.38         38.89              4.25            4.16         0.21
LFBI      Little Falls Bancorp Inc.               59.95         58.75             17.16           21.51         2.77
LFCO      Life Financial Corp.                    43.74        (98.24)           141.92          171.30        92.72
LFED      Leeds Federal Bankshares (MHC)          36.28         33.84              6.07            8.29         5.53
LIBB      Liberty Bancorp Inc. (MHC)              61.41         58.87              7.87           16.54         7.39
LISB      Long Island Bancorp Inc.                55.62         47.99              9.73            3.44        (0.76)
LO        Local Financial Corp.                      NA            NA                NA              NA           NA
LOGN      Logansport Financial Corp.              37.17         32.94              8.55           12.68         6.65
LONF      London Financial Corp.                  60.61         58.70              1.62            3.80         6.52
LSBI      LSB Financial Corp.                     65.74         61.57             12.63              NA        12.74
LSBX      Lawrence Savings Bank                   65.60         61.70             (5.85)          14.62         3.08
LVSB      Lakeview Financial Corp.                50.07         40.07             28.65           34.21        21.14
LXMO      Lexington B&L Financial Corp.           69.06         65.97             60.88           38.81        82.38
MAFB      MAF Bancorp Inc.                        49.50         40.92              7.47           10.90         2.25
MARN      Marion Capital Holdings                 52.89         48.96             11.92           10.99        10.38
MASB      MASSBANK Corp.                          44.20         40.32              2.68           12.55         1.28
MBBC      Monterey Bay Bancorp Inc.               70.16         65.85              5.66           (2.02)       14.58
MBLF      MBLA Financial Corp.                    33.24         33.11             (1.11)          14.58        15.53
MBSP      Mitchell Bancorp Inc.                   55.28         55.18             12.85           (2.37)       22.02
MCBN      Mid-Coast Bancorp Inc.                  70.73         67.57              6.94            3.19         7.09
MDBK      Medford Bancorp Inc.                    46.95         42.67              5.85            1.09         1.07
MECH      MECH Financial Inc.                     59.79         49.83             15.92           10.27         3.83
METF      Metropolitan Financial Corp.            64.63         59.97             28.93           22.55        21.69
MFBC      MFB Corp.                               60.52         57.98             17.20           27.85         4.82
MFFC      Milton Federal Financial Corp.          67.01         65.30             17.41           32.97        10.31
MFLR      Mayflower Co-operative Bank             58.22         53.96              8.69            4.33         4.56
MFSL      Maryland Federal Bancorp                55.30         50.90              2.65           (3.84)        3.14


                                                           MARKET DATA AS OF THE MOST RECENT QUARTER
                                            ------------------------------------------------------------------------
                                               MRQ         MRQ       MRQ         MRQ     MRQ PUBLICLY   MRQ TANGIBLE
                                              MARKET      PRICE     PRICE       PRICE      REPORTED     PUBLICLY REP
                                              VALUE     PER SHARE    HIGH        LOW      BOOK VALUE     BOOK VALUE
TICKER               SHORT NAME                ($)         ($)       ($)         ($)         ($)             ($)
--------------------------------------------------------------------------------------------------------------------
HFFB      Harrodsburg First Fin Bancorp        29.62       16.00     18.000      14.750      16.180           16.18
HFFC      HF Financial Corp.                   93.40       22.88     24.167      14.167      12.880           12.88
HFGI      Harrington Financial Group           34.40       11.25     13.750      10.750       6.920            6.92
HFNC      HFNC Financial Corp.                202.01       11.25     17.125      11.250       9.940            9.94
HFSA      Hardin Bancorp Inc.                  13.88       19.25     20.000      15.000      16.510           16.51
HFWA      Heritage Financial Corp.            124.48       15.25         NA          NA       9.530            9.53
HHFC      Harvest Home Financial Corp.         11.81       15.00     15.750      10.250      11.570           11.57
HIFS      Hingham Instit. for Savings          34.22       30.25     37.000      21.000      17.290           17.29
HLFC      Home Loan Financial Corp.            32.60       14.75     16.750      14.000      14.040           14.04
HMLK      Hemlock Federal Financial Corp       31.65       19.00     19.000      12.500      15.460           15.46
HMNF      HMN Financial Inc.                   78.06       15.88     21.667      14.917      13.040           11.97
HOMF      Home Federal Bancorp                134.90       30.25     33.75       18.833      13.03            12.7
HPBC      Home Port Bancorp Inc.               44.67       25.00     27.625      19.250      12.320           12.32
HRBF      Harbor Federal Bancorp Inc.          34.00       22.73     22.955      14.091      15.750           15.75
HRBT      Hudson River Bancorp                216.48          NA         NA          NA          NA              NA
HRZB      Horizon Financial Corp.             112.32       16.00     19.250      14.875      11.400           11.40
HSTD      Homestead Bancorp Inc.               12.14        4.05      6.388       3.833          NA              NA
HTHR      Hawthorne Financial Corp.            90.13       19.75     24.000       9.250      14.070           14.07
HWEN      Home Financial Bancorp                7.32        9.00      9.750       7.438       8.080            8.08
HZFS      Horizon Financial Svcs Corp.         13.09       15.75     16.750       8.500       9.600            9.60
IBSF      IBS Financial Corp.                 177.62       19.00     21.188      15.375      12.000           12.00
ICBC      Independence Comm. Bank Corp.     1,045.60       17.00         NA          NA      12.630           11.92
IFSB      Independence Federal Svgs Bank       20.50       19.63     19.625       7.5        15.46            13.99
INBI      Industrial Bancorp Inc.              96.54       19.00     25.000      13.625      12.190           12.19
IPSW      Ipswich Savings Bank                 35.85       17.38     20.750       7.875       5.460            5.46
ITLA      ITLA Capital Corp.                  153.94       20.75     24.000      15.750      13.850              NA
IWBK      InterWest Bancorp Inc.              420.42       43.38     47.000      37.000      16.080           15.59
JSB       JSB Financial Inc.                  507.46       58.56     58.563      41.000      38.650           38.65
JSBA      Jefferson Savings Bancorp           234.26       30.25     30.250      13.875      12.740           10.22
JXSB      Jacksonville Savings Bk (MHC)        31.01       23.25     24.750      10.667       9.230            9.23
JXVL      Jacksonville Bancorp Inc.            43.14       18.50     23.250      14.750      14.480           14.48
KFBI      Klamath First Bancorp               168.59       19.06     24.250      18.625      16.020           14.67
KNK       Kankakee Bancorp Inc.                42.61       33.00     37.750      29.000      28.430           24.29
KSAV      KS Bancorp Inc.                         NA       24.75     25.500      14.813      16.500           16.50
KSBK      KSB Bancorp Inc.                     20.77       17.50     22.500      12.500       9.970            8.76
KYF       Kentucky First Bancorp Inc.          17.69       14.00     15.000      10.563      11.240           11.24
LARK      Landmark Bancshares Inc.             34.18       26.75     29.250      20.000      19.340           19.34
LARL      Laurel Capital Group Inc.            41.64       19.75     23.500      14.000      10.730           10.73
LFBI      Little Falls Bancorp Inc.            39.64       20.00     20.500      12.750      14.630           13.51
LFCO      Life Financial Corp.                 75.39       18.25     25.375      10.750       9.110            9.11
LFED      Leeds Federal Bankshares (MHC)       88.10       22.25     23.500      11.833       9.520            9.52
LIBB      Liberty Bancorp Inc. (MHC)           38.53          NA         NA          NA          NA              NA
LISB      Long Island Bancorp Inc.          1,257.51       60.75     67.625      35.188      23.880           23.68
LO        Local Financial Corp.               229.77       13.00         NA          NA       5.010            4.63
LOGN      Logansport Financial Corp.           18.92       16.50     19.625      13.250      13.460           13.46
LONF      London Financial Corp.                7.78       16.75     21.000      14.000      10.230           10.23
LSBI      LSB Financial Corp.                  30.04       30.75     31.429      19.286      20.460           20.46
LSBX      Lawrence Savings Bank                61.93       15.56     19.313      10.938       9.620            9.62
LVSB      Lakeview Financial Corp.            109.51       23.25     26.563      13.625      12.110            8.26
LXMO      Lexington B&L Financial Corp.        15.13       16.13     17.875      15.750      15.170           14.15
MAFB      MAF Bancorp Inc.                    502.33       24.25     28.833      18.278      12.400           11.07
MARN      Marion Capital Holdings              38.77       28.50     29.500      22.000      22.090           21.62
MASB      MASSBANK Corp.                      170.65       49.00     54.250      35.625      30.440           30.04
MBBC      Monterey Bay Bancorp Inc.            64.73       14.80     21.400      12.800      12.790           11.71
MBLF      MBLA Financial Corp.                 25.10       27.38     30.625      20.25       22.38            22.38
MBSP      Mitchell Bancorp Inc.                16.06       16.50     18.000      16.375      15.720           15.72
MCBN      Mid-Coast Bancorp Inc.                7.12       13.83     13.833       6.167       7.500            7.50
MDBK      Medford Bancorp Inc.                178.19       41.00     44.250      29.250      22.780           21.62
MECH      MECH Financial Inc.                 148.27       29.00     31.500      18.875      17.510           17.51
METF      Metropolitan Financial Corp.         89.90       14.88     18.875       7.750       5.610            5.20
MFBC      MFB Corp.                            37.77       24.00     30.375      19.000      20.810           20.81
MFFC      Milton Federal Financial Corp.       29.08       15.00     17.000      13.625      12.580           12.58
MFLR      Mayflower Co-operative Bank          20.69       26.50     27.500      15.750      14.410           14.20
MFSL      Maryland Federal Bancorp            263.16       39.00     40.000      19.250      16.340           16.20

                                                                       EXHIBIT 7
SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                               INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                             --------------------------------------------------------------------------------------
                                                NET        INTEREST       INTEREST       NET INTEREST   NONINTEREST    NONINTEREST
                                             INTEREST      INCOME/        EXPENSE/          INCOME/       INCOME/        EXPENSE/
                                              MARGIN      AVG ASSETS     AVG ASSETS       AVG ASSETS    AVG ASSETS      AVG ASSETS
TICKER               SHORT NAME                 (%)          (%)            (%)               (%)           (%)            (%)
-----------------------------------------    --------------------------------------------------------------------------------------
MIFC      Mid-Iowa Financial Corp.             2.89         7.16             4.40              2.76          0.96         2.20
MIVI      Mississippi View Holding Co.         3.91         7.48             3.62              3.85          0.25         2.35
MONT      Montgomery Financial Corp.           3.58         7.80             4.36              3.44          0.03         2.03
MRKF      Market Financial Corp.               3.95         6.90             3.00              3.91          0.01         2.27
MSBF      MSB Financial Inc.                   4.78         8.37             3.78              4.59          0.51         2.87
MSBK      Mutual Savings Bank FSB              1.84         6.49             4.71              1.78          0.47         2.20
MWBI      Midwest Bancshares Inc.              2.80         7.32             4.62              2.70          0.23         1.78
MWBX      MetroWest Bank                       4.09         7.75             3.84              3.92          0.35         2.64
MYST      Mystic Financial Inc.                4.04         7.13             3.30              3.83          0.45         2.79
NASB      NASB Financial Inc.                  3.62         8.41             4.88              3.53          0.82         2.04
NBCP      Niagara Bancorp Inc. (MHC)           3.37         7.16             3.92              3.24          0.54         2.23
NBN       Northeast Bancorp                    4.03         8.28             4.38              3.89          0.63         3.15
NBSI      North Bancshares Inc.                3.03         7.16             4.18              2.98          0.21         2.60
NEIB      Northeast Indiana Bancorp            3.57         7.99             4.47              3.51          0.33         1.73
NEP       Northeast PA Financial Corp.           NA           NA               NA                NA            NA           NA
NHTB      New Hampshire Thrift Bncshrs         3.78         7.49             3.98              3.51          0.71         2.78
NMSB      NewMil Bancorp Inc.                  3.78         7.23             3.58              3.65          0.45         2.80
NSLB      NS&L Bancorp Inc.                    3.29         6.73             3.53              3.20          0.61         2.68
NSSY      NSS Bancorp Inc.                     3.12         7.11             4.09              3.02          0.60         2.45
NTBK      Net.B@nk Inc.                        3.09         6.88             3.82              3.05          0.29         8.70
NTMG      Nutmeg Federal S&LA                  4.18         7.20             3.25              3.95          1.29         4.02
NWEQ      Northwest Equity Corp.               3.88         8.00             4.34              3.66          0.63         2.46
NWSB      Northwest Bancorp Inc. (MHC)         3.67         7.72             4.20              3.52          0.32         2.19
OCFC      Ocean Financial Corp.                3.03         6.99             4.06              2.93          0.18         1.62
OCN       Ocwen Financial Corp.                4.43         9.05             5.32              3.73          1.69         4.54
OFCP      Ottawa Financial Corp.               3.32         7.46             4.37              3.08          0.47         2.20
OHSL      OHSL Financial Corp.                 3.07         7.59             4.59              3.00          0.18         1.94
OSFS      Ohio State Financial Services        3.85         7.10             3.35              3.76          0.12         2.39
OTFC      Oregon Trail Financial Corp.         4.05         6.61             2.65              3.95          0.35         2.40
PBCI      Pamrapo Bancorp Inc.                 4.64         7.62             3.23              4.38          0.37         2.79
PBCT      People's Bank (MHC)                  3.47         6.59             3.41              3.18          2.64         4.25
PBHC      Pathfinder Bancorp Inc. (MHC)        4.05         7.36             3.64              3.72          0.45         3.23
PBKB      People's Bancshares Inc.             2.70         7.12             4.52              2.60          0.24         2.31
PBOC      PBOC Holdings Inc.                     NA           NA               NA                NA            NA           NA
PCBC      Perry County Financial Corp.         2.78         6.88             4.13              2.74          0.04         1.09
PDB       Piedmont Bancorp Inc.                4.00         7.93             4.03              3.90          0.32         2.21
PEDE      Great Pee Dee Bancorp                  NA           NA               NA                NA            NA           NA
PEEK      Peekskill Financial Corp.            3.55         6.71             3.20              3.51          0.12         1.81
PERM      Permanent Bancorp Inc.               2.74         7.15             4.53              2.62          0.45         2.01
PFDC      Peoples Bancorp                      3.70         7.70             4.05              3.65          0.24         1.53
PFED      Park Bancorp Inc.                    3.55         7.11             3.69              3.41          0.12         2.07
PFFB      PFF Bancorp Inc.                     2.73         7.08             4.45              2.64          0.47         1.91
PFFC      Peoples Financial Corp.              3.60         7.37             3.85              3.51          0.03         2.56
PFNC      Progress Financial Corp.             4.55         8.22             3.95              4.27          1.41         4.25
PFSB      PennFed Financial Services Inc       2.38         7.04             4.75              2.29          0.16         1.23
PFSL      Pocahontas Bancorp Inc.              2.29         7.04             4.81              2.23          0.33         1.49
PHBK      Peoples Heritage Finl Group          4.36         7.52             3.54              3.98          1.05         3.07
PHFC      Pittsburgh Home Financial Corp       2.61         7.34             4.82              2.52          0.20         1.62
PHSB      Peoples Home Savings Bk (MHC)        3.55         7.15             3.71              3.44          0.36         2.77
PLSK      Pulaski Savings Bank (MHC)           3.14         7.23             4.18              3.05          0.11         2.15
PRBC      Prestige Bancorp Inc.                3.10         7.02             4.01              3.01          0.27         2.44
PROV      Provident Financial Holdings         2.98         6.99             4.11              2.89          0.65         2.78
PSBI      PSB Bancorp Inc.                     3.53         7.09             3.67              3.41          0.56         3.27
PSFC      Peoples-Sidney Financial Corp.       3.96         7.74             3.85              3.89          0.06         2.00
PSFI      PS Financial Inc.                    4.81         7.46             2.75              4.71          0.09         1.46
PTRS      Potters Financial Corp.              3.35         7.22             3.99              3.23          0.30         2.48
PULB      Pulaski Bank, FSB (MHC)              3.73         7.55             3.90              3.64          0.36         2.49
PULS      Pulse Bancorp                        2.65         6.95             4.36              2.59          0.08         1.05
PVFC      PVF Capital Corp.                    3.89         8.70             4.84              3.86          0.30         2.17
PVSA      Parkvale Financial Corp.             2.97         7.17             4.28              2.89          0.25         1.42
PWBK      Pennwood Bancorp Inc.                4.42         7.92             3.75              4.17          0.34         2.99
QCBC      Quaker City Bancorp Inc.             3.10         7.62             4.60              3.03          0.37         1.85
QCFB      QCF Bancorp Inc.                     4.20         7.22             3.11              4.12          0.38         1.82
QCSB      Queens County Bancorp Inc.           4.36         8.16             3.97              4.20          0.15         1.74


                                                                             BALANCE SHEET GROWTH AS OF THE MRQ
                                             -------------------------    ------------------------------------------
                                                                             ASSET          LOAN         DEPOSIT
                                               EFFICIENCY    OVERHEAD        GROWTH        GROWTH         GROWTH
                                                 RATIO         RATIO          RATE          RATE           RATE
TICKER               SHORT NAME                   (%)           (%)           (%)            (%)           (%)
-----------------------------------------    -------------------------    ------------------------------------------
MIFC      Mid-Iowa Financial Corp.              59.00         44.79          7.57              NA         3.02
MIVI      Mississippi View Holding Co.          57.68         54.88         (2.43)           1.39        (2.62)
MONT      Montgomery Financial Corp.            59.51         59.11         16.56           17.61         7.65
MRKF      Market Financial Corp.                57.81         57.66         (5.17)          26.47         2.81
MSBF      MSB Financial Inc.                    56.59         51.77          7.05            6.59         2.66
MSBK      Mutual Savings Bank FSB               97.80         97.22         (8.85)          10.90         2.61
MWBI      Midwest Bancshares Inc.               60.00         56.52          8.82            8.34        (0.92)
MWBX      MetroWest Bank                        61.18         57.69         16.23            4.89        17.44
MYST      Mystic Financial Inc.                 65.09         60.97         33.01           19.07        11.96
NASB      NASB Financial Inc.                   47.31         35.08         (0.62)          (2.16)        6.96
NBCP      Niagara Bancorp Inc. (MHC)            59.16         52.39         17.88            5.95        16.02
NBN       Northeast Bancorp                     67.26         61.94         25.49           36.72        12.48
NBSI      North Bancshares Inc.                 81.51         80.20          3.11           (2.34)        1.69
NEIB      Northeast Indiana Bancorp             45.16         40.07         15.29           14.26        39.12
NEP       Northeast PA Financial Corp.             NA            NA            NA              NA           NA
NHTB      New Hampshire Thrift Bncshrs          63.93         56.66          2.87           (2.64)        4.52
NMSB      NewMil Bancorp Inc.                   70.18         66.55         13.78           (2.18)        6.71
NSLB      NS&L Bancorp Inc.                     70.28         64.65          4.92           10.29         9.24
NSSY      NSS Bancorp Inc.                      66.46         59.76          8.31           (1.01)        8.18
NTBK      Net.B@nk Inc.                        260.63        275.76            NM            0.00           NM
NTMG      Nutmeg Federal S&LA                   74.95         66.79         19.11           11.14        18.22
NWEQ      Northwest Equity Corp.                56.16         48.57         (0.45)           0.85        (2.12)
NWSB      Northwest Bancorp Inc. (MHC)          54.84         50.77         21.81           24.06        22.34
OCFC      Ocean Financial Corp.                 52.84         50.00          6.22           20.25         5.45
OCN       Ocwen Financial Corp.                 94.66         92.23         25.79              NA        (2.47)
OFCP      Ottawa Financial Corp.                58.21         51.85          6.58            7.22         4.39
OHSL      OHSL Financial Corp.                  61.08         58.80          7.75            1.44         6.91
OSFS      Ohio State Financial Services         61.92         60.72         12.17           (2.73)       (5.90)
OTFC      Oregon Trail Financial Corp.          55.79         51.90            NA              NA           NA
PBCI      Pamrapo Bancorp Inc.                  57.07         53.45          6.28            9.02         6.53
PBCT      People's Bank (MHC)                   71.41         47.69         15.70            9.19        18.91
PBHC      Pathfinder Bancorp Inc. (MHC)         73.51         70.33          3.77           16.35        (0.64)
PBKB      People's Bancshares Inc.              79.44         77.51         46.56           82.11        17.20
PBOC      PBOC Holdings Inc.                       NA            NA            NA              NA           NA
PCBC      Perry County Financial Corp.          39.18         38.28          7.99           23.17         0.51
PDB       Piedmont Bancorp Inc.                 54.50         50.78          6.34            6.42         5.87
PEDE      Great Pee Dee Bancorp                    NA            NA            NA              NA           NA
PEEK      Peekskill Financial Corp.             49.90         48.19          9.74            4.73         5.62
PERM      Permanent Bancorp Inc.                64.69         58.68          3.64            7.07         0.78
PFDC      Peoples Bancorp                       38.88         34.85          5.83           11.32         3.87
PFED      Park Bancorp Inc.                     67.69         66.55         12.10            9.33         8.81
PFFB      PFF Bancorp Inc.                      61.05         54.07         14.31           (0.85)        1.43
PFFC      Peoples Financial Corp.               72.24         71.97         (1.83)             NA         6.36
PFNC      Progress Financial Corp.              73.61         64.91         38.75              NA        20.13
PFSB      PennFed Financial Services Inc        42.65         38.63         17.42           17.62        11.97
PFSL      Pocahontas Bancorp Inc.               58.05         51.77          6.84              NA        21.50
PHBK      Peoples Heritage Finl Group           57.96         46.87         17.46           23.12        12.36
PHFC      Pittsburgh Home Financial Corp        59.25         55.99         45.37           20.19         6.98
PHSB      Peoples Home Savings Bk (MHC)         72.95         70.16          5.58           (3.15)       (2.06)
PLSK      Pulaski Savings Bank (MHC)            67.80         66.63          5.88           (0.54)        9.55
PRBC      Prestige Bancorp Inc.                 74.36         72.02         21.32           20.02         9.80
PROV      Provident Financial Holdings          79.32         74.67         32.80           28.00        14.42
PSBI      PSB Bancorp Inc.                      82.17         79.25         19.75           21.09        22.79
PSFC      Peoples-Sidney Financial Corp.        50.72         49.95         12.58            8.06        (3.40)
PSFI      PS Financial Inc.                     30.46         29.20         11.59           16.94        (1.79)
PTRS      Potters Financial Corp.               70.26         67.53          5.74           23.23         2.11
PULB      Pulaski Bank, FSB (MHC)               62.28         58.57          3.71              NA         4.23
PULS      Pulse Bancorp                         38.94         37.13          4.59           21.79         5.24
PVFC      PVF Capital Corp.                     52.14         48.38         17.59           11.89        21.29
PVSA      Parkvale Financial Corp.              44.63         39.88         10.51           16.67         7.74
PWBK      Pennwood Bancorp Inc.                 66.10         63.37         (7.80)             NA        (0.18)
QCBC      Quaker City Bancorp Inc.              52.23         46.38         10.74            8.13         5.01
QCFB      QCF Bancorp Inc.                      40.34         34.77          2.98           10.01         0.28
QCSB      Queens County Bancorp Inc.            39.94         37.78         16.92           14.78         0.41

                                                                    MARKET DATA AS OF THE MOST RECENT QUARTER
                                             --------------------------------------------------------------------------
                                                MRQ         MRQ         MRQ        MRQ      MRQ PUBLICLY   MRQ TANGIBLE
                                               MARKET      PRICE       PRICE      PRICE       REPORTED     PUBLICLY REP
                                               VALUE     PER SHARE      HIGH       LOW       BOOK VALUE     BOOK VALUE
TICKER               SHORT NAME                 ($)         ($)         ($)        ($)          ($)             ($)
-----------------------------------------    --------------------------------------------------------------------------
MIFC      Mid-Iowa Financial Corp.              21.90       11.00       12.750      8.500        7.730            7.72
MIVI      Mississippi View Holding Co.          14.80       18.50       19.750     12.000       16.850           16.85
MONT      Montgomery Financial Corp.            18.18       12.88       14.000     11.000       12.050           12.05
MRKF      Market Financial Corp.                18.37       13.25       20.250     13.125       11.780           11.78
MSBF      MSB Financial Inc.                    18.73       14.55       17.727     10.795        9.950            9.95
MSBK      Mutual Savings Bank FSB               42.90       11.38       14.625      9.750        7.950            7.95
MWBI      Midwest Bancshares Inc.               14.18       15.00       19.500     10.417       10.850           10.85
MWBX      MetroWest Bank                       105.11        7.81        9.500      5.625        3.390            3.39
MYST      Mystic Financial Inc.                 37.28       14.63       18.563     14.125       13.330           13.33
NASB      NASB Financial Inc.                  146.70       53.13       56.000     33.875       27.830           27.02
NBCP      Niagara Bancorp Inc. (MHC)           347.79          NA           NA         NA           NA              NA
NBN       Northeast Bancorp                     34.45       18.13       19.500      9.167        9.720            8.83
NBSI      North Bancshares Inc.                 16.28       15.38       18.833     12.833       10.550           10.55
NEIB      Northeast Indiana Bancorp             35.67       21.13       22.750     14.750       16.070           16.07
NEP       Northeast PA Financial Corp.          81.95       14.13           NA         NA       14.370           14.37
NHTB      New Hampshire Thrift Bncshrs          33.77       18.50       22.750     15.500       12.600           11.01
NMSB      NewMil Bancorp Inc.                   46.01       12.75       14.625     10.875        8.710            8.71
NSLB      NS&L Bancorp Inc.                     11.36       17.50       19.500     16.625       16.880           16.76
NSSY      NSS Bancorp Inc.                     116.76       47.25       47.500     23.000       22.860           22.25
NTBK      Net.B@nk Inc.                        145.97       24.75       24.750      8.750        5.550            5.55
NTMG      Nutmeg Federal S&LA                   12.13       11.00       11.250      5.250        6.580            6.58
NWEQ      Northwest Equity Corp.                14.55       20.25       22.250     14.625       14.240           14.24
NWSB      Northwest Bancorp Inc. (MHC)         594.32       15.81       18.000      7.813        4.650            4.18
OCFC      Ocean Financial Corp.                266.35       19.13       20.000     16.532       13.570           13.50
OCN       Ocwen Financial Corp.              1,139.47       26.88       30.375     16.063        7.030            6.43
OFCP      Ottawa Financial Corp.               138.56       26.36       30.909     16.942       13.230           10.84
OHSL      OHSL Financial Corp.                  39.63       16.50       18.375     11.625       11.020           11.02
OSFS      Ohio State Financial Services         10.15       15.50       15.500     15.500       16.470           16.47
OTFC      Oregon Trail Financial Corp.          73.36       15.75       18.500     15.625       15.890           15.89
PBCI      Pamrapo Bancorp Inc.                  73.92       27.25       29.000     19.750       17.300           17.21
PBCT      People's Bank (MHC)                1,731.52       34.59       41.125     25.750       13.370           11.52
PBHC      Pathfinder Bancorp Inc. (MHC)         43.53       22.00       26.125      8.583        8.470            7.23
PBKB      People's Bancshares Inc.              65.91       23.19       27.750     15.250        9.790            9.38
PBOC      PBOC Holdings Inc.                   251.58       13.81           NA         NA        8.430            8.43
PCBC      Perry County Financial Corp.          16.56       23.38       25.000     18.750       19.690           19.69
PDB       Piedmont Bancorp Inc.                 27.51        9.94       11.625        9.5         7.85            7.85
PEDE      Great Pee Dee Bancorp                 25.87       15.75           NA         NA       14.190           14.19
PEEK      Peekskill Financial Corp.             48.50       17.88       18.250     15.250       14.920           14.92
PERM      Permanent Bancorp Inc.                56.28       17.44       18.250     10.375       10.750           10.64
PFDC      Peoples Bancorp                       72.57       22.75       25.000     14.833       13.570           13.57
PFED      Park Bancorp Inc.                     42.31       18.00       19.750     15.875       16.550           16.55
PFFB      PFF Bancorp Inc.                     279.70       18.63       21.500     17.750       14.920           14.76
PFFC      Peoples Financial Corp.               14.87       13.38       19.000     12.750       10.890           10.89
PFNC      Progress Financial Corp.              92.46       18.21       21.667      9.297        7.950              NA
PFSB      PennFed Financial Services Inc       144.31       16.56       19.000     13.563       11.870           10.33
PFSL      Pocahontas Bancorp Inc.               58.50        9.75       11.430      5.156        8.740            8.46
PHBK      Peoples Heritage Finl Group        1,734.93       23.63       26.500     18.125        8.270            6.87
PHFC      Pittsburgh Home Financial Corp        28.56       16.75       20.813     15.000       13.120           12.98
PHSB      Peoples Home Savings Bk (MHC)         46.92       18.38       22.125     13.625       10.400           10.40
PLSK      Pulaski Savings Bank (MHC)            31.36       15.88       24.500     13.250       10.530           10.53
PRBC      Prestige Bancorp Inc.                 16.31       18.25       22.065     13.587       15.140           15.14
PROV      Provident Financial Holdings          98.30       20.75       24.250     16.750       17.850           17.85
PSBI      PSB Bancorp Inc.                      24.62       10.11       11.274      5.637           NA              NA
PSFC      Peoples-Sidney Financial Corp.        35.26       18.00       18.625     12.563       15.980           15.98
PSFI      PS Financial Inc.                     22.81       14.06       22.375     12.875       11.250           11.25
PTRS      Potters Financial Corp.               13.79       17.25       22.250     10.500       11.490           11.49
PULB      Pulaski Bank, FSB (MHC)               67.39       37.19       51.000     17.750       11.870           11.87
PULS      Pulse Bancorp                         90.49       27.75       29.750     20.000       14.710           14.71
PVFC      PVF Capital Corp.                     67.83       24.00       24.000     15.455       11.340           11.34
PVSA      Parkvale Financial Corp.             167.46       32.25       34.250     21.400       16.250           16.17
PWBK      Pennwood Bancorp Inc.                  8.19       13.50       17.438     11.063       12.340           12.34
QCBC      Quaker City Bancorp Inc.              97.60       18.40       20.000     14.050       13.260           13.26
QCFB      QCF Bancorp Inc.                      41.63       28.25       29.750     19.000       19.980           19.98
QCSB      Queens County Bancorp Inc.           601.78       43.63       47.125     29.792       13.070           13.07

                                                                       EXHIBIT 7
 SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                                 INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                             -------------------------------------------------------------------------------------
                                                  NET        INTEREST       INTEREST       NET INTEREST  NONINTEREST    NONINTEREST
                                               INTEREST      INCOME/        EXPENSE/          INCOME/      INCOME/        EXPENSE/
                                                MARGIN      AVG ASSETS     AVG ASSETS       AVG ASSETS   AVG ASSETS      AVG ASSETS
TICKER                 SHORT NAME                 (%)          (%)            (%)               (%)          (%)            (%)
-----------------------------------------    -------------------------------------------------------------------------------------
RARB     Raritan Bancorp Inc.                     3.39         7.11             3.89              3.23         0.29         1.96
RCBK     Richmond County Financial Corp           4.10         6.94             3.00              3.94         0.28         1.95
RELI     Reliance Bancshares Inc.                 5.04         7.46             2.62              4.84         0.05         3.28
RELY     Reliance Bancorp Inc.                    3.28         7.06             3.99              3.08         0.29         1.82
RIVR     River Valley Bancorp                     3.94         7.41             3.62              3.79         0.58         2.83
ROSE     TR Financial Corp.                       2.59         7.13             4.59              2.54         0.17         1.22
RSLN     Roslyn Bancorp Inc.                      2.88         7.04             4.21              2.83         0.26         1.24
RVSB     Riverview Bancorp Inc.                   4.82         8.21             3.65              4.56         0.91         2.88
SBAN     SouthBanc Shares Inc.                    3.59         7.40             4.00              3.41         0.87         2.75
SBFL     SB of the Finger Lakes (MHC)             3.04         7.17             4.24              2.93         0.26         2.59
SBOS     Boston Bancorp (The)                     2.72         6.92             4.27              2.65         0.16         1.51
SCBS     Southern Community Bancshares            4.08         7.44             3.40              4.05         0.26         2.49
SCCB     S. Carolina Community Bancshrs           4.17         7.74             3.65              4.09         0.26         2.72
SFED     SFS Bancorp Inc.                         3.41         7.31             3.96              3.34         0.28         2.49
SFFC     StateFed Financial Corp.                 3.41         7.80             4.61              3.20         0.10         1.52
SFIN     Statewide Financial Corp.                3.73         7.30             3.68              3.62         0.27         2.53
SFSL     Security First Corp.                     4.08         8.30             4.38              3.92         0.27         1.96
SGVB     SGV Bancorp Inc.                         2.76         7.24             4.56              2.68         0.32         2.21
SHSB     SHS Bancorp Inc.                         3.15         7.69             4.60              3.08         0.15         2.01
SIB      Staten Island Bancorp Inc.               4.34         6.90             2.74              4.16         0.31         1.82
SISB     SIS Bancorp Inc.                         3.68         6.99             3.52              3.47         0.92         2.88
SKAN     Skaneateles Bancorp Inc.                 4.18         7.71             3.75              3.96         0.76         3.57
SKBO     First Carnegie Deposit (MHC)             2.79         6.88             4.19              2.69         0.06         1.71
SMBC     Southern Missouri Bancorp Inc.           3.38         7.15             3.88              3.27         0.48         2.22
SOBI     Sobieski Bancorp Inc.                    3.36         7.30             4.08              3.22         0.14         2.34
SOPN     First Savings Bancorp Inc.               3.91         7.55             3.71              3.84         0.20         1.26
SPBC     St. Paul Bancorp Inc.                    2.95         6.88             4.05              2.83         0.86         2.18
SRN      Southern Banc Co.                        2.77         7.05             4.33              2.72         0.11         2.07
SSB      Scotland Bancorp Inc.                    4.29         7.60             3.38              4.22         0.12         2.54
SSFC     South Street Financial Corp.             3.07         7.09             4.09              3.00         0.07         2.21
SSM      Stone Street Bancorp Inc.                4.63         8.01             3.48              4.53         0.14         2.35
STFR     St. Francis Capital Corp.                2.69         6.98             4.51              2.47         0.43         2.06
STSA     Sterling Financial Corp.                 2.75         7.78             5.13              2.65         0.46         2.15
SVRN     Sovereign Bancorp Inc.                   2.71         7.17             4.59              2.57         0.29         1.47
SWCB     Sandwich Bancorp Inc.                    3.60         7.13             3.70              3.43         0.46         2.41
SZB      SouthFirst Bancshares Inc.               3.45         7.28             4.19              3.09         1.09         3.49
TBFC     Telebanc Financial Corp.                 1.41         6.89             5.49              1.40         0.19         1.46
THR      Three Rivers Financial Corp.             3.68         7.53             3.97              3.56         0.52         2.84
THRD     TF Financial Corp.                       2.94         6.67             3.82              2.85         0.19         2.16
THTL     Thistle Group Holdings Co.               3.50         7.25             3.87              3.37         0.20         2.40
TPNZ     Tappan Zee Financial Inc.                3.74         7.50             3.80              3.70         0.13         2.36
TRIC     Tri-County Bancorp Inc.                  3.20         7.37             4.25              3.12         0.16         1.89
TSBK     Timberland Bancorp Inc.                  4.94         8.17             3.44              4.74         0.48         2.47
TSBS     Peoples Bancorp Inc.                     3.80         6.80             3.17              3.64         0.44         2.12
TSH      Teche Holding Co.                        3.41         7.56             4.24              3.32         0.77         2.62
TWIN     Twin City Bancorp                        4.03         7.79             3.97              3.81         0.34         2.59
UBMT     United Financial Corp.                   3.73         7.37             3.77              3.60         1.05         2.41
UCBC     Union Community Bancorp                    NA           NA               NA                NA           NA           NA
UCFC     United Community Finl Corp.              4.09         7.82             3.83              3.99         0.14         2.39
UFBS     Union Financial Bcshs Inc.               3.37         7.41             4.22              3.19         0.53         2.51
UFRM     United Federal Savings Bank              4.01         8.37             4.61              3.75         0.87         3.38
UPFC     United PanAm Financial Corp.               NA           NA               NA                NA           NA           NA
USAB     USABancshares Inc.                       4.53         9.15             4.78              4.38         0.53         3.48
UTBI     United Tennessee Bankshares                NA           NA               NA                NA           NA           NA
WAMU     Washington Mutual Inc.                   2.96         7.41             4.57              2.84         0.81         1.87
WAYN     Wayne Savings Bancshares (MHC)           3.30         7.56             4.36              3.21         0.24         2.42
WBST     Webster Financial Corp.                  2.86         6.85             4.12              2.72         0.53         1.93
WCBI     Westco Bancorp Inc.                      3.60         7.56             4.06              3.49         0.25         1.54
WCFB     Webster City Federal SB (MHC)            3.57         7.08             3.57              3.50         0.24         1.50
WEFC     Wells Financial Corp.                    3.41         7.66             4.29              3.37         0.72         2.16
WEHO     Westwood Homestead Fin. Corp.            3.65         7.92             4.33              3.59         0.11         2.29
WES      Westcorp                                 3.35         7.19             4.37              2.81         2.68         6.39
WFI      Winton Financial Corp.                   3.10         7.94             4.89              3.05         0.16         1.84
WFSL     Washington Federal Inc.                  3.77         8.23             4.55              3.68         0.09         0.78



                                                                               BALANCE SHEET GROWTH AS OF THE MRQ
                                             --------------------------     ------------------------------------------
                                                                               ASSET          LOAN         DEPOSIT
                                             EFFICIENCY    OVERHEAD            GROWTH        GROWTH         GROWTH
                                               RATIO         RATIO              RATE          RATE           RATE
TICKER                 SHORT NAME               (%)           (%)               (%)            (%)           (%)
-----------------------------------------    --------------------------     ------------------------------------------
RARB     Raritan Bancorp Inc.                  55.13         51.16             14.54           19.44         5.12
RCBK     Richmond County Financial Corp        45.89         42.11             60.65           29.90         7.49
RELI     Reliance Bancshares Inc.              67.11         66.79             (5.68)          (0.26)       (3.20)
RELY     Reliance Bancorp Inc.                 48.01         43.06             25.75            7.02        13.39
RIVR     River Valley Bancorp                  64.39         58.92             (3.24)          (0.04)       (4.25)
ROSE     TR Financial Corp.                    44.85         41.23             15.88           20.38       -11.63
RSLN     Roslyn Bancorp Inc.                   40.18         34.66             21.97           78.62        14.86
RVSB     Riverview Bancorp Inc.                50.35         40.44             16.96            6.54         8.99
SBAN     SouthBanc Shares Inc.                 64.93         56.00             56.86           19.39        14.46
SBFL     SB of the Finger Lakes (MHC)          78.85         76.97             18.72           34.77         7.51
SBOS     Boston Bancorp (The)                  56.25         53.67            (15.43)         (13.03)        0.65
SCBS     Southern Community Bancshares         57.90         55.18              3.34           18.56         6.19
SCCB     S. Carolina Community Bancshrs        62.58         60.19             (0.23)          (0.31)        7.10
SFED     SFS Bancorp Inc.                      69.03         66.48              3.03              NA         3.30
SFFC     StateFed Financial Corp.              54.14         52.67              4.81              NA         6.61
SFIN     Statewide Financial Corp.             64.58         61.96             (1.01)           0.65        (1.45)
SFSL     Security First Corp.                  46.26         42.55              6.62            7.97         9.94
SGVB     SGV Bancorp Inc.                      71.97         68.59             (0.24)           4.00         2.41
SHSB     SHS Bancorp Inc.                      61.25         59.36              6.76            2.81         1.45
SIB      Staten Island Bancorp Inc.            38.85         34.29             57.08           23.59         0.75
SISB     SIS Bancorp Inc.                      66.23         57.29              8.64            9.16         7.76
SKAN     Skaneateles Bancorp Inc.              73.49         68.39              7.68            2.38         8.46
SKBO     First Carnegie Deposit (MHC)          62.12         61.30             (8.86)          10.31       (12.05)
SMBC     Southern Missouri Bancorp Inc.        59.90         54.05             (2.79)          10.96        -7.93
SOBI     Sobieski Bancorp Inc.                 69.76         68.46             13.62           23.75         2.09
SOPN     First Savings Bancorp Inc.            31.14         27.49              3.36            8.22         3.72
SPBC     St. Paul Bancorp Inc.                 62.06         50.52             (1.01)           4.01        (0.24)
SRN      Southern Banc Co.                     71.60         70.43              0.71           11.55        (0.34)
SSB      Scotland Bancorp Inc.                 58.43         57.26            (12.09)          (7.86)        5.50
SSFC     South Street Financial Corp.          71.86         71.20            (15.75)          (2.95)        4.22
SSM      Stone Street Bancorp Inc.             50.26         48.77              5.78           14.13         3.07
STFR     St. Francis Capital Corp.             68.12         62.59              6.68           16.19         7.10
STSA     Sterling Financial Corp.              64.88         58.73             23.15           28.56        57.62
SVRN     Sovereign Bancorp Inc.                48.63         42.79             39.97           23.81        24.33
SWCB     Sandwich Bancorp Inc.                 59.63         54.18              5.80            2.61        10.69
SZB      SouthFirst Bancshares Inc.            83.34         77.43             67.53           40.54        98.58
TBFC     Telebanc Financial Corp.              89.47         88.02             50.30              NA        53.16
THR      Three Rivers Financial Corp.          69.94         65.53              7.57            5.44         2.05
THRD     TF Financial Corp.                    66.37         64.12              7.58          (24.66)       (2.65)
THTL     Thistle Group Holdings Co.            66.45         64.48             (6.01)          (3.09)      (10.13)
TPNZ     Tappan Zee Financial Inc.             61.75         60.44             12.52            1.44         4.32
TRIC     Tri-County Bancorp Inc.               57.48         55.35             (3.25)           9.91        (2.66)
TSBK     Timberland Bancorp Inc.               47.25         41.88             27.61            0.62        (1.19)
TSBS     Peoples Bancorp Inc.                  48.94         42.72             38.43           13.35         1.45
TSH      Teche Holding Co.                     64.71         56.57              3.48            3.71         2.05
TWIN     Twin City Bancorp                     62.55         59.16              3.04            7.28        (1.11)
UBMT     United Financial Corp.                51.34         37.17            186.21          143.08       149.13
UCBC     Union Community Bancorp                  NA            NA                NA              NA           NA
UCFC     United Community Finl Corp.           57.85         56.33             (2.77)           2.77        (4.86)
UFBS     Union Financial Bcshs Inc.            64.16         58.23              6.90           11.11        11.53
UFRM     United Federal Savings Bank           71.94         65.45              9.58           16.14          7.8
UPFC     United PanAm Financial Corp.             NA            NA                NA              NA           NA
USAB     USABancshares Inc.                    69.53         65.85            160.90          230.30       166.43
UTBI     United Tennessee Bankshares              NA            NA                NA              NA           NA
WAMU     Washington Mutual Inc.                49.27         34.74             11.74            8.40        (2.52)
WAYN     Wayne Savings Bancshares (MHC)        70.07         67.80              3.00           (0.82)        2.92
WBST     Webster Financial Corp.               55.88         47.34             11.12           (0.42)       (0.40)
WCBI     Westco Bancorp Inc.                   41.34         37.17              2.79            4.44         1.68
WCFB     Webster City Federal SB (MHC)         39.99         35.96              2.53            2.43         0.89
WEFC     Wells Financial Corp.                 52.80         42.76             (6.61)             NA         6.09
WEHO     Westwood Homestead Fin. Corp.         62.06         60.94             (6.18)           8.26         1.68
WES      Westcorp                             116.83        132.86             (0.39)         (14.28)       (0.12)
WFI      Winton Financial Corp.                56.86         54.58             12.97              NA         8.44
WFSL     Washington Federal Inc.               18.33         16.23             (3.50)          (0.53)        4.66


                                                               MARKET DATA AS OF THE MOST RECENT QUARTER
                                            -----------------------------------------------------------------------------------
                                               MRQ          MRQ        MRQ         MRQ          MRQ PUBLICLY      MRQ TANGIBLE
                                              MARKET       PRICE      PRICE       PRICE           REPORTED        PUBLICLY REP
                                              VALUE      PER SHARE     HIGH        LOW           BOOK VALUE        BOOK VALUE
TICKER                 SHORT NAME              ($)          ($)        ($)         ($)              ($)                ($)
-----------------------------------------   -----------------------------------------------------------------------------------
RARB     Raritan Bancorp Inc.                   65.26        30.25      30.250      19.500           13.420              13.26
RCBK     Richmond County Financial Corp        398.02        18.69      19.750      15.688           12.440              12.40
RELI     Reliance Bancshares Inc.               22.38         8.88      10.125       7.125            9.310               9.31
RELY     Reliance Bancorp Inc.                 303.69        38.31      42.250      27.688           20.370              14.21
RIVR     River Valley Bancorp                   20.23        19.75      19.750      13.625           15.340              15.14
ROSE     TR Financial Corp.                    631.04        41.88       44.75          23            15.42              15.42
RSLN     Roslyn Bancorp Inc.                   784.03        22.31      30.500      20.156           14.360              14.30
RVSB     Riverview Bancorp Inc.                 93.56        16.63      19.125       8.281            10.61              10.28
SBAN     SouthBanc Shares Inc.                  78.53        22.44      23.408       8.460               NA                 NA
SBFL     SB of the Finger Lakes (MHC)           58.91        18.63      24.750       8.625            6.120               6.12
SBOS     Boston Bancorp (The)                      NA        41.75      44.000      28.750           40.290              40.29
SCBS     Southern Community Bancshares          18.20        17.50      20.750      13.500           10.100              10.10
SCCB     S. Carolina Community Bancshrs         12.75        21.63      25.250      17.500           16.280              16.28
SFED     SFS Bancorp Inc.                       32.63        23.00       27.25      16.875            18.13              18.13
SFFC     StateFed Financial Corp.               19.97        14.00      15.000       9.500           10.270              10.27
SFIN     Statewide Financial Corp.              91.42        23.00      24.125      14.750           14.590              14.57
SFSL     Security First Corp.                  161.69        25.75      27.875      14.667            8.770               8.66
SGVB     SGV Bancorp Inc.                       38.16        17.75      19.375      13.750           13.730              13.57
SHSB     SHS Bancorp Inc.                       14.55        17.00      18.000      14.750           14.930              14.93
SIB      Staten Island Bancorp Inc.            880.04        22.75      23.625      18.813           15.750              15.36
SISB     SIS Bancorp Inc.                      297.61        38.75      44.500      27.625           18.570              18.57
SKAN     Skaneateles Bancorp Inc.               23.48        18.50      22.250      13.833           12.700              12.40
SKBO     First Carnegie Deposit (MHC)           32.78        19.50      20.000      11.625           10.860              10.86
SMBC     Southern Missouri Bancorp Inc.         26.72        22.00      23.250      17.000           16.240              16.24
SOBI     Sobieski Bancorp Inc.                  13.49        20.25      24.250      14.500           17.840              17.84
SOPN     First Savings Bancorp Inc.             81.64        24.50      26.000      20.000           18.730              18.73
SPBC     St. Paul Bancorp Inc.                 944.21        22.59      28.500      22.000           12.750              12.70
SRN      Southern Banc Co.                      17.99        16.75      19.125      14.250           14.950              14.84
SSB      Scotland Bancorp Inc.                  17.46         8.25      19.250       8.125            7.960               7.96
SSFC     South Street Financial Corp.           42.09         9.94      20.000       8.625            8.500               8.50
SSM      Stone Street Bancorp Inc.              31.34        19.38      22.500      19.250           16.640              16.64
STFR     St. Francis Capital Corp.             204.43        38.75      50.750      33.875           25.780              23.06
STSA     Sterling Financial Corp.              155.92        22.75      27.625      17.625           13.900               5.47
SVRN     Sovereign Bancorp Inc.              2,479.66        16.34      22.188      12.240            7.020               6.19
SWCB     Sandwich Bancorp Inc.                 126.18        63.50      64.500      30.250           21.810              21.20
SZB      SouthFirst Bancshares Inc.             17.17        19.00      22.750      15.875           16.750              16.33
TBFC     Telebanc Financial Corp.              103.67           14      14.000       7.875            6.710               6.64
THR      Three Rivers Financial Corp.           12.99        20.88      23.500      13.750           16.080              16.03
THRD     TF Financial Corp.                     75.00        25.63      30.000      19.125           17.840              15.14
THTL     Thistle Group Holdings Co.             82.69           NA          NA          NA               NA                 NA
TPNZ     Tappan Zee Financial Inc.              28.64        20.00      22.625      16.500           14.980              14.98
TRIC     Tri-County Bancorp Inc.                14.01        12.50      16.500      10.625           12.190              12.19
TSBK     Timberland Bancorp Inc.                98.36        16.50      18.500      14.500           12.880              12.88
TSBS     Peoples Bancorp Inc.                  315.59        10.00      11.832       5.066            9.400               9.12
TSH      Teche Holding Co.                      59.75        22.38      23.500      15.500           16.380              16.38
TWIN     Twin City Bancorp                      16.21        13.38      15.500      12.833           11.290              11.29
UBMT     United Financial Corp.                 45.43        27.00      28.250      25.625           17.730              17.15
UCBC     Union Community Bancorp                41.44        14.50          NA          NA           14.310              14.31
UCFC     United Community Finl Corp.           514.53           NA          NA          NA               NA                 NA
UFBS     Union Financial Bcshs Inc.             22.32        17.25      18.000      10.333           11.560                 NA
UFRM     United Federal Savings Bank            57.46        18.00          21        10.5             7.13               7.13
UPFC     United PanAm Financial Corp.          164.11        10.25          NA          NA            4.750               4.73
USAB     USABancshares Inc.                     24.78        14.00      14.000       6.563            8.090               8.04
UTBI     United Tennessee Bankshares            18.55        14.75          NA          NA           13.920              13.92
WAMU     Washington Mutual Inc.             14,299.62        43.44      50.917      36.750           14.890              14.01
WAYN     Wayne Savings Bancshares (MHC)         57.18        26.14      30.000      15.455            9.840               9.84
WBST     Webster Financial Corp.             1,092.32        33.25      36.250      22.000           14.310              12.13
WCBI     Westco Bancorp Inc.                    68.37        28.50      30.500      25.500           20.180              20.18
WCFB     Webster City Federal SB (MHC)          35.94        19.25      22.000      15.625           10.750              10.75
WEFC     Wells Financial Corp.                  33.35        21.13      22.000      15.000           15.430              15.43
WEHO     Westwood Homestead Fin. Corp.          31.99        12.63      18.125      11.875           10.160              10.16
WES      Westcorp                              260.44        13.75      23.500      11.500           12.600              12.57
WFI      Winton Financial Corp.                 59.97        16.25      20.625       6.250            6.490               6.39
WFSL     Washington Federal Inc.             1,317.74        27.63      30.285      23.239           14.730              13.68

                                                                       EXHIBIT 7
 SELECTED DATA ON ALL PUBLIC THRIFTS


                                                               INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                    --------------------------------------------------------------------------------
                                         NET        INTEREST    INTEREST   NET INTEREST   NONINTEREST    NONINTEREST
                                      INTEREST      INCOME/     EXPENSE/      INCOME/       INCOME/        EXPENSE/
                                       MARGIN      AVG ASSETS  AVG ASSETS   AVG ASSETS    AVG ASSETS      AVG ASSETS
TICKER         SHORT NAME               (%)          (%)          (%)           (%)           (%)            (%)
----------------------------------- --------------------------------------------------------------------------------
WHGB   WHG Bancshares Corp.             3.56         7.23          3.82          3.41          0.12         2.37
WOFC   Western Ohio Financial Corp.     2.95         7.34          4.51          2.82          0.20         2.41
WRNB   Warren Bancorp Inc.              4.95         7.93          3.18          4.74          0.24         2.62
WSB    Washington Savings Bank, FSB     2.40         7.91          5.62          2.30          0.36         1.83
WSBI   Warwick Community Bancorp          NA           NA            NA            NA            NA           NA
WSFS   WSFS Financial Corp.             2.89         7.26          4.68          2.58          1.45         2.44
WSTR   WesterFed Financial Corp.        3.44         7.35          4.17          3.18          0.72         2.63
WVFC   WVS Financial Corp.              3.60         7.61          4.05          3.56          0.14         1.67
WYNE   Wayne Bancorp Inc.               3.47         7.30          3.93          3.37          0.26         2.38
YFCB   Yonkers Financial Corp.          3.52         7.31          3.85          3.46          0.29         2.23
YFED   York Financial Corp.             3.28         7.46          4.37          3.09          0.45         2.17
--------------------------------------------------------------------------------------------------------------------
       Average                          3.44         7.43          4.13          3.30          0.47         2.32



                                                                     BALANCE SHEET GROWTH AS OF THE MRQ
                                    ---------------------------   --------------------------------------
                                                                     ASSET          LOAN         DEPOSIT
                                       EFFICIENCY    OVERHEAD        GROWTH        GROWTH         GROWTH
                                         RATIO         RATIO          RATE          RATE           RATE
TICKER         SHORT NAME                 (%)           (%)           (%)            (%)           (%)
----------------------------------- ---------------------------    -------------------------------------
WHGB   WHG Bancshares Corp.             67.03         65.87         31.66           (3.53)       22.35
WOFC   Western Ohio Financial Corp.     75.99         74.28         (9.89)         (18.10)        6.57
WRNB   Warren Bancorp Inc.              52.20         49.79          5.62            8.96         5.09
WSB    Washington Savings Bank, FSB     70.05         65.29          5.89           (9.53)        8.02
WSBI   Warwick Community Bancorp           NA            NA            NA              NA           NA
WSFS   WSFS Financial Corp.             58.35         34.94          2.86          (19.07)        4.07
WSTR   WesterFed Financial Corp.        63.90         55.70          6.96            4.30         0.88
WVFC   WVS Financial Corp.              45.21         43.07          0.80           (0.34)       (1.88)
WYNE   Wayne Bancorp Inc.               65.76         63.15          5.48           12.64        12.36
YFCB   Yonkers Financial Corp.          59.03         55.63         39.39           97.68        13.77
YFED   York Financial Corp.             61.68         56.14          5.75           (3.09)        7.32
--------------------------------------------------------------------------------------------------------
       Average                          61.03         55.75         13.59           14.66         9.92


                                                            MARKET DATA AS OF THE MOST RECENT QUARTER
                                             --------------------------------------------------------------------
                                               MRQ       MRQ       MRQ       MRQ      MRQ PUBLICLY   MRQ TANGIBLE
                                              MARKET    PRICE     PRICE     PRICE       REPORTED     PUBLICLY REP
                                              VALUE   PER SHARE    HIGH      LOW       BOOK VALUE     BOOK VALUE
TICKER         SHORT NAME                      ($)       ($)       ($)       ($)          ($)             ($)
-----------------------------------          -------------------------------------------------------------------
WHGB   WHG Bancshares Corp.                    15.28     15.75     19.000    15.000       14.520           14.52
WOFC   Western Ohio Financial Corp.            52.84     24.75     29.250    21.250       22.580           21.12
WRNB   Warren Bancorp Inc.                     87.01     13.25     14.375     8.625        5.020            5.02
WSB    Washington Savings Bank, FSB            25.97      7.94      9.500     4.875        5.210            5.21
WSBI   Warwick Community Bancorp               97.45     16.00         NA        NA       12.940           12.94
WSFS   WSFS Financial Corp.                   227.01     20.50     23.875    13.500        7.620            7.58
WSTR   WesterFed Financial Corp.              120.08     24.50     27.000    20.125       19.640           16.01
WVFC   WVS Financial Corp.                     56.07     16.00     20.125    12.875        9.120            9.12
WYNE   Wayne Bancorp Inc.                      62.66     30.38     32.000    19.000       17.470           17.47
YFCB   Yonkers Financial Corp.                 43.62     19.25     22.000    15.250       14.910           14.91
YFED   York Financial Corp.                   169.27     20.88     27.250    15.600       12.180           12.18
----------------------------------------------------------------------------------------------------------------
       Average                                234.60     21.83      25.05     15.72        13.80           13.38


                                                                       EXHIBIT 7
    SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                   INCOME STATEMENT AS OF THE MOST RECENT QUARTER
                                            ---------------------------------------------------------------------------
                                               NET     INTEREST    INTEREST   NET INTEREST  NONINTEREST    NONINTEREST
                                            INTEREST   INCOME/     EXPENSE/      INCOME/      INCOME/        EXPENSE/
                                             MARGIN   AVG ASSETS  AVG ASSETS   AVG ASSETS   AVG ASSETS      AVG ASSETS
TICKER             SHORT NAME                 (%)       (%)         (%)           (%)          (%)            (%)
------------------------------------------- ---------------------------------------------------------------------------
             COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.                  3.17      7.20          4.14          3.06         0.36         1.74
EBSI    Eagle Bancshares                      4.03      8.30          4.62          3.68         1.59         3.78
FAB     FIRSTFED AMERICA BANCORP INC.         2.81      6.96          4.29          2.67         0.40         2.08
FNGB    First Northern Capital Corp.          3.19      7.27          4.20          3.07         0.46         2.04
FWWB    First Washington Bancorp Inc.         3.68      7.82          4.29          3.54         0.30         1.93
KFBI    Klamath First Bancorp                 3.36      7.01          3.80          3.20         0.27         1.94
MDBK    Medford Bancorp Inc.                  3.23      6.93          3.83          3.10         0.25         1.68
MECH    MECH Financial Inc.                   3.61      6.98          3.58          3.40         0.84         2.51
WSTR    WesterFed Financial Corp.             3.44      7.35          4.17          3.18         0.72         2.63
YFED    York Financial Corp.                  3.28      7.46          4.37          3.09         0.45         2.17
------------------------------------------- ---------------------------------------------------------------------------
        Average                               3.38      7.33          4.13          3.20         0.56         2.25
        Median                                3.32      7.24          4.19          3.14         0.43         2.06
        Maximum                               4.03      8.30          4.62          3.68         1.59         3.78
        Minimum                               2.81      6.93          3.58          2.67         0.25         1.68

        COMMUNITY SAVINGS BANKSHARES, INC.    3.47      7.17          3.92          3.25         0.94         2.63

        VARIANCE TO THE COMPARABLE MEDIAN     0.15     (0.06)        (0.27)         0.11         0.51         0.57



                                                                                        BALANCE SHEET GROWTH AS OF THE MRQ
                                                     -------------------------     --------------------------------------
                                                                                        ASSET          LOAN         DEPOSIT
                                                     EFFICIENCY     OVERHEAD            GROWTH        GROWTH         GROWTH
                                                       RATIO         RATIO              RATE          RATE           RATE
TICKER             SHORT NAME                            (%)           (%)               (%)            (%)           (%)
-------------------------------------------          ------------------------      ---------------------------------------
             COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.                           50.18         44.38             11.30           16.14         5.63
EBSI    Eagle Bancshares                               76.31         66.10             39.52           49.84        39.67
FAB     FIRSTFED AMERICA BANCORP INC.                  67.44         62.53             28.88            2.04        (4.34)
FNGB    First Northern Capital Corp.                   57.92         51.58              8.26            7.44         6.26
FWWB    First Washington Bancorp Inc.                  48.12         43.64             14.53           17.18         8.55
KFBI    Klamath First Bancorp                          51.29         47.23             38.57           20.59        63.20
MDBK    Medford Bancorp Inc.                           46.95         42.67              5.85            1.09         1.07
MECH    MECH Financial Inc.                            59.79         49.83             15.92           10.27         3.83
WSTR    WesterFed Financial Corp.                      63.90         55.70              6.96            4.30         0.88
YFED    York Financial Corp.                           61.68         56.14              5.75           (3.09)        7.32
-------------------------------------------           --------------------------------------------------------------------
        Average                                        58.36         51.98             17.55           12.58        13.21
        Median                                         58.86         50.71             12.92            8.86         5.95
        Maximum                                        76.31         66.10             39.52           49.84        63.20
        Minimum                                        46.95         42.67              5.75           (3.09)       (4.34)

        COMMUNITY SAVINGS BANKSHARES, INC.             70.69         52.04             12.60           33.50         8.60

        VARIANCE TO THE COMPARABLE MEDIAN              11.84          1.33             (0.32)          24.65         2.65




                                                           MARKET DATA AS OF THE MOST RECENT QUARTER
                                              -------------------------------------------------------------------
                                               MRQ       MRQ       MRQ       MRQ      MRQ PUBLICLY  MRQ TANGIBLE
                                              MARKET    PRICE     PRICE     PRICE       REPORTED    PUBLICLY REP
                                              VALUE   PER SHARE    HIGH      LOW       BOOK VALUE    BOOK VALUE
TICKER             SHORT NAME                  ($)       ($)       ($)       ($)          ($)            ($)
------------------------------------------    -------------------------------------------------------------------
             COMPARABLE THRIFT DATA
ANDB    Andover Bancorp Inc.                  223.59     34.250    37.750    23.700       17.61           17.61
EBSI    Eagle Bancshares                      130.21     25.375    25.500    15.250       13.03           13.03
FAB     FIRSTFED AMERICA BANCORP INC.         139.59     19.375    23.250    17.625       15.76           15.76
FNGB    First Northern Capital Corp.          112.95     13.375    14.000    11.000        8.49            8.49
FWWB    First Washington Bancorp Inc.         269.08     23.921    25.966    17.045       14.78           13.70
KFBI    Klamath First Bancorp                 168.59     19.063    24.250    18.625       16.02           14.67
MDBK    Medford Bancorp Inc.                  178.19     41.000    44.250    29.250       22.78           21.62
MECH    MECH Financial Inc.                   148.27     29.000    31.500    18.875       17.51           17.51
WSTR    WesterFed Financial Corp.             120.08     24.500    27.000    20.125       19.64           16.01
YFED    York Financial Corp.                  169.27     20.875    27.250    15.600       12.18           12.18
------------------------------------------    -------------------------------------------------------------------
        Average                               165.98      25.07     28.07     18.71       15.78           15.06
        Median                                158.43      24.21     26.48     18.13       15.89           15.22
        Maximum                               269.08      41.00     44.25     29.25       22.78           21.62
        Minimum                               112.95      13.38     14.00     11.00        8.49            8.49

        COMMUNITY SAVINGS BANKSHARES, INC.     67.42      10.00        NA        NA       10.86           10.86

        VARIANCE TO THE COMPARABLE MEDIAN     (91.01)    (14.21)       NA        NA       (5.03)          (4.36)

                                                                       EXHIBIT 7
    SELECTED DATA ON ALL PUBLIC THRIFTS

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
%CAL    California Federal Bank                   NA           NA         NA       NA       NA       NA
%CCMD   Chevy Chase Bank, FSB                     NA           NA         NA       NA       NA       NA
AABC    Access Anytime Bancorp Inc.               --         0.00       9.32    10.67    42.71     8.33
ABBK    Abington Bancorp Inc.                   1.14        25.64      20.03    11.40    14.69    15.06
ABCL    Alliance Bancorp                        2.00        34.38      14.97    12.16    39.29    17.19
ABCW    Anchor BanCorp Wisconsin                0.94        14.47      21.59    18.53    16.44    18.75
AFBC    Advance Financial Bancorp               1.95        42.11      18.40    15.89    14.62    17.24
AFED    AFSALA Bancorp Inc.                     1.56        22.83      19.35    14.95    22.50    19.57
AHCI    Ambanc Holding Co.                      1.49        25.00      31.01    13.21    36.65     25.2
AHM     H.F. Ahmanson & Co.                     1.44        23.04      16.18    13.09    13.69    16.05
ALBC    Albion Banc Corp.                       1.38        32.67      18.10     8.82    18.10    17.04
ALBK    ALBANK Financial Corp.                  1.38        23.15      18.81    19.44    20.52    18.75
ALLB    Alliance Bank (MHC)                     1.64        58.06      35.48    25.95    34.38    35.48
AMFC    AMB Financial Corp.                     1.78        28.42      25.82    12.95    35.80    16.58
ANA     Acadiana Bancshares Inc.                2.00        34.43      19.30    18.49    20.37    18.03
ANDB    Andover Bancorp Inc.                    2.09        26.38      15.07    16.06    11.06    14.68
ANE     Alliance Bncp of New England            1.57        14.80      28.98    12.60    13.28    14.17
ASBI    Ameriana Bancorp                        3.46        54.78      18.32    15.49    14.92    16.09
ASBP    ASB Financial Corp.                     3.20        58.82      18.38    17.79    17.36    18.38
ASFC    Astoria Financial Corp.                 1.73        21.34      15.74    10.57    13.57    14.06
ATSB    AmTrust Capital Corp.                   1.29        35.09      62.00    11.45    29.81    27.19
AVND    Avondale Financial Corp.                  --         0.00         NM     8.38     6.48       NM
BANC    BankAtlantic Bancorp Inc.               0.85           NM      37.50    10.98    18.75    16.79
BCSB    BCSB Bankcorp Inc. (MHC)                  --           NA         NA       NA       NA       NA
BDJI    First Federal Bancorp.                    --         0.00      16.84    13.58    14.73    17.01
BFD     BostonFed Bancorp Inc.                  2.07        24.03      18.63     9.87    14.68    15.02
BFFC    Big Foot Financial Corp.                  --         0.00      33.70    18.59    55.36    29.25
BFSB    Bedford Bancshares Inc.                 2.29        38.16      18.42    20.55    15.91    18.42
BKC     American Bank of Connecticut            3.20        45.25      15.73    16.24    12.63    13.27
BKCT    Bancorp Connecticut Inc.                3.17        44.78      17.24    17.62    13.76    14.84
BKUNA   BankUnited Financial Corp.                --         0.00      27.29      5.2    21.52    21.11
BNKU    Bank United Corp.                       1.56        18.13      12.73     9.89    13.85    11.99
BPLS    Bank Plus Corp.                           --         0.00      18.41     4.58       NM    27.36
BRBI    Blue River Bancshares Inc.                --           NA         NA       NA       NM       NA
BRKL    Brookline Bancorp (MHC)                 1.54           NA         NA    45.28    18.06       NA
BTHL    Bethel Bancorp                          2.56        20.83      16.89     6.89    16.45    13.02
BVCC    Bay View Capital Corp.                  1.79        34.57       15.5     7.91    22.31    27.55
BWFC    Bank West Financial Corp.               2.11        49.21      34.47    16.55    35.55    27.08
BYFC    Broadway Financial Corp.                1.91        27.64      34.72     7.06    16.20    14.51
BYS     Bay State Bancorp                         --           NA         NA    20.93    26.99       NA
CAFI    Camco Financial Corp.                   2.23        28.20      18.29    16.51    12.41    13.90
CASB    Cascade Financial Corp.                   --         0.00      20.15    12.97    16.07    18.00
CASH    First Midwest Financial Inc.            2.45        43.27      21.10    12.18    14.87    18.87
CATB    Catskill Financial Corp.                2.00        34.07      17.78    23.19    16.67    17.58
CAVB    Cavalry Bancorp Inc.                    1.01           NA         NA    43.81    22.44       NA
CBCI    Calumet Bancorp Inc.                      --         0.00      10.85    19.50    18.60    10.93
CBES    CBES Bancorp Inc.                       2.31        37.84      25.94    15.76    15.72    18.69
CBK     Citizens First Financial Corp.            --         0.00      37.50    15.63    21.56    22.70
CBSA    Coastal Bancorp Inc.                      --        12.12      10.28     5.30    10.23    10.54
CCFH    CCF Holding Co.                         3.12       282.24         NM    11.57   128.13    97.62
CEBK    Central Co-operative Bank               1.42        20.51       18.6    11.76    10.61    14.42
CENB    Century Bancorp Inc.                    4.90       896.37      11.66    16.89    24.78    11.66
CFB     Commercial Federal Corp.                0.83        13.07      13.19    12.53    15.33    16.28
CFCP    Coastal Financial Corp.                 1.47        26.46      22.89    19.27    17.59    18.45
CFFC    Community Financial Corp.               1.98        40.00      20.18    19.66    22.07    20.18
CFKY    Columbia Financial of Kentucky          1.97           NA         NA       NA       NA       NA
CFNC    Carolina Fincorp Inc.                   2.36        38.98      15.67    16.39       NM    17.27
CFSB    CFSB Bancorp Inc.                       2.14        34.35      20.04    23.36    16.39    18.10
CFTP    Community Federal Bancorp               2.00        47.01      27.59    26.73    19.05    23.88
CIBI    Community Investors Bancorp             1.85        29.20      18.57    17.06    19.12    18.57
CITZ    CFS Bancorp Inc.                          --           NA         NA       NA       NA       NA
CKFB    CKF Bancorp Inc.                        3.27        50.00      16.50    22.17    18.75    16.50
CLAS    Classic Bancshares Inc.                 2.05        35.44      25.61    14.72    24.41    19.78
CMRN    Cameron Financial Corp.                 1.68        27.72      16.69     18.4    14.90    16.52

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
%CAL    California Federal Bank                        NA            NA                   NA
%CCMD   Chevy Chase Bank, FSB                          NA            NA                 4489
AABC    Access Anytime Bancorp Inc.                134.69        134.69                   NA
ABBK    Abington Bancorp Inc.                      178.93        196.27                  185
ABCL    Alliance Bancorp                           139.24        140.40                  580
ABCW    Anchor BanCorp Wisconsin                   291.01        295.44                  526
AFBC    Advance Financial Bancorp                  112.78        112.78                   42
AFED    AFSALA Bancorp Inc.                        109.42        109.42                   51
AHCI    Ambanc Holding Co.                            113        113.00                  177
AHM     H.F. Ahmanson & Co.                        214.01        280.74                   NA
ALBC    Albion Banc Corp.                           103.8        103.80                   NA
ALBK    ALBANK Financial Corp.                     211.67        267.39                 1470
ALLB    Alliance Bank (MHC)                        242.83        242.83                   75
AMFC    AMB Financial Corp.                        102.14        102.14                   NA
ANA     Acadiana Bancshares Inc.                   125.57        125.57                   NA
ANDB    Andover Bancorp Inc.                       195.91        195.91                  282
ANE     Alliance Bncp of New England               161.39        164.94                   88
ASBI    Ameriana Bancorp                           133.09        135.63                  153
ASBP    ASB Financial Corp.                        117.04        117.04                   20
ASFC    Astoria Financial Corp.                    137.11        191.39                 1467
ATSB    AmTrust Capital Corp.                      105.73        106.82                   NA
AVND    Avondale Financial Corp.                   100.28        100.28                   NA
BANC    BankAtlantic Bancorp Inc.                  161.64        209.11                 1153
BCSB    BCSB Bankcorp Inc. (MHC)                       NA            NA                   NA
BDJI    First Federal Bancorp.                     129.92        129.92                   40
BFD     BostonFed Bancorp Inc.                     119.75        124.04                   NA
BFFC    Big Foot Financial Corp.                   101.71        101.71                   66
BFSB    Bedford Bancshares Inc.                    155.21        155.21                   40
BKC     American Bank of Connecticut               187.75        193.56                  131
BKCT    Bancorp Connecticut Inc.                   178.11        178.11                  119
BKUNA   BankUnited Financial Corp.                 118.64        136.77                  303
BNKU    Bank United Corp.                          193.49        212.99                   NA
BPLS    Bank Plus Corp.                            106.02        115.58                   NA
BRBI    Blue River Bancshares Inc.                     NA            NA                   NA
BRKL    Brookline Bancorp (MHC)                    137.28        137.28                   NA
BTHL    Bethel Bancorp                              91.17        108.60                   NA
BVCC    Bay View Capital Corp.                     114.84        177.09                  962
BWFC    Bank West Financial Corp.                  127.38        127.38                   67
BYFC    Broadway Financial Corp.                    69.69         69.69                   52
BYS     Bay State Bancorp                           87.19         87.19                   NA
CAFI    Camco Financial Corp.                      166.91        177.84                  212
CASB    Cascade Financial Corp.                    183.18        183.18                  144
CASH    First Midwest Financial Inc.               119.66        133.96                   NA
CATB    Catskill Financial Corp.                   101.78        101.78                   74
CAVB    Cavalry Bancorp Inc.                       147.72        147.72                  163
CBCI    Calumet Bancorp Inc.                       109.95        109.95                  135
CBES    CBES Bancorp Inc.                          115.66        115.66                   NA
CBK     Citizens First Financial Corp.             112.97        112.97                  103
CBSA    Coastal Bancorp Inc.                       139.17        159.72                   NA
CCFH    CCF Holding Co.                            158.91        158.91                   73
CEBK    Central Co-operative Bank                  120.19        132.35                   94
CENB    Century Bancorp Inc.                        95.16         95.16                   11
CFB     Commercial Federal Corp.                   172.50        194.65                   NA
CFCP    Coastal Financial Corp.                    326.46        326.46                   NA
CFFC    Community Financial Corp.                  141.68        142.25                   53
CFKY    Columbia Financial of Kentucky                 NA            NA                   38
CFNC    Carolina Fincorp Inc.                       73.29         73.29                   44
CFSB    CFSB Bancorp Inc.                          300.12        300.12                  240
CFTP    Community Federal Bancorp                  107.74        107.74                   35
CIBI    Community Investors Bancorp                155.32        155.32                   26
CITZ    CFS Bancorp Inc.                               NA            NA                  282
CKFB    CKF Bancorp Inc.                            95.43         95.43                    9
CLAS    Classic Bancshares Inc.                     98.96        115.06                   NA
CMRN    Cameron Financial Corp.                     92.61         92.61                   NA

                                                                       EXHIBIT 7

                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
CMSB    Commonwealth Bancorp Inc.               1.78         34.88     29.90    11.72    44.84    20.86
CMSV    Community Savings Bnkshrs(MHC)          2.86         87.38     33.16    21.12    32.81    30.58
CNIT    CENIT Bancorp Inc.                      1.91         35.89     17.50    16.10    16.94    16.15
CNSB    CNS Bancorp Inc.                        1.63         45.28     32.78    24.76    30.73    27.83
CNY     Carver Bancorp Inc.                       --          0.00     28.72     6.53    21.54    25.13
COFI    Charter One Financial                   1.95         38.57     16.12    18.48    13.79    21.73
CONE    Conestoga Bancorp, Inc.                   NA         28.17        NA       NA       NA       NA
COOP    Cooperative Bankshares Inc.               --          0.00     22.79    12.31    18.45    20.95
CRSB    Crusader Holding Corp.                    --          0.00     12.93    28.45    11.03    11.81
CRZY    Crazy Woman Creek Bancorp               2.52         48.19     19.13    24.24    20.89    19.13
CSBF    CSB Financial Group Inc.                  --          0.00     36.21    18.37    26.25    33.87
CVAL    Chester Valley Bancorp Inc.             1.40         31.28     21.43    19.45    28.13    20.32
DCBI    Delphos Citizens Bancorp Inc.           1.50         13.33     17.78    26.04    17.39    17.78
DCOM    Dime Community Bancshares Inc.          1.68         21.10     22.84    17.81    17.46    21.79
DIBK    Dime Financial Corp.                    1.51         17.31     12.21    16.5     17.26    12.21
DME     Dime Bancorp Inc.                       0.73         10.97     28.39    14.79    13.63    17.58
DNFC    D & N Financial Corp.                   0.85         11.72     17.54    11.34    13.99    14.42
DSL     Downey Financial Corp.                  1.04         15.28     18.13    14.85    14.53    15.25
EBI     Equality Bancorp Inc.                   1.85            NA        NA    11.97    21.67       NA
EBSI    Eagle Bancshares                        2.84         48.78     18.15    11.23    15.20    18.29
EFBC    Empire Federal Bancorp Inc.             2.29         44.78     20.9     32.82    20.59    20.90
EFBI    Enterprise Federal Bancorp              3.65         88.50     28.52    16.55    21.39    24.23
EFC     EFC Bancorp Inc.                          --            NA        NA       NA       NA       NA
EGLB    Eagle BancGroup Inc.                      --          0.00     97.37    12.51    25.69    33.64
EMLD    Emerald Financial Corp.                 1.10         20.31     21.61    21.22    18.75    19.92
EQSB    Equitable Federal Savings Bank            --          0.00     17.32    10.03    17.53    16.52
ESBF    ESB Financial Corp.                     2.12         32.25     16.50    10.07    15.74    16.35
ESBK    Elmira Savings Bank (The)               2.46         41.65     21.14     8.15    15.12    17.33
ESX     Essex Bancorp Inc.                        --          0.00        NM     1.42       NM       NM
ETFS    East Texas Financial Services           1.49         34.86     36.32    16.88    41.99    31.25
FAB     FIRSTFED AMERICA BANCORP INC.           1.19          5.81     24.11    10.61    19.18    19.62
FBBC    First Bell Bancorp Inc.                 2.32         31.25     13.58    14.87    13.07    13.48
FBCI    Fidelity Bancorp Inc.                   1.70            NA        NA    13.27    18.36       NA
FBCV    1ST Bancorp                             0.60         14.39     35.98    18.58    21.69    24.45
FBER    1st Bergen Bancorp                      1.14         23.81     20.83    15.04    19.02    20.83
FBHC    Fort Bend Holding Corp.                 2.00         37.23     31.75    11.41    20.83    21.28
FBNW    FirstBank Corp.                         1.70            NA        NA    19.26    18.88       NA
FBSI    First Bancshares Inc.                   0.91         12.35     15.81     16.3    18.23    15.44
FCB     Falmouth Bancorp Inc.                   1.30         27.16     30.83    24.35    23.13    22.84
FCBF    FCB Financial Corp.                     2.98         50.32     19.54    22.03    16.03    19.03
FCBH    Virginia Beach Fed. Financial           1.34         25.00     27.60    14.29    22.42    21.35
FCBK    First Coastal Bankshares                  NA            NA        NA       NA       NA       NA
FCME    First Coastal Corp.                       --          0.00     15.00     9.51    14.29    13.64
FDEF    First Defiance Financial                2.77         53.03     20.63    18.22    16.25    19.70
FDTR    Federal Trust Corp.                       --            NA        NA    12.12    45.31       NA
FED     FirstFed Financial Corp.                  --          0.00     15.50    10.58    12.5      14.6
FESX    First Essex Bancorp Inc.                2.64         40.60     18.48    12.20    15.18    15.98
FFBA    First Colorado Bancorp Inc.             2.02         41.46     20.44    28.13    25.75    20.93
FFBH    First Federal Bancshares of AR          1.20         21.67     19.70    19.59    18.75    19.38
FFBI    First Financial Bancorp Inc.              --          0.00     41.39    12.69    52.60    84.17
FFBS    FFBS BanCorp Inc.                       2.25        208.33     18.54    25.92    18.54    18.54
FFBZ    First Federal Bancorp Inc.              1.17         27.00     25.53    18.23    21.43    24.00
FFCH    First Financial Holdings Inc.           1.92         34.21     19.89    16.00    18.86    19.19
FFDB    FirstFed Bancorp Inc.                   1.93         44.12     21.32    19.19    22.66    21.32
FFDF    FFD Financial Corp.                     1.67         25.64     34.62    25.99    37.50    15.38
FFED    Fidelity Federal Bancorp                3.33            NM        NM      9.5       NM       NM
FFES    First Federal of East Hartford          2.06         30.62      14.6     9.23    14.73    15.79
FFFD    North Central Bancshares Inc.           1.75         21.43     14.37    17.23    13.04    13.72
FFFL    Fidelity Bankshares Inc. (MHC)          3.46         78.26     27.96    12.04    22.41    22.61
FFHH    FSF Financial Corp.                     2.88         45.45     16.55    12.31    16.09    15.80
FFHS    First Franklin Corp.                    1.89         26.45     17.64    11.91    15.88    15.26
FFIC    Flushing Financial Corp.                1.39         21.37     17.21     16.5    15.17    17.61
FFKY    First Federal Financial Corp.           2.19         36.60     17.43    25.83    16.43    16.75
FFLC    FFLC Bancorp Inc.                       1.97         31.15     18.43    16.56    15.73    17.55

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
CMSB    Commonwealth Bancorp Inc.                  138.95        176.38                 776
CMSV    Community Savings Bnkshrs(MHC)             190.68        190.68                 283
CNIT    CENIT Bancorp Inc.                         193.73        209.16                  NA
CNSB    CNS Bancorp Inc.                            99.93         99.93                  29
CNY     Carver Bancorp Inc.                         77.78         80.47                  NA
COFI    Charter One Financial                      247.52        262.95                4272
CONE    Conestoga Bancorp, Inc.                        NA            NA                 105
COOP    Cooperative Bankshares Inc.                   155        155.00                 117
CRSB    Crusader Holding Corp.                     247.52        261.32                  70
CRZY    Crazy Woman Creek Bancorp                  103.42        103.42                  10
CSBF    CSB Financial Group Inc.                    79.37         84.13                  18
CVAL    Chester Valley Bancorp Inc.                230.26        230.26                 116
DCBI    Delphos Citizens Bancorp Inc.              107.82        107.82                  NA
DCOM    Dime Community Bancshares Inc.             155.23        178.17                 252
DIBK    Dime Financial Corp.                       197.57         202.1                  NA
DME     Dime Bancorp Inc.                          232.51        282.68                6718
DNFC    D & N Financial Corp.                      203.46        205.06                  NA
DSL     Downey Financial Corp.                     188.69        190.67                1243
EBI     Equality Bancorp Inc.                      125.00        125.00                  NA
EBSI    Eagle Bancshares                           172.68        172.68                 574
EFBC    Empire Federal Bancorp Inc.                 89.29         89.29                  36
EFBI    Enterprise Federal Bancorp                 166.21        170.45                  42
EFC     EFC Bancorp Inc.                               NA            NA                 107
EGLB    Eagle BancGroup Inc.                       103.82        103.82                  51
EMLD    Emerald Financial Corp.                    249.51        252.48                 119
EQSB    Equitable Federal Savings Bank             195.98        195.98                  NA
ESBF    ESB Financial Corp.                        143.58        160.83                  NA
ESBK    Elmira Savings Bank (The)                  127.76        127.76                 114
ESX     Essex Bancorp Inc.                             NM         41.31                 106
ETFS    East Texas Financial Services               97.66         97.66                  28
FAB     FIRSTFED AMERICA BANCORP INC.              107.07        107.07                  NA
FBBC    First Bell Bancorp Inc.                    146.43        146.43                  57
FBCI    Fidelity Bancorp Inc.                      125.2         125.40                  NA
FBCV    1ST Bancorp                                205.91        209.42                 101
FBER    1st Bergen Bancorp                         129.73        129.73                  58
FBHC    Fort Bend Holding Corp.                    159.74        168.92                 148
FBNW    FirstBank Corp.                            114.19        114.19                  98
FBSI    First Bancshares Inc.                      121.42        126.81                  73
FCB     Falmouth Bancorp Inc.                      113.92        113.92                  29
FCBF    FCB Financial Corp.                        152.3         152.30                 145
FCBH    Virginia Beach Fed. Financial              200.20        200.20                 216
FCBK    First Coastal Bankshares                       NA            NA                  NA
FCME    First Coastal Corp.                        106.19        106.19                  NA
FDEF    First Defiance Financial                   102.69        102.69                 162
FDTR    Federal Trust Corp.                        141.05        141.05                  28
FED     FirstFed Financial Corp.                   176.52        177.62                 456
FESX    First Essex Bancorp Inc.                   171.23        236.90                 269
FFBA    First Colorado Bancorp Inc.                199.46        203.24                  NA
FFBH    First Federal Bancshares of AR             133.16        133.16                  NA
FFBI    First Financial Bancorp Inc.               137.45        137.45                  36
FFBS    FFBS BanCorp Inc.                          147.64        147.64                  32
FFBZ    First Federal Bancorp Inc.                 229.45        229.45                  74
FFCH    First Financial Holdings Inc.              251.44        251.44                 585
FFDB    FirstFed Bancorp Inc.                      197.55        214.50                  75
FFDF    FFD Financial Corp.                        116.66        116.66                  26
FFED    Fidelity Federal Bancorp                   140.19        140.19                 110
FFES    First Federal of East Hartford             128.25        128.25                 188
FFFD    North Central Bancshares Inc.              116.02        133.90                  NA
FFFL    Fidelity Bankshares Inc. (MHC)             195.78            NA                  NA
FFHH    FSF Financial Corp.                        106.14        106.14                  94
FFHS    First Franklin Corp.                       130.55        131.09                  52
FFIC    Flushing Financial Corp.                   128.84        133.78                 205
FFKY    First Federal Financial Corp.              193.54        203.86                 110
FFLC    FFLC Bancorp Inc.                          129.34        129.34                 134

                                                                       EXHIBIT 7

                      SELECTED  DATA ON ALL PUBLIC THRIFTS

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
FFOH    Fidelity Financial of Ohio              2.07        147.73     18.16    16.25    18.38    17.54
FFPB    First Palm Beach Bancorp Inc.           1.76         43.27     47.89    11.57    43.21    25.48
FFSL    First Independence Corp.                2.55         32.35     13.82     9.12    10.88    13.82
FFSX    First Fed SB of Siouxland(MHC)          1.60         40.34     25.86    15.45    22.06    25.21
FFWC    FFW Corp.                               2.27         28.41     16.09    13.27    14.45    14.02
FFWD    Wood Bancorp Inc.                       2.22         34.70     21.96    26.23    19.35    18.90
FFYF    FFY Financial Corp.                     2.22         39.14     18.59    22.19    18.03    18.21
FGHC    First Georgia Holding Inc.                --         17.55     31.58    31.85    30.00    31.58
FIBC    Financial Bancorp Inc.                  1.37         26.16     21.99    18.27    19.84    21.22
FISB    First Indiana Corp.                     2.10         30.99     22.91    16.72    16.36    16.13
FKAN    First Kansas Financial Corp.              --            NA        NA    15.94       NA       NA
FKFS    First Keystone Financial                1.39         10.42     13.69     9.01    11.98    11.98
FKKY    Frankfort First Bancorp Inc.            5.49         81.25     15.17    17.53    15.17    15.17
FLAG    FLAG Financial Corp.                    1.47         33.84     32.75    19.13    22.74    24.08
FLFC    First Liberty Financial Corp.           1.46         33.33     23.64    17.64    16.06    24.48
FLGS    Flagstar Bancorp Inc.                   1.04          8.84     12.56    14.34     9.25    12.56
FLKY    First Lancaster Bancshares              4.21         94.34     26.89    25.45    25.45    26.89
FMBD    First Mutual Bancorp Inc.               1.86         76.19     52.08    15.99    26.86    40.92
FMCO    FMS Financial Corp.                     0.96         14.07     17.61    13.36    17.36    17.61
FMSB    First Mutual Savings Bank               1.38         47.19     14.65    13.07    12.50    12.83
FNGB    First Northern Capital Corp.            2.82         47.22     19.03    16.36    16.78    17.71
FOBC    Fed One Bancorp                         1.59         49.21     31.71    25.05    32.50    30.95
FPRY    First Financial Bancorp                   NA         39.66        NA       NA       NA       NA
FSBI    Fidelity Bancorp Inc.                   1.80         20.72     14.60     9.76    15.15    14.39
FSFF    First SecurityFed Financial               --            NA        NA    30.23    15.89       NA
FSLA    First Source Bancorp Inc.               2.01            NA        NA    23.23       NA       NA
FSNJ    Bayonne Bancshares Inc.                 1.67            NA        NA    19.40    31.12       NA
FSPT    FirstSpartan Financial Corp.            1.60            NA        NA    30.82    19.95       NA
FSSB    First FS&LA of San Bernardino             --          0.00        NM     3.05       NM       NM
FSTC    First Citizens Corp.                    1.08            NA        NA    21.90    16.90       NA
FTF     Texarkana First Financial Corp          2.11         30.43     15.14    24.29    13.52    14.40
FTFC    First Federal Capital Corp.             1.76         26.04     27.85    18.55    16.54    16.54
FTNB    Fulton Bancorp Inc.                     1.33         26.92        30    27.92    32.14    23.08
FTSB    Fort Thomas Financial Corp.             1.82         35.71     16.37    19.95    20.22    16.37
FWWB    First Washington Bancorp Inc.           1.42         21.82     19.83    21.82    17.42    18.40
GAF     GA Financial Inc.                       3.64         43.48     14.37    13.24    14.78    13.37
GBNK    Gaston Federal Bancorp (MHC)            1.52            NA        NA    29.27       NA       NA
GDW     Golden West Financial                   0.61          6.98     12.10    12.12    10.23    11.83
GFCO    Glenway Financial Corp.                 1.95         35.65     20.76    17.19    19.5     20.95
GFED    Guaranty Federal Bcshs Inc.               --            NA        NA    30.24    21.04       NA
GLMR    Gilmer Financial Svcs, Inc.               --          0.00     20.77     6.41       NM   117.71
GOSB    GSB Financial Corp.                     0.88            NA        NA    23.73    42.58       NA
GPT     GreenPoint Financial Corp.              1.84         29.08     17.38    22.54    16.09    17.73
GSB     Golden State Bancorp Inc.                 --        330.06     11.87      7.2    11.52    13.20
GSFC    Green Street Financial Corp.            3.43         88.24     20.59    33.00    20.59    20.59
GSLA    GS Financial Corp.                      2.07            NA        NA    34.95    21.09       NA
GTPS    Great American Bancorp                  2.06         67.21     35.04    22.89    29.69    35.04
GUPB    GFSB Bancorp Inc.                       2.11         33.77     18.04    14.48    16.96    18.04
HALL    Hallmark Capital Corp.                    --          0.00     15.69     9.68    13.58    14.56
HARB    Harbor Florida Bancshares Inc.          2.14            NA        NA    28.26    16.84       NA
HARL    Harleysville Savings Bank               1.47         21.29     14.85    12.71    14.42    14.85
HARS    Harris Financial Inc. (MHC)             1.22         39.50     51.61    26.38    34.74    33.45
HAVN    Haven Bancorp Inc.                      1.46         30.61     19.9      8.01    39.42    20.92
HBBI    Home Building Bancorp                   1.25         26.32     22.02    17.63    25.00    21.05
HBEI    Home Bancorp of Elgin Inc.              2.71        102.56     37.82    27.50    33.52    37.82
HBFW    Home Bancorp                            1.13         21.88     22.7     18.52    21.5     22.17
HBNK    Highland Bancorp Inc.                   1.21          8.25     15.54    16.86    13.13    13.70
HBS     Haywood Bancshares Inc.                 2.93         32.77     11.58    16.86    10.05    11.58
HBSC    Heritage Bancorp Inc.                     --            NA        NA       NA       NA       NA
HCBB    HCB Bancshares Inc.                     1.52            NA        NA    15.66    41.02       NA
HCBC    High Country Bancorp Inc.               2.22            NA        NA    19.35    21.09       NA
HCFC    Home City Financial Corp.               2.44        377.45     14.46    17.10    14.18    14.46
HEMT    HF Bancorp Inc.                           --          0.00    152.27    10.20       NM       NM
HFBC    HopFed Bancorp Inc.                       --            NA        NA    31.94    20.54       NA

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
FFOH    Fidelity Financial of Ohio                130.94        147.17                    NA
FFPB    First Palm Beach Bancorp Inc.             169.01        172.53                   468
FFSL    First Independence Corp.                   95.22         95.22                    27
FFSX    First Fed SB of Siouxland(MHC)            202.70        251.47                    NA
FFWC    FFW Corp.                                 141.01        153.27                    NA
FFWD    Wood Bancorp Inc.                         198.66        198.66                    48
FFYF    FFY Financial Corp.                       171.73        171.73                    NA
FGHC    First Georgia Holding Inc.                390.88        418.12                    92
FIBC    Financial Bancorp Inc.                    216.87        217.78                    NA
FISB    First Indiana Corp.                       182.66        184.58                   700
FKAN    First Kansas Financial Corp.               80.79         81.83                    NA
FKFS    First Keystone Financial                  134.98        134.98                    76
FKKY    Frankfort First Bancorp Inc.              103.87        103.87                    NA
FLAG    FLAG Financial Corp.                      219.50        219.50                    NA
FLFC    First Liberty Financial Corp.             239.94        262.28                   549
FLGS    Flagstar Bancorp Inc.                     258.62        265.75                  1461
FLKY    First Lancaster Bancshares                 95.51         95.51                    11
FMBD    First Mutual Bancorp Inc.                 109.34        140.42                   163
FMCO    FMS Financial Corp.                       219.68        221.24                   333
FMSB    First Mutual Savings Bank                 180.80        180.80                    NA
FNGB    First Northern Capital Corp.              150.18        150.18                   220
FOBC    Fed One Bancorp                           216.91        225.43                   134
FPRY    First Financial Bancorp                       NA            NA                    NA
FSBI    Fidelity Bancorp Inc.                     142.65        142.65                   109
FSFF    First SecurityFed Financial               104.52        104.81                    70
FSLA    First Source Bancorp Inc.                  109.4        113.00                   221
FSNJ    Bayonne Bancshares Inc.                   141.59        141.59                    96
FSPT    FirstSpartan Financial Corp.              126.82        126.82                   142
FSSB    First FS&LA of San Bernardino              70.36         73.03                    51
FSTC    First Citizens Corp.                      219.40        267.30                    NA
FTF     Texarkana First Financial Corp            163.28        163.28                    38
FTFC    First Federal Capital Corp.               247.27        259.82                   750
FTNB    Fulton Bancorp Inc.                       119.52        119.52                    NA
FTSB    Fort Thomas Financial Corp.               126.49        126.49                    20
FWWB    First Washington Bancorp Inc.             155.62        167.88                   304
GAF     GA Financial Inc.                         102.91        103.89                   200
GBNK    Gaston Federal Bancorp (MHC)              144.29        144.29                    57
GDW     Golden West Financial                     162.04        162.04                  4593
GFCO    Glenway Financial Corp.                   179.56        181.14                    69
GFED    Guaranty Federal Bcshs Inc.               105.12        105.12                    82
GLMR    Gilmer Financial Svcs, Inc.                71.05         71.05                    12
GOSB    GSB Financial Corp.                        95.28         95.28                    NA
GPT     GreenPoint Financial Corp.                196.88        348.20                  1837
GSB     Golden State Bancorp Inc.                 116.11        138.32                  2961
GSFC    Green Street Financial Corp.               94.53         94.53                    32
GSLA    GS Financial Corp.                         83.96         83.96                    33
GTPS    Great American Bancorp                    125.22        125.22                    NA
GUPB    GFSB Bancorp Inc.                         117.38        117.38                    23
HALL    Hallmark Capital Corp.                    117.32        117.32                    NA
HARB    Harbor Florida Bancshares Inc.            144.17        145.73                   358
HARL    Harleysville Savings Bank                 198.15        198.15                    55
HARS    Harris Financial Inc. (MHC)               324.87        359.11                   558
HAVN    Haven Bancorp Inc.                        153.79        160.91                   995
HBBI    Home Building Bancorp                     116.45        116.45                    13
HBEI    Home Bancorp of Elgin Inc.                105.36        105.36                   123
HBFW    Home Bancorp                              155.31        155.31                    84
HBNK    Highland Bancorp Inc.                     214.36        214.36                   103
HBS     Haywood Bancshares Inc.                   113.57        117.28                    35
HBSC    Heritage Bancorp Inc.                         NA            NA                    38
HCBB    HCB Bancshares Inc.                        90.83         91.91                    71
HCBC    High Country Bancorp Inc.                   98.9          98.9                    40

                                                                       EXHIBIT 7

                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
HFFB    Harrodsburg First Fin Bancorp           2.60         74.07     18.98    27.22    18.30    18.98
HFFC    HF Financial Corp.                      1.32         19.72     17.28    16.38    13.98    14.96
HFGI    Harrington Financial Group              1.14            NM        NM     7.10       NM       NM
HFNC    HFNC Financial Corp.                    2.72         36.59     20.98    20.04    13.99    14.33
HFSA    Hardin Bancorp Inc.                     3.29         49.51     18.68    10.41    18.48    16.50
HFWA    Heritage Financial Corp.                1.26            NA        NA    38.53       NA       NA
HHFC    Harvest Home Financial Corp.            3.32         67.74     21.37    13.00    23.66    21.37
HIFS    Hingham Instit. for Savings             2.13         30.48     12.62    14.31    11.93    12.50
HLFC    Home Loan Financial Corp.                 --            NA        NA    39.79    24.17       NA
HMLK    Hemlock Federal Financial Corp.         1.91            NA        NA    17.54    19.94       NA
HMNF    HMN Financial Inc.                      1.11          4.55     22.82    10.76    25.67    16.34
HOMF    Home Federal Bancorp                    1.52         19.52     17.62    18.75    14.58    13.82
HPBC    Home Port Bancorp Inc.                  3.30         46.78     13.04    17.15    11.44    14.18
HRBF    Harbor Federal Bancorp Inc.             2.59         45.95     20.28    14.71    18.25    19.62
HRBT    Hudson River Bancorp                      --            NA        NA       NA       NA       NA
HRZB    Horizon Financial Corp.                 2.93         75.00     13.76    20.31    13.39    13.39
HSTD    Homestead Bancorp Inc.                  9.70            NA        NA       NA       NA       NA
HTHR    Hawthorne Financial Corp.                 --          0.00      9.60     5.25    13.57    11.28
HWEN    Home Financial Bancorp                  1.27         21.28     21.88    17.19    16.41    16.76
HZFS    Horizon Financial Svcs Corp.            1.21         18.28     20.66    14.12    13.77    15.99
IBSF    IBS Financial Corp.                     2.47         72.73     29.43    24.06    28.91    29.43
ICBC    Independence Comm. Bank Corp.             --            NA        NA    21.85    22.92       NA
IFSB    Independence Federal Svgs Bank          1.56         29.19     61.54     7.47     6.45     9.94
INBI    Industrial Bancorp Inc.                 3.12         50.00      17.5    25.22    16.59    17.50
IPSW    Ipswich Savings Bank                    1.07         14.42     14.42    15.34    15.63    14.42
ITLA    ITLA Capital Corp.                        --          0.00     11.63    15.07    10.87    11.63
IWBK    InterWest Bancorp Inc.                  1.99         34.93     21.99    17.88    33.54    19.26
JSB     JSB Financial Inc.                      3.11         33.04     13.48    32.39     8.64    11.34
JSBA    Jefferson Savings Bancorp               1.20         24.00     26.26    18.86    26.56    23.38
JXSB    Jacksonville Savings Bk (MHC)           1.85         55.57     49.24    18.28    31.25    31.86
JXVL    Jacksonville Bancorp Inc.               2.81         39.68     14.14    17.78    14.37    14.14
KFBI    Klamath First Bancorp                   2.12         36.02     18.28    16.71    16.35    18.28
KNK     Kankakee Bancorp Inc.                   1.56         24.74     16.60    10.60    18.83    15.91
KSAV    KS Bancorp Inc.                           NA         63.46        NA       NA       NA       NA
KSBK    KSB Bancorp Inc.                        0.61          3.55     11.96    13.17    12.13    11.70
KYF     Kentucky First Bancorp Inc.             3.51         64.10     18.51    21.59    17.81    18.27
LARK    Landmark Bancshares Inc.                2.72         39.01     18.54    14.91    15.76    15.65
LARL    Laurel Capital Group Inc.               3.16         32.83     14.62    18.84    14.39    14.39
LFBI    Little Falls Bancorp Inc.               1.50         19.48     21.62    11.15    21.05    20.78
LFCO    Life Financial Corp.                      --          0.00      5.50    15.96    16.91     5.72
LFED    Leeds Federal Bankshares (MHC)          3.29         80.82     25.76    29.46    25.00    25.76
LIBB    Liberty Bancorp Inc. (MHC)                --            NA        NA       NA       NA       NA
LISB    Long Island Bancorp Inc.                1.54         27.08     26.53    19.39    19.12    21.67
LO      Local Financial Corp.                     --            NA        NA    12.07    12.71       NA
LOGN    Logansport Financial Corp.              2.93         41.00     14.71    20.96    15.00    15.00
LONF    London Financial Corp.                  1.57        609.30     19.06    20.52    15.25    17.73
LSBI    LSB Financial Corp.                     1.27         18.65     19.33    13.74    15.75    16.67
LSBX    Lawrence Savings Bank                     --          0.00      7.16    17.96     8.73     7.05
LVSB    Lakeview Financial Corp.                1.14          7.70     21.78    17.67     7.33    10.84
LXMO    Lexington B&L Financial Corp.           2.00         48.39     24.19    15.88    25.00    24.19
MAFB    MAF Bancorp Inc.                        1.26         13.21     14.64    14.07    13.24    13.99
MARN    Marion Capital Holdings                 3.87         69.29     17.91    19.99    15.80    17.91
MASB    MASSBANK Corp.                          2.11         33.56     18.85    18.36    16.27    16.27
MBBC    Monterey Bay Bancorp Inc.               0.73         32.50     51.56    14.84       NM    51.56
MBLF    MBLA Financial Corp.                    2.98         27.59     13.98    12.14    12.90    13.88
MBSP    Mitchell Bancorp Inc.                   2.32         80.00     34.50    43.04    61.61    34.50
MCBN    Mid-Coast Bancorp Inc.                  2.00         25.88     16.13    11.30    16.67    14.93
MDBK    Medford Bancorp Inc.                    2.00         37.45     16.74    15.70    14.71    15.94
MECH    MECH Financial Inc.                     2.14          9.26     17.39    15.53    14.89    17.28
METF    Metropolitan Financial Corp.              --          0.00     15.94     8.49    17.71    13.71
MFBC    MFB Corp.                               1.43         32.17     18.85    12.98    19.79    18.41
MFFC    Milton Federal Financial Corp.          4.62         84.51     22.81    12.37    15.48    18.31
MFLR    Mayflower Co-operative Bank             3.48         42.33     16.55    15.27    12.23    14.11
MFSL    Maryland Federal Bancorp                1.13         33.52     31.25    22.13    27.78    30.30

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
HCFC    Home City Financial Corp.                  123.22        123.22                    NA
HEMT    HF Bancorp Inc.                            127.38        148.89                    NA
HFBC    HopFed Bancorp Inc.                        119.29        119.29                    NA
HFFB    Harrodsburg First Fin Bancorp               95.02         95.02                    NA
HFFC    HF Financial Corp.                         164.98        164.98                   268
HFGI    Harrington Financial Group                 151.73        151.73                    84
HFNC    HFNC Financial Corp.                       118.21        118.21                   125
HFSA    Hardin Bancorp Inc.                        102.97        102.97                    28
HFWA    Heritage Financial Corp.                   133.79        133.79                    NA
HHFC    Harvest Home Financial Corp.               114.52        114.52                    18
HIFS    Hingham Instit. for Savings                151.82        151.82                    65
HLFC    Home Loan Financial Corp.                  103.28        103.28                    NA
HMLK    Hemlock Federal Financial Corp             108.34        108.34                    46
HMNF    HMN Financial Inc.                         110.24        120.09                   156
HOMF    Home Federal Bancorp                       201.46        206.69                   261
HPBC    Home Port Bancorp Inc.                     196.83        196.83                    44
HRBF    Harbor Federal Bancorp Inc.                115.87        115.87                    48
HRBT    Hudson River Bancorp                           NA            NA                    NA
HRZB    Horizon Financial Corp.                    131.58        131.58                   132
HSTD    Homestead Bancorp Inc.                         NA            NA                    21
HTHR    Hawthorne Financial Corp.                  123.49        123.49                   212
HWEN    Home Financial Bancorp                      97.46         97.46                    20
HZFS    Horizon Financial Svcs Corp.               154.95        154.95                    26
IBSF    IBS Financial Corp.                        134.90        134.90                    NA
ICBC    Independence Comm. Bank Corp.              108.87        115.35                    NA
IFSB    Independence Federal Svgs Bank             103.49        114.37                    NA
INBI    Industrial Bancorp Inc.                    157.92        157.92                    84
IPSW    Ipswich Savings Bank                       274.73        274.73                    69
ITLA    ITLA Capital Corp.                         144.40            NA                    NA
IWBK    InterWest Bancorp Inc.                     250.31        258.18                   819
JSB     JSB Financial Inc.                         133.25        133.25                   350
JSBA    Jefferson Savings Bancorp                  183.48        228.72                    NA
JXSB    Jacksonville Savings Bk (MHC)              176.06        176.06                    83
JXVL    Jacksonville Bancorp Inc.                  123.02        123.02                    NA
KFBI    Klamath First Bancorp                      106.12        115.88                    NA
KNK     Kankakee Bancorp Inc.                      108.60        127.11                   145
KSAV    KS Bancorp Inc.                                NA            NA                    33
KSBK    KSB Bancorp Inc.                           165.50        188.36                    NA
KYF     Kentucky First Bancorp Inc.                126.78        126.78                    20
LARK    Landmark Bancshares Inc.                   114.08        114.08                    49
LARL    Laurel Capital Group Inc.                  177.07        177.07                    NA
LFBI    Little Falls Bancorp Inc.                  109.36        118.43                    40
LFCO    Life Financial Corp.                       126.23        126.23                   280
LFED    Leeds Federal Bankshares (MHC)             178.57        178.57                    27
LIBB    Liberty Bancorp Inc. (MHC)                     NA            NA                    44
LISB    Long Island Bancorp Inc.                   217.76        219.59                    NA
LO      Local Financial Corp.                      223.31        241.64                   527
LOGN    Logansport Financial Corp.                 111.44        111.44                    14
LONF    London Financial Corp.                     149.07        149.07                    10
LSBI    LSB Financial Corp.                        153.96        153.96                    NA
LSBX    Lawrence Savings Bank                      148.78        148.78                    NA
LVSB    Lakeview Financial Corp.                   181.67        266.34                    NA
LXMO    Lexington B&L Financial Corp.               98.88        106.01                    NA
MAFB    MAF Bancorp Inc.                           179.44        200.99                   902
MARN    Marion Capital Holdings                    102.99        105.23                    49
MASB    MASSBANK Corp.                             156.04        158.12                   182
MBBC    Monterey Bay Bancorp Inc.                  129.01        140.91                    NA
MBLF    MBLA Financial Corp.                        89.92         89.92                    12
MBSP    Mitchell Bancorp Inc.                      109.73        109.73                    NA
MCBN    Mid--Coast Bancorp Inc.                    133.33        133.33                    25
MDBK    Medford Bancorp Inc.                       175.59        185.01                   253
MECH    MECH Financial Inc.                        159.91        159.91                    NA
METF    Metropolitan Financial Corp.               227.27        245.19                   313
MFBC    MFB Corp.                                  114.13        114.13                    71
MFFC    Milton Federal Financial Corp.             103.34        103.34                    52
MFLR    Mayflower Co--operative Bank               159.61        161.97                    51
MFSL    Maryland Federal Bancorp                   244.8         246.91                    NA

                                                                       EXHIBIT 7

                      SELECTED DATA ON ALL PUBLIC THRIFTS

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
MIFC    Mid-Iowa Financial Corp.                0.63         10.39     16.61    16.22    16.61    16.40
MIVI    Mississippi View Holding Co.            1.60         16.84     21.28    21.57    20.83    21.05
MONT    Montgomery Financial Corp.              2.00            NA        NA    16.66    16.18       NA
MRKF    Market Financial Corp.                  2.04        756.00     27.50    34.23    31.25    27.50
MSBF    MSB Financial Inc.                      1.95         28.04     17.28    23.43    13.46    14.89
MSBK    Mutual Savings Bank FSB                   --          0.00        NM     6.99    17.86       NM
MWBI    Midwest Bancshares Inc.                 2.37         18.32     12.86      8.9     9.12    10.31
MWBX    MetroWest Bank                          1.63         31.48     13.66    15.96    13.17    13.66
MYST    Mystic Financial Inc.                   1.46            NA        NA    18.73    19.10       NA
NASB    NASB Financial Inc.                     1.53         14.87     14.92    19.98    11.70    12.17
NBCP    Niagara Bancorp Inc. (MHC)                --            NA        NA       NA       NA       NA
NBN     Northeast Bancorp                       1.51         27.29     18.67    10.08    12.96    17.95
NBSI    North Bancshares Inc.                   3.11        109.09     42.92    13.21    64.38    39.02
NEIB    Northeast Indiana Bancorp               1.57         23.59     15.23    17.55    14.23    15.23
NEP     Northeast PA Financial Corp.              --            NA        NA    17.15       NA       NA
NHTB    New Hampshire Thrift Bncshrs            3.72         40.44      12.7    10.41    11.52    11.86
NMSB    NewMil Bancorp Inc.                     2.67         40.54     20.69    12.52    14.29    16.22
NSLB    NS&L Bancorp Inc.                       2.86         74.63     26.92    19.16    19.02    26.12
NSSY    NSS Bancorp Inc.                        1.07         17.09     25.66    17.46    21.76    20.83
NTBK    Net.B@nk Inc.                             --          0.00        NM    89.29       NM       NM
NTMG    Nutmeg Federal S&LA                     1.65         38.04     60.63    10.75    23.32    26.36
NWEQ    Northwest Equity Corp.                    --         39.19     12.77    15.08    11.30    11.91
NWSB    Northwest Bancorp Inc. (MHC)            1.26         35.56     29.51    23.33    26.43    28.2
OCFC    Ocean Financial Corp.                   2.77         43.75     18.03    17.48    18.82    18.03
OCN     Ocwen Financial Corp.                     --          0.00    144.23    32.51       NM    40.76
OFCP    Ottawa Financial Corp.                  1.49         27.98     21.01    15.57    21.01    19.66
OHSL    OHSL Financial Corp.                    3.15         53.53     20.09    15.99    18.04    18.68
OSFS    Ohio State Financial Services             --            NA        NA    26.32       NA       NA
OTFC    Oregon Trail Financial Corp.            1.28            NA        NA    28.60    21.70       NA
PBCI    Pamrapo Bancorp Inc.                    4.31         63.86     16.25    18.75    17.57    15.66
PBCT    People's Bank (MHC)                     3.11         46.06     30.68    19.02    15.00    16.36
PBHC    Pathfinder Bancorp Inc. (MHC)           1.30         37.92     38.44    21.98    32.03    30.15
PBKB    People's Bancshares Inc.                2.82         28.66     30.11     7.68    11.04    12.12
PBOC    PBOC Holdings Inc.                        --            NA        NA     7.86       NM       NA
PCBC    Perry County Financial Corp.            2.50         45.05     18.02    19.23    19.23    18.02
PDB     Piedmont Bancorp Inc.                   4.80         68.85     16.95    21.07    16.67    16.39
PEDE    Great Pee Dee Bancorp                   3.06            NA        NA    37.36    17.28       NA
PEEK    Peekskill Financial Corp.               2.15         54.55     25.00    24.21    24.63    25.38
PERM    Permanent Bancorp Inc.                  1.76         31.13     22.71    12.73    22.71    21.98
PFDC    Peoples Bancorp                         2.05         34.66     17.06    23.71    17.92    17.06
PFED    Park Bancorp Inc.                         --          0.00     22.44    21.50    18.23    23.03
PFFB    PFF Bancorp Inc.                          --          0.00     18.55     9.30    15.40    17.08
PFFC    Peoples Financial Corp.                 5.46        863.28     29.73    17.51    19.64    17.19
PFNC    Progress Financial Corp.                0.87         13.61     24.14    15.35    20.98    21.23
PFSB    PennFed Financial Services Inc          0.91         12.07     13.73      9.3    13.73    13.25
PFSL    Pocahontas Bancorp Inc.                 2.74            NA        NA    14.46       NA       NA
PHBK    Peoples Heritage Finl Group             2.22         36.84     14.46    17.76    55.04    17.38
PHFC    Pittsburgh Home Financial Corp.         1.66        236.21     13.94     7.67    13.43    12.50
PHSB    Peoples Home Savings Bk (MHC)           1.65            NA        NA    20.69    30.36       NA
PLSK    Pulaski Savings Bank (MHC)              2.02         61.22     28.61    16.70    46.48    30.36
PRBC    Prestige Bancorp Inc.                   1.12         19.07     22.14     9.90    19.38    21.23
PROV    Provident Financial Holdings              --          0.00     44.02    12.03    18.75    18.24
PSBI    PSB Bancorp Inc.                          --            NA        NA       NA       NA       NA
PSFC    Peoples-Sidney Financial Corp.          1.42            NA        NA    33.42    24.69       NA
PSFI    PS Financial Inc.                       4.22        916.67     15.58    28.14    13.54    23.70
PTRS    Potters Financial Corp.                 1.66         21.13     16.48    10.76    13.43    14.95
PULB    Pulaski Bank, FSB (MHC)                 3.44        119.57     42.67    36.05    34.78    34.78
PULS    Pulse Bancorp                           2.76         45.06     16.86    16.63    16.86    16.86
PVFC    PVF Capital Corp.                         --          0.00     14.33    16.19    13.28    13.56
PVSA    Parkvale Financial Corp.                1.85         26.67     15.42    15.29    14.99    15.42
PWBK    Pennwood Bancorp Inc.                   2.38         64.63     31.76    17.78   146.88    28.66
QCBC    Quaker City Bancorp Inc.                  --          0.00     14.96       11    13.51    14.69
QCFB    QCF Bancorp Inc.                          --          0.00     14.12    27.02    12.71    13.93
QCSB    Queens County Bancorp Inc.              2.45         47.48     24.11     35.5    21.22    23.69

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
MIFC    Mid-Iowa Financial Corp.                   163.32        163.54                    NA
MIVI    Mississippi View Holding Co.               118.69        118.69                    21
MONT    Montgomery Financial Corp.                  91.29         91.29                    31
MRKF    Market Financial Corp.                     116.72        116.72                     8
MSBF    MSB Financial Inc.                         140.70        140.70                    19
MSBK    Mutual Savings Bank FSB                    125.79        125.79                    NA
MWBI    Midwest Bancshares Inc.                    124.42        124.42                    42
MWBX    MetroWest Bank                             217.55        217.55                   182
MYST    Mystic Financial Inc.                      103.15        103.15                    58
NASB    NASB Financial Inc.                        235.36        242.41                   247
NBCP    Niagara Bancorp Inc. (MHC)                     NA            NA                   379
NBN     Northeast Bancorp                          144.03        158.55                   138
NBSI    North Bancshares Inc.                      122.04        122.04                    NA
NEIB    Northeast Indiana Bancorp                  134.57        134.57                    NA
NEP     Northeast PA Financial Corp.                88.73         88.73                   144
NHTB    New Hampshire Thrift Bncshrs               127.98        146.46                    NA
NMSB    NewMil Bancorp Inc.                        137.77        137.77                   140
NSLB    NS&L Bancorp Inc.                          103.67        104.42                    NA
NSSY    NSS Bancorp Inc.                           213.25        219.10                   149
NTBK    Net.B@nk Inc.                              427.93        427.93                    22
NTMG    Nutmeg Federal S&LA                        184.27        184.27                    NA
NWEQ    Northwest Equity Corp.                     123.77        123.77                    36
NWSB    Northwest Bancorp Inc. (MHC)               272.86        303.54                   860
OCFC    Ocean Financial Corp.                      127.58        128.24                   247
OCN     Ocwen Financial Corp.                      266.71        291.60                    NA
OFCP    Ottawa Financial Corp.                     184.24        224.86                   256
OHSL    OHSL Financial Corp.                       144.06        144.06                    60
OSFS    Ohio State Financial Services               97.15         97.15                    14
OTFC    Oregon Trail Financial Corp.                98.33         98.33                    NA
PBCI    Pamrapo Bancorp Inc.                       150.29        151.07                    84
PBCT    People's Bank (MHC)                        201.94        234.38                  3436
PBHC    Pathfinder Bancorp Inc. (MHC)              181.52        212.66                    NA
PBKB    People's Bancshares Inc.                   203.01        211.89                   253
PBOC    PBOC Holdings Inc.                         136.42        136.42                   268
PCBC    Perry County Financial Corp.               101.57        101.57                    NA
PDB     Piedmont Bancorp Inc.                      127.39        127.39                    NA
PEDE    Great Pee Dee Bancorp                       82.80         82.80                     9
PEEK    Peekskill Financial Corp.                  112.27        112.27                    25
PERM    Permanent Bancorp Inc.                     126.74        128.05                   130
PFDC    Peoples Bancorp                            158.44        158.44                    82
PFED    Park Bancorp Inc.                          105.74        105.74                    NA
PFFB    PFF Bancorp Inc.                           115.62        116.87                   536
PFFC    Peoples Financial Corp.                    101.01        101.01                    NA
PFNC    Progress Financial Corp.                    221.7            NA                    NA
PFSB    PennFed Financial Services Inc             129.53        148.84                   223
PFSL    Pocahontas Bancorp Inc.                    100.11        103.43                    NA
PHBK    Peoples Heritage Finl Group                239.58        288.40                    NA
PHFC    Pittsburgh Home Financial Corp.            110.52        111.71                    NA
PHSB    Peoples Home Savings Bk (MHC)              163.46        163.46                    76
PLSK    Pulaski Savings Bank (MHC)                 141.26        141.26                    47
PRBC    Prestige Bancorp Inc.                      102.38        102.38                    47
PROV    Provident Financial Holdings               113.45        113.45                    NA
PSBI    PSB Bancorp Inc.                               NA            NA                    NA
PSFC    Peoples-Sidney Financial Corp.             123.59        123.59                    20
PSFI    PS Financial Inc.                          101.11        101.11                    15
PTRS    Potters Financial Corp.                     126.2        126.20                    43
PULB    Pulaski Bank, FSB (MHC)                    269.59        269.59                    NA
PULS    Pulse Bancorp                              197.14        197.14                    NA
PVFC    PVF Capital Corp.                          224.87        224.87                   121
PVSA    Parkvale Financial Corp.                   199.23        200.22                   259
PWBK    Pennwood Bancorp Inc.                       95.22         95.22                    NA
QCBC    Quaker City Bancorp Inc.                   126.32        126.32                   155
QCFB    QCF Bancorp Inc.                           152.65        152.65                    30
QCSB    Queens County Bancorp Inc.                 311.78        311.78                   285

                                                                       EXHIBIT 7

Selected Data on all Public Thrifts

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
RARB    Raritan Bancorp Inc.                    2.18         34.39     17.52    15.02    17.19    17.52
RCBK    Richmond County Financial Corp          1.59            NA        NA    24.94    17.12       NA
RELI    Reliance Bancshares Inc.                  --          0.00     47.19    50.66    33.71    44.94
RELY    Reliance Bancorp Inc.                   2.27         34.17     16.80    12.22    17.26    15.95
RIVR    River Valley Bancorp                    1.29         15.38     16.19    15.12    15.18    14.53
ROSE    TR Financial Corp.                      2.22         29.73     19.05    15.33    14.52    16.22
RSLN    Roslyn Bancorp Inc.                     1.80         25.00     16.91    20.35    14.80    16.05
RVSB    Riverview Bancorp Inc.                  1.59            NA        NA    34.83    18.01       NA
SBAN    SouthBanc Shares Inc.                   2.63            NA        NA       NA       NA       NA
SBFL    SB of the Finger Lakes (MHC)            1.46         75.00        75    22.80    51.56    58.93
SBOS    Boston Bancorp (The)                      NA         10.89        NA       NA       NA       NA
SCBS    Southern Community Bancshares           1.88        332.32     19.28    25.12    25.00    19.51
SCCB    S. Carolina Community Bancshrs          2.91         83.78     29.73    27.54    25.00    29.73
SFED    SFS Bancorp Inc.                        1.19         30.00     27.84    18.32    25.96       27
SFFC    StateFed Financial Corp.                1.57         30.30     19.32    22.23    19.92    19.32
SFIN    Statewide Financial Corp.               2.17         33.33     15.82    13.65    16.33    15.70
SFSL    Security First Corp.                    1.76         28.70     17.83    23.15    16.53    17.83
SGVB    SGV Bancorp Inc.                          --          0.00     27.54     9.34    23.90    27.08
SHSB    SHS Bancorp Inc.                          --            NA        NA    16.46    16.44       NA
SIB     Staten Island Bancorp Inc.              1.64            NA        NA    29.15    18.06       NA
SISB    SIS Bancorp Inc.                        1.50         32.61     18.67    16.16    17.81    23.23
SKAN    Skaneateles Bancorp Inc.                1.72         25.79     15.63      8.8    14.51    15.33
SKBO    First Carnegie Deposit (MHC)            2.11            NA        NA    22.12    27.40       NA
SMBC    Southern Missouri Bancorp Inc.          2.78         74.63     25.71    17.13    28.13    26.87
SOBI    Sobieski Bancorp Inc.                   1.86         47.69     26.95    14.67    25.37    26.54
SOPN    First Savings Bancorp Inc.              4.55         72.31     16.92    26.85    16.67    16.92
SPBC    St. Paul Bancorp Inc.                   2.57         28.17     16.89    17.55    16.19    16.42
SRN     Southern Banc Co.                       2.39         81.40     34.01    17.02    28.13    34.01
SSB     Scotland Bancorp Inc.                   2.19            NM     18.25    28.59    28.52    18.25
SSFC    South Street Financial Corp.            4.44            NM        NA    20.67    37.50    30.00
SSM     Stone Street Bancorp Inc.               2.71         56.88     21.25    27.92    26.56    21.25
STFR    St. Francis Capital Corp.               1.40         20.15     18.52    11.65    14.49    14.93
STSA    Sterling Financial Corp.                  --          0.00     19.34     7.51       NM     23.3
SVRN    Sovereign Bancorp Inc.                  0.51         12.23     18.83    12.63    14.47    26.04
SWCB    Sandwich Bancorp Inc.                   2.27         54.66     26.62    23.76    27.57    25.00
SZB     SouthFirst Bancshares Inc.              3.38         75.34     26.89    10.54    44.38    24.32
TBFC    Telebanc Financial Corp.                  --          0.00        NA     8.57       NM    57.66
THR     Three Rivers Financial Corp.            2.79         37.04     15.75    13.24    16.41    14.58
THRD    TF Financial Corp.                      2.04         35.20     22.82    10.88    19.58    18.80
THTL    Thistle Group Holdings Co.                --            NA        NA       NA       NA       NA
TPNZ    Tappan Zee Financial Inc.               1.45         35.44     25.49    20.50    23.07    24.53
TRIC    Tri--County Bancorp Inc.                3.67         53.47     16.22    16.19    16.67    16.67
TSBK    Timberland Bancorp Inc.                 1.61            NA        NA    37.38    15.49       NA
TSBS    Peoples Bancorp Inc.                    1.15            NA        NA    36.12       NA       NA
TSH     Teche Holding Co.                       2.88         43.48     15.24    14.67    14.48    15.11
TWIN    Twin City Bancorp                       3.06         45.70     18.14    14.66    15.55    14.68
UBMT    United Financial Corp.                  3.74            NA        NA    23.03       NM       NA
UCBC    Union Community Bancorp                 2.50            NA        NA    38.35    21.29       NA
UCFC    United Community Finl Corp.               --            NA        NA       NA       NA       NA
UFBS    Union Financial Bcshs Inc.              2.13         23.36     18.82    12.19    14.58    14.96
UFRM    United Federal Savings Bank             1.37         42.11     36.46    19.03    27.34     30.7
UPFC    United PanAm Financial Corp.              --            NA        NA    39.85     9.13       NA
USAB    USABancshares Inc.                        --          0.00       150    24.17    12.89       NM
UTBI    United Tennessee Bankshares               --            NA        NA    24.71       NA       NA
WAMU    Washington Mutual Inc.                  2.24         46.34     15.52    13.83    13.38    22.52
WAYN    Wayne Savings Bancshares (MHC)          2.70         75.15     33.33    21.99    38.33    30.67
WBST    Webster Financial Corp.                 1.54         24.55     15.49    11.89    29.69    17.07
WCBI    Westco Bancorp Inc.                     2.47         37.50     16.57    21.35    17.19    15.63
WCFB    Webster City Federal SB (MHC)           4.71        125.00     26.56    37.01    26.56    26.56
WEFC    Wells Financial Corp.                   3.38         40.80     15.43    17.68    13.87    14.20
WEHO    Westwood Homestead Fin. Corp.           3.20            NM        NA    25.32    17.36    32.89
WES     Westcorp                                2.03        125.00        NM     7.11   123.44    35.27
WFI     Winton Financial Corp.                  1.67         26.06     20.75    16.72    14.94    15.89
WFSL    Washington Federal Inc.                 3.66         41.78     12.32    23.71    11.63    11.96

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
RARB    Raritan Bancorp Inc.                       204.92        207.39                  97
RCBK    Richmond County Financial Corp             121.09        121.48                  NA
RELI    Reliance Bancshares Inc.                   101.37        101.37                  NA
RELY    Reliance Bancorp Inc.                      155.87        223.43                  NA
RIVR    River Valley Bancorp                       110.82        112.29                  64
ROSE    TR Financial Corp.                         233.46        233.46                 430
RSLN    Roslyn Bancorp Inc.                        131.88        132.43                 479
RVSB    Riverview Bancorp Inc.                     142.55        147.13                  95
SBAN    SouthBanc Shares Inc.                          NA            NA                 122
SBFL    SB of the Finger Lakes (MHC)               269.61        269.61                  88
SBOS    Boston Bancorp (The)                           NA            NA                  NA
SCBS    Southern Community Bancshares              158.42        158.42                  17
SCCB    S. Carolina Community Bancshrs             135.14        135.14                  13
SFED    SFS Bancorp Inc.                           148.92        148.92                  NA
SFFC    StateFed Financial Corp.                   124.15        124.15                  NA
SFIN    Statewide Financial Corp.                  138.79        138.98                 207
SFSL    Security First Corp.                       233.75        236.72                 145
SGVB    SGV Bancorp Inc.                           118.35        119.75                  99
SHSB    SHS Bancorp Inc.                           118.89        118.89                  27
SIB     Staten Island Bancorp Inc.                 123.81        126.95                  NA
SISB    SIS Bancorp Inc.                           230.21        230.21                 612
SKAN    Skaneateles Bancorp Inc.                   127.95        131.05                 104
SKBO    First Carnegie Deposit (MHC)               131.22        131.22                  19
SMBC    Southern Missouri Bancorp Inc.             110.84        110.84                  60
SOBI    Sobieski Bancorp Inc.                       96.69         96.69                  24
SOPN    First Savings Bancorp Inc.                 117.46        117.46                  42
SPBC    St. Paul Bancorp Inc.                      182.85        183.57                1157
SRN     Southern Banc Co.                           97.83         98.55                  27
SSB     Scotland Bancorp Inc.                      114.64        114.64                  NA
SSFC    South Street Financial Corp.               105.88        105.88                  38
SSM     Stone Street Bancorp Inc.                  102.16        102.16                  22
STFR    St. Francis Capital Corp.                  155.16        173.46                 427
STSA    Sterling Financial Corp.                   147.48        374.77                 673
SVRN    Sovereign Bancorp Inc.                     222.58        252.42                2363
SWCB    Sandwich Bancorp Inc.                      283.13        291.27                 148
SZB     SouthFirst Bancshares Inc.                 105.97        108.70                  67
TBFC    Telebanc Financial Corp.                   343.71        347.33                  NA
THR     Three Rivers Financial Corp.                97.95         98.25                  NA
THRD    TF Financial Corp.                         131.73        155.22                 152
THTL    Thistle Group Holdings Co.                     NA            NA                  70
TPNZ    Tappan Zee Financial Inc.                  129.34        129.34                  NA
TRIC    Tri--County Bancorp Inc.                    98.44         98.44                  19
TSBK    Timberland Bancorp Inc.                    115.49        115.49                  97
TSBS    Peoples Bancorp Inc.                        92.43         95.26                  NA
TSH     Teche Holding Co.                          106.07        106.07                 166
TWIN    Twin City Bancorp                          115.70        115.70                  NA
UBMT    United Financial Corp.                     150.87        155.98                  NA
UCBC    Union Community Bancorp                     95.21         95.21                  NA
UCFC    United Community Finl Corp.                    NA            NA                 437
UFBS    Union Financial Bcshs Inc.                 151.38            NA                  NA
UFRM    United Federal Savings Bank                245.44        245.44                 127
UPFC    United PanAm Financial Corp.               200.00        200.85                  NA
USAB    USABancshares Inc.                         203.96        205.22                  NA
UTBI    United Tennessee Bankshares                 91.59         91.59                  19
WAMU    Washington Mutual Inc.                     248.07        263.65               19694
WAYN    Wayne Savings Bancshares (MHC)             233.74        233.74                 100
WBST    Webster Financial Corp.                    199.16        234.95                1633
WCBI    Westco Bancorp Inc.                        136.27        136.27                  55
WCFB    Webster City Federal SB (MHC)              158.14        158.14                  21
WEFC    Wells Financial Corp.                      115.04        115.04                  NA
WEHO    Westwood Homestead Fin. Corp.              123.03        123.03                  25
WES     Westcorp                                    78.37         78.56                  NA
WFI     Winton Financial Corp.                     230.17        233.77                  NA
WFSL    Washington Federal Inc.                    170.57        183.66                 662

                                                                       EXHIBIT 7

SELECTED DATA ON ALL PUBLIC THRIFTS


                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
WHGB    WHG Bancshares Corp.                    2.91         60.42     22.45    11.58    18.33    22.92
WOFC    Western Ohio Financial Corp.            4.35        769.23    176.92    14.79    27.38   176.92
WRNB    Warren Bancorp Inc.                     3.27         84.81     15.49    22.99    13.75    13.92
WSB     Washington Savings Bank, FSB            1.70         23.26     19.58     9.49    16.32    13.66
WSBI    Warwick Community Bancorp                 --            NA        NA    26.28       NA       NA
WSFS    WSFS Financial Corp.                    0.66          2.22     13.84    14.63    12.95    13.43
WSTR    WesterFed Financial Corp.               2.33         39.61     16.67    11.75    15.36    16.67
WVFC    WVS Financial Corp.                     3.87        153.06     14.62    18.87    20.39    15.82
WYNE    Wayne Bancorp Inc.                      0.64         20.00     32.09    22.76    25.94    31.13
YFCB    Yonkers Financial Corp.                 1.75         24.07     16.49    11.05    14.81    14.81
YFED    York Financial Corp.                    2.76         47.17     22.47    13.77    18.15    17.81
-------------------------------------------------------------------------------------------------------
        Average                                 1.73         52.60     23.72    18.10    21.09    20.85

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
WHGB    WHG Bancshares Corp.                        75.76         75.76                    NA
WOFC    Western Ohio Financial Corp.               101.86        108.90                   111
WRNB    Warren Bancorp Inc.                        219.12        219.12                   138
WSB     Washington Savings Bank, FSB               112.76        112.76                    NA
WSBI    Warwick Community Bancorp                  113.99        113.99                    NA
WSFS    WSFS Financial Corp.                       237.86        239.12                   303
WSTR    WesterFed Financial Corp.                  109.47        134.29                   371
WVFC    WVS Financial Corp.                        169.96        169.96                    62
WYNE    Wayne Bancorp Inc.                         178.16        178.16                    61
YFCB    Yonkers Financial Corp.                    107.31        107.31                    71
YFED    York Financial Corp.                       154.97        154.97                   419
---------------------------------------------------------------------------------------------
        Average                                    150.25        156.31                   369

                                                                       EXHIBIT 7
SELECTED DATA ON ALL PUBLIC THRIFTS

                                                   DIVIDENDS
                                            ----------------------  -----------------------------------
                                            CURRENT   LTM DIVIDEND   PRICE/
                                            DIVIDEND     PAYOUT       LTM     PRICE/   PRICE/   PRICE/
                                             YIELD       RATIO      CORE EPS  ASSETS  EARNINGS  LTM EPS
TICKER          SHORT NAME                    ($)         (%)         (X)      (%)      (X)       (X)
------------------------------------------------------------------  -----------------------------------
            COMPARABLE THRIFT DATA


ANDB    Andover Bancorp Inc.                2.087     26.38         15.07     16.06   11.06     14.68
EBSI    Eagle Bancshares                    2.844     48.78         18.15     11.23   15.20     18.29
FAB     FIRSTFED AMERICA BANCORP INC.       1.185     5.81          24.11     10.61   19.18     19.62
FNGB    First Northern Capital Corp.        2.824     47.22         19.03     16.36   16.78     17.71
FWWB    First Washington Bancorp Inc.       1.423     21.82         19.83     21.82   17.42     18.40
KFBI    Klamath First Bancorp               2.118     36.02         18.28     16.71   16.35     18.28
MDBK    Medford Bancorp Inc.                2.000     37.45         16.74     15.70   14.71     15.94
MECH    MECH Financial Inc.                 2.143      9.26         17.39     15.53   14.89     17.28
WSTR    WesterFed Financial Corp.           2.326     39.61         16.67     11.75   15.36     16.67
YFED    York Financial Corp.                2.755     47.17         22.47     13.77   18.15     17.81
-------------------------------------------------------------------------------------------------------

        Average                                 2.17         31.95     18.77    14.95    15.91    17.47
        Median                                  2.13         36.74     18.22    15.62    15.86    17.76
        Maximum                                 2.84         48.78     24.11    21.82    19.18    19.62
        Minimum                                 1.19          5.81     15.07    10.61    11.06    14.68

        COMMUNITY SAVINGS BANKSHARES, INC.      2.57         87.38        NA       NA       NA       NA

        VARIANCE TO THE COMPARABLE MEDIAN       0.44         50.65        NA       NA       NA       NA

                                         CURRENT PRICING DATA AS OF 08/13/98   PRODUCTIVITY
                                         -----------------------------------  ---------------
                                                 PRICE/    PRICE/ TANG           FULL TIME
                                              PUBLICLY REP PUBLICLY REP         EQUIVALENT
                                               BOOK VALUE   BOOK VALUE           EMPLOYEES
TICKER          SHORT NAME                        (%)           (%)           MOST RECENT QTR
----------------------------------------------------------------------------  ---------------
            COMPARABLE THRIFT DATA

ANDB    Andover Bancorp Inc.             195.91            195.91             282
EBSI    Eagle Bancshares                 172.68            172.68             574
FAB     FIRSTFED AMERICA BANCORP INC.    107.07            107.07              NA
FNGB    First Northern Capital Corp.     150.18            150.18             220
FWWB    First Washington Bancorp Inc.    155.62            167.88             304
KFBI    Klamath First Bancorp            106.12            115.88              NA
MDBK    Medford Bancorp Inc.             175.59            185.01             253
MECH    MECH Financial Inc.              159.91            159.91              NA
WSTR    WesterFed Financial Corp.        109.47            134.29             371
YFED    York Financial Corp.             154.97            154.97             419
---------------------------------------------------------------------------------------------

        Average                          148.75            154.38             346
        Median                           155.30            157.44             304
        Maximum                          195.91            195.91             574
        Minimum                          106.12            107.07             220

        COMMUNITY SAVINGS BANKSHARES, INC.   NA                NA              NA

        VARIANCE TO THE COMPARABLE MEDIAN    NA                NA              NA

                                                                       EXHIBIT 7
SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                Income
                                        ------------------------------------------------------------------------------------------
                                        Net Income    Core Income    Core EPS      EPS   Net Income  Core Income  Core EPS     EPS
Ticker        Short Name                   LTM            LTM           LTM        LTM       MRQ         MRQ         MRQ       MRQ
----------------------------------------------------------------------------------------------------------------------------------
%CAL   California Federal Bank             612,697      554,090          NA         NA     339,946   325,765         NA         NA
%CCMD  Chevy Chase Bank, FSB                40,690      -41,098          NA         NA       5,298   (18,081)        NA         NA
AABC   Access Anytime Bancorp Inc.           1,496        1,361         1.10       1.23         73        29       0.06       0.02
ABBK   Abington Bancorp Inc.                 4,520        3,433         0.88       1.17      1,154       632       0.30       0.16
ABCL   Alliance Bancorp                     11,577       13,864         1.47       1.28      1,741     3,975       0.14       0.32
ABCW   Anchor BanCorp Wisconsin             22,001       19,105         1.98       2.28      6,119     5,052       0.65       0.54
AFBC   Advance Financial Bancorp               957          897         0.89       0.95        272       247       0.28       0.25
AFED   AFSALA Bancorp Inc.                   1,204        1,223         0.93       0.92        256       275       0.20       0.21
AHCI   Ambanc Holding Co.                    2,554        2,045         0.52       0.64        446       441       0.11       0.11
AHM    H.F. Ahmanson & Co.                 446,666      442,741         3.79       3.82    137,330   128,784       1.12       1.05
ALBC   Albion Banc Corp.                       380          358         0.48       0.51         90        87       0.12       0.12
ALBK   ALBANK Financial Corp.               44,748       44,502         3.23       3.24     10,275    10,263       0.74       0.74
ALLB   Alliance Bank (MHC)                   2,000        2,000         0.62       0.62        519       519       0.16       0.16
AMFC   AMB Financial Corp.                     863          549         0.61       0.95         95       134       0.11       0.16
ANA    Acadiana Bancshares Inc.              2,944        2,757         1.14       1.22        628       604       0.27       0.26
ANDB   Andover Bancorp Inc.                 15,768       15,382         2.29       2.35      5,250     5,125       0.78       0.76
ANE    Alliance Bncp of New England          2,314        1,117         0.44       0.90        626       332       0.24       0.13
ASBI   Ameriana Bancorp                      3,784        3,298         1.01       1.15      1,029       855       0.31       0.26
ASBP   ASB Financial Corp.                   1,071        1,067         0.68       0.68        276       276       0.18       0.18
ASFC   Astoria Financial Corp.              83,755       76,634         2.93       3.28     23,663    21,502       0.85       0.77
ATSB   AmTrust Capital Corp.                   288          125         0.25       0.57         64        (4)      0.13      (0.01)
AVND   Avondale Financial Corp.             (5,216)      (3,843)       (1.13)     (1.44)     1,766      (662)      0.55      (0.21)
BANC   BankAtlantic Bancorp Inc.            26,254       12,081         0.30       0.67      6,391     4,785       0.15       0.11
BCSB   BCSB Bankcorp Inc. (MHC)                 NA           NA           NA         NA        565       565         NA         NA
BDJI   First Federal Bancorp.                  809          815         0.98       0.97        233       233       0.28       0.28
BFD    BostonFed Bancorp Inc.                7,128        5,737         1.04       1.29      1,803     1,302       0.33       0.24
BFFC   Big Foot Financial Corp.              1,234        1,085         0.46       0.53        178       178       0.07       0.07
BFSB   Bedford Bancshares Inc.               1,769        1,757         0.76       0.76        512       510       0.22       0.22
BKC    American Bank of Connecticut          8,543        7,211         1.51       1.79      2,258     2,028       0.47       0.42
BKCT   Bancorp Connecticut Inc.              6,484        5,509         0.99       1.15      1,751     1,507       0.31       0.27
BKUNA  BankUnited Financial Corp.            8,424        6,893         0.41       0.53      2,292     2,016       0.13       0.11
BNKU   Bank United Corp.                   110,570      103,862         3.22       3.42     23,913    21,674       0.74       0.67
BPLS   Bank Plus Corp.                       7,553       11,434         0.55       0.37     (1,176)       54      (0.06)        --
BRBI   Blue River Bancshares Inc.               NA           NA           NA         NA    (57,343)  (57,343)       --          NA
BRKL   Brookline Bancorp (MHC)              15,539       14,729           NA         NA      5,143     4,338       0.18       0.15
BTHL   Bethel Bancorp                        1,435        1,141         0.74       0.96        302       263       0.19       0.16
BVCC   Bay View Capital Corp.               14,549       24,703         1.44       0.81      5,234     7,793       0.25       0.37
BWFC   Bank West Financial Corp.             1,076          864         0.33       0.42        208       203       0.08       0.08
BYFC   Broadway Financial Corp.                641          295         0.28       0.67        145       129       0.15       0.13
BYS    Bay State Bancorp                    (1,671)         755           NA         NA        514       506       0.22       0.22
CAFI   Camco Financial Corp.                 6,454        4,904         0.95       1.25      2,009     1,398       0.35       0.24
CASB   Cascade Financial Corp.               3,525        3,168         0.67       0.75      1,000       791       0.21       0.17
CASH   First Midwest Financial Inc.          2,855        2,573         0.93       1.04        893       837       0.33       0.31
CATB   Catskill Financial Corp.              3,853        3,793         0.90       0.91        974       950       0.24       0.23
CAVB   Cavalry Bancorp Inc.                     NA           NA           NA         NA      1,510     1,204       0.22       0.18
CBCI   Calumet Bancorp Inc.                  9,550        9,627         2.81       2.79      1,405     1,370       0.41       0.40
CBES   CBES Bancorp Inc.                     1,054          755         0.80       1.11        300       163       0.33       0.18
CBK    Citizens First Financial Corp.        1,978        1,235         0.46       0.76        510       350       0.20       0.14
CBSA   Coastal Bancorp Inc.                 15,426       15,816         2.03       1.98      3,979     3,979       0.51       0.51
CCFH   CCF Holding Co.                         185          (15)       (0.03)      0.21         39        20       0.04       0.02
CEBK   Central Co-operative Bank             3,047        2,364         1.21       1.56      1,033       575       0.53       0.30
CENB   Century Bancorp Inc.                  1,343        1,343         1.19       1.19        154       154       0.14       0.14
CFB    Commercial Federal Corp.             67,333       83,240         2.00       1.62     18,175    20,143       0.43       0.48
CFCP   Coastal Financial Corp.               6,689        5,390         0.83       1.03      1,762     1,423       0.27       0.22
CFFC   Community Financial Corp.             1,805        1,809         0.70       0.70        443       443       0.16       0.16
CFKY   Columbia Financial of Kentucky           NA           NA           NA         NA        153       153         NA         NA
CFNC   Carolina Fincorp Inc.                 1,051        1,203         0.65       0.59         25       199       0.01       0.08
CFSB   CFSB Bancorp Inc.                    11,609       10,474         1.21       1.34      3,209     2,794       0.37       0.32
CFTP   Community Federal Bancorp             2,895        2,527         0.58       0.67        886       652       0.21       0.15
CIBI   Community Investors Bancorp             905          905         0.70       0.70        227       227       0.17       0.17
CITZ   CFS Bancorp Inc.                      1,776        1,595           NA         NA         NA        NA         NA         NA
CKFB   CKF Bancorp Inc.                        826          826         1.00       1.00        175       175       0.22       0.22
CLAS   Classic Bancshares Inc.                 980          744         0.61       0.79        197       196       0.16       0.16
CMRN   Cameron Financial Corp                2,460        2,417         1.00       1.01        672       661       0.28       0.28

                                                                       EXHIBIT 7
     SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS   EPS    NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM        LTM       LTM        MRQ         MRQ        MRQ      MRQ
----------------------------------------------------------------------------------------------------------------------------------
CMSB       Commonwealth Bancorp Inc.             13,340       9,460      0.60     0.86       1,469      1,513     0.10        0.10
CMSV       Community Savings Bnkshrs(MHC)         5,237       4,839      0.95     1.03       1,232      1,232     0.24        0.24
CNIT       CENIT Bancorp Inc.                     6,362       5,854      1.20     1.30       1,504      1,317     0.31        0.27
CNSB       CNS Bancorp Inc.                         870         742      0.45     0.53         203        141     0.12        0.08
CNY        Carver Bancorp Inc.                    1,054         932      0.42     0.48         318        318     0.14        0.14
COFI       Charter One Financial                173,432     226,022      1.78     1.32      68,361     65,586     0.52        0.50
CONE       Conestoga Bancorp, Inc.                3,210       2,607      0.58     0.71         742        334     0.16        0.07
COOP       Cooperative Bankshares Inc.            2,391       2,196      0.68     0.74         669        668     0.21        0.21
CRSB       Crusader Holding Corp.                 3,736       3,401      1.16     1.27       1,260      1,124     0.34        0.30
CRZY       Crazy Woman Creek Bancorp                738         741      0.83     0.83         172        172     0.19        0.19
CSBF       CSB Financial Group Inc.                 261         248      0.29     0.31          84         86     0.10        0.10
CVAL       Chester Valley Bancorp Inc.            3,626       3,442      1.47     1.55         655        735     0.28        0.31
DCBI       Delphos Citizens Bancorp Inc.          1,593       1,593      0.90     0.90         400        400     0.23        0.23
DCOM       Dime Community Bancshares Inc.        13,098      12,523      1.04     1.09       4,035      3,709     0.34        0.31
DIBK       Dime Financial Corp.                  13,916      13,939      2.60     2.60       2,482      2,600     0.46        0.48
DME        Dime Bancorp Inc.                    176,541     108,962      0.96     1.55      58,266     16,833     0.50        0.14
DNFC       D & N Financial Corp.                 15,331      12,550      1.34     1.63       3,982      3,237     0.42        0.34
DSL        Downey Financial Corp.                57,147      48,265      1.70     2.02      14,988     11,339     0.53        0.40
EBI        Equality Bancorp Inc.                  1,402          48        NA       NA         351        (12)    0.15       (0.01)
EBSI       Eagle Bancshares                       7,210       7,253      1.24     1.23       2,163      2,186     0.37        0.37
EFBC       Empire Federal Bancorp Inc.            1,609       1,609      0.67     0.67         403        403     0.17        0.17
EFBI       Enterprise Federal Bancorp             2,275       1,952      0.96     1.13         677        474     0.32        0.22
EFC        EFC Bancorp Inc.                       2,714       2,714        NA       NA         800        800       NA          NA
EGLB       Eagle BancGroup Inc.                     616         219      0.19     0.55         202         41     0.18        0.04
EMLD       Emerald Financial Corp.                6,902       6,326      0.59     0.64       1,877      1,754     0.17        0.16
EQSB       Equitable Federal Savings Bank         2,276       2,160      1.66     1.74         544        500     0.41        0.38
ESBF       ESB Financial Corp.                    5,945       5,863      1.03     1.04       1,548      1,497     0.27        0.26
ESBK       Elmira Savings Bank (The)              1,073         883      1.23     1.50         308        306     0.43        0.43
ESX        Essex Bancorp Inc.                      (470)       (469)    (2.06)   (2.06)        137        137    (0.29)      (0.29)
ETFS       East Texas Financial Services            632         548      0.37     0.43         123         99     0.08        0.06
FAB        FIRSTFED AMERICA BANCORP INC.          6,867       5,569      0.70     0.86       1,694      1,400     0.22        0.18
FBBC       First Bell Bancorp Inc.                7,549       7,491      1.27     1.28       1,958      1,958     0.33        0.33
FBCI       Fidelity Bancorp Inc.                     NA          NA        NA       NA         934        934     0.32        0.32
FBCV       1ST Bancorp                            1,987       1,358      1.23     1.81         559        365     0.51        0.33
FBER       1st Bergen Bancorp                     2,112       2,112      0.84     0.84         550        550     0.23        0.23
FBHC       Fort Bend Holding Corp.                2,071       1,377      0.63     0.94         572        379     0.24        0.16
FBNW       FirstBank Corp.                        1,931       1,097        NA       NA         451        162     0.25        0.09
FBSI       First Bancshares Inc.                  1,826       1,789      0.83     0.85         404        440     0.18        0.20
FCB        Falmouth Bancorp Inc.                  1,094         832      0.60     0.81         281        203     0.20        0.14
FCBF       FCB Financial Corp.                    5,844       5,700      1.51     1.55       1,745      1,467     0.46        0.39
FCBH       Virginia Beach Fed. Financial             NA          NA        NA       NA       1,011        711       NA          NA
FCBK       First Coastal Bankshares               4,260       2,999      0.59     0.84       1,028        560     0.20        0.11
FCME       First Coastal Corp.                    1,221       1,102      0.80     0.88         292        262     0.21        0.19
FDEF       First Defiance Financial               5,381       5,117      0.63     0.66       1,545      1,451     0.20        0.19
FDTR       Federal Trust Corp.                       NA          NA        NA       NA          92         86     0.02        0.02
FED        FirstFed Financial Corp.              29,364      27,749      1.29     1.37       8,637      7,854     0.40        0.36
FESX       First Essex Bancorp Inc.              10,487       9,045      1.15     1.33       2,749      1,872     0.35        0.24
FFBA       First Colorado Bancorp Inc.           20,080      20,401      1.26     1.23       4,200      5,471     0.25        0.33
FFBH       First Federal Bancshares of AR         5,553       5,486      1.18     1.20       1,462      1,422     0.31        0.30
FFBI       First Financial Bancorp Inc.             124         251      0.61     0.30          49         (2)    0.12          --
FFBS       FFBS BanCorp Inc.                      1,824       1,824      1.20     1.20         451        451     0.30        0.30
FFBZ       First Federal Bancorp Inc.             1,701       1,598      0.47     0.50         478        435     0.14        0.13
FFCH       First Financial Holdings Inc.         15,415      14,903      1.10     1.14       4,101      3,872     0.29        0.27
FFDB       FirstFed Bancorp Inc.                  1,653       1,653      0.68     0.68         386        386     0.16        0.16
FFDF       FFD Financial Corp.                    1,580         717      0.52     1.17         165        165     0.12        0.12
FFED       Fidelity Federal Bancorp                (779)       (599)    (0.14)   (0.20)     (2,010)    (1,734)   (0.64)      (0.55)
FFES       First Federal of East Hartford         5,835       6,300      2.26     2.09       1,577      1,577     0.56        0.56
FFFD       North Central Bancshares Inc.          4,290       4,090      1.27     1.33       1,116      1,116     0.35        0.35
FFFL       Fidelity Bankshares Inc. (MHC)         7,805       6,304      0.93     1.15       1,993      1,504     0.29        0.22
FFHH       FSF Financial Corp.                    3,177       3,003      1.05     1.10         767        683     0.27        0.24
FFHS       First Franklin Corp.                   1,878       1,620      0.90     1.04         443        399     0.25        0.23
FFIC       Flushing Financial Corp.               9,486       9,748      1.34     1.31       2,743      2,695     0.38        0.37
FFKY       First Federal Financial Corp.          6,334       6,090      1.47     1.53       1,629      1,543     0.39        0.37
FFLC       FFLC Bancorp Inc.                      3,966       3,763      0.99     1.04       1,096      1,096     0.29        0.29

                                                                       EXHIBIT 7

     SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS   EPS    NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM        LTM       LTM        MRQ         MRQ        MRQ      MRQ
----------------------------------------------------------------------------------------------------------------------------------
FFOH       Fidelity Financial of Ohio            4,784        4,588       0.85    0.88       1,134      1,115     0.21        0.21
FFPB       First Palm Beach Bancorp Inc.         8,018        4,308       0.83    1.56       1,163        526     0.23        0.10
FFSL       First Independence Corp.                846          846       0.85    0.85         268        268     0.27        0.27
FFSX       First Fed SB of Siouxland(MHC)        3,418        3,325       1.16    1.19         987        848     0.34        0.29
FFWC       FFW Corp.                             1,900        1,659       1.15    1.32         453        259     0.32        0.18
FFWD       Wood Bancorp Inc.                     2,358        2,037       0.74    0.86         577        464     0.21        0.17
FFYF       FFY Financial Corp.                   7,729        7,567       1.94    1.98       1,918      1,858     0.50        0.48
FGHC       First Georgia Holding Inc.            1,970        1,970       0.38    0.38         530        530     0.10        0.10
FIBC       Financial Bancorp Inc.                2,887        2,799       1.66    1.72         779        753     0.46        0.44
FISB       First Indiana Corp.                  18,727       13,317       1.00    1.42       4,617      2,949     0.35        0.22
FKAN       First Kansas Financial Corp.             NA           NA         NA      NA         180        176       NA          NA
FKFS       First Keystone Financial              2,725        2,413       1.05    1.20         684        569     0.30        0.25
FKKY       Frankfort First Bancorp Inc.          1,580        1,580       0.96    0.96         421        421     0.24        0.24
FLAG       FLAG Financial Corp.                  2,777        2,062       0.50    0.68         962        612     0.18        0.11
FLFC       First Liberty Financial Corp.         9,910       10,323       0.87    0.84       3,756      3,167     0.32        0.27
FLGS       Flagstar Bancorp Inc.                30,046       30,046       2.15    2.15      10,183     10,183     0.73        0.73
FLKY       First Lancaster Bancshares              487          487       0.53    0.53         122        122     0.14        0.14
FMBD       First Mutual Bancorp Inc.             1,369        1,050       0.33    0.42         516        420     0.16        0.13
FMCO       FMS Financial Corp.                   5,263        5,255       0.71    0.71       1,336      1,335     0.18        0.18
FMSB       First Mutual Savings Bank             4,852        4,249       0.99    1.13       1,277      1,077     0.29        0.24
FNGB       First Northern Capital Corp.          6,551        6,060       0.67    0.72       1,730      1,562     0.19        0.17
FOBC       Fed One Bancorp                       3,003        2,915       1.23    1.26         725        665     0.30        0.28
FPRY       First Financial Bancorp               1,313          985       1.09    1.45         257        141     0.28        0.15
FSBI       Fidelity Bancorp Inc.                 2,791        2,744       1.37    1.39         665        661     0.33        0.33
FSFF       First SecurityFed Financial              NA           NA         NA      NA       1,453      1,453     0.24        0.24
FSLA       First Source Bancorp Inc.            11,558       11,246         NA      NA       3,879      3,852       NA          NA
FSNJ       Bayonne Bancshares Inc.               4,655        4,672         NA      NA       1,114      1,128     0.12        0.12
FSPT       FirstSpartan Financial Corp.          7,540        7,318         NA      NA       1,869      1,713     0.47        0.43
FSSB       First FS&LA of San Bernardino        (1,202)      (1,205)     (3.67)  (3.67)        (32)       (32)   (0.10)      (0.10)
FSTC       First Citizens Corp.                     NA           NA         NA      NA       1,339      1,036     0.44        0.34
FTF        Texarkana First Financial Corp        3,162        3,015       1.75    1.84         842        811     0.49        0.47
FTFC       First Federal Capital Corp.          18,921       11,163       0.57    0.96       4,698      2,000     0.24        0.10
FTNB       Fulton Bancorp Inc.                   1,283          990       0.60    0.78         223        180     0.14        0.11
FTSB       Fort Thomas Financial Corp.           1,211        1,211       0.84    0.84         250        250     0.17        0.17
FWWB       First Washington Bancorp Inc.        13,122       12,227       1.16    1.25       3,375      3,074     0.33        0.30
GAF        GA Financial Inc.                     8,174        7,558       1.07    1.15       1,802      1,683     0.26        0.24
GBNK       Gaston Federal Bancorp (MHC)             NA           NA         NA      NA         610        610       NA          NA
GDW        Golden West Financial               402,808      393,944       6.80    6.95     116,950    104,550     2.01        1.80
GFCO       Glenway Financial Corp.               2,534        2,557       1.09    1.08         684        707     0.29        0.30
GFED       Guaranty Federal Bcshs Inc.           2,841        2,797         NA      NA         887        888     0.15        0.15
GLMR       Gilmer Financial Svcs, Inc.              23          130       0.68    0.12         (54)       (57)   (0.30)      (0.32)
GOSB       GSB Financial Corp.                     923          866         NA      NA         175        175     0.08        0.08
GPT        GreenPoint Financial Corp.          145,849      149,207       2.00    1.96      39,415     39,204     0.54        0.54
GSB        Golden State Bancorp Inc.           128,749      142,280       1.98    1.78      39,300     41,171     0.51        0.54
GSFC       Green Street Financial Corp.          2,805        2,805       0.68    0.68         701        701     0.17        0.17
GSLA       GS Financial Corp.                    1,861        1,661         NA      NA         499        331     0.16        0.11
GTPS       Great American Bancorp                1,008        1,008       0.61    0.61         275        275     0.18        0.18
GUPB       GFSB Bancorp Inc.                       946          946       0.79    0.79         251        253     0.21        0.21
HALL       Hallmark Capital Corp.                2,799        2,611       0.90    0.97         761        657     0.26        0.22
HARB       Harbor Florida Bancshares Inc.       16,329       15,398         NA      NA       5,335      4,922     0.18        0.17
HARL       Harleysville Savings Bank             3,477        3,477       2.02    2.02         902        902     0.52        0.52
HARS       Harris Financial Inc. (MHC)          18,221       11,919       0.35    0.54       4,475      3,447     0.13        0.10
HAVN       Haven Bancorp Inc.                    8,858        9,399       1.03    0.98       1,231      1,911     0.13        0.20
HBBI       Home Building Bancorp                   329          316       1.09    1.14          69         64     0.24        0.22
HBEI       Home Bancorp of Elgin Inc.            2,437        2,437       0.39    0.39         692        692     0.11        0.11
HBFW       Home Bancorp                          2,957        2,886       1.25    1.28         749        746     0.33        0.33
HBNK       Highland Bancorp Inc.                 7,331        6,473       2.67    3.03       1,928      1,928     0.79        0.79
HBS        Haywood Bancshares Inc.               2,201        2,197       1.77    1.77         635        631     0.51        0.51
HBSC       Heritage Bancorp Inc.                    NA           NA         NA      NA         651        652       NA          NA
HCBB       HCB Bancshares Inc.                     673          649         NA      NA         215        209     0.08        0.08
HCBC       High Country Bancorp Inc.               314          350         NA      NA         195        195     0.16        0.16
HCFC       Home City Financial Corp.               946          945       1.02    1.02         240        240     0.26        0.26
HEMT       HF Bancorp Inc.                         111          623       0.11    0.02        (654)       (11)   (0.10)         --
HFBC       HopFed Bancorp Inc.                   2,915        2,915         NA      NA         794        794     0.21        0.21

                                                                       EXHIBIT 7

     SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS   EPS    NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM        LTM       LTM        MRQ         MRQ        MRQ      MRQ
----------------------------------------------------------------------------------------------------------------------------------
HFFB       Harrodsburg First Fin Bancorp         1,480        1,477      0.81     0.81       377        377       0.21        0.21
HFFC       HF Financial Corp.                    6,473        5,621      1.23     1.42     1,751      1,217       0.38        0.26
HFGI       Harrington Financial Group           -1,859         -688     -0.21    -0.57    (1,326)      (566)     (0.40)      (0.17)
HFNC       HFNC Financial Corp.                 13,469        9,167      0.56     0.82     3,444      2,873       0.21        0.18
HFSA       Hardin Bancorp Inc.                     825          721      0.91     1.03       186        168       0.23        0.21
HFWA       Heritage Financial Corp.                 NA           NA        NA       NA     1,159        672         NA          NA
HHFC       Harvest Home Financial Corp.            558          553      0.62     0.62       127        127       0.14        0.14
HIFS       Hingham Instit. for Savings           2,819        2,791      2.08     2.10       743        715       0.55        0.53
HLFC       Home Loan Financial Corp.               919          919        NA       NA       315        315       0.15        0.15
HMLK       Hemlock Federal Financial Corp        1,707        1,709        NA       NA       404        404       0.21        0.21
HMNF       HMN Financial Inc.                    5,219        3,706      0.63     0.88       784        817       0.14        0.15
HOMF       Home Federal Bancorp                 10,390        8,168      1.49     1.90     2,490      1,954       0.45        0.35
HPBC       Home Port Bancorp Inc.                3,160        3,428      1.86     1.71       979        908       0.53        0.49
HRBF       Harbor Federal Bancorp Inc.           1,669        1,607      0.90     0.93       439        439       0.25        0.25
HRBT       Hudson River Bancorp                  2,831        2,759        NA       NA       945        906         NA          NA
HRZB       Horizon Financial Corp.               8,374        8,158      1.09     1.12     2,143      2,021       0.28        0.26
HSTD       Homestead Bancorp Inc.                  341          222        NA       NA       128         88         NA          NA
HTHR       Hawthorne Financial Corp.            10,096       11,639      1.81     1.54     1,833      1,830       0.32        0.32
HWEN       Home Financial Bancorp                  393          301      0.36     0.47       100         66       0.12        0.08
HZFS       Horizon Financial Svcs Corp.            789          613      0.72     0.93       230        190       0.27        0.22
IBSF       IBS Financial Corp.                   5,955        5,955      0.55     0.55     1,564      1,564       0.14        0.14
ICBC       Independence Comm. Bank Corp.            NA           NA        NA       NA    10,909     10,897       0.15        0.15
IFSB       Independence Federal Svgs Bank        2,048          322      0.26     1.61       788        134       0.62        0.11
INBI       Industrial Bancorp Inc.               5,362        5,359      1.10     1.10     1,394      1,391       0.29        0.29
IPSW       Ipswich Savings Bank                  2,605        2,598      1.04     1.04       612        612       0.24        0.24
ITLA       ITLA Capital Corp.                   13,774       13,774      1.72     1.72     3,708      3,708       0.46        0.46
IWBK       InterWest Bancorp Inc.               19,228       17,266      1.83     2.09     3,273      4,604       0.30        0.42
JSB        JSB Financial Inc.                   46,383       38,962      3.82     4.54    15,186     12,976       1.49        1.27
JSBA       Jefferson Savings Bancorp             9,806        8,696      0.89     1.00     2,196      1,787       0.22        0.18
JXSB       Jacksonville Savings Bk (MHC)           969          629      0.33     0.51       251        100       0.13        0.05
JXVL       Jacksonville Bancorp Inc.             3,138        3,138      1.26     1.26       756        756       0.31        0.31
KFBI       Klamath First Bancorp                 8,959        8,959      0.93     0.93     2,491      2,491       0.26        0.26
KNK        Kankakee Bancorp Inc.                 2,878        2,763      1.86     1.94       602        563       0.41        0.38
KSAV       KS Bancorp Inc.                       1,221        1,221      1.30     1.30       252        252       0.27        0.27
KSBK       KSB Bancorp Inc.                      1,726        1,689      1.38     1.41       435        435       0.34        0.34
KYF        Kentucky First Bancorp Inc.             981          971      0.77     0.78       246        246       0.20        0.20
LARK       Landmark Bancshares Inc.              2,446        2,066      1.19     1.41       584        436       0.35        0.26
LARL       Laurel Capital Group Inc.             3,051        3,004      1.30     1.32       768        759       0.33        0.33
LFBI       Little Falls Bancorp Inc.             1,870        1,789      0.74     0.77       459        459       0.19        0.19
LFCO       Life Financial Corp.                 13,804       14,367      2.09     2.01     1,151      1,151       0.17        0.17
LFED       Leeds Federal Bankshares (MHC)        3,432        3,431      0.66     0.66       864        863       0.17        0.17
LIBB       Liberty Bancorp Inc. (MHC)            1,553        1,467        NA       NA       275        207         NA          NA
LISB       Long Island Bancorp Inc.             55,918       45,636      1.96     2.40    15,856     13,332       0.68        0.57
LO         Local Financial Corp.                    NA           NA        NA       NA     4,525      4,308       0.22        0.21
LOGN       Logansport Financial Corp.            1,286        1,303      1.02     1.00       325        323       0.25        0.25
LONF       London Financial Corp.                  411          381      0.80     0.86       121        117       0.25        0.24
LSBI       LSB Financial Corp.                   1,763        1,517      1.63     1.89       470        370       0.50        0.39
LSBX       Lawrence Savings Bank                 9,188        9,053      2.00     2.03     1,883      1,841       0.41        0.40
LVSB       Lakeview Financial Corp.              8,762        4,425      1.01     2.03     3,041      1,332       0.75        0.33
LXMO       Lexington B&L Financial Corp.           628          624      0.62     0.62       157        157       0.15        0.15
MAFB       MAF Bancorp Inc.                     37,399       35,828      1.52     1.59     9,780      9,130       0.42        0.39
MARN       Marion Capital Holdings               2,324        2,324      1.27     1.27       641        641       0.36        0.36
MASB       MASSBANK Corp.                       10,785        9,307      2.52     2.92     2,706      2,306       0.73        0.62
MBBC       Monterey Bay Bancorp Inc.             1,294        1,301      0.32     0.32       (65)        72      (0.02)       0.02
MBLF       MBLA Financial Corp.                  1,926        1,912      1.44     1.45       505        500       0.39        0.39
MBSP       Mitchell Bancorp Inc.                   433          433      0.50     0.50        63         63       0.07        0.07
MCBN       Mid-Coast Bancorp Inc.                  475          439      0.62     0.67       107         95       0.15        0.13
MDBK       Medford Bancorp Inc.                 11,953       11,358      2.39     2.51     3,238      2,885       0.68        0.61
MECH       MECH Financial Inc.                   8,603        8,533      1.61     1.62     2,526      2,513       0.47        0.47
METF       Metropolitan Financial Corp.          6,592        5,641      0.80     0.93     1,306      1,071       0.18        0.15
MFBC       MFB Corp.                             2,152        2,098      1.26     1.29       488        469       0.30        0.29
MFFC       Milton Federal Financial Corp.        1,499        1,215      0.57     0.71       449        303       0.21        0.14
MFLR       Mayflower Co-operative Bank           1,494        1,271      1.39     1.63       431        337       0.47        0.37
MFSL       Maryland Federal Bancorp              8,861        8,587      1.28     1.32     2,434      2,206       0.36        0.33

                                                                       EXHIBIT 7

     SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                  INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS   EPS    NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM        LTM       LTM        MRQ         MRQ        MRQ      MRQ
----------------------------------------------------------------------------------------------------------------------------------
MIFC       Mid-Iowa Financial Corp.              1,377        1,361      0.76     0.77       350        350       0.19        0.19
MIVI       Mississippi View Holding Co.            744          732      0.94     0.95       177        175       0.24        0.24
MONT       Montgomery Financial Corp.              831          831        NA       NA       257        257       0.17        0.17
MRKF       Market Financial Corp.                  616          616      0.50     0.50       143        143       0.11        0.11
MSBF       MSB Financial Inc.                    1,223        1,055      0.81     0.94       312        263       0.26        0.22
MSBK       Mutual Savings Bank FSB               (,179)      (2,867)    (0.67)   (1.94)      591        282       0.14        0.07
MWBI       Midwest Bancshares Inc.               1,448        1,164      1.05     1.31       409        291       0.37        0.26
MWBX       MetroWest Bank                        7,750        7,637      0.54     0.54     2,017      1,953       0.14        0.14
MYST       Mystic Financial Inc.                 1,547        1,377        NA       NA       489        460       0.18        0.17
NASB       NASB Financial Inc.                  12,085        9,866      4.39     5.38     3,133      2,776       1.40        1.24
NBCP       Niagara Bancorp Inc. (MHC)           11,310       10,720        NA       NA     2,946      2,946         NA          NA
NBN        Northeast Bancorp                     1,985        1,952      0.75     0.78       732        708       0.27        0.26
NBSI       North Bancshares Inc.                   453          410      0.30     0.33        66         53       0.05        0.04
NEIB       Northeast Indiana Bancorp             2,308        2,308      1.42     1.42       587        587       0.38        0.38
NEP        Northeast PA Financial Corp.             NA           NA        NA       NA       991        982         NA          NA
NHTB       New Hampshire Thrift Bncshrs          2,890        2,694      1.27     1.36       749        684       0.35        0.32
NMSB       NewMil Bancorp Inc.                   2,989        2,347      0.58     0.74       833        169       0.21        0.04
NSLB       NS&L Bancorp Inc.                       415          403      0.65     0.67       147        135       0.23        0.21
NSSY       NSS Bancorp Inc.                      5,959        4,812      1.90     2.34     1,438      1,224       0.56        0.48
NTBK       Net.B@nk Inc.                        (3,928)      (3,928)    (1.59)   (1.59)     (151)      (151)     (0.02)      (0.02)
NTMG       Nutmeg Federal S&LA                     929          581      0.20     0.46       242        119       0.13        0.03
NWEQ       Northwest Equity Corp.                1,190        1,106      1.38     1.48       322        297       0.39        0.36
NWSB       Northwest Bancorp Inc. (MHC)         21,322       20,587      0.43     0.45     5,825      5,149       0.12        0.11
OCFC       Ocean Financial Corp.                13,731       13,709      0.96     0.96     3,202      3,097       0.23        0.22
OCN        Ocwen Financial Corp.                27,546        6,918      0.13     0.46   (37,899)    (9,418)     (0.62)      (0.15)
OFCP       Ottawa Financial Corp.                7,642        7,082      1.16     1.24     1,831      1,563       0.29        0.25
OHSL       OHSL Financial Corp.                  2,075        1,912      0.79     0.85       546        499       0.22        0.20
OSFS       Ohio State Financial Services           340          340        NA       NA        80         80         NA          NA
OTFC       Oregon Trail Financial Corp.          3,157        3,157        NA       NA       776        776       0.18        0.18
PBCI       Pamrapo Bancorp Inc.                  4,693        4,532      1.60     1.66     1,040      1,040       0.37        0.37
PBCT       People's Bank (MHC)                 102,600       54,565      0.88     1.65    28,700     14,855       0.45        0.23
PBHC       Pathfinder Bancorp Inc. (MHC)         1,459        1,133      0.40     0.51       351        324       0.12        0.11
PBKB       People's Bancshares Inc.              5,515        2,203      0.66     1.64     1,528        498       0.45        0.15
PBOC       PBOC Holdings Inc.                       NA           NA        NA       NA    (6,446)    (6,446)     (0.57)      (0.57)
PCBC       Perry County Financial Corp.            857          857      1.11     1.11       207        207       0.26        0.26
PDB        Piedmont Bancorp Inc.                 1,643        1,590      0.59     0.61       419        377       0.15        0.13
PEDE       Great Pee Dee Bancorp                    NA           NA        NA       NA       341        341       0.17        0.17
PEEK       Peekskill Financial Corp.             1,854        1,896      0.67     0.66       461        461       0.17        0.17
PERM       Permanent Bancorp Inc.                2,645        2,548      0.60     0.62       657        632       0.15        0.14
PFDC       Peoples Bancorp                       4,282        4,282      1.26     1.26     1,006      1,006       0.30        0.30
PFED       Park Bancorp Inc.                     1,692        1,722      0.78     0.76       531        530       0.24        0.24
PFFB       PFF Bancorp Inc.                     16,624       15,346      0.93     1.01     4,327      4,053       0.28        0.26
PFFC       Peoples Financial Corp.                 886          496      0.37     0.64       188        129       0.14        0.10
PFNC       Progress Financial Corp.              3,998        3,506      0.73     0.83     1,121      1,009       0.21        0.19
PFSB       PennFed Financial Services Inc       11,198       10,855      1.12     1.16     2,722      2,721       0.28        0.28
PFSL       Pocahontas Bancorp Inc.               2,706        2,688        NA       NA       931        951         NA          NA
PHBK       Peoples Heritage Finl Group          66,944       88,804      1.37     1.14     8,310     30,718       0.09        0.33
PHFC       Pittsburgh Home Financial Corp        2,146        1,922      1.04     1.16       495        494       0.27        0.27
PHSB       Peoples Home Savings Bk (MHC)         1,749        1,612        NA       NA       374        356       0.14        0.13
PLSK       Pulaski Savings Bank (MHC)              999        1,062      0.52     0.49       162        243       0.08        0.12
PRBC       Prestige Bancorp Inc.                   704          680      0.70     0.73       195        185       0.20        0.19
PROV       Provident Financial Holdings          5,020        2,101      0.46     1.11     1,199        279       0.27        0.06
PSBI       PSB Bancorp Inc.                        724          475        NA       NA       170         13         NA          NA
PSFC       Peoples-Sidney Financial Corp.        1,268        1,268        NA       NA       332        332       0.20        0.20
PSFI       PS Financial Inc.                       905        1,558      0.73     0.48       414        399       0.21        0.20
PTRS       Potters Financial Corp.                 946          847      0.88     0.97       266        214       0.27        0.22
PULB       Pulaski Bank, FSB (MHC)               1,969        1,586      0.75     0.92       499        367       0.23        0.17
PULS       Pulse Bancorp                         5,562        5,562      1.72     1.72     1,403      1,403       0.43        0.43
PVFC       PVF Capital Corp.                     5,151        4,883      1.78     1.88     1,334      1,205       0.48        0.43
PVSA       Parkvale Financial Corp.             11,118       11,119      2.10     2.10     2,879      2,881       0.54        0.54
PWBK       Pennwood Bancorp Inc.                   279          250      0.37     0.41        10         10       0.02        0.02
QCBC       Quaker City Bancorp Inc.              6,610        6,496      1.12     1.14     1,803      1,781       0.31        0.31
QCFB       QCF Bancorp Inc.                      2,595        2,564      2.16     2.19       682        651       0.60        0.57
QCSB       Queens County Bancorp Inc.           23,668       23,314      1.69     1.72     6,623      6,627       0.48        0.48

                                                                       EXHIBIT 7

SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS    EPS   NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM          LTM      LTM       MRQ         MRQ        MRQ      MRQ
----------------------------------------------------------------------------------------------------------------------------------
RARB       Raritan Bancorp Inc.                  3,985        3,972      1.57     1.57       1,026      1,021     0.40        0.40
RCBK       Richmond County Financial Corp        4,526       17,228        NA       NA       5,473      5,467     0.22        0.22
RELI       Reliance Bancshares Inc.                471          457      0.20     0.21         148        148     0.07        0.07
RELY       Reliance Bancorp Inc.                18,729       17,768      1.89     1.99       4,443      4,443     0.46        0.46
RIVR       River Valley Bancorp                  1,287        1,145      1.05     1.17         321        259     0.28        0.23
ROSE       TR Financial Corp.                   39,047       33,319      1.89     2.22      10,764      8,575     0.62        0.49
RSLN       Roslyn Bancorp Inc.                  46,089       43,785      1.12     1.18      12,303     11,635     0.32        0.30
RVSB       Riverview Bancorp Inc.                4,436        4,219        NA       NA       1,257      1,200     0.21        0.20
SBAN       SouthBanc Shares Inc.                 2,132        2,284        NA       NA         757        710       NA          NA
SBFL       SB of the Finger Lakes (MHC)            995          767      0.22     0.28         276        197     0.08        0.06
SBOS       Boston Bancorp (The)                 37,152       18,104      3.40     6.98      14,315      5,073     2.69        0.95
SCBS       Southern Community Bancshares           798          803      0.83     0.82         154        154     0.16        0.16
SCCB       S. Carolina Community Bancshrs          463          463      0.74     0.74         122        122     0.22        0.22
SFED       SFS Bancorp Inc.                      1,143        1,107      0.97     1.00         298        298     0.26        0.26
SFFC       StateFed Financial Corp.              1,017        1,017      0.66     0.66         252        252     0.16        0.16
SFIN       Statewide Financial Corp.             5,507        5,462      1.28     1.29       1,304      1,304     0.31        0.31
SFSL       Security First Corp.                  9,773        9,751      1.15     1.15       2,652      2,624     0.31        0.31
SGVB       SGV Bancorp Inc.                      1,487        1,458      0.59     0.60         431        432     0.17        0.17
SHSB       SHS Bancorp Inc.                        662          618        NA       NA         203        163     0.27        0.22
SIB        Staten Island Bancorp Inc.           25,128       41,017        NA       NA      10,943     10,883     0.27        0.27
SISB       SIS Bancorp Inc.                     12,063       14,964      2.29     1.84       4,225      3,984     0.60        0.57
SKAN       Skaneateles Bancorp Inc.              1,578        1,539      1.04     1.06         418        403     0.28        0.27
SKBO       First Carnegie Deposit (MHC)            969          811        NA       NA         283        233     0.13        0.11
SMBC       Southern Missouri Bancorp Inc.        1,064        1,110      0.70     0.67         251        349     0.16        0.22
SOBI       Sobieski Bancorp Inc.                   490          485      0.64     0.65         125        120     0.17        0.16
SOPN       First Savings Bancorp Inc.            5,258        5,258      1.30     1.30       1,330      1,330     0.33        0.33
SPBC       St. Paul Bancorp Inc.                49,481       47,665      1.38     1.42      12,516     11,661     0.36        0.34
SRN        Southern Banc Co.                       514          514      0.43     0.43         149        149     0.13        0.13
SSB        Scotland Bancorp Inc.                   842          840      0.50     0.50         139        139     0.08        0.08
SSFC       South Street Financial Corp.          1,257        1,230        NA     0.30         234        234     0.06        0.06
SSM        Stone Street Bancorp Inc.             1,512        1,512      0.80     0.80         301        301     0.16        0.16
STFR       St. Francis Capital Corp.            14,044       11,277      2.16     2.68       3,554      2,983     0.69        0.58
STSA       Sterling Financial Corp.              6,794        8,099      1.06     0.88        (959)     1,214    (0.13)       0.16
SVRN       Sovereign Bancorp Inc.               90,829      115,113      0.83     0.60      40,946     34,640     0.27        0.23
SWCB       Sandwich Bancorp Inc.                 5,008        4,704      2.32     2.47       1,162      1,067     0.56        0.51
SZB        SouthFirst Bancshares Inc.              642          569      0.66     0.73          92         60     0.10        0.07
TBFC       Telebanc Financial Corp.              2,760          554        NA     0.40         179       (351)      --          NA
THR        Three Rivers Financial Corp.            835          773      1.00     1.08         188        163     0.24        0.21
THRD       TF Financial Corp.                    4,427        3,589      1.03     1.25         989        782     0.30        0.24
THTL       Thistle Group Holdings Co.            3,354        1,895        NA       NA          NA         NA       NA          NA
TPNZ       Tappan Zee Financial Inc.             1,134        1,070      0.76     0.79         302        302     0.21        0.21
TRIC       Tri-County Bancorp Inc.                 888          907      0.74     0.72         227        215     0.18        0.17
TSBK       Timberland Bancorp Inc.               4,448        4,169        NA       NA       1,451      1,395     0.24        0.23
TSBS       Peoples Bancorp Inc.                  8,434        7,313        NA       NA       3,499      3,467       NA          NA
TSH        Teche Holding Co.                     3,750        3,713      1.14     1.15         996        967     0.30        0.29
TWIN       Twin City Bancorp                     1,108          900      0.72     0.89         258        223     0.21        0.18
UBMT       United Financial Corp.                1,276        1,335        NA       NA         495        554       --          NA
UCBC       Union Community Bancorp                  NA           NA        NA       NA         471        471     0.16        0.16
UCFC       United Community Finl Corp.          13,047       13,017        NA       NA          NA         NA       NA          NA
UFBS       Union Financial Bcshs Inc.            1,547        1,237      0.93     1.17         406        316     0.30        0.23
UFRM       United Federal Savings Bank           1,854        1,554      0.48     0.57         533        503     0.16        0.15
UPFC       United PanAm Financial Corp.             NA           NA        NA       NA       4,213     (7,028)    0.26       (0.43)
USAB       USABancshares Inc.                      135          237      0.11    -0.03         413        388     0.32        0.30
UTBI       United Tennessee Bankshares              NA           NA        NA       NA         318        318       NA          NA
WAMU       Washington Mutual Inc.              628,688      903,632      2.38     1.64     261,271    250,402     0.69        0.66
WAYN       Wayne Savings Bancshares (MHC)        1,849        1,695      0.69     0.75         388        357     0.15        0.14
WBST       Webster Financial Corp.              49,428       55,414      1.84     1.67       9,400     14,647     0.24        0.37
WCBI       Westco Bancorp Inc.                   4,711        4,424      1.66     1.76       1,058      1,122     0.40        0.42
WCFB       Webster City Federal SB (MHC)         1,332        1,332      0.64     0.64         328        328     0.16        0.16
WEFC       Wells Financial Corp.                 2,401        2,236      1.15     1.25         622        553     0.32        0.28
WEHO       Westwood Homestead Fin. Corp.           919        1,200        NA     0.38         416        228     0.18        0.10
WES        Westcorp                              7,422      -32,682     -1.19     0.28         618     (9,270)    0.02       (0.30)
WFI        Winton Financial Corp.                3,901        2,997      0.72     0.94       1,060        807     0.25        0.19
WFSL       Washington Federal Inc.             111,026      108,058      2.04     2.10      28,452     27,391     0.54        0.52

                                                                       EXHIBIT 7
     SELECTED DATA ON ALL PUBLIC THRIFTS


                                                                                  INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS   EPS    NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM         LTM      LTM        MRQ         MRQ        MRQ      MRQ
----------------------------------------------------------------------------------------------------------------------------------
WHGB       WHG Bancshares Corp.                     634         644      0.49     0.48       197        197       0.15        0.15
WOFC       Western Ohio Financial Corp.             265         233      0.13     0.13       470        317       0.21        0.14
WRNB       Warren Bancorp Inc.                    6,294       5,633      0.71     0.79     1,619      1,451       0.20        0.18
WSB        Washington Savings Bank, FSB           1,957       1,335      0.30     0.43       410        343       0.09        0.08
WSBI       Warwick Community Bancorp                 NA          NA        NA       NA      (600)       510         NA          NA
WSFS       WSFS Financial Corp.                  17,039      16,406      1.31     1.35     4,456      4,282       0.35        0.34
WSTR       WesterFed Financial Corp.              7,260       7,258      1.29     1.29     1,993      1,764       0.35        0.31
WVFC       WVS Financial Corp.                    3,492       3,765      1.06     0.98       687        960       0.19        0.27
WYNE       Wayne Bancorp Inc.                     1,873       1,812      0.97     1.00       553        491       0.30        0.27
YFCB       Yonkers Financial Corp.                2,967       2,693      0.97     1.08       727        549       0.27        0.20
YFED       York Financial Corp.                  10,015       7,906      0.84     1.06     2,435      1,964       0.26        0.21
-----------------------------------------------------------------------------------------------------------------------------------
           Average                               14,563      14,351      1.03     1.12     4,326      3,931       0.28        0.24

                                                                      EXHIBIT 7
     SELECTED DATA ON ALL PUBLIC THRIFTS

                                                                                  INCOME
                                            --------------------------------------------------------------------------------------

                                            NET INCOME  CORE INCOME  CORE EPS   EPS    NET INCOME  CORE INCOME  CORE EPS   EPS
  TICKER               SHORT NAME              LTM         LTM         LTM      LTM        MRQ         MRQ        MRQ      MRQ
-----------------------------------------------------------------------------------------------------------------------------------
                 COMPARABLE THRIFT DATA
ANDB       Andover Bancorp Inc.                  15,768      15,382      2.29     2.35       5,250      5,125     0.78        0.76
EBSI       Eagle Bancshares                       7,210       7,253      1.24     1.23       2,163      2,186     0.37        0.37
FAB        FIRSTFED AMERICA BANCORP INC.          6,867       5,569      0.70     0.86       1,694      1,400     0.22        0.18
FNGB       First Northern Capital Corp.           6,551       6,060      0.67     0.72       1,730      1,562     0.19        0.17
FWWB       First Washington Bancorp Inc.         13,122      12,227      1.16     1.25       3,375      3,074     0.33        0.30
KFBI       Klamath First Bancorp                  8,959       8,959      0.93     0.93       2,491      2,491     0.26        0.26
MDBK       Medford Bancorp Inc.                  11,953      11,358      2.39     2.51       3,238      2,885     0.68        0.61
MECH       MECH Financial Inc.                    8,603       8,533      1.61     1.62       2,526      2,513     0.47        0.47
WSTR       WesterFed Financial Corp.              7,260       7,258      1.29     1.29       1,993      1,764     0.35        0.31
YFED       York Financial Corp.                  10,015       7,906      0.84     1.06       2,435      1,964     0.26        0.21
---------------------------------------------------------------------------------------------------------------------------------
           Average                                9,631       9,051      1.31     1.38       2,690      2,496     0.39        0.36
           Median                                 8,781       8,220      1.20     1.24       2,463      2,339     0.34        0.31
           Maximum                               15,768      15,382      2.39     2.51       5,250      5,125     0.78        0.76
           Minimum                                6,551       5,569      0.67     0.72       1,694      1,400     0.19        0.17

           COMMUNITY SAVINGS BANKSHARES, INC.     5,132       5,132        NA       NA          NA         NA       NA          NA

           VARIANCE TO THE COMPARABLE MEDIAN     (3,649)     (3,325)       NA       NA          NA         NA       NA          NA

                                    EXHIBIT 8
                               INDUSTRY MULTIPLES
                       PRICING DATA AS OF AUGUST 5, 1998


                                                         ---------------------------------------------------------------
                                                                         Current Price in Relation to
                                      Current  Current   ---------------------------------------------------------------
                                       Stock    Market                          Price/                  Tangible
                                       Price    Value    Earnings  LTM EPS  LTM Core EPS   Book Value  Book Value  Assets
Ticker  Short Name                      ($)     ($M)       (x)       (x)          (x)         (%)          (%)      (%)
------------------------------------------------------------------------------------------------------------------------
 %CAL   California Federal Bank           NA        NA         NA       NA            NA          NA          NA      NA
%CCMD   Chevy Chase Bank, FSB             NA        NA         NA       NA            NA          NA          NA      NA
 AABC   Access Anytime Bancorp Inc.    10.38     12.63      43.23     8.43          9.43      136.33      136.33   10.80
 ABBK   Abington Bancorp Inc.          18.63     65.78      15.52    16.20         19.01      192.01      211.41   12.07
 ABCL   Alliance Bancorp               22.00    251.56      39.29    17.19         14.97      139.24          NA   12.16
 ABCW   Anchor BanCorp Wisconsin       44.88    400.29      17.26    19.68         22.66      305.48      310.12   19.45
 AFBC   Advance Financial Bancorp      16.38     17.58      14.62    17.24         18.40      112.78      112.78   15.89
 AFCB   Affifiated Community Bancorp   31.50    209.95      16.76    17.21         18.42      174.42      173.19   18.70
 AFED   AFSALA Bancorp Inc.            16.50     22.74      20.63    17.93         17.74      100.30      100.30   13.71
 AHCI   Ambanc Holding Co.             15.25     64.94      34.66    23.83         29.33      106.87      106.87   12.49
  AHM   H.F. Ahmanson & Co.            61.94  6,983.36      13.83    16.21         16.34      216.19      283.60   13.22
 ALBC   Albion Banc Corp.               8.75      6.58      18.23    17.16         18.21      104.54      104.54    8.88
 ALBK   ALBANK Financial Corp.         65.38    864.40      22.09    20.18         20.24      227.79      287.74   20.93
 ALLB   Alliance Bank (MHC)            21.50     70.37      33.59    34.68         34.68      237.31      237.31   25.36
 AMFC   AMB Financial Corp.            16.63     15.22      37.78    17.50         27.25      107.81      107.81   13.67
  ANA   Acadiana Bancshares Inc.       22.00     55.12      20.37    18.03         19.30      125.57      125.57   18.49
 ANDB   Andover Bancorp Inc.           34.38    222.78      11.02    14.63         15.01      195.20      195.20   16.00
  ANE   Alliance Bncp of New England   12.50     28.65      13.02    13.89         28.41      158.23      161.71   12.35
 ASBI   Ameriana Bancorp               19.63     63.83      15.83    17.07         19.43      141.19      143.88   16.43
 ASBP   ASB Financial Corp.            12.31     20.14      17.10    18.11         18.11      115.29      115.29   17.52
 ASFC   Astoria Financial Corp.        48.00  1,273.47      14.12    14.63         16.38      142.69      199.17   11.00
 ATSB   AmTrust Capital Corp.          15.50      7.91      29.81    27.19         62.00      105.73      106.82   11.45
 AVND   Avondale Financial Corp.       15.13     44.52       6.87       NM            NM      106.44      106.44    8.90
 BANC   BankAtlantic Bancorp Inc.      10.69    375.56      17.81    15.93         35.63      153.56      198.66   10.43
 BCSB   BCSB Bankcorp Inc. (MHC)       11.38     69.55         NA       NA            NA          NA          NA      NA
 BDJI   First Federal Bancorp.         19.00     18.97      23.75    20.88         20.65      153.85      153.85   16.76
  BFD   BostonFed Bancorp Inc.         21.38    115.28      16.19    16.57         20.55      132.11      136.84   10.89
 BFFC   Big Foot Financial Corp.       16.25     40.83      58.04    30.66         35.33      106.63      106.63   19.49
 BFSB   Bedford Bancshares Inc.        14.38     33.03      16.34    18.91         18.91      159.37      159.37   21.11
  BKC   American Bank of Connecticut   25.50    119.51      13.56    14.25         16.89      201.58      207.82   17.43
 BKCT   Bancorp Connecticut Inc.       17.25     88.20      13.91    15.00         17.42      180.06      180.06   17.81
BKUNA   BankUnited Financial Corp.     11.63    189.86      22.36    21.93         28.35      123.28      142.11    5.40
 BNKU   Bank United Corp.              44.53  1,406.98      15.04    13.02         13.83      210.15      231.33   10.74
 BPLS   Bank Plus Corp.                10.00    193.87         NM    27.03         18.18      104.71      114.16    4.52
 BRBI   Blue River Bancshares Inc.     10.13     15.19         NM       NA            NA          NA          NA      NA
 BRKL   Brookline Bancorp (MHC)        13.38    389.15      18.58       NA            NA      141.24      141.24   46.59
 BTHL   Bethel Bancorp                 12.50     15.15      16.43    13.02         16.89       91.17      108.60    6.89
 BVCC   Bay View Capital Corp.         25.56    518.32      25.56    31.56         17.75      131.56      202.88    9.06
 BWFC   Bank West Financial Corp.      11.94     31.32      37.31    28.42         36.18      133.68      133.68   17.37
 BYFC   Broadway Financial Corp.        9.72      9.07      16.20    14.51         34.72       69.69       69.69    7.06
  BYS   Bay State Bancorp              25.38     64.33      28.84       NA            NA       93.15       93.15   23.37
 CAFI   Camco Financial Corp.          17.25     94.33      12.32    13.80         18.16      165.71      176.56   16.39
 CASB   Cascade Financial Corp.        15.00     63.74      16.30    21.43         22.73      210.08      210.08   14.66
 CASH   First Midwest Financial Inc.   21.38     55.58      16.19    20.55         22.98      130.34      145.90   13.27
 CATB   Catskill Financial Corp.       16.75     75.14      17.45    18.41         18.61      106.55      106.55   24.27
 CAVB   Cavalry Bancorp Inc.           19.88    149.82      22.59       NA            NA      148.65      148.65   44.09
 CBCI   Calumet Bancorp Inc.           30.50     95.92      18.60    10.93         10.85      109.95      109.95   19.50
 CBES   CBES Bancorp Inc.              19.48     18.31      19.48    16.80         20.09      110.52      110.52   15.72
  CBK   Citizens First Financial Corp. 17.50     44.38      21.88    23.03         38.04      114.60      114.60   15.86
 CBSA   Coastal Bancorp Inc.           23.56    178.20      11.55    11.90         11.61      137.09      180.28    5.98
 CCFH   CCF Holding Co.                20.00     17.94      83.33   105.26            NM      155.04      155.04   12.54
 CEBK   Central Co-operative Bank      23.50     46.18      11.08    13.06         19.42      125.53      138.24   12.28
 CENB   Century Bancorp Inc.           14.50     18.43      25.89    12.18         12.18       99.45       99.45   17.65
  CFB   Commercial Federal Corp.       27.00  1,135.20      33.75    15.70         13.30      184.55      211.10   12.76
 CFCP   Coastal Financial Corp.        19.00    118.71      18.27    19.19         23.17      337.48      337.48   20.35
 CFFC   Community Financial Corp.      13.75     35.32      21.48    19.64         19.64      137.91      138.47   19.14

                                       Current           LTM
                                      Dividend      Dividend
                                         Yield  Payout Ratio
Ticker  Short Name                         (%)           (%)
------------------------------------------------------------
 %CAL   California Federal Bank            NA             NA
%CCMD   Chevy Chase Bank, FSB              NA             NA
 AABC   Access Anytime Bancorp Inc.      0.00           0.00
 ABBK   Abington Bancorp Inc.            1.07          26.09
 ABCL   Alliance Bancorp                 2.00          34.38
 ABCW   Anchor BanCorp Wisconsin         0.89          14.47
 AFBC   Advance Financial Bancorp        1.95          42.11
 AFCB   Affiliated Community Bancorp     1.91          39.34
 AFED   AFSALA Bancorp Inc.              1.70          22.83
 AHCI   Ambanc Holding Co.               1.57          25.00
  AHM   H.F. Ahmanson & Co.              1.42          23.04
 ALBC   Albion Banc Corp.                1.37          32.67
 ALBK   ALBANK Financial Corp.           1.29          23.15
 ALLB   Alliance Bank (MHC)              1.67          58.06
 AMFC   AMB Financial Corp.              1.68          28.42
  ANA   Acadiana Bancshares Inc.         2.00          34.43
 ANDB   Andover Bancorp Inc.             2.10          26.38
  ANE   Alliance Bncp of New England     1.60          14.80
 ASBI   Ameriana Bancorp                 3.26          54.78
 ASBP   ASB Financial Corp.              3.25          58.82
 ASFC   Astoria Financial Corp.          1.67          21.34
 ATSB   AmTrust Capital Corp.            1.29          35.09
 AVND   Avondale Financial Corp.         0.00           0.00
 BANC   BankAtlantic Bancorp Inc.        0.90             NM
 BCSB   BCSB Bankcorp Inc. (MHC)         0.00             NA
 BDJI   First Federal Bancorp.           0.00           0.00
  BFD   BostonFed Bancorp Inc.           1.87          24.03
 BFFC   Big Foot Financial Corp.         0.00           0.00
 BFSB   Bedford Bancshares Inc.          2.23          38.16
  BKC   American Bank of Connecticut     2.98          45.25
 BKCT   Bancorp Connecticut Inc.         3.13          44.78
BKUNA   BankUnited Financial Corp.       0.00           0.00
 BNKU   Bank United Corp.                1.44          18.13
 BPLS   Bank Plus Corp.                  0.00           0.00
 BRBI   Blue River Bancshares Inc.       0.00             NA
 BRKL   Brookline Bancorp (MHC)          1.50             NA
 BTHL   Bethel Bancorp                   2.56          20.83
 BVCC   Bay View Capital Corp.           1.57          34.57
 BWFC   Bank West Financial Corp.        2.01          49.21
 BYFC   Broadway Financial Corp.         1.91          27.64
  BYS   Bay State Bancorp                0.00             NA
 CAFI   Camco Financial Corp.            2.24          28.20
 CASB   Cascade Financial Corp.          0.00           0.00
 CASH   First Midwest Financial Inc.     2.25          43.27
 CATB   Catskill Financial Corp.         1.91          34.07
 CAVB   Cavalry Bancorp Inc.             1.01             NA
 CBCI   Calumet Bancorp Inc.             0.00           0.00
 CBES   CBES Bancorp Inc.                2.46          34.48
  CBK   Citizens First Financial Cor.    0.00           0.00
 CBSA   Coastal Bancorp Inc.             0.00          12.12
 CCFH   CCF Holding Co.                  3.20         359.32
 CEBK   Central Co-operative Bank        1.36          20.51
 CENB   Century Bancorp Inc.             4.69         896.37
  CFB   Commercial Federal Corp.         0.82          31.83
 CFCP   Coastal Financial Corp.          1.47          27.27
 CFFC   Community Financial Corp.        2.04          40.00

                                                                       EXHIBIT 8
                               INDUSTRY MULTIPLES
                       PRICING DATA AS OF AUGUST 5, 1998

                                                             ----------------------------------------------------------------------
                                                                                        Current Price in Relation to
                                         Current   Current   ----------------------------------------------------------------------
                                           Stock    Market                             Price/                   Tangible
                                           Price     Value   Earnings   LTM EPS  LTM Core EPS    Book Value   Book Value     Assets
Ticker  Short Name                           ($)      ($M)        (x)       (x)           (x)           (%)          (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
CFKY    Columbia Financial of Kentucky     14.13     37.73         NA        NA            NA            NA           NA         NA
CFNC    Carolina Fincorp Inc.              10.50     20.01         NM     17.80         16.15         75.54        73.34      16.89
CFSB    CFSB Bancorp Inc.                  24.00    196.01      16.22     17.91         19.83        297.03       297.00      23.12
CFTP    Community Federal Bancorp          16.50     72.57      19.64     24.63         28.45        111.11       111.11      27.57
CIBI    Community Investors Bancorp        14.88     18.83      21.88     21.25         21.25        177.72       177.72      19.52
CITZ    CFS Bancorp Inc.                   10.63    189.70         NA        NA            NA            NA           NA         NA
CKFB    CKF Bancorp Inc.                   18.38     15.50      20.88     18.38         18.38        106.28       106.28      24.69
CLAS    Classic Bancshares Inc.            16.75     21.77      23.26     20.18         26.17        106.69       124.35      16.61
CMRN    Cameron Financial Corp             16.75     42.90      16.75     17.09         17.27         93.52        93.52      19.43
CMSB    Commonwealth Bancorp Inc.          18.25    282.39      45.63     21.22         30.42        141.36       179.45      11.92
CMSV    Community Savings Bnkshrs(MHC)     35.00    178.50      36.46     33.98         36.84        211.86       211.86      23.47
CNIT    CENIT Bancorp Inc.                 21.00    104.93      17.50     16.15         17.36        196.81       213.41      14.23
CNSB    CNS Bancorp Inc.                   15.75     24.73      24.61     29.17         31.50        107.58       107.58      26.56
 CNY    Carver Bancorp Inc.                12.13     28.06      60.63     25.26         28.87         78.99        81.87       6.41
COFI    Charter One Financial              30.88  3,940.72      14.84     23.39         17.35        266.39       283.00      19.89
CONE    Conestoga Bancorp, Inc.               NA        NA         NA        NA            NA            NA           NA         NA
COOP    Cooperative Bankshares Inc.        15.38     46.55      18.30     20.78         22.61        153.75       153.75      12.21
CRSB    Crusader Holding Corp.             16.38     59.77      11.37     12.31         13.53        257.47       271.56      29.58
CRZY    Crazy Woman Creek Bancorp          16.38     15.37      21.55     19.73         19.73        106.68       106.68      25.01
CSBF    CSB Financial Group Inc.           10.63      8.92      26.56     34.27         36.64         80.31        85.14      18.59
CVAL    Chester Valley Bancorp Inc.        31.25     68.40      19.05     20.56         22.64        229.11       229.11      19.86
DCBI    Delphos Citizens Bancorp Inc.      16.13     29.81      17.53     17.92         17.92        108.66       108.66      26.24
DCOM    Dime Community Bancshares Inc.     23.19    282.35      17.05     21.27         22.20        151.56       173.95      17.39
DIBK    Dime Financial Corp.               29.75    157.50      16.17     11.44         11.44        185.13       189.37      15.46
 DME    Dime Bancorp Inc.                  27.81  3,157.70      13.91     17.94         28.97        237.31       288.52      15.10
DNFC    D & N Financial Corp.              24.38    223.21      14.31     14.93         18.19        211.04       212.70      11.76
 DSL    Downey Financial Corp.             31.13    874.76      14.68     15.41         18.31        190.60       192.61      15.00
 EBI    Equality Bancorp Inc.              12.75     31.70      22.77        NA            NA        122.71       122.71      12.40
EBSI    Eagle Bancshares                   24.13    139.62      16.30     19.61         19.46        185.15       185.15      12.04
EFBC    Empire Federal Bancorp Inc.        14.38     37.26      21.14     21.46         21.46         91.68        91.68      33.70
EFBI    Enterprise Federal Bancorp         28.50     63.01      22.27     25.22         29.69        173.04       177.46      17.20
 EFC    EFC Bancorp Inc.                   11.94     89.43         NA        NA            NA            NA           NA         NA
EGLB    Eagle BancGroup Inc.               18.75     22.07      26.04     34.09         98.63        105.22       105.22      12.68
EMLD    Emerald Financial Corp.            12.00    123.29      17.65     18.75         20.34        234.83       237.62      19.97
EQSB    Equitable Federal Savings Bank     28.75     35.17      17.53     16.52         17.32        195.98       195.98      10.00
ESBF    ESB Financial Corp.                18.38    105.15      17.01     18.01         18.01        155.33       174.01      11.18
ESBK    Elmira Savings Bank (The)          27.00     19.62      15.70     19.15         23.89        135.00       135.00       8.54
 ESX    Essex Bancorp Inc.                  2.88      3.05         NM        NM            NM            NM        41.31       1.42
ETFS    East Texas Financial Services      14.06     21.65      43.95     32.70         38.01        102.20       102.20      17.66
 FAB    FIRSTFED AMERICA BANCORP INC.      17.88    147.86      20.31     20.78         25.54        113.42       113.42      11.24
FBBC    First Bell Bancorp Inc.            17.50    114.18      13.26     13.67         13.78        148.56       148.56      15.09
FBCI    Fidelity Bancorp Inc.              23.00     65.17      17.97        NA            NA        122.54       122.73      12.99
FBCV    1ST Bancorp                        43.50     47.41      21.32     24.03         35.37        200.42       205.87      18.26
FBER    1st Bergen Bancorp                 18.30     50.49      22.02     23.13         21.17        136.63       136.63      15.98
FBHC    Fort Bend Holding Corp.            20.00     36.34      20.83     21.28         31.75        159.74       168.92      11.41
FBNW    FirstBank Corp.                    18.22     37.44      18.88        NA            NA        114.19       114.19      19.26
FBSI    First Bancshares Inc.              13.25     29.32      38.40     15.59         15.96        122.57       128.02      16.46
 FCB    Falmouth Bancorp Inc.              18.63     27.09      25.87     25.51         32.68        115.04       115.04      25.77
FCBF    FCB Financial Corp.                29.88    115.53      16.24     19.27         19.78        154.23       154.23      22.31
FCBH    Virginia Beach Fed. Financial      17.94     89.37      22.42     21.33         27.60        200.20       200.20      14.29
FCBK    First Coastal Bankshares              NA        NA         NA        NA            NA            NA           NA         NA
FCME    First Coastal Corp.                12.13     16.50      14.43     13.78         15.16        107.30       107.30       9.61
FDEF    First Defiance Financial           13.50    109.66      17.76     21.43         22.13        107.66       107.66      18.99
FDTR    Federal Trust Corp.                 3.94     19.46      49.23        NA            NA        153.23       153.23      13.17
 FED    FirstFed Financial Corp.           20.00    424.30      12.50     14.60         15.50        176.52       177.62      10.58

                                         Current             LTM
                                        Dividend        Dividend
                                           Yield    Payout Ratio
Ticker  Short Name                           (%)             (%)
----------------------------------------------------------------
CFKY    Columbia Financial of Kentucky      1.98              NA
CFNC    Carolina Fincorp Inc.               2.29           38.98
CFSB    CFSB Bancorp Inc.                   2.17           34.35
CFTP    Community Federal Bancorp           1.94           47.01
CIBI    Community Investors Bancorp         1.61           29.20
CITZ    CFS Bancorp Inc.                    0.00              NA
CKFB    CKF Bancorp Inc.                    2.94           50.00
CLAS    Classic Bancshares Inc.             1.91           33.73
CMRN    Cameron Financial Corp              1.67           28.57
CMSB    Commonwealth Bancorp Inc.           1.75           34.88
CMSV    Community Savings Bnkshrs(MHC)      2.57           87.38
CNIT    CENIT Bancorp Inc.                  1.91           26.92
CNSB    CNS Bancorp Inc.                    1.52           45.59
 CNY    Carver Bancorp Inc.                 0.00           10.42
COFI    Charter One Financial               1.81           38.57
CONE    Conestoga Bancorp, Inc.               NA           28.17
COOP    Cooperative Bankshares Inc.         0.00            0.00
CRSB    Crusader Holding Corp.              0.00            0.00
CRZY    Crazy Woman Creek Bancorp           2.44           48.19
CSBF    CSB Financial Group Inc.            0.00            0.00
CVAL    Chester Valley Bancorp Inc.         1.41           31.55
DCBI    Delphos Citizens Bancorp Inc.       1.49           13.33
DCOM    Dime Community Bancshares Inc.      1.73           21.10
DIBK    Dime Financial Corp.                1.61           17.31
 DME    Dime Bancorp Inc.                   0.72           10.97
DNFC    D & N Financial Corp.               0.82           11.72
 DSL    Downey Financial Corp.              1.03           15.28
 EBI    Equality Bancorp Inc.               1.88              NA
EBSI    Eagle Bancshares                    2.65           48.78
EFBC    Empire Federal Bancorp Inc.         2.23           44.78
EFBI    Enterprise Federal Bancorp          3.51           88.50
 EFC    EFC Bancorp Inc.                    0.00              NA
EGLB    Eagle BancGroup Inc.                0.00            0.00
EMLD    Emerald Financial Corp.             1.17           20.31
EQSB    Equitable Federal Savings Bank      0.00            0.00
ESBF    ESB Financial Corp.                 1.96           31.35
ESBK    Elmira Savings Bank (The)           2.37           43.77
 ESX    Essex Bancorp Inc.                  0.00            0.00
ETFS    East Texas Financial Services       1.42           34.86
 FAB    FIRSTFED AMERICA BANCORP INC.       1.12            5.81
FBBC    First Bell Bancorp Inc.             2.29           31.25
FBCI    Fidelity Bancorp Inc.               1.74              NA
FBCV    1ST Bancorp                         0.61           14.39
FBER    1st Bergen Bancorp                  1.08           22.50
FBHC    Fort Bend Holding Corp.             2.00           37.23
FBNW    FirstBank Corp.                     1.70              NA
FBSI    First Bancshares Inc.               0.91           12.35
 FCB    Falmouth Bancorp Inc.               1.29           28.77
FCBF    FCB Financial Corp.                 2.95           50.32
FCBH    Virginia Beach Fed. Financial       1.34           25.00
FCBK    First Coastal Bankshares              NA              NA
FCME    First Coastal Corp.                 0.00            0.00
FDEF    First Defiance Financial            2.67           53.97
FDTR    Federal Trust Corp.                 0.00              NA
 FED    FirstFed Financial Corp.            0.00            0.00

                                   EXHIBIT 8
                               INDUSTRY MULTIPLES
                       PRICING DATA AS OF AUGUST 13, 1998

                                                           ------------------------------------------------------------------------
                                                                                 Current Price in Relation to
                                        Current  Current   ------------------------------------------------------------------------
                                          Stock   Market                             Price/                   Tangible
                                          Price    Value   Earnings  LTM EPS   LTM Core EPS    Book Value   Book Value       Assets
Ticker    Short Name                        ($)     ($M)        (x)      (x)            (x)           (%)          (%)          (%)
-----------------------------------------------------------------------------------------------------------------------------------
 FESX     First Essex Bancorp Inc.        21.88   165.43      15.63    16.43          19.02        176.27       243.87        12.56
 FFBA     First Colorado Bancorp Inc.     23.30   430.81      25.50    20.73          20.24        197.52       201.26        27.85
 FFBH     First Federal Bancshares of AR  22.50   109.60      18.15    18.75          19.07        128.87       128.87        18.96
 FFBI     First Financial Bancorp Inc.    25.25    10.49      52.60    84.17          41.39        137.45       137.45        12.69
 FFBS     FFBS BanCorp Inc.               22.25    34.98      18.54    18.54          18.54        147.64       147.64        25.92
 FFBZ     First Federal Bancorp Inc.      12.00    37.81      21.43    24.00          25.53        229.45       229.45        18.23
 FFCH     First Financial Holdings Inc.   20.50   278.96      17.67    17.98          18.64        235.63       235.63        14.99
 FFDB     FirstFed Bancorp Inc.           23.13    30.27      19.63    18.61          18.61        171.15       185.84        16.63
 FFDF     FFD Financial Corp.             18.75    27.10      19.06    16.02          36.06        121.52       121.52        27.07
 FFED     Fidelity Federal Bancorp         6.00    18.76         NM       NM             NM        140.19       140.19         9.50
 FFES     First Federal of East Hartford  32.25    88.45      14.40    15.43          14.27        125.34       125.34         9.02
 FFFD     North Central Bancshares Inc.   19.00    59.40      13.57    14.29          14.95        120.79       139.40        17.94
 FFFL     Fidelity Bankshares Inc. (MHC)  28.00   190.46      22.58    25.93          30.14        215.22       221.87        14.42
 FFHH     FSF Financial Corp.             17.00    49.78      15.74    15.45          16.19        103.85       103.85        12.04
 FFHS     First Franklin Corp.            14.00    24.96      14.00    13.46          15.56        115.13       115.61        10.50
 FFIC     Flushing Financial Corp.        23.50   183.54      15.46    17.94          17.54        131.28       136.31        16.81
 FFKY     First Federal Financial Corp.   27.63   114.08      17.71    18.05          18.79        208.65       219.77        27.85
 FFLC     FFLC Bancorp Inc.               18.75    70.16      16.16    18.03          18.94        132.88       132.88        17.01
 FFOH     Fidelity Financial of Ohio      13.13    73.48      15.63    14.91          13.44        171.32       125.12        13.81
 FFPB     First Palm Beach Bancorp Inc.   37.75   193.90      41.03    24.20          47.19        160.50       163.85        10.99
 FFSL     First Independence Corp.        12.25    11.73      11.34    14.41          14.41         99.27        99.27         9.51
 FFSX     First Fed SB of Siouxland(MHC)  31.50    89.39      29.17    27.39          27.16        217.09       274.15        15.65
 FFWC     FFW Corp.                       18.00    26.24      14.06    13.64          15.65        137.20       149.13        12.91
 FFWD     Wood Bancorp Inc.               16.00    42.62      19.05    18.60          21.62        195.60       195.60        26.83
 FFYF     FFY Financial Corp.             34.00   137.86      16.67    17.09          17.35        163.23       163.23        21.38
 FGHC     First Georgia Holding Inc.      10.75    51.59      26.88    28.29          28.29        350.16       374.56        28.53
 FIBC     Financial Bancorp Inc.          36.63    62.51      19.90    21.29          22.06        217.62       218.53        18.33
 FISB     First Indiana Corp.             22.88   292.37      16.34    16.11          22.88        182.42       184.33        16.70
 FKAN     First Kansas Financial Corp.    11.06    17.19         NA       NA             NA            NA           NA           NA
 FKFS     First Keystone Financial        16.00    38.61      13.33    13.33          15.24        150.23       150.23        10.02
 FKKY     Frankfort First Bancorp Inc.    14.00    22.67      14.58    14.58          14.58         99.86        99.86        16.86
 FLAG     FLAG Financial Corp.            17.00    87.95      21.25    25.37          32.69        228.19       228.19        19.66
 FLFC     First Liberty Financial Corp.   21.00   280.70      16.41    25.00          24.14        245.04       267.86        18.01
 FLGS     Flagstar Bancorp Inc.           25.63   350.29      11.86    14.08          14.08        262.28       270.88        13.66
 FLKY     First Lancaster Bancshares      13.50    12.94      24.11    25.47          25.47         90.48        90.48        24.11
 FMBD     First Mutual Bancorp Inc.       18.00    63.55      28.13    42.86          54.55        114.50       147.06        16.74
 FMCO     FMS Financial Corp.             13.63    98.14      18.92    19.19          19.19        239.46       241.15        14.57
 FMSB     First Mutual Savings Bank       14.00    59.42      12.07    12.39          14.14        174.56       174.56        12.62
 FNGB     First Northern Capital Corp.    12.75   112.95      16.78    17.71          19.03        150.18       150.18        16.36
 FOBC     Fed One Bancorp                 39.75    95.46      33.13    31.55          32.32        221.08       229.77        25.53
 FPRY     First Financial Bancorp            NA       NA         NA       NA             NA            NA           NA           NA
 FSBI     Fidelity Bancorp Inc.           20.75    40.84      15.72    14.93          15.15        148.00       148.00        10.12
 FSFF     First SecurityFed Financial     15.25    92.72      15.89       NA             NA        104.52       104.81        30.23
 FSLA     First Source Bancorp Inc.        9.00   285.66         NA       NA             NA            NA           NA           NA
 FSNJ     Bayonne Bancshares Inc.         15.00   136.42      31.25       NA             NA        142.18       142.18        19.48
 FSPT     FirstSpartan Financial Corp.    39.38   167.47      20.94       NA             NA        133.16       133.16        32.36
 FSSB     First FS&LA of San Bernardino    9.63     3.16         NM       NM             NM         70.36        73.03         3.05
 FSTC     First Citizens Corp.            28.00    78.26         NA    11.57          12.73        212.93       263.16        21.28
 FTF      Texarkana First Financial Corp  27.50    47.79      14.03    14.95          15.71        169.44       169.44        25.21
 FTFC     First Federal Capital Corp.     16.25   301.16      16.95    16.93          28.51        253.12       265.96        18.99
 FTNB     Fulton Bancorp Inc.             17.63    29.95      31.47    22.60          29.38        117.03       117.03        27.34
 FTSB     Fort Thomas Financial Corp.     14.00    20.64      20.59    16.67          16.67        128.79       128.79        20.32
 FWWB     First Washington Bancorp Inc.   24.00   255.25      16.67    17.52          16.75        147.60       159.26        20.70
  GAF     GA Financial Inc.               15.19   109.66      14.60    13.21          14.19        101.66       102.62        13.03
 GBNK     Gaston Federal Bancorp (MHC)    13.25    59.58         NA       NA             NA        144.97       144.97        29.41


                                                  Current                   LTM
                                                 Dividend              Dividend
                                                    Yield          Payout Ratio
Ticker    Short Name                                  (%)                   (%)
-------------------------------------------------------------------------------
 FESX     First Essex Bancorp Inc.                   2.56                 40.60
 FFBA     First Colorado Bancorp Inc.                2.04                 41.46
 FFBH     First Federal Bancshares of AR             1.24                 21.67
 FFBI     First Financial Bancorp Inc.               0.00                  0.00
 FFBS     FFBS BanCorp Inc.                          2.25                208.33
 FFBZ     First Federal Bancorp Inc.                 1.17                 27.00
 FFCH     First Financial Holdings Inc.              2.05                 34.21
 FFDB     FirstFed Bancorp Inc.                      2.23                 44.41
 FFDF     FFD Financial Corp.                        1.60                 25.64
 FFED     Fidelity Federal Bancorp                   3.33                    NM
 FFES     First Federal of East Hartford             2.11                 30.62
 FFFD     North Central Bancshares Inc.              1.68                 21.43
 FFFL     Fidelity Bankshares Inc. (MHC)             3.21                 81.02
 FFHH     FSF Financial Corp.                        2.94                 45.45
 FFHS     First Franklin Corp.                       2.14                 26.45
 FFIC     Flushing Financial Corp.                   1.36                 21.37
 FFKY     First Federal Financial Corp.              2.03                 36.60
 FFLC     FFLC Bancorp Inc.                          1.92                 31.15
 FFOH     Fidelity Financial of Ohio                 2.44                147.73
 FFPB     First Palm Beach Bancorp Inc.              1.85                 43.27
 FFSL     First Independence Corp.                   2.45                 32.35
 FFSX     First Fed SB of Siouxland(MHC)             1.52                 41.74
 FFWC     FFW Corp.                                  2.33                 28.41
 FFWD     Wood Bancorp Inc.                          2.25                 34.70
 FFYF     FFY Financial Corp.                        2.35                 37.69
 FGHC     First Georgia Holding Inc.                 0.00                 17.55
 FIBC     Financial Bancorp Inc.                     1.37                 26.16
 FISB     First Indiana Corp.                        2.10                 30.99
 FKAN     First Kansas Financial Corp.               0.00                    NA
 FKFS     First Keystone Financial                   1.25                 10.42
 FKKY     Frankfort First Bancorp Inc.               5.71                 81.25
 FLAG     FLAG Financial Corp.                       1.41                 33.85
 FLFC     First Liberty Financial Corp.              1.43                 33.33
 FLGS     Flagstar Bancorp Inc.                      1.09                  6.59
 FLKY     First Lancaster Bancshares                 4.41                 94.34
 FMBD     First Mutual Bancorp Inc.                  1.78                 76.19
 FMCO     FMS Financial Corp.                        0.88                 14.07
 FMSB     First Mutual Savings Bank                  1.43                 47.19
 FNGB     First Northern Capital Corp.               2.82                 47.22
 FOBC     Fed One Bancorp                            1.56                 49.21
 FPRY     First Financial Bancorp                      NA                 39.66
 FSBI     Fidelity Bancorp Inc.                      1.74                 20.72
 FSFF     First SecurityFed Financial                0.00                    NA
 FSLA     First Source Bancorp Inc.                  2.00                    NA
 FSNJ     Bayonne Bancshares Inc.                    1.67                    NA
 FSPT     FirstSpartan Financial Corp.               1.52                    NA
 FSSB     First FS&LA of San Bernardino              0.00                  0.00
 FSTC     First Citizens Corp.                       1.14                 12.67
 FTF      Texarkana First Financial Corp             2.04                 30.43
 FTFC     First Federal Capital Corp.                1.72                 26.04
 FTNB     Fulton Bancorp Inc.                        1.36                 26.92
 FTSB     Fort Thomas Financial Corp.                1.79                 35.71
 FWWB     First Washington Bancorp Inc.              1.50                 21.90
  GAF     GA Financial Inc.                          3.69                 43.48
 GBNK     Gaston Federal Bancorp (MHC)               1.51                    NA

                           EXHIBIT 8
                      INDUSTRY MULTIPLES
              PRICING DATA AS OF AUGUST 5, 1998




                                                                 ------------------------------------------------------------------
                                                                                       Current Price in Relation to
                                           Current     Current   ------------------------------------------------------------------
                                             Stock      Market                             Price/               Tangible
                                             Price       Value   Earnings   LTM EPS  LTM Core EPS  Book Value  Book Value    Assets
Ticker      Short Name                         ($)        ($M)        (x)       (x)           (x)         (%)         (%)       (%)
-----------------------------------------------------------------------------------------------------------------------------------
 GDW     Golden West Financial                 86.38    4,974.42      10.74     12.43        12.70     170.26     170.26      12.73
GFCO     Glenway Financial Corp.               22.00       50.24      18.97     20.37        20.18     174.60     176.14      16.71
GFED     Guaranty Federal Bcshs Inc.           12.94       80.55      23.10        NA           NA     115.41     115.41      32.70
GLMR     Gilmer Financial Svcs, Inc.           14.13        2.70         NM    117.71        20.77      71.05      71.05       6.41
GOSB     GSB Financial Corp.                   13.88       31.19      43.36        NA           NA      97.00      97.03      24.16
 GPT     GreenPoint Financial Corp.            37.69    3,708.01      17.45     19.23        18.84     213.53     377.64      24.45
 GSB     Golden State Bancorp Inc.             24.31    1,349.01      11.92     13.66        12.28     120.12     143.10       7.45
GSFC     Green Street Financial Corp.          14.25       61.25      20.96     20.96        20.96      96.22      96.22      34.43
GSLA     GS Financial Corp.                    13.38       44.80      20.90        NA           NA      83.18      83.18      34.62
GTPS     Great American Bancorp                22.00       34.94      30.56     36.07        36.07     128.88     128.88      23.56
GUPB     GFSB Bancorp Inc.                     15.00       18.02      17.86     18.99        18.99     123.56     123.56      15.25
HALL     Hallmark Capital Corp.                14.38       42.13      13.82     14.82        15.97     119.39     119.39       9.85
HARB     Harbor Florida Bancshares Inc.        11.88      365.01      16.49        NA           NA     141.20     142.73      27.68
HARL     Harleysville Savings Bank             31.00       51.91      14.90     15.35        15.35     204.76     204.76      13.13
HARS     Harris Financial Inc. (MHC)           17.03      578.46      32.75     31.54        48.66     306.31     338.59      24.87
HAVN     Haven Bancorp Inc.                    19.44      172.01      37.38     19.83        18.87     145.83     152.57       7.59
HBBI     Home Building Bancorp                 24.00        7.48      25.00     21.05        22.02     116.45     116.45      17.63
HBEI     Home Bancorp of Elgin Inc.            14.88      101.98      33.81     38.14        38.14     106.23     106.25      27.74
HBFW     Home Bancorp                          28.25       66.42      21.40     22.07        22.60     154.63     154.63      18.43
HBNK     Highland Bancorp Inc.                 42.00       97.84      13.20     13.86        15.73     216.94     216.94      17.06
HBS      Haywood Bancshares Inc.               20.50       25.63      10.06     11.58        11.58     113.57     117.28      16.86
HBSC     Heritage Bancorp Inc.                 18.75       86.79         NA        NA           NA         NA         NA         NA
HCBB     HCB Bancshares Inc.                   12.88       34.05      40.23        NA           NA      89.10      90.16      15.37
HCBC     High Country Bancorp Inc.             13.50       17.85      21.09        NA           NA      98.90      98.90      19.35
HCFC     Home City Financial Corp.             15.13       13.68      14.54     14.83        14.83     126.36     126.36      17.53
HEMT     HF Bancorp Inc.                       16.63      105.89         NM        NM       151.14     126.43     147.78      10.12
HFBC     HopFed Bancorp Inc.                   16.75       67.56         NA        NA           NA     117.46     117.46      30.52
HFFB     Harrodsburg First Fin Bancorp         15.25       29.69      19.06     19.30        19.30      95.43      95.43      27.29
HFFC     HF Financial Corp.                    22.00       96.95      17.74     16.30        17.46     174.60     174.60      16.98
HFGI     Harrington Financial Group            10.50       34.40         NM        NM           NM     151.73     151.73       7.10
HFNC     HFNC Financial Corp.                  12.00      206.31      14.29     14.63        21.43     120.72     120.72      20.47
HFSA     Hardin Bancorp Inc.                   17.63       14.39      19.16     17.11        19.37     106.75     106.75      10.79
HFWA     Heritage Financial Corp.              12.63      123.26         NA        NA           NA     132.48     132.48      38.15
HHFC     Harvest Home Financial Corp.          14.50       12.92      25.89     23.39        23.39     125.32     125.32      14.22
HIFS     Hingham Instit. for Savings           27.00       35.19      12.27     12.86        12.98     156.16     156.16      14.72
HLFC     Home Loan Financial Corp.             14.75       33.16      24.58        NA           NA     103.06     105.06      40.48
HMLK     Hemlock Federal Financial Corp        16.75       31.65      19.94        NA           NA     108.34     108.34      17.54
HMNF     HMN Financial Inc.                    15.43       82.13      27.01     17.19        24.01     115.99     126.36      11.33
HOMF     Home Federal Bancorp                  27.50      141.33      13.75     14.95        18.33     217.39     223.40      19.99
HPBC     Home Port Bancorp Inc.                24.50       45.13      11.56     14.33        13.17     198.86     198.86      17.11
HRBF     Harbor Federal Bancorp Inc.           18.00       33.53      18.00     19.35        20.00     114.29     114.29      14.51
HRBT     Hudson River Bancorp                  13.44      239.92         NA        NA           NA         NA         NA         NA
HRZB     Horizon Financial Corp.               15.00      112.32      13.39     13.39        13.76     131.58     131.58      20.71
HSTD     Homestead Bancorp Inc.                 8.50       12.51         NA        NA           NA         NA         NA         NA
HTHR     Hawthorne Financial Corp.             17.00       88.11      13.28     11.04         9.39     120.82     120.82       5.14
HWEN     Home Financial Bancorp                 8.63        8.01      13.48     19.17        23.31     107.41     107.41      19.33
HZFS     Horizon Financial Svcs Corp.          15.38       13.53      14.24     16.53        21.35     160.16     160.16      14.59
IBSF     IBS Financial Corp.                   15.44      169.23      27.57     28.07        28.07     128.65     128.65      22.94
ICBC     Independence Comm. Bank Corp.         14.63    1,112.14      24.38        NA           NA     115.80     122.69      23.24
IFSB     Independence Federal Svgs Bank        16.75       21.46       6.75     10.40        64.42     108.34     119.73       7.82
INBI     Industrial Bancorp Inc.               19.00       95.28      16.38     17.27        17.27     155.87     155.87      24.89
IPSW     Ipswich Savings Bank                  15.25       36.44      15.89     14.66        14.66     279.30     279.30      15.60
ITLA     ITLA Capital Corp.                    19.25      148.17      10.46     11.19        11.19     138.99         NA      14.31
IWBK     InterWest Bancorp Inc.                42.75      446.54      35.63     20.45        23.36     265.86     274.21      18.99
JSB      JSB Financial Inc.                    50.00      491.63       8.89     11.01        13.09     129.37     129.37      31.44


                           EXHIBIT 8
                      INDUSTRY MULTIPLES
              PRICING DATA AS OF AUGUST 13, 1998


                                               Current               LTM
                                              Dividend          Dividend
                                                 Yield      Payout Ratio
           Ticker                                  (%)              (%)
------------------------------------------------------------------------
 GDW     Golden West Financial                  0.58                6.98
GFCO     Glenway Financial Corp.                2.00               35.65
GFED     Guaranty Federal Bcshs Inc.            0.00                  NA
GLMR     Gilmer Financial Svcs, Inc.            0.00                0.00
GOSB     GSB Financial Corp.                    0.87                  NA
 GPT     GreenPoint Financial Corp.             1.70               29.08
 GSB     Golden State Bancorp Inc.              0.00              330.06
GSFC     Green Street Financial Corp.           3.37               86.76
GSLA     GS Financial Corp.                     2.09                  NA
GTPS     Great American Bancorp                 2.00               67.21
GUPB     GFSB Bancorp Inc.                      2.00               33.77
HALL     Hallmark Capital Corp.                 0.00                0.00
HARB     Harbor Florida Bancshares Inc.         2.19                  NA
HARL     Harleysville Savings Bank              1.42               21.29
HARS     Harris Financial Inc. (MHC)            1.29               39.50
HAVN     Haven Bancorp Inc.                     1.54               30.61
HBBI     Home Building Bancorp                  1.25               26.32
HBEI     Home Bancorp of Elgin Inc.             2.69              102.56
HBFW     Home Bancorp                           1.13               21.88
HBNK     Highland Bancorp Inc.                  1.19                8.25
 HBS     Haywood Bancshares Inc.                2.93               32.77
HBSC     Heritage Bancorp Inc.                  0.00                  NA
HCBB     HCB Bancshares Inc.                    1.55                  NA
HCBC     High Country Bancorp Inc.              2.22                  NA
HCFC     Home City Financial Corp.              2.38              377.45
HEMT     HF Bancorp Inc.                        0.00                0.00
HFBC     HopFed Bancorp Inc.                    0.00                  NA
HFFB     Harrodsburg First Fin Bancorp          2.62               75.95
HFFC     HF Financial Corp.                     1.27               20.00
HFGI     Harrington Financial Group             1.14                  NM
HFNC     HFNC Financial Corp.                   2.67               36.59
HFSA     Hardin Bancorp Inc.                    3.18               49.51
HFWA     Heritage Financial Corp.               1.27                  NA
HHFC     Harvest Home Financial Corp.           3.03               67.74
HIFS     Hingham Instit. for Savings            2.07               30.48
HLFC     Home Loan Financial Corp.              0.00                  NA
HMLK     Hemlock Federal Financial Corp         1.91                  NA
HMNF     HMN Financial Inc.                     1.06                4.55
HOMF     Home Federal Bancorp                   1.46               19.24
HPBC     Home Port Bancorp Inc.                 3.27               46.78
HRBF     Harbor Federal Bancorp Inc.            2.63               45.95
HRBT     Hudson River Bancorp                   0.00                  NA
HRZB     Horizon Financial Corp.                2.93               75.00
HSTD     Homestead Bancorp Inc.                 9.41                  NA
NAHTHR   Hawthorne Financial Corp.              0.00                0.00
HWEN     Home Financial Bancorp                 1.16               22.22
HZFS     Horizon Financial Svcs Corp.           1.17               18.28
IBSF     IBS Financial Corp.                    2.59               72.73
ICBC     Independence Comm. Bank Corp.          0.00                  NA
IFSB     Independence Federal Svgs Bank         1.49               29.19
INBI     Industrial Bancorp Inc.                3.16               50.00
IPSW     Ipswich Savings Bank                   1.05               14.42
ITLA     ITLA Capital Corp.                     0.00                0.00
IWBK     InterWest Bancorp Inc.                 1.87               34.93
JSB      JSB Financial Inc.                     3.20               33.04

                                   EXHIBIT 8
                               INDUSTRY MULTIPLES
                       PRICING DATA AS OF AUGUST 15, 1998


                                                                -------------------------------------------------------------------
                                                                                Current Price in Relation to
                                         Current     Current    -------------------------------------------------------------------
                                           Stock      Market                             Price/                    Tangible
                                           Price       Value    Earnings    LTM EPS    LTM Core EPS  Book Value  Book Value  Assets
Ticker Short Name                           ($)        ($M)          (x)        (x)            (x)         (%)          (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
JSBA   Jefferson Savings Bancorp          24.00         240.53    27.27      24.00         26.97       188.38       234.83     19.36
JXSB   Jacksonville Savings Bk (MHC)      16.25          31.01    31.25      31.86         49.24       176.06       176.06     18.28
JXVL   Jacksonville Bancorp Inc.          18.19          44.47    16.24      13.37         13.37       127.28       127.28     18.75
KFBI   Klamath First Bancorp              17.63         174.78    16.95      18.95         18.95       110.02       120.14     17.33
 KNK   Kankakee Bancorp Inc.              31.38          43.30    19.13      16.17         16.87       110.36       129.17     10.77
KSAV   KS Bancorp Inc.                       NA             NA       NA         NA            NA           NA           NA        NA
KSBK   KSB Bancorp Inc.                   16.50          20.77    12.13      11.70         11.96       165.50       188.36     13.17
 KYF   Kentucky First Bancorp Inc.        13.88          17.22    17.34      17.79         18.02       123.44       123.44     21.03
LARK   Landmark Bancshares Inc.           22.50          34.86    16.07      15.96         18.91       116.34       116.34     15.20
LARL   Laurel Capital Group Inc.          20.00          43.76    13.89      15.15         15.50       189.75       189.75     20.18
LFBI   Little Falls Bancorp Inc.          19.50          48.31    25.66      25.32         26.35       133.29       144.34     13.59
LFCO   Life Financial Corp.               12.38          81.13    18.20       6.16          5.92       135.84       135.84     17.17
LFED   Leeds Federal Bankshares (MHC)     17.75          91.98    26.10      26.89         26.89       186.45       126.45     30.76
LIBB   Liberty Bancorp Inc. (MHC)         10.75          41.94       NA         NA            NA           NA           NA        NA
LISB   Long Island Bancorp Inc.           54.13       1,508,90    19.90      22.55         27.61       226.65       228.57     20.19
  LO   Local Financial Corp.              12.06         247.74    14.36         NA            NA       255.03       277.95     12.51
LOGN   Logansport Financial Corp.         13.63          17.19    13.63      13.63         13.36       101.23       101.23     19.04
LONF   London Financial Corp.             15.25           7.78    15.25      17.73         19.06       149.07       149.07     20.52
LSBI   LSB Financial Corp.                32.00          30.51    16.00      16.93         19.63       156.40       156.40     13.96
LSBX   Lawrence Savings Bank              14.13          61.12     8.61       6.96          7.06       146.83       146.83     17.72
LVSB   Lakeview Financial Corp.           22.75         113.24     7.58      11.21         22.52       187.86       275.42     18.28
LXMO   Lexington B&L Financial Corp.      15.16          15.29    31.58      21.97         21.97        99.78       105.36     17.07
MAFB   MAF Bancorp Inc.                   22.38         505.15    13.32      14.07         14.72       180.44       202.12     14.15
MARN   Marion Capital Holdings            23.83          40.69    16.58      18.80         18.80       108.05       110.43     20.98
MASB   MASSBANK Corp.                     47.50         170.65    16.27      16.27         18.85       156.04       138.12     18.36
MBBC   Monterey Bay Bancorp Inc.          16.44          64.49    37.36      37.36         41.09       129.74       138.72     16.14
MBLF   MBLA Financial Corp.               21.00          26.19    13.46      14.48         14.58        93.83        93.83     12.66
MBSP   Mitchell Bancorp Inc.              17.25          16.06    61.61      34.50         34.50       109.73       109.73     43.04
MCBN   Mid-Coast Bancorp Inc.             10.50           7.48    17.50      15.67         16.94       140.00       140.00     11.86
MDBK   Medford Bancorp Inc.               41.50         184.87    15.26      16.53         17.36       182.18       191.95     16.28
MECH   MECH Financial Inc.                29.00         153.56    15.43      17.90         18.01       165.62       165.62     16.09
METF   Metropolitan Financial Corp.       13.50          95.19    12.05      14.52         16.46       249.08       269.46      9.62
MFBC   MFB Corp.                          24.00          38.17    20.00      18.60         19.05       115.32       115.33     13.12
MFFC   Milton Federal Financial Corp.     14.00          31.32    16.67      19.72         24.56       111.29       111.29     13.32
MFLR   Mayflower Co-operative Bank        22.75          20.47    12.10      13.96         16.37       157.88       160.21     15.10
MFSL   Maryland Federal Bancorp           41.31         271.80    24.69      31.30         32.28       252.83       255.02     22.85
MIFC   Mid-Iowa Financial Corp.           10.25          17.78    13.49      13.31         13.49       132.60       132.77     13.17
MIVI   Mississippi View Holding Co.       20.00          14.80    20.81      21.05         21.28       118.69       118.69     21.57
MONT   Montgomery Financial Corp.         11.63          19.22    17.10         NA            NA        95.47        96.47     17.61
MRKF   Market Financial Corp.             13.00          17.16    29.35      26.00         26.00       110.36       110.36     32.36
MSBF   MSB Financial Inc.                 16.88          20.53    14.55      16.38         18.96       154.25       154.25     25.67
MSBK   Mutual Savings Bank FSB            10.63          45.58    18.97         NM            NM       133.65       133.65      7.43
MWBI   Midwest Bancshares Inc.            14.75          15.50     9.97      11.26         14.05       135.94       135.94      9.72
MWBX   MetroWest Bank                      7.00          99.76    12.50      12.96         12.96       206.49       206.49     15.15
MYST   Mystic Financial Inc.              14.38          38.97    19.97         NA            NA       107.84       107.84     19.58
NASB   NASB Financial Inc.                65.50         146.70    11.70      12.17         14.92       215.36       242.41     19.98
NBCP   Niagara Bancorp Inc. (MHC)         12.56         373.83       NA         NA            NA           NA           NA        NA
 NBN   Northeast Bancorp                  14.00          34.45    12.96      17.95         18.67       144.03       158.55     10.08
NBSI   North Bancshares Inc.              13.50          17.07    67.50      40.91         45.00       127.96       127.96     13.85
NEIB   Northeast Indiana Bancorp          21.75          35.88    14.31      13.32         15.32       135.35       135.35     17.65
 NEP   Northeast PA Financial Corp.       13.25          85.17       NA         NA            NA           NA           NA        NA
NHTB   New Hampshire Thrift Bncshrs       16.50          34.56    12.50      12.22         13.20       132.96       153.06     10.76
NMSB   NewMil Bancorp Inc.                12.19          46.73    14.51      16.47         21.01       139.96       139.93     12.71
NSLB   NS&L Bancorp Inc.                  18.00          12.35    28.13      28.57         28.57       107.46       108.24     20.19
NSSY   NSS Bancorp Inc.                   50.00         119.75    22.32      21.37         26.32       218.72       224.72     17.91




                                                 Current          LTM
                                                Dividend      Dividend
                                                   Yield  Payout Ratio
 Ticker   Short Name                                (%)            (%)
----------------------------------------------------------------------
JSBA      Jefferson Savings Bancorp               1.17        24.00
JXSB      Jacksonville Savings Bk (MHC)           1.85        55.57
JXVL      Jacksonville Bancorp Inc.               2.75        36.76
KFBI      Klamath First Bancorp                   2.04        36.02
 KNK      Kankakee Bancorp Inc.                   1.53        24.74
KSAV      KS Bancorp Inc.                           NA        63.46
KSBK      KSB Bancorp Inc.                        0.61         3.55
 KYF      Kentucky First Bancorp Inc.             3.60        64.10
LARK      Landmark Bancshares Inc.                2.67        39.01
LARL      Laurel Capital Group Inc.               3.00        28.54
LFBI      Little Falls Bancorp Inc.               1.23        19.48
LFCO      Life Financial Corp.                    0.00         0.00
LFED      Leeds Federal Bankshares (MHC)          3.16        80.82
LIBB      Liberty Bancorp Inc. (MHC)              0.00           NA
LISB      Long Island Bancorp Inc.                1.48        27.08
  LO      Local Financial Corp.                   0.00           NA
LOGN      Logansport Financial Corp.              3.23        41.00
LONF      London Financial Corp.                  1.57       609.30
LSBI      LSB Financial Corp.                     1.25        18.65
LSBX      Lawrence Savings Bank                   0.00         0.00
LVSB      Lakeview Financial Corp.                1.10         7.70
LXMO      Lexington B&L Financial Corp.           1.98        43.48
MAFB      MAF Bancorp Inc.                        1.25        13.21
MARN      Marion Capital Holdings                 3.69        69.29
MASB      MASSBANK Corp.                          2.11        33.56
MBBC      Monterey Bay Bancorp Inc.               0.73        23.64
MBLF      MBLA Financial Corp.                    2.86        27.59
MBSP      Mitchell Bancorp Inc.                   2.32        80.00
MCBN      Mid-Coast Bancorp Inc.                  1.91        25.88
MDBK      Medford Bancorp Inc.                    1.93        37.45
MECH      MECH Financial Inc.                     2.07         9.26
METF      Metropolitan Financial Corp.            0.00         0.00
MFBC      MFB Corp.                               1.42        32.17
MFFC      Milton Federal Financial Corp.          4.29        84.51
MFLR      Mayflower Co-operative Bank             3.52        42.33
MFSL      Maryland Federal Bancorp                1.09        33.52
MIFC      Mid-Iowa Financial Corp.                0.78        10.39
MIVI      Mississippi View Holding Co.            1.60        16.84
MONT      Montgomery Financial Corp.              1.89           NA
MRKF      Market Financial Corp.                  2.15       256.00
MSBF      MSB Financial Inc.                      1.78        28.16
MSBK      Mutual Savings Bank FSB                 0.00         0.00
MWBI      Midwest Bancshares Inc.                 2.17        18.32
MWBX      MetroWest Bank                          1.71        31.48
MYST      Mystic Financial Inc.                   1.79           NA
NASB      NASB Financial Inc.                     1.53        14.87
NBCP      Niagara Bancorp Inc. (MHC)              0.00           NA
 NBN      Northeast Bancorp                       1.51        27.29
NBSI      North Bancshares Inc.                   2.96       109.09
NEIB      Northeast Indiana Bancorp               1.56        23.39
 NEP      Northeast PA Financial Corp.            0.00           NA
NHTB      New Hampshire Thrift Bncshrs            3.64        38.89
NMSB      NewMil Bancorp Inc.                     2.63        40.54
NSLB      NS&L Bancorp Inc.                       2.78        79.37
NSSY      NSS Bancorp Inc.                        1.04        17.09

                                   EXHIBIT 8
                               INDUSTRY MULTIPLES
                       PRICING DATA AS OF AUGUST 5, 1998



                                                                -------------------------------------------------------------------
                                                                                Current Price in Relation to
                                         Current     Current    -------------------------------------------------------------------
                                           Stock      Market                             Price/                    Tangible
                                           Price       Value    Earnings    LTM EPS    LTM Core EPS  Book Value  Book Value  Assets
Ticker Short Name                           ($)        ($M)          (x)        (x)            (x)         (%)          (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
NTBK   Net.B@nk Inc.                       28.50        175.16         NM         NM          NM      513.51      513.51     107.14
NTMG   Nutmeg Federal S&LA                 12.00         12.01      23.08      26.09       60.00      182.37      182.37      10.64
NWEQ   Northwest Equity Corp.              18.13         14.96      12.59      13.23       14.05      120.51      120.51      15.14
NWSB   Northwest Bancorp Inc. (MHC)        12.56        588.46      26.17      27.92       29.22      270.17      300.55      23.10
OCFC   Ocean Financial Corp.               18.06        280.59      19.63      18.82       18.82      133.11      133.11      18.24
 OCN   Ocwen Financial Corp.               18.00      1,093.89         NM      39.13      138.46      256.05      279.95      31.21
OFCP   Ottawa Financial Corp.              27.38        142.28      21.39      20.13       21.73      183.14      229.46      15.90
OHSL   OHSL Financial Corp.                15.75         39.23      17.12      18.75       19.94      144.23      144.23      15.62
OSFS   Ohio State Financial Services       16.00         10.15         NA         NA          NA       97.15       97.15      26.32
OTFC   Oregon Trail Financial Corp.        14.50         68.08      20.14         NA          NA       91.25       91.25      26.54
PBCI   Pamrapo Bancorp Inc.                27.88         79.25      18.83      16.79       17.42      161.13      161.97      20.10
PBCT   People's Bank (MHC)                 29.75      1,907.87      16.53      18.03       33.81      222.51      258.25      20.95
PBHC   Pathfinder Bancorp Inc. (MHC)       17.38         49.20      36.20      34.07       43.44      205.14      240.32      24.84
PBKB   People's Bancshares Inc.            19.75         65.49      10.97      12.04       29.92      201.74      210.55       7.63
PBOC   PBOC Holdings Inc.                  12.00        262.51         NM         NA          NA      142.35      142.35       8.20
PCBC   Perry County Financial Corp.        22.00         18.21      21.15      19.82       19.82      111.73      111.73      21.16
 PDB   Piedmont Bancorp Inc.                9.89         27.16      16.46      16.19       16.74      125.80      125.80      20.81
PEDE   Great Pee Dee Bancorp               13.25         29.18      19.49         NA          NA       93.38       93.38      42.13
PEEK   Peekskill Financial Corp.           16.75         48.50      24.63      25.38       25.00      112.27      112.27      24.21
PERM   Permanent Bancorp Inc.              13.50         55.61      22.50      21.77       22.50      125.58      126.88      12.61
PFDC   Peoples Bancorp                     21.50         72.57      17.92      17.06       17.06      158.44      158.44      23.71
PFED   Park Bancorp Inc.                   17.94         41.84      17.23      24.91       25.26      106.46      106.46      21.20
PFFB   PFF Bancorp Inc.                    17.25        287.80      15.85      17.57       19.09      118.97      120.26       9.57
PFFC   Peoples Financial Corp.             11.38         16.18       9.81      17.77       27.74      102.39      102.39      19.60
PFNC   Progress Financial Corp.            18.50         92.43      21.02      21.26       24.34      221.56          NA      15.35
PFSB   PennFed Financial Services Inc      14.81        139.03      13.23      12.77       13.23      124.79      143.40       8.96
PFSL   Pocahontas Bancorp Inc.              8.75         58.50         NA         NA          NA      100.11      103.43      14.46
PHBK   Peoples Heritage Finl Group         21.00      1,838.87      58.33      18.42       15.33      253.93      303.68      18.83
PHFC   Pittsburgh Home Financial Corp      15.88         31.26      14.70      13.69       15.26      121.00      122.30       8.39
PHSB   Peoples Home Savings Bk (MHC)       16.50         45.54      29.46         NA          NA      158.65      158.65      20.09
PLSK   Pulaski Savings Bank (MHC)          15.00         31.62      46.88      30.61       28.85      142.45      142.45      16.84
PRBC   Prestige Bancorp Inc.               17.00         17.88      21.25      23.29       24.29      112.29      112.29      10.86
PROV   Provident Financial Holdings        20.28         98.90      18.87      18.36       44.29      114.15      114.15      12.10
PSBI   PSB Bancorp Inc.                     8.50         26.36         NA         NA          NA          NA          NA         NA
PSFC   Peoples-Sidney Financial Corp.      20.50         36.60      25.63         NA          NA      128.29      128.29      34.69
PSFI   PS Financial Inc.                   11.25         22.56      13.39      23.44       15.41      100.00      100.00      27.83
PTRS   Potters Financial Corp.             16.00         15.47      17.39      15.84       16.33      140.35      140.35      12.22
PULB   Pulaski Bank, FSB (MHC)             31.75         66.86      34.51      34.51       42.33      267.48      267.48      35.77
PULS   Pulse Bancorp                       29.75         92.83      17.30      17.30       17.30      202.24      202.24      17.05
PVFC   PVF Capital Corp.                   24.63         65.50      12.83      13.10       13.83      217.15      217.15      15.63
PVSA   Parkvale Financial Corp.            33.50        173.28      15.51      15.95       15.95      206.15      207.17      15.82
PWBK   Pennwood Bancorp Inc.               11.50          8.44      57.50      22.12       21.30       91.34       91.34      18.20
QCBC   Quaker City Bancorp Inc.            18.25        106.34      14.72      16.01       16.29      137.63      137.63      11.98
QCFB   QCF Bancorp Inc.                    30.63         41.80      12.76      13.93       14.18      153.28      153.28      27.13
QCSB   Queens County Bancorp Inc.          41.50        620.06      22.55      23.62       26.10      316.55      316.55      38.17
RARB   Raritan Bancorp Inc.                29.13         69.11      18.20      18.55       18.55      217.00      219.65      15.90
RCBK   Richmond County Financial Corp      14.88        393.05      16.90         NA          NA      119.57      119.96      24.63
RELI   Reliance Bancshares Inc.             9.38         22.23      33.48      44.64       46.88      100.70      100.70      50.32
RELY   Reliance Bancorp Inc.               31.30        301.30      17.12      13.83       16.67      154.64      221.67      12.12
RIVR   River Valley Bancorp                18.25         21.72      16.29      15.60       17.38      118.97      120.54      16.23
ROSE   TR Financial Corp.                  36.81        645.29      14.24      16.58       19.48      238.74      238.74      15.63
RSLN   Roslyn Bancorp Inc.                 18.94        784.03      14.80      16.05       16.91      131.88      132.43      20.35
RVSB   Riverview Bancorp Inc.              15.50         95.88      18.45         NA          NA      146.09      150.78      35.70
SBAN   SouthBanc Shares Inc.               18.50         79.60         NA         NA          NA          NA          NA         NA
SBFL   SB of the Finger Lakes (MHC)        17.00         60.69      53.13      60.71       77.27      277.78      277.78      23.49




                                                 Current          LTM
                                                Dividend      Dividend
                                                   Yield  Payout Ratio
 Ticker   Short Name                                (%)            (%)
----------------------------------------------------------------------
NTBK      Net.B@nk Inc.                            0.00        0.00
NTMG      Nutmeg Federal S&LA                      1.67       38.04
NWEQ      Northwest Equity Corp.                   3.53       39.42
NWSB      Northwest Bancorp Inc. (MHC)             1.27       35.56
OCFC      Ocean Financial Corp.                    2.66       43.75
 OCN      Ocwen Financial Corp.                    0.00        0.00
OFCP      Ottawa Financial Corp.                   1.46       28.07
OHSL      OHSL Financial Corp.                     3.18       52.38
OSFS      Ohio State Financial Services            0.00          NA
OTFC      Oregon Trail Financial Corp.             1.38          NA
PBCI      Pamrapo Bancorp Inc.                     4.02       63.86
PBCT      People's Bank (MHC)                      2.82       46.05
PBHC      Pathfinder Bancorp Inc. (MHC)            1.15       37.92
PBKB      People's Bancshares Inc.                 2.63       28.66
PBOC      PBOC Holdings Inc.                       0.00          NA
PCBC      Perry County Financial Corp.             2.27       45.05
 PDB      Piedmont Bancorp Inc.                    4.86       68.85
PEDE      Great Pee Dee Bancorp                    2.72          NA
PEEK      Peekskill Financial Corp.                2.15       54.55
PERM      Permanent Bancorp Inc.                   1.78       31.13
PFDC      Peoples Bancorp                          2.05       34.66
PFED      Park Bancorp Inc.                        0.00        0.00
PFFB      PFF Bancorp Inc.                         0.00        0.00
PFFC      Peoples Financial Corp.                  5.28      839.38
PFNC      Progress Financial Corp.                 0.87       13.63
PFSB      PennFed Financial Services Inc           0.95       12.07
PFSL      Pocahontas Bancorp Inc.                  2.74          NA
PHBK      Peoples Heritage Finl Group              2.10       36.84
PHFC      Pittsburgh Home Financial Corp           1.51      236.21
PHSB      Peoples Home Savings Bk (MHC)            1.70          NA
PLSK      Pulaski Savings Bank (MHC)               2.00       61.22
PRBC      Prestige Bancorp Inc.                    1.02       19.07
PROV      Provident Financial Holdings             0.00        0.00
PSBI      PSB Bancorp Inc.                         0.00          NA
PSFC      Peoples-Sidney Financial Corp.           1.37          NA
PSFI      PS Financial Inc.                        4.27      916.67
PTRS      Potters Financial Corp.                  1.50       18.81
PULB      Pulaski Bank, FSB (MHC)                  3.47      119.57
PULS      Pulse Bancorp                            2.69       45.06
PVFC      PVF Capital Corp.                        0.00        0.00
PVSA      Parkvale Financial Corp.                 1.79       26.67
PWBK      Pennwood Bancorp Inc.                    2.44       49.04
QCBC      Quaker City Bancorp Inc.                 0.00        0.00
QCFB      QCF Bancorp Inc.                         0.00        0.00
QCSB      Queens County Bancorp Inc.               2.41       43.21
RARB      Raritan Bancorp Inc.                     2.06       34.39
RCBK      Richmond County Financial Corp           1.61          NA
RELI      Reliance Bancshares Inc.                 0.00        0.00
RELY      Reliance Bancorp Inc.                    2.29       34.17
RIVR      River Valley Bancorp                     1.21       15.38
ROSE      TR Financial Corp.                       2.17       29.73
RSLN      Roslyn Bancorp Inc.                      1.80       25.00
RVSB      Riverview Bancorp Inc.                   1.55          NA
SBAN      SouthBanc Shares Inc.                    2.60          NA
SBFL      SB of the Finger Lakes (MHC)             1.41       75.00

                                                                       EXHIBIT 8
                   INDUSTRY MULTIPLES
           PRICING DATA AS OF AUGUST 13, 1998


                                                                -------------------------------------------------------------------
                                                                               Current Price in Relation to
                                            Current     Current -------------------------------------------------------------------
                                              Stock      Market                               Price/               Tangible
                                              Price       Value   Earnings     LTM EPS   LTM Core EPS Book Value Book Value  Assets
Ticker   Short Name                             ($)        ($M)        (x)         (x)            (x)        (%)        (%)     (%)
-----------------------------------------------------------------------------------------------------------------------------------
SBOS   Boston Bancorp (The)                      NA          NA         NA          NA            NA         NA         NA       NA
SCBS   Southern Community Bancshares          15.50       17.63      24.22       18.90         18.67     153.47     153.47    24.33
SCCB   S. Carolina Community Bancshrs         21.50       12.46      24.43       29.05         29.05     132.06     132.06    26.92
SFED   SFS Bancorp Inc.                       27.50       33.23      26.44       27.50         28.35     151.68     151.68    18.66
SFFC   StateFed Financial Corp.               13.00       20.32      19.12       18.31         18.31     127.95     127.95    22.68
SFIN   Statewide Financial Corp.              21.19       95.65      17.09       16.42         16.55     145.22     145.42    14.28
SFSL   Security First Corp.                   24.25      183.21      20.91       21.85         21.85     283.29     287.32    26.73
SGVB   SGV Bancorp Inc.                       16.00       37.57      23.53       26.67         27.12     116.53     117.91     9.20
SHSB   SHS Bancorp Inc.                       17.75       14.55      16.44          NA            NA     118.89     116.89    16.46
 SIB   Staten Island Bancorp Inc.             18.88      851.83      17.48          NA            NA     119.84     122.88    28.22
SISB   SIS Bancorp Inc.                       45.75      318.50      19.06       24.86         19.98     246.37     246.37    17.29
SKAN   Skaneateles Bancorp Inc.               16.19       23.39      14.45       15.27         15.57     127.46     130.55     8.77
SKBO   First Carnegie Deposit (MHC)           16.25       37.38      31.25          NA            NA     149.63     149.63    25.23
SMBC   Southern Missouri Bancorp Inc.         21.00       31.17      52.50       30.00         31.34     127.66     127.66    21.41
SOBI   Sobieski Bancorp Inc.                  17.00       13.30      23.00       26.15         26.56      95.29      95.29    14.46
SOPN   First Savings Bancorp Inc.             23.50       87.18      17.28       18.08         18.08     126.28     126.28    29.08
SPBC   St. Paul Bancorp Inc.                  21.38      865.72      14.84       15.05         15.49     167.65     168.31    16.09
 SRN   Southern Banc Co.                      15.50       19.07      29.81       36.05         36.05     103.68     104.45    18.04
 SSB   Scotland Bancorp Inc.                   9.50       18.18      29.69       19.00         19.00     119.35     119.35    29.76
SSFC   South Street Financial Corp.            9.56       44.72      39.85       31.88            NA     112.51     112.51    21.96
 SSM   Stone Street Bancorp Inc.              17.88       32.95      27.93       22.34         22.34     107.42     107.42    29.36
STFR   St. Francis Capital Corp.              39.63      202.51      14.36       14.79         18.34     153.70     171.83    11.54
STSA   Sterling Financial Corp.               20.00      152.11         NM       22.73         18.87     143.88     365.63     7.32
SVRN   Sovereign Bancorp Inc.                 15.63    2,479.66      14.47       26.04         18.83     222.58     252.42    12.63
SWCB   Sandwich Bancorp Inc.                  62.00      126.67      27.68       25.10         26.72     284.27     292.45    23.85
 SZB   SouthFirst Bancshares Inc.             17.63       17.05      44.06       24.14         26.70     105.22     107.93    10.46
TBFC   Telebanc Financial Corp.               21.75       97.55     108.75       36.25        197.73     312.05     315.22     9.31
 THR   Three Rivers Financial Corp.           16.50       13.60      17.19       15.28         16.50     102.61     102.93    13.87
THRD   TF Financial Corp.                     23.88       76.13      19.25       18.80         22.11     135.42     160.77    11.91
THTL   Thistle Group Holdings Co.              9.56       86.07         NA          NA            NA         NA         NA       NA
TPNZ   Tappan Zee Financial Inc.              18.75       27.71      23.32       21.73         24.67     125.17     125.17    19.84
TRIC   Tri-County Bancorp Inc.                13.00       15.18      18.06       17.57         16.88     108.06     108.06    17.00
TSBK   Timberland Bancorp Inc.                14.31       94.64      14.91          NA            NA     111.13     111.13    35.97
TSBS   Peoples Bancorp Inc.                    8.97      325.80         NA          NA            NA      95.41      98.34    37.29
 TSH   Teche Holding Co.                      17.38       59.75      14.48       15.11         15.24     106.07     106.07    14.67
TWIN   Twin City Bancorp                      13.38       16.71      14.54       15.03         18.32     119.74     119.74    15.27
UBMT   United Financial Corp.                 27.25       46.28         NM          NA            NA     153.69     158.89    23.46
UCBC   Union Community Bancorp                14.00       42.58      18.42          NA            NA      98.45      98.45    39.40
UCFC   United Community Finl Corp.            15.88      531.27         NA          NA            NA         NA         NA       NA
UFBS   Union Financial Bcshs Inc.             16.13       20.41      13.00       13.90         15.97     142.83     163.72    10.97
UFRM   United Federal Savings Bank            17.00       59.82      26.56       29.82         35.42     238.43     238.43    18.49
UPFC   United PanAm Financial Corp.            9.63      166.27       9.25          NA            NA     202.63     203.49    40.37
USAB   USABancshares Inc.                     16.50       24.78      12.89          NM        150.00     203.96     205.22    24.17
UTBI   United Tennessee Bankshares            12.25       17.82         NA          NA            NA      88.00      88.00    23.74
WAMU   Washington Mutual Inc.                 37.50   14,517.18      13.59       22.87         15.76     251.85     267.67    14.04
WAYN   Wayne Savings Bancshares (MHC)         23.00       57.18      38.33       30.67         33.33     233.74     233.74    21.99
WBST   Webster Financial Corp.                26.88    1,030,04      27.99       16.09         14.61     187.81     221.56    11.21
WCBI   Westco Bancorp Inc.                    27.50       68.37      17.19       15.63         16.57     136.27     136.27    21.35
WCFB   Webster City Federal SB (MHC)          17.75       37.52      27.73       27.73         27.73     166.20     166.20    39.91
WEFC   Wells Financial Corp.                  19.25       36.17      15.04       15.40         16.74     124.76     124.76    19.17
WEHO   Westwood Homestead Fin. Corp.          12.50       31.99      17.36       32.89            NA     123.03     123.03    25.32
 WES   Westcorp                               10.94      288.48     136.73       39.06            NM      86.81      87.02     7.87
 WFI   Winton Financial Corp.                 14.75       59.21      14.75       15.69         20.49     227.27     230.83    16.51
WFSL   Washington Federal Inc.                24.00    1,258,73      11.11       11.43         11.76     162.93     175.44    22.64
WHGB   WHG Bancshares Corp.                   14.75       20.49      40.97       29.50         28.92     102.64     102.64    17.29



                                              Current                LTM
                                             Dividend           Dividend
                                                Yield       Payout Ratio
Ticker   Short Name                               ($)               ($M)
------------------------------------------------------------------------
SBOS   Boston Bancorp (The)                        NA              10.89
SCBS   Southern Community Bancshares             1.94             332.32
SCCB   S. Carolina Community Bancshrs            2.98              83.78
SFED   SFS Bancorp Inc.                          1.16              30.00
SFFC   StateFed Financial Corp.                  1.54              28.17
SFIN   Statewide Financial Corp.                 2.08              33.33
SFSL   Security First Corp.                      1.49              28.83
SGVB   SGV Bancorp Inc.                          0.00               0.00
SHSB   SHS Bancorp Inc.                          0.00                 NA
 SIB   Staten Island Bancorp Inc.                1.70                 NA
SISB   SIS Bancorp Inc.                          1.40              32.61
SKAN   Skaneateles Bancorp Inc.                  1.73              25.79
SKBO     First Carnegie Deposit (MHC)            1.85                 NA
SMBC     Southern Missouri Bancorp Inc.          2.38              71.43
SOBI     Sobieski Bancorp Inc.                   1.88              47.69
SOPN     First Savings Bancorp Inc.              4.26              68.46
SPBC     St. Paul Bancorp Inc.                   2.81              28.17
 SRN     Southern Banc Co.                       2.26              81.40
 SSB     Scotland Bancorp Inc.                   2.11                 NM
SSFC     South Street Financial Corp.            4.18                 NM
 SSM     Stone Street Bancorp Inc.               2.57              56.88
STFR     St. Francis Capital.                    1.41              20.15
STSA     Sterling Financial Corp.                0.00               0.00
SVRN     Sovereign Bancorp Inc.                  0.51              12.23
SWCB     Sandwich Bancorp Inc.                   2.26              54.66
 SZB     SouthFirst Bancshares Inc.              3.40              75.34
TBFC     Telebanc Financial Corp.                0.00               0.00
 THR     Three Rivers Financial Corp.            2.67              37.04
THRD     TF Financial Corp.                      2.01              33.07
THTL     Thistle Group Holdings Co.              0.00                 NA
TPNZ     Tappan Zee Financial Inc.               1.49              35.44
TRIC     Tri-County Bancorp Inc.                 3.39              47.30
TSBK     Timberland Bancorp Inc.                 1.68                 NA
TSBS     Peoples Bancorp Inc.                    1.12                 NA
 TSH     Teche Holding Co.                       2.88              43.48
TWIN     Twin City Bancorp                       2.99              46.45
UBMT     United Financial Corp.                  3.67                 NA
UCBC     Union Community Bancorp                 2.43                 NA
UCFC     United Community Finl Corp.             0.00                 NA
UFBS     Union Financial Bcshs Inc.              2.31              31.32
UFRM     United Federal Savings Bank             1.41              42.11
UPFC     United PanAm Financial Corp.            0.00                 NA
USAB     USABancshares Inc.                      0.00               0.00
UTBI     United Tennessee Bankshares             0.00                 NA
WAMU     Washington Mutual Inc.                  2.21              46.34
WAYN     Wayne Savings Bancshares (MHC)          2.70              75.15
WBST     Webster Financial Corp.                 1.64              24.55
WCBI     Westco Bancorp Inc.                     2.47              37.50
WCFB     Webster City Federal SB (MHC)           4.51             125.00
WEFC     Wells Financial Corp.                   3.12              40.80
WEHO     Westwood Homestead Fin. Corp.           3.20                 NM
 WES     Westcorp                                1.83             125.00
 WFI     Winton Financial Corp.                  1.70              26.06
WFSL     Washington Federal Inc.                 3.83              41.78
WHGB     WHG Bancshares Corp.                    2.17              52.00

                                                                       EXHIBIT 8
        INDUSTRY MULTIPLES
PRICING DATA AS OF AUGUST 5, 1998


                                                                --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                            Current     Current --------------------------------------------------------------------
                                              Stock      Market                                 Price/             Tangible
                                              Price       Value      Earnings   LTM EPS   LTM Core EPS Book Value Book Value  Assets
Ticker   Short Name                             ($)        ($M)           (x)       (x)            (x)        (%)        (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
WOFC     Western Ohio Financial Corp.           23.00     52.84        30.26     191.67         121.05      100.97    107.93  14.81
WRNB     Warren Bancorp Inc.                    11.88     93.87        14.84      15.03          16.73      236.55    236.55  24.82
 WSB     Washington Savings Bank, FSB            5.88     25.97        16.32      13.66          19.58      112.76    112.76   9.49
WSBI     Warwick Community Bancorp              14.75     97.45           NA         NA             NA      113.99    113.99  26.28
WSFS     WSFS Financial Corp.                   17.81    223.46        12.72      13.19          13.60      233.77    235.00  14.40
WSTR     WesterFed Financial Corp.              22.25    124.27        15.89      17.25          17.25      113.29    138.98  12.16
WVFC     WVS Financial Corp.                    13.23     55.16        20.07      15.56          14.39      167.21    167.21  18.57
WYNE     Wayne Bancorp Inc.                     34.00     68.45        28.33      34.00          35.05      194.62    194.62  24.86
YFCB     Yonkers Financial Corp.                16.31     44.47        15.10      15.10          16.82      109.41    109.41  11.26
YFED     York Financial Corp.                   16.81    150.04        17.51      15.15          18.48      140.46    140.46  12.32

              All Public Average                         240.03        21.69      21.15          24.32      153.64    160.18  18.49
              All Public Median                           59.42        17.79      18.03          19.05      137.20    141.24  17.12



                                                 Current              LTM
                                                Dividend         Dividend
                                                   Yield     Payout Ratio
                                                     (%)              (%)
                                                --------     ------------
WOFC     Western Ohio Financial Corp.               4.35           833.33
WRNB     Warren Bancorp Inc.                        3.03            84.81
 WSB     Washington Savings Bank, FSB               1.70            23.26
WSBI     Warwick Community Bancorp                  0.00               NA
WSFS     WSFS Financial Corp.                       0.67             2.22
WSTR     WesterFed Financial Corp.                  2.25            39.61
WVFC     WVS Financial Corp.                        3.93           153.06
WYNE     Wayne Bancorp Inc.                         0.59            20.00
YFCB     Yonkers Financial Corp.                    1.72            24.07
YFED     York Financial Corp.                       3.09            41.14

         All Public Average                         1.70            52.67
         All Public Median                          1.70            31.42

                                                                       EXHIBIT 8

        INDUSTRY MULTIPLES
PRICING DATA AS OF AUGUST 5, 1998


                                                           ------------------------------------------------------------------------
                                                                                 Current Price in Relation to
                                         Current   Current ------------------------------------------------------------------------
                                           Stock    Market                               Price/                  Tangible
                                           Price     Value   Earnings    LTM EPS   LTM Core EPS   Book Value   Book Value    Assets
Ticker    Short Name                         ($)      ($M)        (x)        (x)            (x)          (%)          (%)       (%)
------------------------------------------------------------------------------------------------------------------------------------
    FLORIDA
 BANC     BankAtlantic Bancorp Inc.        10.69    375.56      17.81      15.95          35.63       153.56        198.66    10.43
BKUNA     BankUnited Financial Corp.       11.63    189.86      22.36      21.93          28.35       127.28        142.11     5.40
 CMSV     Community Savings Bnkshrs(MHC)   31.00    178.50      34.46      33.98          36.84       211.86        211.86    23.47
 FDTR     Federal Trust Corp.               3.94     19.46      49.23         NA             NA       153.23        153.23    13.17
 FFFL     Fidelity Bankshares Inc. (MHC)   28.00    190.46      22.58      25.93          30.11       215.22        221.87    14.42
 FFPB     First Palm Beach Bancorp Inc.    37.75    193.90      41.03      25.20          47.19       160.50        167.85    10.99
 HARB     Harbor Florida Bancshares Inc.   11.88    365.00      16.49         NA             NA       141.20        142.73    27.68
  OCN     Ocwen Financial Corp.            18.00  1,093.89         NM      39.13         138.46       256.05        279.94    31.21

    Florida Average                                 168.26      29.42      26.85          52.76       176.86        189.28    17.10
    Florida Median                                   68.45      22.58      23.07          36.54       157.03        181.26    13.80


                                          Current            LTM
                                         Dividend       Dividend
                                            Yield   Payout Ratio
Ticker    Short Name                          (%)            (%)
-----------------------------------------------------------------
    FLORIDA
 BANC     BankAtlantic Bancorp Inc.          0.90             NM
BKUNA     BankUnited Financial Corp.         0.00           0.00
 CMSV     Community Savings Bnkshrs(MHC)     2.57          87.38
 FDTR     Federal Trust Corp.                0.00             NA
 FFFL     Fidelity Bankshares Inc. (MHC)     3.21          81.02
 FFPB     First Palm Beach Bancorp Inc.      1.85          41.27
 HARB     Harbor Florida Bancshares Inc.     2.19             NA
  OCN     Ocwen Financial Corp.              0.00           0.00

    Florida Average                          1.34          42.33
    Florida Median                           1.38          43.27

                                                                       EXHIBIT 8

        INDUSTRY MULTIPLES
PRICING DATA AS OF AUGUST 5, 1998


                                                              ---------------------------------------------------------------------
                                                                                   Current Price in Relation to
                                         Current    Current   ---------------------------------------------------------------------
                                           Stock     Market                              Price/                   Tangible
                                           Price      Value   Earnings   LTM EPS   LTM Core EPS    Book Value   Book Value   Assets
Ticker     Short Name                        ($)       ($M)        (x)       (x)            (x)           (%)          (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

  COMPARABLES
ANDB       Andover Bancorp Inc.            34.38     222.78      11.02     14.63          15.01     195.20         195.20      16.00
EBSI       Eagle Bancshares                24.13     139.62      16.30     19.61          19.46     185.15         185.15      12.04
 FAB       FIRSTFED AMERICA BANCORP INC.   17.88     147.86      20.31     20.78          25.54     113.42         113.42      11.24
FNGB       First Northern Capital Corp.    12.75     112.95      16.78     17.71          19.03     150.18         150.18      16.36
FWWB       First Washington Bancorp Inc.   24.00     255.25      16.67     17.52          18.75     147.60         159.26      20.70
KFBI       Klamath First Bancorp           17.63     174.78      16.95     18.95          18.95     110.02         120.14      17.33
MDBK       Medford Bancorp Inc.            41.50     184.87      15.26     16.53          17.36     182.18         191.95      16.28
MECH       MECH Financial Inc.             29.00     153.56      15.43     17.90          18.01     165.62         165.02      16.09
WSTR       WesterFed Financial Corp.       22.25     124.27      15.89     17.25          17.25     113.29         138.98      12.16
YFED       York Financial Corp.            16.81     150.04      17.51     15.15          18.48     140.46         140.46      12.32


 Comparable Average                                  166.60      15.91     17.60          18.78     150.31         156.04      15.05
 Comparable Median                                   151.80      16.49     17.62          18.62     148.89         154.72      16.05

  All Public Average                                 240.03      21.69     21.15          24.32     153.64         160.18      18.49
  All Public Median                                   39.42      17.79     18.03          19.05     137.20         141.24      17.12

   Florida Average                                   325.83      29.42     26.85          52.76     176.86         189.28      17.10
   Florida Median                                    192.18      22.58     25.07          36.24     157.03         181.26      13.80


                                                Current              LTM
                                               Dividend         Dividend
                                                  Yield     Payout Ratio
Ticker     Short Name                               (%)              (%)
------------------------------------------------------------------------

  COMPARABLES
ANDB       Andover Bancorp Inc.                    2.10            26.38
EBSI       Eagle Bancshares                        2.65            48.78
 FAB       FIRSTFED AMERICA BANCORP INC.           1.12             5.81
FNGB       First Northern Capital Corp.            2.82            47.22
FWWB       First Washington Bancorp Inc.           1.50            21.90
KFBI       Klamath First Bancorp                   2.04            36.02
MDBK       Medford Bancorp Inc.                    1.93            37.45
MECH       MECH Financial Inc.                     2.07             9.26
WSTR       WesterFed Financial Corp.               2.25            39.61
YFED       York Financial Corp.                    3.09            44.14

 Comparable Average                                2.16            31.66
 Comparable Median                                 2.08            36.74

  All Public Average                               1.70            52.67
  All Public Median                                1.70            31.42

   Florida Average                                 1.34            42.33
   Florida Median                                  1.38            43.27

                                   EXHIBIT 9
                      STANDARD CONVERSIONS - 1997 TO DATE
                              SELECTED MARKET DATA
                           MARKET DATA AS OF 8/13/98

                                                                                  GROSS
                                                                 IPO PRICE       PROCEEDS
     TICKER           SHORT NAME                    IPO DATE        ($)            ($000)
---------------------------------------------------------------------------------------------------------
CITZ              CFS Bancorp Inc.                  07/24/98       10.000          178,538
UCFC              United Community Finl Corp.       07/09/98       10.000          334,656
HRBT              Hudson River Bancorp              07/01/98       10.000          173,337
                 ----------------------------------------------------------------------------------------
Q3`98             AVERAGE
                  MEDIAN
                 ----------------------------------------------------------------------------------------

FKAN              First Kansas Financial Corp.     06/29/98        10.000           15,539
CFKY              Columbia Financial of Kentucky   04/15/98        10.000           26,715
EFC               EFC Bancorp Inc.                 04/07/98        10.000           69,365
HBSC              Heritage Bancorp Inc.            04/06/98        15.000           69,431
NEP               Northeast PA Financial Corp.     04/01/98        10.000           59,515
                  ---------------------------------------------------------------------------------------
Q2`98             AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------

BYS               Bay State Bancorp                03/30/98        20.000           46,949
HLFC              Home Loan Financial Corp.        03/26/98        10.000           22,483
CAVB              Cavalry Bancorp Inc.             03/17/98        10.000           75,383
ICBC              Independence Comm. Bank Corp.    03/17/98        10.000          704,109
RCBK              Richmond County Financial Corp   02/18/98        10.000          244,663
HFBC              HopFed Bancorp Inc.              02/09/98        10.000           40,336
TSBK              Timberland Bancorp Inc.          01/13/98        10.000           66,125
MYST              Mystic Financial Inc.            01/09/98        10.000           27,111
UTBI              United Tennessee Bankshares      01/05/98        10.000           14,548
                  ---------------------------------------------------------------------------------------
Q1`98             AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------
1998 YTD          AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------

PEDE              Great Pee Dee Bancorp            12/31/97        10.000           21,821
UCBC              Union Community Bancorp          12/29/97        10.000           30,418
WSBI              Warwick Community Bancorp        12/23/97        10.000           64,141
SIB               Staten Island Bancorp Inc.       12/22/97        12.000          515,775
HCBC              High Country Bancorp Inc.        12/10/97        10.000           13,225
FSFF              First SecurityFed Financial      10/31/97        10.000           64,080
OTFC              Oregon Trail Financial Corp.     10/06/97        10.000           46,949
RVSB              Riverview Bancorp Inc.           10/01/97        10.000               NA
SHSB              SHS Bancorp Inc.                 10/01/97        10.000            8,200
                  ---------------------------------------------------------------------------------------
Q4`97             AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------

OSFS              Ohio State Financial Services    09/29/97        10.000            6,332
FSPT              FirstSpartan Financial Corp.     07/09/97        20.000           88,608
GOSB              GSB Financial Corp.              07/09/97        10.000           22,483
FBNW              FirstBank Corp.                  07/02/97        10.000           19,838
                  ---------------------------------------------------------------------------------------
Q3`97             AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------

HCBB              HCB Bancshares Inc.              05/07/97        10.000           26,450
PSFC              Peoples-Sidney Financial Corp.   04/28/97        10.000           17,854
HMLK              Hemlock Federal Financial Corp   04/02/97        10.000           20,763
GSLA              GS Financial Corp.               04/01/97        10.000           34,385
                  ---------------------------------------------------------------------------------------
Q2'97             AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------

MRKF              Market Financial Corp.           03/27/97        10.000           13,357
EFBC              Empire Federal Bancorp Inc.      01/27/97        10.000           25,921
FAB               FIRSTFED AMERICA BANCORP INC.    01/15/97        10.000           87,126
RSLN              Roslyn Bancorp Inc.              01/13/97        10.000          423,714
AFBC              Advance Financial Bancorp        01/02/97        10.000           10,845
                  ---------------------------------------------------------------------------------------
Q1'97             AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------
1997              AVERAGE
                  MEDIAN
                  ---------------------------------------------------------------------------------------
1/1/97 TO         AVERAGE
8/13/98           MEDIAN
                  ---------------------------------------------------------------------------------------

                                                                                              PRICE TO PRO-FORMA
                                                                               ------------------------------------------------
                                                    CONVERSION    PRO-FORMA    PRO-FORMA       PRO-FORMA
                                                     ASSETS     TOTAL EQUITY   BOOK VALUE       TANG. BOOK  PRO-FORMA  ADJUSTED
     TICKER             SHORT NAME                   ($000)          $000        (%)            (%)         EARNINGS   ASSETS
-------------------------------------------------------------------------------------------------------------------------------
CITZ              CFS Bancorp Inc.                   746,050       249,133     71.7            71.7           18.2      19.3
UCFC              United Community Finl Corp.      1,044,993       430,111     77.8            77.8           14.1      24.3
HRBT              Hudson River Bancorp               664,996       216,300     80.1            80.1           22.3      20.7
                  ------------------------------------------------------------------------------------------------------------
Q3`98             AVERAGE                                                      76.5            76.5           18.2      21.4
                  MEDIAN                                                       77.8            77.8           18.2      20.7
                  ------------------------------------------------------------------------------------------------------------

FKAN              First Kansas Financial Corp.        95,655        19,784     78.5            78.5           14.0      14.0
CFKY              Columbia Financial of Kentucky     104,006        35,863     74.5            74.5           19.6      20.4
EFC               EFC Bancorp Inc.                   315,910        90,516     76.6            76.6           13.5      18.0
HBSC              Heritage Bancorp Inc.              247,499        89,014     78.0            78.0           16.1      21.9
NEP               Northeast PA Financial Corp.       369,242        78,908     75.4            75.4           18.7      13.9
                  ------------------------------------------------------------------------------------------------------------
Q2`98             AVERAGE                                                      76.6            76.6           16.4      17.6
                  MEDIAN                                                       76.6            76.6           16.1      18.0
                  ------------------------------------------------------------------------------------------------------------

BYS               Bay State Bancorp                  233,074        59,695     78.6            78.6           20.9      16.8
HLFC              Home Loan Financial Corp.           60,401        29,603     75.9            75.9           17.0      27.1
CAVB              Cavalry Bancorp Inc.               275,925        94,465     79.8            79.8           14.3      21.5
ICBC              Independence Comm. Bank Corp.    3,733,316       912,373     77.2            82.7           17.9      15.9
RCBK              Richmond County Financial Corp     993,370       307,206     79.6            79.6           14.0      19.8
HFBC              HopFed Bancorp Inc.                202,496        53,478     75.4            75.4           12.4      16.6
TSBK              Timberland Bancorp Inc.            206,188        81,091     81.5            81.5           10.5      24.3
MYST              Mystic Financial Inc.              149,653        34,869     77.8            77.8           17.5      15.3
UTBI              United Tennessee Bankshares         64,189        18,556     78.4            78.4           16.1      18.5
                  -----------------------------------------------------------------------------------------------------------
Q1`98             AVERAGE                                                      78.2            78.9           15.6      19.5
                  MEDIAN                                                       78.4            78.6           16.1      18.5
                  ----------------------------------------------------------------------------------------------------------

                  ----------------------------------------------------------------------------------------------------------
1998 YTD          AVERAGE                                                      77.5            77.8           16.3      19.3
                  MEDIAN                                                       77.8            78.0           16.1      19.3
                  ----------------------------------------------------------------------------------------------------------

PEDE              Great Pee Dee Bancorp               60,538        29,534     73.9            73.9           15.9      26.5
UCBC              Union Community Bancorp             84,291        41,044     74.1            74.1           13.5      26.5
WSBI              Warwick Community Bancorp          286,545        82,152     78.1            78.1           13.5      18.3
SIB               Staten Island Bancorp Inc.       2,144,500       640,283     80.6            83.0           14.1      19.4
HCBC              High Country Bancorp Inc.           76,324        17,010     77.7            77.7           30.5      14.8
FSFF              First SecurityFed Financial        258,115        84,543     75.8            75.8           25.9      19.9
OTFC              Oregon Trail Financial Corp.       204,213        61,266     76.6            76.6           18.5      18.7
RVSB              Riverview Bancorp Inc.                  NA            NA    100.0           100.0             NA        NA
SHSB              SHS Bancorp Inc.                    81,688        11,593     70.7            70.7           12.5       9.1
                  -----------------------------------------------------------------------------------------------------------
Q4`97             AVERAGE                                                      78.6            78.9           18.1      19.2
                  MEDIAN                                                       76.6            76.6           15.0      19.1
                  -----------------------------------------------------------------------------------------------------------

OSFS              Ohio State Financial Services       33,929         9,998     63.3            63.3           17.0      15.7
FSPT              FirstSpartan Financial Corp.       375,526       121,408     73.0            73.0           19.5      19.1
GOSB              GSB Financial Corp.                 96,323        30,613     73.4            73.4           19.0      18.9
FBNW              FirstBank Corp.                    133,194        27,578     71.9            71.9           18.0      13.0
                  -----------------------------------------------------------------------------------------------------------
Q3`97             AVERAGE                                                      70.4            70.4           18.4      16.7
                  MEDIAN                                                       72.5            72.5           18.5      17.3
                  -----------------------------------------------------------------------------------------------------------

HCBB              HCB Bancshares Inc.                171,241       36,760      72.0            72.0           26.2      13.4
PSFC              Peoples-Sidney Financial Corp.      86,882       25,061      71.2            71.2           11.5      17.0
HMLK              Hemlock Federal Financial Corp     146,595       28,989      71.6            71.6           37.5      12.4
GSLA              GS Financial Corp.                  86,521       53,934      63.8            63.8           38.7      28.4
                  -----------------------------------------------------------------------------------------------------------
Q2'97             AVERAGE                                                      69.7            69.6           28.5      17.8
                  MEDIAN                                                       71.4            71.4           31.9      15.2
                  -----------------------------------------------------------------------------------------------------------

MRKF              Market Financial Corp.             45,547        18,795      71.1            71.1           26.2      22.7
EFBC              Empire Federal Bancorp Inc.        86,810        38,067      68.1            68.1           21.5      23.0
FAB               FIRSTFED AMERICA BANCORP INC.     723,778       120,969      72.0            72.0           13.6      10.7
RSLN              Roslyn Bancorp Inc.             1,596,744       588,624      72.0            72.0            9.3      21.0
AFBC              Advance Financial Bancorp          91,852        15,256      71.1            71.1           16.8      10.6
                  -----------------------------------------------------------------------------------------------------------
Q1'97             AVERAGE                                                      70.9            70.9           17.5      17.6
                  MEDIAN                                                       71.1            71.1           16.8      21.0
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
 1997             AVERAGE                                                      73.7            73.8           20.0      18.1
                  MEDIAN                                                       72.0            72.0           18.0      18.7
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
1/1/97 TO         AVERAGE                                                      75.4            75.6           18.3      18.6
8/13/98           MEDIAN                                                       75.4            75.4           17.0      18.8
                  -----------------------------------------------------------------------------------------------------------

                                                                 PERCENT CHANGE FROM IPO
                                                   ------------------------------------------------------
                                                   AFTER         AFTER          AFTER          AFTER
                                                   1 DAY         1 WEEK         1 MONTH        3 MONTHS
     TICKER             SHORT NAME                  (%)           (%)            (%)             (%)
---------------------------------------------------------------------------------------------------------
CITZ              CFS Bancorp Inc.                 14.38%        9.38%            NA              NA
UCFC              United Community Finl Corp.      50.00%       60.00%         57.50%             NA
HRBT              Hudson River Bancorp             25.63%       35.00%         33.75%             NA
                  ----------------------------------------------------------------------------------------
Q3`98             AVERAGE                          30.00%       34.79%         45.63%              -
                  MEDIAN                           25.63%       35.00%         45.63%              -
                  ----------------------------------------------------------------------------------------

FKAN              First Kansas Financial Corp.     23.13%       22.50%         15.00%             NA
CFKY              Columbia Financial of Kentucky   71.25%       59.38%         60.00%          40.00%
EFC               EFC Bancorp Inc.                 47.50%       49.38%         41.25%          36.25%
HBSC              Heritage Bancorp Inc.               NA        46.25%         45.83%          32.50%
NEP               Northeast PA Financial Corp.     55.00%       53.75%         54.38%          38.75%
                  ----------------------------------------------------------------------------------------
Q2`98             AVERAGE                          49.22%       46.25%         43.29%          36.88%
                  MEDIAN                           51.25%       49.38%         45.83%          37.50%
                  ----------------------------------------------------------------------------------------

BYS               Bay State Bancorp                46.88%       48.13%         50.63%          35.00%
HLFC              Home Loan Financial Corp.        52.50%       61.88%         67.50%          47.50%
CAVB              Cavalry Bancorp Inc.            105.63%      143.75%        140.00%         122.50%
ICBC              Independence Comm. Bank Corp.    72.50%       75.63%         81.25%          63.13%
RCBK              Richmond County Financial Corp   63.13%       64.38%         78.75%          87.50%
HFBC              HopFed Bancorp Inc.              68.13%       60.00%         67.50%         118.75%
TSBK              Timberland Bancorp Inc.          45.00%       60.00%         60.00%          76.25%
MYST              Mystic Financial Inc.            44.38%       56.25%         50.00%          73.75%
UTBI              United Tennessee Bankshares      47.50%       37.50%         42.50%          50.00%
                  ----------------------------------------------------------------------------------------
Q1`98             AVERAGE                          60.63%       67.50%         70.90%          74.93%
                  MEDIAN                           52.50%       60.00%         67.50%          73.75%
                  ----------------------------------------------------------------------------------------

1998 YTD          AVERAGE                          52.03%       55.48%         59.11%          63.22%
                  MEDIAN                           48.75%       56.25%         55.94%          50.00%
                  ----------------------------------------------------------------------------------------

PEDE              Great Pee Dee Bancorp            61.25%       55.00%         48.75%          57.50%
UCBC              Union Community Bancorp          46.88%       42.50%         42.50%          58.13%
WSBI              Warwick Community Bancorp        56.25%       70.00%         56.25%          75.63%
SIB               Staten Island Bancorp Inc.       58.86%       61.98%         59.90%          74.48%
HCBC              High Country Bancorp Inc.        44.38%       50.63%         45.00%          50.00%
FSFF              First SecurityFed Financial      50.63%       51.25%         60.63%          46.88%
OTFC              Oregon Trail Financial Corp.     67.50%       63.75%         61.25%          67.50%
RVSB              Riverview Bancorp Inc.           31.88%       36.25%         32.50%          77.50%
SHSB              SHS Bancorp Inc.                 47.50%       62.50%         60.00%          67.50%
                  ----------------------------------------------------------------------------------------
Q4`97             AVERAGE                          51.68%       54.87%         51.86%          63.90%
                  MEDIAN                           50.63%       55.00%         56.25%          67.50%
                  ----------------------------------------------------------------------------------------

OSFS              Ohio State Financial Services    55.00%       53.70%         49.60%          52.50%
FSPT              FirstSpartan Financial Corp.     83.44%       85.00%         78.13%          91.88%
GOSB              GSB Financial Corp.              46.25%       48.75%         43.75%          55.00%
FBNW              FirstBank Corp.                  58.13%       55.63%         77.50%          72.50%
                  ----------------------------------------------------------------------------------------
Q3`97             AVERAGE                          60.71%       60.77%         62.24%          67.97%
                  MEDIAN                           56.57%       54.67%         63.55%          63.75%
                  ----------------------------------------------------------------------------------------

HCBB              HCB Bancshares Inc.              26.25%       27.50%         28.75%          38.75%
PSFC              Peoples-Sidney Financial Corp.   25.63%       28.75%         32.50%          55.00%
HMLK              Hemlock Federal Financial Corp   28.75%       28.75%         30.00%          40.00%
GSLA              GS Financial Corp.               33.75%       37.50%         40.00%          51.25%
                  ----------------------------------------------------------------------------------------
Q2'97             AVERAGE                          28.60%       30.63%         32.81%          46.25%
                  MEDIAN                           27.50%       28.75%         31.25%          45.63%
                  ----------------------------------------------------------------------------------------

MRKF              Market Financial Corp.           29.38%       22.50%         26.25%          37.50%
EFBC              Empire Federal Bancorp Inc.      32.50%       35.00%         37.50%          31.25%
FAB               FIRSTFED AMERICA BANCORP INC.    36.25%       41.25%         48.75%          38.75%
RSLN              Roslyn Bancorp Inc.              50.00%       59.38%         60.00%          58.75%
AFBC              Advance Financial Bancorp        28.75%       29.38%         40.00%          40.00%
                  ----------------------------------------------------------------------------------------
Q1'97             AVERAGE                          35.38%       37.50%         42.50%          41.25%
                  MEDIAN                           32.50%       35.00%         40.00%          38.75%
                  ----------------------------------------------------------------------------------------
1997              AVERAGE                          45.42%       47.59%         48.16%          56.28%
                  MEDIAN                           46.57%       49.69%         46.88%          55.00%
                  ----------------------------------------------------------------------------------------

                  ----------------------------------------------------------------------------------------
1/1/97 TO         AVERAGE                          48.20%       51.03%         52.77%          58.86%
8/13/98           MEDIAN                           47.50%       51.25%         49.80%          55.00%
                  ----------------------------------------------------------------------------------------


                                                                                   CURRENT PRICE TO
                                                  CURENT         --------------------------------------------------------
                                                  STOCK PRICE    BOOK VALUE      TANG. BOOK        LTM EARNINGS
    TICKER             SHORT NAME                 8/13/98         (%)               (%)                  (X)
-------------------------------------------------------------------------------------------------------------------------
CITZ              CFS Bancorp Inc.                 10.625               NA              NA                 NA
UCFC              United Community Finl Corp.      15.375               NA              NA                 NA
HRBT              Hudson River Bancorp             12.125               NA              NA                 NA
                  -------------------------------------------------------------------------------------------------------
Q3`98             AVERAGE                          12.708                -               -                  -
                  MEDIAN                           12.125                -               -                  -
                  -------------------------------------------------------------------------------------------------------

FKAN              First Kansas Financial Corp.     10.875           80.790           81.830                NA
CFKY              Columbia Financial of Kentucky   14.250               NA               NA                NA
EFC               EFC Bancorp Inc.                 11.250               NA               NA                NA
HBSC              Heritage Bancorp Inc.            18.375               NA               NA                NA
NEP               Northeast PA Financial Corp.     12.750           88.730           88.730                NA
                  -------------------------------------------------------------------------------------------------------
Q2`98             AVERAGE                          13.500           84.760           85.280
                  MEDIAN                           12.750           84.760           85.280
                  -------------------------------------------------------------------------------------------------------

BYS               Bay State Bancorp                23.750           87.19            87.19                 NA
HLFC              Home Loan Financial Corp.        14.500          103.28           103.28                 NA
CAVB              Cavalry Bancorp Inc.             19.750          147.72           147.72                 NA
ICBC              Independence Comm. Bank Corp.    13.750          108.87           115.35                 NA
RCBK              Richmond County Financial Corp   15.063          121.09           121.48                 NA
HFBC              HopFed Bancorp Inc.              17.250          119.29           119.29                 NA
TSBK              Timberland Bancorp Inc.          14.875          115.49           115.49                 NA
MYST              Mystic Financial Inc.            13.750          103.15           103.15                 NA
UTBI              United Tennessee Bankshares      12.750           91.59            91.59                 NA
                  -------------------------------------------------------------------------------------------------------
Q1`98             AVERAGE                          16.160          110.85           111.62
                  MEDIAN                           14.875          108.87           115.35
                  -------------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------------
1998 YTD          AVERAGE                          14.768          106.11           106.83
                  MEDIAN                           14.250          103.28           103.28
                  -------------------------------------------------------------------------------------------------------

PEDE              Great Pee Dee Bancorp            11.750           82.80            82.80                 NA
UCBC              Union Community Bancorp          13.625           95.21            95.21                 NA
WSBI              Warwick Community Bancorp        14.750          113.99           113.99                 NA
SIB               Staten Island Bancorp Inc.       19.500          123.81           126.95                 NA
HCBC              High Country Bancorp Inc.        13.500           98.90            98.90                 NA
FSFF              First SecurityFed Financial      15.250          104.52           104.81                 NA
OTFC              Oregon Trail Financial Corp.     15.625           98.33            98.33                 NA
RVSB              Riverview Bancorp Inc.           15.125          142.55           147.13                 NA
SHSB              SHS Bancorp Inc.                 17.750          118.89           118.89                 NA
                  -------------------------------------------------------------------------------------------------------
Q4`97             AVERAGE                          15.208          108.78           109.67                  -
                  MEDIAN                           15.125          104.52           104.81                  -
                  -------------------------------------------------------------------------------------------------------

OSFS              Ohio State Financial Services    16.000           97.150           97.150                NA
FSPT              FirstSpartan Financial Corp.     37.500          126.820          126.820                NA
GOSB              GSB Financial Corp.              13.625           95.280           95.280                NA
FBNW              FirstBank Corp.                  18.875          114.190          114.190                NA
                  -------------------------------------------------------------------------------------------------------
Q3`97             AVERAGE                          21.500          108.36           108.36                  -
                  MEDIAN                           17.438          105.67           105.67                  -
                  -------------------------------------------------------------------------------------------------------

HCBB              HCB Bancshares Inc.              13.125           90.8             91.9                  NA
PSFC              Peoples-Sidney Financial Corp.   19.750          123.6            123.6                  NA
HMLK              Hemlock Federal Financial Corp   16.750          108.3            108.3                  NA
GSLA              GS Financial Corp.               13.500           84.0             84.0                  NA
                  -------------------------------------------------------------------------------------------------------
Q2'97             AVERAGE                          15.781          101.68           101.95                  -
                  MEDIAN                           15.125           99.59           100.13                  -
                  -------------------------------------------------------------------------------------------------------

MRKF              Market Financial Corp.           13.750          116.7            116.7               27.5
EFBC              Empire Federal Bancorp Inc.      14.000           89.3             89.3               20.9
FAB               FIRSTFED AMERICA BANCORP INC.    16.875          107.1            107.1               19.6
RSLN              Roslyn Bancorp Inc.              18.938          131.9            132.4               16.1
AFBC              Advance Financial Bancorp        16.375          112.8            112.8               17.2
                  --------------------------------------------------------------------------------------------------------
Q1'97             AVERAGE                          15.988          111.55           111.66              20.26
                  MEDIAN                           16.375          112.78           112.78              19.62
                  --------------------------------------------------------------------------------------------------------

                  --------------------------------------------------------------------------------------------------------
1997              AVERAGE                          16.634          108.04           108.48              20.26
                  MEDIAN                           15.438          107.71           107.71              19.62
                  --------------------------------------------------------------------------------------------------------

                  --------------------------------------------------------------------------------------------------------
1/1/97 TO         AVERAGE                          15.821          107.40           107.93              20.26
8/13/98           MEDIAN                           14.875          107.07           107.07              19.62
                  --------------------------------------------------------------------------------------------------------


                                                              CURRENT PRICE TO
                                                  ----------------------------------------------
                                                  EARNINGS     CORE EPS       LTM EPS   ASSETS
     TICKER             SHORT NAME                  (X)          (X)           (X)        (%)
------------------------------------------------------------------------------------------------
CITZ              CFS Bancorp Inc.                     NA           NA            NA        NA
UCFC              United Community Finl Corp.          NA           NA            NA        NA
HRBT              Hudson River Bancorp                 NA           NA            NA        NA
                  ------------------------------------------------------------------------------
Q3`98             AVERAGE                               -           -              -         -
                  MEDIAN                                -           -              -         -
                  ------------------------------------------------------------------------------

FKAN              First Kansas Financial Corp.         NA           NA            NA    15.940
CFKY              Columbia Financial of Kentucky       NA           NA            NA        NA
EFC               EFC Bancorp Inc.                     NA           NA            NA        NA
HBSC              Heritage Bancorp Inc.                NA           NA            NA        NA
NEP               Northeast PA Financial Corp.         NA           NA            NA    17.150
                  ------------------------------------------------------------------------------
Q2`98             AVERAGE                                                               16.545
                  MEDIAN                                                                16.545
                  ------------------------------------------------------------------------------

BYS               Bay State Bancorp                26.99        26.99             NA    20.93
HLFC              Home Loan Financial Corp.        24.17        24.17             NA    39.79
CAVB              Cavalry Bancorp Inc.             22.44        27.43             NA    43.81
ICBC              Independence Comm. Bank Corp.    22.92        22.92             NA    21.85
RCBK              Richmond County Financial Corp   17.12        17.12             NA    24.94
HFBC              HopFed Bancorp Inc.              20.54        20.54             NA    31.94
TSBK              Timberland Bancorp Inc.          15.49        16.17             NA    37.38
MYST              Mystic Financial Inc.            19.10        20.22             NA    18.73
UTBI              United Tennessee Bankshares          NA           NA            NA    24.71
                  ------------------------------------------------------------------------------
Q1`98             AVERAGE                          21.10        21.95                   29.34
                  MEDIAN                           21.49        21.73                   24.94
                  ------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------
1998 YTD          AVERAGE                          21.10        21.95                   27.02
                  MEDIAN                           21.49        21.73                   24.71
                  ------------------------------------------------------------------------------

PEDE              Great Pee Dee Bancorp            17.28        17.28             NA    37.36
UCBC              Union Community Bancorp          21.29        21.29             NA    38.35
WSBI              Warwick Community Bancorp            NA           NA            NA    26.28
SIB               Staten Island Bancorp Inc.       18.06        18.06             NA    29.15
HCBC              High Country Bancorp Inc.        21.09        21.09             NA    19.35
FSFF              First SecurityFed Financial      15.89        15.89             NA    30.23
OTFC              Oregon Trail Financial Corp.     21.70        21.70             NA    28.60
RVSB              Riverview Bancorp Inc.           18.01        18.91             NA    34.83
SHSB              SHS Bancorp Inc.                 16.44        20.17             NA    16.46
                  -----------------------------------------------------------------------------
Q4`97             AVERAGE                          18.72        19.30              -    28.96
                  MEDIAN                           18.04        19.54              -    29.15
                  -----------------------------------------------------------------------------

OSFS              Ohio State Financial Services        NA           NA            NA    26.320
FSPT              FirstSpartan Financial Corp.     19.950       21.800            NA    30.820
GOSB              GSB Financial Corp.              42.580       42.580            NA    23.730
FBNW              FirstBank Corp.                  18.880       52.430            NA    19.260
                  -----------------------------------------------------------------------------
Q3`97             AVERAGE                          27.14        38.94              -    25.03
                  MEDIAN                           19.95        42.58              -    25.03
                  -----------------------------------------------------------------------------

HCBB              HCB Bancshares Inc.              41.0         41.0              NA    15.7
PSFC              Peoples-Sidney Financial Corp.   24.7         24.7              NA    33.4
HMLK              Hemlock Federal Financial Corp   19.9         19.9              NA    17.5
GSLA              GS Financial Corp.               21.1         30.7              NA    35.0
                  -----------------------------------------------------------------------------
Q2'97             AVERAGE                          26.69        29.08              -    25.39
                  MEDIAN                           22.89        27.69              -    25.48
                  -----------------------------------------------------------------------------

MRKF              Market Financial Corp.           31.3         31.3           27.5     34.2
EFBC              Empire Federal Bancorp Inc.      20.6         20.6           20.9     32.8
FAB               FIRSTFED AMERICA BANCORP INC.    19.2         23.4           24.1     10.6
RSLN              Roslyn Bancorp Inc.              14.8         15.8           16.9     20.4
AFBC              Advance Financial Bancorp        14.6         16.4           18.4     15.9
                  -----------------------------------------------------------------------------
Q1'97             AVERAGE                          20.09        21.49          21.56    22.78
                  MEDIAN                           19.18        20.59          20.90    20.35
                  -----------------------------------------------------------------------------

                  -----------------------------------------------------------------------------
1997              AVERAGE                          21.92        24.75          21.56    26.19
                  MEDIAN                           19.95        21.19          20.90    27.46
                  -----------------------------------------------------------------------------

                  -----------------------------------------------------------------------------
1/1/97 TO         AVERAGE                          21.68        23.95          21.56    26.47
8/13/98           MEDIAN                           20.25        21.19          20.90    26.28
                  -----------------------------------------------------------------------------

================================================================================
                                   EXHIBIT 10
                     SECOND STEP CONVERSIONS - 1997 TO DATE
                              SELECTED MARKET DATA
                            MARKET DATA AS OF 8/13/98

                                                            IPO PRICE
 TICKER          SHORT NAME                       IPO DATE     ($)
---------------------------------------------------------------------
HSTD       Homestead Bancorp Inc.                 07/20/98     10.000
PSBI       PSB Bancorp Inc.                       07/17/98     10.000
THTL       Thistle Group Holdings Co.             07/14/98     10.000
SBAN       SouthBanc Shares Inc.                  04/15/98     20.000
FSLA       First Source Bancorp Inc.              04/09/98     10.000
TSBS       Peoples Bancorp Inc.                   04/09/98     10.000
PFSL       Pocahontas Bancorp Inc.                04/01/98     10.000
HARB       Harbor Florida Bancshares Inc.         03/19/98     10.000
HFWA       Heritage Financial Corp.               01/09/98     10.000
GFED       Guaranty Federal Bcshs Inc.            12/31/97     10.000
EBI        Equality Bancorp Inc.                  12/02/97     10.000
FSNJ       Bayonne Bancshares Inc.                08/22/97     10.000
MONT       Montgomery Financial Corp.             07/01/97     10.000
---------------------------------------------------------------------
1/1/97 TO  AVERAGE
8/13/98    MEDIAN
---------------------------------------------------------------------

                                                   ------------------------------------------------
                                                               PERCENT CHANGE FROM IPO
                                                   ------------------------------------------------
                                                   AFTER   AFTER    AFTER      AFTER     CURRENT
                                                   1 DAY   1 WEEK  1 MONTH    3 MONTHS  STOCK PRICE
  TICKER          SHORT NAME                        (%)    (%)      (%)        (%)      8/13/98
---------------------------------------------------------------------------------------------------
HSTD       Homestead Bancorp Inc.                -6.87%   -7.50%         NA         NA      8.250
PSBI       PSB Bancorp Inc.                      -8.12%   -8.75%    -20.62%         NA      7.938
THTL       Thistle Group Holdings Co.            -0.62%   -1.87%     -8.12%         NA      9.188
SBAN       SouthBanc Shares Inc.                 13.75%   12.50%      4.38%     -5.00%     18.250
FSLA       First Source Bancorp Inc.              5.63%    5.00%      5.00%     -5.00%      8.938
TSBS       Peoples Bancorp Inc.                   4.38%    5.63%      6.25%     -0.94%      8.688
PFSL       Pocahontas Bancorp Inc.                4.38%    2.50%     -0.62%     -3.75%      8.750
HARB       Harbor Florida Bancshares Inc.        20.00%   16.88%     26.25%     19.38%     12.125
HFWA       Heritage Financial Corp.              32.50%   32.50%     42.50%     53.75%     12.750
GFED       Guaranty Federal Bcshs Inc.           28.75%   25.00%     23.75%     25.00%     12.625
EBI        Equality Bancorp Inc.                 34.38%   49.38%     41.25%     57.50%     13.000
FSNJ       Bayonne Bancshares Inc.               17.50%   18.75%     26.88%     22.50%     14.938
MONT       Montgomery Financial Corp.            11.25%   12.50%     20.63%     22.50%     11.000
          -----------------------------------------------------------------------------------------
1/1/97 TO AVERAGE                                12.07%   12.50%     13.96%     18.59%     11.265
8/13/98   MEDIAN                                 11.25%   12.50%     13.44%     20.94%     11.000
          -----------------------------------------------------------------------------------------

                                                    --------------------------------------------------------------------------------
                                                                          CURRENT PRICE TO
                                                    --------------------------------------------------------------------------------
                                         % CHANGE
                                           FROM      BOOK VALUE  TANG. BOOK   LTM EARNINGS EARNINGS   CORE EPS    LTM EPS     ASSETS
  TICKER          SHORT NAME             IPO TO DATE   (%)         (%)             (X)       (X)        (X)         (X)        (%)
------------------------------------------------------------------------------------------------------------------------------------
HSTD     Homestead Bancorp Inc.           -17.50%          NA          NA         NA           NA         NA        NA            NA
PSBI     PSB Bancorp Inc.                 -20.62%          NA          NA         NA           NA         NA        NA            NA
THTL     Thistle Group Holdings Co.        -8.12%          NA          NA         NA           NA         NA        NA            NA
SBAN     SouthBanc Shares Inc.             -8.75%          NA          NA         NA           NA         NA        NA            NA
FSLA     First Source Bancorp Inc.        -10.62%     109.400     113.000         NA           NA         NA        NA        23.230
TSBS     Peoples Bancorp Inc.             -13.12%      92.430      95.260         NA           NA         NA        NA        36.120
PFSL     Pocahontas Bancorp Inc.          -12.50%     100.110     103.430         NA           NA         NA        NA        14.460
HARB     Harbor Florida Bancshares Inc.    21.25%     144.170     145.730         NA       16.840     17.830        NA        28.260
HFWA     Heritage Financial Corp.          27.50%     133.790     133.790         NA           NA         NA        NA        38.530
GFED     Guaranty Federal Bcshs Inc.       26.25%     105.120     105.120         NA       21.040     21.040        NA        30.240
EBI      Equality Bancorp Inc.             30.00%     125.000     125.000         NA       21.670         NM        NA        11.970
FSNJ     Bayonne Bancshares Inc.           49.38%     141.590     141.590         NA       31.120     31.120        NA        19.400
MONT     Montgomery Financial Corp.        10.00%      91.290      91.290         NA       16.180     16.180        NA        16.660
                                    ------------------------------------------------------------------------------------------------
1/1/97 TO AVERAGE                           5.63%     115.878     117.134          -       21.370     21.543         -        24.319
8/13/98   MEDIAN                           -8.12%     109.400     113.000          -       21.040     19.435         -        23.230
                                    ------------------------------------------------------------------------------------------------

                                                                     EXHIBIT 11

                                                FULL CONVERSION - NO FOUNDATION



                      COMMUNITY SAVINGS BANKSHARES, INC.
                PRO-FORMA ANALYSIS SHEET - TWELVE MONTHS ENDED
                                 JUNE 30, 1998
                               INCLUDES SOP 93-6



                                          ------------------------------------------------------------------------------------------
                                              Bank            Comparables                 State                      National
                                          ------------------------------------------------------------------------------------------
                                                          Mean        Median        Mean         Median         Mean          Median

                                   Min          16.67
Price-Earnings Ratio P/E           Mid          18.87        17.47         17.76         26.22        24.05        20.85      17.73
------------------------
                                   Max          21.28
                                   Smax         23.81

                                   Min          83.54%
Price-to-Book Ratio P/B            Mid          92.08%      148.75%       155.30%       173.46%      165.33%      150.25%    133.33%
-----------------------
                                   Max          99.70%
                                   Smax        107.41%

                                   Min          83.54%
Price-to-Tangible Book Ratio P/TB  Mid          92.08%      154.38%       157.44%       183.92%      172.53%      156.31%    136.35%
---------------------------------
                                   Max          99.70%
                                   Smax        107.41%

                                   Min          13.56%
Price-to-Assets Ratio P/A          Mid          15.79%       14.95%        15.62%        16.73%       12.08%       18.10%     16.71%
-------------------------
                                   Max          17.96%
                                   Smax         20.41%


                                                                     EXHIBIT 11

                                                FULL CONVERSION - NO FOUNDATION



Valuation Parameters
------------------------------------------------------------------------------------------
Prior Twelve Mos. Earning Base      Y
Period Ended June 30, 1998                                          $      5,132 (1)
------------------------------------------------------------------------------------------
Pre-Conversion Book Value           B
As of June 30, 1998                                                 $     83,078
------------------------------------------------------------------------------------------
Pre-Conversion Assets               A
As of June 30, 1998                                                 $    765,488
------------------------------------------------------------------------------------------
Return on Money                     R                                       3.37%(2)
------------------------------------------------------------------------------------------
Conversion Expenses                                                 $      1,526
                                    X                                       1.17%(3)
------------------------------------------------------------------------------------------
Proceeds Not Invested                                               $      8,090 (4)
------------------------------------------------------------------------------------------
Estimated ESOP Borrowings                                           $      5,393
ESOP Purchases                      E                                       8.00%(5)
Cost of ESOP Borrowings                                             $        360 (5)
Cost of ESOP Borrowings             S                                       0.00 (5)
Amort of ESOP Borrowings            T                                         15 Years
------------------------------------------------------------------------------------------
Amort of MRP Amount                 N                                          5 Years
Estimated MRP Amount                                                $      2,697 (6)
MRP Purchases                       M                                       4.00%
MRP Expense                                                         $        539
------------------------------------------------------------------------------------------
Foundation Amount                                                   $         -- (7)
Foundation Amount                   F                                 0.00% 0.00%
Foundation Opportunity Cost                                         $         --
Tax Benefit                         Z                               $         -- (8)
------------------------------------------------------------------------------------------
Tax Rate                           TAX                                     37.65%
------------------------------------------------------------------------------------------
Percentage Sold                    PCT                                     51.86%
------------------------------------------------------------------------------------------
Amount to be issued to Public                                       $     67,418 (9)
------------------------------------------------------------------------------------------
Earnings Multiple (1 if stub period, 0 if full twelve months)                 12         0
------------------------------------------------------------------------------------------

---------------
(1) Net income for the twelve months ended June 30, 1998.
(2) Net Return assumes a reinvestment rate of 5.41 percent (the 1 year Treasury at June 30, 1998), and a tax rate of 38%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4) Includes Stock from ESOP and MRP.
(5) Assumes ESOP is amortized straight line over 15 years. (6) Assumes MRP is amortized straight line over 5 years.
(7) Not applicable.
(8) Not Applicable.
(9) The amount to be offered to public.

                                                                      EXHIBIT 11
                                                 Full Conversion - No Foundation

                              PRO FORMA CALCULATION

Calculation of Estimated Value (V) at Midpoint Value

3.       V=       P/E*Y             =                 $130,000,000
         1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.       V=       P/B*(B+Z)         =                 $130,000,000
         1-P/B*PCT*(1-X-E-M-F)

1.       V=       P/A*A             =                 $130,000,000
         1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

                                 Total Shares         Price             Total
Conclusion                         Shares           Per Share           Value
----------                         ------           ---------           -----
Appraised Value - Midpoint        13,000,000      $         10      $130,000,000

Range:
  - Minimum                       11,050,000      $         10       110,500,000
  - Maximum                       14,950,000                10       149,500,000
  - Super Maximum                 17,192,500                10       171,925,000

                                                                     PRE FOUNDATION
                                          ---------------------------------------------------------------------
                                                                     Appraised Value
                                          ---------------------------------------------------------------------
Conclusion                                  Minimum            Midpoint           Maximum          SuperMaximum*
                                          ---------------------------------------------------------------------
Total Shares                                11,050,000         13,000,000         14,950,000         17,192,500
Price per Share                           $         10       $         10       $         10       $         10
Full Conversion Value                     $110,500,000       $130,000,000       $149,500,000       $171,925,000
Exchange Shares                              5,319,341          6,258,223          7,196,857          8,276,324
Exchange Percent                                 48.14%             48.14%             48.14%             48.14%
Conversion Shares                            5,730,659          6,741,777          7,753,143          8,916,176
Conversion Percent                               51.86%             51.86%             51.86%             51.86%
Gross Proceeds                            $ 57,306,590       $ 67,417,770       $ 77,531,430       $ 89,161,760
Exchange Value                            $ 53,193,410       $ 62,582,230       $ 71,968,570       $ 82,763,240
Exchange Ratio                                  2.1416             2.5196             2.8975             3.3321
                                          ---------------------------------------------------------------------

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

                                                                      EXHIBIT 11
                                                 Full Conversion - No Foundation

                                                         PROFORMA EFFECT OF CONVERSION PROCEEDS
                                                                  AS OF JUNE 30, 1998
                                                                 (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                            Minimum            Midpoint           Maximum            SuperMax
                                          ---------------------------------------------------------------------
-------------------------------
Conversion Proceeds
-------------------------------
Total Shares Offered                        11,050,000         13,000,000         14,950,000         17,192,500
Conversion Shares Offered                    5,730,659          6,741,777          7,753,143          8,916,176
Price Per Share                           $         10       $         10       $         10       $         10
                                          ---------------------------------------------------------------------
Gross Proceeds                            $     57,307       $     67,418       $     77,531       $     89,162
Plus: Value issued to Foundation     (9)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro Forma Market Capitalization                 57,307             67,418             77,531             89,162
                                          =====================================================================
Gross Proceeds                                  57,307             67,418             77,531             89,162
Less:  Est. Conversion Expenses                  1,456              1,526              1,596              1,676
Less:  Cash issued to Foundation                    --                 --                 --                 --
                                          ---------------------------------------------------------------------
Net Proceeds                              $     55,851       $     65,892       $     75,935       $     87,486
                                          =====================================================================
-------------------------------
Estimated Income from Proceeds
-------------------------------
Net Conversion Proceeds                   $     55,851       $     65,892       $     75,935       $     87,486
Less:  ESOP Adjustment               (3)         4,585              5,393              6,202              7,133
Less:  MRP Adjustment                (3)         2,292              2,697              3,101              3,566
                                          ---------------------------------------------------------------------
Net Proceeds Reinvested                   $     48,974       $     57,802       $     66,632       $     76,787
Estimated Incremental Rate of Return              3.37%              3.37%              3.37%              3.37%
                                          ---------------------------------------------------------------------
Estimated Incremental Return              $      1,650       $      1,948       $      2,245       $      2,588
Less:  Cost of ESOP                  (4)            --                 --                 --                 --
Less:  Amortization of ESOP          (7)           191                224                258                296
Less:  MRP Adjustment                (7)           286                336                387                445
                                          ---------------------------------------------------------------------
Pro-forma Net Income                             1,173              1,388              1,600              1,847
Earnings Before Conversion                       5,132              5,132              5,132              5,132
                                          ---------------------------------------------------------------------
Earnings Excluding Adjustment                    6,305              6,520              6,732              6,979
Earnings Adjustment                  (6)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Earnings After Conversion                 $      6,305       $      6,520       $      6,732       $      6,979
                                          ---------------------------------------------------------------------

                                                                      EXHIBIT 11
                                                 Full Conversion - No Foundation

                                                         PROFORMA EFFECT OF CONVERSION PROCEEDS
                                                                  AS OF JUNE 30, 1998
                                                                 (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                            Minimum            Midpoint           Maximum            SuperMax
                                          ---------------------------------------------------------------------
-----------------------------
Pro-forma Net Worth
-----------------------------
Net Worth at June 30, 1998                $     83,078       $     83,078       $     83,078       $     83,078
Net Conversion Proceeds                         55,851             65,892             75,935             87,486
Plus: MHC Adjustment                 (7)           200                200                200                200
Plus:  After tax Foundation Contribution            --                 --                 --                 --
Less:  ESOP Adjustment               (1)        (4,585)            (5,393)            (6,202)            (7,133)
Less:  MRP Adjustment                (2)        (2,292)            (2,697)            (3,101)            (3,566)
                                          ---------------------------------------------------------------------
Pro-forma Net Worth                       $    132,252       $    141,080       $    149,910       $    160,065
-----------------------------
Pro-forma Tangible Net Worth
-----------------------------
Pro-forma Net Worth                       $    132,252       $    141,080       $    149,910       $    160,065
Less:  Intangible                    (5)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro-forma Tangible Net Worth              $    132,252       $    141,080       $    149,910       $    160,065
-----------------------------
Pro-forma Assets
-----------------------------
Total Assets at June 30, 1998             $    765,488       $    765,488       $    765,488       $    765,488
Net Conversion Proceeds                         55,851             65,892             75,935             87,486
Plus: MHC Adjustment                 (7)           200                200                200                200
Plus:  Tax Benefit of Foundation                    --                 --                 --                 --
Less:  ESOP Adjustment               (1)        (4,585)            (5,393)            (6,202)            (7,133)
Less:  MRP Adjustment                (2)        (2,292)            (2,697)            (3,101)            (3,566)
                                          ---------------------------------------------------------------------
Pro-forma Assets Excluding Adjustment          814,662            823,490            832,320            842,475
Plus:  Adjustment                    (6)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro-forma Total Assets                    $    814,662       $    823,490       $    832,320       $    842,475
                                          ---------------------------------------------------------------------
------------------------------
Stockholder's Equity Per Share
------------------------------
Net Worth at June 30, 1998                $       7.52       $       6.39       $       5.56       $       4.83
Estimated Net Proceeds                            5.05               5.07               5.08               5.09
Plus: MHC Adjustment                              0.02               0.02               0.01               0.01
Plus:  Foundation Contribution                      --                 --                 --                 --
Less:  ESOP Stock                                (0.41)             (0.41)             (0.41)             (0.41)
Less:  MRP Stock                                 (0.21)             (0.21)             (0.21)             (0.21)
                                          ---------------------------------------------------------------------
Pro-forma Net Worth Per Share                    11.97              10.86              10.03               9.31
Less:  Intangible                                   --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro-forma Tangible Net Worth Per Share    $      11.97       $      10.86       $      10.03       $       9.31
                                          ---------------------------------------------------------------------

                                                                      EXHIBIT 11
                                                 Full Conversion - No Foundation

                                                         PROFORMA EFFECT OF CONVERSION PROCEEDS
                                                                  AS OF JUNE 30, 1998
                                                                 (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                            Minimum            Midpoint           Maximum            SuperMax
                                          ---------------------------------------------------------------------
---------------------------
Net Earnings Per Share
---------------------------

Historical Earnings Per Share        (8)  $       0.49       $       0.42       $       0.36       $       0.31
Incremental return Per Share         (8)          0.16               0.16               0.16               0.16
ESOP Adjustment Per Share            (8)         (0.02)             (0.02)             (0.02)             (0.02)
MRP Adjustment Per Share             (8)         (0.03)             (0.03)             (0.03)             (0.03)
Normalizing Adjustment Per Share                    --                 --                 --                 --
                                          ---------------------------------------------------------------------
Proforma Earnings Per Share          (8)  $       0.60       $       0.53       $       0.47       $       0.42
                                          =====================================================================

---------------------------
Shares Utilized
---------------------------

Shares Utilized                                 10,498             12,352             14,204             16,336
                                          ---------------------------------------------------------------------

---------------------------
Pro-forma Ratios
---------------------------

Price/EPS without Adjustment                     16.67              18.87              21.28              23.81
Price/EPS with Adjustment                        16.67              18.87              21.28              23.81
Price/Book Value per Share                       83.54%             92.08%             99.70%            107.41%
Price/Tangible Book Value                        83.54%             92.08%             99.70%            107.41%
Market Value/Assets                              13.56%             15.79%             17.96%             20.41%
                                          ---------------------------------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)      Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)      Not applicable.
(6)      Not applicable.
(7) ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 37.65%.
(8)      All EPS computations are done in accordance with SOP 93-6.
(9)      Not applicable.

                                                                      EXHIBIT 11

                                                 FULL CONVERSION - NO FOUNDATION



-------------------------------
Expense Calculations
-------------------------------
Total Shares Offered                           5,731       6,742       7,753      8,916
Price Per Share                          $        10    $     10    $     10   $     10
                                        -----------------------------------------------
Gross Proceeds                           $    57,307    $ 67,418    $ 77,531   $ 89,162
Estimated Insider Purchases                     (216)       (216)       (216)      (216)
ESOP Purchases                                (4,585)     (5,393)     (6,202)    (7,133)
                                        -----------------------------------------------
Proceeds to Base Fee On                  $    52,506    $ 61,809    $ 71,113   $ 81,813
Underwriters Percentage                         0.75%       0.75%       0.75%      0.75%
                                        -----------------------------------------------
Underwriters Fee                         $       394    $    464    $    534   $    614
Advisory Fee                                      --          --          --         --
                                        -----------------------------------------------
Total Underwriters Fee                           394         464         534        614
All Other Expenses                             1,062       1,062       1,062      1,062
                                        -----------------------------------------------
Total Expense                            $     1,456    $  1,526    $  1,596   $  1,676


-------------------------------
Shares Calculations                                                                                   Mipoint Calculation
-------------------------------                                                                       -------------------

Shares Outstanding                         11,050      13,000     14,950     17,193   BV/Share        ESOP 12/97      98,450
Less:  New ESOP Adjustment                    459         539        620        713                 - 2 Qtrs Amort    13,600
Less:  Old ESOP Adjustment       (1)          182         214        246        283                 x Exch Ratio      2.5196
                                                                                                                     =======
Plus:  New SOP 93-6 ESOP Shares  (2)           31          36         41         48                              =   213,788
                                                                                                                     =======
Plus:  Old SOP 93-6 ESOP Shares  (2)           58          69         79         91                   Beg ESOP       190,388
                                        ===========================================   EPS             Amort Yrs            7
Shares for all EPS Calculations             10,498     12,352     14,204     16,336                   Yearly Amort    27,198
                                        ===========================================                 x Exch Ratio      2.5196
                                                                                                                     =======
                                                                                                                 =    68,529
                                                                                                                     =======

                                                            POST FOUNDATION
                                        --------------------------------------------------------
                                                             Appraised Value
                                        --------------------------------------------------------
                                        --------------------------------------------------------
Conclusion                                Minimum      Midpoint      Maximum        SuperMaximum
                                        --------------------------------------------------------
 Shares Issued and Exchanged            $ 11,050,000    13,000,000    14,950,000      17,192,500
 Price per Share                        $         10   $        1    $        10    $         10
 Shares Issued to Foundation                      --           --             --              --
 Total Shares                             11,050,000    13,000,000    14,950,000      17,192,500
 Exchange Shares                           5,319,341     6,258,223     7,196,857       8,276,324
 Conversion Shares                         5,730,659     6,741,777     7,753,143       8,916,176
 Implied Exhange Ratio                        2.1416        2.5196        2.8975          3.3321
 Gross Proceeds                         $ 57,306,590  $ 67,417,770   $77,531,430    $ 89,161,760
 Exchange Value                         $ 53,193,410  $ 62,582,230   $71,968,570    $ 82,763,240
                                        --------------------------------------------------------

                                                                      EXHIBIT 11

                                                 FULL CONVERSION - NO FOUNDATION




-------------------------------
MRP Dilution
---------------------------------------------------------------------------------------------------------------------
Shares Outstanding                              11,050,000         13,000,000         14,950,000           17,192,500
Less:  New ESOP Adjustment                         458,453            539,342            620,251              713,294
Less:  Old ESOP Adjustment                         182,000            214,000            246,000              283,000
Plus:  New MRP issued            (1)               442,000            520,000            598,000              687,700
Plus:  New SOP 93-6 ESOP Shares  (2)                30,564             35,956             41,350               47,553
Plus:  Old SOP 93-6 ESOP Shares                     58,000             69,000             79,000               91,000
                                 (2)
Shares for all EPS Calculations                 10,940,111         12,871,614         14,802,099           17,022,459
EPS                                           $       0.58       $       0.51        $      0.46          $      0.42

BV/Share                                      $      11.51       $      10.43        $      9.64          $      8.95
Voting Dilution                                       4.21%              4.21%              4.21%                4.21%
---------------------------------------------------------------------------------------------------------------------


-------------------------------
Option Dilution
---------------------------------------------------------------------------------------------------------------------
Shares Outstanding                              11,050,000         13,000,000         14,950,000           17,192,500
Less:  New ESOP Adjustment                         458,453            539,342            620,251              713,294
Less:  Old ESOP Adjustment                         182,000            214,000            246,000              283,000
Plus:  Options                   (1)               573,066            674,178            775,314              891,618
Plus:  New SOP 93-6 ESOP Shares  (2)                30,564             35,956             41,350               47,553
Plus:  Old SOP 93-6 ESOP Shares                     58,000             69,000             79,000               91,000
                                 (2)
Shares for all EPS Calculations                 11,071,177         13,025,792         14,979,413           17,226,377
EPS                                           $       0.57       $       0.50        $      0.45          $      0.41

BV/Share                                      $      11.87       $      10.81        $     10.03          $      9.34
Voting Dilution                                       5.46%              5.45%              5.46%                5.45%

----------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 12
                                                     Stub Period - No Foundation

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   PRO-FORMA ANALYSIS SHEET - SIX MONTHS ENDED
                                  JUNE 30, 1998
                                INCLUDES SOP 93-6

                                              Bank          Comparables               State                 National
                                             -----------------------------------------------------------------------------
                                                         Mean       Median       Mean       Median       Mean       Median
                                                         ----       ------       ----       ------       ----       ------
                                    Min       16.67
Price-Earnings Ratio P/E            Mid       19.23       17.47       17.76       26.22       24.05       20.85       17.73
                                    Max       20.83
                                    Smax      23.81

                                    Min       83.54%
Price-to-Book Ratio P/B             Mid       92.08%     148.75%     155.30%     173.46%     165.33%     150.25%     133.33%
                                    Max       99.70%
                                    Smax     107.41%

                                    Min       83.54%
Price-to-Tangible Book Ratio P/TB   Mid       92.08%     154.38%     157.44%     183.92%     172.53%     156.31%     136.35%
                                    Max       99.70%
                                    Smax     107.41%

                                    Min       13.56%
Price-to-Assets Ratio P/A           Mid       15.79%      14.95%      15.62%      16.73%      12.08%      18.10%      16.71%
                                    Max       17.96%
                                    Smax      20.41%

                                                                      EXHIBIT 12
                                                     Stub Period - No Foundation

Valuation Parameters
------------------------------------------------------------------------------------
Six Months Ended                                 Y
Period Ended June 30, 1998                                      $   2,511  (1)
------------------------------------------------------------------------------------
Pre-Conversion Book Value                        B
As of June 30, 1998                                             $  83,078
------------------------------------------------------------------------------------
Pre-Conversion Assets                            A
As of June 30, 1998                                             $ 765,488
------------------------------------------------------------------------------------
Return on Money                                  R                   3.37% (2)
------------------------------------------------------------------------------------
Conversion Expenses                                             $   1,526
                                                 X                   1.17% (3)
------------------------------------------------------------------------------------
Proceeds Not Invested                                           $   8,090  (4)
------------------------------------------------------------------------------------
Estimated ESOP Borrowings                                       $   5,393
ESOP Purchases                                   E                   8.00% (5)
Cost of ESOP Borrowings                                         $     360  (5)
Cost of ESOP Borrowings                          S                   0.00% (5)
Amort of ESOP Borrowings                         T                     15 Years
------------------------------------------------------------------------------------
Amort of MRP Amount                              N                      5 Years
Estimated MRP Amount                                            $   2,697  (6)
MRP Purchases                                    M                   4.00%
MRP Expense                                                     $     539
------------------------------------------------------------------------------------
Foundation Amount                                               $      --  (7)
Foundation Amount                                F                   0.00% 0.00%
Foundation Opportunity Cost                                     $      --
Tax Benefit                                      Z              $      --  (8)
------------------------------------------------------------------------------------
Tax Rate                                        TAX                 37.65%
------------------------------------------------------------------------------------
Percentage Sold                                 PCT                 51.86%
------------------------------------------------------------------------------------
Amount to be issued to Public                                   $  67,418  (9)
------------------------------------------------------------------------------------
Earnings Multiple (1 if stub period, 0 if full twelve months)           6          1
------------------------------------------------------------------------------------

(1)      Net income for the 6 months ended June 30, 1998.
(2) Net Return assumes a reinvestment rate of 5.41 percent (the 1 year Treasury at June 30, 1998), and a tax rate of 38%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4)      Includes Stock from ESOP and MRP.
(5)      Assumes ESOP is amortized straight line over 15 years.
(6)      Assumes MRP is amortized straight line over 5 years.
(7)      Not applicable.
(8)      Not Applicable.
(9)      The amount to be offered to public.

                                                                      EXHIBIT 12
                                                     Stub Period - No Foundation

                              PRO FORMA CALCULATION

Calculation of Estimated Value (V) at Midpoint Value

3. V=             P/E*Y                        =                 $130,000,000
                  -----
         1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2. V=             P/B*(B+Z)                    =                 $130,000,000
                  ---------
         1-P/B*PCT*(1-X-E-M-F)

1. V=             P/A*A                        =                 $130,000,000
                  -----
         1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

                                 Total Shares        Price             Total
Conclusion                          Shares         Per Share           Value
                                    ------         ---------           -----
Appraised Value - Midpoint        13,000,000      $         10      $130,000,000

Range:
  - Minimum                       11,050,000      $         10       110,500,000
  - Maximum                       14,950,000                10       149,500,000
  - Super Maximum                 17,192,500                10       171,925,000

                                                                     PRE FOUNDATION
                                          ---------------------------------------------------------------------
                                                                     Appraised Value
                                          ---------------------------------------------------------------------
Conclusion                                  Minimum            Midpoint           Maximum          SuperMaximum*
                                          ---------------------------------------------------------------------
 Total Shares                                11,050,000         13,000,000         14,950,000         17,192,500
 Price per Share                           $         10       $         10       $         10       $         10
 Full Conversion Value                     $110,500,000       $130,000,000       $149,500,000       $171,925,000
 Exchange Shares                              5,319,341          6,258,223          7,196,857          8,276,324
 Exchange Percent                                 48.14%             48.14%             48.14%             48.14%
 Conversion Shares                            5,730,659          6,741,777          7,753,143          8,916,176
 Conversion Percent                               51.86%             51.86%             51.86%             51.86%
 Gross Proceeds                            $ 57,306,590       $ 67,417,770       $ 77,531,430       $ 89,161,760
 Exchange Value                            $ 53,193,410       $ 62,582,230       $ 71,968,570       $ 82,763,240
 Exchange Ratio                                  2.1416             2.5196             2.8975             3.3321
                                          ---------------------------------------------------------------------

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

                                                                      EXHIBIT 12

                                                     Stub Period - No Foundation

                                                         PROFORMA EFFECT OF CONVERSION PROCEEDS
                                                                   AS OF JUNE 30, 1998
                                                                  (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                            Minimum            Midpoint           Maximum            SuperMax
                                          ---------------------------------------------------------------------
--------------------------------
Conversion Proceeds
--------------------------------
Total Shares Offered                        11,050,000         13,000,000         14,950,000         17,192,500
Conversion Shares Offered                    5,730,659          6,741,777          7,753,143          8,916,176
Price Per Share                           $         10       $         10       $         10       $         10
                                          ---------------------------------------------------------------------
Gross Proceeds                            $     57,307       $     67,418       $     77,531       $     89,162
Plus: Value issued to Foundation     (9)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro Forma Market Capitalization                 57,307             67,418             77,531             89,162
                                          =====================================================================
Gross Proceeds                                  57,307             67,418             77,531             89,162
Less:  Est. Conversion Expenses                  1,456              1,526              1,596              1,676
Less:  Cash issued to Foundation                    --                 --                 --                 --
                                          ---------------------------------------------------------------------
Net Proceeds                              $     55,851       $     65,892       $     75,935       $     87,486
                                          =====================================================================
-------------------------------
Estimated Income from Proceeds
-------------------------------
Net Conversion Proceeds                   $     55,851       $     65,892       $     75,935       $     87,486
Less:  ESOP Adjustment               (3)         4,585              5,393              6,202              7,133
Less:  MRP Adjustment                (3)         2,292              2,697              3,101              3,566
                                          ---------------------------------------------------------------------
Net Proceeds Reinvested                   $     48,974       $     57,802       $     66,632       $     76,787
Estimated Incremental Rate of Return              3.37%              3.37%              3.37%              3.37%
                                          ---------------------------------------------------------------------
Estimated Incremental Return              $        825       $        974       $      1,123       $      1,294
Less:  Cost of ESOP                  (4)            --                 --                 --                 --
Less:  Amortization of ESOP          (7)            95                112                129                148
Less:  MRP Adjustment                (7)           143                168                193                222
                                          ---------------------------------------------------------------------
Pro-forma Net Income                               587                694                801                924
Earnings Before Conversion                       2,511              2,511              2,511              2,511
                                          ---------------------------------------------------------------------
Earnings Excluding Adjustment                    3,098              3,205              3,312              3,435
Earnings Adjustment                  (6)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Earnings After Conversion                 $      3,098       $      3,205       $      3,312       $      3,435
                                          ---------------------------------------------------------------------

                                                                      EXHIBIT 12

                                                     Stub Period - No Foundation

                                                         PROFORMA EFFECT OF CONVERSION PROCEEDS
                                                                   AS OF JUNE 30, 1998
                                                                  (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                            Minimum            Midpoint           Maximum            SuperMax
                                          ---------------------------------------------------------------------
-------------------------------
Pro-forma Net Worth
-------------------------------
Net Worth at June 30, 1998                $     83,078       $     83,078       $     83,078       $     83,078
Net Conversion Proceeds                         55,851             65,892             75,935             87,486
Plus: MHC Adjustment                 (7)           200                200                200                200
Plus:  After tax Foundation Contribution            --                 --                 --                 --
Less:  ESOP Adjustment               (1)        (4,585)            (5,393)            (6,202)            (7,133)
Less:  MRP Adjustment                (2)        (2,292)            (2,697)            (3,101)            (3,566)
                                          ---------------------------------------------------------------------
Pro-forma Net Worth                       $    132,252       $    141,080       $    149,910       $    160,065

-------------------------------
Pro-forma Tangible Net Worth
-------------------------------
Pro-forma Net Worth                       $    132,252       $    141,080       $    149,910       $    160,065
Less:  Intangible                    (5)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro-forma Tangible Net Worth              $    132,252       $    141,080       $    149,910       $    160,065

-------------------------------
Pro-forma Assets
-------------------------------
Total Assets at June 30, 1998             $    765,488       $    765,488       $    765,488       $    765,488
Net Conversion Proceeds                         55,851             65,892             75,935             87,486
Plus: MHC Adjustment                 (7)           200                200                200                200
Plus:  Tax Benefit of Foundation                    --                 --                 --                 --
Less:  ESOP Adjustment               (1)        (4,585)            (5,393)            (6,202)            (7,133)
Less:  MRP Adjustment                (2)        (2,292)            (2,697)            (3,101)            (3,566)
                                          ---------------------------------------------------------------------
Pro-forma Assets Excluding Adjustment          814,662            823,490            832,320            842,475
Plus:  Adjustment                    (6)            --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro-forma Total Assets                    $    814,662       $    823,490       $    832,320       $    842,475
                                          ---------------------------------------------------------------------
-------------------------------
Stockholder's Equity Per Share
-------------------------------
Net Worth at June 30, 1998                $       7.52       $       6.39       $       5.56       $       4.83
Estimated Net Proceeds                            5.05               5.07               5.08               5.09
Plus: MHC Adjustment                              0.02               0.02               0.01               0.01
Plus:  Foundation Contribution                      --                 --                 --                 --
Less:  ESOP Stock                                (0.41)             (0.41)             (0.41)             (0.41)
Less:  MRP Stock                                 (0.21)             (0.21)             (0.21)             (0.21)
                                          ---------------------------------------------------------------------
Pro-forma Net Worth Per Share                    11.97              10.86              10.03               9.31
Less:  Intangible                                   --                 --                 --                 --
                                          ---------------------------------------------------------------------
Pro-forma Tangible Net Worth Per Share    $      11.97       $      10.86       $      10.03       $       9.31
                                          ---------------------------------------------------------------------

                                                                      EXHIBIT 12
                                                     Stub Period - No Foundation

                                                         PROFORMA EFFECT OF CONVERSION PROCEEDS
                                                                   AS OF JUNE 30, 1998
                                                                  (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                            Minimum            Midpoint           Maximum            SuperMax
                                          ---------------------------------------------------------------------
--------------------------------
Net Earnings Per Share
--------------------------------
Historical Earnings Per Share        (8)  $       0.24       $       0.20       $       0.18       $       0.15
Incremental return Per Share         (8)          0.08               0.08               0.08               0.08
ESOP Adjustment Per Share            (8)         (0.01)             (0.01)             (0.01)             (0.01)
MRP Adjustment Per Share             (8)         (0.01)             (0.01)             (0.01)             (0.01)
Normalizing Adjustment Per Share                    --                 --                 --                 --
                                          ---------------------------------------------------------------------
Proforma Earnings Per Share          (8)  $       0.30       $       0.26       $       0.24       $       0.21
--------------------------------
Shares Utilized
--------------------------------

Shares Utilized                                 10,453             12,299             14,144             16,266

--------------------------------
Pro-forma Ratios
--------------------------------
Price/EPS without Adjustment                     16.67              19.23              20.83              23.81
Price/EPS with Adjustment                        16.67              19.23              20.83              23.81
Price/Book Value per Share                       83.54%             92.08%             99.70%            107.41%
Price/Tangible Book Value                        83.54%             92.08%             99.70%            107.41%
Market Value/Assets                              13.56%             15.79%             17.96%             20.41%
                                          ---------------------------------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)      Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)      Not applicable.
(6)      Not applicable.
(7) ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 38%.
(8)      All EPS computations are done in accordance with SOP 93-6.
(9)      Not applicable.

                                                                      EXHIBIT 12
                                                     Stub Period - No Foundation

--------------------
Expense Calculations
--------------------
Total Shares Offered                             5,731               6,742               7,753               8,916
Price Per Share                           $         10        $         10        $         10        $         10
                                          ------------------------------------------------------------------------
Gross Proceeds                            $     57,307        $     67,418        $     77,531        $     89,162
Estimated Insider Purchases                       (216)               (216)               (216)               (216)
ESOP Purchases                                  (4,585)             (5,393)             (6,202)             (7,133)
                                          ------------------------------------------------------------------------
Proceeds to Base Fee On                   $     52,506        $     61,809        $     71,113        $     81,813
Underwriters Percentage                           0.75%               0.75%               0.75%               0.75%
                                          ------------------------------------------------------------------------
Underwriters Fee                          $        394        $        464        $        534        $        614
Advisory Fee                                        --                  --                  --                  --
                                          ------------------------------------------------------------------------
Total Underwriters Fee                             394                 464                 534                 614
All Other Expenses                               1,062               1,062               1,062               1,062
                                          ------------------------------------------------------------------------
Total Expense                             $      1,456        $      1,526        $      1,596        $      1,676

-------------------
Shares Calculations
-------------------
Shares Outstanding                              11,050              13,000              14,950              17,193
Less:  New ESOP Adjustment                         459                 539                 620                 713
Less:  Old ESOP Adjustment           (1)           182                 214                 246                 283
Plus:  New SOP 93-6 ESOP Shares      (2)            15                  18                  21                  24
Plus:  Old SOP 93-6 ESOP Shares      (2)            29                  34                  39                  45
                                          ------------------------------------------------------------------------
Shares for all EPS Calculations                 10,453              12,299              14,144              16,266
                                          ========================================================================
                                            10,454,240          12,299,114          14,143,977          16,265,570

                                                                     POST FOUNDATION
                                          ------------------------------------------------------------------------
                                                                     Appraised Value
                                          ------------------------------------------------------------------------
Conclusion                                  Minimum             Midpoint            Maximum           SuperMaximum
                                          ------------------------------------------------------------------------
 Shares Issued and Exchanged                 11,050,000          13,000,000          14,950,000          17,192,500
 Price per Share                           $         10        $         10        $         10        $         10
 Shares Issued to Foundation                         --                  --                  --                  --
 Total Shares                                11,050,000          13,000,000          14,950,000          17,192,500
 Exchange Shares                              5,319,341           6,258,223           7,196,857           8,276,324
 Conversion Shares                            5,730,659           6,741,777           7,753,143           8,916,176
 Implied Exhange Ratio                           2.1416              2.5196              2.8975              3.3321
 Gross Proceeds                            $ 57,306,590        $ 67,417,770        $ 77,531,430        $ 89,161,760
 Exchange Value                            $ 53,193,410        $ 62,582,230        $ 71,968,570        $ 82,763,240
                                          ------------------------------------------------------------------------

                                                                      EXHIBIT 12

                                                     Stub Period - No Foundation

------------
MRP Dilution
------------------------------------------------------------------------------------------------------------------
Shares Outstanding                          11,050,000          13,000,000          14,950,000          17,192,500
Less:  New ESOP Adjustment                     458,453             539,342             620,251             713,294
Less:  Old ESOP Adjustment                     182,000             214,000             246,000             283,000
Plus:  New MRP issued                (1)       442,000             520,000             598,000             687,700
Plus:  New SOP 93-6 ESOP Shares      (2)        15,282              17,978              20,675              23,776
Plus:  Old SOP 93-6 ESOP Shares                 29,000              34,000              39,000              45,000
                                     (2)
Shares for all EPS Calculations             10,895,829          12,818,636          14,741,424          16,952,682
EPS                                       $       0.29        $       0.25        $       0.23        $       0.21

BV/Share                                  $      11.51        $      10.43        $       9.64        $       8.95
Voting Dilution                                   4.24%               4.23%               4.22%               4.22%
------------------------------------------------------------------------------------------------------------------

---------------
Option Dilution
------------------------------------------------------------------------------------------------------------------
Shares Outstanding                          11,050,000          13,000,000          14,950,000          17,192,500
Less:  New ESOP Adjustment                     458,453             539,342             620,251             713,294
Less:  Old ESOP Adjustment                     182,000             214,000             246,000             283,000
Plus:  Options(1)                              573,066             674,178             775,314             891,618
Plus:  New SOP 93-6 ESOP Shares(2)              15,282              17,978              20,675              23,776
Plus:  Old SOP 93-6 ESOP Shares                 29,000              34,000              39,000              45,000
                               (2)
Shares for all EPS Calculations             11,026,895          12,972,814          14,918,738          17,156,600
EPS                                       $       0.28        $       0.25        $       0.22        $       0.20

BV/Share                                  $      11.87        $      10.81        $      10.03        $       9.34
Voting Dilution                                   5.49%               5.48%               5.48%               5.48%

------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT 13

                                              Offering Circular - No Foundation



                      COMMUNITY SAVINGS BANKSHARES, INC.
                PRO-FORMA ANALYSIS SHEET - TWELVE MONTHS ENDED
                               DECEMBER 31, 1997
                               INCLUDES SOP 93-6


                                         ------------------------------------------------------------------------------------------
                                              Bank                Comparables                 State                  National
                                         ------------------------------------------------------------------------------------------
                                                               Mean     Median          Mean     Median         Mean     Median
                                                               ----     ------          ----     ------         ----     ------
                                     Min         16.13
Price-Earnings Ratio P/E             Mid         18.52         17.47      17.76          26.22    24.05          20.85    17.73
                                     Max         20.41
                                     Smax        22.73

                                     Min         84.75%
Price-to-Book Ratio P/B              Mid         93.28%       148.75%    155.30%        173.46%  165.33%        150.25%  133.33%
                                     Max        100.91%
                                     Smax       108.58%

                                     Min         84.75%
Price-to-Tangible Book Ratio P/TB    Mid         93.28%       154.38%    157.44%        183.92%  172.53%        156.31%  136.35%
                                     Max        100.91%
                                     Smax       108.58%

                                     Min         14.36%
Price-to-Assets Ratio P/A            Mid         16.71%        14.95%     15.62%         16.73%   12.08%         18.10%   16.71%
                                     Max         19.00%
                                     Smax        21.57%

                                                                     EXHIBIT 13

                                              Offering Circular - No Foundation



Valuation Parameters
--------------------------------------------------------------------------------------
Prior Twelve Mos. Earning Base         Y
Period Ended December 31, 1997                                      $  5,356 (1)
--------------------------------------------------------------------------------------
Pre-Conversion Book Value              B
As of December 31, 1997                                             $ 81,259
--------------------------------------------------------------------------------------
Pre-Conversion Assets                  A
As of December 31, 1997                                             $720,133
--------------------------------------------------------------------------------------
Return on Money                        R                                3.37%(2)
--------------------------------------------------------------------------------------
Conversion Expenses                                                 $  1,526
                                       X                                1.17%(3)
--------------------------------------------------------------------------------------
Proceeds Not Invested                                               $  8,090 (4)
--------------------------------------------------------------------------------------
Estimated ESOP Borrowings                                           $  5,393
ESOP Purchases                         E                                8.00%(5)
Cost of ESOP Borrowings                                             $    360 (5)
Cost of ESOP Borrowings                S                                0.00%(5)
Amort of ESOP Borrowings               T                                    15 Years
--------------------------------------------------------------------------------------
Amort of MRP Amount                    N                                     5 Years
Estimated MRP Amount                                                $  2,697 (6)
MRP Purchases                          M                                4.00%
MRP Expense                                                         $    539
---------------------------------------------------------------------------------------
Foundation Amount                                                   $     -- (7)
Foundation Amount                      F                                0.00% 0.00%
Foundation Opportunity Cost                                         $     --
Tax Benefit                            Z                            $     -- (8)
---------------------------------------------------------------------------------------
Tax Rate                              TAX                              37.65%
---------------------------------------------------------------------------------------
Percentage Sold                       PCT                              51.86%
---------------------------------------------------------------------------------------
Amount to be issued to Public                                       $ 67,418 (9)
---------------------------------------------------------------------------------------
Earnings Multiple (1 if stub period, 0 if full twelve months)             12          0
---------------------------------------------------------------------------------------

---------------

(1) Net income for the twelve months ended December 31, 1997.
(2) Net Return assumes a reinvestment rate of 5.41 percent (the 1 year Treasury at June 30, 1998), and a tax rate of 38%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4) Includes Stock from ESOP and MRP.
(5) Assumes ESOP is amortized straight line over 15 years.
(6) Assumes MRP is amortized straight line over 5 years.
(7) Not applicable.
(8) Not Applicable.
(9) The amount to be offered to public.

                                                                     EXHIBIT 13

                                              Offering Circular - No Foundation



                             PRO FORMA CALCULATION


Calculation of Estimated Value (V) at Midpoint Value

3. V=      P/E*Y                       =                           $130,000,000
           -----
   1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2. V=      P/B*(B+Z)                   =                           $130,000,000
           ---------
   1-P/B*PCT*(1-X-E-M-F)

1. V=      P/A*A                       =                           $130,000,000
           -----
   1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

                                  Total Shares        Price             Total
Conclusion                          Shares          Per Share           Value
----------                          ------          ---------           -----

Appraised Value - Midpoint          13,000,000      $      10      $ 130,000,000

Range:
  - Minimum                         11,050,000      $      10        110,500,000
  - Maximum                         14,950,000             10        149,500,000
  - Super Maximum                   17,192,500             10        171,925,000


                                                           PRE FOUNDATION
                              ------------------------------------------------------------------
                                                           Appraised Value
                              ------------------------------------------------------------------
Conclusion                             Minimum      Midpoint         Maximum      SuperMaximum*
                              ------------------------------------------------------------------
 Total Shares                        11,050,000      13,000,000     14,950,000      17,192,500
 Price per Share                  $          10   $          10   $         10    $         10
 Full Conversion Value            $ 110,500,000   $ 130,000,000   $149,500,000    $171,925,000
 Exchange Shares                      5,319,341       6,258,223      7,196,857       8,276,324
 Exchange Percent                         48.14%          48.14%         48.14%          48.14%
 Conversion Shares                    5,730,659       6,741,777      7,753,143       8,916,176
 Conversion Percent                       51.86%          51.86%         51.86%          51.86%
 Gross Proceeds                   $  57,306,590   $  67,417,770   $ 77,531,430    $ 89,161,760
 Exchange Value                   $  53,193,410   $  62,582,230   $ 71,968,570    $ 82,763,240
 Exchange Ratio                          2.1416          2.5196         2.8975          3.3321
                              -------------------------------------------------------------------


* SuperMaximum is an overallotment option that is 15% above the maximum amount.

                                                                     EXHIBIT 13

                                              Offering Circular - No Foundation



                    PROFORMA EFFECT OF CONVERSION PROCEEDS
                            AS OF DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)


-----------------------------------         ----------------------------------------------------------------------------
Conversion Proceeds                                Minimum            Midpoint           Maximum             SuperMax
-----------------------------------         ----------------------------------------------------------------------------
Total Shares Offered                               11,050,000          3,000,000          14,950,000          17,192,500
Conversion Shares Offered                           5,730,659          6,741,777           7,753,143           8,916,176
Price Per Share                                   $        10        $        10         $        10         $        10
                                            ----------------------------------------------------------------------------
Gross Proceeds                                    $    57,307        $    67,418         $    77,531         $    89,162
Plus: Value issued to Foundation       (9)                 --                 --                  --                  --
                                            ----------------------------------------------------------------------------
Pro Forma Market Capitalization                        57,307             67,418              77,531              89,162
                                            ============================================================================
Gross Proceeds                                         57,307             67,418              77,531              89,162
Less:  Est. Conversion Expenses                         1,456              1,526               1,596               1,676
Less:  Cash issued to Foundation                           --                 --                  --                  --
                                            ----------------------------------------------------------------------------
Net Proceeds                                      $    55,851        $    65,892         $    75,935         $    87,486
                                            ============================================================================

-----------------------------------
Estimated Income from Proceeds
-----------------------------------

Net Conversion Proceeds                           $    55,851        $    65,892         $    75,935         $    87,486
Less:  ESOP Adjustment                 (3)              4,585              5,393               6,202               7,133
Less:  MRP Adjustment                  (3)              2,292              2,697               3,101               3,566
                                            ----------------------------------------------------------------------------
Net Proceeds Reinvested                           $    48,974        $    57,802         $    66,632         $    76,787
Estimated Incremental Rate of Return                     3.37%              3.37%               3.37%               3.37%
                                            ----------------------------------------------------------------------------
Estimated Incremental Return                      $     1,650        $     1,948         $     2,245         $     2,588
Less:  Cost of ESOP                    (4)                 --                 --                  --                  --
Less:  Amortization of ESOP            (7)                191                224                 258                 296
Less:  MRP Adjustment                  (7)                286                336                 387                 445
                                            ----------------------------------------------------------------------------
Pro-forma Net Income                                    1,173              1,388               1,600               1,847
Earnings Before Conversion                              5,356              5,356               5,356               5,356
                                            ----------------------------------------------------------------------------
Earnings Excluding Adjustment                           6,529              6,744               6,956               7,203
Earnings Adjustment                    (6)                 --                 --                  --                  --
                                            ----------------------------------------------------------------------------
Earnings After Conversion                         $     6,529        $     6,744         $     6,956         $     7,203
                                            ----------------------------------------------------------------------------

                                                                     EXHIBIT 13

                                              Offering Circular - No Foundation



                    PROFORMA EFFECT OF CONVERSION PROCEEDS
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

-----------------------------------              ---------------------------------------------------------------------
Pro-forma Net Worth                                  Minimum          Midpoint           Maximum             SuperMax
-----------------------------------              ---------------------------------------------------------------------
Net Worth at December 31, 1997                      $  81,259        $   81,259           $  81,259          $  81,259
Net Conversion Proceeds                                55,851            65,892              75,935             87,486
Plus:  MHC Adjustment                       (7)           200               200                 200                200
Plus:  After tax Foundation Contribution                   --                -                   --                 --
Less:  ESOP Adjustment                      (1)        (4,585)           (5,393)             (6,202)            (7,133)
Less:  MRP Adjustment                       (2)        (2,292)           (2,697)             (3,101)            (3,566)
                                                 ---------------------------------------------------------------------
Pro-forma Net Worth                                 $ 130,433        $  139,261           $ 148,091          $ 158,246
-----------------------------------
Pro-forma Tangible Net Worth
-----------------------------------
Pro-forma Net Worth                                 $ 130,433        $  139,261           $ 148,091          $ 158,246
Less:  Intangible                           (5)            --                --                  --                 --
                                                 ---------------------------------------------------------------------
Pro-forma Tangible Net Worth                        $ 130,433        $  139,261           $ 148,091          $ 158,246
-----------------------------------
Pro-forma Assets
-----------------------------------
Total Assets at December 31, 1997                   $ 720,133        $  720,133           $ 720,133          $ 720,133
Net Conversion Proceeds                                55,851            65,892              75,935             87,486
Plus:  MHC Adjustment                       (7)           200               200                 200                200
Plus:  Tax Benefit of Foundation                           --                --                  --                 --
Less:  ESOP Adjustment                      (1)        (4,585)           (5,393)             (6,202)            (7,133)
Less:  MRP Adjustment                       (2)        (2,292)           (2,697)             (3,101)            (3,566)
                                                 ---------------------------------------------------------------------
Pro-forma Assets Excluding Adjustment                 769,307           778,135             786,965            797,120
Plus:  Adjustment                           (6)            --                --                  --                 --
                                                 ---------------------------------------------------------------------
Pro-forma Total Assets                              $ 769,307        $  778,135           $ 786,965          $ 797,120
                                                 ---------------------------------------------------------------------
-----------------------------------
Stockholder's Equity Per Share
-----------------------------------
Net Worth at December 31, 1997                      $    7.35        $     6.25           $    5.44          $    4.73
Estimated Net Proceeds                                   5.05              5.07                5.08               5.09
Plus:  MHC Adjustment                                    0.02              0.02                0.01               0.01
Plus:  Foundation Contribution                             --                --                  --                 --
Less:  ESOP Stock                                       (0.41)            (0.41)              (0.41)             (0.41)
Less:  MRP Stock                                        (0.21)            (0.21)              (0.21)             (0.21)
                                                 ---------------------------------------------------------------------
Pro-forma Net Worth Per Share                           11.80             10.72                9.91               9.21
Less:  Intangible                                          --                --                  --                 --
                                                 ---------------------------------------------------------------------
Pro-forma Tangible Net Worth Per Share                $ 11.80        $    10.72           $    9.91          $    9.21
                                                 ---------------------------------------------------------------------

                                                                      EXHIBIT 13
                                               Offering Circular - No Foundation

                     PROFORMA EFFECT OF CONVERSION PROCEEDS
                             AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                          ------------------------------------------------------------------------
                                             Minimum            Midpoint             Maximum            SuperMax
                                          ------------------------------------------------------------------------
------------------------------
Net Earnings Per Share
------------------------------
Historical Earnings Per Share        (8)  $       0.51        $       0.43        $       0.38        $       0.33
Incremental return Per Share         (8)          0.16                0.16                0.16                0.16
ESOP Adjustment Per Share            (8)         (0.02)              (0.02)              (0.02)              (0.02)
MRP Adjustment Per Share             (8)         (0.03)              (0.03)              (0.03)              (0.03)
Normalizing Adjustment Per Share                    --                  --                  --                  --
                                          ------------------------------------------------------------------------
Proforma Earnings Per Share          (8)  $       0.62        $       0.54        $       0.49        $       0.44

-----------------------------
Shares Utilized
-----------------------------

Shares Utilized                                 10,469              12,318              14,165              16,291

-----------------------------
Pro-forma Ratios
-----------------------------

Price/EPS without Adjustment                     16.13               18.52               20.41               22.73
Price/EPS with Adjustment                        16.13               18.52               20.41               22.73
Price/Book Value per Share                       84.75%              93.28%             100.91%             108.58%
Price/Tangible Book Value                        84.75%              93.28%             100.91%             108.58%
Market Value/Assets                              14.36%              16.71%              19.00%              21.57%
                                          ------------------------------------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)      Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)      Not applicable.
(6)      Not applicable.
(7) ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 38%.
(8)      All EPS computations are done in accordance with SOP 93-6.
(9)      Not applicable.

                                                                      EXHIBIT 13
                                               Offering Circular - No Foundation

-----------------------------
Expense Calculations
-----------------------------
Total Shares Offered                             5,731               6,742               7,753               8,916
Price Per Share                           $         10        $         10        $         10        $         10
                                          ------------------------------------------------------------------------
Gross Proceeds                            $     57,307        $     67,418        $     77,531        $     89,162
Estimated Insider Purchases                       (216)               (216)               (216)               (216)
ESOP Purchases                                  (4,585)             (5,393)             (6,202)             (7,133)
                                          ------------------------------------------------------------------------
Proceeds to Base Fee On                   $     52,506        $     61,809        $     71,113        $     81,813
Underwriters Percentage                           0.75%               0.75%               0.75%               0.75%
                                          ------------------------------------------------------------------------
Underwriters Fee                          $        394        $        464        $        534        $        614
Advisory Fee                                        --                  --                  --                  --
                                          ------------------------------------------------------------------------
Total Underwriters Fee                             394                 464                 534                 614
All Other Expenses                               1,062               1,062               1,062               1,062
                                          ------------------------------------------------------------------------
Total Expense                             $      1,456        $      1,526        $      1,596        $      1,676
-----------------------------
Shares Calculations
-----------------------------
Shares Outstanding                              11,050              13,000              14,950              17,193
Less:  New ESOP Adjustment                         459                 539                 620                 713
Less:  Old ESOP Adjustment           (1)           211                 248                 285                 328
Plus:  New SOP 93-6 ESOP Shares      (2)            31                  36                  41                  48
Plus:  Old SOP 93-6 ESOP Shares      (2)            58                  69                  79                  91
                                          ------------------------------------------------------------------------
Shares for all EPS Calculations                 10,469              12,318              14,165              16,291
                                          ========================================================================
                                            10,469,522          12,317,092          14,164,652          16,289,347

                                                                 POST FOUNDATION
                                          ------------------------------------------------------------------------
                                                                 Appraised Value
                                          ------------------------------------------------------------------------
Conclusion                                  Minimum             Midpoint            Maximum           SuperMaximum
                                          ------------------------------------------------------------------------
  Shares Issued and Exchanged               11,050,000          13,000,000          14,950,000          17,192,500
  Price per Share                         $         10        $         10        $         10        $         10
  Shares Issued to Foundation                       --                  --                  --                  --
  Total Shares                              11,050,000          13,000,000          14,950,000          17,192,500
  Exchange Shares                            5,319,341           6,258,223           7,196,857           8,276,324
  Conversion Shares                          5,730,659           6,741,777           7,753,143           8,916,176
  Implied Exhange Ratio                         2.1416              2.5196              2.8975              3.3321
  Gross Proceeds                          $ 57,306,590        $ 67,417,770        $ 77,531,430        $ 89,161,760
  Exchange Value                          $ 53,193,410        $ 62,582,230        $ 71,968,570        $ 82,763,240
                                         -------------------------------------------------------------------------

                                                                      EXHIBIT 13

                                               Offering Circular - No Foundation

MRP Dilution
------------------------------------------------------------------------------------------------------------------
Shares Outstanding                          11,050,000          13,000,000          14,950,000          17,192,500
Less:  New ESOP Adjustment                     458,453             539,342             620,251             713,294
Less:  Old ESOP Adjustment                     211,000             248,000             285,000             328,000
Plus:  New MRP issued                (1)       442,000             520,000             598,000             687,700
Plus:  New SOP 93-6 ESOP Shares      (2)        30,564              35,956              41,350              47,553
Plus:  Old SOP 93-6 ESOP Shares                 58,000              69,000              79,000              91,000
                                     (2)
Shares for all EPS Calculations             10,911,111          12,837,614          14,763,099          16,977,459
EPS                                       $       0.61        $       0.53        $       0.48        $       0.43

BV/Share                                  $      11.35        $      10.30        $       9.52        $       8.85
Voting Dilution                                   4.22%               4.22%               4.22%               4.22%
------------------------------------------------------------------------------------------------------------------

Option Dilution
------------------------------------------------------------------------------------------------------------------
Shares Outstanding                          11,050,000          13,000,000          14,950,000          17,192,500
Less:  New ESOP Adjustment                     458,453             539,342             620,251             713,294
Less:  Old ESOP Adjustment                     211,000             248,000             285,000             328,000
Plus:  Options                       (1)       573,066             674,178             775,314             891,618
Plus:  New SOP 93-6 ESOP Shares      (2)        30,564              35,956              41,350              47,553
Plus:  Old SOP 93-6 ESOP Shares                 58,000              69,000              79,000              91,000
                                     (2)
Shares for all EPS Calculations             11,042,177          12,991,792          14,940,413          17,181,377
EPS                                       $       0.59        $       0.52        $       0.47        $       0.42

BV/Share                                  $      11.71        $      10.68        $       9.91        $       9.24
Voting Dilution                                   5.47%               5.47%               5.47%               5.47%

------------------------------------------------------------------------------------------------------------------


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